As filed with the Securities and Exchange Commission on August 25, 2005
Registration No. 333 -

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form F-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________
Companhia Siderúrgica Belgo-Mineira
(Exact name of Registrant as specified in its charter)
Belgo-Mineira Steel Company
(Translation of Registrant’s name into English)

Federative Republic of Brazil	3310	Not Applicable
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

Av. Carandaí, 1,115, 26º andar
30130-915 – Belo Horizonte, MG, Brazil
55-31-3219-1348
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

National Registered Agents, Inc.
875 Avenue of the Americas, Suite 501
New York, NY 10001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Andrew Béla Jánszky, Esq.
Shearman & Sterling LLP
Av. Brig. Faria Lima, 3400
04538 132 São Paulo-SP, Brazil

Approximate date of commencement of proposed offer to the public: As soon as practicable after this registration statement becomes effective.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

CALCULATION OF REGISTRATION FEE
		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)	1,000 Shares(2)	Price(3)	Registration Fee

Common shares, no par
value	631,911,540	U.S.$496.51	U.S.$313,754,116.82	U.S.$36,928.36

(1)
Represents the maximum number of common shares of Companhia Siderúrgica Belgo-Mineira, or Belgo, issuable upon completion of the merger of shares, as described in the accompanying prospectus, calculated in accordance with (a) the exchange ratio of one common share of Belgo to be exchanged for every 9.32 common shares of Companhia Siderúrgica de Tubarão, or CST, held directly by a U.S. resident, (b) the exchange ratio of one common share of Belgo to be exchanged for every 9.32 preferred shares of CST, held directly by a U.S. resident, and (c) the exchange ratio of one common share of Belgo to be exchanged for every 0.00932 ADRs of CST held directly by a U.S. resident, in each case in connection with the merger of shares described in the accompanying prospectus and based on a valuation report prepared by a financial institution agreed to by the board of directors of both Belgo and CST. The securities to be issued in connection with the merger of shares outside the United States to non-U.S. residents are not registered under this registration statement.

(2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933 and computed pursuant to Rules 457(f) and 457(c), the proposed maximum offering price per 1,000 shares is equal to the proposed maximum offering price divided by the amount to be registered.

(3)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933 and computed pursuant to Rules 457(f) and 457(c), the proposed maximum aggregate offering price is equal to the sum of (a) the product of (i) US$ 53.95, the average of the high and low sale prices per 1,000 CST common shares as reported on the São Paulo Stock Exchange on August 23, 2005, converted into U.S. dollars at the Central Bank PTAX exchange rate on such date and (ii) 981,350,638, the number of CST common shares estimated to be held by persons located in the United States; and (b) the product of (i) US$ 53.14, the average of the high and low sale prices per 1,000 CST preferred shares as reported on the São Paulo Stock Exchange on August 23, 2005, converted into U.S. dollars at the Central Bank PTAX exchange rate on such date and (ii) 4,627,796,515, the number of CST preferred shares estimated to be held by persons located in the United States; and (c) the product of (i) US$ 53.14, average price of the high and low prices per American Depositary Share of CST based on what was reported on the São Paulo Stock Exchange on August 23, 2005 and (ii) 280,295.400, the number of CST ADSs outstanding as of August 23, 2005. Each CST ADS represents 1,000 CST preferred shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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COMPANHIA SIDERÚRGICA BELGO-MINEIRA

     Companhia Siderúrgica Belgo-Mineira, or Belgo, has proposed an incorporação de ações under Brazilian law, or a merger of shares, of Companhia Siderúrgica de Tubarão, or CST, with Belgo. Belgo and CST are major Brazilian steel manufacturers. If the merger of shares is approved:

  CST will become a wholly owned subsidiary of Belgo;
  holders of American Depositary Receipts, or ADRs, of CST will receive one common share of Belgo for every 0.00932 CST ADRs they hold upon surrender of the CST ADRs to, and cancellation of such CST ADRs by, the depositary. CST ADRs evidence American Depositary Shares, or CST ADSs. Each CST ADS represents 1,000 preferred shares of CST deposited with the custodian for the depositary in Brazil;
  holders of preferred shares of CST will automatically receive one common share of Belgo for every 9.32 CST preferred shares they hold without any action by these holders; and
  holders of common shares of CST will automatically receive one common share of Belgo for every 9.32 CST common shares they hold without any action by these holders.

     Holders of common shares and preferred shares of CST may exercise appraisal rights under certain conditions and in accordance with certain procedures. See “The Merger of Shares–Merger of Shares–Appraisal Rights.” Holders of CST ADRs will be required to surrender their CST ADRs to the depositary for cancellation and become holders of CST preferred shares before they can seek appraisal rights as preferred shareholders of CST. See “Specific Considerations for Holders of CST ADRs.”

     Under Brazilian Corporate Law, if management of either CST or Belgo believes that the value of appraisal rights exercised may put at risk the financial stability of their respective companies, the management may call a general meeting of shareholders to reconsider the merger of shares.

     The merger of shares must be approved by holders of more than 50% of the outstanding common shares of CST and by holders of more than 50% of the common shares of Belgo present at the respective general shareholders’ meetings. The extraordinary shareholders’ meetings of both companies are scheduled to occur on September 12, 2005. Belgo expects the merger of shares to be approved because:

  Arcelor, which holds 94.7% of CST’s common shares, has informed Belgo that it will vote the common shares of CST it holds in favor of the merger of shares; and
  Arcelor, which holds 68.7% of Belgo’s common shares, has informed Belgo that it will vote the common shares of Belgo it holds in favor of the merger of shares.

     Holders of preferred shares and CST ADRs do not have the right to vote on the merger of shares, except as to the selection of the financial institution producing the valuation report relating to the economic value of the appraisal rights described in this prospectus. Holders of CST ADRs may vote on this matter only by providing voting instructions to the ADRs depositary, which will represent CST ADR holders at CST general shareholders' meeting.

      The Belgo common shares to be received by holders of CST common shares, preferred shares and ADRs will be listed on the São Paulo Stock Exchange (Bolsa de Valores de São Paulo), or BOVESPA.

      This prospectus has been prepared for those holders of CST common shares, preferred shares and ADRs who must receive this prospectus under applicable U.S. securities laws. Belgo and CST are not asking you for a proxy and you are requested not to send Belgo or CST a proxy.

     You should read this prospectus carefully. See the section entitled “Risk Factors” beginning on page 22 for a discussion of risks that you should consider when evaluating the transactions described in this prospectus.

     Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger of shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This prospectus is dated ,         2005 and is expected to be first made available to shareholders on or about that date.

TABLE OF CONTENTS

Questions and Answers About The Merger of		Unaudited Pro Forma Combined Financial
Shares	1	information	107
Summary	8	Belgo’s Management	125
Risk Factors	22	Belgo’s Description of Capital Stock	129
Cautionary Statement Concerning		Related Party Transactions	138
Forward-Looking Statements	31	Material Tax Considerations	139
The Merger of Shares	32	Valuation Reports of UBS, Deutsche Bank and Apsis	147
Specific Considerations for Holders of CST		Market Information	161
ADRS	43	Dividend History	166
Exchange Rates	45	Where You Can Find More Information	167
Belgo’s Business	46	Enforcement of Civil Liabilities Against
Management’s Discussion and Analysis of		Non-U.S. Persons	168
Financial Condition and Results of		Legal Matters	169
Operations of Belgo	59	Experts	169
CST’S Business	78	Index to Consolidated Financial Statements	F-1
Management’s Discussion and Analysis of
CST’s Financial Condition and Results of
Operations	91

_________________________

     You should rely only on the information contained in this prospectus or in any supplement accompanying this prospectus. Belgo and CST have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or in any supplement accompanying this prospectus is accurate as of any date other than their respective dates.

     Belgo and CST make statements in this prospectus about their competitive position and market share in, and the market size of, the Brazilian, South American and global steel industry. Belgo and CST have made these statements on the basis of statistics and other information from third party sources, governmental agencies or industry or general publications that Belgo and CST believe are reliable.

_________________________

     In this prospectus, the term “Arcelor” refers to Arcelor and its consolidated subsidiaries, the term “Belgo” refers to Companhia Siderúrgica Belgo-Mineira and its consolidated subsidiaries, and the term “CST” refers to Companhia Siderúrgica de Tubarão and its consolidated subsidiaries, except where the context requires otherwise.

The following financial statements are included in this prospectus:

  the audited consolidated financial statements of Belgo at December 31, 2003 and 2004 and for the three years ended December 31, 2004;
  the audited consolidated financial statements of CST at December 31, 2003 and 2004 and for the three years ended December 31, 2004;
  the audited consolidated financial statements of Acindar Industria Argentina de Aceros S.A., or Acindar, at December 31, 2003 and for the year then ended; and
  the audited financial statements of Vega do Sul S.A., or Vega do Sul, at December 31, 2003 and 2004 and for the two years ended December 31, 2004.

i

     Belgo and CST prepare their consolidated financial statements in accordance with accounting practices adopted in Brazil, or Brazilian GAAP, which is based on the Brazilian Corporate Law (Law 6,404, as amended), the rules and regulations issued by the Brazilian Securities Commission (Comissão de Valores Mobiliários), or CVM, and certain accounting standards issued by the Brazilian Institute of Independent Accountants (Instituto dos Auditores Independentes do Brasil), or IBRACON.

     Brazilian GAAP differs in significant respects from accounting principles generally accepted in the United States, or U.S. GAAP. See Note 25 to Belgo’s audited consolidated financial statements and Note 19 to CST’s audited consolidated financial statements for a description of the main differences between Brazilian GAAP and U.S. GAAP as they relate to Belgo and CST, respectively, and for a reconciliation of Belgo’s and CST’s shareholders’ equity and net income from Brazilian GAAP to U.S. GAAP.

     Acindar prepares its consolidated financial statements in accordance with accounting principles generally accepted in Argentina, or “Argentine GAAP”, considering the regulations of the Argentine Securities Commission (Comisión Nacional de Valores), or CNV. Argentine GAAP differs in significant respects from U.S. GAAP. See Notes 20 and 21 to Acindar’s audited consolidated financial statements for a description of the main differences between Argentine GAAP and U.S. GAAP as they relate to Acindar and for a reconciliation of Acindar’s shareholders’ equity and net income from Argentine GAAP to U.S. GAAP.

     Vega do Sul prepares its financial statements in accordance with U.S. GAAP.

     References to the “real,” “reais” or “R$” are to Brazilian reais (plural) and the Brazilian real (singular), references to “U.S. dollars” or “US$” are to the legal currency of the United States, references to the “peso,” “pesos” or “P$” are to Argentine pesos and references to “euro,” “euros,” and “€” are to the currency of the European Union member states participating in the European Monetary Union.

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER OF SHARES

Q:	What is the merger of shares?

A:
The merger of shares is a Brazilian Corporate Law procedure pursuant to which a company becomes a wholly owned subsidiary of another company and shareholders of the former receive shares from the latter. Upon completion of the merger of shares described in this prospectus, CST will become a wholly owned subsidiary of Belgo and the holders of common shares, preferred shares and ADRs of CST will receive common shares of Belgo in exchange therefor.

Q:	What are the reasons for the merger of shares?

A:	Belgo and CST believe the merger of shares will:

• enable the combined entity to be Arcelor’s preferred platform for investments in South America and possibly in Central America;

• align interests of shareholders;

• increase the combined entity’s market capitalization and liquidity;

• create synergies;

• provide the combined entity with more balanced markets; and

• result in enhanced corporate governance practices.

Q:	What will happen to my shares in the merger of shares?

A:	If the merger of shares is approved, CST common shares, preferred shares and ADRs will be exchanged for Belgo’s common shares.

If you are a direct holder of CST common shares or a direct holder of CST preferred shares, you will automatically receive one common share of Belgo for every 9.32 common shares of CST and one common share of Belgo for every 9.32 preferred shares of CST you hold.

If you are a holder of CST ADRs, upon surrender and cancellation of your CST ADRs, you will receive one common share of Belgo for every 0.00932 ADRs of CST that you hold. See “Specific Considerations for Holders of CST ADRs.”

Without any further action by you, an entry will be made in the share registry of Belgo to evidence the common shares of Belgo you will receive in the merger of shares.

Q:	Will I have to pay brokerage commissions?

A:
You will not have to pay brokerage commissions if your CST shares are registered in your name. However, if your securities are held through a bank or broker or a custodian linked to a stock exchange, you should inquire as to whether any other transaction fee or service charges may be charged in connection with the merger of shares.

Q:	As a holder of CST ADRs, will I have to pay cancellation fees to the depositary?

A:
You will not have to pay cancellation fees to the depositary if you hold CST ADRs. CST will pay any applicable fee in connection with the cancellation of CST ADRs on your behalf. However, if your securities are held through a bank or broker or a custodian linked to a stock exchange, you should inquire

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as to whether any other transaction fee or service charges may be charged in connection with the merger of shares.

Q:	What do I need to do now?

A:
If you hold common shares, you may attend CST extraordinary general shareholders’ meeting at which the merger of shares will be voted and cast your vote. If you hold CST preferred shares directly, you may attend the meeting, but you may only vote as to the selection of the financial institution responsible for producing the valuation reports relating to the appraisal rights at economic value. Holders of CST ADRs may not attend the shareholders’ meeting, but instead may be represented at the meeting only by the depositary. Holders of CST ADRs may only exercise their voting rights by providing instructions to the depositary and may provide voting instructions only as to the selection of the financial institution responsible for producing the valuation report relating to the appraisal rights at economic value. The CST shareholders’ meeting will be held on September 12, 2005, at 11:00 a.m., local time, at CST’s principal executive offices at Avenida Brigadeiro Eduardo Gomes, 930, 29193-970, City of Serra, State of Espírito Santo, Brazil.

Shareholders of CST attending the meeting must produce proof of their status as shareholders and proof that they hold the shares they intend to vote. The shareholder may be represented at the meeting by a proxy appointed within one year of the time of the meeting, who must be a shareholder, a CST director or officer, a lawyer or a financial institution. An investment fund must be represented by its investment officer.

Q:	As a holder of CST ADRs, what should I do to receive Belgo’s common shares?

A:
You need to surrender your CST ADRs to the depositary for cancellation in order to receive Belgo common shares. In connection with such surrender, your CST ADRs will be cancelled and you will be required to comply with the other provisions of the deposit agreement related to the cancellation of CST ADRs for the delivery of CST preferred shares. See “Specific Considerations for Holders of CST ADRs.” You will also be required to comply with the registration requirements set forth in Resolution No. 2,689 of the National Monetary Council and CVM Instruction No. 325, or Law 4,131/62. See “Belgo’s Description of Capital Stock–Regulation of Foreign Investment” for a description of these registration requirements. In case you do not comply with these registration requirements, your investment in Belgo will not be registered with the Central Bank of Brazil (Banco Central do Brasil), or the Central Bank, and therefore you may be subject to adverse tax treatment and to limitations on your ability to repatriate funds relating to this investment in the future. See “Material Tax Considerations–Material Brazilian Tax Considerations–Taxation on Gains–Future Disposals of Belgo’s Shares.”

Q:	What shareholder approvals are needed?

A:
The merger of shares of CST with Belgo will require the affirmative vote of holders of more than 50% of the outstanding common shares of CST and of holders of more than 50% of the common shares of Belgo present at the general meeting of shareholders. Arcelor, as the indirect common controlling shareholder of Belgo and CST, has the power to cause the approval of the merger of shares. However, under the Brazilian Corporate Law, a shareholders’ meeting must still be formally convened to approve the merger of shares.

The aggregate percentage of voting shares held by Belgo’s and CST’s directors and executive officers and their respective affiliates is less than 1% in each case.

Q:	Do I have appraisal rights?

A:
Yes. Holders of CST common shares who do not attend the general meeting, abstain from voting or vote against the merger of shares, as well as holders of preferred shares and ADRs, are entitled to appraisal rights. However, holders of CST ADRs will be required to surrender their ADRs to the depositary for cancellation and become preferred shareholders of CST so as to exercise their appraisal rights as preferred shareholders of CST. See “Specific Considerations for Holders of CST ADRs.”

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The appraisal rights may be exercised by owners of record of CST common and preferred shares and CST ADRs on July 28, 2005, the date of the first announcement of the merger of shares, not including therefore the investors that have acquired CST shares on July 28, 2005 and thereafter. The appraisal rights may be exercised upon written notice to the chief financial and investors relations officer of CST within 30 days after the publication of the minutes of the CST general shareholders’ meeting at which the merger of shares is approved. CST expects to publish the minutes on or about September 13, 2005. CST also expects to make available on its website (www.cst.com.br) the minutes of the CST general shareholders’ meeting on the same date as their publication in Brazil.

Pursuant to Brazilian Corporate Law and CST’s by-laws, the merger of shares will entitle CST common and preferred shareholders, who choose to exercise the appraisal rights, to receive an amount per share determined either with reference to the economic value or the liquidation value of CST, at their sole discretion. Therefore, the notice to the chief financial and investors relations officer of CST must specify whether the exercise of the appraisal rights will be based on the liquidation value or the economic value of CST. If the notice does not contain this indication, CST shareholder will receive appraisal rights payment with reference to the economic value of CST as provided in CST’s bylaws. See “The Merger of Shares— Merger of Shares—Appraisal Rights.”

The value to be paid to the CST shareholders who choose the economic value will be R$123.00 per lot of one thousand shares, based on the valuation report prepared by Banco UBS S.A., or UBS, dated as of July 25, 2005. The selection of UBS will be submitted to CST shareholders and requires the approval of CST shareholders representing more than 50% of the total capital stock present at the shareholders’ meeting (each common and preferred share will entitle its holder to one vote). The value to be paid to the CST shareholders who choose the liquidation value will be R$122.45 per lot of one thousand shares, based on the valuation report prepared by Apsis Consultoria Empresarial S/C Ltda., or Apsis, dated as of July 19, 2005. The selection of Apsis was made by Belgo’s and CST’s management, in their sole discretion, and it is not subject to approval by CST shareholders.

However, each of the valuation reports to be prepared for CST shareholders, including that of Apsis (liquidation value report), requires the approval of CST common shareholders representing more than 50% of the common shares present at the shareholders’ meeting. Arcelor indirectly holds more than 50% of the total capital stock of CST (including more than 50% of CST common shares and more than 50% of CST preferred shares) and Arcelor intends to vote in favor of the selection of UBS to prepare the economic appraisal report and in favor of the approval of both reports. As a result, such selection has already effectively been made and the approvals are effectively assured.

Q:	May the merger of shares be reversed?

A:
Under Brazilian Corporate Law, if management of either CST or Belgo believes that the total value of the appraisal rights exercised by the shareholders of their respective companies may put at risk the financial stability of their respective companies, the management may, within 10 days after the end of the appraisal rights period, call a general meeting of shareholders to either reverse or ratify the merger of shares. The factors that may put at risk the financial stability of the companies will depend on the financial condition of Belgo and CST and the general economic environment in their markets at the time the appraisal rights are exercised. These factors may include, but are not limited to, the cash balances of the companies, their ability to borrow funds or fund expansion plans and continuing operations, and compliance with existing contractual obligations, including financial covenants. Payment relating to the exercise of the appraisal rights will not be due if the merger of shares is reversed by either Belgo’s or CST’s shareholders. Arcelor, as the indirect common controlling shareholder of each of Belgo and CST, would be able to cause the reversal of the merger of shares at the applicable general shareholders’ meetings.

Q:	Why am I receiving this document?

A:	You are receiving this prospectus because Belgo may be deemed to be offering you its shares for purposes of the U.S. Securities Act of 1933, as amended.

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Q:	What are the U.S. federal income tax consequences of the merger of shares?

A:	Based upon the ownership structure of Belgo and CST before and after the merger of shares and taking into account the other transactions relating to the merger of shares, the receipt of Belgo common shares, in exchange for CST common shares, preferred shares or ADRs pursuant to the merger of shares by U.S. Holders (as defined below) will be a taxable transaction for U.S. federal income tax purposes. As such, you generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the fair market value of the Belgo common shares (plus cash in exchange for fractional shares, if any) received, and your tax basis in the CST common shares, preferred shares or ADRs exchanged therefor. You should be aware that the U.S. federal income tax consequences of the merger of shares are not entirely clear, and Belgo’s determination is not binding on the United States Internal Revenue Service (“IRS”) or a court of law. Moreover, the U.S. federal income tax consequences to you of the merger of shares will depend on your particular facts and circumstances. See “Material Tax Considerations—Material United States Federal Income Tax Considerations.” You are urged to consult your own tax advisor for a full understanding of the tax consequences of the merger of shares, which may vary for investors in different tax situations.

Q:	What are the Brazilian tax consequences of the merger of shares?

A:	There is no specific legislation nor administrative or judicial precedent regarding the income tax consequences to investors resulting from a merger of shares. Based on the opinion of its external tax advisors, Belgo believes that the merger of shares should not be subject to income tax pursuant to Brazilian Law. Belgo’s Brazilian counsel evaluates that it is unlikely that the merger of shares is deemed to be a taxable transaction under Brazilian law, especially if the investor maintains as cost of acquisition of Belgo’s shares the cost of acquisition of CST’s shares for Brazilian tax purposes.

In the event this position does not prevail and Brazilian tax authorities succeed upon a tax assessment regarding this matter, Belgo would be liable to the Brazilian tax authorities for withholding and collecting the taxable capital gains of shareholders resident abroad, if any. In no event would these shareholders be liable to Brazilian tax authorities. However, Belgo would be entitled to reimbursements from these shareholders.

Gains resulting from the exercise of appraisal rights, however, will be taxable. See “Material Tax Considerations—Material Brazilian Tax Considerations” for a more detailed discussion on the Brazilian tax implications of the merger of shares. You should consult your own tax advisor with respect to the personal tax consequences of the merger of shares, which may vary for investors in different tax situations.

Q:	When will the merger of shares be completed?

A:	The extraordinary general shareholders’ meetings of CST and Belgo are both expected to be held on September 12, 2005. Under Brazilian Corporate Law, the merger of shares will be completed upon its approval at the shareholders’ meetings of each of CST and Belgo, but it may be reversed as a consequence of the exercise of appraisal rights, as described immediately below.

If management of either CST or Belgo believes that the total value of the appraisal rights exercised by its shareholders may put at risk the financial stability of their respective companies, the management may call within 10 days after the end of the appraisal rights period a general meeting of shareholders to reverse or ratify the merger of shares. See “—Do I have appraisal rights?”

Q:	Are any other approvals necessary for the completion of the merger of shares?

A:	No. The merger of shares represents one element of a plan by Arcelor to restructure its steel production investments in Brazil, which involves:

• the conversion of all of Belgo’s preferred shares into Belgo common shares (the “Conversion”);

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	•	the merger of Arcelor’s wholly owned subsidiaries, APSL ONPN Participações S.A., or APSL, and Arcelor Aços do Brasil Ltda., or AAB, into Belgo (the “Holdings Merger”);

	•	the merger of CST’s shares into Belgo pursuant to the merger of shares; and

	•	changing Belgo’s name to Arcelor Brasil S.A..

The completion of the Holdings Merger is conditioned upon the completion of the merger of shares, but the merger of shares is not conditioned upon the completion of any of the other elements described above.

No regulatory requirements, other than the filing of Belgo’s and CST’s general shareholders’ meetings minutes approving the merger of shares with the proper commercial registries and those under the United States federal securities laws, must be met, and no regulatory approvals must be obtained, in connection with the merger of shares.

Q:	Can I trade my CST shares during the appraisal right period and the reconsideration period?

A:
Yes. Holders of CST common and preferred shares may continue to trade their shares from the date of the approval of the merger of shares to the date that Belgo’s new shares are issued. Holders of CST ADRs may continue to trade their CST ADRs from the date of the approval of the merger of shares to the termination date of CST’s ADRs program.

Q:	After the merger of shares, will I have the same ownership percentage that I now have?

A:
No. After the merger of shares, Belgo will have a significantly larger number of shares as compared to CST’s current number of shares. Therefore, you will have a smaller ownership interest in Belgo than you currently have in CST. Assuming that none of the shareholders of Belgo or CST exercises appraisal rights, CST’s former minority shareholders (holders of non-controlling common and preferred shares) holding 27.2% of the total capital stock of CST would hold 11.4% of the total capital stock of Belgo following the merger of shares.

Q:	How will my rights as a shareholder change after the merger of shares?

A:
Upon the completion of the merger of shares, Holdings Merger and Conversion, Belgo’s capital stock will consist of common shares only. If you hold CST common shares directly, your rights as a shareholder of Belgo will be similar to your current rights as a CST common shareholder. The material differences between the rights of CST common shareholders and Belgo common shareholders are that:

•
CST common shareholders are entitled to appraisal rights determined with reference to the economic value of CST, whereas Belgo common shareholders are entitled to appraisal rights equal to the book value of their Belgo common shares;

	•	CST common shareholders are entitled to appoint the liquidator if CST is liquidated, whereas if Belgo is liquidated, the liquidator is appointed by Belgo’s board of directors; and

•
CST common shareholders have preemptive rights to participate in any public and private issuances of CST capital stock and convertible securities, whereas Belgo common shareholders may not have preemptive rights to participate in certain public issuances of Belgo’s capital stock or convertible securities. “Description of Belgo’s Capital Stock.”

If you hold CST preferred shares directly or ADRs, once you receive Belgo’s common shares, your rights as a shareholder of Belgo will be different in certain respects from your current rights, since you will become a holder of Belgo’s common shares. As a holder of Belgo’s common shares:

5

•
you will have full voting rights and tag-along rights to sell your Belgo common shares at 100% of the price paid to the controlling shareholder in the event of the sale of a controlling interest in Belgo;

	•	you will not have priority in the event of a liquidation of Belgo or the right to receive dividends greater than those of Belgo’s other shareholders; and

•
your appraisal rights as a holder of Belgo’s common shares will be based on book value, and you may not have preemptive rights to participate in certain public issuances of Belgo’s capital stock and convertible securities.

For a description of the rights of holders of Belgo common shares, see “Description of Belgo’s Capital Stock—Preemptive Rights.”

Q:	When will I receive my Belgo common shares and any cash attributable to any fractional interest in Belgo’s common shares?

A:
Belgo will issue common shares to U.S. shareholders within three business days from the date that the merger of shares becomes irreversible. The merger of shares will become irreversible upon the earliest occurrence of any of the following events:

	•	appraisal rights in connection with the merger of shares are paid by Belgo and CST;

	•	by the 10th day following the end of the appraisal rights period, management of either Belgo or CST has not called a general meeting of shareholders to either reverse or ratify the merger of shares;

	•	both CST and Belgo waive their rights to reverse the merger of shares; or

	•	management of either Belgo or CST calls a general meeting of shareholders to either reverse or ratify the merger of shares, and the merger of shares is ratified. See “—Do I have appraisal rights?”

In addition, Belgo will make available to you any cash to which you are entitled in connection with the payments by Belgo for fractional interests in Belgo’s common shares within three business days after the proceeds of the sale of such fractional shares by Belgo on the BOVESPA become available to Belgo.

Holders of CST ADRs will be required to surrender and cancel their CST ADRs to receive Belgo’s common shares and any cash attributable to any fractional interest in Belgo’s common shares.

Q:	What are Belgo’s expectations regarding dividend payments for the combined entity?

A:
Belgo expects that the combined entity will continue to pay both dividends and interest on shareholders’ equity. Although Belgo’s by-laws provide for a minimum distribution of 25% its the annual distributable results, Belgo expects that the aggregate pay-out amount (including dividends and interest on shareholders’ equity) may be approximately 50% of the distributable net result, adjusted pursuant to Brazilian Corporate Law, provided that these pay-outs are compatible with the well-being of the combined entity’s financial condition and the prudent management of its cash flow.

6

Q:	Who can help answer my questions?

A:	If you have any questions about the merger of shares, you should contact:

Companhia Siderúrgica Belgo-Mineira
Avenida Carandaí, 1115, 26º andar,
30130-915 Belo Horizonte, MG
Brazil
Attention: Marc Ruppert
Telephone: 55 31 3219-1378
Facsimile: 55 31 3219-1358

or

Companhia Siderúrgica de Tubarão
Avenida Brigadeiro Eduardo Gomes, 930,
29193-970 Serra, ES
Brazil
Attention: Leonardo Horta
Telephone: 55 27 3343-1002
Facsimile: 55 27 3348-1488

7

SUMMARY

     The following summary highlights selected information from this prospectus and may not contain all the information that may be important to you. To understand the merger of shares more fully, you should read carefully this entire prospectus, including the section entitled “Risk Factors” and the financial statements and related notes contained elsewhere in this prospectus.

Reasons for the Merger of Shares

     Belgo and CST expect that both companies will benefit from the merger of shares for the following reasons:

     The combined entity will be Arcelor’s preferred platform for investments in South America and possibly in Central America. By combining its ownership of Belgo’s and CST’s operations, Arcelor’s flat and long carbon steel investment plans for South America, and possibly for Central America, will be primarily concentrated in and implemented through the combined entity.

     Alignment of shareholders’ interest. Because CST will be wholly owned by Belgo, Belgo and CST expect that the merger of shares will better align the interests of Belgo, CST and Arcelor and that all of the combined entity’s shareholders, including Arcelor, will benefit as a result. Belgo and CST believe this alignment will eliminate potential conflicts of interests and create greater flexibility in several areas, such as capital expenditures, cash management and funding.

     Higher market capitalization and stock liquidity. Immediately after the completion of the merger of shares, Belgo and CST expect the combined entity to have the largest market capitalization among Latin American steel producers. In addition, the stock liquidity of the combined entity is expected to be larger than each of Belgo’s and CST’s individually. Belgo and CST expect the shares of the combined entity to be included in the main Brazilian and Latin American stock indexes.

     Synergies. The merger of shares should allow the combined entity to reduce financing, administrative, information technology and maintenance costs, to exchange best practices and to increase its overall negotiating power with materials and service providers. It is also expected that the combination of the entities will result in favorable tax synergies. Belgo and CST estimate that the total benefit resulting from these anticipated synergies and cost savings will be approximately R$165.0 million per year as from 2006.

     More balanced markets. Belgo primarily serves the long-rolled steel and wire products markets in Brazil and Argentina, while CST’s production is predominantly directed at ther markets. As a consequence, the combined entity will have a more balanced exposure between domestic and export markets.

     Enhanced corporate governance practices. After the completion of the merger of shares, the combined entity intends to adopt enhanced corporate governance practices, including compliance with BOVESPA’s Level 1 governance standards and 100% tag along rights on the sale of control. In addition, the combined entity will have a single class of shares and will present Brazilian GAAP, U.S. GAAP and International Financial Reporting Standard, or IFRS, financial statements.

The Companies

Belgo

     Belgo is the second largest long-rolled steel producer and the largest wire steel producer in Latin America, in terms of both capacity and sales. Belgo produces a large variety of long-rolled products that are directed mainly to the civil construction sector and other industrial manufacturing sectors. Belgo’s long-rolled products used in construction include merchant bars and rebars. Belgo’s long-rolled products for the industrial manufacturing sector consist of different types of bars and wire rods. Portions of the wire rods produced are further used by Belgo to produce wire products such as barbed and fence wire, welding wire, fasteners and steel cords. In addition, Belgo

8

uses wire rods (mostly low carbon wire rods) to manufacture transformed steel products such as welded mesh, trusses, pre-stressed wires, annealed wires and nails sold to construction companies, as well as drawn bars for the automotive industry. Through its integrated, semi-integrated and mini-mill facilities located in Brazil and Argentina, Belgo primarily serves customers in its domestic markets but also exports steel products to other South and Central American countries, the United States, Europe, Canada and other countries. In 2004, Belgo produced a total of 4.3 million tons of rolled products and further processed 1.3 million tons of rolled products, of which approximately two-thirds were used by Belgo to manufacture wire products. Belgo’s total net revenues in 2004 were R$6,690.9 million and net income was R$1,039.5 million. In 2004, Belgo met approximately 30% of the long-rolled steel demand by volume in Brazil and 59% of the long-rolled steel demand by volume in Argentina.

     Belgo’s controlling shareholder is Arcelor, one of the largest steel producers in the world, as the result of a merger in 2002 among the Usinor Group, the Arbed Group and the Aceralia Group. Arcelor owns 58.5% of the total share capital of Belgo. Belgo was incorporated under the laws of Brazil in 1917. Belgo’s principal headquarter offices are located at Avenida Carandaí, 1115, 26º andar, 30130-915, in the City of Belo Horizonte, State of Minas Gerais, Brazil.

     CST

     CST is one of the world’s largest suppliers of steel slabs, with an estimated worldwide market share of 14% of steel slab sales in 2004. CST produces flat-rolled finished and semi-finished, uncoated steel products and has two principal product lines: steel slabs and hot rolled coils.

     Substantially all of CST’s steel slabs are exported. From 1984 to 2004, CST exported an average of 92% of its steel slab production to steel manufacturers in North America (39%), Asia (31%), Europe and the Middle East (20%) and the rest of South America (2%). In 2004, CST produced 4,936 thousand tons of steel slabs, part of which was used by CST to produce hot rolled coils. From September 2002 through December 2004, CST sold an average of 76% of its hot rolled coil production in the domestic market. CST exported its remaining hot rolled coil production to Europe and the Middle East (10%), Asia (8%) and the rest of South America (6%). In 2004, CST produced 1,943 thousand tons of hot rolled coil. CST’s net sales revenues and services in 2004 were R$5,096 million and net income was R$1,839 million.

     CST’s facilities in the City of Serra, in the State of Espírito Santo, consist of two blast furnaces, one coke plant, two continuous casters, one sinter plant, a hot strip mill and a steel-making shop. CST also has access to a deep-water port, which it co-owns, and rail terminal facilities adjacent to its plant in the State of Espírito Santo, where it receives its supplies of iron ore, coal and other raw materials.

     CST owns 25% of the total shares of Vega do Sul, a galvanized steel manufacturing company strategically located in the southern port City of São Francisco do Sul, in the State of Santa Catarina, where its primary customers are also located. Vega do Sul commenced operations in July 2003 and reached full operating capacity in the first quarter of 2005. The remaining 75% of the total shares of Vega do Sul are currently owned by Arcelor and, upon the Holdings Merger described under “The Merger of Shares,” will be owned by Belgo. CST’s controlling shareholder is Arcelor, which owns 94.7% of CST’s common shares. The majority of the members of CST’s board of directors are affiliated with Arcelor and thus are deemed to have voting control over the CST shares owned by Arcelor.

     CST was incorporated under the laws of Brazil in 1976. Its principal headquarter offices are located at Av. Brigadeiro Eduardo Gomes, 930, Jardim Limoeiro, 29163.970 Serra, State of Espírito Santo, Brazil.

9

The Merger of Shares

     Arcelor is restructuring its steel production investments in Brazil, which restructuring plans will involve:

  the Conversion;
  the Holdings Merger;
  the merger of CST’s shares into Belgo pursuant to the merger of shares; and
  changing Belgo’s name to Arcelor Brasil S.A..

     The completion of the Holdings Merger, which is primarily intended to help to concentrate Arcelor’s interests in CST so that they are held through Belgo, is conditioned upon the completion of the merger of shares, but the merger of shares is not conditioned upon the completion of any of the other elements described above. Belgo is proposing the merger of shares under the Brazilian Corporate Law. See “The Merger of Shares.”

     If the merger of shares is approved:
  CST will become a wholly owned subsidiary of Belgo;
  holders of ADRs of CST will receive one common share of Belgo for every 0.00932 CST ADRs they hold upon surrender of their CST ADRs to, and cancellation of such CST ADRs by, the depositary;
  holders of preferred shares of CST will automatically receive one common share of Belgo for every 9.32 CST preferred shares they hold, without any action by these holders; and
  holders of common shares of CST will automatically receive one common share of Belgo for every 9.32 CST common shares they hold, without any action by these holders.

     Arcelor holds 68.7% and 94.7% of the common shares of Belgo and CST, respectively. Arcelor has informed Belgo that it and its subsidiaries will vote the common shares of Belgo they hold in favor of the merger of shares at the Belgo shareholders’ meeting in respect of the merger of shares to be held on September 12, 2005. Arcelor also intends to vote the common shares of CST it holds in favor of the merger of shares at the CST shareholders’ meeting in respect of the merger of shares to be held on September 12, 2005.

     The merger of shares of CST with Belgo will require the affirmative vote at separate extraordinary general meetings of holders of more than 50% of the outstanding common shares of CST and of holders of more than 50% of the common shares of Belgo present at the respective general meetings. The extraordinary general shareholders’ meeting of CST is scheduled to be held on:

September 12, 2005
11:00 a.m., local time
Companhia Siderúrgica de Tubarão
Av. Brigadeiro Eduardo Gomes, 930,
29163-970, City of Serra, State of Espírito Santo,
Brazil

     If you hold common shares of CST, you may attend the extraordinary general shareholders’ meeting of CST at which the merger of shares will be approved and cast your vote. If you hold preferred shares or CST ADRs, you do not have the right to vote on the merger of shares except as to the selection of the financial institution responsible for producing the valuation report relating to the economic value of your appraisal rights. Holders of CST ADRs may only exercise their voting rights by providing instructions to the depositary and may provide voting instructions only as to the selection of such financial institution. Under the Brazilian Corporate Law, you may be required to show documentation proving your identity to gain admittance to the meeting and vote.

10

Receipt of Common Shares of Belgo

     If the merger of shares is approved, every 9.32 common shares of CST will automatically be exchanged for one common share of Belgo and every 9.32 preferred shares of CST will automatically be exchanged for one common share of Belgo, without any action by you. If you hold ADRs representing preferred shares of CST, you will receive one common share of Belgo in the merger of shares for every 0.00932 CST ADRs you hold upon surrender and cancellation of your CST ADRs to the depositary. Because the common shares of Belgo are book-entry shares, an entry or entries will be made in the share registry of Belgo to evidence the common shares you receive in the merger of shares. Neither you nor any other person will receive certificates evidencing common shares of Belgo.

Accounting Treatment of the Merger of Shares

     Under Brazilian GAAP, the merger of shares will be accounted for considering net assets acquired at book value.

     Under U.S. GAAP, since Belgo and CST are controlled by Arcelor, the acquisition by Belgo of Arcelor’s interests in CST is considered to be a business combination of companies under common control and will be accounted for in a manner similar to a pooling-of-interest. Accordingly, the assets acquired and the liabilities assumed of such acquisitions, as it relates to the portion under common control by Arcelor at the date of the merger of shares, will be accounted for based on the historical carrying values of the assets and liabilities, as would be reflected in the consolidated financial statements of Arcelor, and the portion acquired from minority interest holders unrelated to Arcelor will be accounted for using the purchase method of accounting in accordance with SFAS No. 141, “Business Combinations.” Under the purchase method of accounting, the pro-rata assets acquired and liabilities assumed are recorded at their fair values; any excess of purchase price over the related fair value of net assets acquired is accounted for as goodwill.

Management

     Belgo is managed by a board of directors of nine members, each serving a two-year term expiring in April 2007. The board of executive officers of Belgo consists of seven members, led by Carlo Panunzi as chief executive officer. As soon as the merger of shares becomes irreversible, Arcelor will change Belgo’s board of executive officers. The board of executive officers will be composed of Mr. José Armando de Figueiredo Campos, as chief executive officer and responsible for the flat sector, Mr. Carlo Panunzi, as co-chief executive officer and responsible for the long sector, and Mr. Leonardo Dutra de Moraes Horta, as chief financial officer. See “Belgo’s Management–Belgo’s New Board of Executive Officers After the Merger of Shares.”

Stock Exchange Matters

     Within three business days after the merger of shares becomes irreversible, Belgo’s new common shares will be issued and traded on the São Paulo Stock Exchange.

     After the merger of shares becomes irreversible, CST’s preferred and common shares will be delisted from the São Paulo Stock Exchange. CST’s ADRs program will be terminated.

Appraisal or Dissenters’ Rights

     Holders of CST common shares who do not attend the general meeting, abstain from voting or vote against the merger of shares, as well as holders of preferred shares and ADRs, are entitled to appraisal rights. The appraisal rights may be exercised by owners of record of CST common and preferred shares and CST ADRs on July 28, 2005, the date of the first announcement of the merger of shares, not including therefore the investors that have acquired CST shares or ADRs on July 28, 2005 and thereafter. Holders of CST ADRs will be required to surrender their ADRs to the depositary for cancellation and become preferred shareholders of CST so as to exercise their appraisal rights as preferred shareholders of CST. For more information, see “Specific Considerations for the Holders of CST ADRs.” These holders may choose to receive a cash payment per share determined with reference to the economic value or liquidation value of CST, at their sole discretion. Holders of Belgo common shares who do not attend the general meeting, abstain from voting or vote against the merger of shares, are entitled to appraisal rights equal to the book value of their shares. For more information on appraisal rights, see “The Merger of Shares¯Merger of Shares¯Appraisal Rights.”

11

Tax Considerations

     Based upon the ownership structure of CST and Belgo before and after the merger of shares and taking into account the other transactions relating to the merger of shares, the receipt of Belgo common shares in exchange for CST common shares, preferred shares or CST ADRs pursuant to the merger of shares by U.S. Holders (as defined below) will be a taxable transaction for U.S. federal income tax purposes. As such, you generally will recognize a gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the fair market value of the Belgo common shares (plus cash in exchange for fractional shares, if any) received and your tax basis in the CST common shares, preferred shares or CST ADRs exchanged therefor. The U.S. federal income tax consequences to you of the merger of shares are not entirely clear, and Belgo’s determination is not binding on the IRS or a court of law. Moreover, the U.S. federal income tax consequences to you of the merger of shares will depend on your particular facts and circumstances. See “Material Tax Considerations—Material United States Federal Income Tax Considerations.” You are urged to consult your own tax advisor with respect to your personal tax consequences of the merger of shares, which may vary for investors in different tax situations.

     There is no specific legislation nor administrative or judicial precedent regarding the income tax consequences to investors resulting from a merger of shares. Based on the opinion of its external tax advisors, Belgo believes that the merger of shares should not be subject to income tax pursuant to Brazilian Law. Belgo’s Brazilian counsel evaluates that it is unlikely that the merger of shares is deemed to be a taxable transaction under Brazilian law, especially if the investor maintains as cost of acquisition of Belgo’s shares the cost of acquisition of CST’s shares for Brazilian tax purposes.

     In the event this position does not prevail and Brazilian tax authorities succeed upon a tax assessment regarding this matter, Belgo would be liable to the Brazilian tax authorities for withholding and collecting the taxable capital gains of shareholders resident abroad, if any. In no event would these shareholders be liable to Brazilian tax authorities. However, Belgo would be entitled to reimbursement from these shareholders.

     However, gains resulting from the exercise of appraisal rights will be taxable.

      See “Material Tax Considerations–Material Brazilian Tax Considerations.” You should consult your own tax advisor with respect to the personal tax consequences of the Merger of Shares, which may vary for investors in different tax situations.

Valuation Reports

     In connection with the merger of shares, Belgo’s management received a valuation report from Deutsche Bank Securities Inc., or Deutsche Bank, indicating the range for the economic values of Belgo and CST. Moreover CST’s management received two separate valuation reports from UBS indicating ranges for the economic value of CST (including for the purposes of appraisal rights) and for the economic value of Belgo. Based on such valuation reports, Belgo’s and CST’s managements have fixed the exchange ratio between shares of Belgo and CST, which was approved by both boards of directors on July 27. Furthermore, Deutsche Bank has delivered an opinion to Belgo’s board of directors regarding the fairness of the exchange ratios for the merger of shares between CST and Belgo. Belgo urges you to read carefully the summaries of the valuation reports set forth in “The Merger of Shares—Valuation Reports,” which includes information on how to obtain copies of the full reports.

     Market Values of Belgo and CST Shares

     The following table sets forth the market value of securities of CST (on an historical and equivalent per share basis) and the market value of the securities of Belgo (on an historical basis) as of July 27, 2005, the date preceding public announcement of the proposed transaction:

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	CST		Belgo		CST (1)

	Common	Preferred	Common	Preferred	Per share
	Shares	Shares	Shares	Shares	equivalent

Number of Shares (in thousands)	19,666,329	31,310,111	3,905,001	3,179,128
Share Price as of July 27, 2005
(reais per thousand of shares)	115	129	1,140	1,160	123
Market Value (in million of
reais)	R$6,301		R$8,139

(1) The CST per share equivalent data presented is calculated by dividing Belgo’s total market value of shares by the total number of Belgo’s common and preferred shares and then by multiplying the result of this division by 0.1073, which is the number of Belgo shares that will be received for each CST share in the merger.

13

SUMMARY HISTORICAL FINANCIAL DATA

     The following information is provided to aid you in your analysis of the financial aspects of the merger of shares. The information is derived from the following financial statements included elsewhere in this prospectus:

  the audited consolidated financial statements of Belgo at December 31, 2003 and 2004 and for the three years ended December 31, 2004; and
  the audited consolidated financial statements of CST at December 31, 2003 and 2004 and for the three years ended December 31, 2004.

  You should read this summary historical financial data together with these financial statements.

     Belgo and CST prepare their consolidated financial statements in accordance with Brazilian GAAP. Brazilian GAAP differs in significant respects from U.S. GAAP. See Note 25 to Belgo’s audited consolidated financial statements and Note 19 to CST’s audited consolidated financial statements for a description of the main differences between Brazilian GAAP and U.S. GAAP, as they relate to Belgo and to CST, respectively, and for a reconciliation of Belgo’s and CST’s shareholders’ equity and net income from Brazilian GAAP to U.S. GAAP. The summary selected financial data set forth below should be read in conjunction with, and is qualified in its entirety by reference to, the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Belgo” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CST” in this prospectus and the consolidated financial statements and notes thereto included elsewhere in this prospectus.

     Belgo and CST maintain their financial records in reais. This prospectus contains translations of various real amounts into U.S. dollars at specified rates solely for your convenience. You should not construe these translations as representations by Belgo and CST that the real amounts actually represent these U.S. dollar amounts or could be converted into U.S. dollars at the rates indicated. Unless otherwise indicated, Belgo has translated the real amounts in the table below using a rate of R$2.6544 to U.S.$1.00, the Central Bank’s PTAX commercial selling rate at December 31, 2004.

14

Summary Selected Historical Financial Data of Belgo

	At and for the Year Ended December 31,

	2004(1)	2004(2)	2003	2002	2001	2000

	(in millions, except share, and per share amounts)

Statement of operations data
Brazilian GAAP:
Net revenues	US$2,520.7	R$6,690.9	R$3,779.9	R$3,167.1	R$2,368.8	R$2,247.7
Cost of products sold and services
provided	(1,451.6)	(3,853.3)	(2,337.3)	(1,842.8)	(1,439.8)	(1,425.3)
Gross profit	1,069.1	2,837,6	1,442.6	1,324.3	929.0	822.4

Operating income (expenses)
Selling	(93.0)	(246.9)	(182.8)	(137.9)	(94.0)	(100.1)
General and administrative	(71.9)	(190.8)	(140.1)	(139.1)	(106.4)	(107.2)
Equity interest in income of
associated companies	(2.7)	(7.1)	83.4	41.3	(106.8)	(1.5)
Amortization of goodwill	(129.0)	(342.4)	(177.9)	(0.7)	(6.1)	6.3
Employee profit sharing	(29.5)	(78.3)	(44.3)	(52.0)	(35.4)	(17.9)
Net financial income (expense)	(31.7)	(84.2)	(27.9)	(221.5)	(131.8)	(184.2)
Other operating expenses, net	(34.3)	(91.2)	(75.1)	(145.7)	(78.7)	(92.0)

Operating results	677.0	1,796.7	877.1	668.6	369.8	325.8

Non-operating results	(13.5)	(35.8)	(100.4)	(92.7)	(83.6)	399.2
Income tax	(147.9)	(392.6)	21.2	(150.9)	(54.3)	(43.9)
Social contributions	(26.2)	(69.4)	(12.4)	(57.5)	4.3	(9.7)
Statutory attributions	(2.8)	(7.3)	(3.3)	(5.9)	(4.1)	(3.7)
Income before minority interest	486.6	1,291.5	782.2	361.6	232.2	667.7

Minority interest	(95.0)	(252.0)	(99.9)	(44.4)	(38.7)	(75.9)

Net income	US$391.6	R$1,039.5	R$682.3	R$317.2	R$193.5	R$591.7

Number of shares outstanding at year
end, excluding 68,300 treasury
preferred shares for all years
presented (in thousands):	--	7,015,829	7,015,829	7,0	6,	6,693,986
Preferred shares	--	3,110,828	3,110,828	3,1	2,	2,788,985
Common shares	--	3,905,001	3,905,001	3,9	3,	3,905,001

Net income per thousand shares of paid-
up capital at year end (3)	US$55.82	R$ 148.17	R$ 97.25	R$ 45.22	R$ 28.91	R$ 88.40

Dividends declared and interest on
shareholders’ equity per 1,000 shares
(4)

Preferred	16.52	43.84	23.46	13.61	10.25	23.69
Common	15.01	39.85	21.33	12.37	9.32	21.54

U.S. GAAP:
Net income available to common and
preferred shareholders’ before
cumulative effect of change in
accounting principle (basic)	US$524.0	R$1,390.8	R$759.3	--	--	--
Cumulative effect of change in
accounting principle	8.4	22.4	--	--	--	--
Net income available for common and
preferred shareholders’ (basic)	532.4	1,413.2	R$759.3	--	--	--

Basic earnings per 1,000 shares (3)
Preferred
Net income before cumulative effect of
change in accounting principle	78.6	208.8	114.0	--	--	--
Cumulative effect of change in
accounting principles	1.3	3.4	--	--	--	--
Basic earnings	79.9	212.2	114.0	--	--	--

15

	At and for the Year Ended December 31,

	2004(1)	2004(2)	2003	2002	2001	2000

	(in millions, except share, and per share amounts)

Common
Net income before cumulative effect of
change in accounting principle	71.5	189.8	103.6	--	--	--
Cumulative effect of change in
accounting principles	1.2	3.1	--	--	--	--
Basic earnings	72.7	192.9	103.6	--	--	--

Net income available to common and
preferred shareholders’ before
cumulative effect of change in
accounting principle (diluted)	510.2	1,354.2	694.3	--	--	--
Cumulative effect of change in
accounting principle	8.4	22.4	--	--	--	--
Net income available for common and
preferred shareholders’ (diluted)	518.6	1,376.6	694.3	--	--	--

Diluted earnings per 1,000 shares (3)
Preferred
Net income before cumulative effect of
change in accounting principle	76.6	203.3	104.2	--	--	--
Cumulative effect of change in
accounting principles	1.3	3.4	--	--	--	--
Diluted earnings	77.9	206.7	104.2	--	--	--
Common
Net income before cumulative effect of
change in accounting principle	69.6	184.8	94.8	--	--	--
Cumulative effect of change in
accounting principles	(1.2)	(3.1)	--	--	--	--
Diluted earnings	70.8	187.9	94.8	--	--	--
Weighted average number of shares
outstanding (in thousands)

Preferred	--	3,110,828	3,110,828	--	--	--
Common	--	3,905,001	3,905,001	--	--	--

Total	--	7,015,829	7,015,829

Dividends declared per thousand
common shares	14.74	39.12	20.48

Dividends declared per thousand
preferred shares	16.21	43.03	22.52

	At and for the Year Ended December 31,

	2004(1)	2004(2)	2003	2002	2001	2000

			(in millions)
Balance sheet data
Brazilian GAAP:
Cash, cash equivalents and short term
marketable securities	US$350.4	R$930.2	R$ 671.7	R$ 534.8	R$ 443.3	R$ 628.1
Trade accounts receivable, net	289.6	768.7	418.7	464.7	350.2	279.5
Property and equipment, net	1,099.6	2,918.7	2,455.5	1,941.7	1,901.5	1,804.5
Total assets	3,041.9	8,074.5	6,275.8	5,224.9	4,349.1	3,955.9
Short-term debt (including current
portion of long-term debt and
debentures)	138.0	366.3	484.2	414.2	537.4	337.0
Long-term debt	285.3	757.2	591.4	1,045.8	826.9	887.0
Shareholders’ equity	1,629.4	4,325.1	3,366.7	2,275.9	2,000.1	1,880.6
Capital stock	753.5	2,000.0	1,368.9	1,368.9	765.4	765.4

U.S. GAAP:
Shareholders’ equity	US$1,690.2	R$4,486.5	R$2,869.2	--	--	--

Other financial information
Brazilian GAAP:

16

	At and for the Year Ended December 31,

	2004(1)	2004(2)	2003	2002	2001	2000

			(in millions)
Balance sheet data
Net cash provided by (used in):
Operating activities	US$573.6	R$1,522.6	R$ 882.0	R$1,089.3	R$ 543.4	R$ 859.1
Investing activities	(124.5)	(330.4)	(573.2)	(363.2)	(274.3)	429.0
Financing activities	(335.7)	(891.2)	(343.7)	(651.6)	(453.9)	(731.1)

(1)	Translated for convenience only using the PTAX commercial selling rate as reported by the Central Bank at December 31, 2004 of R$2.6544 per US$1.00.
(2)	The financial information and other information for 2004 is not comparable with the financial and other information for 2003, 2002 and 2001 as a result of the acquisition of control of Acindar in May 2004.
(3)	Net income per 1,000 shares under Brazilian GAAP is based on shares outstanding at the end of each year. Earnings per 1,000 shares under U.S. GAAP is based on the weighted average number of shares outstanding during each period.
(4)	In accordance with Brazilian Corporate Law, Belgo can distribute a notional, tax-deductible interest charge attributable to shareholders’ equity as an alternative form of payment of dividends to shareholders.

17

Summary Selected Historical Financial Data of CST

	At and for the Year Ended December 31,

	2004(1)	2004	2003	2002	2001	2000

		(in millions, except share, per share and per
			ADS amounts)
Statement of operations data
Brazilian GAAP:
Net sales and services revenue	US$1,919.9	R$5,096.2	R$3,729.4	R$2,840.9	R$1,977.7	R$1,972.6
Cost of sales and services	(1,106.6)	(2,937.3)	(2,447.4)	(1,963.6)	(1,617.9)	(1,372.1)
Gross profit	813.3	2,158.9	1,282.0	877.3	359.8	600.5
Selling expenses	(39.1)	(103.9)	(88.0)	(79.9)	(67.9)	(61.7)
Administrative and general expenses	(54.1)	(143.5)	(121.3)	(90.8)	(64.3)	(60.1)
Equity results	4.5	11.9	(4.8)		-	-
Financial income (expenses), net	(44.5)	(118.1)	133.2	(585.5)	(312.7)	(184.3)
Other income (expenses), net	(1.0)	(2.7)	(44.8)	13.4	(15.9)	8.1
Operating income (loss)	679.1	1,802.6	1,156.3	134.5	(101.0)	302.5
Non-operating income (expense), net	0.3	0.8	0.2	1.6	(21.0)	(20.7)
Income (loss) before income taxes and profit
sharing	679.4	1,803.4	1,156.5	136.1	(122.0)	281.8
Income taxes	42.8	113.6	(195.6)	39.3	63.9	(93.1)
Income (loss) before profit sharing	722.2	1,917.0	960.9	175.4	(58.1)	188.7
Profit sharing	(29.2)	(77.7)	(50.6)	(38.7)	(11.4)	(29.8)
Net income (loss)	US$693.0	R$1,839,3	R$910.3	R$136.7	R$(69.5)	R$158.9

Number of shares outstanding at year end,
excluding treasury shares (in thousands):
Preferred shares	--	31,310,111	31,310,111	30,552,024	30,216,724	30,131,774
Common shares	--	19,666,329	19,666,329	19,666,329	19,666,329	19,666,329

Net income (loss) per thousand shares of paid-up
capital at year end (2)	13.59	36.08	17.86	2.72	(1.39)	3.19

Net income (loss) per ADS at year end (2)	13.59	36.08	17.86	2.72	(1.39)	3.19

Dividends declared and interest on shareholders’
equity per 1,000 shares (3)
Preferred	5.70	15.12	9.98	2.98	1.30	2.96
Common	5.18	13.74	9.07	2.72	1.18	2.69
Dividends declared and interest on shareholders’
equity per ADS (3)	5.70	15.12	9.98	2.98	1.30	2.96

U.S. GAAP:
Net income	US$659.7	R$1,751.2	R$515.8	--	--	--

Basic earnings per 1,000 shares (2)
Preferred	13.41	35.60	10.63	--	--	--
Common	12.19	32.37	9.66	--	--	--
Diluted earnings per 1,000 shares (2)				--	--	--
Preferred	13.41	35.60	10.62	--	--	--
Common	12.19	32.37	9.66	--	--	--
				--	--	--
Basic earnings per ADS (2)	13.41	35.60	10.63	--	--	--
Diluted earnings per ADS (2)	13.03	34.60	10.62	--	--	--

Weighted average number of shares
outstanding (in thousands)
Preferred	--	31,310,111	30,686,172	--	--	--
Common	--	19,666,329	19,666,329	--	--	--
Total	--	50,976,440	50,352,501	--	--	--

Dividends declared and interest on shareholders’
equity per 1,000 shares (3)
Preferred	3.49	9.27	11.48	--	--	--
Common	3.18	8.43	10.44	--	--	--
Dividends declared and interest on shareholders’
equity per ADS (3)	3.49	9.27	11.48	--	--	--

Balance sheet data

18

	At and for the Year Ended December 31,

	2004(1)	2004	2003	2002	2001	2000

	(in millions, except share, per share and per
	ADS amounts)
Brazilian GAAP:
Cash and cash equivalents	US$146.2	R$388.0	R$417.8	R$439.7	R$153.4	R$245.7
Trade accounts receivable, net	231.2	613.7	340.7	284.3	159.5	201.8
Property, plant and equipment, net	2,970.8	7,885.6	7,791.1	5,628.9	5,348.5	5,219.5
Total assets	3,897.6	10,345.7	9,594.2	7,515.2	6,676.6	6,514.9
Short-term debt (including current portion of
long-term debt)	142.1	377.2	802.2	1,567.4	916.8	869.9
Long-term debt	388.3	1,030.8	1,439.9	1,474.2	1,325.7	1,074.4
Shareholders’ equity	2,627.7	6,974.9	5,646.7	3,665.0	3,683.0	3,750.4
Capital stock	US$1,048.1	R$2,782.1	R$2,782.1	R$2,782.1	R$2,782.1	R$2,782.1

U.S. GAAP:
Total assets	US$3,648.4	R$9,684.3	R$9,926.4	--	--	--
Shareholders’ equity	2,843.7	7,548.4	6,953.0	--	--	--

Other financial information
Brazilian GAAP:
Net cash provided by (used in):
Operating activities	US$692.3	R$1,837.6	R$1,296.0	R$746.5	R$579.7	R$813.1
Investing activities	(239.1)	(634.8)	(368.9)	(326.6)	(279.4)	(253.6)
Financing activities	(445.6)	(1,182.7)	(885.6)	(290.5)	(420.5)	(466.7)
Capital expenditures	234.4	622.2	302.5	273.5	256.0	253.6

(1)	Translated for convenience only using the PTAX commercial selling rate as reported by the Central Bank at December 31, 2004 of R$2.6544 per US$1.00.
(2)	Net income per 1,000 shares or ADS under Brazilian GAAP is based on shares outstanding at the end of each year. Earnings per 1,000 shares or ADS under U.S. GAAP is based on the weighted average number of shares outstanding during each period.
(3)	In accordance with Brazilian Corporate Law, CST can distribute a notional, tax-deductible interest charge attributable to shareholders’ equity as an alternative form of payment of dividends to shareholders.

19

Summary Comparative Per Share Data

     Set forth below is the book value, cash dividend and income (loss) from continuing operations per share data on both a historical basis and an unaudited pro forma basis under Brazilian GAAP and U.S. GAAP for each of Belgo and CST for the year ended December 31, 2004. Also included below is the unaudited pro forma condensed financial data under Brazilian GAAP and U.S. GAAP for net income, per share amounts of net income and dividends declared.

     Belgo has derived the unaudited pro forma information appearing below from the unaudited pro forma condensed financial data appearing elsewhere in this prospectus. You should read the information below together with the historical and pro forma financial data of Belgo and the historical financial statements of CST appearing elsewhere in this prospectus. The unaudited pro forma data appearing below is for illustrative purposes only. Belgo and CST may have performed differently had CST always been a wholly owned subsidiary of Belgo. You should not rely on this information as being indicative of the actual results that the combined businesses of these companies will experience after the merger of shares.

     For more information about historical dividend payments by Belgo and CST, see “Dividend History.”

Brazilian GAAP

	Year ended December 31, 2004

	Belgo	CST	Belgo
	(historical)	(historical)	(pro forma)

		(in reais)
Net book value per thousand shares	R$616.48	R$136.83	R$772.8
Cash dividends declared per
thousand common shares	39.85	13.74	-
Cash dividends declared per
thousand preferred shares	43.84	15.12	-
Income from continuing
operations per thousand shares	148.17	36.08	248.2

Pro Forma Brazilian GAAP

	At and for the Year ended December 31, 2004

	2004(1)	2004(2)	2003	2002

Net income	US$1,177.1	R$3,124.5	R$658.8	R$317.2

Number of shares outstanding at year end,
excluding treasury shares (in thousands):	-	12,591,261	7,372,118	7,372,118

Net income per thousand shares of paid-up
capital at year end (1)	US$93.5	R$248.2	R$89.4	R$43.0

Dividends declared and interest on shareholders’
equity per thousand shares (2)	US$31.0	R$82.3	R$21.2	R$12.3

(1)	Net income per 1,000 shares under Brazilian GAAP is based on shares outstanding at the end of each year.
(2)
In accordance with Brazilian Corporate Law, Belgo can distribute a notional, tax-deductible interest charge attributable to shareholders’ equity as an alternative form of payment of dividends to shareholders.

U.S. GAAP

Year ended December 31, 2004(*)

	Belgo	CST	Belgo	CST
	(historical)	(historical)	(pro forma)	(equivalent)

(in reais)
Net book value per thousand shares	R$639.48	R$148.07	R$844.3	R$90.59

20

	Year ended December 31, 2004(*)

	Belgo	CST	Belgo	CST
	(historical)	(historical)	(pro forma)	(equivalent)

	(in reais)
Cash dividends declared per
thousand common shares	39.12	8.43	58.97	6.33
Cash dividends declared per
thousand preferred shares	43.03	9.27	-
Net Income (loss) from continuing
operations per thousand shares (Basic)
Preferred	212.20	35.60	-
Common	192.90	32.37	266.5	28.60
Net Income (loss) from continuing
operations per thousand shares (Diluted)
Preferred	206.70	35.60
Common	187.90	32.37	262.2	28.13
____________________
(*) Calculations made on the basis of weighted average shares.

Pro Forma U.S. GAAP

At and for the Year Ended December 31
	2004(1)	2004(2)	2003

Net income available to shareholders (basic)	US$1,264.1	R$3,355.4	R$593,737
Basic earnings per thousand shares(1)	US$100.4	R$266.5	R$80.5
Net income available to shareholders (diluted)	US$1,243.9	R$3,301.7	R$532,340
Diluted earnings per thousand shares(1)	US$98.8	R$262.2	R$72.2
Dividends declared and interest on shareholders’
equity per thousand shares (2)	US$22.2	R$58.97	R$20.35
Weighted average number of shares outstanding (in
thousands)	-	12,591,261	7,372,118

(1)	Earnings per 1,000 shares under U.S. GAAP are based on the weighted average number of shares outstanding during each period.
(2)	In accordance with Brazilian Corporate Law, Belgo can distribute a notional, tax-deductible interest charge attributable to shareholders’ equity as an alternative form of payment of dividends to shareholders.

21

RISK FACTORS

Before making an investment decision, you should consider the risk factors set forth below. Investing in Belgo’s common shares involves a high degree of risk. Belgo’s and CST’s business, financial condition and results of operations could be materially and adversely affected by any of these risks. The trading price of Belgo’s common shares could decline due to any of these risks, and you may lose all or a part of your investment.

Risks Relating to the Merger of Shares

The exercise of appraisal rights by Belgo’s and CST’s shareholders could decrease the cash balances of the companies, limit their ability to borrow funds or fund expansion plans or prevent them to comply with existing contractual obligations.

     Holders of Belgo’s common shares and CST’s common shares, preferred shares and ADRs will be entitled to exercise appraisal rights in connection with the merger of shares. Appraisal rights for CST shareholders will be based on the economic value or liquidation value of their shares and appraisal rights for Belgo shareholders will be based on the book value of their shares. If existing Belgo shareholders do not wish to continue to hold their common shares upon the completion of the merger of shares, or if CST shareholders do not wish to receive Belgo common shares in the merger of shares, they may require Belgo or CST, as the case may be, to purchase their shares for a cash payment equal to the appraised value of their shares. If holders of a significant number of Belgo’s or CST’s shares exercise their appraisal rights, the requirement to make large cash payments could decrease the cash balances of the companies, limit their ability to borrow funds or fund expansion plans or prevent them to comply with existing contractual obligations, including financial covenants.

The merger of shares may not result in the benefits that Belgo seeks to achieve, including increased share liquidity.

     Belgo is proceeding with the merger of shares because it believes that the merger of shares will provide Belgo and CST with a number of advantages, including more closely aligning their interests, increasing liquidity for Belgo’s and CST’s shareholders, creating operating synergies, and providing more balanced markets for their steel products. However, the merger of shares may not accomplish these objectives. In particular, CST’s shares currently enjoy a higher level of liquidity than Belgo’s shares, and CST’s shares are included in the BOVESPA’s market index while Belgo’s shares are not. To the extent that the merger of shares does not result in increased liquidity for Belgo’s shares, you may experience a decrease in your ability to sell Belgo common shares as compared to your ability to sell shares or ADRs of CST.

There is no clear guidance under Brazilian law regarding the income tax consequences to investors resulting from a merger of shares. If Belgo is required to pay any taxable gains on Belgo’s shares received by CST shareholders resident abroad, Belgo would be entitled to reimbursement from these shareholders.

     There is no specific legislation nor administrative or judicial precedent regarding the income tax consequences to investors resulting from a merger of shares. Based on the opinion of its external tax advisors, Belgo believes that the merger of shares should not be subject to income tax pursuant to Brazilian Law. Belgo’s Brazilian counsel evaluates that it is unlikely that the merger of shares is deemed to be a taxable transaction under Brazilian law, particularly if the investor maintains as cost of acquisition of Belgo’s shares the cost of acquisition of CST’s shares for Brazilian tax purposes.

     In the event this position does not prevail and Brazilian tax authorities succeed upon a tax assessment regarding this matter, Belgo would be liable to the Brazilian tax authorities for withholding and collecting the taxable capital gains of shareholders resident abroad, if any. In no event would these shareholders be liable to Brazilian tax authorities. However, Belgo would be entitled to reimbursement from these shareholders. For more details on the taxation of capital gains in Brazil, see “Material Tax Considerations—Material Brazilian Tax Considerations.”

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As Arcelor has majority voting control of both Belgo and CST, it has a potential conflict of interest with respect to the merger of shares

     Arcelor initiated and, with CST and Belgo, determined the terms and conditions of the merger of shares. The merger of shares was not negotiated with any representative of the minority shareholders of CST and therefore Arcelor has a potential conflict of interest arising out of its role as the controlling shareholder of both parties to the merger of shares.

The capital gain arising from a disposition of Belgo shares registered as a direct foreign investment in Brazil could be calculated based on the historical amount in Brazilian currency of the investment, rather than the amount in foreign currency registered with the Central Bank of Brazil.

     There is uncertainty concerning the currency to be used for the purposes of calculating the cost of acquisition of shares registered with the Central Bank of Brazil as a direct investment. Belgo’s Brazilian counsel’s view is that the capital gains should be based on the positive difference between the cost of acquisition of the shares in the applicable foreign currency and the value of disposition of those shares in the same foreign currency. This view has been supported by recent precedents issued by Brazilian administrative court. In addition, tax authorities are not bound by these precedents and, accordingly, may continue to assess taxpayers who adopt this line of interpretation. For more details on the taxation of capital gains in Brazil, see “Material Tax Considerations—Material Brazilian Tax Considerations.”

Risks Relating to Belgo and CST

The steel industry is cyclical and Belgo’s and CST’s revenues may decrease if the demand for steel decreases.

     The steel industry is highly cyclical in Brazil and abroad. The demand for steel products is affected by macroeconomic fluctuations in the world economy and the domestic economies of steel-consuming countries, including trends in the automotive, construction, home appliance, packaging and container sectors. In recent years, the price of steel in world markets has been at historically high levels, driven largely by the strong demand for steel in China. This trend is not expected to continue indefinitely. Although the existing global steel production capacity does not meet currently high international demand levels, steel producers are expanding their production capacity and the supply of steel should eventually meet or exceed demand levels, which may result in steel price decreases. The logistical difficulties of shutting down integrated steel production facilities and the high cost of starting them up can result in an oversupply of steel, even in times of high demand, which can put downward pressure on prices and profit margins. Any significant decrease in the demand for steel globally and increases in the capacity of other steel producers could cause a decrease of Belgo’s and CST’s revenues.

Belgo and CST plan to expand their production capacity considerably. The expansions may not be completed on a timely or cost-efficient basis.

     An essential part of the growth strategy of Belgo and CST is the expansion of their steel production capacity. Belgo intends to increase its steel production capacity by up to five million tons per year within the next seven years by investing in the expansion of its existing production facilities and, to a lesser extent, by acquiring steel facilities from other steel producers. CST is currently expanding its production capacity from 5 million tons per year to approximately 7.5 million tons per year by mid-2006. The timely expansion of Belgo’s and CST’s production capacities is subject to a number of conditions and uncertainties that may cause delays or increase the cost of expansion. In addition, if the funds from operations generated by the combined entity are not sufficient to finance the expected portions of the expansion plans, it may be required to modify its expansion plans or incur higher than anticipated financing costs. Delays or increased costs in the completion of their expansion projects would adversely affect the growth strategies of Belgo and CST.

23

There may not be sufficient demand for the additional steel that Belgo and CST will produce upon the completion of their expansion projects, which would increase their cost structures and their operating costs.

     Belgo’s and CST’s expansion plans are based upon a continuation of strong demand for steel in Brazil and internationally. The demand for steel is cyclical and other steel producers globally have also been expanding their steel production capacities to meet strong worldwide demand. To the extent that the demand for steel weakens or is met by other steel producers, Belgo’s and CST’s expanded facilities may have excess unused capacity, which, given the high fixed-cost nature of steel production, would increase their operating costs.

Belgo and CST are subject to various environmental and health regulations, which are becoming more stringent and may result in increased liabilities and require increased capital expenditures.

     Belgo’s and CST’s facilities are subject to a broad variety of Brazilian federal, state and local laws, regulations and permit requirements relating to the protection of human health and the environment. Belgo and CST could be exposed to civil penalties, criminal sanctions and closure orders for non-compliance with these regulations, which, among other things, limit or prohibit emissions or spills of toxic substances produced in connection with Belgo’s and CST’s operations. Current and past waste disposal and emissions practices may result in the need for Belgo and CST to clean up or retrofit their facilities at a substantial cost and could result in liabilities.

     Since environmental laws are becoming more stringent in Brazil, it is likely that Belgo’s and CST’s environmental capital expenditures and costs for environmental compliance will increase, perhaps significantly. In addition, due to the possibility of unanticipated regulatory or other developments, the amount and timing of future environmental capital expenditures may vary widely from those currently anticipated. Any necessary, unforeseen environmental investments may reduce funds available for other investments, such as the steel production expansion projects for Belgo’s and CST’s facilities.

The supply of some of the raw materials that Belgo and CST need to produce steel is limited and raw material prices are highly volatile. To the extent that raw materials price increases cannot be passed on to consumers, Belgo’s and CST’s operating costs would be increased.

     Among the most important raw materials used in steel production by Belgo and CST are coke, coal, iron ore and scrap. Currently, there is a worldwide shortage of coke and coal, mainly as a result of the recent rapid growth in the demand for steel globally. The supply of scrap in Brazil is also limited. Due to similar shortages of scrap in surrounding countries and the high cost of transporting scrap from other regions, it is generally not economical to import steel scrap into Brazil. Belgo expects that demand for scrap in Brazil will continue to grow, exacerbating the scrap shortage in local markets. In addition, each of CST and Acindar rely upon one supplier, Companhia Vale do Rio Doce, or CVRD, for most of their iron ore under long-term contracts. CVRD also extracts iron ore from Belgo’s Andrade mine and sells it at production costs to Belgo. If there is an interruption of the supply of iron ore from CVRD, or if CST or Acindar is not able to negotiate the price of iron ore with CVRD on acceptable terms, then CST or Acindar, as the case may be, would have to find alternative sources of iron ore. In addition, most raw materials are purchased through contracts based on prevailing market prices and, as a result, are subject to market conditions such as inflation rate fluctuations and exchange rate variations of the real against the U.S. dollar. To the extent that raw materials price increases cannot be passed on to consumers, Belgo’s and CST’s operating costs would be increased.

Changes to trade barriers may adversely affect Belgo’s and CST’s ability to export products or encourage the import of foreign-produced steel into Brazil.

     Some of the main export markets for Belgo’s and CST’s products have imposed trade barriers in response to increased production and exports of steel by many countries. For example, in March 2002, the U.S. government imposed quotas and tariffs on imports of a range of steel products. Although the U.S. eliminated these tariffs at the beginning of December 2003, the U.S. or other countries may in the future impose other tariffs that act to limit the export markets for the steel products of Belgo and CST. Conversely, the Brazilian government has recently reduced barriers on the importation of some steel products by non-Brazilian steel producers into Brazil. While the barriers that were reduced did not relate to steel products produced by Belgo and CST, and the cost of transporting steel to Brazil continues to effectively limit competition in the Brazilian domestic steel market to domestic producers, the future reduction of other import barriers on steel products by the Brazilian government may prompt some global steel producers to consider entering into the Brazilian domestic steel market.

24

An electrical energy crisis in Brazil could reduce domestic demand for Belgo’s and CST’s products and their production capabilities and operating revenues.

     Hydroelectric power is a major source of energy for Brazilian industry, and Belgo and CST are highly dependent on it for their steel production. Low levels of investment in Brazil’s electricity infrastructure and below-average rainfall have in the past resulted in low reservoir levels of hydroelectric capacity in Brazil, and Brazil experienced a severe shortage of generation capacity during 2001. In May 2001, the Brazilian government announced measures aiming at reducing the consumption of electricity in a number of regions of Brazil, including the areas in which CST and Belgo operate. In order to comply with limitations imposed by the Brazilian government, Belgo was forced to make changes to its production line, but its operations were not materially affected. These limitations did not affect CST, since it is self-sufficient in electricity generation. As a result of increased rainfall, measures taken by the Brazilian government to increase the available electrical power generation, and decreases in consumer demand, the Brazilian government lifted all electricity consumption restrictions in March 2002.

     If another energy crisis occurs, Belgo’s and CST’s customer demand, production capabilities and operating revenues may be reduced. A prolonged energy crisis may cause a downturn in the level of economic activity, with possible adverse impacts on the demand for steel products in the domestic market. In addition, another electricity crisis may lead to the imposition of new electricity consumption restrictions, which may adversely affect Belgo’s production capabilities.

Recent changes to the regulation of Brazil’s electricity market may cause Belgo and CST to pay more for their electricity, which would increase their operating costs.

     The Brazilian government’s regulation of the electricity market has recently undergone a series of changes designed to liberalize the supply of electricity between electricity suppliers and certain customers. Under the new regime, large consumers of electricity, the so-called “free customers”, may negotiate their supply of electricity from the supplier of their choice at a freely negotiated price. Unlike the previous regulatory regime, there are no restrictions or limits on the terms, including the price, under which the electricity can be supplied to free customers. Belgo and CST are free customers under the new framework, and Belgo is negotiating long-term agreements with electricity suppliers. During the interim, Belgo is meeting certain electricity needs through the purchase of electricity in auction markets. Belgo and CST may not be able to purchase electricity under the new regime on terms that are as favorable or more favorable than the price they paid for electricity under the previous regulations. To the extent they are not able to purchase electricity on acceptable terms, Belgo’s and CST’s operating costs would be increased.

The steel industry is highly competitive. If Belgo or CST suffers from competitve disadvantages, their operating revenues may be reduced.

     The steel industry is highly competitive with respect to price, product quality, customer service, and technological advancements that lower production costs. The steel industry also competes with suppliers of other materials that may be used as steel substitutes, such as aluminum, cement, composites, glass, plastic and wood.

     The Brazilian domestic steel market, in which Belgo and, to a lesser degree, CST are focused, is supplied by a relatively small number of suppliers with well-established customer bases and there tends to be little variation in market share. The international steel markets, which are also the focus of CST and, to a lesser extent, of Belgo, are served by a number of suppliers from different countries and tends to be more competitive. Many factors influence Belgo’s and CST’s competitive position, including operating efficiency, the availability, quality and cost of raw materials and labor, and transportation costs. If Belgo or CST suffers from a disadvantage in any of these areas, their ability to compete may be adversely affected, which would reduce their operating revenues. In addition, some of Belgo’s and CST’s competitors have greater financial and marketing resources, larger customer bases and a greater variety of product offerings than Belgo and CST.

25

Equipment failures may lead to production curtailments or shutdowns, which would decrease their operating revenues.

     Belgo’s and CST’s steel production processes are dependent upon critical pieces of equipment, such as blast furnaces, electric arc furnaces, continuous casters and rolling equipment. This equipment may malfunction or be damaged. Although both Belgo and CST carry insurance, significant interruptions in Belgo’s or CST’s production processes may decrease their production volume and operating revenues.

Arcelor, Belgo’s controlling shareholder, has the ability to direct its business and affairs and its interests could conflict with yours.

     Arcelor is the beneficial owner of 68.7% of Belgo’s common shares and is Belgo’s controlling shareholder. Belgo’s controlling shareholder has the power to, among other things, elect a majority of its directors, control management policies and determine the outcome of any action requiring shareholder approval, including transactions with related parties, corporate reorganizations, dispositions, and the timing and payment of any future dividends beyond those required under Brazilian Corporate Law. Belgo’s controlling shareholder may have an interest in pursuing corporate objectives, including acquisitions, dispositions, financings or similar transactions that may conflict with the interests of Belgo’s minority shareholders.

Acindar, one of Belgo’s largest subsidiaries, requires large amounts of natural gas to produce steel. Shortages in the supply of natural gas in Argentina or increases in Argentine natural gas prices could adversely affect Acindar’s production capabilities, which could decrease its operating revenues.

     Natural gas is an essential raw material used by Acindar at its semi-integrated facility. During peak periods of consumption, particularly during the winter, the supply of natural gas to the industrial sector in Argentina is subordinated to the needs of residential consumers. For example, from April 2004 to September 2004, Acindar natural gas supply was reduced because of the priority given to residential customers. Currently, Acindar benefits from low, fixed prices for its natural gas due to a government-controlled pricing regime. However, the price of gas may not remain fixed, and if and when natural gas prices are allowed to float freely, they may increase substantially. If Acindar’s supply of natural gas is disrupted over a sustained period of time, or if the price that Acindar must pay for natural gas increases significantly, Acindar’s production capability would be adversely affected, which could decrease its operating revenues.

Risk Factors Relating to Belgo’s Common Shares

If you exchange CST’s ADRs for Belgo’s common shares and do not register your investment with the Central Bank, you will not be able to remit amounts abroad and you may lose certain Brazilian tax advantages.

     CST ADRs benefit from a certificate of foreign capital registration that permits the custodian of CST preferred shares to convert dividends and other distributions with respect to CST preferred shares into foreign currency, and to remit the proceeds abroad. Holders of CST ADRs who, upon surrender to, and cancellation by, the depositary of their CST ADRs, receive Belgo’s common share in exchange therefor will have to obtain their own foreign capital registration, either under Resolution 2,689 of the National Monetary Council and CVM Instruction 325 or under Law No. 4,131/62, as described in “Description of Belgo’s Capital Stock – Exchange Controls and Central Bank Registration”, in order to be able to remit abroad non-Brazilian currency. If, upon surrender, holders of CST ADRs do not obtain their foreign capital registry, they may be subject to less favorable tax treatment of dividends and distributions on, and the proceeds from any sale of, Belgo’s common shares. See “Material Tax Considerations—Material Brazilian Tax Considerations.”

The Brazilian securities markets are relatively volatile and illiquid as compared to major securities markets.

     Investing in securities that trade in emerging markets, such as Brazil, often involves greater risk than investing in securities of issuers in the United States, and such investments are generally considered to be more speculative in nature. The Brazilian securities market is substantially smaller, less liquid, more concentrated and can be more volatile than major securities markets in the United States. Accordingly, your ability to sell Belgo’s

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common shares at the price and time you wish to do so may be substantially limited. There is also significantly greater concentration in the Brazilian securities market than in major securities markets in the United States. The ten largest companies in terms of market capitalization represented approximately 48% of the aggregate market capitalization of the BOVESPA as of December 31, 2004. The top ten stocks in terms of trading volume accounted for approximately 56%, 53% and 45% of all shares traded on the BOVESPA in 2002, 2003 and 2004, respectively.

CST or Belgo may become a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors.

Adverse U.S. federal income tax rules apply to individuals owning, directly or indirectly, shares of a passive foreign investment company, or PFIC. A foreign company will be classified as a PFIC for U.S. federal income tax purposes if 50% or more of its assets are passive assets, or 75% or more of its annual gross income is derived from passive assets. Based on current estimates and the nature of CST and Belgo’s income and assets, we do not believe that either CST or Belgo is currently a PFIC. If it were determined that either CST or Belgo is a PFIC, a U.S. investor would be subject to U.S. federal income tax at ordinary income tax rates, plus a possible interest charge, in respect of gain derived from a disposition of our CST or Belgo shares, as well as certain distributions by CST or Belgo, unless certain elections were made. Since PFIC status is determined on an annual basis and will depend on the composition of income and assets and the nature of activities from time to time, we cannot assure you that CST or Belgo will not be considered a PFIC for the current or any future taxable year.

Risks Relating to Brazil and Argentina

The Brazilian government has exercised, and continues to exercise, significant influence over the Brazilian economy. This involvement, as well as Brazilian political and economic conditions, could adversely and directly impact Belgo’s and CST’s business and reduce the trading price of Belgo’s common shares.

     The Brazilian economy has been characterized by frequent, and occasionally drastic intervention by the Brazilian government, which has often changed monetary, credit and other policies to influence Brazil’s economy. The Brazilian government’s actions to control inflation and effect other policies have often involved wage and price controls, fluctuation of the Central Bank’s base interest rates, as well as other measures, such as the freezing of bank accounts in 1990.

     Actions taken by the Brazilian government concerning the economy may have important effects on Brazilian corporations and other entities, including Belgo and CST, and on market conditions and prices of Brazilian securities. For example, in the past, the Brazilian government maintained domestic price controls, including price controls on steel products, and such price controls may be reimposed on steel products in the future. Belgo’s and CST’s financial condition and results of operations may also be adversely affected by the following factors and the Brazilian government’s actions in response to them:

  devaluations and other exchange rate movements;
  inflation;
  trade barriers;
  exchange control policies;
  social instability;
  price instability;
  energy shortages;
  interest rates;

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  liquidity of the domestic capital and lending markets;
  tax policy; and
  other political, diplomatic, social and economic developments in or affecting Brazil.

     Uncertainty over whether the Brazilian government will change policies or regulations affecting these or other factors in the future may contribute to economic uncertainty in Brazil and to heightened volatility in the Brazilian securities markets and securities issued abroad that are supported by Brazilian issuers. These and other future developments in the Brazilian economy and governmental policies may adversely affect Belgo and CST and their businesses and results of operations and may reduce the trading price of Belgo’s common shares.

Argentina has recently experienced significant economic and political instability. A new recession would reduce the demand for Acindar’s and Belgo’s products in Argentina and would limit their ability to borrow funds or fund expansion plans and continuing operations.

     Belgo’s subsidiary, Acindar, is located in Argentina and sells its steel production principally in the Argentine domestic market. Acindar accounted for approximately 17% of Belgo’s net revenues during the year ended December 31, 2004.

     During the last quarter of 2001, following almost four years of recession, high levels of external indebtedness and with the country risk rating at its worst level, Argentina found itself in a critical economic situation marked by a significant decrease in deposit levels, high interest rates, a significant decline in the demand for products and services and a substantial increase in unemployment. During this time, the Argentine government’s ability to fulfill its obligations and the availability to it of credit lines were greatly diminished. On December 23, 2001, the Argentine government declared the suspension of debt payments on a significant portion of Argentina’s sovereign debt. The rapid and radical nature of the changes in the Argentine social, political, economic and legal environment, and the absence of a clear political consensus in favor of the Argentine government or any particular set of economic policies, created an atmosphere of great uncertainty. The economic crisis was accompanied by a political crisis that led to the resignation of the president in December 2001, which was followed by a rapid succession of interim presidents.

     More recently, there have been some favorable developments in the Argentine economy, such as the relative stabilization of certain economic variables, a fiscal surplus, an improvement in the condition of the financial system and a significant increase in the gross domestic product, or GDP, of Argentina since 2003. However, there are still a considerable number of macroeconomic and political uncertainties affecting the normalization of the Argentine economy. Steel consumption is strongly influenced by macroeconomic variables, such as GDP growth, and further economic and political turmoil in Argentina would reduce the demand for Acindar’s and Belgo’s products in Argentina and would limit their ability to borrow funds or fund expansion plans and continuing operations.

Exchange rate instability may reduce Belgo’s and CST’s operating revenues, increase their operating costs and reduce the market price of Belgo’s common shares.

     As a result of inflationary pressures, the Brazilian currency has devalued periodically during the last four decades. Throughout this period, the Brazilian government has implemented various economic plans and utilized a number of exchange rate policies, including sudden devaluations, periodic mini-devaluations during which the frequency of adjustments has ranged from daily to monthly, floating exchange rate systems, exchange controls and dual exchange rate markets. Although over long periods devaluation of the Brazilian currency generally have correlated with the rate of inflation in Brazil, devaluation over shorter periods has resulted in significant fluctuations in the exchange rate between the Brazilian currency and the U.S. dollar and other currencies.

     The real depreciated against the U.S. dollar by 8.5% in 2000 and by 15.4% in 2001. In 2002, the real depreciated 34.3% against the U.S. dollar, due in part to political uncertainty surrounding the Brazilian presidential elections and the global economic slowdown. Although the real appreciated 15.4% and 8.8% against the U.S. dollar in 2003 and 2004, respectively, and the real may depreciate again. On May 16, 2005, the U.S. dollar/real exchange rate was R$2.476 per US$1.00.

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     Most of Belgo’s revenues are denominated in reais. However, Belgo’s operating revenues resulting from exports are denominated in, or linked to, the U.S. dollar and therefore vary with the real/U.S. dollar exchange rate. For the year ended December 31, 2004, approximately 21% of Belgo’s operating revenues were either denominated in, or linked to, the U.S. dollar. Although some of Belgo’s production expenses, such as the price of coke, pig iron and iron ore pellets and lumps (used mainly at Acindar’s facilities), are denominated in, or linked to, U.S. dollars, Belgo has generally in the past benefited from devaluations of the real versus the dollar exchange rate. In addition, Belgo has also been able to adjust its domestic prices to reduce the negative impact of devaluations of the real and the resulting increase in costs of its U.S. dollar denominated raw materials. However, Belgo may not be able to continue to do so. In addition, if the real appreciates versus the U.S. dollar, Belgo may be adversely affected. CST is heavily reliant upon export sales and most of its revenues are denominated in U.S. dollars. Part of CST’s production costs are denominated in reais. As a result, appreciation of the real versus the dollar exchange rate also tends to reduce CST’s margins on its export sales as well as the cost of sales and services.

     Historically, devaluations of the real relative to the U.S. dollar have also created additional inflationary pressures in Brazil and future devaluations could negatively affect Belgo and, to a lesser extent, CST, particularly with respect to suppliers and service providers who generally increase their prices to reflect Brazilian inflation. Devaluations generally curtail access to foreign financial markets and may prompt government intervention, including recessionary governmental policies. Devaluations also reduce the U.S. dollar value of distributions and dividends on Belgo’s common shares and the U.S. dollar equivalent of the market price of Belgo’s common shares. On the other hand, appreciation of the real relative to the U.S. dollar may lead to a deterioration of the Brazilian current account and the balance of payments, as well as dampen export-driven growth, including CST’s steel exports.

     Acindar mostly generates revenues in Argentine pesos. The Argentine peso has devalued frequently and economic authorities in Argentina have used a number of exchange rate systems that have resulted in significant fluctuations in the exchange rate between the peso and the U.S. dollar. Since the Argentine recession and economic crisis, the peso has regained some of its strength against the U.S. dollar, improving from P$3.36 per US$1.00 as of December 31, 2002 to P$2.93 per US$1.00 as of December 31, 2003 and remaining stable at P$2.96 per US$1.00 as of December 31, 2004. Acindar’s raw materials and energy costs are principally denominated in U.S. dollars, and devaluations of the peso against the U.S. dollar could increase Acindar’s costs of raw materials.

Inflation and government efforts to combat inflation may contribute significantly to economic uncertainty in Brazil and could harm Belgo’s and CST’s business and the market value of Belgo’s common shares.

     Brazil has in the past experienced extremely high rates of inflation. More recently, Brazil’s annual rate of inflation was 10.0% in 2000, 10.4% in 2001, 25.3% in 2002, 8.7% in 2003 and 12.4% in 2004 (as measured by the ¥ndice Geral de Preços—Mercado, or the IGP-M). Inflation, and certain government actions taken to combat inflation, have in the past had significant negative effects on the Brazilian economy. Actions taken to curb inflation, coupled with public speculation about possible future governmental actions, have contributed to economic uncertainty in Brazil and heightened volatility in the Brazilian securities market. Future Brazilian government actions, including interest rate increases, intervention in the foreign exchange market and actions to adjust or fix the value of the real, may trigger increases in inflation. If Brazil experiences high inflation in the future, Belgo and CST may not be able to adjust their prices to offset the effects of inflation on their cost structure. Inflationary pressures and higher interest rates may also discourage construction activity in Brazil and reduce Belgo’s steel sales to the civil construction sector. Inflationary pressures may also hinder Belgo’s ability to access foreign financial markets or lead to government policies to combat inflation that could harm its business or reduce the market value of Belgo’s common shares.

Developments and the perception of risk in other countries, especially emerging market countries, may reduce the market price of Brazilian securities, including Belgo’s common shares.

     The market value of securities of Brazilian companies is affected to varying degrees by economic and market conditions in other countries, including other Latin American and emerging market countries. Although

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economic conditions in such countries may differ significantly from economic conditions in Brazil, investors’ reactions to developments in these other countries may reduce the market value of securities of Brazilian issuers. Crises in other emerging market countries may diminish investor interest in securities of Brazilian issuers, including Belgo’s. This could reduce the trading price of Belgo’s common shares, and could also make it more difficult for Belgo to access the capital markets and finance its operations in the future on acceptable terms or at all.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements. These forward-looking statements are based largely on Belgo’s and CST’s current beliefs, expectations and projections about future events and financial trends affecting their businesses. These forward-looking statements, among other things, relate to:

  management strategy;
  trends in the world steel market;
  operating efficiencies;
  integration of new business units;
  market position;
  revenue growth;
  taxable income;
  cost savings;
  capital expenditures;
  dividends expectations;
  influence of controlling shareholders;
  litigation; and
  the timetable for the merger of shares and certain transactions described in this prospectus.

     Forward-looking statements may be identified by words such as “believes,” “expects,” “anticipates,” “projects,” “intends,” “should,” “seeks,” “estimates,” “future” or similar expressions. These statements reflect Belgo’s and CST’s current expectations. They are subject to a number of risks and uncertainties, including but not limited to changes in regulation, the global and local steel industry and local economic conditions. In light of the many risks and uncertainties surrounding the steel industry, the forward-looking statements contained in this prospectus may not be realized. You are cautioned not to place undue reliance on any forward-looking information.

     All forward-looking statements included in this prospectus are based on information available on the date of this prospectus. Belgo undertakes no obligations to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. The foregoing list of uncertainties is not exhaustive.

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THE MERGER OF SHARES

     On July 28, 2005, Belgo, CST and Arcelor published a notice in the Brazilian newspapers Valor Econômico, Gazeta Mercantil, A Gazeta, A Tribuna and Estado de Minas announcing the terms and conditions of the merger of shares and certain other transactions, as described below. CST shareholders will not be notified of the publication of the minutes of CST general shareholders’ meeting. CST expects to make available on its website (www.cst.com.br) the minutes of the CST general shareholders’ meeting on the same date of their publication in Brazil.

Background

     Arcelor is one of the largest steel producers in the world. In 2004, Arcelor had revenues of €30.1 billion, shipped 43.9 million tons of steel products, and at December 31, 2004, had assets of over €31.2 billion.

     Arcelor’s investments in Brazil include its equity interests in Belgo, CST, Vega do Sul and Acesita S.A., or Acesita. Vega do Sul is a galvanized steel manufacturing company located in the southern port City of São Francisco do Sul, in the State of Santa Catarina. Acesita, which is located in City of Belo Horizonte, State of Minas Gerais, is a producer of flat stainless steels, flat oriented and non-oriented grain silicon steels, flat carbon steels and bars. Arcelor’s investments in Brazil are set forth below (share percentages reflect Arcelor’s total direct and indirect interest in the relevant entity’s total share capital):

____________________
Notes:
(1) Including direct and indirect ownerships.

     Arcelor is restructuring its steel production investments in Brazil. In this regard, Arcelor intends to implement the Holdings Merger, the Conversion and the merger of shares. Belgo will also change its name to Arcelor Brasil S.A.. Arcelor Aços Especiais do Brasil Ltda., or AAE, through which Arcelor holds Acesita’s capital stock, will not be involved in these transactions. However, Arcelor may in the future consider the transfer of its equity stake in Acesita to Belgo.

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     Upon the completion of these transactions, Belgo will be the entity through which Arcelor will hold its equity interests in CST and Vega do Sul.

Holdings Merger

General

     The Holdings Merger has been approved by the board of directors of Belgo and the board of executive officers of each of APSL and AAB. The Holdings Merger is subject to approval by holders of more than 50% of the outstanding common shares of each of APSL and AAB and by holders of more than 50% of the common shares of Belgo present at its general shareholders’ meeting. Arcelor has informed Belgo, APSL and AAB that it will vote in favor of the Holdings Merger.

     The Holdings Merger is expected to be completed on September 8, 2005. If the Conversion is completed, the exchange ratios will be one Belgo’s common share for each 8.52042 APSL shares and one Belgo’s common share for each 0.93057 AAB quota. If the Conversion is not completed, the exchange ratios will be the following: (i) 0.55660 of Belgo’s common share and 0.44340 of Belgo’s preferred share for each 8.52042 APSL shares, and (ii) 0.55660 of Belgo’s common share and 0.44340 of Belgo’s preferred share for each 0.93057 AAB quota. These exchange ratios are based on the valuation report prepared by Deutsche Bank, which reflects the economic value of Belgo and of APSL and AAB, and was prepared on the same date and based on the same assumptions used in the exchange ratio valuation report prepared by Deutsche Bank for Belgo and CST in connection with the merger of shares. APSL’s and AAB’s economic values were based on the economic value of their shareholdings in CST and Vega do Sul.

     Upon the completion of the Holdings Merger, Belgo will be the successor to all of the assets and liabilities of APSL and AAB and will own 44.2% of the total and 58% of the voting shares of CST, and 75% of the voting and total capital stock of Vega do Sul. The completion of the Holdings Merger is conditioned upon the completion of the merger of shares, but the merger of shares is not conditioned upon the completion of the Holdings Merger and the Conversion.

Holdings Merger Agreement

     The terms and conditions of the Holdings Merger are set forth in the protocol and justification of the Holdings Merger, or the Holdings Merger agreement, that has been entered into between Belgo, AAB and APSL. The exchange ratios of AAB quotas and APSL shares for Belgo shares were based upon the agreement of the companies, taking into consideration the valuation reports prepared by Deutsche Bank.

     Under the terms of the Holdings Merger agreement, (i) holders of AAB quotas will receive one common share of Belgo for each 0.93057 AAB quota they hold, and (ii) holders of APSL common shares will receive one common share of Belgo for each 8.52042 APSL shares they hold. If the Conversion is not completed by the time of the Holdings Merger, (i) holders of AAB quotas will receive 0.55660 common share and 0.44340 preferred share of Belgo for each 0.93057 AAB quota they hold, (ii) holders of APSL shares will receive 0.55660 common shares and 0.44340 preferred share of Belgo for each 8.52042 APSL shares they hold.

     The aforementioned exchange ratios of AAB quotas and APSL shares for Belgo shares were determined by the companies, taking into consideration the valuation reports prepared by Deutsche Bank with reference to the economic value of Belgo, AAB and APSL, based on their future profitability. This valuation resulted in the exchange ratios of the Holdings Merger. Pursuant to Article 264 of the Brazilian Corporate Law, and for comparison purposes, Apsis has prepared a valuation report with respect to the liquidation value of each of Belgo, AAB and APSL, based on the their net equity value at market prices. This valuation resulted in an exchange ratio of one Belgo common share for each 0,812154 AAB quota and one Belgo common or preferred share for each 6,929735 APSL shares. The

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liquidation value exchange ratio is used only for comparison purposes and cannot be used as an alternative for the economic value exchange ratio.

     Fractional shares resulting from the exchange of AAB quotas and APSL shares for Belgo common shares will be distributed to AAB quotaholders and APSL shareholders and adjusted between them.

     Belgo’s capital will be increased by approximately R$3.0 billion, corresponding to the book value of AAB and APSL, due to the transfer of the AAB and APSL assets and liabilities to Belgo pursuant to the Holdings Merger. After the completion of the Holdings Merger, Belgo’s capital will be in the amount of R$6,002,196,896.39, corresponding to 2,855,599,219 common shares or, if the Conversion is not completed, 1,589,422,760 common shares and 1,266,176,459 preferred shares.

     Holders of APSL shares and AAB quotas have informed that they will approve the Holdings Merger and, therefore, will not be entitled to appraisal rights.

Conversion

     The Conversion has been approved by Belgo’s board of directors. The conversion ratio is one Belgo common share for each Belgo preferred share. The approval of the Conversion requires the affirmative vote of holders of more than 50% of the outstanding common shares of Belgo and, voting at a separate meeting, the affirmative vote of holders of more than 50% of the outstanding preferred shares of Belgo. These general meetings are expected to occur on September 8, 2005. At the time of the shareholders’ meetings considering the Conversion, Arcelor will hold 68.7% of Belgo’s common shares and 46.0% of Belgo’s preferred shares. Arcelor has informed Belgo that it will vote in favor of the Conversion. Only dissenting preferred shareholders of Belgo will have appraisal rights, which will be determined based on the book value of the shares as of the last balance sheet approved by Belgo’s shareholders. If the Conversion is approved, it will have been approved more than 60 days since the most recent balance sheet approved on December 31, 2004. In such case, pursuant to the Brazilian Corporate Law, any dissenting preferred shareholder may demand that a new balance sheet be prepared for the purpose of calculating its appraisal rights. In this case, Belgo must pay 80% of Belgo’s book value calculated in accordance with the last balance sheet available after the Conversion becomes irreversible. The appraisal right is then adjusted pursuant to a new balance sheet, which must be dated less than 60 days prior to the date of the shareholders’ meeting approving the Conversion. The appraisal adjustment must be paid within 120 days after the shareholders’ meeting approving the Conversion.

     Upon the completion of the Holdings Merger and the Conversion, Arcelor’s investments in Brazilian steel producers will be structured as follows:

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____________________
Notes:
(1)	Including direct and indirect ownerships.
(2)	The ownerships of Arcelor and the minorities in Belgo will depend on appraisal rights payments exercised in the merger of shares.

Merger of Shares

     Reasons for the Merger of Shares

     Belgo and CST expect that both companies will benefit from the merger of shares for the following reasons:

     The combined entity will be Arcelor’s preferred platform for investments in South America and possibly in Central America. By combining its ownership of Belgo’s and CST’s operations, Arcelor’s flat and long carbon steel investment plans for South America, and possibly for Central America, will be primarily concentrated in and implemented through the combined entity.

     Alignment of shareholders’ interest. Because CST will be wholly owned by the combined entity, Belgo and CST expect that the merger of shares will better align the interests of Belgo, CST and Arcelor and that all of the combined entity’s shareholders, including Arcelor, will benefit as a result. Belgo and CST believe this alignment will eliminate potential conflicts of interests and create greater flexibility in several areas, such as capital expenditures, cash management and funding.

     Higher market capitalization and stock liquidity. Immediately after the completion of the merger of shares, Belgo and CST expect the combined entity to have the largest market capitalization among Latin American steel producers. In addition, the stock liquidity of the combined entity is expected to be larger than each of Belgo’s and CST’s individually. Belgo and CST expect the shares of the combined entity to be included in the main Brazilian and Latin American stock indexes.

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     Synergies. The merger of shares should allow the combined entity to reduce financing, administrative, information technology and maintenance costs, to exchange best practices and to increase its overall negotiating power with materials and service providers. It is also expected that the combination of the entities will result in favorable tax synergies. Belgo and CST estimate that the total benefit resulting from these anticipated synergies and cost savings will be approximately R$165 million as from 2006.

     More balanced markets. Belgo primarily serves the long-rolled steel and wire products markets in Brazil and Argentina, while CST’s production is predominantly directed at other markets. As a consequence, the combined entity will have a more balanced exposure between domestic and export markets.

     Enhanced corporate governance practices. After the completion of the merger of shares, the combined entity intends to adopt enhanced corporate governance practices, including compliance with BOVESPA’s Level 1 governance standards and 100% tag along rights on the sale of control. In addition, the combined entity will have a single class of shares and will present Brazilian GAAP, U.S. GAAP and IFRS financial statements.

     General

As the controlling shareholder of both Belgo and CST, Arcelor initiated the merger of shares of CST with Belgo and recommended Deutsche Bank and UBS to respectively assist Belgo and CST as financial advisors. After reviewing proposals of these institutions, the managements of Belgo and CST engaged such financial institutions, whose appointments were later ratified by the respective boards of directors. The managements of Belgo and CST analyzed the valuation reports of both companies prepared by the financial institutions, based on information provided by them, and held discussions concerning the exchange ratio of the merger of shares based on these reports. Arcelor was involved in such discussions. Subsequently, the managements of Belgo and CST agreed upon and executed the merger of shares agreement. The merger of shares agreement was approved by the boards of directors of Belgo and CST on July 27, 2005. The majority of both boards of directors is comprised of members appointed by Arcelor. Other than the merger agreement, there are no past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions among Arcelor, Belgo and CST and any of their affiliates with respect to this matter.

     The merger of shares is a Brazilian Corporate Law procedure pursuant to which a company becomes a wholly owned subsidiary of another company and shareholders of the former receive shares from the latter. Upon completion of the merger of shares described in this prospectus, CST will become a wholly owned subsidiary of Belgo and the holders of common shares, preferred shares and ADRs of CST will receive common shares of Belgo in exchange therefor. The transaction will be submitted to the approval of the shareholders of both companies, together with all information required to be submitted to them under Brazilian Corporate Law. The merger of shares has been initiated by Arcelor, the common indirect controlling shareholder of each of Belgo and CST. The managements of each of Belgo and CST have agreed upon the exchange ratio, based on the Deutsche Bank and UBS reports, and have executed a merger agreement (protocol). Other than with respect to the protocol, there has not been subject of negotiations between Belgo and CST.

     Upon the completion of the merger of shares, Holdings Merger and Conversion, Belgo’s capital stock will consist of common shares only. The rights of Belgo common shareholders are similar to the current rights of CST common shareholders. The material differences between the rights of Belgo common shareholders and CST common shareholders are that:

  Belgo common shareholders are entitled to appraisal rights equal to the book value of their Belgo common shares, whereas CST common shareholders are entitled to appraisal rights determined with reference to the economic value of CST;

  Belgo’s board of directors will appoint the liquidator if Belgo is liquidated, whereas if CST is liquidated, the liquidator is appointed by CST’s common shareholders; and

  Belgo’s common shareholders may not have preemptive rights to participate in certain public issuances of Belgo’s stock or convertible securities, whereas CST common shareholders have preemptive rights to participate in any public or private issuances of CST’s stock and convertible securities. See “Description of Belgo’s Capital Stock—Preemptive Rights.”

     As indicated below, the rights of holders of CST preferred shares and ADRs differ in certain respects from the rights of Belgo common shareholders:

  Belgo common shareholders have full voting rights and tag-along rights to sell their Belgo common shares at 100% of the price paid to the controlling shareholder in the event of the sale of a controlling interest in Belgo, whereas holders of CST preferred shares and ADRs do not have corresponding full voting rights or tag-along rights with respect to CST;

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  unlike CST preferred shareholders and ADR holders with respect to CST, Belgo common shareholders do not have priority in the event of a liquidation of Belgo or the right to receive dividends greater than those of Belgo’s other shareholders;

  the appraisal rights of Belgo common shareholders are based on book value, whereas the appraisal rights of CST preferred shareholders are determined with reference to the economic value of CST; and

  Belgo’s common shareholders may not have preemptive rights to participate in certain public issuances of Belgo’s capital stock or convertible securities, whereas CST preferred shareholders and ADR holders have preemptive rights to participate in any public and private issuances of capital stock and convertible securities. See “Description of Belgo’s Capital Stock—Preemptive Rights.”

     At the general shareholders’ meetings, shareholders of CST and Belgo will approve the merger of shares and the related documentation, including, among others, the merger of shares agreement and the valuation reports. The capital stock of Belgo will be increased by the CST shares being transferred to Belgo.

     Appraisal Rights

     Pursuant to Articles 45 and 137 of the Brazilian Corporate Law, shareholders who do not attend the general meeting, abstain from voting or vote against certain matters are entitled to appraisal rights at book value or, if the company’s by-laws expressly provides, at economic value. In addition, under Article 264 of the Brazilian Corporate Law, transactions, such as mergers and merger of shares, that involve companies under common control or other affiliated companies, may entitle shareholders to exercise, at their discretion, appraisal rights at liquidation value or at the one specified in the by-laws. This choice applies only if the exchange ratio offered to these shareholders is less favorable than the one deriving from the liquidation value appraisal report. In the merger of shares, CST shareholders will be entitled to choose to exercise appraisal rights determined either with reference to the economic value, as provided in CST’s by-laws, or the liquidation value of their CST shares, at their sole discretion. The liquidation value exchange ratio cannot be used as an alternative for the economic value exchange ratio in the merger of shares. However, it can be used for comparison purposes in connection with the exercise of appraisal rights.

     The appraisal rights may be exercised by owners of record of CST common and preferred shares and CST ADRs on July 28, 2005, the date of the first announcement of the merger of shares, not including therefore the investors that have acquired CST shares on July 28, 2005 and thereafter. The appraisal rights may be exercised upon written notice to the chief financial and investor relations officer of CST within 30 days after the publication of the minutes of the CST general shareholders meeting at which the merger of shares was approved. This notice must also specify whether the exercise of the appraisal rights will be based on the liquidation value or the economic value of CST. If the notice does not contain this indication, CST shareholder will receive appraisal rights payment with reference to the economic value of CST as determined in CST’s bylaws. CST expects to publish the minutes on or about September 13, 2005. CST also expects to make available on its website (www.cst.com.br) the minutes of the CST general shareholders’ meeting on the same date as their publication in Brazil.

     The value to be paid to the CST shareholders who choose the economic value will be R$123.00 per lot of one thousand shares, in accordance with the valuation report, dated as of July 25, 2005, prepared by UBS based on the future profitability prospects of CST. The selection of UBS will be submitted to CST shareholders and requires the approval of shareholders representing more than 50% of the total capital stock present at the shareholders’ meeting (each common and preferred share will entitle its holder to one vote). The value to be paid to the CST shareholders who choose the liquidation value will be R$122.45 per lot of thousand shares, in accordance with the liquidation valuation report, dated as of July 19, 2005, prepared by Apsis based on the net equity of CST at market price. The selection of Apsis was made by Belgo’s and CST’s management and it is not subject to approval by CST shareholders. However, each of the valuation reports to be prepared for CST shareholders requires the approval of CST common shareholders representing more than 50% of the common shares present at the shareholders’ meeting. Arcelor indirectly holds more than 50% of the total capital stock of CST (including more than 50% of CST common shares and more than 50% of CST preferred shares) and Arcelor intends to vote in favor of the selection of UBS to

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prepare the economic appraisal report and in favor of the approval of both reports. As a result, such selection has already effectively been made and the approvals are effectively assured.

     Holders of CST ADRs will be required to surrender their ADRs for cancellation to the depositary and become preferred shareholders of CST so as to exercise their appraisal rights as preferred shareholders of CST. For more information, see “Specific Considerations for the Holders of CST ADRs.”

     The appraisal rights may be exercised only by owners of record of Belgo shares on July 28, 2005, the date of the first announcement of the merger of shares, not including therefore the investors that have acquired CST shares on July 28, 2005 and thereafter. The appraisal rights may be exercised upon written notice to the Investors Relations officer of Belgo within 30 days after the publication of the minutes of the Belgo general shareholders meeting at which the merger of shares was approved. According to the balance sheet approved on December 31, 2004, the book value for the shares held by these shareholders will be R$493.68 per lot of one thousand shares. Pursuant to the Brazilian Corporate Law, as the merger of shares is being approved more than 60 days after the most recent balance sheet approved by Belgo’s shareholders on December 31, 2004, any of these shareholders may demand that a new balance sheet be prepared for the purpose of calculating their appraisal rights. In this case, Belgo must pay 80% of Belgo’s book value, calculated in accordance with the last balance sheet available, as soon as the merger of shares becomes irreversible. The appraisal right is then adjusted pursuant to a new balance sheet, which must be dated less than 60 days prior to the date of the meeting approving the merger of shares. The adjustment must be paid within 120 days after the shareholders’ meeting approving the merger of shares.

     Belgo and CST expect to publish the minutes of the relevant shareholders’ meeting approving the merger of shares on or about September 13, 2005. Belgo and CST will publish their minutes in the Brazilian newspapers Valor Econômico, Gazeta Mercantil, A Gazeta, A Tribuna, Estado de Minas, Diário Oficial Regional de Minas Gerais and Diário Oficial Regional do Espírito Santo. CST shareholders will not be notified of the publication of the minutes of CST general shareholders’ meeting. CST expects to make available on its website (www.cst.com.br) the minutes of the CST general shareholders’ meeting on the same date of their publication in Brazil.

     Under Brazilian Corporate Law, if management of either CST or Belgo believes that the total value of the appraisal rights exercised by its shareholders may put at risk the financial stability of their respective companies, the management may, within 10 days after the end of the appraisal rights period, call a general meeting of shareholders to either reverse or ratify the merger of shares. The factors that may put at risk the financial stability of the companies will depend on the financial condition of the respective companies and the general economic environment in their markets at the time the appraisal rights are exercised. These factors may include, but are not limited to, the cash balances of the companies, their ability to borrow funds or fund expansion plans and continuing operations, and compliance with existing contractual obligations, including financial covenants. Payment relating to the exercise of the appraisal rights will not be due if the merger of shares is reversed by either Belgo’s or CST’s shareholders at their applicable general meetings. Arcelor, as the indirect common controlling shareholder of each of Belgo and CST, would be able to cause the reversal of the merger of shares at such general meetings.

     Merger of Shares Agreement

     The terms and conditions of the merger of shares are set forth in the protocol and justification of the merger of shares, or the merger of shares agreement, that has been entered into between Belgo and CST.

     Under the terms of the merger of shares agreement, (i) holders of CST common shares will receive one common share of Belgo for every 9.32 CST common shares they hold, (ii) holders of CST preferred shares will receive one common share of Belgo for every 9.32 CST preferred shares they hold, and (iii) holders of CST ADRs will receive one common share of Belgo for every 0.00932 CST ADRs they hold upon surrender of CST ADRs to, and cancellation of such CST ADRs by, the depositary.

     The aforementioned exchange ratios of CST shares for Belgo shares have been determined by Belgo’s and CST’s managements, based on the valuation reports of Deutsche Bank and UBS. Deutsche Bank delivered a valuation report to Belgo’s management with respect to the economic value of Belgo and CST, based on their future profitability.UBS also delivered a valuation report to CST’s management with respect to the economic value of CST

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(including for purposes of appraisal rights) and with respect to the economic value of Belgo, based on the same criteria.The exchange ratios were approved by Belgo’s and CST’s boards of directors on July 27, 2005.

     Pursuant to Article 264 of the Brazilian Corporate Law, and for comparison purposes, Apsis has prepared a valuation report with respect to the liquidation value of each of Belgo and CST. The exchange ratio deriving from the report based on the liquidation value is of one Belgo common share for every 7.790463 CST common shares, one Belgo common share for every 7.790463 CST preferred shares and one Belgo common share for every 0.007790463 CST ADRs, as applicable. The liquidation value exchange ratio cannot be used as an alternative for the economic value exchange ratio in the merger of shares. However, it can be used for comparison purposes in connection with the exercise of appraisal rights. See “—Appraisal Rights.”

     Fractional shares resulting from the exchange of CST common and preferred shares or ADRs for Belgo common shares will be rounded down to the nearest whole number and a cash payment will be made by Belgo to the CST holder of common shares, preferred shares or ADRs, as applicable in respect of the fractional interest.

     Belgo’s share capital will be increased by R$3,411,594,514.39, corresponding to the book value of the common and preferred shares of CST, due to the transfer of the CST shares to Belgo pursuant to the merger of shares. After the completion of the merger of shares, Belgo’s share capital will be in the amount of R$9,413,791,410.78, corresponding to 13,020,076,590 common shares (or 8,574,772,170 common shares and 4,445,304,420 preferred shares if the Conversion is not approved).

     Since the liquidation exchange ratio is more favorable to CST’s shareholders than the exchange ratio proposed in the merger of shares, holders of CST common shares who do not attend the general meeting, abstain from voting or vote against the merger of shares, as well as holders of preferred shares and ADRs, may choose to exercise appraisal rights at liquidation value or, according to CST’s bylaws, at economic value. Therefore, holders of CST common shares who do not attend the general meeting, abstain from voting or vote against the merger of shares, as well as holders of preferred shares and ADRs, may choose, at their sole discretion, to receive R$123.00 per lot of one thousand CST common shares, R$123.00 per lot of one thousand CST preferred shares, as applicable, determined with reference to the economic value of CST, based on the report prepared by UBS, or R$122.45 per lot of one thousand CST common shares, R$122.45 per lot of one thousand CST preferred shares and R$122.45 per CST ADR, as applicable, as determined on the basis of the liquidation value of CST, based on the report prepared by Apsis. The dissenting shareholders of Belgo common shares are entitled to appraisal rights of R$493.68 per lot of one thousand shares, which is equal to the book value of their shares, based on the most recent balance sheet approved by Belgo’s shareholders, which is as of December 31, 2004.

     The merger of shares agreement has been filed as exhibit 2.1 to the Registration Statement of which this prospectus is a part and is incorporated by reference into this prospectus.

     Certain Consequences of the Merger of Shares

     If the merger of shares is approved:
  CST will become a wholly owned subsidiary of Belgo;

  holders of ADRs of CST will receive one common share of Belgo for every 0.00932 CST ADRs they hold, upon surrender of the CST ADRs to, and cancellation of such CST ADRs by, the depositary;

  holders of preferred shares of CST will automatically receive one common share of Belgo for every 9.32 CST preferred shares they hold without any action by these holders; and

  holders of common shares of CST will automatically receive one common share of Belgo for every 9.32 CST common shares they hold without any action by these holders.

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____________________
Notes:
(1)	Including direct and indirect ownerships.
(2)	The ownerships of Arcelor and the minorities in Belgo will depend on appraisal rights payments exercised in the merger of shares.

     Date, Time and Place of the Shareholders’ Meetings

     The extraordinary general meetings of Belgo’ and CST’s shareholders in respect of the merger of shares are scheduled to be held as follows:

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Belgo	CST

September 12, 2005	September 12, 2005
2:00 p.m. local time	11:00 a.m. local time
Avenida Carandaí, 1115,	Avenida Brigadeiro Eduardo Gomes, 930,
30130-815 Belo Horizonte, MG	29163-970 Serra, ES
Brazil	Brazil

     If you hold common shares of CST, you may attend the extraordinary general shareholders’ meeting of CST at which the merger of shares will be approved and cast your vote. If you hold preferred shares, you do not have the right to vote on the merger of shares except as to the selection of the financial institution responsible for producing the valuation report related to the economic value of your appraisal rights. Holders of CST ADRs may only exercise their voting rights by providing instructions to the depositary and may provide voting instructions only as to the selection of such financial institution. Under Brazilian Corporate Law, you may be required to show documentation proving your identity to gain admittance to the meeting.

     Receipt of Belgo Common Shares

     Delivery of Belgo Common Shares

     If the merger of shares is approved, every 9.32 preferred shares and every 9.32 common shares of CST will automatically become one common share of Belgo without any action by you. Because the common shares of Belgo are book-entry shares, an entry or entries will be made in the share registry of Belgo to evidence the common shares you receive in the merger of shares. Neither you nor any other person will receive certificates evidencing your common shares of Belgo.

     If you hold ADRs representing preferred shares of CST, you will receive one common share of Belgo in the merger of shares for every 0.00932 CST ADRs you hold. You need to surrender your CST ADRs to the depositary for cancellation in order to receive Belgo’s common shares. See “Specific Considerations for Holders of CST ADRs.” In connection with this investment, you may contact a financial institution that is authorized to act as a representative under Resolution No. 2,689 of the National Monetary Council and CVM Instruction No. 325 and register your investment under such representative. Alternatively, you may seek an approval of the Central Bank to register your investment under Law 4,131/62. If you do not take any of these actions, your investment in Belgo will not be registered with the Central Bank and therefore you may be subject to adverse tax treatment and to limitations on your ability to repatriate funds resulting from this investment in the future.

     Holders of CST common or preferred shares may continue to trade their shares from the date of the approval of the merger of shares until the date that Belgo’s new common shares are issued. Holders of CST ADRs may continue to trade their CST ADRs from the date of the approval of the merger of shares to the termination date of CST’s ADRs program.

     Termination of CST’s ADR Program

     JP Morgan Chase Bank, N.A., as depositary under CST’s ADR program, in accordance with the deposit agreement and at the direction of CST, will mail notice to the owners of all outstanding CST ADRs of the termination of the deposit agreement and the ADR program after CST general shareholders meeting at which the merger of shares will be approved.

     Fractional Shares and ADRs

     If you hold CST common shares or preferred shares directly or CST ADRs, and the number of common shares of Belgo you will receive in the merger of shares is not a whole number, the number of Belgo common shares you will receive will be rounded down to the nearest whole number and you will receive a cash payment in respect of your remaining fractional interest within three business days after the proceeds of the sale of such fractional

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shares by Belgo on the BOVESPA become available to Belgo. Holders of CST ADRs will not receive Belgo’s common shares or cash payment in respect of their fractional interest until such time as they have surrendered their CST ADRs to the depositary for cancellation.

Prospectus Availability

     Belgo will make this prospectus available to record holders of CST common and preferred shares who must receive this prospectus under the applicable U.S. securities laws. Belgo will also make this prospectus available to brokers, banks and similar persons whose names, or the names of whose nominees, appear on CST’s shareholders list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmission to beneficial owners of CST ADRs.

Brokerage Commissions and Cancellation Fees

     You will not have to pay brokerage commissions if your CST shares are registered in your name. If you hold CST ADRs, CST will pay any applicable fee in connection with the cancellation of CST ADRs on your behalf. However, if your securities are held through a bank or broker or a custodian linked to a stock exchange, you should inquire as to whether any other transaction fee or service charges may be charged in connection with the merger of shares.

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SPECIFIC CONSIDERATIONS FOR HOLDERS OF CST ADRS

     Holders of CST ADRs should take into account the information contained in this section, in addition to other information contained in the other sections of the prospectus related to the same subject-matter, to understand their rights in the merger of shares and what they should do in order to exercise these rights.

     Holders of CST ADRs may only exercise voting rights as to the selection of the financial institution responsible for producing the valuation report relating to the appraisal rights at economic value. See “Questions and Answers about the Merger of Shares” and “The Merger of Shares—Merger of Shares.” Holders of CST ADRs have no other voting rights.

     Holders of CST ADRs may not attend CST general shareholders’ meeting, but may be represented at the meeting by the depositary. The depositary will mail to the holders of CST ADRs a notice containing:

  the information in the notice of CST general shareholders’ meeting;

  a statement that each holder of CST ADRs will be entitled to instruct the depositary to vote at CST general shareholders’ meeting with respect to the selection of the financial institution responsible for producing the valuation report relating to the appraisal rights at economic value; and

  a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the depositary to give a discretionary proxy to a person designated by CST, if the case.

     The depositary will not exercise any voting discretion over any CST ADRs. If no voting instructions or incomplete voting instructions are received by the depositary from any holder of CST ADRs, the depositary will not take any position as to the lack of voting instruction. According to Brazilian Corporate Law, the consequence will be that such holder of CST ADRs, who does not provide the depositary with voting instructions, will be considered as absent at CST general shareholders’ meeting.

     In addition, holders of record on July 28, 2005 of CST ADRs are entitled to exercise appraisal rights in the merger of shares. Holders of CST ADRs wishing to exercise appraisal rights will be required to surrender their CST ADRs to the depositary for cancellation and become holders of CST preferred shares so as to exercise appraisal rights as preferred shareholders of CST. In connection with the surrender of CST ADRs to the depositary, CST ADRs will be cancelled and the holders of CST ADRs will be required to comply with the other provisions of the deposit agreement related to the cancellation of CST ADRs for the delivery of CST preferred shares. Upon delivery of CST preferred shares, holders of CST ADRs will hold CST preferred shares and, therefore, may exercise appraisal rights as preferred shareholders of CST. The appraisal rights may be exercised upon written notice to the chief financial and investors relations officer of CST within 30 days after the publication of the minutes of the CST general shareholders’ meeting at which the merger of shares is approved. This notice must also specify whether the exercise of the appraisal rights will be based on the liquidation value or the economic value of CST. If the notice does not contain this indication, CST shareholder will receive appraisal rights payment with reference to the economic value of CST as determined in CST bylaws. CST expects to publish the minutes on or about September 13, 2005. CST also expects to make available on its website (www.cst.com.br) the minutes of the CST general shareholders’ meeting on the same date of their publication in Brazil. For further information see “Questions and Answers about the Merger of Shares” and “The Merger of Shares¯Merger of Shares—Appraisal Rights.”

     If a holder of CST ADRs does not exercise appraisal rights, such holder of CST ADRs will be required to surrender its CST ADRs to the depositary for cancellation in order to receive Belgo’s common shares upon completion of the merger of shares. In connection with such surrender, CST ADRs will be cancelled and the holders

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of CST ADRs will be required to comply with the other provisions of the deposit agreement related to the cancellation of CST ADRs for the delivery of CST preferred shares. Upon delivery of CST preferred shares, holders of CST ADRs will hold CST preferred shares. If the merger of shares is approved, holders of preferred shares of CST will automatically receive one common share of Belgo for every 9.32 CST preferred shares they hold. Without any further action by holders of CST ADRs, an entry will be made in the share registry of Belgo to evidence Belgo’s common shares they will receive in the merger of shares. For further information see “Questions and Answers about the Merger of Shares” and “The Merger of Shares–Merger of Shares.”

     In addition, in both cases, either where the holder of CST ADRs exercises appraisal rights or where the holder of CST ADRs decides to receive Belgo’s common shares in exchange for CST ADRs, the holder of CST ADRs should also comply with the foreign capital registration requirements set forth in Resolution No. 2,689 of the National Monetary Council and CVM Instruction No. 325, or Law 4,131/62. See “Belgo’s Description of Capital Stock–Regulation of Foreign Investment” for a description of these registration requirements. In case such holder of CST ADRs does not comply with these registration requirements, its investment in Belgo will not be registered with the Central Bank of Brazil, and therefore may be subject to adverse tax treatment and to limitations on its ability to repatriate funds relating to this investment in the future. See “Material Tax Considerations–Material Brazilian Tax Considerations–Taxation on Gains–Future Disposals of Belgo’s Shares.”

     Any holder of CST ADRs, who does not make any investment decision as to the exercise of appraisal rights or as to the exchange of its CST ADRs for Belgo’s common shares, should be aware that CST’s ADRs program will be terminated. After CST general shareholders’ meeting, it is intended that on or about September 14, 2005, the depositary, at CST’s direction, will terminate the deposit agreement by giving notice of such termination to the holders of CST ADRs. The termination will take place 30 days thereafter, on or about October 14, 2005, or Termination Date. After the Termination Date, the depositary will perform no further acts under the deposit agreement, except to advise holders of CST ADRs of such termination, to receive and hold distributions on the underlying securities represented by CST ADRs for the respective account of the holders of CST ADRs. Holders of CST ADRs will have six months after the Termination Date to surrender their CST ADRs to the depositary for cancellation in order to receive the underlying shares, i.e., Belgo’s common shares. After the expiration of the six-month period, the depositary will sell Belgo’s common shares and may thereafter hold in a segregated account in the United States the net proceeds of any such sale, together with any other cash then held by it, without liability for interest, in trust for the pro rata benefit of the holders of CST ADRs that have not therefore been surrendered. After making such sale, the depositary will be discharged from all obligations in respect of CST’s ADRs program and the deposit agreement.

     Holders of CST ADRs may continue to trade their CST ADRs from the date of the approval of the merger of shares to the date the deposit agreement is terminated.

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EXCHANGE RATES

     Prior to March 14, 2005, there were two principal legal foreign exchange markets in Brazil:

  the commercial rate exchange market; and

  the floating rate exchange market.

     Most trade and financial foreign-exchange transactions were carried out on the commercial rate exchange market. These transactions included the purchase or sale of shares or payment of dividends or interest with respect to shares. Foreign currencies could only be purchased in the commercial exchange market through a Brazilian bank authorized to operate in these markets. In both markets, rates were freely negotiated.

     Resolution No. 3,265 by the National Monetary Council, dated March 4, 2005, consolidated the foreign exchange markets into one single foreign exchange market, effective as of March 14, 2005. All foreign exchange transactions must be carried out through institutions authorized to operate in the consolidated market and are subject to registration with the Central Bank’s electronic registration system. Foreign exchange rates continue to be freely negotiated.

     Since 1999, the Central Bank has allowed the real/U.S. dollar exchange rate to float freely, and during that period, the real/U.S. dollar exchange rate has fluctuated considerably. In the past, the Central Bank has intervened occasionally to control unstable movements in foreign exchange rates. Belgo cannot predict whether the Central Bank or the Brazilian government will continue to let the real float freely or will intervene in the exchange rate market through a currency band system or otherwise. The real may depreciate or appreciate against the U.S. dollar substantially in the future. For more information on these risks, see “Risk Factors—Risks Relating to Brazil and Argentina.”

     The following tables set forth the commercial selling rate, expressed in reais per U.S. dollar (R$/US$), for the periods indicated.

		Average
	Period-	for
	end	Period	Low	High

	(reais per U.S. dollar)
Year Ended
December 31, 2000	1.955	1.835(1)	1.723	1.985
December 31, 2001	2.320	2.353(1)	1.936	2.801
December 31, 2002	3.533	2.998(1)	2.271	3.955
December 31, 2003	2.889	3.060(1)	2.822	3.662
December 31, 2004	2.654	2.917(1)	2.654	3.205

Month Ended
January 2005	2.625	2.674(2)	2.625	2.722
February 2005	2.595	2.597(2)	2.562	2.632
March 2005	2.666	2.682(2)	2.601	2.762
April 2005	2.531	2.590(2)	2.520	2.660
May 2005	2.404	2.447(2)	2.378	2.515
June 2005	2.350	2.420(2)	2.350	2.489
July 2005	2.391	2.398(2)	2.330	2.466
August (through August 24)	2.424	2.354(2)	2.277	2.432
____________________
Source: Central Bank
(1)	Represents the average of the exchange rates on the last day of each month during the period.
(2)	Average of the lowest and highest rates in the month.

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BELGO’S BUSINESS

General

     Belgo is the second largest long-rolled steel producer and the largest wire steel producer in Latin America, in terms of both capacity and sales. Belgo produces a large variety of long-rolled products that are directed mainly to the civil construction sector and other industrial manufacturing sectors. Belgo’s long-rolled products used in construction include merchant bars and rebars. Belgo’s long-rolled products for the industrial manufacturing sector consist of different types of bars and wire rods. Portions of the wire rods produced are further used by Belgo to produce wire products such as barbed and fence wire, welding wire, fasteners and steel cords. In addition, Belgo uses wire rods (mostly low carbon wire rods) to manufacture transformed steel products such as welded mesh, trusses, pre-stressed wires, annealed wires and nails sold to construction companies, as well as drawn bars for the automotive industry. Through its integrated, semi-integrated and mini-mill facilities located in Brazil and Argentina, Belgo primarily serves customers in its domestic markets but also exports steel products to other South and Central American countries, the United States, Europe, Canada and other countries. In 2004, Belgo produced a total of 4.3 million tons of rolled products and further processed 1.3 million tons of rolled products, of which approximately two-thirds were used by Belgo to manufacture wire products. Belgo’s total net revenues in 2004 were R$6,690.9 million and net income was R$1,039.5 million. In 2004, Belgo met approximately 30% of the long-rolled steel demand by volume in Brazil and 59% of the long-rolled steel demand by volume in Argentina.

     During 2002, 2003 and 2004, Belgo made R$233.9 million, R$338.4 million and R$393.9 million, respectively, of capital expenditures. The most significant of these capital expenditures related to the Piracicaba plant, for which capital expenditures of R$194.4 million and R$110.8 million were made in 2003 and 2004, respectively, to increase plant production capacity from 500,000 tons to 1.0 million tons of rolled products. In 2004, Belgo also made approximately R$47.0 million of capital expenditures in respect of its eucalyptus forest maintenance program and expansion program. During 2002, 2003 and 2004, all of Belgo’s capital expenditures were made in Brazil, except for certain capital expenditures in 2004 to modernize Acindar’s steel production facilities in Argentina. Belgo expects to make approximately US$1.2 billion of capital expenditures to increase its annual steel production capacity by up to three million tons within the next seven years. Belgo expects to make approximately R$637.0 million of capital expenditures in 2005 in connection with these production expansion activities, as well as maintenance expenditures and the purchase of environmental controlling equipment. Belgo expects to finance these expenditures with cash generated from operations.

     Pursuant to a letter of intent agreement executed on May 18, 2005, Belgo, through Acindar, expects to transfer a portion of its tube production facilities for approximately US$83.2 million to the Techint group . This transfer is still subject to the conclusion of a valuation of the assets by the Techint group, which is expected be completed by the end of 2005.

     Belgo’s controlling shareholder is Arcelor, one of the largest steel producers in the world, as the result of a merger in 2002 among the Usinor Group, the Arbed Group and the Aceralia Group. Arcelor owns 58.5% of the total share capital of Belgo. Belgo was incorporated under the laws of Brazil in 1917. Belgo’s principal executive offices are located at Avenida Carandaí, 1115, 26º andar, 30130-915, in the City of Belo Horizonte, State of Minas Gerais, Brazil.

Competitive Strengths

     Belgo’s principal competitive strengths are:

     Low Raw Material Costs. Belgo believes that its raw materials acquisition costs are more competitive than those of its principal competitors in Brazil. Iron ore is one of Belgo’s main raw materials. Belgo holds a concession of an iron ore mine located at Andrade, State of Minas Gerais. Belgo leases the Andrade mine to Companhia Vale do Rio Doce, or CVRD, which supplies to Belgo a significant portion of its iron needs at production costs. The proximity of Belgo’s main facilities to raw materials suppliers also helps Belgo to keep its raw materials acquisition costs low. Belgo owns extensive eucalyptus forests which are used for charcoal production, which it intends to use in the future for the production of pig iron. In addition, as a member of the Arcelor group, Belgo leverages the group’s purchasing power to negotiate favorable prices with suppliers for its raw materials.

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     Benchmark Technology in the Production of Wire Rods. Wire rods for industrial application have a high level of customization and vary in terms of quality, chemical composition and purpose. The production of wire rods usually requires advanced manufacturing processes and technology. This technology is usually developed internally by steel producers and is not made available to the market. Belgo believes that its wire products technology is a benchmark on the wire rods market, and allows it to produce higher quality wire rod products at very competitive costs as compared to other international wire rod producers.

     State of the art equipment and facilities. Belgo steel making facilities have modern and up to date steel production equipment. Each of Belgo’s mini-mills is highly specialized in the production of one line of products. Belgo’s integrated facility located at Monlevade produces high carbon wire rods, while Belgo’s plants located at Piracicaba, Vitória and Juiz de Fora produce rebars, merchant bars and low and medium carbon wire rods, respectively.

     Know-How to Produce Steel Cords. Belgo is the only non-integrated, independent producer of steel cords in Latin America. The other steel cords producers in Latin America are tire manufacturers that use the steel cords they produce mainly with wire rods supplied by Belgo for their own consumption. Belgo believes that the high quality of the wire rods required for the production of steel cords and other factors such as sophisticated technology requirements create a significant competitive advantage in the steel cord market.

     Strong Financial Position. Belgo has focused on maintaining a strong financial position with significant cash balances and a low debt to capitalization ratio. At December 31, 2004, Belgo had R$783.9 million of cash and cash equivalents, R$146,3 million of marketable securities and R$768.7 million of accounts receivable, representing a total of R$1,698.9 million. At December 31, 2004, Belgo’s total net indebtedness was R$193.3 million.

     Low Production Costs in Argentina. Belgo, through its subsidiary Acindar, has approximately 59% of the market share for long-rolled products in Argentina. Belgo believes that Acindar has more competitive production costs as compared to its main competitors primarily as a result of the differentiated production process used at its semi-integrated facility. This process, based on the use of iron ore and natural gas as a reducing agent, produces direct reduced iron, or DRI, which is then mixed with scrap and further processed into crude steel. Due to the relatively low prices and availability of natural gas in the Argentine market, Acindar benefits from more competitive costs as compared to mini-mills competitors.

     Downstream Value-added Processing and Integration. Belgo’s long-rolled facilities are integrated with Belgo’s facilities that manufacture wire products and transformed steel products for the civil construction sector. This downstream integration provides a stable market of approximately 30% of Belgo’s long-rolled production. Belgo’s downstream operations allow Belgo to offer a diversified product mix of higher value-added products, generating higher margins. In addition, these operations balance some of the cyclicality and volatility of the long-rolled business and enable Belgo to capture additional value-added margins on the steel produced by the long-rolled facilities. Belgo’s sales distribution network is also integrated and provides valuable market information on the end-use demand for steel products. Belgo uses its sales distribution network to offer a broad range of products, mainly for the civil construction, with low delivery time to final customers.

Business Strategy

     The key elements of Belgo’s business strategy are the following:

     Consolidating Market Share in Brazil and Argentina and Increasing Market Share in other South and Central American Countries. Belgo intends to consolidate its position as one of the leading steel producers in the Brazilian and Argentine markets and to increase its market share in other South and Central American countries. To implement these strategies, Belgo plans to increase its overall steel production capacity by up to five million tons within the next seven years by investing in the expansion of its existing production facilities and, to a lesser extent, by acquiring steel businesses. In addition, Belgo will seek to improve its distribution network by increasing the number of new distribution outlets owned by Belgo and developing new, stronger associations with its existing distributors. These associations allow Belgo to improve distribution efficiency and bill sales directly to customers. Belgo believes that a larger and improved distribution network is a key factor to maintain a leading position in the long-rolled steel market.

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     Improving Results by Continuing to Reduce Raw Materials Costs. Access to cost-efficient supply of raw materials is essential to sustain Belgo’s results of operations. Belgo intends to reduce its raw materials acquisition costs by increasing its control over the supply of raw materials. Belgo has addressed its iron ore needs through its concession to exploit the Andrade mine and through the execution of a long-term leasing agreement with CVRD, which provides a substantial portion of iron ore used by Belgo’s Brazilian existing facilities at production costs. Belgo believes that the iron ore reserves from Andrade Mine will continue to be adequate to cover the needs of its Brazilian existing facilities in the future, including future expansions. Belgo also plans to commence operating in 2006 a coke producing facility with CST which Belgo expects will supply at least its current coke consumption requirements. Belgo is constructing two blast furnaces at its Juiz de Fora plant that will allow the production of pig iron based on the use of charcoal. Belgo’s subsidiary, CAF Santa Bárbara Ltda., has significant eucalyptus forest reserves in Brazil, and will be Belgo’s main supplier of charcoal. Belgo is currently investing in CAF to expand its forests reserves and its charcoal production capacity and to further increase its operating efficiencies. In addition, Belgo will continue to invest in and maintain its scrap collection centers, which are essential to secure scrap used in its mini-mills.

     Increasing Market Share of Specialty Products. Belgo intends to increase its market share of value-added products, which are often referred to as specialties. Specialties are higher-margin steel products that usually require advanced manufacturing processes involving advanced customization and technology. As a result of these customization and technology requirements, the market for specialties is supplied by producers that have the necessary facilities and know-how. To enhance its position in the specialties market, Belgo plans to invest in its integrated facility at Monlevade, which is specialized in the production of specialties, as well as in its specialty plant in Argentina. Belgo also intends to increase its market share in the specialties global market.

Products

     Long-Rolled Steel Products. Belgo’s long-rolled products are mainly directed to the civil construction sector and to the industrial manufacturing sector. Long-rolled products used in the construction sector consist primarily of merchant bars and rebars for concrete reinforcement. Long-rolled products consumed by the industrial manufacturing sector consist principally of bars and wire rods. Wire rods produced by Belgo are either consumed by Belgo’s subsidiaries, which further process them to manufacture higher value-added wire products and transformed steel products, or sold directly to third parties, such as other wire products manufacturers or customers in the tire, automotive, welding and appliance businesses. For the year ended December 31, 2004, Belgo produced 4.3 million tons of long-rolled products.

     Wire Steel Products. Belgo’s wire steel products represent value-added products with higher margins and are manufactured by the cold drawing of low and high carbon wire rods into various shapes and sizes. Belgo’s subsidiary Belgo Bekaert Arames Ltda., or BBA, and the wire steel division of Acindar manufactures wire products that are consumed mainly by agricultural and industrial end-users and are sold at retail stores. These wire steel products include barbed and fence wire, welding wire and fasteners. Wire products produced by Belgo’s subsidiary BMB – Belgo-Mineira Bekaert Artefatos de Arame Ltda., or BMB, consist of steel cords that are consumed by the tire industry and hose wire that is used to reinforce hoses. For the year ended December 31, 2004, Belgo produced 836,500 tons of wire steel products.

     Transformed Steel Products. Belgo’s transformed steel products are produced mainly by the cold drawing of low carbon wire rods. Belgo’s transformed steel products for the civil sector include welded mesh, trusses, annealed and nails. In addition, Belgo also process wire rods to produce drawn bars at its Sabará facility sold to customers in the automotive industrial sector. For the year ended December 31, 2004, Belgo produced 356,500 tons of transformed steel products.

     Other Products. Belgo also produces welded pipes through its subsidiary Acindar. Welded pipes are produced through the cold forming of narrow strip and are mainly consumed by construction (including sanitation) and metallurgical companies.

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Production Process

     Belgo’s steel production facilities include one integrated plant, one semi-integrated steel plant, three mini-mills, nine wire plants and three plants that produce transformed steel products.

     Integrated Facility. In the integrated production process, raw materials such as iron ore, coke and limestone are loaded into a blast furnace and melted. The hot metal is then processed in a steel shop where impurities are further reduced. The resulting crude steel is then mixed with iron alloys. Belgo’s integrated facility is located at Monlevade, in the State of Minas Gerais, and is equipped with one sintering plant, one blast furnace and two converters. Through its continuous casting plant and two rolling mills, this facility produces high quality wire rod for industrial applications. Belgo’s integrated facility is specialized in producing specialties. The total production capacity of Belgo’s integrated facility is approximately 1.2 million tons of crude steel per year.

     Semi-integrated Facility. The traditional integrated steel production process uses a blast furnace to melt iron ore with coke. Belgo’s semi-integrated plant in Argentina does not use coke. Instead, the oxygen contained in the iron ore is extracted using hydrogen and carbon monoxide resulting from the application of natural gas as a reforming agent to produce direct-reduced iron, or DRI, with high purity. The DRI is then melted, together with scrap, in electric arc furnaces. Belgo’s semi-integrated plant is located at Villa Constitución, Argentina, and has three electric arc furnaces, two of which are currently in operation. The Villa Constitución plant also includes two rolling mills for the production of bars, wire rods and narrow strips. In addition, two other rolling mills produce bars and shapes. The total production capacity of Belgo’s semi-integrated facility is approximately 1.4 million tons of crude steel per year.

     Mini-mills. Belgo’s highly efficient mini-mills use electric arc furnaces to melt scrap and pig iron charges by using electricity. Upon melting the scrap and the pig iron, alloys and other ingredients are added in measured quantities to achieve the necessary metallurgical properties for the steel product being produced. Each of Belgo’s mini-mills is specialized in the production of one line of products. Piracicaba, located in the State of São Paulo, produces rebars. Vitória, in the State of Espírito Santo, is specialized in the manufacture of merchant bars. Juiz de Fora, in the State of Minas Gerais, produces only low and medium carbon wire rods. The total production capacity of these mini-mills is approximately 2.5 million tons of crude steel per year.

     At all of Belgo’s steel making facilities, the resulting crude steel is cast into long strands called billets. The billets are typically cooled and stored, and then transferred to a rolling mill where they are reheated, passed through roughing mills to reduce their size, and then rolled into products such as rebars, merchant bars and wire rods.

     Wire Steel Plants. To produce wire products, wire rods are passed through cold drawing machines to produce a specified diameter and to increase their resistance. Depending on the wire steel product being manufactured, the number of drawing machines that the wire rod passes through varies. Belgo’s main wire steel plants are located at Contagem, Sabará, Vespasiano and Itana, in the State of Minas Gerais, Osasco and Hortolândia, in the State of São Paulo, and La Tablada and Villa Constitución, in Argentina. These plants have a total capacity of approximately one million tons of wire steel products per year.

     Transformed Steel Products Plants. Part of Belgo’s wire rod production is further processed to manufacture transformed steel products for the civil construction and automotive sectors. Belgo’s main plants for transformed steel products are located at Sabará, Juiz de Fora and São Paulo. These plants have a total capacity of approximately 490,000 tons of transformed steel products per year.

Raw Materials and Energy

     The primary raw materials used by Belgo in the production of rolled steel products are steel scrap, pig iron, iron ore, iron ore pellets and lumps, coke and natural gas, which together accounted for approximately 34% of Belgo’s production costs in 2004.

     Iron Ore. Belgo melts iron ore with coke at its integrated facility at Monlevade to produce pig iron. Iron ore is extracted from mine located at Andrade, which is leased by Belgo to CVRD under a long-term lease

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agreement. The iron ore is extracted by CVRD and supplied to Belgo at cost of production. The close proximity of the Andrade mine to the Monlevade facility helps to contain Belgo’s transportation and stowage costs.

     Coke. Coke is the basic raw material used at Belgo’s integrated facility at Monlevade, and it is used in the facility’s blast furnace as a reduction agent. Belgo purchases coke mainly from European and Japanese suppliers under four-year contracts, which will expire in 2006, based on prevailing international market prices. In 2006, Belgo expects to begin operating a coke producing facility with CST which Belgo believes will supply all of its coke consumption requirements.

     Steel Scrap. Steel scrap is Belgo’s primary raw material at its mini-mills. There are three general categories of steel scrap: (i) obsolescence scrap, consisting of scrap from various sources, ranging from cans to car bodies, (ii) industrial scrap, such as steel turnings and stampings, and (iii) internal scrap generated in the course of steel production process. Obsolete and industrial scrap is purchased directly from scrap suppliers. Belgo uses all categories of scrap at its mini-mills. However, the supply of scrap in Brazil is limited. Due to the existence of similar scrap supply shortages in surrounding countries and the high cost of transporting scrap from other regions, it is generally not economical to import scrap in Brazil. Belgo expects that the increase in the generation of scrap in Brazil will be lower than the growth in the demand for scrap, which will increase the shortage of scrap in local markets and cause further scrap price increases for the foreseeable future. Belgo is constructing two mini-blast furnaces that will use charcoal to produce pig iron, which can be used as a substitute for scrap.

     Pig Iron. Belgo uses pig iron as a complement for scrap due to the scarcity of Brazil’s existing scrap supply. Iron ore, the main component of pig iron, is widely available in Brazil, which is among the world’s leading producers and exporters of iron ore. The main suppliers of pig iron are local producers, which provide pig iron to Belgo either under long-term contracts with specific price formulas or on spot market prices. Belgo’s long term suppliers usually purchase charcoal produced by CAF. In recent years, spot market prices of pig iron have risen dramatically primarily due to the high world demand for metals, and are subject to high degrees of cyclicality.

     Iron Ore Pellets and Lumps. Belgo uses iron ore pellets and lumps to produce crude steel at its semi-integrated facility at Villa Constitución, in Argentina. These raw materials are purchased by from CVRD.

     Natural Gas. Belgo uses natural gas primarily as a reforming agent at its semi-integrated facility at Villa Constitución, in Argentina. The use of natural gas has been cost-efficient for Belgo due to comparatively low natural gas prices in Argentina, as compared to international standards. In 2000, Belgo entered into a five-year natural gas supply contract with Energy Consulting Service S.A. This contract will expire in September 2005. Belgo is currently renegotiating the renewal of this contract.

     Electricity. Belgo consumes electric power primarily in operating its rolling mills and electric arc furnaces. Belgo purchases electricity at both market and tariff-regulated prices from electricity utility companies holding concessions in the regions where Belgo’s production facilities are located. Belgo owns 51% of a 140-megawatt hydroelectric power plant and a small hydroelectric power plant which together provide approximately 70% of the electricity needs of its integrated steel facility at Monlevade. In addition, Belgo operates an hydroelectric power plant which supplies approximately 40% of the energy requirements of its Sabará facility. Variations in the supply of electricity can affect steel production levels.

     Water. Large amounts of water are also required in the production of steel. Water serves mainly as a coolant agent. It is also used to carry away waste, help produce and distribute heat and power, and dilute liquids. Belgo’s principal sources of water are the rivers surrounding its facilities. Belgo’s plant located at Contagem, however, is supplied by Companhia de Saneamento de Minas Gerais under a long-term agreement. Approximately 98% of the water used by Belgo is recirculated within its production facilities. The water that is not recirculated is treated and returned to surrounding rivers.

Transportation

     Belgo relies heavily on rail transportation for the delivery of raw materials such as coke. CVRD transports raw material to Belgo’s integrated facility at Monlevade under a long-term agreement. All Belgo’s facilities, except

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Piracicaba, are accessible via rail. However, due to the limitations in transportation capacity of the Brazilian railway system, Belgo also has to rely upon trucking companies to transport raw materials. This alternative is more expensive than transporting raw materials via rail. Highway transportation is provided by trucking companies with which Belgo has primarily non exclusive transportation arrangements, usually under long-term agreements. To transport steel products to the domestic customers and to distribution centers, Belgo uses both transportation modes. If rail transportation is available, Belgo delivers the products by rail to its stock facilities located in Salvador and Brasília and thereafter by highway. Exports are mostly transported by rail to port facilities and then shipped directly to customers. Transportation costs are a significant component of Belgo’s total operating costs and affect Belgo’s competitiveness, particularly in the export markets where shipping and freight are currently high due to the higher demand for transoceanic shipping services. In 2004, transportation costs represents 15% of Belgo’s total production costs, which include transportation costs paid in connection with the purchase of raw materials.

Sales

     In 2004, 73% of Belgo’s steel production was sold in Brazil and Argentina and 27% was sold in other countries, mainly other South and Central American countries and the United States, Europe and Canada.

     Domestic Markets. Most of Belgo’s sales in Brazil and Argentina are made directly to customers through a sales force that consisted of 300 employees in 2004. In addition, Belgo distributes products through its eight owned distribution outlets located in São Paulo, Rio de Janeiro, Belo Horizonte, Salvador, Recife, Fortaleza, Curitiba and Pouso Alegre. Through these distribution outlets, Belgo primarily sells products to the civil construction sector. Belgo also sells steel products through its associations with 13 distributors, which are usually located in rural areas. These associations allow Belgo to monitor the distributors’ inventory and to bill sales directly to customers, ancillary improving distribution efficiency. In addition, Belgo has partnerships with 18 manufacturers that purchase rebars and provide to their customers value-added services, such as the customized cutting and bending of these rebars. To a lesser extent, Belgo sells steel products to independent distributors, which then resell the products to retail markets. Sales are generally made on the basis of a 21-day settlement on a cost, insurance and freight basis. Concentrating on its local markets helps Belgo to stabilize its transportation costs and to generate higher margins. In 2004, Belgo’s ten largest customers in its local markets accounted for 7.1% of its total sales volume. Acindar is the Belgo subsidiary responsible for supplying the Argentine market.

     International Markets. Exports to other countries are made directly by Belgo, and through agencies established in these countries, exclusive representatives, or Arcelor’s international sales network, depending on the country and the volume of business conducted with the specific customer. Belgo places a priority on its domestic markets and has used the export market to stabilize its overall sales volume when sales slow in Brazil and Argentina. The cost of transportation acts to limit opportunities for foreign steel producers to compete with Belgo in Brazil and Argentina, but it also makes it more difficult for Belgo to compete in the export market. However, the proximity of Belgo’s supply of iron ore to its integrated facility at Monlevade, the lower cost of electricity and labor for Belgo and Belgo’s overall operating efficiencies help to offset the increased transportation costs Belgo faces when competing internationally. Prices on the international markets have fluctuated considerably in the past. In 2004, particularly due to the growth of China, international steel prices increased substantially. As part of its growth strategy, Belgo intends to increase its market share in other South and Central American countries, as well as its share in the specialties global market.

     Belgo’s main export product is specialties, which Belgo sells to customers in South and Central American countries, the United States, Europe and Canada, and accounted for 37% of the total volume of steel Belgo exported in 2004. Belgo believes that it has a competitive advantage in the specialties market, since these steel products cannot be manufactured with scrap and require advanced manufacturing processes and technology that few other steel producers possess. In addition, Belgo exports more basic steel products, such as rebar and profiles, to South and Central American markets. The following table sets forth a breakdown of Belgo’s steel exports by geographic region for the periods indicated:

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Geographic Region	2004	2003	2002

North America	37%	38%	50%
Europe	7%	11%	11%
South and Central America	41%	33%	15%
Asia	6%	12%	10%
Africa and Others	9%	6%	14%
Total	100%	100%	100%

     Belgo negotiates the price of its steel product on an order-by-order basis, based on prevailing market prices. The following chart sets forth the average free on board export sales price per ton of rolled steel products sold by Belgo during the past three years, prior to deducting commissions:

Average Export Sales Price
Year	(US$/ton)(1)

2004	402
2003	246
2002	216
____________________
(1)	The average export sales price per ton is the amount per ton of long-rolled steel billed in U.S. dollars, or translated into U.S. dollars at the average exchange rate during the period.

Competition

     The steel market is divided generally into manufacturers of flat steel products, long steel products and special steels (principally stainless steels). Belgo manufacturers long-rolled products mainly for the civil construction and other industrial manufacturing sectors and wire steel products for the industrial and agricultural sectors and for individual end-users. Belgo’s transformed steel products are sold by Belgo to the civil construction and automotive sectors. Belgo competes with Brazilian and foreign long-rolled producers, as well as with producers of substitute materials such as plastic, aluminum, ceramic, glass, wood, concrete and other steel products.

     World long-rolled demand is met principally by steel mini-mills and, to a significant lesser extent, by integrated steel producers. Integrated steel producers typically operate large plants with annual capacities of one million tons or more. These plants produce steel from a combination of iron ore and coke using blast furnaces and basic oxygen furnaces. Steel mini-mills are generally smaller-volume steel producers that use electric arc furnaces and are able to produce steel using scrap metal and pig iron as their primary raw materials. Mini-mills have high electricity costs and depend heavily on steel scrap, which is subject to price volatility and fluctuations in supply. However, mini-mills demand lower capital investments and are more flexible in adapting the steel production to demand as compared to integrated facilities.

     Brazil and Argentina. Shipping and freight costs are barriers to the import of steel into Brazil and Argentina and as a result, the steel markets in Brazil and Argentina are mainly supplied by domestic producers. Belgo’s principal competitors in Brazil are Gerdau Açominas S.A., Aços Villares S.A. and Votorantim S.A. In 2004, based upon industry information available from the Instituto Brasileiro de Siderurgia and Belgo’s internal records, Belgo estimates that it had a market share of approximately 30% of the long-rolled products market and 60% of the wire steel products market in Brazil. The following table sets forth the estimated market share for Belgo and its principal competitors in Brazil for long-rolled steel products in 2004:

Company	2004

Belgo	30%
Gerdau	50%
Villares	8%
Votorantim	6%

     In Argentina, Belgo’s main competitors are Aceros Bragado S.A. and Aceros Zapla, which are mini-mills that produce crude steel and intermediate and finished steel products. In addition, Belgo also competes with Sipar Laminación de Aceros S.A., a major re-roller, and several minor re-rollers and also with Siderar S.A.I.C. and Siderca S.A.I.C., both of the Techint Group, in the tube market. Based upon industry information available from the

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Centro de Industriales Siderurgicos and Belgo’s internal records, the following table sets forth Belgo’s estimate of its total long steel market and that of its principal competitors in Argentina in 2004:

Company	2004

Belgo (Acindar)	59%
Bonelli	9%
Acerbrag	8%
SIPARV	16%
Aceros Zapla	1%

Insurance

     Belgo maintains insurance coverage in amounts that it believes adequately cover the principal risks of its operating activities. Belgo has risk insurance against material damages and losses of gross revenues, such as halts in production arising from business interruptions caused by accidents for a period up to twelve months after the operations are interrupted. Belgo’s current insurance policy remains effective until July 1, 2005. Belgo is currently negotiating the renew of its insurance policy.

Environmental and Regulatory Matters

     Belgo is subject to Brazilian federal, state and local environmental laws and regulations concerning, among other matters, air emissions, soil, surface water and groundwater discharges, noise control, and the generation, handling, storage, transportation, and disposal of toxic and hazardous substances. (Similar regulations affect Acindar in Argentina. There are no relevant non-compliances in the jurisdiction.)

     Belgo generates certain by-product residues, primarily electric arc furnace dust, that are classified as hazardous and must be properly controlled and disposed of under applicable environmental laws and regulations. These environmental laws and regulations impose joint and several liability on certain classes of persons for the pollution of the environment, regardless of fault, the legality of the original operations and disposals, or the ownership of the site. Some of Belgo’s present and former facilities have been in operation for many years and, over such time, these facilities have used substances and disposed of residues (both on-site and off-site) that may create additional liabilities. These liabilities may materially adversely affect Belgo’s financial condition. However, Belgo believes it has developed management systems to mitigate against those risks. Belgo’s main industrial facilities are certified with the ISO 14001. Belgo was also awarded by the SGS Qualitor Programme with the Forest Management Certificate due to the management program of its forest units.

     The potential presence of radioactive materials in Belgo’s scrap supply can present a safety risk to its workers and its facilities. Radioactive materials are usually in the form of sealed radioactive sources, typically installed in measurement gauges used in manufacturing operations, and imported scrap. In response to this risk, Belgo has installed sophisticated radiation detection systems at all of its mini-mills to monitor all incoming shipments of scrap.

     In meeting its overall environmental goals and government-imposed standards in 2003 and 2004, Belgo incurred operating costs of approximately R$6 million and spent R$25 million on capital improvements. Belgo’s anticipated expenditures for pollution control in 2005 and 2006 are R$49.9 million and R$16.4 million, respectively.

     Regulatory changes, such as new laws and enforcement policies, including potential restrictions on the emission of atmospheric pollutants and other pollutants, or an incident at one of Belgo’s properties or operations, may have a material adverse effect on the business, financial condition or results of Belgo’s operations. Belgo’s business units are required to have governmental permits and approvals. Any of these permits or approvals may be subject to denial, revocation or modification under various circumstances. Failure to obtain or comply with the conditions of permits and approvals may adversely affect Belgo’s operations and may subject Belgo to penalties.

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Properties

     Belgo’s main properties consist of its integrated and semi-integrated facilities, mini-mills and wire plants. The table below indicates Belgo’s main properties, and their respective location, production capacity and utilization rate in 2004:

Property	City/State	Production Capacity	2004 Utilization Rate
		(in tons)	(%)

Long Rolled Steel Facilities:
Usina de	João Monlevade/Minas	1,200,000	100%
Monlevade Plant	Gerais
Juiz de Fora Plant	Juiz de Fora/ Minas Gerais	1,000,000	100%
Piracicaba Plant	Piracicaba/São Paulo	1,000,000	76%
Vitória Plant	Cariacica/Espírito Santo	360,000	91%
Itana (*)	Itana/Minas Gerais	140,000	46%
Villa Constitucion	Villa Constituición/ Santa	1,000,000	97%
Plant	Fe
Navaro	Rosário/Santa Fé	170,000	96%
Bonelli	San Nicolas/ Buenos Aires	240,000	63%

Wire Steel Facilities
Vespasiano Plant	Vespasiano/Minas Gerais	60,000	80%
and Itana Plant	Itana/Minas Gerais
Osasco Plant	Osasco/São Paulo	62,000	88%
Hortolândia Plant	Sumaré/Minas Gerais	45,000	76%
Contagem Plant	Contagem/Minas Gerais	692,000	90%
Feira de Santana	Feira de Santana/Bahia	70,000	100%
Plant
Vila Constitucion	Villa Constituición/ Santa	124,000	86%
	Fe (Arg)
La Tablada	Buenos Aires	83,500	71%

Transformed Products Facilities
Juiz de Fora Plant	Juiz de Fora/ Minas Gerais	340,000	56%
Sabará Plant	Sabará/Minas Gerais	90,000	81%
Guarulhos Plant	São Paulo/São Paulo	60,000	83%
(*) Leased asset

     Belgo’s production facilities are equipped with steel production machinery including blast furnaces, electric arc furnaces and rolling mills. See “—Production Process.” For a description of environmental matters relating to Belgo’s business and its production facilities, see “—Environmental and Regulatory Matters.”

     Belgo expects to make capital expenditures of approximately R$637.0 million in 2005 relating primarily to the expansion of Acindar’s production capacity from 1.4 million tons to 1.7 million tons (approximately R$90 million); the construction of two charcoal-based furnaces at the Juiz de Fora plant (approximately R$50 million); forest plantations (approximately R$56 million); capacity increases and the replacement and modernization of equipment at wire production plants (approximately R$109 million); and the replacement and modernization of equipment at its rolled steel plants (approximately R$332 million).

Intellectual Property

     Belgo’s most important intellectual property consists of patents relating to its production process, products and information technology used at its facilities. Because of the public nature of the patent registration process, part

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of the technology developed by Belgo, such as process automation, process modeling and product development, is not registered as patents and is kept as an industrial secret. Belgo also holds brands, such as Belgo, Belgo-Pronto and Belgo-Mineira.

Employees and Labor Relations

     Belgo believes that it is proactive in establishing and fostering a climate of positive employee relations. Historically, Belgo has enjoyed good relations with its unions and employees. For example, Belgo’s has been several times considered as one of the ten best companies to work in Brazil by the business magazine Exame and in accordance with a research conducted by Great Place to Work Institute. Belgo has also been elected by Exame for the fifth consecutive time as one of the ten model companies in terms of corporate social responsibility. At December 31, 2004, Belgo had 10,299 employees, of whom 73.8% were engaged in production, 18.0% in management and administration, 7.8% in sales and 0.4% in engineering and project management. Approximately 3,880 employees are represented by unions under a number of different collective bargaining agreements with one-year terms. In addition to its employees, at December 31, 2004, Belgo had approximately 2,600 workers outsourced.

Pension Plan

     Prior to 2003, Belgo offered to its employees a private defined benefit pension plan administered by Bradesco Previdência e Seguros S.A., covering retirement payments and pensions granted to the surviving spouses of the plan participants. Belgo was not obliged to cover any underfunding in the pension plan. As of December 2002, Belgo changed its pension plan policy and currently offers to employees a defined contribution pension plan, also administered by Bradesco Previdência e Seguros S.A. Employees under the former defined benefit pension plan have the option, but not the obligation, to migrate to the new defined contribution pension plan. As of December 31, 2004, the total amount set aside by Belgo to provide these pension benefits was R$114.1 million.

Profit Sharing Plans

     Belgo currently has a profit sharing program for all of its employees, which is negotiated on an annual basis with the employee unions. Pursuant to Belgo’s profit sharing plan, each employee’s share of profits is linked to Belgo’s productivity, employment safety and other factors. Management employees’ share of profits is determined based on the company’s financial results and on individual performances.

Legal Proceedings

     Belgo is party to several administrative and judicial tax, civil and labor proceedings incidental to the normal course of business. In some cases, Belgo has provisioned amounts to cover potential losses with respect to such proceedings, based on the opinion of its independent legal counsel, namely provisions for tax and civil proceedings, in the amount of R$537 million, and provisions for labor litigations, in the amount of R$38.1 million. Belgo believes that its provisions for legal proceedings are sufficient to meet probable and reasonably estimable losses in the event of unfavorable court decisions, but no guarantee can be given to the effect of the total amount of all potential liabilities that it may incur or penalties that may be imposed on it other than those amounts for which Belgo has provisions.

     Belgo is a defendant in several legal proceedings discussing the application of the IPI (tax on industrialized products) on its operations. The IPI legal proceedings amount to approximately R$108.7 million as of December 2004. The most significant issues discussed in these proceedings are (i) the use of tax credits on the purchase of inputs that were non-taxable, exempt from tax or subject to a 0% tax note and (ii) the disallowance of IPI credits recorded five to ten years after the relevant acquisition. Belgo has also been assessed for PIS and COFINS (taxes relating to programs of the federal government for social integration) on various grounds. In the most significant PIS and COFINS proceeding, Belgo claims the unconstitutionality of Law No. 9,718, which establishes a new calculation of the tax base and rates of these contributions. Belgo has provisions of approximately R$252.5 million at December 31, 2004.

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     Belgo is party to various civil, tax and labor legal proceedings that are not provisioned. Unfavorable outcomes in these proceedings may have a material adverse impact on Belgo. The most significant proceedings are described below.

     In a collective labor suit brought by Union of Workers in the Metallurgic, Mechanical and Electrical Material Industries of João Monlevade (Sindicato dos Trabalhadores nas Indstrias Metalrgicas, Mecânicas e de Material Elétrico de João Monlevade), Belgo was condemned to pay additional amounts of annual service bonus to all employees of the Monlevade Plant. Based on the existence of another collective labor agreement, Belgo filed a new suit which final decision caused the cancellation of the prior decision. However, in August 2004, the Union of Workers filed a new suit to cancel this second decision and to reinstate the first decision. Brazilian Law is very restrictive as to the possibility of filing suits to cancel final court decisions. Belgo believes, based on the opinion of its external counsel, that the chances of an unfavorable outcome are remote.

     On September 1, 2000, two construction sector associations filed a complaint with the Secretaria de Direito Econômico, or the SDE, the Brazilian economic law department, against three long-steel producers, including Belgo. The complaint alleged that these producers acted collusively to raise prices in the Brazilian rebar market, thereby violating the applicable antitrust law. The SDE issued an opinion stating there were grounds to believe that a cartel was established, and has referred the case to the Brazilian Antitrust Council (Conselho Administrativo de Defesa Econômica, or the CADE), for a final decision. The administrative proceeding is currently suspended by a judicial order. In the event of an adverse decision by the CADE, Belgo may be subject to a fine of up to 30% of its overall gross revenues during the last fiscal year, which cannot be lower than any economic benefit that Belgo has experienced resulting from the alleged unlawful conduct. Belgo believes, based on the opinion of its external counsel, that the chances of an unfavorable outcome are remote.

     Acindar’s financial condition deteriorated during the Argentine economic recession that began in 1998 and resulted in the national economic crisis at the end of 2001. Acindar was forced to suspend payments on all of its financial debt and began negotiating with its main creditors to restructure its debt. On December 12, 2003, under the terms of an out-of court agreement, or APE, with its main creditors, Acindar restructured its debt, subject to court ratification under Argentina’s bankruptcy law. Acindar has sought court endorsement of the APE. On August 2, 2004, the lower court confirmed the APE, with certain qualifications. Certain objecting creditors have filed an appeal. Acindar also appealed the qualifications imposed by the court. As of the date of this prospectus, the appeals are still pending. If confirmed, the APE will become binding upon all the unsecured creditors of Acindar affected by the debt restructuring, regardless of whether those creditors participated in the negotiation and execution of the APE. If the August 2, 2004 court order confirming the APE is not upheld, non-adherent creditors to the APE will maintain their original claims. However, the APE would continue to be valid against the creditors who participated in the APE.

     Belgo is currently discussing before the U.S. Department of Commerce, or DOC, whether certain of its exports to the US were subject to antidumping duties and countervailing measures at the time they were made. The U.S. Customs launched a Section 592 penalty investigation related to this misclassification matter. Belgo is convinced that there are no grounds for such proceedings, since it acted consistently with industry practices. Nonetheless, should Belgo be found to have acted with gross negligence or willful misconduct, it may be subject to significant penalties. Belgo believes, based on its external counsel’s opinion, that the chance of an unfavorable outcome in these proceedings is remote and therefore has not established any provision. A final decision by the US Customs unfavorable to Belgo would still be subject to judicial analysis.

     Belgo bought, in April 1998, from DZ S.A. Engenharia, a warehouse located at São Paulo and other real estate premises that are part of Belgo’s plant in Piracicaba. Due to tax proceedings pending against the seller at the time of the sale, the validity of the purchase of these premises was questioned. Belgo has possession of the properties and defend the suits as a bona fide third party purchaser.

     There are three judicial proceedings involving mortgages over Belgo’s plant in Juiz de Fora. The first proceeding relates to the most senior mortgage, which was originally held by the Brazilian National Development Bank (Banco Nacional de Desenvolvimento Econômico e Social), or BNDES. Such mortgage was acquired and is currently held by an affiliate of Belgo. The second and third proceedings relate to credits of Banco do Brasil against companies of the Mendes Jnior Group, which were guaranteed by a mortgage over the Juiz de Fora Plant. Since

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Belgo holds the most senior mortgage, which guarantees a credit for an amount that exceeds the value of the Juiz de Fora Plant, Belgo believes that the risk represented by the Banco do Brasil suits is remote.

     A company sold by Belgo was fined by the tax authorities of the State of Espírito Santo for alleged failure to keep its tax records in good order. The tax authorities imposed a fine of 10% over the value of all goods transferred as a result of sales or otherwise from January 1, 1997 to December 31, 2001, inclusive. The company is challenging the fine at the administrative level on the grounds that it is excessive and disproportionate. Belgo’s potential liability is approximately R$282.3 million, which was not provisioned as of December 31, 2004.

Principal Subsidiaries

     Belgo’s operations are conducted primarily through the following principal operating subsidiaries that together provide Belgo’s long-rolled steel and largest wire steel production.

Belgo Siderurgia S.A.

     Belgo Siderurgia, a sociedade anônima organized under the laws of Brazil, operates the integrated facility at Monlevade and certain mini-mills and produces rolled steel products such as rebars, wire rod and cables. Belgo Siderurgia also operates one wire plant that produces wire steel products for the construction sector (special rebars), annealed wires and nails, among other products, and distribution centers and depots that distribute construction products. Belgo owns 99.98% of the capital stock of Belgo Siderurgia.

Acindar Industria Argentina de Aceros S.A.

     Acindar, a sociedade anónima organized under the laws of Argentina, is the largest producer of long-steel products in Argentina, manufacturing rolled steel and wire steel products such as wire rods, bars and profiles, pipes and wire steel products in general. Belgo owns 72.68% of the capital stock of Acindar, including 73.2% of its voting shares.

Belgo Bekaert Arames Ltda.

     BBA, a limitada organized under the laws of Brazil, is a subsidiary owned 55% by Belgo and 45% by Bekaert, operating wire steel plants in Contagem, Sabará, Osasco and Hortolândia, with a total production capacity of approximately 700,000 tons. BBA manufactures wires for industrial applications, power transmission, welding, telecommunications, pre-stressed concrete and agricultural application. BBA buys the wire rod required for the manufacture of its wire steel products from Belgo.

BMB – Belgo-Mineira Bekaert Artefatos de Arame Ltda.

     BMB, a limitada organized under the laws of Brazil, produces steel cord and hose reinforcement wires at its wire steel plants located in Vespasiano and Itana. BMB is the only non-integrated producer of steel cord in South America. Its customers include major tire manufacturers such as Goodyear, Bridgestone and Firestone. Belgo owns 55.5% of the capital stock of BMB

Usina Hidrelétrica Guilman Amorim S.A.

     Guilman Amorim, a sociedade anônima organized under the laws of Brazil, is a joint-venture company in which Belgo owns 51% of the capital stock. Guilman Amorim operates a 140 MW thermoelectric generation power plant, which provides 59% of the electricity needs of Belgo’s integrated steel facility at Monlevade. Belgo owns 51.1% of the capital stock of Guilman Amorim.

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CAF Santa Bárbara Ltda.

     CAF, a limitada organized under the laws of Brazil, has eucalyptus forest reserves of approximately 99,000 hectares used in the production of charcoal. Charcoal is one of the main raw materials used in the production of pig iron. Belgo owns all of the capital stock of CAF.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BELGO

     This discussion contains forward-looking statements that involve risks and uncertainties. Belgo’s actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, those set forth in “Cautionary Statement Concerning Forward-Looking Statements,” “Risk Factors” and elsewhere in this prospectus.

     The following discussion is based on, and should be read in conjunction with, Belgo’s audited consolidated financial statements and related notes prepared in accordance with Brazilian GAAP, as well as the information set forth in “Presentation of Financial Information,” “Summary Historical Financial Data” and “Unaudited Pro Forma Combined Financial Information” contained elsewhere in this prospectus.

     Belgo’s consolidated financial statements have been prepared in accordance with Brazilian GAAP, which differs in significant respects from U.S. GAAP. See Note 25 to Belgo’s audited consolidated financial statements for a description of the main differences between Brazilian GAAP and U.S. GAAP, as they relate to Belgo, and a reconciliation of Belgo’s shareholders’ equity and net income for the years ended December 31, 2004 and December 31, 2003.

Overview

     Belgo is the second largest long-rolled steel producer and the largest wire steel producer in Latin America, in terms of both capacity and sales. Belgo produces a large variety of long-rolled products that are directed mainly to the civil construction sector and other industrial manufacturing sectors. Belgo’s long-rolled products used in construction include merchant bars and rebars. Belgo’s long-rolled products for the industrial manufacturing sector consist of different types of bars and wire rods. Portions of the wire rods produced are further used by Belgo to produce wire products such as barbed and fence wire, welding wire, fasteners and steel cords. In addition, Belgo uses wire rods (mostly low carbon wire rods) to manufacture transformed steel products such as welded mesh, trusses, pre-stressed wires, annealed wires and nails sold to construction companies, as well as drawn bars for the automotive industry. Through its integrated, semi-integrated and mini-mill facilities located in Brazil and Argentina, Belgo primarily serves customers in its domestic markets but also exports steel products to other South and Central American countries, the United States, Europe, Canada and other countries. In 2004, Belgo produced a total of 4.3 million tons of rolled products and further processed 1.3 million tons of rolled products, of which approximately two-thirds were used by Belgo to manufacture wire products. Belgo’s total net revenues in 2004 were R$6,690.9 million and net income was R$1,039.5 million. In 2004, Belgo met approximately 30% of the long-rolled steel demand by volume in Brazil and 59% of the long-rolled steel demand by volume in Argentina.

     The primary factors affecting Belgo’s results of operations include:

  the cyclical nature of supply and demand for steel products both inside and outside Brazil, including the prices for steel products;

  the mix of products sold by Belgo (between domestic and export sales and between lower value- added and higher value-added products);

  Belgo’s production costs; and

  Brazilian economic conditions generally, including inflation and exchange rate variations.
Brazilian Economic Conditions

     As a company with most of its operations in Brazil, Belgo is affected by general economic conditions in the country. Belgo generates its revenues primarily from the domestic market, and Brazil’s gross domestic product, or GDP, growth is very influential in determining Belgo’s growth capacity and its results of operations. During the last 30 years, Belgo estimates that the demand in Brazil for steel products has increased at an average rate of

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approximately double Brazil’s annual GDP growth rate. Sales to the civil construction sector, which represented approximately 43% of Belgo’s overall sales in 2004, are particularly affected by GDP growth rate variations.

     Inflation also affects Belgo’s financial condition and results of operations. Approximately 77% of Belgo’s production costs, including electricity and labor, are denominated in reais and tend to increase to reflect Brazilian inflation. The Brazilian government’s actions to combat inflationary pressures have involved, among other measures, currency devaluations, reduction of tariffs and other limits on imports, and the adoption of high interest rates. These measures can significantly affect steel consumption levels in businesses such as the automotive, construction and appliance manufacturing sectors, and can potentially adversely affect Belgo’s results of operations.

     In addition, Belgo’s results of operations are affected by exchange rate fluctuations. Most of Belgo’s revenues are denominated in reais, but some of its operating expenses are either payable in or linked to the U.S. dollar, such as the price of coke, pig iron and iron ore pellets and lumps (used mainly at Acindar’s facilities). Approximately 23% of Belgo’s operating expenses are denominated in, or linked to, the U.S. dollar and therefore vary with the real/U.S. dollar exchange rate. Belgo does not engage in hedging transactions to mitigate the effects of exchange rate fluctuations on its results of operations. In recent years, Belgo has been able to pass increases in its raw materials acquisition costs along to its customers, but it may not be able to continue to do so. If future devaluations of the real against the U.S. dollar increase Belgo’s raw materials acquisition costs and Belgo is not able to pass these increases along to its customers, Belgo’s results of operations may be adversely affected.

     Since presidential elections were held in Brazil in 2002, the Brazilian economy has moved towards increased stability. The country went through a period of market turmoil during the second half of 2002 as investors feared that, if elected, the Labor Party led by Luiz Inácio Lula da Silva would change the economic policies of the previous administration. The real fluctuated significantly as a result, depreciating by 34.3% during the year and closing at R$3.5333 per US$1.00 on December 31, 2002. Inflation for the year, as measured by the IGP-M, was 25.3% and GDP grew by 1.9% .

     The Labor Party government administration largely continued the macroeconomic policies of the previous administration, focusing on fiscal responsibility. In 2003, investor confidence rebounded as a result and the real appreciated by 22.3% against the U.S. dollar to R$2.8892 per US$1.00 at December 31, 2003. Inflation for the year, as measured by the IGP-M, decreased to 8.7% . Brazil’s GDP increased by 0.5% during 2003, despite the very high interest rates that prevailed at the beginning of 2003 to combat inflationary pressures, which acted to constrain economic growth.

     During 2004, Brazil’s GDP increased by 5.2% to US$601.6 billion and the country achieved a trade surplus of US$33.7 billion, its highest trade surplus ever. Inflation in 2004, as measured by the IGP-M, was 12.4% . The Central Bank’s year-end inflation target for each of 2005 and 2006 is 4.5%, based on the IPCA index, within a band of 2.5 and 2.0 percentage points, respectively. Interest rates continued to be high in 2004, with the CDI rate averaging 17.8% . In 2004, the real appreciated by 8.8% against the U.S. dollar to R$2.6544 per US$1.00. On May 16, 2005, the U.S. dollar/real exchange rate was R$2.476 per US$1.00.

     The following table shows data for real GDP growth, inflation, interest rates and the U.S. dollar exchange rate for and as at the periods indicated.

	December 31,

	2004	2003	2002

Real growth in gross domestic product	5.2%	0.5%	1.9%
Inflation (IGP-M)(1)	12.4%	8.7%	25.3%
Inflation (IPCA)(2)	7.6%	9.3%	12.5%
CDI rate(3)	17.8%	16.3%	22.9%
LIBOR rate(4)	2.4%	1.1%	1.4%
Devaluation (appreciation) of the real vs. U.S. dollar	(8.8)%	(22.3)%	34.3%
Period-end exchange rate—US$1.00	R$2.6544	R$2.8892	R$3.5333
Average exchange rate—US$1.00(5)	R$2.971	R$3.0600	R$2.9983
____________________

Sources: Fundação Getlio Vargas, the Central Bank and Bloomberg
(1)	Inflation (IGP-M) is the general market price index measured by the Fundação Getlio Vargas.
(2)	Inflation (IPCA) is a broad consumer price index measured by the Instituto Brasileiro de Geografia e Estatística.
(3)	The CDI rate is average of inter-bank overnight rates in Brazil (accumulated for period-end month, annualized).

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(4)	Three-month U.S. dollar LIBOR rate as of the last date of the period. The LIBOR rate is the London inter-bank offer rate, which is the rate applicable to the short-term international inter-bank market.
(5)	Represents the average of the exchange rates on the last day of each month during the period.

Supply and Demand for Steel Products

     Prices of steel products in general are sensitive to changes in worldwide and local demand, which in turn are affected by worldwide and country-specific economic conditions, and to available production capacity. Most of Belgo’s long-rolled steel products can be classified as commodities, including rebars, merchant bars and common wire rods. However, a significant portion of Belgo’s long-rolled products, such as specialties, as well as Belgo’s wire products and transformed steel products, are not considered commodities due to differences in terms of their shape, chemical composition, quality and specifications, all of which affect prices. Accordingly, there is no exchange trading or uniform pricing for these products. Nevertheless, steel prices and raw materials acquisition costs are directly affected by local and worldwide demand. During the last five years, steel prices and the cost of raw materials have been constantly increasing due to pressures on international demand caused mainly by increased consumption in China.

     Historically, export prices and margins have been lower than domestic prices and margins because of higher transportation costs and tariffs. The volume of production that is exported by Belgo is affected by domestic demand, exchange rate fluctuations and the prices that can be obtained in the international markets. Belgo places a priority on its domestic markets and uses the export market to stabilize its overall sales volume when sales slow in Brazil and Argentina.

Sources of Revenues

     Substantially all of Belgo’s revenues are derived from the sale of long-rolled products and wire steel products. Belgo’s revenues are directly affected by steel prices in both domestic and international markets. Steel prices are primarily affected by the levels of international and domestic production capacity and demand and fluctuations in the cost of raw materials. Belgo’s revenues are recognized when the delivery risk for its steel products shifts to its customers, which is usually at the point of shipment.

Operating Expenses

     Belgo’s largest production cost is raw materials. The main raw materials used by Belgo are steel scrap, pig iron, coke and iron ore. The prices of steel scrap, pig iron, iron ore pellets and lumps (used mainly at Acindar’s facilities) and coke in Brazil are significantly affected by exchange rate variations and international market trends. In 2004, the costs of these raw materials, as a percentage of Belgo’s total production cost, were 40%, compared to 53% in 2003. Generally, it is not economical to import steel scrap into Brazil due to high transportation costs and as a result, Belgo’s purchase of steel scrap is limited to the domestic market. The supply of quality steel scrap in Brazil is low and scrap prices in recent years have increased sharply as steel production has risen. Prices for pig iron, which Belgo acquires from a number of small producers, are based on specific price formulas provided for under long-term agreements or on spot prices, and have increased significantly in recent years due to elevated international demand. Coke prices are directly affected by exchange rate variations, as they are primarily quoted in U.S. dollars by Belgo’s European and Japanese suppliers. A significant portion of the required iron ore is supplied to Belgo by CVRD at production cost prices under a long-term lease agreement between Belgo and CVRD. Belgo meets approximately 70% of its own electricity needs at its integrated facility at Monlevade through its interest in the Guilman Amorim hydroelectric project and two other smaller hydroelectric plants. The remainder of Belgo’s electricity needs are met through the purchase of electricity from electric utility companies at prevailing market prices, which are affected by Brazilian inflation rates. Belgo relies heavily on rail transportation for the delivery of raw materials to its steel production facilities under a long-term transportation agreement with CVRD. However, due to rail transportation capacity limitations in Brazil, Belgo must also rely upon trucking companies to transport raw materials, which is a more costly alternative to rail transportation.

     The following table sets forth a breakdown of Belgo’s cost of products sold for the periods indicated, expressed as a percentage of Belgo’s total production costs:

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		Year Ended
		December 31,

	2004(1)	2003	2002

Raw materials	40%	53%	43%
Electrical energy	7%	6%	6%
Transportation	1%	1%	1%
Work force	8%	4%	6%
Other	44%	36%	44%
____________________
(1) 2004 figures include Acindar’s cost of products sold.

Acindar Consolidation in 2004

     On October 23, 2000, Belgo acquired 20.4% of Acindar’s common shares. In May 2004, Belgo converted convertible notes issued by Acindar into Acindar common shares and exercised call options for the purchase of Acindar common shares that it held against Grupo Acevedo, Acindar’s former controlling shareholder. Through these transactions, Belgo acquired 45.7% of Acindar’s common shares, increasing its voting equity interest to 66.1%, and Acindar became a consolidated subsidiary of Belgo. In addition, in October 2004, Belgo exercised warrants for Acindar common shares and became the owner of its current 72.7% stake of Acindar’s common shares. As a result of becoming Belgo’s consolidated subsidiary in May 2004, Acindar’s results are included in Belgo’s results of operations for the last eight months of 2004.

     Acindar’s creditors hold convertible notes that, if converted, could reduce Belgo’s ownership interest in Acindar’s common shares to approximately 63.5% or less, depending on the foreign exchange ratio of the peso against the U.S. dollar. The conversion rights will be in effect from January 4, 2006 until February 4, 2013. Belgo expects that all of the convertible notes will be converted into Acindar common shares in 2006.

Critical Accounting Policies

     Critical accounting policies are those that are important both to the portrayal of Belgo’s financial condition and results and that require its management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the possible future resolution of the uncertainties increase, those judgments become even more subjective and complex. In order to provide an understanding about how Belgo’s management forms its judgments about future events, including the variables and assumptions underlying the estimates, and the sensitivity of those judgments to different circumstances, Belgo’s management has identified the following critical accounting policies:

     Business Combinations (purchase accounting and impairment test). During the years ended December 31, 2004 and 2003, Belgo concluded the acquisition of two significant steel companies, Acindar and MJS, respectively. Under Brazilian GAAP, a business combination is recorded at book value. The difference between the purchase price and the book value of net assets acquired is recorded as goodwill or negative goodwill that must be amortized within their estimated useful life. The determination of an appropriate pattern of amortization and the performance of a goodwill impairment test, when necessary, may involve a significant degree of judgment by management when using assumptions and estimates. These assumptions and estimates can be influenced by different external and internal factors, such as economic and industry trends, interest rates, foreign exchange rates, and changes in the business strategies and the type of products offered to the market. The use of different assumptions and estimates could significantly change Belgo’s financial statements.

     Under U.S. GAAP, net assets acquired in a business combination must be recorded at their fair value on the acquisition date. The difference between the purchase price and the fair value of the net assets acquired must be recorded as goodwill or negative goodwill. Although goodwill recorded is not subject to amortization as from January 1, 2002, it must be periodically assessed for impairment. Negative goodwill must be proportionally allocated to certain assets acquired. Such accounting practices also require a significant degree of judgment for both the determination of fair value adjustments to the assets acquired and liabilities assumed, including the amortization pattern, and the subsequent valuations for the impairment tests.

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     For the years presented in its consolidated financial statements, Belgo was not required to recognize any impairment loss under either U.S. GAAP or under Brazilian GAAP.

     Provision for doubtful accounts. Under both U.S. GAAP and Brazilian GAAP, Belgo records a provision for doubtful accounts in selling expenses for an amount that it considers sufficient to cover any probable losses on realization of its accounts receivable. In order to determine the overall adequacy of the allowance for doubtful accounts, Belgo evaluates the amount and characteristics of its accounts receivable as well as its history of losses. When significant payment delays occur and the likelihood of receiving payment in full of its accounts receivable decreases, Belgo records a provision. In case the value of Belgo’s estimated provision for doubtful accounts differs from the amounts not actually collected, additional provision may be required.

     Impairment, depreciation and amortization of property, plant and equipment. Under U.S. GAAP and Brazilian GAAP, Belgo periodically assesses the need to perform impairment tests of long-lived assets (or asset groups) based on various indicators such as the level of its business profitability and technological developments. When necessary, upon the occurrence of any negative triggering event such as a significant loss in market value of a property, plant and equipment or significant adverse change in the extent or manner in which a long-lived asset is being used, cash flow studies are prepared to determine if the accounting value of the property, plant and equipment is recoverable through the profitability resulting from its business. In order to estimate future cash flows, Belgo makes various assumptions and estimates. These assumptions and estimates can be influenced by different external and internal factors, such as economic and industry trends, interest rates, foreign exchange rates, changes in the business strategies and in the type of products offered to the market.

     Under U.S. GAAP and Brazilian GAAP, Belgo recognizes expenses related to the depreciation and amortization of its property, plant and equipment based on the straight-line method. The useful life of assets is reviewed periodically based on existing facts and circumstances. Given the complex nature of Belgo’s property, plant and equipment, the determination of useful lives requires considerable judgment and is inherently uncertain, due to changes in technology and industry competition, which could cause early obsolescence of the property, plant and equipments. If Belgo is required to materially change the assumptions used, its depreciation expense, obsolescence write-off and the net book value of property, plant and equipment could be materially different.

     Valuation of long-term investments. Belgo records long-term investments at cost or under the equity accounting method, depending on the nature of these investments and the degree of influence that Belgo exercises over the operations of the companies involved. Belgo evaluates the fair value of investments for impairment whenever the performance of the underlying entity indicates that other than temporary impairment may exist. In such cases, the fair value of the investment is estimated principally based on estimated cash flows using assumptions and, if available, quotes from the market. Estimating these cash flows is a complex and often subjective process involving the use of various assumptions. These assumptions and estimates can be influenced by different external and internal factors, such as economic and industry trends, interest rates, foreign exchange rates, changes in the business strategies and in the type of products offered to the market.

     Valuation of derivative instruments. Belgo uses swap derivative instruments to manage risks from changes in foreign exchange and interest rates. Under Brazilian GAAP, swap contracts are recorded on the balance sheet on an accrual basis based on the net amount to be received or paid.

     Under U.S. GAAP, swap contracts are recorded on the balance sheet at fair value, with changes in fair value recognized in the statement of operations unless specific hedge criteria are met. The market value is usually based on market quotations for similar instruments and assumptions as to future foreign exchange and interest rates. Fair market value estimates are made at a specific date, based on relevant market information about the financial instruments. Belgo did not account for any transaction as hedging activity.

     Deferred taxes. Under Brazilian GAAP, deferred tax assets must be recorded to the extent that realization is probable (valuation allowance is not recorded), while deferred tax liabilities must be recorded in full. Recognition of deferred tax assets from tax loss carry-forwards is based on future taxable earnings estimated and brought to their present value. Realization cannot exceed ten years.

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     Under U.S. GAAP, deferred taxes are recorded on all temporary differences, except for differences arising from remeasurement of non-monetary assets and liabilities from reais into U.S. dollar at historical exchange rates. Valuation allowances are established when it is more likely than not that deferred tax assets will not be realized. Deferred tax assets and liabilities are classified as current or long-term based on the classification of the asset or liability underlying the temporary difference. Deferred income tax assets and liabilities in the same tax jurisdiction are netted. Discounting is not permitted.

     Contingencies. Belgo records a provision when it has a legal or other obligation resulting from a past event for which Belgo deems the likelihood of an unfavorable outcome as probable and the loss can be reasonably estimated. Provisions are recorded considering the best estimates of the risk specific to the liability and usually take into consideration the assessment of the lawyers involved as well as previous decisions taken by judicial courts and management assessments. Belgo continually evaluates the provisions for contingencies based on changes in the relevant facts and circumstances and events that may impact the estimates, such as judicial decisions, which could have material impact on its results of operations and shareholders’ equity. Belgo does not record contingent assets.

     U.S. GAAP would not differ materially in this regard observing Belgo’s conditions and activities for the periods presented in Belgo consolidated financial statements included in this registration statement.

Results of Operations

     The following discussion of Belgo’s results of operations is based on its consolidated financial statements prepared in accordance with Brazilian GAAP and reconciled to U.S. GAAP.

     The following table sets forth the consolidated financial information for each of the three years ended December 31, 2004. For the purposes of comparison, the table contains certain items and the respective percentage of Belgo’s net revenues for the periods indicated:

	Year Ended December 31,

	(in millions reais)
	2004	%	2003	%	2002	%

Net revenues	6,690.9	100.0%	3,779.9	100.0%	3,167.1	100.0%
Cost of products sold	(3,853.3)	(57.6%)	(2,337.3)	(61.8%)	(1,842.8)	(58.2%)
Gross profit	2,837.6	42.4%	1,442.6	38.2%	1,324.3	41.8%
Operating income (expenses)	(1,040.9)	(15.6%)	(565.5)	(15.0%)	(655.7)	(20.7%)
Operating result	1,796.7	26.9%	877.1	23.2%	668.6	21.1%
Non-operating results	(35.8)	(0.5%)	(100.4)	(2.7%)	(92.7)	(2.9%)
Income tax and social contributions	(462.0)	(6.9%)	8.8	0.2%	(208.4)	(6.6%)
Statutory attributions	(7.3)	(0.1%)	(3.3)	0.1%	(5.9)	(6.8%)
Minority Interest	(252.0)	(3.8%)	(99.9)	(2.6%)	(44.4)	(0.2%)
Net income	1,039.5	15.5%	682.3	18.1%	317.2	10.0%

	Year Ended December 31,

	(in millions reais)
	2004	2003	2002

Operating income (expenses):
Selling expenses	(246.9)	(182.8)	(137.9)
General and administrative	(190.8)	(141.0)	(139.1)
Equity interest in income (loss) of associated	(7.1)	83.4	41.3
companies
Amortization of goodwill	(342.4)	(177.9)	(0.7)
Employee profit sharing	(78.3)	(44.3)	(52.0)
Net financial income (expense)	(84.2)	(27.9)	(221.5)
Other, net	(91.2)	(75.1)	(145.7)

Total operating income (expenses)	(1,040.9)	(565.5)	(655.7)

     To more clearly present the reasons for changes in Belgo’s financial condition and results of operations for 2004 as compared to 2003, the following comparison of Belgo’s significant line items for those periods are presented both to give effect to and to exclude the consolidation into Belgo’s financial statements of Acindar’s results of operations for the last eight months of 2004. In addition, the significant line items of Belgo’s steel

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segment in Brazil and Belgo’s wire segment in Brazil are also presented. See Note 26 to Belgo’s financial statements for a discussion on Belgo’s segments as presented under U.S. GAAP.

Year 2004 Compared to Year 2003

     Net Revenues

     Total. Net revenues increased to R$6,690.9 million in 2004 from R$3,779.9 million in 2003. Besides the consolidation of Acindar, this increase was primarily the result of an increase in steel prices and the volume of steel sold domestically and, to a lesser extent, a significant increase in prices of exported steel. Total sales volume increased to 3,844.1 thousand tons from 2,762 thousand tons in 2003. Domestic sales volume increased to 2,795.6 thousand tons in 2004 from 1,799.6 thousand tons in 2003, primarily due to improved general economic conditions in Brazil in 2004 as compared to 2003, which prompted more construction activity. The average per ton price of steel sold domestically was R$1,945.1 in 2004 as compared to R$1,630.6 in 2003. The volume of Belgo’s steel exports in 2004 was 1,048.5 thousand tons as compared to 962.4 thousand tons in 2003 and the average price per ton of exported steel was R$1,173.6 in 2004 as compared to R$878.4 in 2003. The increase in the price of steel sold domestically and internationally was due principally to an increase in the cost of raw materials such as scrap, pig iron and coke, which were passed on to consumers, as well as a consequence of higher demand for steel products domestically and internationally. Without considering Acindar’s net revenues of R$1,445.2 million in 2004, Belgo’s total net revenues during the period would have been R$5,245.7 million, an increase of 38.8% as compared to 2003.

     Steel Segment in Brazil. Net revenues increased to R$4,436.3 million in 2004 from R3,077.0 million in 2003. This increase was primarily the result of an increase in steel prices and the volume of steel sold domestically and, to a lesser extent, a significant increase in prices of exported steel. Total sales volume increased to 3,052.4 thousand tons from 2,764.3 thousand tons in 2003. Domestic sales volume increased to 2,253.1 thousand tons in 2004 from 1,884.7 thousand tons in 2003, primarily due to improved general economic conditions in Brazil in 2004 as compared to 2003, which prompted more construction activity. The average per ton price of steel sold domestically was R$1,550.6 in 2004 as compared to R$1,279.1 in 2003. The volume of Belgo’s steel exports in 2004 was 799.3 thousand tons as compared to 879.6 thousand tons in 2003 and the average price per ton of exported steel was R$1,179.3 in 2004 as compared to R$757.4 in 2003. The increase in the price of steel sold domestically and internationally was due principally to an increase in the cost of raw materials such as scrap, pig iron and coke, which were passed on to consumers, as well as a consequence of higher demand for steel products domestically and internationally.

     Wire Segment in Brazil. Net revenues increased 36.9% to R$1,923.1 million in 2004 from R$1,404.7 million in 2003. This increase was primarily the result of an increase in wire steel prices and the volume of wire steel sold. Total sales volume increased to 655.3 thousand tons from 571,7 thousand tons in 2003. Domestic sales volume increased to 588.0 thousand tons in 2004 from 488.9 thousand tons in 2003, primarily due to improved general economic conditions in Brazil in 2004 as compared to 2003, which prompted more activity in the agricultural and industrial sectors. The average per ton price of steel sold domestically was R$2,977.8 in 2004 as compared to R$2,532.8 in 2003. The higher volume of wire steel sold domestically was partially offset by the lower volume of exported wire stell. The volume of Belgo’s wire steel exports in 2004 was 67.3 thousand tons as compared to 82.8 thousand tons in 2003, and the average price per ton of exported wire steel was R$2,557.2 in 2004 as compared to R$2,009.7 in 2003. The increase in the price of wire steel sold domestically and internationally was due principally to an increase in the cost of raw materials such as wire rod, which was passed on to consumers, as well as a consequence of higher demand for wire steel products.

      Cost of Products Sold

      Total. Cost of products sold increased to R$3,853.2 million in 2004 from R$2,337.3 million in 2003. The average cost per ton of products sold increased to R$918.0 in 2004 from R$792.8 in 2003. Besides the consolidation of Acindar, the higher cost of products sold reflects increases in the price of scrap, pig iron and coke of 38%, 52% and 56%, respectively. In addition, Belgo’s labor and energy costs increased 9% and 8% in 2004, respectively, compared to 2003, in line with inflation. To a lesser extent, the increase in Belgo’s overall volume of steel sold also caused the increase in the cost of products sold. Without considering Acindar’s cost of products sold

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of R$713.8 million in 2004, Belgo’s cost of products sold for the period would have been R$3,139.4 million, an increase of 32.1% as compared to 2003.

     Depreciation and amortization expenses increased to R$338.3 million in 2004 from R$166.8 million in 2003. In addition to the consolidation of Acindar, this increase was mainly due to a change to Belgo’s depreciation policy in 2004, which accelerated the depreciation of Belgo’s long-lived assets over a 10-year period as compared to the 20-year period that applied in 2003. In addition, Belgo began amortizing the Mendes Jnior Siderurgia S.A., or MJS, assets in April 2003, as compared to a full year of amortization of the MJS assets in 2004. Without considering Acindar’s depreciation and amortization expenses of R$22.7 million in 2004, Belgo’s total depreciation and amortization expenses in the period would have been R$315.6 million, an increase of 89.2% as compared to 2003.

     Steel Segment in Brazil. Cost of steel products sold increased to R$2,868.8 million in 2004 from R$2,073.5 million in 2003. The average cost per ton of steel products sold increased to R$939.9 in 2004 from R$750.1 in 2003. The higher cost of products sold reflects increases in the price of scrap, pig iron and coke of 38%, 52% and 56%, respectively. In addition, Belgo’s labor and energy costs increased 9% and 8% in 2004, respectively, compared to 2003, in line with inflation. To a lesser extent, the increase in Belgo’s overall volume of steel sold also caused the increase in the cost of products sold.

     Depreciation and amortization expenses increased to R$204.6 million in 2004 from R$91.4 million in 2003. This increase was mainly due to a change to Belgo’s depreciation policy in 2004 and due to the amortization of MJS assets in April 2003 in 2003, as compared to a full year of amortization of the MJS assets in 2004.

     Wire Segment in Brazil. Cost of products sold increased to R$1,390.0 million in 2004 from R$1,027.6 million in 2003. The average cost per ton of wire products sold increased to R$2,121.2 in 2004 from R$1,797.5 in 2003. The higher cost of products sold results from increases in the price of wire rod, which in turn reflect the higher cost of products sold in Belgo’s steel segment.

     Depreciation and amortization expenses relating to the wire segment increased to R$86.3 million in 2004 from R$46.5 million in 2003. This increase was mainly due to a change to Belgo’s depreciation policy in 2004, which accelerated the depreciation of Belgo’s long-lived assets over a 10-year period as compared to the 20-year period that applied in 2003.

      Selling Expenses

     Total. Selling expenses increased to R$246.9 million in 2004 from R$182.8 million in 2003. In addition to the consolidation of Acindar, this increase was primarily due to the addition of five new warehouse distribution units in 2004. In addition, sales commissions paid to distributors increased due to higher net revenues. Without considering Acindar’s selling expenses of R$20.5 million in 2004, Belgo’s total selling expenses for the period would have been R$226.4 million, an increase of 23.8% as compared to 2003.

     Steel Segment in Brazil. Selling expenses increased to R$180.9 million in 2004 from R$140.7 million in 2003. This increase was primarily due to the addition of five new warehouse distribution units in 2004. In addition, sales commissions paid to distributors increased due to higher net revenues.

     Wire Segment in Brazil. Selling expenses increased 17.8% to R$47.6 million in 2004 from R$40.4 million in 2003. This increase was primarily due to wage increases in the period. In addition, sales commissions paid to distributors increased due to higher net revenues.

      General and Administrative Expenses

     Total. General and administrative expenses increased to R$190.8 million in 2004 from R$141.0 million in 2003. In addition to the consolidation of Acindar, this increase was mainly due to an 18% wage increase for administrative staff in October 2003. In addition, Belgo paid consulting and legal expenses in 2004 relating to corporate restructuring and strategic planning. Without considering Acindar’s administrative expenses of R$18.3

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million, Belgo’s total administrative expenses for the period would have been R$172.5 million, an increase of 22.3% as compared to 2003.

     Steel Segment in Brazil. General and administrative expenses increased to R$127.0 million in 2004 from R$94.9 million in 2003. This increase was mainly due to an 18% wage increase for administrative staff in October 2003. In addition, Belgo paid consulting and legal expenses in 2004 relating to corporate restructuring and strategic planning.

     Wire Segment in Brazil. General and administrative expenses of R$27.3 million remained relatively stable as compared to R$25.8 million in 2003.

      Equity Interest in Income (Loss) of Associated Companies

     Total. Belgo had an equity interest in loss of associated companies of R$7.1 million in 2004 compared to a an equity interest in income of associated companies of R$83.4 million in 2003. This decrease was mainly due to the consolidation of Acindar by the equity method in 2003, which increased Belgo’s equity interest by R$77.2 million in 2003. In 2004, Acindar was fully consolidated beginning in May 2004.

     Steel Segment in Brazil. Belgo had an equity interest in loss of associated companies of R$10.9 million in 2004 compared to an equity interest in income of associated companies of R$117.4 million in 2003. This decrease was mainly due to the consolidation of Acindar by the equity method in 2003, which increased Belgo’s equity interest by R$77.2 million in 2003. In 2004, Acindar was fully consolidated beginning in May 2004.

     Wire Segment in Brazil. Belgo had an equity interest in income of associated companies of R$5.8 million in 2004 compared to R$8.9 million in 2003. This decrease was due to lower results of operations of companies that produce cables in Canada, Chile and Peru caused by the valuation of the real in the period.

      Amortization of Goodwill

     Total. Amortization of goodwill increased to R$342.4 million in 2004 from R$177.9 million in 2003. The acquisition of the MJS assets by Belgo in 2003 created goodwill of approximately R$1,777 million, of which approximately R$177.4 million was amortized from June 2003 to the end of 2003, as compared to the R$324.8 million of amortization during the full year in 2004. Without considering Acindar’s amortization of goodwill of R$1.2 million in 2004, Belgo’s total amortization of goodwill for the period would have been R$341.2 million, an increase of 91.8% as compared to 2003. Approximately all amounts amortized relate to the Belgo’s steel segment in Brazil.

      Net Financial Income (Expense)

     Total. Belgo had net financial expenses of R$84.2 million in 2004, as compared to net financial expenses of R$27.9 million in 2003. Net financial income (expenses) consists of financial income, financial expenses and foreign exchange variation.

     Financial income decreased to R$138.6 million in 2004 from R$187.0 million in 2003. This decrease was mainly due to an exceptional financial gain of approximately R$70.0 million in 2003 caused by the mark-to-market accounting treatment of Belgo’s investments in accordance with the requirements of the CVM. In 2004, Belgo did not record any significant variation in its investments since Brazilian economic conditions in 2004 remained similar to those in 2003. Without considering Acindar’s financial income of R$18.9 million in 2004, Belgo’s total financial income for the period would have been R$119.7 million, a decrease of 36% as compared to 2003.

     Financial expenses were R$228.0 million in 2004, as compared to R$176.9 million in 2003. Without considering Acindar’s financial expenses of R$44.3 million in 2004, Belgo’s total net financial expenses for the period would have been R$183.7 million, an increase of 3.8% as compared to 2003.

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     Belgo had a positive foreign exchange variation of R$5.2 million in 2004, as compared to a negative foreign exchange variation of R$38.1 million in 2003. In 2004, Belgo implemented a policy of maintaining in equivalent amounts its assets and liabilities denominated in or linked to the U.S. dollar, which mitigated Belgo’s foreign exchange exposure. The negative foreign exchange variation in 2003 was primarily due to the 15.4% appreciation of the real against the U.S. dollar, which caused a negative foreign exchange variation of R$68.2 million in Belgo’s investments denominated in U.S. dollars. This negative exchange variation was partially offset by the positive impact caused by the change in Belgo’s accounting policy relating to the record of Guilman Amorim investment, which ceased to be fully consolidated into Belgo in June 2003. Consequently, the resulting Guilman Amorim’s U.S. denominated debt decreased proportionally.

     Steel Segment in Brazil. Belgo had net financial expenses of R$36.8 million in 2004, as compared to net financial expenses of R$49.4 million in 2003.

     Financial income decreased to R$99.6 million in 2004 from R$177.0 million in 2003. This decrease was mainly due to an exceptional financial gain of approximately R$70.0 million in 2003 caused by the mark-to-market accounting treatment of Belgo’s investments in accordance with the requirements of the CVM. In 2004, Belgo did not record any significant variation in its investments since Brazilian economic conditions in 2004 remained similar to those in 2003.

      Financial expenses of R$165.8 million in 2004 remained relatively stable as compared to R$172.6 million in 2003.

     Belgo had a positive foreign exchange variation of R$29.4 million in 2004, as compared to a negative foreign exchange variation of R$53.8 million in 2003. In 2004, Belgo implemented a policy of maintaining in equivalent amounts its assets and liabilities denominated in or linked to the U.S. dollar, which mitigated Belgo’s foreign exchange exposure. The negative foreign exchange variation in 2003 was primarily due to the 15.4% appreciation of the real against the U.S. dollar, which caused a negative foreign exchange variation of R$68.2 million in Belgo’s investments denominated in U.S. dollars. This negative exchange variation was partially offset by the positive impact caused by the change in Belgo’s accounting policy relating to the record of Guilman Amorim investment, which ceased to be fully consolidated into Belgo in June 2003. Consequently, Guilman Amorim’s U.S. denominated debt resulting decreased proportionally.

     Wire Segment in Brazil. Net financial expenses of R$24.6 million remained relatively stable as compared to R$25.6 million in 2003.

      Other Operating Expenses, Net

     Total. Other operating expenses were R$91.2 million in 2004, as compared to R$75.1 million in 2003. Without considering Acindar’s other operating expenses of R$23.1 million in 2004, Belgo’s total other operating expenses for the period would have been R$68.1 million, a decrease of 9.3% as compared to 2003.

     Steel Segment in Brazil. Other operating expenses decreased 36.0% to R$53.1 million in 2004 from R$83.0 million in 2003. This decrease was primarily due to payments made by Belgo under the lease agreement for the MJS plant until June 2003.

     Wire Segment. Other operating expenses increased 98,2% to R$21.6 million from R$10.9 million in 2003. This increase was due to the payment of royalties fees in connection with Belgo’s process and product improvements.

      Non-operating Results

     Total. Non-operating results decreased to R$35.8 million in 2004 from R$100.4 million in 2003, primarily due to the R$38.7 million write-off of replaced assets at the Piracicaba facility in 2003 and to lower provisions for legal proceedings in 2004. Without considering Acindar’s non-operating results of R$1.0 million in 2004, Belgo’s

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total non-operating results in the period would have been R$36.8 million, a decrease of 63.3% as compared to 2003. Approximately all of Belgo’s non-operating results relate to Belgo’s steel segment in Brazil.

      Income Tax and Social Contributions

     Total. Belgo recorded a charge of R$462.0 million for income tax and social contributions in 2004 compared to a credit of R$8.8 million in 2003. In 2003, Belgo recorded a deferred tax asset of approximately R$224.0 million in connection with tax loss carry-forwards from the MJS operations. Without considering Acindar’s charge of R$228.3 million for income tax and social contributions in 2004, Belgo’s total income tax and social contributions would have been R$233.7 million.

     Steel Segment in Brazil. Belgo recorded a charge of R$138.6 million for income tax and social contributions in 2004 compared to a credit of R$89.8 million in 2003. In 2003, Belgo recorded a deferred tax asset of approximatley R$224.0 million in connection with tax loss carry-forwards from the MJS operations.

     Wire Segment in Brazil. Income tax and social contributions expenses increased 77% to R$118.3 million in 2004 from R$66.8 million in 2003. This increase was caused by a significant increase in Belgo’s taxable operating results in 2004 relating to the wire segment as compared to 2003.

      Minority interest

     Total. Minority interest increased to R$252.0 million in 2004 from R$99.9 million in 2003 mainly due to the consolidation of Acindar as of May 2004, which increased Belgo’s minority interest during the year by R$115 million. In 2003, Acindar was not consolidated and therefore Belgo did not record the minority interest relating to Acindar during that year.

      Steel Segment in Brazil. Belgo does not record minority interest relating to its steel segment in Brazil.

     Wire Segment in Brazil. Minority interest increased to R$135.3 million in 2004 from R$96.2 million in 2003. This increase was mainly due to the increase of BBA’s and BMB’s net worth resulting from BBA’s and BMB’s improved results of operations.

Year 2003 Compared to Year 2002

      Net Revenues

     Total. Net revenues increased 19.4% to R$3,779.9 million in 2003 from R$3,167.1 million in 2002 primarily as a result of an increase in overall prices and in export volumes. Total sales volume decreased to 2,762.0 tons in 2003 from 2,783.8 tons in 2002. Although Belgo’s volume of domestic sales decreased to 1,799.6 tons in 2003 from 2,122.0 tons in 2002, mainly as a result of lower demand for steel from the construction sector, the volume of Belgo’s exports increased to 962.4 tons in 2003 from 661.8 tons in 2002, as Belgo used the export market to stabilize its overall sales. The average price per ton of steel sold domestically in 2003 increased to R$1630.6 from R$1210.3 in 2002 due primarily to increases in the cost of raw materials such as scrap, pig iron and coke, which were passed on to customers. The average price per ton of steel sold internationally decreased to R$878.2 in 2003 from R$1,137.6 in 2002 due a lower-priced product mix.

     Steel Segment in Brazil. Net revenues increased 26.3% to R$3,077.0 million in 2003 from R$2,436.4 million in 2002 primarily as a result of an increase in overall prices and in export volumes. Total sales volume decreased to 2,764.3 tons in 2003 from 2,783.8 tons in 2002. Although Belgo’s volume of domestic sales decreased to 1,884.7 tons in 2003 from 2,190.0 tons in 2002, mainly as a result of lower demand for steel from the construction sector, the volume of Belgo’s exports increased to 879.6 tons in 2003 from 593.8 tons in 2002, as Belgo used the export market to stabilize its overall sales. The average price per ton of steel sold domestically in 2003 increased to R$1,279.1 from R$941.2 in 2002 due primarily to increases in the cost of raw materials such as scrap, pig iron and coke, which were passed on to customers. The average price per ton of steel sold internationally increased to R$757.4 in 2003 from R$631.9 in 2002 due to a higher international demand in 2003.

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     Wire Segment in Brazil. Net revenues increased 23.3% to R$1,404.7 million in 2002 from R1,139.7 million in 2003. This increase was primarily the result of an increase in wire steel prices. Total sales volume decreased to 571.7 thousand tons from 584.4 thousand tons in 2002. Domestic sales volume decreased to 488.9 thousand tons in 2003 from 516.4 thousand tons in 2002, primarily due to worsened general economic conditions in Brazil in 2003 as compared to 2002, which prompted lesser activity in the industrial sectors. The average per ton price of steel sold domestically was R$2,532.8 in 2003 as compared to R$1,955.7 in 2002. The volume of Belgo’s wire steel exports in 2003 was 82.8 thousand tons as compared to 68,0 thousand tons in 2002, and the average price per ton of exported wire steel was R$2,009.7 in 2003 as compared to R$1908.8 in 2002. The increase in the price of wire steel sold domestically and internationally was due principally to an increase in the cost of raw materials such as wire rod, which was passed on to consumers.

      Cost of Products Sold

     Total. Cost of products sold increased 26.8% to R$2,337.3 million in 2003 from R$1,842.8 million in 2002. The average cost per ton of products sold in 2003 increased to R$792.8 from R$614.4 in 2002. The higher cost of products sold reflected principally a 71% increase in the cost of scrap, 49% increase in the cost of pig iron and 17% increase in the cost of coke. Depreciation and amortization expenses increased 14.6% to R$166.8 million in 2003 from R$145.6 million in 2002. This increase was primarily due to the depreciation of the MJS plant’s assets, beginning in April 2003.

     Steel Segment in Brazil. Cost of steel products sold increased 37.0% to R$2,073.5 million in 2003 from R$1,514.0 million in 2002. The average cost per ton of steel products sold in 2003 increased to R$750.1 from R$543.9 in 2002. The higher cost of steel products sold reflected a 71% increase in the cost of scrap, 49% increase in the cost of pig iron and 17% increase in the cost of coke. Depreciation and amortization expenses increased 23,5% to R$91.4 million in 2003 from R$74.0 million in 2002. This increase was primarily due to the depreciation of the MJS plant’s assets, beginning in April 2003.

     Wire Segment in Brazil. Cost of wire products sold increased 28.7% to R$1,027.6 million in 2003 from R$798.2 million in 2002. The average cost per ton of wire products sold increased to R$1,797.5 in 2003 from R$1,365.9 in 2002. The higher cost of products sold results from increases in the price of wire rod, which in turn reflect the higher cost of products sold in Belgo’s steel segment. Depreciation and amortization of R$46.5 million in 2003 remained relatively stable compared to R$44.4 million in 2002.

      Selling Expenses

     Total. Belgo’s selling expenses increased 32.6% to R$182.8 million in 2003 from R$137.9 million in 2002. This increase was a result of a 45% increase in the volume of export sales in 2003, which involved higher selling expenses, such as higher sales commissions, compared to sales made in the domestic markets. In addition, Belgo’s distribution network was expanded in 2003, which resulted in higher payroll and other selling expenses.

     Steel Segment in Brazil. Belgo’s selling expenses increased 47.3% to R$140.7 million in 2003 from R$95.5 million in 2002. This increase was a result of a 48.1% increase in the volume of export sales in 2003, which involved higher selling expenses, such as higher sales commissions, compared to sales in the domestic markets. In addition, Belgo’s distribution network was expanded in 2003, which resulted in higher payroll and other selling expenses.

      Wire Segment in Brazil. Selling expenses of R$40.4 million in 2003 remained stable as compared to selling expenses of R$40.4 million in 2002.

      General and Administrative Expenses

     Total. Belgo’s administrative expenses of R$141.0 million in 2003 remained relatively stable compared to administrative expenses of R$139.1 million in 2002.

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     General and Administrative Expenses – Steel Segment. Belgo’s administrative expenses of R$94.9 million in 2003 remained relatively stable compared to administrative expenses of R$90.5 million in 2002.

     General and Administrative Expenses – Wire Segment. General and administrative expenses increased to R$25.8 million in 2003 from R$22.2 million in 2002.

      Equity Interest in Income (Loss) of Associated Companies

     Total. Belgo’s equity interest in income of associated companies in 2003 was R$83.4 million, as compared to R$41.3 million in 2002. This increase was mainly due to better results of Acindar, which increased Belgo’s equity interest by R$77.2 million in 2003 compared to R$16.6 million in 2002.

     Steel Segment in Brazil. Belgo’s equity interest in income of associated companies in 2003 was R$117.4 million, as compared to R$22.5 million in 2002. This increase was mainly due to better results of Acindar, which increased Belgo’s equity interest by R$77.2 million in 2003 compared to R$16.6 million in 2002.

     Wire Segment in Brazil. Belgo had an equity interest in income of associated companies of R$8.9 million in 2003 compared to R$18.8 million in 2002. This decrease reflects the lower results of operations of companies that produce cables in Canada, Chile and Peru caused by the valuation of the real in the period .

      Amortization of Goodwill

     Total. Belgo’s amortization of goodwill increased to R$177.9 million in 2003 from R$0.7 million in 2002. This increase was due to Belgo’s acquisition of the MJS plant in 2003, which created goodwill of approximately R$1,770 million that Belgo began amortizing in June 2003. Approximately all amounts amortized relate to Belgo’s steel segment in Brazil.

      Net Financial Income (Expense)

      Total. Belgo had net financial expenses of R$27.9 million in 2003 compared to R$221.5 million in 2002.

     Belgo’s financial income in 2003 increased 357.2% to R$187.0 million from R$40.9 million in 2002. In 2002, Belgo’s financial income was reduced due to the mark-to-market accounting policy imposed by the CVM that resulted in Belgo recognizing losses relating to the decrease in the value of its investments at the end of 2002. In 2003, the value of these investments significantly increased due to general better economic conditions in Brazil generating strong financial gains during the period.

     Belgo’s financial expenses decreased 9.6% to R$176.9 million in 2003 from R$195.6 million in 2002. This decrease was mainly a result of lower expenses incurred to pay interest due under Belgo’s debentures, which were linked to the General Market Price Index, or IGPM. The IGPM rate decreased from 25.3% in 2002 to 8.7% in 2003.

     Belgo had a negative foreign exchange variation of R$38.1 million in 2003, as compared to a negative exchange variation of R$67.0 million in 2002. In 2003, the negative foreign variation resulted mainly from the negative exchange rate variation of Belgo’s investment in Acindar of R$68.2 million. In 2002, Belgo’s higher negative foreign exchange variation resulted mainly from the 34.3% depreciation of the real against the U.S. dollar, which increased Belgo’s U.S. dollar-denominated debt relating to the Guilman Amorim hydroelectric project and negatively affected Belgo’s results by R$97.7 million.

     Steel Segment in Brazil. Belgo had net financial expenses of R$49.4 million in 2003 compared to R$112.0 million in 2002.

     Belgo’s financial income in 2003 increased to R$177.0 million from R$34.4 million in 2002. In 2002, Belgo’s financial income was reduced due to the mark-to-market accounting policy imposed by the CVM that resulted in Belgo recognizing losses relating to the decrease in the value of its investments at the end of 2002. In

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2003, the value of these investments significantly increased due to general better economic conditions in Brazil generating strong financial gains during the period.

     Belgo’s financial expenses decreased to R$172.6 million in 2003 from R$186.8 million in 2002. This decrease was mainly a result of lower expenses incurred to pay interest due under Belgo’s debentures, which were linked to the IGPM. The IGPM rate decreased from 25.3% in 2002 to 8.7% in 2003.

     Belgo had a negative foreign exchange variation of R$53.8 million in 2003, as compared to a positive exchange variation of R$40.4 million in 2002. In 2003, the negative foreign variation resulted mainly from the negative exchange rate variation of Belgo’s investment in Acindar of R$68.2 million. In 2002, Belgo’s higher negative foreign exchange variation resulted mainly from the 34.3% depreciation of the real against the U.S. dollar, which increased Belgo’s U.S. dollar-denominated debt relating to the Guilman Amorim hydroelectric project and negatively affected Belgo’s results by R$97.7 million.

     Wire Segment. Net financial expenses of R$25.7 million in 2003 remained relatively stable compared to R$21.8 million in 2002.

     Other Operating Expenses, Net

     Total. Belgo’s other operating expenses decreased 48.5% to R$75.1 million in 2003 from R$145.7 million in 2002. This decrease was primarily due to payments made by Belgo under the lease agreement for the MJS plant in 2002.

     Steel Segment in Brazil. Belgo’s other operating expenses decreased to R$83.0 million in 2003 from R$157.0 million in 2002. This decrease was primarily due to payments made by Belgo under the lease agreement for the MJS plant in 2002.

     Wire Segment in Brazil. Belgo’s other operating expenses decreased 61.5% to R$10.9 million in 2003 from R$28.3 million in 2002.

     Non-operating Results.

     Total. Belgo’s non-operating results were an expense of R$100.4 million in 2003 compared to an expense of R$92.7 million in 2002. This decrease in non-operating results was mainly due to higher provisions recorded in 2003. Approximately all amounts recorded as non-operating results relate to Belgo’s steel segment.

     Income Tax and Social Contributions

     Total. Belgo recorded a credit of R$8.8 million for income tax and social contributions in 2003, as compared to a R$208.4 million charge in 2002. In 2003, Belgo recorded a deferred tax asset of approximately R$224.0 million in connection with the tax loss carry-forwards from the MJS operations. In 2002, Belgo did not record any significant deferred tax asset.

     Steel Segment in Brazil. Belgo recorded a credit of R$89.8 million for income tax and social contriubtions in 2003, as compared to a R$112.2 million charge in 2002. In 2003, Belgo recorded a deferred tax asset of approximately R$224.0 million in connection with the tax loss carry-forwards from the MJS operations. In 2002, Belgo did not record any significant deferred tax asset.

     Wire Segment in Brazil. Income tax and social contribution expenses increased 9% to R$66.8 million in 2003 compared to R$60.9 million in 2002. This increase was caused by a significant increase in Belgo’s taxable operating results in 2003 compared to 2002.

     Minority interest. Minority interest increased to R$99.9 million in 2003 from R$44.4 million in 2002 mainly due to the increase of BBA’s net worth resulting from BBA’s improved results of operations. All amounts recorded as minority intetrest in 2003 and 2002 relate to Belgo’s wire segment in Brazil.

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Liquidity and Capital Resources

     In managing its liquidity, Belgo takes into account its cash and cash equivalents, marketable securities and accounts receivable balances. Accounts receivables are important since a significant portion of sales are generally made on the basis of a 21-day settlement. At December 31, 2004, Belgo had cash and cash equivalents of R$783.9 million, marketable securities of R$146.3 million and accounts receivable of R$768.7 million, as compared to cash and cash equivalents of R$482.9 million, marketable securities of R$188.8 million and accounts receivable of R$418.7 million at December 31, 2003. The increase in Belgo’s cash and cash equivalents and in accounts receivable in 2004 were mainly due to the consolidation of Acindar. In 2002, Belgo had cash and cash equivalents of R$517.8 million, marketable securities of R$17.0 million and accounts receivable of R$464.7 million.

     Belgo’s principal source of funding is cash flow from operating and financing activities. Belgo’s material cash requirements include capital expenditures, acquisitions and payments of dividends and interest attributable to shareholders’ equity. The prepayment by Belgo in 2004 of R$226.2 million of senior notes issued by Acindar represented a significant portion of Belgo’s cash needs during the year. Pursuant to its bylaws and Brazilian legislation, in 2004 Belgo paid R$379.1 million of dividends and interest on shareholders’ equity to Belgo’s shareholders and to BBA and BMB minority shareholders.

     Operating Activities. Belgo relies primarily on cash flows from operations to provide working capital for current and future operations. Cash flows provided from operating activities totaled R$1,522.6 million in 2004 and R$882.0 million in 2003. The increase in Belgo’s operating cash flows in 2004 was primarily due to the consolidation of Acindar and the increase in net revenues as compared to 2003. Without giving effect to the consolidation of Acindar, Belgo’s operating cash flows increased by 36.9% in 2004 as compared to 2003 as a result of increases in the volume and sales price of products sold. In 2002, Belgo’s cash flows provided from operating activities totaled R$1,089.3 million.

     Investing Activities. Cash flows used in investing activities were R$330.4 million in 2004 and related to capital expenditures on fixed assets at Belgo’s steel production facilities, which included the completion of the Piracicaba and Vitoria facilities expansion projects that increased their production capacity by 500,000 tons and 170,000 tons, respectively. In 2004, Belgo also invested approximately R$47.0 million in its eucalyptus forest maintenance program and expansion programs, including the acquisition of charcoal ovens. Cash flows used in investing activities were R$573.2 million in 2003, of which R$234.8 million related to the acquisition of MJS assets and R$338.4 million related to investments of property, plant and equipment, the most significant of which related to the expansion at the Piracicaba facility. In 2002, cash flows used in investing activities were R$363.2 million.

     Financing Activities. Cash flows used in financing activities were R$891.2 million during 2004 and consisted primarily of a R$226.2 million prepayment of senior notes issued by Acindar and dividends of R$379.1 million paid to Belgo’s shareholders and to BBA and BMB minority shareholders. Cash flows used in financing activities were R$343.7 million during 2003 due to scheduled debt repayments. In 2002, cash flows used in financing activities were R$651.6 million.

     Capital Resources. Belgo’s growth plans contemplate approximately US$1.2 billion of expenditures to increase its annual steel production capacity by up to three million tons within the next seven years by investing in the expansion of its existing production facilities and, to a lesser extent, by acquiring steel facilities from other steel producers. Belgo estimates that approximately R$637.0 million will be allocated to these expansion activities and to other capital expenditure activities in 2005, such as maintenance expenditures and the purchase of environmental controlling equipment. Belgo expects to finance its expansion plans with cash generated from operations. Belgo believes that its current available cash, cash generated from operations and borrowings will be sufficient to satisfy its operating and capital requirements for the next 12 months.

Indebtedness

     Belgo had total indebtedness of R$1,123.5 million and R$1,075.5 million as of December 31, 2004 and 2003, respectively.

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     At December 31, 2004, Belgo’s total indebtedness consisted of R$366.3 million of short-term indebtedness, including current portion of long-term indebtedness and R$757.2 million of long-term indebtedness. Belgo’s short-term indebtedness of R$168.7 million, or 15.0% of the outstanding aggregate principal amount of Belgo’s total indebtedness was recorded as short-term debt used primarily for working capital purposes. Belgo also uses export-financing facilities to finance its working capital needs.

     At December 31, 2004, Belgo’s real denominated indebtedness had an average interest rate equal to the Brazilian long-term interest rate, or TJLP, plus interest between 1.3% and 4.0% per year. Belgo’s foreign currency denominated indebtedness had an average interest rate of LIBOR plus an applicable margin of between 2.0% and 3.0% per year.

     Debentures issued by Belgo-Mineira Participações Indstria e Comércio S.A. (BMP). In connection with the MJS restructuring, Belgo-Mineira Participações Indstria e Comércio S.A., or BMP, issued non-convertible debentures that had an outstanding aggregate principal amount of R$259.1 million as of December 31, 2004. Currently, Belgo is responsible for the payment of the third, fourth, fifth and sixth series of these debentures. Belgo intends to redeem all the debentures outstanding under the third and sixth series. The remaining debentures bear interest at different rates and mature between 2010 and 2027, except for the fifth series, which matures in 2005. Most of these debentures are secured by security interests in Belgo’s property, plants and equipments.

     Guilman Amorim Hydroelectric Plant Financing. Belgo and Samarco Mineração S.A. formed a consortium to construct the Guilman Amorim hydroelectric project. The Guilman Amorim hydroelectric project was financed under a US$121 million loan agreement with the International Finance Corporation, or IFC, dated March 30, 1998. At December 31, 2004, the amount outstanding under the loan agreement was US$49.7 million. Guilman Amorim, Belgo and Samarco granted to the IFC security interests in the assets and rights relating to the hydroelectric project as collateral for the loan.

     BNDES Financing Agreements. At December 31, 2004, Belgo’s total outstanding indebtedness under BNDES financing agreements was R$206.5 million. Proceeds from BNDES financings were primarily used for the acquisition of equipment, the modernization and expansion of production facilities and the consolidation of pre-exiting debt owed by companies acquired by Belgo. Belgo’s debt with BNDES matures between 2006 and 2009, and R$192.0 million of Belgo’s BNDES bears interest at the TJLP plus 3.87%, and R$14.5 million bears interest at the IGPM plus 4.39% per annum.

     Export Prepayment Agreements. Belgo has entered into agreements with certain Brazilian banks and Arcelor, whereby Belgo receives in advance payments for future exports. At December 31, 2004, Belgo’s export prepayment agreements amounted to R$135.2 million. Advances under these agreements are repaid by Belgo upon the receipt by Belgo of payment for the exported steel products from its customers. The export prepayment agreements have terms maturing in 2006 and bear interest at LIBOR plus 1.6% per annum.

     Acindar Indebtedness (APE). In connection with the restructuring of its indebtedness starting in 2001, Acindar executed an out-of court agreement, or APE, with its main creditors. The new debt instruments executed pursuant to the APE amounted to R$240.0 million at December 31, 2004, and bear interest at LIBOR plus 200 basis points for 2005, LIBOR plus 250 basis points for 2006, and LIBOR plus 300 basis points from November 2006 until April 2012. Principal is payable in 18 semi-annual installments between 2004 and 2012. Due to an annual mandatory early settlement mechanism provided for in these instruments, the maturity of this debt was reduced to April 2009. Acindar’s outstanding indebtedness also includes subordinated convertible notes in the amount of R$204.6 million at December 31, 2004. These convertible notes bear interest at an annual rate of 6% payable semi-annually, with 3% payable in cash and 3% payable through the delivery of new convertible notes with the same characteristics and subject to the same terms of the current notes. The notes are convertible, at the option of the holders, into common shares. The conversion rights will be in effect from January 4, 2006 until February 4, 2013.

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Financial Covenants

     Belgo is subject to a number of material covenants under its financial instruments, including, among others:

  limitations on its ability to incur debt;

  limitations on its ability to sell, transfer, lease or otherwise dispose of part of its assets;

  limitations on the existence of liens, pledge, mortgage, charges or other encumbrances; and

  maintenance of minimum levels of net asset value and net indebtedness.

     Belgo is in compliance with all material covenants under its financial instruments.

Outlook for 2005

     Belgo expects that the cost of raw materials will continue to remain high during 2005, with international coke supplies remaining limited and scrap and pig iron prices in Brazil increasing. While Belgo expects steel export prices to remain strong during 2005, steel prices may begin to decline later in the year as worldwide production capacity increases (including in China) initiated in response to the high current demand levels, meet and begin to exceed worldwide demand. In Brazil, the domestic demand for steel could weaken if interest rates remain high, constraining the level activity in the construction sector. The continued appreciation of the real in 2005 may act to reduce the margins on Belgo’s steel exports.

Contractual Obligations

     The following table summarizes Belgo’s fixed contractual obligations as of December 31, 2004.

	Payments due by Period – in millions of Reais

					More
		Less than			than
	Total	1 year	1-3 years	3-5 years	5 years

Contractual Obligations:
Short-term and long-term debt*	R$ 1,123.5	R$366.2	R$326.1	R$ 96.4	R$ 334.8
Purchase obligations**	616.6	286.1	330.5
Other contractual obligations***	66.4	66.4
Total contractual cash
obligations	R$ 1,806.5	R$718.7	R$656.6	R$ 96.4	R$ 334.8

* Amounts do not include interest payments on debt or payments under interest rate swap agreements. Belgo paid approximately R$96.5 million in interest payments on debt in 2004. Interest payments on debt for years following 2004 have not been estimated. Belgo is not able to determine future interest payments because Belgo cannot accurately predict future interest rates or its future cash generation, and future business decisions that could significantly affect its debt levels and, consequently, this estimate. For an understanding of the impact of a change in interest rates applicable to Belgo’s long-term debt obligations as well as additional information on the terms of Belgo’s outstanding debt, see "—Quantitative and Qualitative Disclosure about Market Risk.".
** Consists of purchase commitments for raw materials pursuant to binding obligations, which includes all significant terms, including fixed or minimum quantities to be purchased; fixed, minimum or variable price provisions; and the approximate timing of the transaction. Based upon the applicable purchase prices at December 31, 2004.
*** Consists of capital expenditure commitments relating to the increase of steel production capacity.

Off-Balance Sheet Arrangements

     Belgo has off-balance sheet arrangements consisting of guarantees granted by Belgo under the US$121 million financing of the Guilman Amorin hydroelectric plant. At December 31, 2004, the outstanding debt under this financing was US$49.7 million, fully guaranteed by Belgo. Belgo has no majority-owned subsidiaries that are not included in its consolidated financial statements, nor does Belgo have any interests in or relationships with any special purpose entities that are not reflected in Belgo’s consolidated financial statements.

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U.S. GAAP Reconciliation

     Belgo prepares its consolidated financial statements in accordance with Brazilian GAAP, which differs in certain significant respects from U.S. GAAP. Belgo’s net income for 2004 and 2003 was R$1,413.2 million and R$759.3 million, respectively, under U.S. GAAP, as compared to net income of R$1,039.5 million and R$682.3 million, respectively, under Brazilian GAAP. Belgo’s shareholders’ equity at December 31, 2004 and 2003 was R$4,486.5 million and R$2,869.2 million, respectively, under U.S. GAAP, as compared to R$4,325.1 million and R$3,366.7 million, respectively, under Brazilian GAAP.

     The major differences between Brazilian GAAP and U.S. GAAP, as they apply to Belgo, relate to the accounting treatment of the following items:

  business combinations;

  effects of translation of foreign operations;

  revaluation of property, plant and equipment;

  capitalized interest;

  beneficial conversion aspect of the convertible debt;

  deferred charges;

  accrued pension cost asset;

  proposed dividends;

  tax incentive; and

  effects of deferred taxes and minority shareholder’s share on the differences above.

     See Note 25 to Belgo’s audited consolidated financial statements for a description of the principal differences between Brazilian GAAP and U.S. GAAP as they relate to Belgo, and a reconciliation to U.S. GAAP from Brazilian GAAP of Belgo’s net income and total shareholders’ equity.

Recently Issued Accounting Pronouncements

     Please see Note 26 to Belgo’s consolidated financial statements for information on newly issued accounting pronouncements and Belgo’s assessment of their effects on its consolidated financial statements.

Quantitative and Qualitative Disclosure About Market Risk

     General

     Belgo is exposed to market risks arising from its normal business activities. These market risks principally involve the possibility of changes in interest rates, exchange rates or raw material price variations that may adversely affect Belgo’s financial assets and liabilities or future cash flows and earnings. Market risk is the potential loss arising from adverse changes in market rates and prices. Belgo enters into derivatives or other financial instruments for hedging purposes, in order to manage and reduce the effect of fluctuations in foreign currency exchange rates.

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     Interest Rate Risk

     As of December 31, 2004, Belgo’s aggregated indebtedness of R$1,123.5 million consisted of 37.0% of fixed rate interest rate debt and 63.0% of variable interest rate debt. Belgo’s variable interest rate exposure is primarily subject to the variations of LIBOR for U.S. dollar-denominated borrowing, and the TJLP for real-denominated borrowings. In addition, the principal amounts of certain of Belgo’s real-denominated obligations are periodically indexed to the IGP-M. If the LIBOR, TJLP and IGP-M had all been 5% higher in 2004 than what they were, Belgo would have incurred R$34.2 million of additional interest expenses during 2004.

     Foreign Currency Exchange Rate Risk

     A large portion of Belgo’s revenues are derived from export markets in U.S. dollars and exceed Belgo’s operating expenses in U.S. dollars or linked to the U.S. dollar. As Belgo prepares its consolidated financial statements in reais, Belgo is subject to the fluctuation of the real versus the U.S dollar. As of December 31, 2004, if there had been an additional 10% appreciation of the real versus the U.S. dollar in 2004, Belgo would have recorded a foreign exchange loss of approximately R$73.0 million.

     Belgo’s consolidated results include the results of Acindar, which prepares its financial statements in pesos. As of December 31, 2004, if the peso devaluated 10% more against the real than it actually did in 2004, Belgo would have incurred a foreign exchange loss of approximately R$91.9 million.

     In order to reduce the effects of foreign exchange variations in Belgo’s indebtedness, Belgo has adopted a policy of investing its cash and cash equivalents and marketable securities in securities linked to the U.S. dollar as presented in the following table:

as of December 31, 2004
(in millions of reais)

Cash and cash equivalents and marketable securities	R$ 563.1
Accounts receivable	328.1
Trade accounts payable and other liabilities	(373.5)
Debt denominated in U.S. dollar	(444.8)

Net Exposure in U.S. dollar	R$ 72.9

     Commodity Price Risk

     Coke, scrap, pig iron and iron ore pellets and lumps are the principal raw materials used in Belgo’s steel making process. Belgo is exposed to risks from fluctuations in prices of these raw materials. Belgo does not currently hedge its exposure to changes in the prices of these raw materials. If the price of these commodities would have increased by 10% more than they actually did in 2004, Belgo would have had additional expenses of approximately R$119.5 million.

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CST’S BUSINESS

General

     CST is one of the world’s largest suppliers of steel slabs with an estimated worldwide market share of 14% of steel slab sales in 2004. CST produces flat-rolled finished and semi-finished, uncoated steel products and has two principal product lines: steel slabs and hot rolled coils.

     Substantially all of CST’s steel slabs are exported. From 1984 to 2004, CST exported an average of 92% of its steel slab production to steel manufacturers in North America (39%), Asia (31%), Europe and the Middle East (20%) and the rest of South America (2%). In 2004, CST produced 4,936 thousand tons of steel slabs, part of which is used to produce hot rolled coils. From September 2002 through December 2004, CST sold an average of 76% of its hot rolled coil production in the domestic market. CST exported its remaining hot rolled coil production to Europe and the Middle East (10%), Asia (8%) and the rest of South America (6%). In 2004, CST produced 1,943 thousand tons of hot rolled coil. CST’s net sales revenues and services in 2004 were R$5,096 million and net income was R$1,839 million.

     CST’s facilities in the City of Serra, in the State of Espírito Santo, consist of two blast furnaces, one coke plant, two continuous casters, one sinter plant, a hot strip mill and a steel-making shop. CST also has access to a deep-water port, of which it is a co-owner, and rail terminal facilities adjacent to its plant in the State of Espírito Santo, where it receives its supplies of iron ore, coal and other raw materials.

      CST owns 25% of the total shares of Vega do Sul, a galvanized steel manufacturing company strategically located in the southern port City of São Francisco do Sul, in the State of Santa Catarina, where its primary customers are also located. Vega do Sul commenced operations in July 2003 and reached full operating capacity in the first quarter of 2005. The remaining 75% of the total shares of Vega do Sul are currently owned by Arcelor and upon the Holdings Merger will be owned by Belgo. CST’s controlling shareholder is Arcelor that owns 94.7% of CST’s common shares. The majority of the members of CST’s board of directors are affiliated with Arcelor and thus are deemed to have voting control over the CST shares owned by Arcelor.

     CST was incorporated under the laws of Brazil in 1976. Its principal headquarter offices are located at Av. Brigadeiro Eduardo Gomes, 930, Jardim Limoeiro, 29163.970 Serra, State of Espírito Santo, Brazil.

Competitive Strengths

     CST is one of the largest fully integrated steel facilities in the world and in 2002 successfully entered the hot rolled coil steel market in Brazil. CST believes that its principal competitive strengths are:

     Low cost production. CST produces high quality steel at lower costs than most of its competitors as a result of its large scale and the advantages Brazil has to offer. With one of the largest steel slab production facilities in the world, CST is able to take advantage of economies of scale, which are expected to increase with the completion of CST’s expansion project planned for 2006. See “Management’s Discussion and Analysis of CST’s Financial Condition and Results of Operations–Capital Expenditures.” As a member of one of the largest steel groups in the world, CST is also able to use the group’s negotiating power to negotiate lower prices for its coal. In addition, because CST is located in Brazil, where some of the world’s largest iron ore mines are located, it has access to cheaper raw materials as a result of lower iron ore transportation costs. Also, CST has generally lower costs than most of its competitors outside of Brazil because, although the costs of its primary raw materials are linked to or denominated in U.S. dollar, CST has lower wage costs and most of its other costs are in reais.

     Broadened product mix. In 2002, CST completed the construction of a hot strip mill. This facility provides CST with access to the higher margin, hot rolled coil market. The commencement of hot-rolled coil production also diversified both CST’s product mix as well as its targeted market. The hot rolled coil market requires a combination of quality and diversified product mix as well as strong relationship with customers. To meet these market requirements, CST utilizes state of the art technology, which enables it to produce one of the thinnest hot rolled coils available, and CST has also entered into long-term framework agreements with its key customers for hot rolled coils.

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     Efficient production process. CST has developed an efficient production process through maintaining and monitoring its equipment, using state of the art technology in its hot rolled coil operations and harnessing byproducts of the production process. Since 1983, CST has continuously operated one of its blast furnaces, which represents a world record through innovative maintenance and monitoring. CST also usually uses its own steel scrap in its production of steel slabs, which helps it to avoid price volatility in the steel scrap market. CST also has developed a method by which it uses the by-products of its coke production to produce electricity, which is used to power the facilities. Even at full capacity CST is self-sufficient in its energy requirements.

     Well-located facilities. CST’s facilities are situated near multiple transportation hubs, which permit it to use the most cost-efficient means of transporting its products. The location of all of CST’s operations on the Espírito Santo coast adjacent to a major port and rail facilities allows CST to have lower product transportation costs than most of its competitors. The location of CST’s facilities near a port, major railroads and a pellet plant also permits it to receive its raw materials at a lower cost than most of its competitors, principally iron ore.

     In addition, because CST’s facilities are located by the coast, it is able to use sea water in the steel-making process, while many of CST’s competitors do not have the same availability of water resources, which are needed in large amounts for the production of steel.

     State of the art technology. CST uses innovative, state of the art technology in its production of hot rolled coil. The hot strip mill has the latest technology available giving CST the ability to produce one of the thinnest hot rolled coils available, which enables CST to reach a broader range of customers as well as higher added-value products. CST is also the only hot rolled coil producer in Brazil with the ability to produce widths of 1,200 mm, while CST’s competitors produce hot rolled coils with an average width of 1,500 mm. As part of its expansion, CST is constructing a new blast furnace, which will employ the most advanced technology currently available.

     Being part of Arcelor. CST has access to the knowledge base of, and sponsorship from, Arcelor, one of the largest steel producers in the world. CST expects to continue to bring the benefits of the Arcelor’s management experience and expertise to its strategy and operations.

     Complying with some of the highest international environmental standards. In CST’s manufacturing of steel products, it follows higher environmental standards than those applicable to it in Brazil. CST attempts to comply at all times with the environmental standards applicable to European steel manufacturers, which provides it with better sales opportunities in Europe and the rest of the world.

Business Strategy

     CST’s strategy is to strengthen its role as one of the industry leaders in the steel slab industry and to increasingly differentiate CST from its competitors as a preferred supplier of high-quality, semi-finished products to the global steel market, while maintaining its mission to make its customers more competitive and add value in the steel production chain by producing hot rolled coils. CST intends to achieve these goals using the following strategies:

     Increasing Capacity. CST believes that the demand for steel slabs in the international market will continue to be strong and will likely expand in the next few years. CST believes that a key to maintaining its position as one of the leaders in the international steel market is to expand its steel slab production capacity. It is currently expanding its capacity from 5.0 million tons per year to 7.5 million tons per year, which is expected to be reached by mid-2006. CST’s management believes that the demand for steel products in the domestic market will likely expand because of the expected growth in Brazil’s gross domestic product, as, historically, the demand for steel products is approximately two times the rate of economic growth.

     Maintaining strong, long-term customer relationships. CST intends to continue to focus on the development and maintenance of long-term relationships with its customers. CST has entered into long-term framework agreements with its key customers for both steel slabs and hot rolled coils. CST produces steel slabs and hot rolled coils only after it has received a firm purchase order from its customers with specific grade and size requirements, which prevents CST from unnecessarily keeping inventories of its products.

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     Continuing low cost production and efficient production process. CST plans to continue to take advantage of its ability to produce high quality steel at a low cost as a result of its large scale and the lower production costs in Brazil. CST believes that its lower costs and economies of scale are key to maintaining its position as a low cost, high quality steel producer. In addition, CST continues to seek ways in which it can improve the efficiency of its production process, including maintaining and monitoring its production facilities in order to extend their useful life and increasing the use of by-products to generate electricity and manufacture other useful products.

     Environmental responsibility and relationship with the community. CST plans to maintain its environmental responsibility and the relationship with the community of the cities of Serra and Vitória, State of Espírito Santo, by continuing to operate under high standards of ecologically sustainable development and ensuring to the community the minimization of environmental impact.

Products

     CST’s main products are steel slabs and hot rolled coil.

Steel Slabs

     Steel slabs are semi-finished products used in the steel industry for the rolling of a broad range of flat rolled products, such as plates and hot rolled coils, which account for more than 50% of worldwide finished steel production. Steel slabs are sold principally to steel manufacturers without primary steel-making facilities and to integrated-steel manufacturers with temporary or permanent needs for additional steel slabs. In 2004, CST produced 4,936 thousand tons of steel slabs and sold 2,949 thousand tons. This amount represented approximately 14% of the worldwide market share in this same year. From 1984 to 2004, CST exported an average of 92% of its steel slab production to steel manufacturers in North America (39%), Asia (31%), Europe and the Middle East (20%) and the rest South America (2%).

Hot Rolled Coils

     Hot rolled coils are both semi-finished and finished products made from steel slabs and are used in the automobile, construction, pipe, steel re-rolling, packaging and transportation industries, among others. CST produces both heavy gauge and light gauge coils. CST’s hot strip mill began operations in September 2002 and reached its full capacity by the end of 2003. The production of hot rolled coils enabled CST to broaden its product mix, diversify its market and increase its margins and sales opportunities. From September 2002 through December 2004, CST sold 76% of its hot rolled coil production to the domestic market, 25% of which was sold to its affiliate, Vega do Sul that produces cold rolled coil and galvanized products for sale to distribution centers, pipe manufacturers, automobile parts manufacturers and the construction industry. CST exports the remaining production to the rest of South America, Asia and Europe. In 2004, CST produced 1,943 thousand tons of hot rolled coils, which represents approximately 25% of the Brazilian hot rolled coil production.

Other

     CST has also been active in creating and expanding markets for by-products of the steel production process, such as coal tar, slag and Acerita®, the latter being a product developed by CST that is an environmentally-friendly option for use in road paving instead of crushed rock.

Production Process

     CST’s plant is fully integrated, producing steel slabs and hot rolled coils through a direct raw material processing system, utilizing principally iron ore, mineral coal and other raw materials.

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Steel Slabs

     The steel slab-making process has three principal phases: pig iron production, steel production and slab production. In the pig iron production phase, sinter (a mixture of iron ore, limestone and other fine materials), coke and other raw materials are consumed in the blast furnace to produce molten pig iron. Coke acts as both fuel for the blast furnace and as a reducing agent. The pig iron produced by blast furnaces is then transported to two basic oxygen furnaces in the steel-making shop, where it is combined with steel scrap and converted into liquid steel. In the final phase, the liquid steel produced by the basic oxygen furnaces is fed into a mold and cooled, then the metal is guided through a series of machines that gradually change the metal’s direction from vertical to horizontal and produce steel slabs. The steel slabs then proceed through a strand straightener and cooling stations where the process of solidification is completed and the steel slabs are flame cut to specifications.

Hot Rolled Coils

     The hot rolled coil-making process begins by reheating steel slabs according to customers’ requirements. The steel slabs are then fed into roughing mills and then transferred to the hot strip mill where the rough product is sequentially rolled by a set of roll stands to form a long strip, which is coiled and allowed to cool. Some hot-rolled coils are dispatched directly to customers in the as-rolled condition. Others are further processed in the pickling line to remove surface oxides and improve surface quality. Then, hot rolled coils selected to produce thinner materials are sent to a finishing mill to have flatness and surface quality. The coils can then be cut in the shear line, being transformed into sheets.

Facilities

     CST’s facilities are located on approximately 13 million square meters in the City of Serra, in the State of Espírito Santo, and have been operating since 1983. The real estate is owned by CST. CST’s facilities are an integrated facility.

     CST’s principal equipment consists of: a coke plant with effective capacity of 1.7 million tons per year, a continuous feed sinter plant with an effective capacity of 6.5 million tons per year, two blast furnaces with a combined production capacity of 4.8 million tons per year, two basic oxygen furnaces with a production capacity of 308 tons per year each, two continuous casters with a combined effective capacity of 4.9 million tons of steel slabs per year and a hot strip mill with an effective capacity of 2.0 million tons per year.

Raw Materials and Energy

     The principal raw materials used in producing steel are coal and iron ore, and to a lesser degree, limestone, steel scrap and other materials.

     Coal. Coal comprises CST’s largest cost component in the steel production. In 2004, CST purchased 2.9 million tons of coal, which accounted for 23% of its production costs. It purchases coal from an average of eight to ten suppliers, located principally in the United States, Australia, Poland, Canada and South Africa. Coal is shipped to the port directly adjacent to its coke plant and iron making facilities. CST has a service agreement with the Arcelor Purchase, which uses its global bargaining power to negotiate contracts on behalf of CST and other Arcelor companies for the purchase of coal at lower prices. These purchase contracts range from one to five years. Because of the cyclical nature of the coal industry, price and quantity terms contained in CST’s coal supply contracts, which are denominated in U.S. dollars, are usually renegotiated annually. Coal contracts for the year ended December 31, 2004 resulted in a 19.4% average price increase (in U.S. dollars) for coal over the prior year.

     Iron ore. Iron ore is CST’s second largest cost component in the steel production. In 2004, CST purchased 7.2 million tons of iron ore, which accounted for 15% of its production costs. CST purchases 100% of its iron ore from CVRD. In January 2005, CVRD announced a price increase of 71.5% . CVRD supplies iron ore to CST pursuant to annual purchase orders at European market rates based on a 10-year term agreement, entered into in August 1999. CVRD’s iron ore is supplied from some of the world’s largest iron mines, and is transported approximately 300 miles by rail to CST.

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     Steel Scrap. CST also utilizes steel scrap in the production of liquid steel and ferrous scrap in the manufacture of pig iron. CST is able to use internally generated scrap, which reduces its needs to buy scrap. The market for scrap is influenced by, among other things, availability and transportation costs. In 2004, CST purchased 246 thousand tons of steel scrap from third parties, which accounted for 6% of its production costs.

     Energy. CST, through the harnessing of gases and heat from its coke plant, supplies all of the electric energy needed for its steel making process. CST generates electricity through a sophisticated process that uses gas originating from the coke oven and pig iron making process in the blast furnaces, which is converted into electricity in a boiler turbine generator complex. This process is cost-effective and environmentally sound.

     CST has four thermoelectric plants that together can generate up to 300 MW. The fourth plant, which can generate up to 75 MW, recently commenced operations and increased power generation by 25%. In September 2004, CST implemented a system to recover more of the gases produced during the steel-making process in coke oven and blast furnaces, permitting it to generate more electricity.

     CST sells excess electric energy generated by the co-generation power plant. In 2003 and 2004, CST had revenues of R$4.9 million and R$9.5 million from the sale to third parties of electricity generated at its facilities. With its increasing capacity, CST expects that it will consume all electric energy it produces from its current electric generation assets.

     CST, together with Belgo and Sun Coal & Coke Company, began construction of a coke plant and a power plant to be installed on CST’s facility. The power plant is scheduled to commence operations in mid-2006 and will generate up to 170 MW, when CST expects to sell again excess electric energy to third parties.

     Water. Large amounts of water are also required in the production of steel. Water serves as a cooling agent in the steel-making process, as well as a solvent, a catalyst and a cleaning agent. CST uses sea water as its principal source of water for the cooling process. In a much smaller proportion, CST also uses fresh water to carry away waste, to help produce and distribute heat and power, and to dilute liquids. Over 97% of the fresh water used in the steel-making process is re-circulated.

Transportation

     Transportation costs are a significant component of most steel companies’ production costs and are a factor in CST’s price competitiveness in the export market. CST has rail transportation agreements with CVRD for shipments of iron ore and other raw materials.

     CST is the manager and one-third owner of the steel terminal facilities at the port of Praia Mole, adjacent to CST’s steel mill. The terminal was built specifically for the export of steel products. The other owners of the port are Usinas Siderúrgicas de Minas Gerais S.A., or Usiminas, and Gerdau. The terminal’s loading capacity is 7.5 million metric tons per year. The Praia Mole port also includes facilities which are owned and managed by CVRD for the delivery of coal with loading capacity of 8 million metric tons per year, CST’s facilities are also connected to two major railroads, which are used for transportation of iron ore, and are located near two major highways, which link it to the principal mineral-producing and steel-consuming areas of Brazil.

     Before the installation of the hot strip mill, CST principally shipped steel slabs abroad. Upon commencement of hot rolled coil production, which CST produces principally for the domestic market, CST developed a comprehensive logistics infrastructure utilizing varying means of transport and warehouses in major distribution centers. To ship its hot rolled coil production, CST utilizes ships, specially built barges for coastal shipping to the south of Brazil and roads and railways. CST, Vega do Sul and the Norsul shipping company have signed a coastal shipping agreement to transport products from Vitória to a proprietary port to be built by CST in the São Francisco do Sul port, which CST expects will allow it to ship 1.1 million tons of hot rolled coils per year by the first quarter of 2006.

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Sales

     The steel industry is highly cyclical in nature and has been historically marked by periods of overcapacity, resulting in intense price competition among steel producers. Overall throughput capacity still significantly exceeds worldwide demand, due to the existence of a large number of older, less competitive plants in Europe and the former CIS countries and continuing improvements in production efficiencies in the steel industry.

     The global steel industry continues to undergo consolidation, forming giant groups such as Arcelor, JFE and LMN, among others. This consolidation combined with the continuing restructuring of the American and European steel sectors may pave the way for new opportunities for the semi-finished steel market.

Steel Slabs

     The largest demand for steel slabs comes from steel manufacturers that lack primary steel-making facilities and integrated steel manufacturers that have temporary or permanent needs for additional steel slab. Steel slab purchasers also include steel mills that have temporarily closed down their blast furnaces for relining or are unable to produce steel slabs in all of the specifications they require.

     Although many steel manufacturers satisfy much or all of their steel slab requirements through internal production, there is a significant market for steel slabs. The demand for steel slabs has grown from 9.7 million tons in 1992, the year CST was privatized, to 22.0 million tons in 2004, an increase of 158% from 1992 demand. CST’s management believes that the demand for steel slabs remains strong, particularly in China, Southeast Asia and North America.

     CST’s management believes that demand in the short-term will be driven by the increase in the demand for steel slabs without the respective increase in the offer as a result of the addition of significant rolling capacity in the world market without proportional increases in primary steel-making capacity. It also believes that steel slab demand will continue to increase in 2005 due to China’s increasing demand for steel products. CST’s management believes that demand, in the medium-to-longer term, will be driven by largely the same factors relating to the short-term prospects and, in addition, also to the shut down of some blast furnaces. More specifically, China is expected to keep its high level of demand for slabs due to an expectation that it will increase the level of its inventories in the long term. Furthermore, the strengthening of the U.S. economy is also expected to continue to positively affect the demand for steel slabs in the international market in the medium-to-longer term.

     CST’s management believes that it is well positioned to meet with the short-term and medium-to-longer term demands for steel slab market primarily because of its low cost structure and its expansion project for additional steel-making capacity.

     CST has historically sold most of its production in the export market and CST’s management expects to continue exporting the vast majority of its steel slab production. Steel slab exports for the years 2004, 2003 and 2002 accounted for 99.7%, 99.8% and 99.7% of CST’s steel slab production, respectively.

     The principal international markets for CST’s steel slab products have historically been North America, Asia and Europe. In 2004, the main international markets for its slabs were North America and Asia, which together represented 95.9% of its total export sales.

     The following table sets forth CST’s steel slabs sales by geographic region for the last three years:

Geographic Region	2004	2003	2002

North America	64.1%	48.6%	55.8%
Asia	31.8%	44.2%	30.5%
Europe	3.8%	7.1%	13.2%
The rest of South America	-	-	0.2%
Brazil	0.3%	0.2%	0.3%

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     The main factor affecting sales in the international market is price, which varies according to the international demand and supply for steel products.

     CST exported to approximately 60 companies in 18 countries in 2004. In 2003 and 2004, CST’s eight largest customers of steel slabs accounted for 76.8% and 84.1%, respectively, of CST’s total sales volume.

     With a few minor exceptions, CST produces steel slabs only after it has received a firm order from a customer with specific grade and size requirements. Most of its largest customers have been purchasing steel slabs from CST for years. CST has entered into non-binding memoranda of understanding, or long-term framework agreements, with substantially all of its customers. Each long-term framework agreement sets forth the customer’s estimated annual slabs production requirements, payment conditions, delivery terms, technical specifications, and certain other more standard terms. A long-term framework agreement becomes binding with respect to a quarterly order upon agreement between CST and the customer as to price, quantity, production schedule, delivery time and other essential terms. In 2004, approximately 100% of CST’s shipments of steel slabs were covered under long-term framework agreements and long-term relationships. At December 31, 2004, CST had already received firm orders for its full production capacity through the end of March 2005.

     Although CST maintains ongoing and direct relationships with its end customers and negotiates directly with them, orders for steel slabs generally are received from trading companies that earn commissions at negotiated rates. Arrangements with trading companies are on an exclusive basis and the trading companies are prohibited from selling steel slabs produced by other steel manufacturers to CST’s customers. CST’s principal trading companies are Arcelor International América LLC, Marubeni-Itochu Steel Inc., Metal One Asia PTE LTD., Mitsui and Company Limited.

     The following chart sets forth the average FOB export sales price per ton of steel slab sold by CST during the past four years, prior to deducting commissions:

Average Export Sales
Year	Price (U.S.$/ton)[1]

2001	172
2002	191
2003	237

2004	340

____________________
1 Average FOB export sales price per ton is the amount per ton of slabs billed in U.S. dollars, or translated into U.S. dollars at the rate in effect on the invoice date, during each year.

Hot Rolled Coils

     CST’s hot rolled coil production is substantially directed to the domestic market and the remaining portion is sold to the international market. CST’s management believes that the growth of the hot rolled coil market in Brazil will be driven in the near-term and long-term by increasing demand for steel products.

     CST has approximately 40 customers in the domestic market of hot rolled coil, which mostly are distribution centers, pipe manufacturers, automobile parts manufacturers and construction companies. The South and Southeast regions of Brazil accounted, respectively, for 50.7% and 46.7% of its total domestic sales in 2004.

     CST rarely performs spot sales in the domestic market for hot rolled coil because one of the key elements in its business strategy is to develop long-term relationships with its customers. CST’s main customers for hot rolled coils are Vega do Sul and Gonvarri Brasil Produtos Siderrgicos S.A., or Gonvarri, which together accounted for approximately 51% of hot rolled coil sales in 2004. CST has a long-term framework agreement with Vega do Sul and approximately 38% of CST’s sales of hot rolled coil were directed to it in 2004. The transactions carried out between CST and Vega do Sul are at arm’s length.

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     In addition, CST also has a long-term framework agreement with Gonvarri and has long-term relationships with other customers, although without framework agreements. CST practices the market price for the long-term relationship customers that do not have framework agreements.

     In 2004, CST also sold hot rolled coil to the international market, approximately 30 customers in 15 countries. The world’s main consumers for hot-rolled coil are the civil construction industry (36%), distribution and services centers (30%) and the automobile industry (21%).

CST negotiates on a quarterly basis the prices and volume of hot rolled coil.

Competition

     Substantially all of CST’s steel slab production is exported, while hot rolled coil production is targeted at the domestic market.

International Market - Steel Slabs and Hot Rolled Coils

     The international market for steel slabs is highly competitive, especially in terms of price and quality. Pricing pressure results from an oversupply of low-priced products from various countries including Russia, Ukraine and China. In addition, integrated steel producers are facing increasing competition from, among other sources, mini-mills, which are relatively efficient, low-cost producers.

     CST’s management believes that its quality of service and reliability of supply are important elements in its ability to retain its customers. CST is one of the world’s largest suppliers of steel slabs with an estimated worldwide market share of 14% in 2004. The other principal steel slab producer and CST’s major international competitor is a Mexican company, whose steel slab sales in 2004 are estimated by CST to have accounted for approximately 16.4% of the world steel slab market. The rest of the market for steel slabs is served by integrated steel producers that have steel slab production in excess of their internal requirements. In particular, steel mills located in the CIS countries have been aggressively marketing steel slabs at highly competitive prices, although these slabs are generally of a lower quality than CST’s slabs. In addition, while CST may be adversely affected if current customers that do not have primary steel making facilities decide to construct such facilities or if current competitors decide to increase their production capacity, any such construction or increase in production would require not only significant capital expenditures but also changes in infrastructure and logistics that would be difficult to develop in the short-term.

     CST is one of the only steel-integrated manufacturers in the international market of steel slabs that offers products to different industries, such as the automobile, construction, pipe, steel re-rolling, packaging and transportation industries, among others, which CST believes provides it with a competitive advantage vis-à-vis its competitors.

     Brazilian hot rolled coil manufacturers are competitive in the international market because of their competitive prices and high quality products. On average, export rate of Brazilian hot rolled coil has varied from 15% to 20% of its total hot rolled coil production over the last four years depending on internal demand. The rest of the South American market is the main destination for Brazil’s exports of hot rolled coil. There are regulatory barriers to the imports of Brazilian hot rolled coil in the U.S. and Canadian markets.

Domestic Market - Hot Rolled Coils

     The Brazilian market for hot rolled coils is also very competitive. The primary competitive factors in the domestic market are quality, price, payment terms and customer services. Competition in the domestic market comes from other integrated Brazilian steel mills. Due to competitiveness and strong market presence of local producers, foreign steel companies have very little market penetration in Brazil.

     The Brazilian market for hot rolled coil is approximately 4 million tons per year and is growing at an average rate of 5% to 10% per year. The market is supplied by four main integrated-steel companies: CST, Companhia Siderúrgica Nacional - CSN, and Usiminas, including its subsidiary Companhia Siderúrgica Paulista, or

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Cosipa. Usiminas and Cosipa together have 50% of the market. In 2004, CST had approximately 25% of the domestic market share for hot rolled coil.

     The segments that are primary markets for hot rolled coil sales in Brazil are pipe manufacturers and automobile parts manufacturers.

Employees and Labor Relations

     At December 31, 2004, CST had 3,960 employees, 3,212 of whom were engaged in manufacturing, 156 in sales, 394 in management and administration, 27 in engineering and project management and 171 in port operations. At December 31, 2004, CST also employed 3,518 independent contractors for the performance of certain manufacturing and maintenance support activities. CST has no part-time employees.

     CST has a collective bargaining agreement with the local steel union Sindimetal, which covers all of the employees of CST. The agreement is valid for 12 months and is renegotiated each year. The current agreement expires on October 31, 2005. Historically, CST has enjoyed good relations with the union to which its employees belong. CST has not experienced any work stoppages or other labor unrest since its privatization in 1992.

Pension Plan

     In 1988, CST established a nonprofit private pension fund for its employees (Fundação de Seguridade Social dos Empregados da Companhia Siderúrgica de Tubarão), or FUNSSEST, which is administratively and financially independent. The objective of this entity, in compliance with the pertinent legislation, is to supplement government pension benefits as well as to render social assistance to employees and their dependents.

     FUNSSEST has four pension plans, of which Plans I, II and III are defined-benefit plans which no longer accept participants since 1998 and will be extinguished over time. Plan IV that is a defined-contribution plan with certain defined benefits, which covers the employees hired as from 1998. The contributions of CST in connection with the plans for the years ended at December 31, 2004 and 2003, including the reimbursement of administrative and operational expenses, amounted to R$16.2 million and R$12.9 million, respectively.

     At December 31, 2004, under Brazilian GAAP, CST had R$37.4 million of technical surplus that was not recognized because the pension plans do not foresee: reduction of future contributions and compensation between the different plans. In addition, there was no evidence that the surplus will be maintained in the future.

Profit Sharing Plans

     The employee profit sharing plan is based upon two criteria: (i) CST’s economic and financial results, which are measured by means of indicators such as profits before interests, taxes, depreciation and amortization and return on the capital and (ii) the meeting of behavioral, managerial, corporate and departmental performance goals. In 2004 and 2003, CST provided profit sharing of R$77.7 million and R$50.6 million, respectively.

Regulation

Brazilian Environmental Regulation

     CST is subject to Brazilian federal, state and local environmental laws and regulations concerning, among other things, air and water emissions, as well as the handling and disposal of solid and hazardous wastes. CST’s management believes that it is in compliance in all material respects with all applicable environmental restrictions and regulations.

     The environmental regulations of the State of Espírito Santo are promulgated by the State Environment Secretariat, or SEAMA, and carried out by the State Environmental Institute, or IEMA. On December 23, 2002, IEMA issued CST’s current operating license for the steel integrated facility, which expires in December 2006. In 2004, IEMA also issued installation licenses regarding changes to the facility and the increase of CST’s production.

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     For the years ended December 31, 2003 and 2004, CST had no provisions for environmental matters. During the same period, CST had no pending proceedings with environmental agencies. On July 9, 2004, IEMA issued the Environmental Debt Negative Certificate – CNDA N. 231/04, which is valid for 1 year and attests that CST has no pending legal proceedings or liabilities with environmental agencies.

     CST had R$35 million in 2004, R$86 million in 2003 and R$26 million in 2002 of capital expenditures and costs for environmental compliance, mainly related to equipment and systems to control environmental impact. Brazilian environmental laws are becoming more stringent. As a result, it is likely that CST’s capital expenditures and costs for environmental compliance will increase, perhaps substantially, in the future. See “Risk Factors–Risk Relating to Belgo and CST–Belgo and CST are subject to various environmental and health regulations, which are becoming more stringent and may result in increased liabilities and increased capital expenditures.”

     CST was recently awarded an expanded ISO 14001-certification for its environmental management control and remediation systems.

Water

     As CST uses in steel production process principally water from the Atlantic Ocean and, in a much smaller proportion, fresh water, it is subject to minimal environmental regulations. CST is in compliance in all material respects with all applicable environmental restrictions and regulations.

Trade Investigation and Government Protectionism

     Over the past several years, exports of steel products from various countries and companies, including Brazil and CST, have been the subject of anti-dumping and countervailing duties and other trade-related investigations in importing countries, particularly the U.S. Most of these investigations resulted in duties limiting the investigated companies’ abilities to access these markets. However, these measures have had no significant impact upon CST’s export volumes because the quotas imposed by U.S. authorities on exports of steel slabs from Brazil do not affect CST’s export sales of steel slabs. In addition, CST does not export hot rolled coil to North America.

     CST has filed a complaint with the U.S. Department of Commerce and Canadian authorities for the review of anti-dumping duties charged by these countries relating to exports of hot rolled coil from Brazil. While CST’s hot rolled coil production is targeted at the domestic market and other international markets, CST may want to increase its sales to the North American market.

Legal Proceedings

     In the ordinary course of its business, CST is a party to various legal actions, which it believes are incidental to the operation of its business. CST believes that the outcome of the proceedings to which it is currently a party will not have a material adverse effect on its financial position, results of operations and cash flows. As of December 31, 2004, CST had R$77 million for provisions for probable losses.

As of December 31, 2004
(in millions of reais)

Tax	66.3
Labor	6.5
Civil	4.2

Total	77.0

     At December 31, 2004, CST has made restricted court deposits of R$ 38.6 million.

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Other legal matters

     Taxes on Revenues - Foreign Exchange Gains. CST believes, based on an analysis by its outside legal counsel of the applicable laws and court precedents, that income from foreign exchange gains should not be subject to social contributions (taxes on revenues), or PIS and COFINS. In 2004, CST filed a complaint regarding this matter and were its position not to prevail, it would result in taxes due at December 31, 2004 of R$104.5 million. Based on the advice of outside counsel, CST’s management believes that loss is possible and has not recorded a provision with respect to this matter.

     Tax Incentive - ADENE. In 2003, the Federal income tax authorities granted CST a tax benefit by reducing 75% of the income tax and non-refundable surtaxes levied on profits obtained from the production of (i) steel slabs from 2002 to 2011, up to 5.0 million tons per year, (ii) hot rolled coils from 2004 to 2013, up to 2.0 million tons per year and (iii) energy from 2002 to 2011, up to 300 MW per year. The benefit resulted from reports issued by SUDENE, the former Agency for the Development of the Northeast Region. On September 14, 2004, CST was notified with respect to the annulment of such reports. CST filed a complaint at the administrative level, but in January 2005 the annulment was confirmed by ADENE, the current Agency for the Development of the Northeast Region. In April 2005, CST filed an injunction against ADENE seeking to assure the maintenance of the reports and was granted a preliminary injunction suspending the effects of the benefits’ annulment. For the years ended December 31, 2004 and 2003, the income tax reports relating to the ADENE tax benefit amounted to R$232.6 million and R$97.6 million, respectively. Based on an analysis of outside legal counsel of applicable laws and court precedents, CST’s management believes that it is entitled to such tax benefit, unless withdrawn prospectively by the Federal income tax authorities. In addition, CST’s management believes that loss is possible and has not recorded any provisions with respect to this matter.

     Others. In addition, at December 31, 2004, CST had legal proceedings that were considered possible losses totaling R$141 million, for which CST has not made any provisions.

     Summer Plan, or Plano Verão. In 1989, the Brazilian Federal Government implemented an economic plan entitled “Plano Verão”, or the Summer Plan, that affected all Brazilian companies, including CST, by not permitting deduction of price-level restatement adjustments arising in January and February 1989. In December 1994, CST initiated a lawsuit contesting the official inflation measure and claiming the right to use another index for inflation accounting adjustments in its 1989 financial statements, which generated an additional tax-deductible depreciation charge. In June 2002, CST obtained a favorable decision in the Regional Federal Court recognizing its right to apply an index of 42.72% in January 1989 and 10.14% in February 1989. In May 2004, a final ruling was obtained relating to tax benefits applicable to January 1989 and in March 2005, a final ruling was obtained in connection with the February 1989 tax benefit. As a result, in May 2004, CST recorded a tax credit of R$515 million, representing the amount of incremental depreciation that would have resulted from the inflation adjustments that would otherwise have been recorded in January 1989. With respect to the February 1989 tax benefit, R$113 million was recorded in March 2005.

Subsidiaries and affiliate

     At December 31, 2004, CST’s principal subsidiaries and affiliate are:

     CST Comércio Exterior S.A. CST holds 100% of the common shares of CST Comércio Exterior S.A., a Brazilian company, incorporated on December 2, 1992, for the purpose of participating in foreign trade through import and export.

     CST BV Corporation. CST holds 100% of the common shares of CST BV Corporation, a special purpose corporation organized under the laws of the Netherlands Antilles, with a total capitalization of US$ 50,000, represented by 50 shares, with a par value of US$1,000.

     Skadden Consultoria e Serviços Lda. CST holds indirectly 100% of the total shares of Skadden Consultoria e Serviços Ltda.

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     CST Overseas Ltd. CST holds indirectly 100% of the total shares of CST Overseas Ltd.

     Sol Coqueria Tubarão S.A. CST holds 62% of the total shares of Sol Coqueria Tubarão S.A., or Sol Coqueria, a Brazilian company, incorporated in September 2004. Belgo owns 37% of total shares and Sun Coal owns the remaining 1%.

     Vega do Sul S.A. CST holds 25% of the total shares of Vega do Sul, a Brazilian company incorporated in April 2000. The remaining 75% of the total shares of Vega do Sul are currently owned by Arcelor and upon the Holdings Merger will be owned by Belgo.

CST Share Ownership

     The following table sets forth information regarding the beneficial ownership of common and preferred shares of CST by each person known by CST to own more than 5% of any class of CST’s shares as of July 31, 2005. None of CST’s major shareholders identified in the table has special voting rights.

	Common Shares		Preferred Shares		Total Equity

Name	Number	Percentage	Number	Percentage	Number	Percentage

Arcelor Group	18,626,163,520	94.71%	18,468,427,792	58.99%	37,094,591,312	72.77%
Others	1,040,165,470	5.29%	12,841,683,238	41.01%	13,881,848,718	27.23%

Total:	19,666,329,000	100.0%	31,310,111,030	100.0%	50,976,440,030	100.0%

      Each ADS represents 1,000 preferred shares, without par value. The ADS are evidenced by American depositary receipts, or ADRs. At July 31, 2005, based on CST’s register of shareholders, 5,702,268.133 common and preferred shares were held by registered holders of CST securities in the United States.

Acquisition of CST’s Shares by Arcelor

     Acquisition of CST Shares by Arcelor from CVRD

     On July 29, 2004, Arcelor acquired 869,045,672 CST common shares and 9,381,163,397 CST preferred shares from CVRD. This acquisition resulted from an asset purchase agreement dated June 25, 2004 between CVRD and Arcelor. The total price of US$ 415.1 million, which was approximately 49% above the then prevailing market price, was determined by negotiations between the parties in June 2004 and it was paid on July 29, 2004.

     On December 17, 2004, Arcelor acquired 4,034,524,170 CST common shares from CVRD. This acquisition resulted from the exercise of a call option provided for in a shareholders’ agreement dated March 27, 2003, as amended on June 25, 2004, between CVRD and Arcelor. The total exercise price of US$163.4 million, which was 79% above the then prevailing market price, was determined by negotiations between the parties in June 2004. From June 25, 2004 to December 17, 2004, this exercise price was adjusted pursuant to the LIBOR rate plus 1.5% per annum, less dividends paid on the CST common shares during the period, resulting in the payment of US$158.5 million.

     Acquisition of CST Shares by Arcelor from Acesita

     On November 5, 2004, Arcelor acquired 2,920,277,417 CST common shares from Acesita. This acquisition resulted from the exercise of a call option provided for in a call and put option agreement dated March 27, 2003, between Acesita, CVRD and Arcelor. The total exercise price of US$66.2 million, which was 150% above the then prevailing market price, was determined by negotiations between the parties in March 2003. From March 27, 2003 to November 5, 2004, this exercise price was adjusted by 4.25% per annum, less dividends paid on the CST common shares during the period, resulting in the payment of US$ 57.0 million.

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     Acquisition of CST Shares by Arcelor from Fundação de Seguridade Social dos Empregados da Companhia Siderúrgica de Tubarão, or Funssest

     On December 10, 2004, Arcelor acquired 1,077,569,120 CST common shares from Funssest. This acquisition resulted from a stock purchase agreement dated October 25, 2004 between Funssest and Arcelor. The total price of US$42.6 million, which was 5% above the then prevailing market price, was determined by negotiations between the parties in October 2004. From October 25, 2004 to December 10, 2004, this exercise price was adjusted pursuant to the LIBOR rate plus 1.5% per annum, less dividends paid on the CST common shares during the period, resulting in the payment of US$42.6 million.

     Acquisition of CST Shares by Arcelor from California Steel Industries Inc., or CSI

     On June 3, 2005, Arcelor acquired 786,653,160 CST common shares from CSI. This acquisition resulted from the exercise of a call option provided for in a call and put option agreement dated October 14, 2004. The total exercise price of US$ 30.7 million, which was 5% above the then prevailing market price, was determined by negotiations between the parties in October 2004. From August 1, 2004 to June 3, 2005, this exercise price was adjusted by 3.805% per annum, less dividends paid on the CST common shares during the period, resulting in the payment of US$27.8 million.

     Acquisition of CST Shares by Arcelor from JFE Steel Corporation, or JFE, and other Shareholders

     On June 6, 2005, Arcelor acquired 4,034,524,140 CST common shares from JFE and other shareholders. This acquisition resulted from the exercise of a call option provided for in a call and put option agreement dated October 14, 2004. The total exercise price of US$ 157.4 million, which was 5% above the then prevailing market price, was determined by negotiations between the parties in October 2004. From August 1, 2004 to June 3, 2005, this exercise price was adjusted by 3.805% per annum, less dividends paid on the CST common shares exceeding US$3.50 per thousand CST common shares during the period, resulting in the payment of US$156.7 million.

     Acquisition of CST Shares by Arcelor from CST Non-Controlling Shareholders

     On July 11, 2005, Arcelor acquired 3.650.325 CST common shares as a result of a mandatory public offer to purchase all the CST common shares held by non-controlling shareholders launched on June 2, 2005, and triggered by the acquisition of the CST common shares held by Funssest and CVRD, as described above. The total price of R$404,236.97, which was 19% below the then prevailing market price, was determined with reference to the price paid to Funssest and CVRD.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF CST’S FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion is based on and should be read in conjunction with the audited consolidated financial statements of CST as of December 31, 2004 and 2003 and for the three years ended December 31, 2004, included elsewhere in this prospectus and in conjunction with the financial information included under “Selected Historical Financial Data.” The financial statements presented in this prospectus were prepared in accordance with Brazilian GAAP, which differs in significant respects from U.S. GAAP. A description of the differences in accounting policies between Brazilian GAAP and U.S. GAAP is included in Note 19 to CST’s consolidated financial statements.

Overview

     CST is one of the largest fully integrated steel plants in the world. It produces steel slabs and hot rolled coils. It has an annual nominal production capacity of approximately 5.0 million tons of steel slabs and 2.0 million tons of hot rolled coils. The primary consumers of CST’s steel slabs are steel manufacturers without primary steelmaking facilities and integrated steel manufacturers with temporary or permanent needs for additional steel slabs. CST’s hot rolled coil production is mainly sold to the domestic market for sale to distribution centers, pipe manufacturers, automobile parts manufacturers and the construction industry.

The primary factors affecting CST’s results of operations include:

  the costs of the principal raw materials, iron ore and coal;
  the cyclicality of supply and demand for steel products both inside and outside Brazil;
  Brazilian economic conditions generally, including changes in the real exchange rate against other currencies, particularly the U.S. dollar, and the inflation rate;
  the mix of products that CST sells (between domestic and export sales and between lower value-added and higher value-added products); and
  its production costs, particularly the cost of labor in Brazil, its low transportation costs due to its proximity to transport and shipping centers.
Supply and Demand for Steel

     Steel prices are sensitive to changes in worldwide and local demand, which in turn are affected by worldwide and country specific economic cycles, and to available production capacity. An important factor that has recently affected steel prices is the high demand in the Chinese market. Unlike other commodity products, steel is not completely fungible, due to wide differences in terms of shape, chemical composition, quality, specifications and application, all of which impact prices, and, accordingly, there is no exchange trading of steel or uniform pricing. Commodity spot prices may vary, and, therefore, export sales revenue fluctuates as a function of worldwide balance of demand and supply conditions at the time such sales are made.

Brazilian Economic Environment

     CST’s results of operations and financial condition have been affected by the rate of Brazilian inflation and the rate of devaluation of the real against the U.S. dollar, as well as general Brazilian economic conditions.

Effects of Inflation and Devaluation of the Real on CST’s Financial Condition and Results of Operations

     U.S. dollar fluctuations and Brazilian inflation, have had, and still continue to have, effects on CST’s financial condition and results of operations. CST’s costs of sales and services are substantially in or denominated in U.S. dollars and tend to increase when measured in reais as a result of the devaluation of the real against the U.S.

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dollar. At the same time, the devaluation of the real against the U.S. dollar tends to increase CST’s reais revenues. Conversely, appreciation of the real against the U.S. dollar has had the effect of decreasing CST’s revenues as well as costs of sales and services when measured in reais.

     In addition, operating expenses in reais tend to increase with Brazilian inflation because suppliers and service providers generally increase prices to reflect Brazilian inflation.

     CST does not hedge its U.S. dollar currency denominated debt as it believes it has a natural hedge due to the fact that most of its sales are in U.S. dollars. A substantial part of CST’s surplus cash resources are maintained in U.S. dollar denominated instruments or deposits.

     The table below shows the Brazilian general price inflation (as measured by the ¥ndice Geral de Preços – Disponibilidade Interna, or IGP-DI), devaluation of the real against the U.S. dollar and the period end exchange rate and average exchange rates for the periods shown:

	Year Ended December 31,

	2004	2003	2002

Inflation (IGP-DI)(1)	12%	8%	26%
Devaluation (appreciation) of the real vs. U.S. dollar(2)	(9)%	(22)%	34%
Year end exchange rate US$1.00	2.65	2.88	3.53
Average exchange rate(3) US$1.00	2.92	3.06	2.99
____________________
(1)	Inflation (IGP-DI) is a general inflation index measured by the Fundação Getlio Vargas.
(2)	Calculated based on the official exchange rate, or PTAX, published by the Central Bank.
(3)	Represents the average of the exchange rates on the last day of each month during the period.

Critical Accounting Policies

     Critical accounting policies are those that are both important to the portrayal of CST’s financial condition and results and require its management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the possible future resolution of the uncertainties increase, those judgments become even more subjective and complex. In order to provide an understanding about how CST’s management forms its judgments about future events, including the variables and assumptions underlying the estimates, and the sensitivity of those judgments to different circumstances, CST has identified the following critical accounting policies:

Functional currency

     Under Brazilian GAAP, financial statements are presented in reais and assets and liabilities denominated in foreign currencies are translated into reais at official exchange rates reported by the Central Bank at each balance sheet date. Exchange rate differences arising on monetary items in foreign currencies are recognized in the statements of operations of the period.

     Under U.S. GAAP, a definition of the functional currency is required, which may differ from the reporting currency. In determining the functional currency, CST makes judgments based on the collective economic indicators affecting CST. Although CST transacts its business in reais and uses the real as its reporting currency it has determined that the U.S. dollar is its functional currency since a substantial portion of CST’s sales have historically been destined for export and denominated in U.S. dollars, and a significant portion of the CST’s financing is also denominated in U.S. dollars. The major steel market quotations are expressed in terms of U.S. dollars and CST negotiates substantially all of its sales principally in U.S. dollars based upon international prices. CST’s costs and operational expenses, other than depreciation of property, plant and equipment (substantially comprised of U.S. dollar expenditures), and interest costs are denominated in local currency. CST’s board of directors and management consider the U.S. dollar to be its functional currency. Financial instruments used to hedge currencies are only contracted to mitigate risks, which would otherwise erode CST’s U.S. dollar assets or increase CST’s U.S. dollar liabilities. Accordingly, for purposes of U.S. GAAP, the amounts in reais for inventories, property, plant and equipment, accumulated depreciation, certain other non-monetary assets and shareholders’ equity were first recorded in U.S. dollars at historical exchange rates and then remeasured (translated) to reais at the exchange rate at the balance sheet date.

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     A significant change in the facts and the circumstances relating to the collective economic indicators would result in CST reassessing its functional currency. The determination of the functional currency to be applied to a business for accounting purposes is a decision which impacts, among other things, the reported results of operations, the exchange income or losses recorded and the translation differences arising from, the conversion of its financial statements from the functional currency to CST’s reporting currency.

Valuation of long-lived assets

     Under Brazilian GAAP, companies are required to determine if operating income is sufficient to absorb the depreciation or amortization of long-lived assets in order to assess potential asset impairment. In the event such operating income is insufficient to recover the depreciation, the assets, or groups of assets, are written down to recoverable values, preferably based on the projected discounted cash flows of future operations. Under U.S. GAAP, in accordance with SFAS No. 144, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

     A determination of the fair value of an asset requires management to make certain assumptions and estimates with respect to projected cash inflows and outflows related to future revenues and expenditures and expenses. These assumptions and estimates can be influenced by different external and internal factors, such as economic and industry trends, interest rates and changes in the marketplace. A change in the assumptions and estimates that CST uses could change its estimate of the expected future net cash flows and lead to the recognition of an impairment charge in results of operations relating to CST’s property, plant and equipment.

Depreciation and Amortization

     For purposes of Brazilian GAAP and U.S. GAAP, CST computes depreciation on a units-of-production basis, except for the shipping terminal and for which depreciation is recognized on a straight-line basis. The determination of useful lives depends on the estimated future production capacity of the assets. The sensitivity of an impact in changes in the useful lives of property, plant and equipment was assessed by applying a hypothetical 10% increase in production existing at December 31, 2004. This hypothetical change would result in an incremental increase in the annual depreciation expense of R$54 million in the year of the change.

     Under Brazilian GAAP, though not for purposes of U.S. GAAP, the cost of all property, plant and equipment are revalued on a regular basis (normally every 4 years) to market values. The revaluations are performed by independent professional appraisal firms, the results of which are intrinsically subjective by nature.

Financial instruments

     With respect to financial instruments, CST must make assumptions as to future foreign currency exchange and interest rates. For a discussion of the possible impact of fluctuations in the foreign currency exchange and interest rates on CST’s principal financial instruments and positions, see “-\Quantitative and Qualitative Disclosures About Market Risk.”

Pension plans

     For its defined-benefit plans CST calculates its funding obligations based on calculations performed by independent actuaries using assumptions that CST provides about interest rates, investment returns, levels of inflation, mortality rates and future employment levels. These assumptions directly affect CST’s liability for accrued pension costs and the amounts CST records as pension costs in results of operations.

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Deferred taxes

     CST computes and pays income taxes based on results of operations determined under Brazilian GAAP. Under Brazilian GAAP and U.S. GAAP, CST recognizes deferred tax assets and liabilities based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, except that for purposes of U.S. GAAP, consistent with paragraph 9(f) of SFAS No. 109, deferred tax is not recorded on the differences related to certain assets and liabilities, remeasured from reais into U.S. dollars at historical exchange rates, resulting from variations in exchange rates, inflation indexation in local currency for tax purposes. CST regularly reviews the deferred tax assets for recoverability and establishes a valuation allowance if, under U.S. GAAP, it is more likely than not that the deferred tax assets will not be realized, based on historical taxable income, projected future taxable income, and the expected timing of the reversals of existing temporary differences. Under Brazilian GAAP, deferred tax assets are recorded when recoverability is considered probable limited to the assets which will be recovered over the following 10 years against estimated taxable income at present values. When performing such reviews, CST is required to make significant estimates and assumptions about future taxable income. In order to determine future taxable income, CST needs to estimate future taxable revenues and deductible expenses, which are subject to different external and internal factors, such as economic and industry trends, interest rates, changes in CST’s business strategies and changes in the type of services it offers to the market. The use of different assumptions and estimates could significantly change CST’s financial statements. A change in the assumptions and estimates with respect to CST’s expected future taxable income could result in the recognition of a valuation allowance being charged to income. If CST operates at a loss or is unable to generate sufficient future taxable income, or if there is a material change in the actual effective tax rates or discount rates, the time period over which the underlying temporary differences become taxable or deductible, or any change in its future projections, CST could be required to establish a valuation allowance against all or a significant portion of its deferred tax assets resulting in a substantial increase of CST’s effective tax rate and a material adverse impact on operating results.

Contingencies

     CST records provisions for contingencies relating to legal proceedings that CST deems the likelihood of an unfavorable outcome to be probable and the loss can be reasonably estimated. This determination is made based on the legal opinion of CST’s internal and external legal counsel. CST believes that these contingencies are properly recognized in its financial statements. CST is also involved in judicial and administrative proceedings that are aimed at obtaining or defending its legal rights with respect to taxes that CST believes to be unconstitutional or otherwise not required to be paid by CST. CST believes that these proceedings will ultimately result in tax credits or benefits, which CST does not recognize in its financial statements until the contingency has been resolved. When CST uses tax credits or benefits based on favorable court decisions that are still subject to appeal to offset current tax obligations, CST establishes a provision equal to the amount used and maintains the provision until a final decision on those credits or benefits is rendered. CST’s provisions include interest on the tax obligations that CST may offset with disputed credits or benefits at the interest rate defined in the relevant tax law. The required reserves for these and other contingencies may change in the future due to new developments in each matter or changes in approach, such as a change in settlement strategy in dealing with these matters. Similarly, CST has recognized a tax benefit in connection with ADENE, which has granted as a regional tax incentive to reduce its tax burden. Certain tax authorities are contesting CST’s right to this benefit. New rulings and interpretation could result in a negative impact on future results and cash flows.

Raw Material Costs

     The principal raw materials used in producing steel are coal and iron ore, and to a lesser degree, limestone, steel scrap and other materials.

     Coal comprises CST’s largest cost component in steel production. CST purchases coal from an average of eight to ten suppliers, located principally in the United States, Australia, Poland, Canada and South Africa. Coal is shipped to the port directly adjacent to its coke plant and iron-making facilities. In 2004, coal represented 23% of CST’s production costs. In 2003 and 2002, coal represented 22% and 24%, respectively, of CST’s total production costs. In 2004, CST paid an average price for coal of US$75 per ton.

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     Iron ore is CST’s second largest cost component in steel production. CST purchases 100% of its iron ore from CVRD. In January 2005, CVRD announced an iron ore price increase of 71.5% . CVRD supplies iron ore to CST pursuant to annual purchase orders at European market rates based on a 10-year-term agreement. CVRD’s iron ore is supplied from some of the largest iron ore mines in the world, and is transported approximately 300 miles by rail to CST. CST has rail transportation agreements with CVRD for shipments of iron ore, which decreases CST’s transportation costs of this raw material. In 2004, iron ore represented 15% of CST’s total production costs, and in 2003 and 2002, iron ore represented 16% and 10%, respectively, of CST’s total production costs. In 2004, CST paid an average price for iron ore of US$20 per ton. CST is also located adjacent to CVRD’s pellet plant in Vitória, State of Espírito Santo.

Revenues

     CST’s revenues derive from its sales of steel slabs and hot rolled coils. Sales of steel slabs are substantially directed to the international market, while hot rolled coils are mainly sold to the domestic market.

     The following table sets forth sales volume (in thousands of tons) of steel slabs and hot rolled coils for CST for the periods indicated:

Product	2004	2003	2002

Steel Slab	2,949	3,688	4,651
Hot Rolled Coil	1,901	1,131	82

     The volume of steel slabs sold by CST declined in 2004 and 2003 as a result of the use of a portion of CST’s steel slabs to produce hot rolled coils. CST is currently expanding its capacity from 5.0 million tons per year to 7.5 million tons per year by mid 2006, which is expected to increase the level of production of steel slabs destined for the export markets.

Production Costs

     The following table sets forth a breakdown of the components of CST’s production costs of steel slabs, part of which is used in the production of hot rolled coils, for the periods indicated, in percentages:

	Year Ended December 31,

	2004	2003	2002

Raw materials	53.00%	50.63%	47.71%
Work force	7.97%	7.71%	8.62%
Maintenance	8.24%	8.40%	9.47%
Depreciation	17.90%	20.92%	24.28%
Electrical energy	0.72%	0.80%	0.43%
Other	12.17%	11.54%	9.49%

Results of Operations

     The following discussion of CST’s results of operations is based on the consolidated financial statements prepared in accordance with Brazilian GAAP.

     The table below presents components of the statement of operations and their proportions to – net revenue from sales and services for the periods indicated:

	Year Ended December 31,

	2004	%	2003	%	2002	%
			(in millions reais)
Gross sales and services revenues	5,828	114%	4,161	112%	2,998	106%
Deductions	(732)	(14)	(432)	(12)	(157)	(6)
Net sales and services revenues	5,096	100	3,729	100	2,841	100
Cost of sales and services	(2,937)	(58)	(2,447)	(66)	(1,964)	(69)

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	Year Ended December 31,

	2004	%	2003	%	2002	%
			(in millions reais)
Gross profit	2,159	42	1,282	34	877	31
Operating expenses, net (i)	(357)	(7)	(126)	(3)	(743)	(26)
Operating income	1,802	35	1,156	31	134	5
Non-operating income, net	1	-	-	-	2	-
Income taxes	114	3	(196)	(5)	39	1
Profit sharing	(78)	(2)	(50)	(1)	(39)	(1)
Net income	1,839	36	910	25	136	5
(i) Includes financial income and financial expenses

	Year Ended December 31,

		(in millions reais)
	2004	2003	2002
Operating expenses, net:
Selling expenses	(104)	(88)	(80)
Administrative and general expenses	(143)	(121)	(91)
Financial income (expenses), net	(118)	133	(585)
Equity results	12	(5)	-
Other, net	(4)	(45)	13

Total operating expenses	(357)	(126)	(743)

Year 2004 compared to Year 2003

Net Sales and Services Revenues

     Gross Sales and Services Revenues

     Gross sales and services revenues increased by 40.0% from R$4,161 million in 2003 to R$5,828 million in 2004, primarily as a result of the increased demand for steel products in both the international and domestic markets and an improved sales mix resulting from CST’s increased sales of hot rolled coils. This increase was partially offset by the effect of the 8.8% appreciation of the real against the U.S. dollar during 2004.

     Gross revenues from export sales increased by 21.3% from R$3,035 million in 2003 to R$3,682 million in 2004, primarily as a result of the sustained growth in export demand and higher prices throughout 2004. The volume of steel slabs sold by CST declined by 20.0% in 2004 as a result of the use of a portion of CST’s steel slabs to produce hot rolled coils. The decrease in volume sold was offset by a 43.1% increase in the average price for CST’s steel exports, which increased from US$237.3 per ton in 2003 to US$339.6 per ton in 2004.

     Gross revenues from the domestic market increased by 90.6% from R$1,126 million in 2003 to R$2,146 million in 2004 primarily due to increased penetration by CST in the hot rolled coil market as a result of the completion of the rating-up process of CST’s hot rolled coil production and the increase of the average price of the hot rolled coil. The volume of hot rolled coil sold in 2004 rose by 68.1% over 2003 and the average price increased 37.7%, from US$298.3 per ton in 2003 to US$410.7 per ton in 2004.

     Deductions

     Deductions from gross revenues comprise taxes and contributions on sales and services, as well as freight, discounts and returns, totaled R$432 million in 2003 and R$732 million in 2004. Taxes and contributions on sales and services increased from R$230 million in 2003 to R$506 million in 2004 due primarily to the increase in the rate of a social contribution, or COFINS, imposed on sales of products in the domestic market from 3% to 7.6%, as well as the increase in the value added tax, or ICMS, due as a consequence of increased sales in the domestic market. Freight, discounts and returns increased 11.9% from R$202 million in 2003 to R$226 million in 2004 because of increased sales and increased freight costs due to a transportation shortage resulting from China’s steel demand and higher oil prices.

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     Net Sales and Services Revenues

     Net sales and services revenues represent gross revenue less the deductions. Net revenues increased by 36.7% from R$3,729 million in 2003 to R$5,096 million in 2004, primarily as a result of the reasons discussed above.

Cost of Sales and Services

     Cost of sales and services increased by 18.8% from R$509.8 per ton in 2003 to R$605.6 per ton in 2004. For steel slabs, cost of sales increased 21.9% from R$474.5 per ton in 2003 to R$578.4 per ton in 2004. For hot rolled coil, cost of sales and services rendered increased by 19.2% from R$575.2 per ton in 2003 to R$685.9 per ton in 2004. The principal reason for this change was the increase of raw material costs such as iron ore and coal due to increased worldwide demand for these materials most notably in China. Other factors affecting costs were increases in sales of hot rolled coils with a higher added value price and the greater use of CST’s own scrap to maximize steel shop productivity. As a percentage of net revenue, cost of sales was 57.6% in 2004 as compared to 65.5% in 2003. The gross margin for 2004 was 42.4% as compared to 34.5% for 2003, which reflects the change in the sales mix, improved price environment, and continued cost control and higher productivity.

Operating Expenses, net

     Operating expenses, net increased by 183% from R$126 million in 2003 to R$357 million in 2004. Operating expenses, net consists of the sum of: selling expenses, administrative and general expenses, financial income (expenses), net, equity results and other operating income (expenses) net.

     Selling Expenses

     Selling expenses increased by 18.2% from R$88 million in 2003 to R$104 million in 2004, primarily as a result of the increase in the volume of products sold in 2004 as compared to 2003.

     Administrative and General Expenses

     Administrative and general expenses increased by 18.2% from R$121 million in 2003 to R$143 million in 2004, primarily as a result of an 18% increase in wages and related charges.

     Financial Income (Expenses), net

     Financial income (expenses), net was a gain of R$133 million in 2003 compared to an expense of R$118 million in 2004. A primary change in this factor was the 8.8% appreciation of the real against the U.S. dollar in 2004, which affected CST’s assets and liabilities substantially denominated in U.S. dollars, as compared with a 22.3% appreciation of the real against the U.S. dollar in 2003.

     Equity Results

     Equity in results of Vega do Sul amounted to a gain of R$12 million in 2004 in comparison to a loss of R$5 million in 2003. The increase was primarily due to the fact that Vega do Sul started its operations in July 2003 and until the end of 2004 it was in its rating-up period and it reached its full capacity in the first quarter of 2005, as well as due to improved market conditions in Brazil for Vega do Sul’s products.

     Other, net

     Other, net decreased from an expense of R$45 million in 2003 to an expense of R$4 million in 2004, principally as a result of a tax assessment made by the government of the State of Espírito Santo for interstate purchases made by CST in the amount of R$32 million in 2003. This assessment was paid in 2003.

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     Income Taxes

     Income tax benefit in 2004 was R$114 million compared to an income tax expense of R$196 million in 2003. This R$310 million difference was primarily due to a favorable ruling from the “Summer Plan,” or “Plano Verão” case, which enabled CST to record a R$515 million tax credit in 2004, which partially offset CST’s higher taxable income in 2004. See Note 7(d) to CST’s consolidated financial statements.

     Net Income

     Net income increased by 102 % from R$910 million in 2003 to R$1,839 million in 2004 as a result of the effects described above.

Year 2003 compared to year 2002

Net Sales and Services Revenues

     Gross Sales and Services Revenues

     Gross sales and services revenues increased by 38.8% from R$2,998 million in 2002 to R$4,161 million in 2003, primarily as a result of higher prices in both the international and domestic markets and increased production from the hot rolled coil line, resulting in an improvement in CST’s sales mix.

     Gross revenues from export sales increased by 7.6% from R$2,821 million in 2002 to R$3,035 million in 2003, primarily as a result of the sustained growth in demand and prices throughout 2003. The volume of exported steel slabs declined by 20.7% because of the use of steel slab production was used to produce hot rolled coils. The average price that CST received for steel slabs shipped rose by 23.9% from US$191.48 per ton in 2002 to US$237.27 per ton in 2003.

     Gross revenues from domestic sales increased by 536.2% from R$177 million in 2002 to R$1,126 million in 2003, primarily as the result of the growth in hot rolled coil sales, a higher value-added product. The volume of hot rolled coil shipped rose by 1,279.3% and the average per ton price increased 67.5% from US$178.1 in 2002 to US$298.3 in 2003 due to higher quality production during the rating-up stage of the hot strip mill.

     Deductions

     Deductions from gross revenues comprise taxes and contributions on sales and services, as well as freight, discounts and returns totaled R$157 million in 2002 and R$432 million in 2003. Taxes and contributions on sales and services increased from R$33 million in 2002 to R$230 million in 2003 primarily because of the start of operations of the hot strip mill resulting in the commencement of sales of hot rolled coils in the domestic market. Freight, discounts and returns increased 62.9%, from R$124 million in 2002 to R$202 million in 2003 as a result of increased sales and, consequently, increased freight costs.

     Net Sales and Services Revenues

     Net sales and services revenue represent gross revenue less the deductions enumerated above. Net revenue increased by 31.3%, from R$2,841 million in 2002 to R$3,729 million in 2003, primarily as a result of the average sales price for steel slabs in 2003 (US$237 per ton) being the highest since 1997.

Cost of Sales and Services

     Cost of sales and services increased by 22.8% from R$415.0 per ton in 2002 to R$509.8 per ton in 2003 due to strong demand from Asia, notably China, which caused increases in the prices of raw materials, mainly coal, iron ore, pig ore and freight expenses. For steel slabs, cost of sales increased 17.2% from R$404.8 per ton in 2002 to R$474.5 per ton in 2003. For hot rolled coil, costs of sales increased by 2.8% from R$559.3 per ton in 2002 to

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R$575.2 per ton in 2003. As a percentage of net revenue, cost of sales was 65.5% in 2003 as compared to 73.8% in 2002. The gross margin for 2003 was 34.5% as compared to 26.2% for 2002.

Operating Expense, net

     Operating expenses, net decreased by 83% from R$743 million in 2002 to R$126 million in 2003. Operating income (expenses) consists of a sum of: selling expenses, administrative and general expenses, financial income (expenses), net, equity results and other operating income (expenses).

     Selling Expenses

     Selling expenses increased by 10% from R$80 million in 2002 to R$88 million in 2003, primarily as a result of the increase in the volume of sales compared to 2002.

     Administrative and General Expenses

     Administrative and general expenses increased by 33% from R$91 million in 2002 to R$121 million in 2003. This change was primarily due to an increase in spending for outsourced services and payroll expenses.

     Financial Income (Expenses), net

     Financial income (expenses), net in 2002 was a net financial expense of R$585 million as compared to net financial income of R$133 million in 2003, principally due to the impact of the 22.3% appreciation of the real against the U.S. dollar on CST’s U.S. dollar-denominated monetary assets and liabilities in 2003, as compared to the 34.3% devaluation of the real against the U.S. dollar in 2002.

     Equity Results

     Equity in results of Vega do Sul amounted a loss of R$5 million in 2003. Vega do Sul commenced its operations in 2003 and there were no equity results of Vega do Sul in 2002.

     Other, net

     Other, net was net income of R$13 million in 2002 and a net expense of R$45 million in 2003, principally as the result of one-time provision relating to a tax assessment made by the government of the State of Espírito Santo for interstate purchases made by CST in the amount of R$32 million in 2003. This assessment was paid in 2003.

Income Taxes

     Income taxes were a benefit in 2002 of R$39 million and an expense of R$196 million in 2003, primarily as a result of higher taxable income in 2003, which was partially offset by the benefit from deductibility of interest attributed to shareholders’ equity in the amount of R$114 million and an increase in foreign earning not subject to tax in the amount of R$12 million.

Net Income

     Net income increased by 569 % from R$136 million in 2002 to R$910 million in 2003 as a result of the effects described above.

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Liquidity and Capital Resources

Liquidity

     CST’s primary sources of liquidity have historically been cash flows from operating and financing activities. CST’s management believes these sources will continue to be the principal ways in which it will meet its anticipated cash flow needs.

CST’s material cash requirements include the following:

     the servicing of its indebtedness;

     capital expenditures; and

     payments of dividends and interest attributable to shareholders’ equity.

     As of December 31, 2004, CST had R$388 million of cash and cash equivalents as compared to R$418 million as of December 31, 2003. This decrease was mainly due to the reduction of debt in order to improve CST’s capital structure in preparation for CST’s expansion project. Cash and cash equivalents denominated in U.S. dollar deposits and securities represented R$352 million as of December 31, 2004 and R$401 million as of December 31, 2003. Restricted cash balances were R$51 million as of December 31, 2004 and R$72 million as of December 31, 2003.

Cash Flows

     Operating Activities

     Cash flow provided by operating activities was R$1,838 million for the year ended December 31, 2004, as compared to R$1,296 million for the year ended December 31, 2003 and R$746 million for the year ended December 31, 2002. This increase in operating cash flow is mainly due to the increase in the volume and sales price of products sold and sales of hot rolled coil to the domestic market where CST could offset the ICMS tax against its accumulated tax credits on local purchases of raw materials during the period in which CST only produced slabs, primarily for export.

     Investing Activities

     Cash flow used in investment activities increased to R$635 million for the year ended December 31, 2004, from R$369 million for the year ended December 31, 2003 and R$327 million for the year ended December 31, 2002. This variation is principally due to the acquisition of fixed assets for the expansion project in 2004 compared to relatively stable capital expenditures during 2003 and 2002.

     Financing Activities

     Cash flow used in financing activities was R$1,182 million for the year ended December 31, 2004, compared to R$886 million for the year ended December 31, 2003 and R$291 million for the year ended December 31, 2002. This difference is a result of increased payments of CST’s debt without a relative increase in debt during 2004, as well as dividends and interest attributed to shareholders’ equity paid in 2004, primarily as a result of an increase in the dividends and interest attributed to shareholders’ equity payment in 2003 as compared to 2002.

     CST paid dividends and interest attributed to shareholders’ equity in the amount of R$409 million, R$402 million and R$98 million, in 2004, 2003 and 2002, respectively.

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Capital Expenditures

     In 2004, CST began to implement its expansion project to increase its steel slab production capacity to 7.5 million tons per year by June 2006. CST estimates that the total cost of the expansion project will be approximately US$1 billion, including a new coke plant. In 2004, capital expenditures for the project totaled US$104 million. In January 2005, CST began construction of its third blast furnace.

     As part of the expansion project, CST, together with Belgo and Sun Coal & Coke Company, began construction of a coke plant and a power plant to be installed on CST’s facility. The coke plant, which will be owned by Sol Coqueria, is scheduled to commence operations in June 2006. The total investment in Sol Coqueria is expected to reach US$500 million. In 2004, CST invested US$30 million in this project and it has budgeted a further US$66 million for 2005.

     Substantially all of CST’s improvements and capital expenditures are financed through long-term financing from BNDES and Kreditanstalt für Wiederaufbau, or KfW.

     In 2005, CST’s management budgeted US$528 million in capital expenditures and investments, which it intends to finance through long-term debt and cash generated by its operations.

Indebtedness

     CST had total indebtedness of R$1,408 million and R$2,242 million as of December 31, 2004 and 2003, respectively.

     At December 31, 2004, the total indebtedness consisted of R$377 million of short-term indebtedness, including current portion of long-term indebtedness, and R$1,031 million of long-term indebtedness. CST’s short-term indebtedness of R$377 million, or 26.8%, of the outstanding aggregate principal amount of CST’s total indebtedness (loans, financings, interests payable in installments, etc.) was recorded as short-term debt, used primarily for working capital purposes. CST also uses export-financing facilities to finance working capital needs.

     At December 31, 2004, CST’s real denominated indebtedness has an average interest rate of TJLP plus an interest of 2.0 to 4.2% per year. Its foreign currency denominated indebtedness has an average interest rate of LIBOR plus an applicable margin of 0.6% to 8.2% per year depending upon the year and the credit facility.

Financing Agreements

     BNDES Credit Agreements

     CST has entered into three credit lines with BNDES totaling R$667 million, which are either denominated in reais and subject to indexation based on the TJLP plus an annual spread or are denominated based on a basket of foreign currencies to reflect BNDES’ funding portfolio, plus an annual spread. Amortizations will be in monthly installments after a grace period. BNDES has been historically an important source of financing for new expansion projects. The loans under these agreements mature between 2006 and 2012. At December 31, 2004, CST had R$517 million outstanding under these credit agreements with BNDES.

     The collateral for this indebtedness is a first, second and third mortgage on the coke ovens plant and the coal yard and a first and second mortgage on the continuous caster I.

     KfW Credit Agreements

     CST has entered into credit lines with KfW totaling US$178 million. Amortizations will be in semi-annual installments after a grace period. KfW has historically been an important source of financing for new expansion projects and equipment.

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     At December 31, 2004, the amount outstanding under these credit agreements was R$293 million (US$110 million).

     European Investment Bank Credit Agreement

     CST has entered into a US$70 million credit agreement with the European Investment Bank. CST has until 2016 to draw down on this loan facility. Amortizations will be in six-monthly installments after a grace period. At December 31, 2004, no amounts had been borrowed under this facility. This loan is secured by a letter of credit issued by financial institutions, Banco Bilbao Vizcaya Argentaria S.A. and Santander Central Hispano S.A. In the first quarter of 2005, CST drew down on this credit agreement in the total amount of US$70 million.

     Securitization Program

     In 1997, CST launched a securitization program of its export receivables created by its wholly owned subsidiary, CST Overseas Ltd. In connection with this program, US$137 million was borrowed under credit agreements already in existence between CST and its creditors. These loans were represented by US$90 million in “Investors Certificates” and the remainder in “Sellers Certificates.” The total amount of the original program was US$525 million. CST borrowed additional funds in the amount of US$388 million.

     In 1999, CST, within the securitization program arrangements, borrowed an additional US$103 million from several lenders for the purchase of certain equipment during the construction of the hot strip mill.

     In 2003, CST entered into a credit agreement with Japan Bank International Cooperation, included within the securitization program arrangements and borrowed a further US$39 million.

     At December 31, 2004, the outstanding amount under the securitization program arrangement was R$357 million (US$134 million).

     In July 2004, CST entered into a credit agreement with KfW of up to US$140 million. The proceeds of this loan will be used for the acquisition of equipment for the expansion project. Amortizations will be in semi-annual installments from September 2007. At December 31, 2004, no amounts had been borrowed under this facility, which can be drawn down through 2017.

     Export pre-payments

     CST has entered into credit agreements denominated in U.S. dollars. These loans were secured by promissory notes in the amount equivalent to the total amount of the credit available. The interest due on the outstanding amounts is paid every six months and the principal amount outstanding will payable in installments through November 2006. At December 31, 2004, the outstanding balance of the export notes pre-payments was R$202 million (US$76 million).

Collateral

	As of December 31, 2004
	(in millions of reais)

Collateral	2004	2003

Securitization of export receivables	357	503
Mortgage of the continuous casting mill I, coke plant and coal yard	517	546
Promissory notes	240	436

Financial Covenants

     CST is subject to a number of material covenants under the various financial instruments described above, including, among others:

  limitations on its ability to incur debt;

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  limitations on its ability to sell, transfer, lease or otherwise dispose of part of its assets, property;
  limitations on the existence of liens, pledge, mortgage, charge or other encumbrance or security right on its assets, property;
  maintenance of certain conditions relating to the receipt and generation of receivables;
  maintenance of minimum levels of net asset value; and
  limitations on its ability to perform restructurings.
Dividends

     CST paid dividends and interest attributed to shareholders’ equity in the amount of R$409 million, R$402 million and R$98 million, in 2004, 2003 and 2002, respectively.

Contractual Obligations

     The following table summarizes significant contractual obligations as of December 31, 2004.

	Payments due by Period

					More
		Less than			than
	Total	1 year	1-3 years	3-5 years	5 years

Contractual Obligations:
Short-term and long-term debt *	1,408	377	538	305	188
Pension plan, expected
contributions	13	13	--	--	--
Purchase obligations**	6,478	988	4,006	1,484	--
Other contractual obligations***	1,593	1,401	192	--	--
Total contractual obligations	9,479	2,766	4,736	1,789	188
____________________
* Amounts do not include interest payments on debt or payments under cross-currency swap agreements. CST paid approximately R$100.6 million in interest on debt, net of interest capitalized, in 2004. Interest payments on debt for years following 2004 have not been estimated. CST is not able to determine future interest payments because CST cannot accurately predict future interest rates or its future cash generation, and future business decisions that could significantly affect CST’s debt levels and, consequently, this estimate. For an understanding of the impact of a change in interest rates applicable to CST’s long-term debt obligations as well as additional information on the terms of our outstanding debt, see "—Quantitative and Qualitative Disclosure about Market Risk."
** Consist of purchase commitments for raw materials pursuant to binding obligations which include all significant terms, including fixed or minimum quantities to be purchased; fixed, minimum or variable price provisions; and the approximate timing of the transaction. Based upon the applicable purchase prices at December 31, 2004.
*** Consist of capital expenditure commitments relating to the expansion project.

     In addition, CST has made provisions for contingencies relating to taxes, labor and civil lawsuits in the amount of R$77 million as of December 31, 2004.

Off-balance sheet arrangements

     CST does not have any off-balance sheets arrangements. CST has no majority-owned subsidiaries that are not included in its consolidated financial statements, nor does CST has any interests in or relationships with any special purpose entities that are not reflected in CST’s consolidated financial statements. CST does not have guarantees of debt of non-consolidated entities.

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Quantitative and Qualitative Disclosure about Market Risk

     General

     CST is exposed to market risks arising from its normal business activities. These market risks principally involve the possibility of changes in interest rates, exchange rates or commodity prices that will adversely affect the value of CST’s financial assets and liabilities or future cash flows and earnings. Market risk is the potential loss arising from adverse changes in market rates and prices. CST enters into derivatives and other financial instruments for purposes other than trading, in order to manage and reduce the effect of fluctuations in foreign currency exchange rates.

     To further mitigate CST’s exposure to exchange rate risk, CST endeavors, when possible, to meet its working capital needs by using export pre-payments and export receivables securitization, which are generally available at a lower cost than other working capital financing because these loans are linked to CST’s U.S. dollar-denominated exports.

     At December 31, 2004, CST had cross-currency swap contracts with a total notional amount of R$245.9 million (US$92.7 million). CST did not have any outstanding derivative contracts at December 31, 2003. These instruments are intended to reduce the effects of any fluctuation of other foreign currencies against the U.S. dollar. In addition, CST has U.S. dollar-denominated cash equivalents, which may partially offset the effects of any devaluation of the real against the U.S. dollar or its ability to service its U.S. dollar-denominated debt to the extent of these U.S. dollar-denominated cash equivalents.

     Under Brazilian and U.S. GAAP, CST’s derivative instruments do not qualify for deferral, hedge, accrual or settlement accounting and are mark-to-market, with the resulting gains and losses reflected in the statements of operations as financial income and expenses, respectively.

     The table below provides information about CST’s significant interest rate-sensitive instruments and CST’s significant foreign currency exposure. The information presented in reais equivalents, which is CST’s reporting currency:

	Amount by Expected Maturity as of December 31, 2004
	(in millions of reais equivalents)

	Expected Maturity Date

								Fair
	2005	2006	2007	2008	2009	Thereafter	Total	Value

LIABILITIES:
Short- and long-term debt, including
current portion:
Floating rate, denominated in U.S.
dollars	250.2	237.6	107.1	88.7	63.9	78.7	826.2	812.3
Average interest rate (over LIBOR)	1.9%	1.5%	1.2%	1.3%	1.4%	0.6%	1.5%
Fixed rate, denominated in U.S. dollars	2.0	—	—	6.2	10.4	45.9	64.5	74.0
Average interest rate	8.7%	—	—	8.4%	8.5%	8.6%	8.5%
Total short- and long-term denominated in
U.S. dollars	252.2	237.6	107.1	94.9	74.3	124.6	890.7	886.3
Floating rate, denominated in reais (*)	1.9	2.6	2.6	2.6	0.8	—	10.5	8.9
Average interest rate (over basket of
foreign currencies)	4.25%	4.25%	4.25%	4.25%	4.25%	—	4.25%
Floating rate, denominated in reais	123.1	103.3	84.5	67.4	65.0	63.5	506.8	435.5
Average interest rate (over TJLP)	3.2%	3.2%	3.1%	2.8%	2.8%	3.2%	3.1%
Total short- and long-term denominated in
reais	125.0	105.9	87.1	70.0	65.8	63.5	517.3	444.4
Total short- and long-term debt,
including current portion	377.2	343.5	194.2	164.9	140.1	188.1	1,408.0	1,330.7

ASSETS:
Cash and cash equivalents:
Cash and cash equivalents,
denominated in reais	35.9	—	—	—	—	—	35.9	35.9
Floating rate, denominated in U.S.	352.1	—	—	—	—	—	352.1	352.1

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dollars
Average interest rate (FED fund)	2.1%	—	—	—	—	—	2.1%
Total cash and cash equivalents	388.0	—	—	—	—	—	388.0	388.0
(*) Based on a basket of foreign currencies to reflect BNDES’s funding portfolio.

The table below provides information about CST’s derivative instruments:

	Expected Maturity Date at December 31, 2004

								Fair
								value
								(in
								millions
	2005	2006	2007	2008	2009	Thereafter	Total	of reais)
			(in millions of reais equivalents)
Cross currency swap contracts:
Purchased Pound sterling (DF)	28.6	9.8	—	—	—	—	38.4	2.4
Average strike prices (US$ to Pound
sterling)	1.79	1.79	—	—	—	—	1.79
Purchased Euro (DF)	100.6	11.2	—	—	—	—	111.8	9.9
Average strike prices (US$ to Euro)	1.25	1.25	—	—	—	—	1.25
Purchased Yen (DF)	59.4	36.3	—	—	—	—	95.7	3.3
Average strike prices (US$ to Yen)	104.23	104.23	—	—	—	—	104.23
Total	188.6	57.3	—	—	—	—	245.9	15.6

     Interest Rate Risk

     CST’s variable interest rate exposure is primarily subject to the variations of (1) LIBOR for U.S. dollar-denominated borrowing, and (2) the TJLP for real-denominated borrowings. In addition, the principal amounts of certain of CST’s real-denominated obligations are periodically restated by the IGP-M.

     Improved economic condition in Brazil from 2003 following increasing confidence in the new government resulted in a substantial decrease of risk spreads both in public and private internationally traded securities. In addition, there was a gradual decrease in the Long-Term Interest Rate in 2004, from 11% per annum at December 31, 2003 to 9.75% per annum in the period from April 2004 through December 2004.

     Foreign Currency Exchange Rate Risk

     Under U.S. GAAP, CST considers the U.S. dollar to be its functional currency since it is the currency in which CST principally operates. CST’s liabilities that are exposed to foreign currency exchange rate risk are primarily denominated in U.S. dollars. Because CST borrows primarily in U.S. dollars to support its operations and investments, CST is exposed to market risks from changes in foreign exchange rates and interest rates. Export sales, which generate receivables payable in U.S. dollars, currently cover all of CST’s U.S. dollar-denominated liabilities.

     CST’s foreign currency exposure gives rise to market risks associated with exchange rate movements against the U.S. dollar. Foreign currency-denominated liabilities at December 31, 2004 consisted primarily of U.S. dollar-denominated debt. CST’s U.S. dollar-denominated debt, including short-term debt and current portion of long-term debt, was R$890.7 million (US$335.6 million) at December 31, 2004 compared to R$1,696.2 million (US$587.1 million) in 2003. This foreign currency exposure is represented by debt in the form of export prepayments, export receivables securitization and financing of property, plant and equipment. CST’s derivative instruments partially protect CST against exposure arising from fluctuations of other foreign currencies against the U.S. dollar relating to capital expenditure for its expansion project. Additionally, certain lines of credit agreements entered into with BNDES are subject to indexation based on a basket of foreign currencies to reflect its funding portfolio.

     Commodity Price Risk

     Coal and iron ore are the principal raw materials used in the steel making process. CST is exposed to risk from fluctuations in prices of commodities and raw materials. CST does not currently hedge its exposure to changes

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in prices of coal and iron ore, which are subject to fluctuations in the U.S. dollar/real exchange rate and to the European market rates. CST does not hedge this exposure in part because a large portion of its sales are exports receivable in U.S. dollars and linked to international market prices of these commodities, and in part because the prices of steel slabs and hot rolled coils sold in the domestic market generally reflect changes in the international market prices of these products. In periods of high volatility in the U.S. dollar/real exchange rate, there is usually a lag between the time that the U.S. dollar appreciates and the time that CST can effectively pass on the resulting increased cost in reais to its customers in Brazil. Accordingly, if the real depreciates significantly against the U.S. dollar in the future, CST may not immediately be able to pass on all of the corresponding increases in its coal and iron ore to its customers in Brazil, which could negatively affect its results of operations and financial condition. See “Risk Factors\Risks Relating to Belgo and CST\The supply of some of the raw materials that Belgo and CST need to produce steel is limited and raw material prices are highly volatile.”

U.S. GAAP Reconciliation

     CST’s net income in accordance with Brazilian GAAP was R$1,839.3 million in 2004 and R$910.2 million in 2003. Under U.S. GAAP, CST would have reported net income of R$1,751.2 million in 2004 and R$515.8 million in 2003.

     CST shareholders’ equity in accordance with Brazilian GAAP was R$6,974.9 million at December 31, 2004 and R$5,646.7 million at December 31, 2003. Under U.S. GAAP, CST would have reported shareholders’ equity of R$7,548.4 million at December 31, 2004 and R$6,952.9 million at December 31, 2003.

     The major differences relate to the accounting treatment of the following items:

  measurement currency and foreign exchange effects;
  reporting currency and translation effects;
  revaluation of property, plant and equipment;
  capitalized interest;
  pre-operating effects of investment in Vega do Sul;
  deferred charges;
  accrued pension cost liability;
  proposed dividends;
  tax incentive; and
  effects of deferred taxes on the differences above.

     For a discussion of the principal differences between Brazilian GAAP and U.S. GAAP as they relate to CST’s financial statements and a reconciliation of net income and shareholders’ equity, see Note 19 to CST’s consolidated financial statements.

Recently Issued Accounting Pronouncements

     Note 19 to CST’s consolidated financial statements provides information on recently issued accounting pronouncements and CST’s assessment of their effects on its financial statements.

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UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following unaudited condensed pro forma combined financial information gives pro forma effect to the merger of shares described in “Summary,” “The Merger of Shares” of Companhia Siderúrgica Belgo-Mineira (“Belgo” or “the acquirer”), Companhia Siderúrgica de Tubarão (CST), Vega do Sul S.A. (Vega do Sul) and the acquisition of Acindar Ind. Argentina de Aceros S.A. (Acindar) on May 1, 2004.

     The unaudited condensed pro forma combined financial information was prepared for illustrative purposes only. This information does not purport to represent what the actual results of operations or financial position of Belgo would have been if these transactions had actually occurred on the dates indicated nor is it necessarily indicative of the results of operations or financial position of Belgo that may or may not be expected to be achieved in the future.

     Since Belgo and Vega do Sul have been under the common control of Arcelor as from 2001, the Unaudited Condensed Pro Forma Combined Statements of Operations gives pro forma effect to the combination of Belgo and Vega do Sul as from January 1, 2002.

     Through a series of step acquisitions, Arcelor acquired control of CST on December 17, 2004. Additionally, on May 1, 2004, Belgo acquired control of Acindar. Consequently, the Unaudited Condensed Pro Forma Combined Statements of Operations gives pro forma effect to the acquisition of CST and Acindar as from January 1, 2004.

     The Unaudited Condensed Pro Forma Combined Balance Sheet as of December 31, 2004 gives pro forma effect to the combination of Belgo, CST and Vega do Sul as if these transactions had occurred on that date.

     The Unaudited Condensed Pro Forma Combined Financial Information was prepared in accordance with Brazilian GAAP, which differs in certain material respects from U.S. GAAP. The Unaudited Condensed Pro Forma Combined Financial Information includes a pro forma reconciliation from Brazilian GAAP to U.S. GAAP shareholders’ equity as of December 31, 2004 and U.S. GAAP net income for the three years ended December 31, 2004.

     This financial information was derived from the following historical financial statements, which are included elsewhere in this prospectus:

  the audited consolidated financial statements of Belgo at December 31, 2004 and for the three years period ended December 31, 2004 prepared in accordance with Brazilian GAAP including reconciliations of shareholders’ equity and net income to US GAAP for the two years period ended December 31, 2004;
  the audited consolidated financial statements of CST at December 31, 2004 and for the year ended December 31, 2004 prepared in accordance with Brazilian GAAP including reconciliations of shareholders’ equity and net income to US GAAP; and
  the audited financial statements of Vega do Sul at December 31, 2004 and for the two years in the period ended December 31, 2004 prepared in accordance with US GAAP.

     As Vega do Sul’s audited financial statements are prepared in accordance with U.S. GAAP, the Unaudited Condensed Pro Forma Combined Financial Information includes adjustments to convert Vega do Sul’s historical financial information to Brazilian GAAP.

     Under Brazilian GAAP, the merger of shares between Belgo and CST and Vega do Sul will be accounted for based on CST’s and Vega’s book value of the assets acquired and the liabilities assumed. For purposes of this pro forma, the ratio to be used for the exchange of shares was determined based on the average market price of Belgo and CST shares two days before and two days after December 31, 2004 and an estimate of the fair value of

107

Vega do Sul’s shares based on an estimated discounted cash flow analysis at December 31, 2004. The purchase price used for the acquisition of CST and Vega do Sul equaled their book values.

     Under U.S. GAAP, since Belgo, CST and Vega are controlled by Arcelor, the acquisition by Belgo of Arcelor’s interests in CST and Vega do Sul, including the 25% interest of Vega do Sul indirectly controlled by Arcelor by way of CST, is considered to be a business combination of companies under common control and will be accounted for in a manner similar to a pooling-of-interest. Accordingly, the assets acquired and the liabilities assumed of such acquisitions, as it relates to the portion under common control by Arcelor at the date of the merger of shares (72.76% of CST and 75% of Vega do Sul), will be accounted for based on the historical carrying values of the assets and liabilities, as would be reflected in the consolidated financial statements of Arcelor, and the portion acquired from minority interest holders unrelated to Arcelor will be accounted for using the purchase method of accounting in accordance with SFAS No. 141, “Business Combinations.” Under the purchase method of accounting, the pro-rata assets acquired and liabilities assumed are recorded at their fair values; any excess of purchase price over the related fair value of net assets acquired is accounted for as goodwill.

     The Unaudited Condensed Pro Forma Combined Statements of Operations do not reflect any adjustments for non-recurring items or anticipated operating synergies that may or may not result from the acquisitions. In addition, pro forma adjustments are based on certain assumptions and other information that are subject to change as additional information becomes available or subsequent facts occur. Significant assumptions used include:

  acquisition of the entire portion of minority interests of CST;
  U.S. GAAP purchase price of the acquisition of CST based on the average market value of the Belgo shares 2 days before and 2 days after December 31, 2004 as quoted on the Brazilian Stock and Exchange;
  U.S. GAAP purchase price of the acquisition of Vega do Sul based on its estimated discounted cash flow as of December 31, 2004;
  the 72.76% of CST related to the portion under common control of Arcelor assumes the exercise of a call option to acquire 9.45% of CST minority interest as of December 31, 2004; and
  U.S. GAAP fair value adjustments related to the minority interest would be allocated only to property, plant and equipment for CST.

     The potential impact that changes in the above significant assumptions could have on the pro forma financial information are:

  if part of the minority shareholders of CST do not accept the exchange of shares withdraw rights would be paid affecting the purchase price and consequently goodwill;
  the average market value of the Belgo shares two days before and two days after the actual acquisition date could vary from the December 31, 2004 date based on market perception of Belgo’s performance and market conditions, thus increasing or decreasing the estimated goodwill;
  the estimated discount cash flow used to calculate the U.S. GAAP purchase price of Vega do Sul as of the acquisition date could vary from the estimate used as of December 31, 2004 based on Vega do Sul’s performance and market conditions;
  the call option to purchase an additional 9.45% of CST minority interest as of December 31, 2004 varied from the actual amount paid on May 27, 2005 due to foreign currency fluctuations in the US
  Dollar, as the call option was set in US Dollars (this option was indeed exercised by Arcelor); and

108

  a decrease in the depreciation expense of the fair value adjustments allocated to property, plant and equipment if the fair value adjustments were allocated to other non-depreciable assets, as well as any changes in the fair value effective amounts would cause a change in the amounts allocated.

109

UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET

     December 31, 2004 (In thousands of Brazilian Reais)

				Pro-Forma		Pro-Forma
Assets	BELGO	CST	VEGA	Adjustments	Eliminations	Combined

Current Assets
Cash and cash equivalents	783,917	388,000	76,116			1,248,033
Marketable securities	146,258					146,258
Trade accounts receivable, net
Related parties	58,722	292,247			(63,235) 1d	287,734
Other	709,972	321,498	131,420			1,162,890
Inventories	1,299,702	596,180	159,951			2,055,833
Recoverable taxes	126,182	69,766	55,977			251,925
Deferred tax assets	176,113	283,419				459,532
Other receivables
Related parties	5,704					5,704
Other	171,408	39,309	7,610			218,327

	3,477,978	1,990,419	431,074		(63,235)	5,836,236

Non-current assets
Deferred tax assets	650,167	217,374	15,299			882,840
Recoverable taxes	93,261	17,209	10,536			121,006
Restricted deposits for legal proceedings	346,911	38,615				385,526
Available for sale investments -Açominas	86,227					86,227
Receivables from related parties	-	12,236				12,236
Other receivables	91,176	12,537	117			103,830

	1,267,742	297,971	25,952			1,591,665

Permanent Assets
Investments
In associated companies	338,832	163,868			(30,181)1d
					(155,598)1d
					(47,192)1d	269,729
Other investments	10,044					10,044
Property, plant and equipment, net	2,918,685	7,885,601	806,873		(2,953,726)1g	8,657,433
Deferred charges, net	61,168	7,868	238,553			307,589

	3,328,729	8,057,337	1,045,426		(3,186,697)	9,244,795

Total assets	8,074,449	10,345,727	1,502,452		(3,249,932)	16,672,696,

See accompanying notes.

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UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET

     December 31, 2004 (In thousands of Brazilian Reais)

				Pro-Forma
				Adjust-	Elimina-	Pro-Forma
Liabilities and shareholders’ equity	BELGO	CST	VEGA	ments	tions	Combined

Current liabilities
Trade accounts payable
Related parties			63,647		(63,235) 1d	412
Other	454,637	125,028	48,780			628,445
Salaries and social security charges	142,402	92,869	4,867			240,138
Current portion of long-term debt	285,665	377,220	53,472			716,357
Short-term debentures	80,675					80,675
Taxes and contributions payable	191,246	83,300	8,557			283,103
Deferred tax liabilities and contributions		108,126			(84,995) 1g	23,131
Dividends and interest on shareholders’	98,987	441,598				540,585
equity
Provisions for contingencies	78,427		8,495			86,922
Other liabilities
Related parties	20,077					20,077
Other	278,747	41,809	3,709			324,265

	1,630,863	1,269,950	191,527		(148,230)	2,944,110

Long-term liabilities
Long-term debt
Related parties	67,263		48,640		(47,192) 1d	68,711
Other	306,843	1,030,786	625,824			1,963,453
Debentures	383,059					383,059
Provision for contingencies	499,545	77,054				576,599
Deferred tax liabilities	104,123	961,498	13,574		(919,272) 1g
					86,799 1f	246,722
Other long-term liabilities	161,313	572	495			162,380

	1,522,146	2,069,910	688,533		(879,665)	3,400,924

Minority interest	596,351	30,997			(30,181) 1d	597,167
Shareholders’ equity
Share capital	2,000,000	2,782,106	625,326	2,084,773 1a, 1b		7,492,205
Capital reserves	193,221	370,135	185	(370,320) 1a, 1b		193,221

Revaluation reserves	87,131	1,949,459			(1,949,459) 1g	87,131
Revenue reserve and retained earnings	2,044,737	1,873,170	(3,119)	(1,714,453) 1a, 1b
					(155,598) 1d
					(86,799) 1f	1,957,938

Shareholders’ equity	4,325,089	6,974,870	622,392	-	(2,191,856)	9,730,495

Total liabilities and shareholders’ equity	8,074,449	10,345,727	1,502,452	-	(3,249,932)	16,672,696

Pro forma shareholders’ equity as per
Brazilian GAAP	4,325,089	6,,974,870	622,392	-	(2,191,856)	9,730,495

Total U.S. GAAP adjustments	161,376 3a	573,522 3a	(237,889) 3b	(1,478,745) 2a	(61,855) 2e
				(91,926) 2a(i)	1,949,459 2g
						813,942

Pro forma shareholders’ equity as per
U.S.GAAP	4,486,465	7,548,392	384,503	(1,570,671)	(304,252)	10,544,437

See accompanying notes

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UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

Year ended December 31, 2004
(In thousands of Brazilian Reais, except per share amounts)

					Pro-Forma
		ACINDAR			Adjust-	Elimina-	Pro-Forma
	BELGO	Jan-April	CST	VEGA	ments	tions	Combined

Gross revenue from sales of products
and services
Domestic market	6,966,065	495,667	3,682,030	951,318		(625,336)1e	11,469,744
Foreign market	1,615,130	85,640	2,131,547	63,314			3,895,631
Services	-	-	14,376	-			14,376

	8,581,195	581,307	5,827,953	1,014,632		(625,336)	15,379,751

Sales deductions, mainly taxes and
freight	(1,890,285)	(25,451)	(731,781)	(266,536)			(2,914,053)

Net revenue	6,690,910	555,856	5,096,172	748,096		(625,336)	12,465,698
Cost of products sold and services
provided	(3,853,263)	(298,780)	(2,937,288)	(609,660)		625,336 1e
						249,986 1g	(6,823,669)

Gross profit	2,837,647	257,076	2,158,884	138,436		249,9	5,642,029

Operating income (expenses)
Selling	(246,898)	(7,978)	(103,944)	(23,155)			(381,975)
General and administrative	(190,783)	(7,548)	(143,358)	(54,882)			(396,571)
Equity interest in income of
subsidiary and associated
companies	(7,116)		11,861			(78,601)1e	(73,856)
Amortization of goodwill	(342,439)	(831)			(4,825)1c		(348,095)
Employee profit sharing	(78,326)	(2,493)					(80,819)
Net financial income (expenses)	(84,217)	15,653	(118,121)	(11,029)			(197,714)
Other operating expenses, net	(91,157)	(481)	(2,711)	(6,454)			(100,803)

	(1,040,936)	(3,678)	(356,273)	(95,520)	(4,825)	(78,601)	(1,579,833)

Operating income (expenses)	1,796,711	253,396	1,802,611	42,916	(4,825)	171,385	4,062,196

Non operating results	(35,822)	(2)	812	194			(34,818)

Income before income tax, social
contribution and statutory
attributions	1,760,889	253,395	1,803,423	43,110	(4,825)	171,385	4,027,378
Income tax	(462,037)	(66,314)	113,592	(14,922)		(84,995)1g	(514,676)
Statutory attributions	(7,304)		(77,740)				(85,044)

Income before minority interest	1,291,548	187,082	1,839,275	28,188	(4,825)	86,390	3,427,658

Minority interest	(252,027)					(51,111)1e	(303,138)

Pro forma net income (loss) for the
year as per Brazilian GAAP	1,039,521	187,082	1,839,275	28,188	(4,825)	35,279	3,124,520

Total U.S. GAAP adjustments
	373,648 3a	6,566 2c	(88,039) 3a	33,815 3b	4,825 2c	(17,172)2f
	(22,379 3a)	(3,21) 2d			107,821 2a	(249,986)2g
						84,995 2g
							230,883

Pro forma net income for the year as
per U.S.GAAP before cumulative
effect of change in accounting
principle	1,390,790	190,437	1,751,236	62,003	107,821	(146,884)	3,355,403

Brazilian GAAP pro forma per
thousand shares outstanding at
December 31, 2004							12,591,261

112

Brazilian GAAP pro forma earnings
per thousand shares	248.2

Brazilian GAAP Dividends declared
and interest on shareholder’s
equity per thousand shares	82.3

U.S. GAAP Weighted average
number of shares outstanding (in
thousands)	12,591,261

U.S. GAAP pro forma earnings per
thousand shares basic and diluted
Basic	266.5
Diluted	262.2

U.S. GAAP Dividends declared and
interest shareholders’ equity per
thousand	58.97

See accompanying notes.

113

UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

Year ended December 31, 2003
(In thousands of Brazilian Reais)

			Pro-Forma			Pro-Forma
	BELGO	VEGA	Adjustments	Eliminations		Combined
Gross revenue from sales of products
Domestic market	3,900,190	92,323				3,992,513
Foreign market	1,028,289	3,388	-	-		1,031,677

	4,928,479	95,711				5,024,190

Sales deductions, mainly taxes and freight	(1,149,590)	(21,954)	-	-		(1,170,544)

Net revenue	3,779,889	73,757	-	-		3,853,646
Cost of products sold	(2,337,301)	(99,210)				(2,436,511)

Gross profit	1,442,588	(25,453)	-	-		1,417,135

Operating income (expenses)
Selling	(182,795)	(4,506)				(187,301)
General and administrative	(140,955)	(13,538)				(154,493)
Equity interest in income of subsidiary
and associated companies	83,409					83,409
Amortization of goodwill	(177,896)					(177,896)
Employee profit sharing	(44,315)					(44,315)
Net financial income (expenses)	(27,907)	(337)				(28,244)
Other operating expenses, net	(75,078)	(3,969)				(79,047)

	(565,537)	(22,350)				(587,887)

Operating income (expenses)	877,051	(47,803)				829,248

Non operating results	(100,429)	(151)				(100,580)

Income before income tax, social
contribution and statutory attributions	776,622	(47,954)		-		728,668
Income tax	8,838	16,647				25,485
Statutory attributions	(3,271)					(3,271)

Income before minority interest	782,189	(31,307)				(750,882)

Minority interest	(99,879)	-	-	7,827	1e	(92,052)

Pro forma net income for the
year as per Brazilian GAAP	682,310	(31,307)		7,827		658,830

Total U.S. GAAP adjustments	77,009	(155,590)		13,493	2f	(65,088)

Pro forma net income for the year as per
U.S.GAAP	759,319	(186,897)	-	21,320		593,742

Brazilian GAAP pro forma per thousand
shares outstanding at December 31,
2003						7,372,118

Brazilian GAAP pro forma earnings per
thousand shares						89.4

Brazilian GAAP Dividends declared and interest
on shareholder’s equity per thousand shares						21.2

U.S. GAAP Weighted average number of shares						7,372,118

114

outstanding (in thousands)

U.S. GAAP pro forma earnings per thousand
shares
Basic	80.5
Diluted	72.2

U.S. GAAP Dividends declared and interest on
shareholders’ equity per thousand shares	20.35

See accompanying notes

115

UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

Year ended December 31, 2002
(In thousands of Brazilian Reais)

	BELGO	VEGA	Pro-Forma Adjustments	Eliminations	Pro-forma Combined
Gross income from sales of products
Domestic market	3,357,827				3,357,827
Foreign market	727,931		-	-	727,931

	4,085,758				4,085,758

Sales deductions, mainly taxes and
freight	(918,672)		-	-	(918,672)

Net revenue	3,167,086				3,167,086

Cost of products sold	(1,842,766)			-	(1,842,766)

Gross profit	1,324,320			-	1,324,320

Operating income (expense)
Selling	(137,945)				(137,945)
General and administrative	(139,055)				(139,055)
Equity interest in income of
subsidiary and associated
companies	41,264				41,264
Amortization of goodwill	(737)				(737)
Employee profit sharing	(51,965)				(51,965)
Net financial income (expenses)	(221,542)				(221,542)
Other operating expenses, net	(145,698)				(145,698)

	(655,678)	-			(655,678)

Operating income (expenses)	668,642	-			668,642

Non operating results	(92,654)				(92,654)

Income before income tax, social
contribution and statutory
attributions	575,988	-		-	575,988
Income tax	(150,849)				(150,849)
Social contribution	(57,512)				(57,512)
Statutory attributions	(5,936)	-		-	(5,936)

Income before minority interest	361,691	-		-	361,691

Minority interest	(44,449)	-	-	-	(44,449)

Net income for the year as per
Brazilian GAAP	317,242	-		-	317,242

Brazilian GAAP pro forma per
thousand shares outstanding at
December 31, 2002					7,372,118

Brazilian GAAP pro forma earnings
per thousand shares					43.0

See accompanying notes.

116

Notes to the Unaudited Condensed Pro Forma Combined Financial Information
All amount in thousand of Brazilian Reais unless otherwise indicated

1	Pro forma Adjustments to the Unaudited Condensed Pro Forma Combined Balance Sheet and Statements of operations under Brazilian GAAP

Pro forma adjustments have been made and are described below:

	(a)	Acquisition of CST under Brazilian GAAP

Under Brazilian GAAP, the assets and liabilities of CST would be recorded by Belgo at their carrying values in the books of CST. The shares issued by Belgo will be recorded at the carrying value of the net assets acquired and the shareholders’ equity of CST will be reclassed as an increase to Belgo’s share capital.

The exchange of shares will be based on the fair values of the respective companies shares based on independent valuations. The fair value of the shares exchanged was determined based on the average market value of Belgo’s shares as quoted in the Brazilian Stock Exchange (BOVESPA) two days before and two days after December 31, 2004, as follows:

Fair market value (consideration exchanged) of Belgo shares (a) 7,195,213 (5,150,843 thousand shares x R$ 1,396.9 per thousand shares)

	(b)	Acquisition of Vega do Sul under Brazilian GAAP

Under Brazilian GAAP, the proportional assets and liabilities of Vega do Sul are recorded by Belgo at their carrying values in the books of Vega do Sul. The shares issued by Belgo will be recorded at the carrying value of the net assets acquired and the shareholders’ equity of Vega do Sul will be reclassed as an increase to Belgo’s share capital.

The exchange of shares will be based on the fair values of the respective companies shares based on independent valuations. The fair value of the shares to be exchanged was estimated based on Vega do Sul’s preliminary valuations as they are not a public company.

Fair market value (consideration exchanged) of Belgo shares (a) 497,700 (356,290 thousand shares x R$ 1,396.9 per thousand shares)

	(c)	Acquisition of Acindar under Brazilian GAAP

The acquisition of Acindar was effected through a series of transactions with the previous controlling shareholders and by the conversion of convertible notes issued by Acindar. This acquisition did not involve the exchange of shares. Under Brazilian GAAP, the purchase price was determined based on the cash consideration issued between Belgo and the former controlling shareholder and the face value of convertible notes acquired. For purposes of the Unaudited Condensed Pro Forma Combined Balance Sheet, the goodwill was determined as follows:

Purchase price of the 46.6% interest acquired in May 2004	(a)	447,340
Proportional net equity of Acindar as of January 1, 2004	(b)	302,582

Estimated goodwill under Brazilian GAAP	(c)=(a)-(b)	144,758

117

Notes to the Unaudited Condensed Pro Forma Combined Financial Information
All amount in thousand of Brazilian Reais unless otherwise indicated

Under Brazilian GAAP, the acquisition of Acindar is recorded based on the historical values of Acindar’s assets and liabilities and the difference between the historical carrying value of Acindar’s net assets and the purchase price is recorded as goodwill. Minority interest is presented separately. For purposes of the Unaudited Condensed Pro Forma Combined Statement of Operations the goodwill is being amortized in ten years, resulting in amortization of R$ 14,476 for the year ended December 31, 2004. As Acindar was consolidated by Belgo as from May 1, 2004, amortization of Acindar’s goodwill for the first four months of 2004 was R$ 4,825. Belgo expects to use the same useful life of ten years when preparing its consolidated financial statements after completion of the merger of shares.

(d)	Intercompany eliminations and consolidating entries related to the Unaudited Condensed Pro Forma Combined Balance Sheet

R$ (30,181) (investments-in associated companies / shareholders’ equity): elimination of Belgo’s equity interest in SOL Coquieria, which is a subsidiary controlled by CST.

R$ (155,598) (investments-in associated companies / shareholders’ equity): elimination of CST’s equity interest in Vega do Sul.

R$ 63,235 (trade account receivables / trade account payables): elimination of accounts receivable of CST against Vega do Sul.

R$ 47,192 (receivables from related parties / long-term debt – related parties): elimination of advances for future capital increase made by CST to Vega do Sul.

(e)	Intercompany eliminations and consolidating entries related to the Unaudited Condensed Pro Forma Statement of Operations

Year ended December 31, 2004

R$ 625,336 (revenue / cost of products sold and services provided): elimination of sales of CST to Vega do Sul;

R$ (78,601) (equity interest): elimination of equity income of the first four months of Acindar’s results recorded in Belgo and CST’s equity income in Vega do Sul;

R$ (51,111) (minority shareholders): allocation of minority’s share in the results of Acindar from January to April 2004.

Year ended December 31, 2003

R$ 7,827 (minority shareholders): allocation of minority’s share in the results of Vega do Sul (CST 25% share participation);

(f)	Mergers Holding

The holding company’s AAB and APSL, which are wholly owned by Arcelor, hold a 75% and 43.7% investment in Vega do Sul and CST, respectively. These holdings will be merged into Belgo and, as a result, the assets and liabilities of AAB and APSL will be transferred to Belgo, increasing Belgo’s total liabilities by R$ 86,799. The merger will also increase Arcelor’s direct ownership in Belgo’s capital. All other relevant assets or liabilities recorded in the books of AAB and APSL will be eliminated upon consolidation.

(g)	Revaluation of CST’s property, plant and equipment

118

Notes to the Unaudited Condensed Pro Forma Combined Financial Information
All amount in thousand of Brazilian Reais unless otherwise indicated

Upon completion of the merger, Belgo’s accounting policies will be adopted by CST and Vega do Sul. As a result, the revaluation of CST’s property, plant and equipment and related deferred tax liability has been reversed in the pro forma balance sheet. The 2004 related depreciation expense and tax effect have also been reversed in the pro forma statement of operations.

2	Pro forma Adjustments to the Unaudited Condensed Pro Forma Combined Balance Sheet and Statements of operations under U.S. GAAP

(a) Acquisition of CST under U.S. GAAP

Under U.S. GAAP the acquisition of the minority interest in CST is accounted for under the purchase method as follows:

Fair market value of Belgo shares to be issued in exchange for
CST shares (1,402,575 thousand shares x R$ 1,396.9 per thousand
shares)	(a)	1,959,256

Pro-rata portion of estimated transaction costs incurred by Belgo	(b)	5,000

Estimated purchase price for the minority interest	(c)=(a)+(b)	1,964,256

Under US GAAP, the acquisition of the portion under common control is accounted for in a manner similar to a pooling of interest based on the historical carrying value of CST’s net assets in the books of Arcelor at December 31, 2004, as follows:

Net equity of CST at December 31, 2004 under U.S. GAAP	(a)	7,548,392

Portion under common control of Arcelor (72.76%)	(b)	5,492,210
Push down of historical purchase accounting recorded by Arcelor	(c)	(1,478,745)
CST’s adjusted net equity under U.S. GAAP	(d)=(b)+(c)	4,013,465

The historical purchase accounting recorded by Arcelor and its subsidiaries relating to the step acquisitions of the shares of CST has been pushed down to the carrying values of the property, plant and equipment of CST.

The allocation of the purchase price of the portion under common control and the portion of minority interest in CST is as follows:

	Common	Minority
	Control	Interest	Total

Inventory	412,587	183,279	595,866
Investment in associated companies
(Vega do Sul)	120,710	45,174	165,884
Property, plant and equipment	4,007,812	1,900,438	5,908,250
Long-term debt	(749,999)	(293,386)	(1,043,386)
Remaining net book value of identifiable
net assets acquired and liabilities
assumed	222,355	123,751	346,107
Goodwill		5,000

Arcelor’s net carrying amount	4,013,465
Estimated purchase price for the minority
interest	-	1,964,256

119

Notes to the Unaudited Condensed Pro Forma Combined Financial Information
All amount in thousand of Brazilian Reais unless otherwise indicated

The above table shows the allocation of the estimated purchase price related to the assets acquired and the liabilities assumed of the minority interest portion. The final allocation of the purchase price will be based on the fair value analysis to be performed at the date of acquisition.

Reconciliation of pro forma adjustments under US GAAP to Brazilian GAAP
Total
Arcelor's net carrying amount in CST under US GAAP	4,013.465
Minority interest acquired under US GAAP	1,964,256

Pro forma net assets of CST acquired under US GAAP	5.977.721

Less pro forma net assets of CST acquired under Brazilian GAAP	(6,974,870)

Difference between US GAAP and Brazilian GAAP pro forma adjustments	(997,149)

Comprised of
(i) Additional Pro forma adjustments
- Push down of historical purchase accounting by
Arcelor	(1,478,745)
- Excess of US GAAP carrying value of net assets
acquired from minority interests over purchase price	(91.926)
(ii) US GAAP adjustments to historical cost basis	573,522
(as described and reflected in Note 3a)

The pro forma amortization of the fair value adjustments recorded in Arcelor’s step acquisitions of CST’s was R$ 107,821 for the year ended December 31, 2004.

(b)	Acquisition of Vega do Sul under U.S. GAAP

The acquisition of Arcelor’s 75% ownership interest in Vega do Sul was accounted for under US GAAP as an exchange of ownership interests between entities under common control in a manner similar to a pooling of interest. The equity interests received from Arcelor were transferred to Belgo at 75% of the historical carrying value of Vega do Sul’s net assets as calculated on December 31, 2004, as follows:

Net assets (carrying value) of Vega at December 31, 2004
under U.S. GAAP	384,503
Equity interest transferred under common control of
Arcelor (75%)	288,377

The shares issued by Belgo to Arcelor for the acquisition of Vega do Sul were registered under Brazilian Corporate Law at their proportional book value that is R$466,794. However as the shares were issued as part of an exchange of ownership interests between entities under common control, for US GAAP purposes, a debit to shareholders equity of R$178,417 was required to ensure that the net assets received were recorded at the historical carrying value of R$288,377.

This debit to shareholders equity of R$178,417 is comprised of US GAAP historical adjustments (75% of total adjustment of $239,889).

The remaining 25% of Vega’s total share capital has been considered in the acquisition of CST.

(c) Acquisition of Acindar under U.S. GAAP

120

Notes to the Unaudited Condensed Pro Forma Combined Financial Information
All amount in thousand of Brazilian Reais unless otherwise indicated

The acquisition of control of Acindar was accounted for under the purchase method as follows:

Fair market value (consideration exchanged) of Acindar	(a)	447,340
Net equity of Acindar as of January 1, 2004 under U.S. GAAP	(b)	771,095

Excess of net equity of Acindar over the purchase price paid	(c)=(a)-(b)	323,755

Under U.S. GAAP, the acquisition of Acindar is accounted for by recording the assets and liabilities of Acindar at their fair values on the date of acquisition. The excess of net equity of Acindar over the purchase price paid is allocated to reduce the value assigned to Acindar’s property, plant and equipment. As Acindar was consolidated by Belgo as from May 1, 2004, the reduction in depreciation expense related to this purchase adjustment for the first four months of 2004 was R$ 6,566.

For the year ended December 31, 2004, R$ 4,825 was reversed due to the pro forma net loss resulting from the Brazilian GAAP pro forma adjustments.

(d)	Convertible debentures

Under Brazilian GAAP, the ONC’s issued by Acindar, which are held by third parties, was accounted for at the face value plus accrued interest.

Under US GAAP the ONC’s were evaluated at the commitment date, February 2, 2004, as to whether an embedded beneficial conversion feature existed. The beneficial conversion feature is calculated at its intrinsic value at the commitment date (that is, the difference between the conversion price and the fair value of the common stock, multiplied by the number of shares into which the debt is convertible). It was determined that a beneficial conversion feature did exist at the commitment date, thus for US GAAP, a portion of the proceeds from the issuance of the ONC’s, equal to the intrinsic value, was allocated to additional paid-in capital. As the ONC’s to third parties have a stated redemption date as of February 4, 2013, the debt discount will be amortized to interest expense beginning February 4, 2004 to February 4, 2013 using the effective interest method

(e)	Intercompany eliminations and consolidating entries related to the Unaudited Condensed Pro Forma Combined Balance Sheet

December 31, 2004

R$ (61,855), elimination of U.S. GAAP adjustments to equity pick-up of Vega do Sul by CST.

(f)	Intercompany eliminations and consolidating entries related to the Unaudited Condensed Pro Forma Statement of Operations

Year ended December 31, 2004

R$ (17,172), elimination of Vega do Sul adjustments recorded through equity pick-up in CST.

Year ended December 31, 2003

R$ 13,493 (minority shareholders): allocation of minority’s share in the results of Vega do Sul.

(g)	Revaluation of CST’s property, plant and equipment

These entries are recorded to offset the adjustments already recorded in CST’s reconciliations of Brazilian GAAP and US GAAP in note 3a, as the revaluation of CST’s property, plant and

121

Notes to the Unaudited Condensed Pro Forma Combined Financial Information
All amount in thousand of Brazilian Reais unless otherwise indicated

equipment and related deferred tax liability has been reversed in the pro forma balance sheet under Brazilian GAAP, as described in Note 1a.

3	Other Pro forma Adjustments to the Unaudited Pro Forma Reconciliations of Shareholders’ Equity and Net Income from Brazilian GAAP and U.S. GAAP

	(a)	The reconciling items between Brazilian GAAP and U.S. GAAP and the related references as they refer to Belgo and CST are described in their respective consolidated financial statements, included elsewhere in this prospectus.

Under U.S. GAAP, Belgo reported a cumulative effect of change in accounting principle for the year ended December 31, 2004 in the amount of R$ 22,379 resulting from the elimination of a one-month lag in reporting on one of its subsidiaries. This amount has been reversed in the pro forma.

	(b)	The reconciling items as they relate to Vega do Sul are described as follows:

Reconciliation of shareholders’ equity at December 31,		2004
Total shareholders’ equity as reported per Brazilian GAAP		622,392
(a)	Interest capitalized under U.S. GAAP to property, plant and equipment	24,989
(b)	Reversal of deferred charges	(238,553)
(c)	Effects of translation of foreign operations	(81,800)
(d)	Capitalization of capital lease arrangements	(23,470)
(e)	Deferred taxes on the above adjustments	80,945

U.S. GAAP shareholders’ equity		384,503

Reconciliation of net income for the year ended
December 31,	2004	2003	2002
Net income as reported per Brazilian GAAP	28,188	(31,307)	-
(a) Interest capitalized under U.S. GAAP to property, plant
and equipment	(2,345)	29,767	-
(a) Depreciation of interest expense capitalized under U.S.
GAAP	(1,520)	(913)	-
(d) Depreciation of property, plant and equipment	(9,417)	(10,251)	-
(b) Reversal of deferred charges	(8,190)	(57,946)	(134,115)
(c) Effects of translation of foreign operations	(44,541)	(93,567)	80,881
(d)Capitalization of capital lease arrangements	2,236	(6,038)	-
(e) Deferred taxes	97,592	(16,647)	-

Net income under U.S. GAAP	62,003	(186,902)	(53,234)

(a)	Interest capitalized under U.S. GAAP to property, plant and equipment

Brazilian accounting principles allows interest costs incurred and other financial charges, including monetary and exchange variations, related to third-party financing of fixed assets or long-term inventories must be capitalized. Interest capitalized must be depreciated within the useful lives of the related assets.

122

Notes to the Unaudited Condensed Pro Forma Combined Financial Information
All amount in thousand of Brazilian Reais unless otherwise indicated

Under U.S. GAAP, interest incurred on borrowings is capitalized to the extent that borrowings do not exceed construction-in-progress. The credit is a reduction of interest expense. In addition, the amount of interest capitalized excludes the monetary gain associated with the borrowings and the foreign exchange gains and losses on foreign currency borrowings, and other financial expenses related to the borrowings. Interest cost attributable to long-term inventories is not capitalized.

(b)	Deferred charges

According to Brazilian GAAP, pre-operating expenses are capitalized and amortized on a straight- line basis over a period, not exceeding ten years.

As per U.S. GAAP, costs of such nature must be recognized as expenses in the period in which they were incurred.

(c)	Effects of conversion

According to Brazilian GAAP entities incorporated in Brazil must use the local currency (Real) as their functional currency.

As per U.S. GAAP, an entity’s functional currency must be selected taking into account the economic environment in which it operates and the currency in which its main operating and financial indicators are determined. Factors considered are cash flow, sales price, sales market, expenses, financing and intercompany transactions and arrangements.

Vega do Sul management believes that the majority of its indicators are determined by the US dollar value. Thus, Company management believes that, for purposes of U.S. GAAP, Vega do Sul’s functional currency is the US dollar.

For purposes of financial statements under Brazilian GAAP, the translation method used was that of the current rate (balance sheet and statement of earnings converted by the rate at the end of each financial year). For purposes of US GAAP, amounts are reported based on functional currency balances translated to reais at the period end exchange rates for balance sheet accounts and average rates for the year for statement of operations and cash flows. U.S. GAAP sets conversion criteria which determine assignment of translation gains and losses directly to the other comprehensive income in shareholders’ equity.

(d)	Capitalization of capital lease arrangements

Brazilian GAAP does not require capitalization of assets acquired through capital lease arrangements. Virtually all lease contracts are considered as operating lease, with charges being recorded in statements of operations throughout the period of the lease arrangement. The residual value, often reached at a bargain purchase option, after the period of the lease arrangement, is capitalized and depreciated over the estimated useful remaining life.

U.S. GAAP requires capital lease arrangements defined under SFAS 13 to be capitalized and depreciated over the estimated useful remaining life.

(e)	Deferred taxes

Under Brazilian GAAP, deferred tax assets must be recorded to the extent that realization is probable (valuation allowance is not recorded), while deferred tax liabilities must be recorded in full. Recognition of deferred tax assets from tax losses carried-forward is based on future taxable earnings brought to their present value. Realization cannot exceed ten years.

123

Notes to the Unaudited Condensed Pro Forma Combined Financial Information
All amount in thousand of Brazilian Reais unless otherwise indicated

Under U.S. GAAP, deferred taxes are recorded on all temporary tax differences, except for differences arising from remeasurement of certain assets and liabilities from reais into US dollar at historical exchange rates. Valuation allowances are established when it is more like than not that deferred tax assets will not be realized. Deferred tax assets and liabilities are classified as current or long-term based on the classification of the asset or liability underlying the temporary difference. Deferred income tax assets and liabilities in the same tax jurisdiction are netted rather than presented gross. Discounting is not permitted.

This amount also includes the tax effect of the US GAAP adjustments.

124

BELGO’S MANAGEMENT

     Pursuant to its by-laws (estatuto social) and Brazilian Corporate Law, Belgo is managed by a board of directors (conselho de administração) and by a board of executive officers (diretoria). Belgo also has a non-permanent conselho fiscal, or fiscal committee.

Board of Directors

     Belgo’s board of directors is comprised of nine members. The members of the board of directors are elected by shareholders at their annual meeting and must be Belgo’s shareholders. Belgo’s shareholders cease to be eligible for a management position, including as a member of Belgo’s board of directors, once they reach the age of 72. The members of the board of directors were elected on April 15, 2005 for a two-year term, which may be renewed. Arcelor may change Belgo’s board of directors after the merger of shares becomes irreversible.

     Pursuant to Brazilian Corporate Law, shareholders of publicly traded companies, such as Belgo, holding at least 10% of the total share capital for at least three months are entitled to appoint one member of the board of directors.

     Belgo’s board of directors appoints the members of the board of executive officers and determines their responsibilities. In addition, the board of directors is responsible for establishing general business policies and guidelines, and approves and reviews Belgo’s annual budget and investment programs, as well as investment in other companies within Belgo’s group. Belgo’s chairman has the deciding vote in the case of any tied votes by the board of directors.

     Set forth below are the names, positions and brief biographical descriptions of each of the members of the board of directors of Belgo elected at the annual shareholders’ meeting held on April 15, 2005:

Name	Position

Carlo Panunzi*	Chairman
Antônio José Polanczyk*	Vice-Chairman
Márcio Mendes Ferreira*	Member
Paul Lodewijk Juul Emiel Matthys*	Member
Roland Junck*	Member
Plínio Simões Barbosa	Member
Carlos Eduardo de Freitas	Member
José Armando de Figueiredo Campos	Member
Ivan Gonçalves Ribeiro Guimarães

*These directors are affiliated with Arcelor and are therefore deemed to have voting control over all Belgo’s shares owned by Arcelor

Carlo Panunzi. Mr. Panunzi has been the Chief Executive Officer of Belgo since October 2002 and the chairman of Belgo’s board of directors since April 2004. He also serves as the Chairman of Belgo Bekaert Arames S.A. and of Belgo Fundation. He held several managerial positions with companies of the Arbed Group. He received a degree in electro-mechanical engineering from the Liége University.

Antônio José Polanczyk. Mr. Polanczyk has been a member of the board of directors since April 1993. Mr. Polanczyk was the Industrial Officer from 1987 to 1990, the Vice-President from 1991 to 1997 and the Chief Executive Officer from 1998 to 2002. Mr. Polanczyk was also the President of the board of the Brazilian Metals Association (Associação Brasileira de Metais) and President of the Brazilian Steel Institute (Instituto Brasileiro de Siderrgia). Mr. Polanczyk received a degree in engineering from the Universidade Federal do Rio Grande do Sul.

Márcio Mendes Ferreira. Mr. Ferreira has been a member of Belgo’s board of directors since April 2004. He is also the Administrative Officer of Belgo and serves as director and officer of several other companies controlled by Belgo. Mr. Ferreira is a director of Industry Federation of the State of Minas Gerais (Federação das Indstrias do Estado de Minas Gerais). He received a business degree from Instituto Champagnat de Estudos Superiores.

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Paul Lodewijk Juul Emiel Matthys. Mr. Matthys has been a member of Belgo’s board of directors since April 2001. He is a senior executive vice-president of Arcelor, responsible for strategy and previously worked as an advisor to the Prime Minister of Belgium. He received a degree in economy from the University of Antwerp and a master degree from Panthéon Sorbonne Paris.

Roland Junck. Mr. Junck has been a member of Belgo’s board of directors since April 2001. Mr. Junck is a senior executive vice-president of Arcelor, responsible for long products. Mr. Junck held several managerial positions with companies of the Arbed Group. He received a degree in mechanical engineering from EPF Zurich and a MBA degree from Sacred Heart University.

Plínio Simões Barbosa. Mr. Barbosa has been a member of Belgo’s board of directors since April 1997. He is a founding partner of Barbosa, Mussnich & Aragão Advogados. Mr. Barbosa received a degree in law from PUC and a master degree (LL.M.) from University of Michigan Law School.

Carlos Eduardo de Freitas. Mr. Freitas has been a member of Belgo’s board of directors since April 2003. He serves as a director of BRB – Banco de Brasília S.A. From 1978 to 1991, Mr. Freitas held several positions with the Central Bank, including Chief of the International Economic Department and Chief of International Operations, among others. Mr. Freitas has worked as a teacher at Escola de Pós-Graduação em Economia da Fundação Getlio Vargas, or FGV, from 1994 to 1999. He received a degree in economy from Universidade Federal do Rio de Janeiro and a master degree from FGV.

José Armando de Figueiredo Campos. Mr. Figueiredo Campos has been a member of Belgo’s board of directors since April 2005. He joined CST in 1992 and is currently its chief executive officer. From 1974 to 1992, Mr. Figueiredo Campos served in various capacities at CVRD. He is a member of the Brazilian Metal Association and director of the Instituto Brasileiro de Siderrgia and the Instituto Latinoamericano del Fierro y el Acero. Mr. Figueiredo Campos received an engineering degree from the School of Mines and Metallurgy of the Universidade Federal de Ouro Preto.

Ivan Gonçalves Ribeiro Guimarães. Mr. Ribeiro Guimarães has been a member of Belgo’s board of directors since April 2005. Mr. Ribeiro Guimarães served as special advisor to the chairman of Banco do Brasil S.A. from March to October 2003 and was director of Net Cash from September 1999 to March 2003. He has been the chairman of Banco Popular do Brasil since October 2003. Mr. Ribeiro Guimarães received a degree in economy from the

Pontifícia Universidade Católica and a specialization certificate from UNICAMP.

Board of Executive Officers

     Currently, Belgo’s board of executive officers is comprised of six members, including the Chairman, who is also the chief executive officer, and six other officers. The executive officers are appointed by the board of directors for a two-year term, which may be renewed. Arcelor, Belgo’s controlling shareholder, expects to change the composition of Belgo’s board of executive officers when the merger of shares becomes irreversible.

     Set forth below are the names, positions, and brief biographical descriptions of the current members of the board of executive officers of Belgo appointed by the current board of directors on April 15, 2004:

Name	Position

Carlo Panunzi	CEO and Financial and Investor Relations
Officer*
Márcio Mendes Ferreira	Administrative and Human Resources Officer
Fernando da Fonseca Matos	Business Development Officer
Alonso Starling Neto	Wire Drawing Officer
Paulo Geraldo de Souza	Steel Industrial Officer
Ibrahim Abrahão Chaim	Steel Commercial Officer

*Belgo’s board of directors has also approved the appointment of Marc Ruppert, who will succeed Carlo Panunzi as Financial and Investor Relations Officer upon completion of the necessary immigration procedures. Mr. Rupert is affiliated with Arcelor.

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Carlo Panunzi. Mr. Panunzi has held the position of chief executive officer of Belgo since April 2004. For biographical information regarding Mr. Panunzi, see “— Board of Directors” above.

Márcio Mendes Ferreira. Mr. Ferreira was first appointed as Administrative and Human Resources Officer of Belgo in June 1995. For biographical information regarding Mr. Ferreira, see “— Board of Directors” above.

Fernando da Fonseca Matos. Mr. Matos was appointed as Business Development Officer of Belgo in April 2003. Mr. Matos joined Belgo in 1969 as a system analyst and since then has held several posts, including Human Resources Manager and Chief of the IT Department of Belgo and Officer of Belgo Mineira Sistemas Ltda.. Mr. Matos received a degree in mechanical engineering from the Universidade Federal de Minas Gerais.

Alonso Starling Neto. Mr. Neto was appointed Wire Drawing Officer of Belgo in June 1992. He joined Belgo in 1969 as Assistant Engineer of the Reduction Department and has held several executive posts such as chief executive officer of BBA. Mr. Neto received a degree in metallurgic engineering from the Universidade Federal de Minas Gerais.

Paulo Geraldo de Souza. Mr. Souza was appointed as Steel Industrial Officer of Belgo in December 1998. He joined Belgo in 1971 as Assistant Engineer and has held several executive posts such Chief of the Steel Division and Long Steel Officer of Belgo. Mr. Souza received a degree in electric engineering from the Universidade Federal de Minas Gerais.

Ibrahim Abrahão Chaim. Mr. Chaim was appointed as Steel Commercial Officer of Belgo in April 1999. He previously worked as Engineer Manager at Cobrapi, a former subsidiary of Companhia Siderúrgica Nacional, and as Expansion Officer of Dedini S.A. Siderúrgica. Mr. Chaim received a degree in mechanic engineering from the Universidade Federal de Minas Gerais.

Marc Ruppert. Mr. Ruppert was appointed as Officer of Belgo on April 15, 2005. The effectiveness of Mr. Ruppert’s appointment is subject to his obtaining of a permanent visa. He held several managerial positions with Arbed S.A. and, in August 2002, he was nominated Belgo’s Controlling Manager. Mr. Ruppert received a degree in Commercial Engineering and Management from the Université Catholique de Louvain.

New Board of ExecutiveOfficers After the Merger of Shares

As soon as the merger of shares becomes irreversible, Arcelor will change Belgo’s board of executive officers. The board of executive officers will be composed only of Mr. José Armando de Figueiredo Campos, as chief executive officer, and Mr. Carlo Panunzi, as co-chief executive officer, and Mr. Leonardo Dutra de Moraes Horta, as chief financial officer. Set forth below are the positions and a brief biographical description of Mr. Horta:

Name	Position

José Armando de Figueiredo Campos	CEO
Carlo Panunzi	Co-CEO
Leonardo Dutra de Moares Horta	CFO

Leonardo Dutra de Moraes Horta. Mr. Horta joined CST in 1999 and is currently its chief financial officer. From 1976 to 1994, Mr. Horta served in various capacities at CVRD and from 1994 to 1999 he held the positions of Executive Director for Bozano, Simonsen and was the chief financial officer for Cosipa. He is Vice-Chairman of the Brazilian Investors Relations Institute (Instituto Brasileiro de Relações com Invesidores), member of the Board of Directors of the Brazilian Association of Public Companies (Associação Brasileira das Companhias Abertas) and member of the Brazilian Financial Executives Institute (Instituto Brasileiro de Executivos Financeiros). Mr. Horta is graduated in business and law and received an MBA degree from the Peter Drucker Graduate Center.

Fiscal Committee

     Under the Brazilian Corporate Law, the Conselho Fiscal, or fiscal committee, is a corporate body independent of the management and the company’s external auditors. The fiscal committee may be either

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permanent or non-permanent, in which case it is appointed by the shareholders to act during a specific fiscal year. The primary responsibility of the fiscal committee is to review management’s activities and the company’s financial statements, and to report its findings to the company’s shareholders. The Brazilian Corporate Law requires fiscal committee members to receive as remuneration at least 10% of the average annual amount paid to the company’s executive officers. The Brazilian Corporate Law requires a fiscal committee to be composed of a minimum of three and a maximum of five members and their respective alternates.

     Under the Brazilian Corporate Law, Belgo’s fiscal committee may not have as members persons who (i) are on Belgo’s board of directors, (ii) are on the board of executive officers, (iii) are employed by Belgo or a company controlled by Belgo or a company of the Arcelor group, or (iv) are spouses or close relatives of any member of Belgo management. Belgo’s by-laws provide for a non-permanent fiscal committee to be elected only by Belgo shareholders’ request at the relevant general shareholders’ meeting. Belgo’s fiscal committee is composed of five members and five alternates. Three members of the fiscal committee represent the controlling shareholders, and two represent the minority shareholders’ interests. The members of the fiscal committee are elected for one year terms, but can be reelected. Belgo’s fiscal committee is currently operating and is composed of the following members, whose term will expire at the annual shareholders’ meeting in April 2006:

Name	Position

Augusto Octavio Leite Canabrava	Member
José Borges Costa	Member
Sebastião Pimenta Barroso	Member
Paulo Conte Vasconcellos	Member
Reinaldo Fujimoto	Member
Jlio Cesar Pereira de Andrade	Alternate
Member
Ney de Oliveira e Silva	Alternate
Member
Tarcísio Pacífico Homem de Andrade	Alternate
Member
Reginaldo Ferreira Alexandre	Alternate
Member
Carlos Volpe de Paiva	Alternate
Member
Compensation

     For the year ended December 31, 2004, Belgo paid to its directors and executive officers as compensation an aggregate amount of R$9.96 million, including bonuses and profit sharing plans. This amount includes performance remuneration and profit sharing arrangements applicable to all employees.

Share Ownership

     As of December 31, 2004, each of the members of the board of directors and the board of executive officers owned, directly or indirectly, less than 0.005% of any class of Belgo’s shares.

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BELGO’S DESCRIPTION OF CAPITAL STOCK

General

     Belgo’s registered name is Companhia Siderúrgica Belgo-Mineira and its registered office is located in the City of Belo Horizonte, State of Minas Gerais, Brazil. Belgo is a publicly held corporation registered with the CVM and organized under the laws of the Federative Republic of Brazil.

     At December 31, 2004, Belgo had a capital stock of R$2.0 billion, divided into 7,084,129,297 no par value shares, consisting of 3,905,001,336 common shares and 3,179,127,961 preferred shares. At April 15, 2005, Belgo’s capital stock was increased to R$3.0 billion, as a result of the capitalization of statutory reserves. No new shares were issued. All of Belgo’s outstanding share capital is fully paid. Pursuant to its by-laws, Belgo’s board of directors may increase Belgo’s corporate capital up to 12 billion shares without any amendment to its by-laws. At July 31, 2005, Belgo had 68,300,000 preferred shares as treasury shares.

     The following table sets forth information regarding the beneficial ownership of common and preferred shares of Belgo by each person known by Belgo to own more than 5% of any class of Belgo’s shares as of June 30, 2005. None of Belgo’s major shareholders identified in the table has special voting rights.

	Common Shares		Preferred Shares		Total Equity

Name	Number	Percentage	Number	Percentage	Number	Percentage

Arcelor	2,681,394,074	68.67%	1,461,445,153	45.97%	4,142,839,227	58.48%
Previ	285,999,004	7.32%	314,227,644	9.88%	600,226,648	8.47%
Centrus	367,680,000	9.42%	0	0.00%	367,680,000	5.19%
Others	569,928,258	14.59%	1,403,455,164	44.15%	1,973,383,422	27.86%
Total:	3,905,001,336	100.0%	3,179,127,961	100.0%	7,084,129,297	100.0%

     At June 30, 2005, 115,064,056 common shares and 6,130,512 preferred shares of Belgo were held by investors in the United States and Belgo had 39 registered holders of securities in the United States.

     At June 30, 2005, Arcelor held 68.7% of the total common shares, 46.0% of the total preferred shares and 58.5% of the total capital stock of Belgo.

     It is expected that Belgo’s common shareholders will vote on the Conversion on September 8, 2005. On the same date, but before the meeting of Belgo’s common shareholders, a special meeting of Belgo’s preferred shareholders will be held to approve the Conversion. Arcelor holds more than 50% of the outstanding common shares of Belgo and 46.0% of the outstanding preferred shares of Belgo. Arcelor has indicated that it will vote in favor of the Conversion. To approve the Conversion, the affirmative votes of shareholders representing 50% of the outstanding common shares of Belgo and, voting at a separate meeting, 50% of the outstanding preferred shares of Belgo are required. The Conversion will trigger appraisal rights at book value to Belgo’s dissenting preferred shareholders. See “The Merger of Shares—Conversion.” Assuming that no shareholder of Belgo exercises appraisal rights, after the Conversion, Belgo’s capital stock will be of R$3.0 billion, consisting entirely of 7.084.129.297 common shares, no par value.

     Following the Conversion, Belgo, APSL and AAB shareholders will consider the Holdings Merger. Assuming that the Holdings Merger is approved by Belgo’s general shareholders’ meeting to be held on September 8, 2005, Belgo’s capital stock will be increased by estimated R$3,002,196,896.39, with the issuance of 2.855.599.219 new no par value shares, consisting of 1,589,422,760 common shares and 1,266,176,459 preferred shares or if the Conversion is completed, of 2.855.599.219 common shares only. Belgo believes that the Holdings Merger will be approved because Arcelor, its controlling shareholder, holds more than 50% of the outstanding common shares of Belgo and of APSL and AAB, which is sufficient to approve the transaction, and Arcelor has indicated that it intends to vote in favor of the Holdings Merger. The Holdings Merger will trigger appraisal rights to dissenting shareholders of APSL and AAB. All shareholders of APSL and AAB have informed Belgo that they will approve the transaction. After the Holdings Merger, Belgo’s capital stock will be 9,939,728,516 no par value shares, consisting of 5,494,424,096 common shares and 4,445,304,420 preferred shares or, if the Conversion is completed, 9,939,728,516 common shares only.

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     Finally, Belgo’s capital stock will also increase after the general meetings of shareholders of CST and Belgo approving the merger of shares. Belgo believes that the merger of shares will be approved because Arcelor holds more than 50% of the outstanding common shares of both CST and Belgo, which is sufficient to approve the transaction. Arcelor has anticipated that it will vote in favor of the approval thereof. Assuming that the merger of shares is approved, Belgo’s capital stock will be increased by R$3,411,594,514.39, with the issuance of 3,080,348,074 new common, no par value shares. The merger of shares will trigger appraisal rights to dissenting shareholders of Belgo and holders of CST common shares who do not attend the general meeting, abstain from voting or vote against the merger of shares, as well as holders of preferred shares and ADRs. The appraisal right for CST’s shareholders will be calculated at the economic value and at the liquidation value of the corresponding shares. See “The Merger of Shares.” The appraisal right for Belgo’s shareholders will be calculated at the book value of the corresponding shares. See “The Merger of Shares.” Assuming that the Conversion is completed, after the merger of shares Belgo’s capital stock will be of R$9.413.791.410,78, divided into 13,020,076,590 common, no par value shares. Belgo will no longer have outstanding preferred shares.

     Each of Belgo’s common shares entitles its holder to one vote at Belgo’s annual shareholders’ meeting and extraordinary shareholders’ meetings. Holders of common shares are not entitled to any preference with respect to dividends or other distributions or in case of Belgo’s liquidation.

     Belgo’s preferred shares are non-voting, excepted in limited circumstances, and entitles the holders to receive dividends per each preferred share equal to at least 10% more than the dividends available for distribution to common shareholders. In addition, each preferred share has priority in the reimbursement of capital without a premium if Belgo is liquidated.

Recent History of Capital Stock

     In April 2002, Belgo’s capital stock was increased from R$764,423,387.64 to R$1,312,440,369.51. No new shares were issued in connection with this increase since it was funded by Belgo’s retained earnings and reserves. In December 2002, 169,756,570 debentures previously issued by Belgo in the amount of R$29,785,279.29 were converted into 169,756,570 preferred shares. Accordingly, Belgo’s capital stock increased to R$1,342,225,648.80, consisting of 3,905,001,336 common shares and of 3,027,300,311 preferred shares. In December 2003, an additional R$56,493,664.62 of debentures were converted into 321,843,053 preferred shares and Belgo’s capital stock increased to R$1,368,891,220.98, consisting of 3,905,001,336 common shares and 3,179,127,961 preferred shares. In April 2004 and April 2005, Belgo’s shareholders approved increases to Belgo’s capital stock to R$2.0 billion and R$3.0 billion, respectively, using funds from Belgo’s statutory reserves. No new shares were issued in connection with these increases.

Corporate Purposes

Pursuant to article 3 of its by-laws, Belgo’s corporate purposes are: (i) the manufacture of steel, rolled and wire drawn products; (ii) imports and exports of steel products and raw materials thereof; (iii) to create or hold interest in any company which has corporate purposes directly or indirectly connected with Belgo’s corporate purposes.

Voting Rights

     Each common share entitles its holder to one vote at Belgo’s shareholders’ meetings. Preferred shares have no voting rights, except with respect to the election of a member of Belgo’s board of directors by preferred shareholders holding at least 10% of Belgo’s total share capital and the election of a member of the fiscal council. According to the Brazilian Corporate Law, any change in the preferences or rights of preferred shares, or the creation of a class of shares having priority over the existing preferred shares, unless such change is authorized by its by-laws, would require the approval of the preferred shareholders in a special preferred shareholders’ meeting in addition to approval by a majority of the holders of Belgo’s outstanding voting shares. Any change in the preferences or rights of Belgo’s preferred shares, or the creation of a class of shares having priority over Belgo’s preferred shares, would require the approval of Belgo’s preferred shareholders in an special preferred shareholders’ meeting in addition to approval by a majority of the holders of Belgo’s outstanding voting shares, unless such change is authorized by its by-laws.

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     Under the Brazilian Corporate Law, shareholders that are not controlling shareholders, but that together hold either preferred shares representing at least 10% of Belgo’s total share capital or common shares representing at least 15% of Belgo’s voting capital, have the right to appoint one member and an alternate to Belgo’s board of directors at the relevant shareholders’ meeting. If no group of Belgo’s common or preferred shareholders meets the thresholds described above, shareholders holding preferred and common shares representing at least 10% of Belgo’s total share capital are entitled to combine their holdings to appoint one member and an alternate to Belgo’s board of directors. Such rights may only be exercised by those shareholders who prove that they have held the required stake with no interruption during at least three months preceding the relevant shareholders’ meeting. Any director appointed by the non-controlling shareholders has the right to veto for cause the selection of Belgo’s independent auditors.

     Holders of common shares are entitled to certain rights that cannot be amended by changes in the by-laws or at a general shareholders’ meeting, which include (i) the right to vote at general shareholders’ meetings; (ii) the right to participate in distributions of dividends and interest on shareholders’ equity and to share in the remaining assets of the company in the event of liquidation; (iii) preemptive rights in certain circumstances; and (iv) the right to withdraw from the company in certain cases.

     Controlling shareholders may nominate and elect a majority of the members of the board of directors of Brazilian companies. Non-controlling shareholders are entitled to elect representatives to the board, as described above. Shareholders holding at least 5% of Belgo’s voting shares have the right to request that Belgo adopt cumulative voting regarding the election of the board of directors. Under cumulative voting, each voting share has as many votes as positions of directors to be filled, and each shareholder may cast all of its votes for a single candidate or distribute them among various candidates. This procedure must be requested by the required number of shareholders at least 48 hours before a shareholders’ meeting. If the cumulative voting procedure is adopted and the right to appoint a director as described above is exercised, the controlling shareholder retains the right to elect at least one member more than the number of members elected by the other shareholders.

     In accordance with the Brazilian Corporate Law, holders of at least 10% of Belgo common shares and holders of Belgo preferred shares without voting rights or with restricted voting rights are entitled to elect one member and an alternate to Belgo’s fiscal council in a separate election.

     The Brazilian Corporate Law and Belgo’s by-laws provide that Belgo’s preferred shares will acquire unrestricted voting rights after the third consecutive fiscal year that Belgo fails to pay the minimum dividends to which Belgo’s preferred shares are entitled. This voting right shall continue until the past due minimum dividend for any year in that three consecutive year period is paid in full.

Shareholders’ Meetings

     Unlike the laws governing corporations incorporated under the laws of the State of Delaware, the Brazilian Corporate Law does not allow shareholders to approve matters by written consent obtained as a response to a consent solicitation procedure. All matters subject to approval by the shareholders must be approved in a shareholders’ meeting, duly convened pursuant to the provisions of the Brazilian Corporate Law. Shareholders may be represented at a shareholders’ meeting by attorneys-in-fact who are (i) shareholders of the corporation, (ii) a Brazilian attorney, (iii) a member of management or (iv) a financial institution. Shareholders’ representatives must have been appointed less than one year before the shareholders’ meeting. A shareholder without voting rights may attend the shareholders’ general meetings and participate of the discussions on the matters submitted for approval. To attend Belgo’s general shareholders’ meeting, a shareholder must be an owner of record as evidenced by the share deposit account opened in its name by the depositary, three days prior the date of the shareholders’ meeting.

     Shareholders’ meetings may be called by publication of a notice in the Diário Oficial do Estado de Minas Gerais and in the newspaper Valor Econômico or in any other newspaper of general circulation in Belgo’s principal place of business at least 15 days prior to the meeting.

     Belgo’s annual shareholders’ meeting must be held within four months from the end of its fiscal year. At the annual shareholders’ meeting, the annual accounts, including a report on Belgo’s activities of the previous year and Belgo’s financial statements are presented to the shareholders for analysis, discussion and approval. In addition

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to the annual shareholders’ meetings, holders of common shares may at extraordinary meetings determine any matters relating to changes in Belgo’s corporate purposes and to pass any resolutions deemed necessary to protect and enhance the company’s value. Extraordinary meetings may also be called upon the request of (i) the board of directors, (ii) the fiscal council if in operation, (iii) shareholders holding at least 5% of Belgo’s capital stock, if directors fail to call a meeting within eight days after receipt of a request, or (iv) any shareholder whenever the board of directors delays more than 60 days in calling a meeting that is required by Brazilian law or Belgo’s bylaws.

     Generally, a shareholders’ meeting shall be opened on first call with the presence of shareholders representing at least one-quarter of the voting capital; on the second call, it may be opened with any number.

Redemption and Appraisal Rights

     Similar to dissenting shareholders of corporations incorporated under the State of Delaware, under the Brazilian Corporate Law, a dissenting or non-voting shareholder has appraisal rights and may withdraw from a company and be reimbursed, under certain circumstances, for the value of the preferred or common shares held.

     For purposes of the appraisal rights, the concept of “dissenting shareholder,” under the Brazilian Corporate Law, includes not only those shareholders who vote against a specific resolution, but also those who abstain from voting, who fail to attend the shareholders’ meeting or who do not have voting rights. The concept of “dissenting shareholder” under the Brazilian Corporate Law differs from that of “dissenting shareholder” under Delaware law, under which a dissenting shareholder is generally a shareholder who objects to a proposed corporate action and demands payment for his or her shares before such action is voted upon.

     Appraisal rights may be exercised by Belgo’s shareholders, under the Brazilian Corporate Law, whenever a decision is taken at a shareholders’ meeting by a vote of shareholders representing more than 50% of the total outstanding voting capital to:

  create a new class of preferred shares or increase disproportionately an existing class of preferred shares relative to the other classes of shares, unless such action is provided for or authorized by Belgo’s by-laws (Belgo’s by-laws allow it to do so);
  modify a preference, privilege or condition of redemption or amortization conferred on one or more classes of preferred shares, or create a new class with greater privileges than the existing classes of preferred shares;
  reduce the mandatory distribution of dividends;
  merge or consolidate Belgo with another company;
  participate in a centralized group of companies as defined in the Brazilian Corporate Law and subject to the conditions set forth therein;
  change Belgo’s corporate purpose;
  transfer all of Belgo’s shares to another company or receive shares of another company in order to make the company whose shares were transferred a wholly owned subsidiary of such company, known as merger of shares, or incorporação de ações; or
  conduct a spin-off that results in (i) a change of Belgo’s corporate purposes, except if the assets and liabilities of the spin-off company are contributed to a company that is engaged in substantially the same activities, (ii) a reduction in the mandatory dividend or (iii) any participation in a centralized group of companies, as defined under the Brazilian Corporate Law.

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     Only holders of shares adversely affected by the changes mentioned in the first and second items above may exercise their appraisal rights.

     In addition, as a general rule, only shareholders who own shares on the date of publication of the first notice convening the relevant shareholders’ meeting or the press release concerning the relevant shareholders’ meeting is published, whichever is earlier, will be entitled to appraisal rights.

     Shareholders will not be entitled to appraisal rights if the shares of the entity resulting from a merger, merger of shares, consolidation of Belgo or participation of Belgo in a group of companies, as defined under Brazilian Corporate Law, satisfy certain tests of liquidity and dispersal of the type or class of shares in the market at the time of the general meeting. For this purpose, shares that are part of general indices representative of portfolios of securities traded in Brazil or abroad are considered liquid, and sufficient dispersion will exist if the controlling shareholder holds less than half of the relevant class and type of the outstanding shares. In case of a spin-off, the appraisal rights will only exist if there is a significant change in the corporate purpose or a reduction in the mandatory dividend or the participation in a centralized group of companies as defined under the Brazilian Corporate Law.

     The appraisal right lapses 30 days after publication of the minutes of the relevant general shareholders’ meeting that approved the corporate actions described above. In the case of the changes mentioned in the first and second items above, the resolution is subject to confirmation by the preferred shareholders, which must be obtained at an extraordinary meeting held within one year. In those cases, the 30-day term is counted from the date of publication of the minutes of the preferred extraordinary meeting.

     Within 10 days following the expiration of the appraisal rights, Belgo’s management may call a general shareholders’ meeting to reconsider any action triggering appraisal rights, if the redemption of shares of dissenting or dissenting preferred shareholders would jeopardize Belgo’s financial stability.

     In general, the redemption of shares arising out of the exercise of any appraisal rights would be made according to Belgo’s by-laws, at book value per share, determined on the basis of their most recent audited balance sheet approved by shareholders’ meeting. However, if the shareholders’ meeting approving the action that triggered the appraisal rights occurred more than 60 days after the date of the most recent approved audited balance sheet, a shareholder may demand that its shares be valued on the basis of a balance sheet prepared specifically for this purpose. See “The Merger of Shares—Merger of Shares—General.”

Preemptive Rights

     Each of Belgo’s shareholders generally has a preemptive right to subscribe for shares or convertible securities in any capital increases, in proportion to its shareholdings. A minimum period of 30 days following the publication of notice of the capital increase is allowed for the exercise of the right and the right is negotiable. In the event of a capital increase, holders of common shares would have preemptive rights to subscribe for common shares only to the extent necessary to prevent dilution of their equity participation.

     Belgo’s by-laws provide that its board of directors or a general shareholders’ meeting may, withdraw preemptive rights to existing shareholders or reduce the 30-day period of preemptive rights in connection with the issuance of shares, debentures convertible into shares or warrants offered on stock exchanges, public offerings or public exchange offers for acquisition of control. In addition, the Brazilian Corporate Law provides that the granting or exercise of stock options pursuant to certain stock option plans is not subject to preemptive rights.

The preemptive rights are not granted to shareholders in connection with the merger of shares. Shareholders of corporations incorporated under the laws of the State of Delaware generally do not have preemptive rights unless set forth specifically in such corporations’ charters.

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Changes in Shareholders Rights

     Under the Brazilian Corporate Law, the rights of shareholders may only be changed by a shareholders’ resolution that amends the by-laws. Resolutions to amend Belgo’s by-laws require the approval of shareholders representing more than 50% of Belgo’s voting shares present at the meeting. A quorum of not less than two-thirds of the capital stock entitled to vote must be present at the meeting. If this quorum requirement is not met at the initial meeting, then such matters may be approved at a later date with the presence of any number of shareholders, as long as the matters be approved by shareholders representing more than 50% of Belgo’s voting shares present at the meeting.

     Belgo’s common and preferred shareholders have pro rata rights as to Belgo`s assets upon liquidation, but Belgo’s preferred shareholders have priority in the refund of capital in this case.

Mandatory Tender Offers

     The Brazilian Corporate Law requires that if Belgo is delisted or there is a substantial reduction in the liquidity of its shares, as defined by the CVM, following acquisitions of Belgo’s shares by its controlling shareholder, Belgo’s controlling shareholder must launch a tender offer for the acquisition Belgo’s remaining shares at a price equal to the fair value. The delisting mandatory tender offer may also be launched by Belgo.

     Any sale of control will require the purchaser to offer to buy the minority shareholders’ common shares. The purchaser must offer a price equal to at least 80% of the price per share paid to the controlling shareholder. The tender offer must be submitted to the CVM within 30 days from the date of execution of the document that provides for the change of control.

Disclosures of Share Ownership

     Brazilian regulations require that (i) each of Belgo’s controlling shareholders, directly or indirectly, (ii) shareholders who have elected members of the board of directors, and (iii) any person or group of persons representing a person that has directly or indirectly acquired or sold an interest corresponding to at least 5% of the total number of Belgo’s shares of any type or class to disclose its or their share ownership or divestment to the CVM and to the Brazilian stock exchanges. In addition, a statement, or fato relevante, containing certain required information must be published in the newspapers where Belgo usually makes its publications.

     Belgo’s controlling shareholders, shareholders that appoint members of Belgo’s board of directors or fiscal council and members of the board of directors, board of executive officers or fiscal council must file a statement of any change in their holdings of Belgo’s shares with the CVM and the Brazilian stock exchanges on which Belgo’s securities are traded.

Regulation of Foreign Investment

     There are no restrictions on ownership or voting of Belgo’s shares by individuals or legal entities domiciled outside Brazil. However, the right to convert dividend payments and proceeds from the sale of shares into foreign currency and to remit such amounts outside Brazil is subject to restrictions under foreign investment regulations, which generally require, among other things, the electronic registration of the relevant investment with the Central Bank.

     Foreign investors may register their investment as foreign direct investments under Law No. 4,131/62 or as foreign investments under Resolution No. 2,689/00 of the National Monetary Council.

     Under Resolution No. 2,689/00, foreign investors may invest in almost all financial assets and engage in almost all transactions available in the Brazilian financial and capital markets, provided that certain requirements are met. Resolution No. 2,689/00 affords favorable tax treatment to foreign investors who are not residents of a tax haven jurisdiction as defined by Brazilian tax laws, meaning a country that does not impose taxes, a country where the maximum income tax rate is lower than 20% or a country that restricts the disclosure of shareholder composition

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or the ownership of investments. Nevertheless, securities invested through Resolution No. 2,689/00 may only be traded on stock exchanges or organized over-the-counter markets licensed by the CVM.

     Foreign direct investors under Law No. 4,131/62 may sell their shares in both, private or open market transactions.

A foreign portfolio investor under Resolution No. 2,689/00 must:

  appoint at least one representative in Brazil with powers to perform actions relating to the foreign investment;
  complete the appropriate foreign investor registration form;
  register as a foreign investor with the CVM;
  register the foreign investment with the Central Bank;
  appoint a tax representative in Brazil; and
  obtain a taxpayer identification number from the Brazilian federal tax authorities.

     Securities and other financial assets held by foreign investors pursuant to Resolution No. 2,689/00 must be registered or maintained in deposit accounts or under the custody of an entity duly licensed by the Central Bank or the CVM.

     A foreign direct investor under Law No. 4,131/62 must:
  register as a foreign direct investor with the Central Bank;
  obtain a taxpayer identification number from the Brazilian tax authorities;
  appoint a tax representative in Brazil; and
  appoint a representative in Brazil for service of process in respect of suits based on the Brazilian Corporate Law.

     Resolution No. 1,927 of the National Monetary Council, which restated and amended Annex V to Resolution No. 1,289 of the National Monetary Council, provides for the issuance of depositary receipts in foreign markets in respect of shares of Brazilian issuers. Belgo filed an application to have the ADSs approved under Resolution No. 1,927 by the Central Bank and the CVM, and received final approval in 1995. However, Belgo has not issued any ADRs up to date. Belgo will cancel the existing ADR program, which is limited to preferred shares and it will no longer exist after the Conversion.

Form and Transfer

     Belgo’s shares are in book-entry form, registered in the name of each shareholder or its nominee. The transfer of shares is effected by an entry made by Belgo’s transfer agent, Banco Ita S.A., in its books, upon presentation of valid written share transfer instructions to Belgo by a transferor or its representative. When preferred shares or common shares are acquired or sold on a Brazilian stock exchange, the transfer made effective on the records of Belgo’s transfer agent by a representative of a brokerage firm or the stock exchange’s clearing system. The transfer agent also performs all the services of safe-keeping of Belgo’s shares. Transfers of Belgo’s shares by a non-Brazilian investor are made in the same manner and are executed on the investor’s behalf by the investor’s local agent. If the original investment was registered with the Central Bank pursuant to foreign

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investment regulations, the non-Brazilian investor is also required to amend, if necessary, through its local agent, the electronic certificate of registration to reflect the new ownership.

     The BOVESPA operates a central clearing system. A holder of Belgo’s shares may choose, at its discretion, to participate in this system, and all shares that such shareholder elects to be put into the clearing system are deposited in custody with the Brazilian Clearing Company (Companhia Brasileira de Liquidação e Custódia), or CBLC. Shares subject to the custody of the CBLC are noted as such in Belgo’s registry of shareholders. Each participating shareholder will, in turn, be registered in the register of the CBLC and will be treated in the same manner as shareholders registered in Belgo’s books.

Comparison of Certain Differences Between Brazilian Corporate Law and Delaware General Corporate Law

     Set forth in the table below is a comparison of certain shareholders’ rights and other corporate governance matters under the Brazilian Corporate Law and Delaware general corporate law.

	Brazilian Corporate Law	Delaware General Corporate Law

Cumulative Voting	Shareholders holding at least 5% of	A corporation may adopt in its
	voting shares may request the	certificate of incorporation
	adoption of cumulative voting for	cumulative voting at all elections of
	the election of directors.	directors or those held under special
circumstances. Unless the charter
provides otherwise, conventional
voting applies.

Written Consents	Not permitted. All matters subject	Written consents are permitted in
	to approval by shareholders must be	lieu of a shareholders’ meeting.
approved at a shareholders’ meeting.

Adoption of Anti-Takeover	Brazilian companies generally do	Permitted and commonly used by
Measures	not employ “poison pill” provisions	Delaware corporations.
to prevent hostile takeovers because
most Brazilian companies have
controlling shareholders. No
developed body of case law
addresses the ability of management
to prevent or deter potential hostile
takeovers.

Appraisal Rights	A dissenting or non-voting	Appraisal rights are provided in the
	shareholder has appraisal rights and	context of mergers or consolidations,
	may withdraw from a company and	excluding mergers or consolidations
	be reimbursed, under certain	in which the dissenting shareholders
	circumstances, for the value of the	owns shares traded on a national
	shares held. Shareholders will not	securities exchange and will receive
	be entitled to appraisal rights if the	publicly traded shares in the merger
	shares of the entity resulting from a	or consolidation. Dissenting
	merger, merger of shares or	shareholders are generally those
	consolidation satisfy certain liquidity	shareholders who object to the
	tests. Dissenting shareholders	proposed corporate action and
	include not only those shareholders	demand payment for their shares
	who vote against a specific	before the action is voted upon.
resolution, but also those who
abstain from voting and who fail to

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attend a shareholders’ meeting.

Preemptive Rights	Each shareholder generally has a	Shareholders generally do not have
	preemptive right to subscribe for	preemptive rights unless provided
	shares or convertible shares in any	for in the corporation’s charter.
capital increases, in proportion to the
shareholder’s shareholdings.

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RELATED PARTY TRANSACTIONS

     In the ordinary course of business, Belgo is party to a number of agreements and transactions entered into with its affiliates, which are also affiliates of CST. Belgo generally documents these transactions and use market prices and terms. Belgo sells products to Arcelor and to its subsidiaries BBA and BMB. In addition, some of Belgo’s subsidiaries render information techonology, logistic and other services to Belgo in their ordinary course of business.

Loan Agreements with Controlling Shareholders

     On October 31, 1999, Belgo entered into loan and debt assignment agreements with its then shareholders Sidarfin N.V., ASBM s.à.r.l and ARBED S.A. Under these agreements, Belgo assumed Sibral Participações Ltda.’s debt owed to its shareholders and, in exchange, these shareholders granted loans to Belgo for an indefinite term at CDI rates. At December 31, 2004, the outstanding balance under the agreements was R$20.0 million.

Export Prepayment Agreement with Arcelor Finance

     On January 29, 2004, Belgo and Arcelor Finance entered into an export prepayment agreement under which Arcelor Finance agreed to loan US$25 million to Belgo as advance payments of Belgo’s exports to several foreign customers. The loan bears interest at six-month LIBOR plus 1.2% per annum, with final maturity on June 30, 2006. At December 31, 2004, the outstanding balance of this loan was approximately US$21.3 million.

Contract of Purchase and Sale with Aceralia Corporación Siderúrgica S.A.

     On January 1, 2000, Belgo entered into a purchase and sale agreement with Aceralia Corporación Siderúrgica S.A. providing for the supply of coke. Pursuant to the last amendment to the agreement, coke prices shall be determined on an annual basis pursuant to prices formulas provided for in the agreement until 2006, when the agreement expires.

Sales Representation Agreement with Arcelor Trading Antwerp

     On December 1, 2003, Belgo entered into a sales representation agreement for a 24 months period whereby Belgo granted Arcelor Trading Antwerp, or ATA, exclusive sales and distribution rights relating to the distribution of Belgo’s products in certain South and Central American countries. Under the agreement, ATA is entitled to receive commissions based on percentages applicable to the FOB prices of the products.

Sales Agent Agreement with Arcelor International Canada and Arcelor International America

     On January 1, 2004, Belgo entered into sales agent agreements with Arcelor International Canada, or AIC, and Arcelor International America, or AIA, for a 12 months period and automatically renewable for equal additional periods. Under this agreement, AIC and AIA sell Belgo’s products on an exclusive basis in Canada. Belgo is entitled to make direct sales of wire rod in certain cases and AIC and AIA are free to sell products which do not compete with Belgo products or Arcelor’s products in general.

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MATERIAL TAX CONSIDERATIONS

Material Brazilian Tax Considerations

     The following discussion is the opinion of Machado, Meyer, Sendacz e Opice Advogados and Barbosa, Müssnich, Aragão e Advogados, the Brazilian counsel of CST and Belgo, as to the material tax consequences to you of the merger of shares. It is based on Brazilian law and practice as applied and interpreted as of the date of this prospectus, which are subject to change at any time. There is currently no treaty for the avoidance of double taxation between Brazil and the United States. The following discussion mainly summarizes the principal Brazilian tax consequences of the transactions described in this prospectus to a U.S. holder not deemed to be domiciled in Brazil for Brazilian tax purposes (a “U.S. holder”). This discussion does not address all possible Brazilian tax consequences relating to the merger of shares and does not address all the Brazilian tax considerations that may be applicable to any particular non-Brazilian holder. You should consult your own tax advisor with respect to the personal tax consequences of the merger of shares, which may vary for investors in different tax situations. Despite the lack of specific provisions in Brazilian tax legislation with respect to the merger of shares, Belgo believes that the merger of shares should not be subject to income tax pursuant to Brazilian Law. Belgo’s Brazilian counsel evaluates that it is unlikely that the merger of shares is deemed to be a taxable transaction under Brazilian law, especially if the investor maintains as cost of acquisition of Belgo’s shares the cost of acquisition of CST’s shares for Brazilian tax purposes. However, the exercise of appraisal rights is a taxable transaction.

     Taxation on Gains – Merger of Shares. The merger of shares should not be subject to income tax pursuant to Brazilian law. Brazilian counsel are of the opinion that the merger of shares should not be a taxable event for Brazilian income tax purposes based on the fact that in a merger of shares the shareholder only swaps its shares, although there is a lack of authority on this matter. Belgo believes it is unlikely that the transaction should be subject to Brazilian taxes, especially if the investor maintains as cost of acquisition of Belgo’s shares the cost of acquisition of CST’s shares for Brazilian tax purposes. The merger of shares provided for in the Brazilian Corporate Law is solely intended to make one legal entity a wholly-owned subsidiary of another legal entity; therefore, there is no voluntary act by the shareholder. Nevertheless, in case these arguments do not prevail, the following rules will apply to calculate the taxable gains:

  gains upon the receipt of common shares as a consequence of the cancellation of ADRs are not taxed in Brazil (Resolution CMN/BACEN 1927/92), unless the investor is a resident of a jurisdiction that, under Brazilian law, is deemed to be a tax haven; and
  gains that may be realized through the exchange of CST shares for Belgo shares (e.g., cases of foreign direct investment under Law 4,131/62) could be subject to tax at a rate of 15%, unless the investor is established in a tax haven, in which case the applicable rate would be 25%. This rule would apply even in case of an investment made under Resolution 2,689/00, since the merger of shares would be considered as a transaction carried out off of a stock exchange. These gains would be measured by the difference between the acquisition cost of CST shares and the amount attributed to the received Belgo shares upon the exchange of shares. Both amounts should be considered in foreign currency. Notwithstanding the above, there is uncertainty concerning the currency to be used for the purposes of calculating the cost of acquisition of shares registered with the Central Bank of Brazil as a direct investment. Belgo’s Brazilian counsel’s view is that the capital gains should be based on the positive difference between the cost of acquisition of the shares in the applicable foreign currency and the value of disposition of those shares in the same foreign currency. This view has been supported by recent precedents issued by Brazilian administrative courts. In addition, tax authorities are not bound by these precedents and, accordingly, may continue to assess taxpayers who adopt this line of interpretation.

Please note that, in this event, provided Brazilian tax authorities succeed upon a tax assessment regarding this matter, Belgo would be responsible for withholding and collecting the capital gain tax, if any. Notwithstanding this, Belgo reserves the right to seek for reimbursement of any amounts spent with respect to such assessment.

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     Taxation on Gains – Exercise of Appraisal Right. Gains that may be realized through the exercise of appraisal rights would be subject to tax at a rate of 15%, unless the investor is established in a tax haven, in which case the applicable rate would be 25%. This rule would apply even in case of an investment made under Resolution 2,689/00, since the exercise of appraisal rights would be considered as a transaction carried out off of a stock exchange.

     For investors under Law 4,131/62, the cost of acquisition should be considered in foreign currency. Notwithstanding this, there is uncertainty concerning the currency to be used for the purposes of calculating the cost of acquisition of shares registered with the Central Bank of Brazil as a direct investment. Belgo’s Brazilian counsel’s view is that the capital gains should be based on the positive difference between the cost of acquisition of the shares in the applicable foreign currency and the value of disposition of those shares in the same foreign currency. This view has been supported by recent precedents issued by Brazilian administrative court In addition, tax authorities are not bound by these precedents and, accordingly, may continue to assess taxpayers who adopt this line of interpretation.

     Taxation on Gains – Future Disposals of Belgo’s Shares. In case of future disposal of the common shares received upon the merger of shares, eventual gains realized by U.S. or non-resident holders would be taxed in Brazil, as follows:

  In case of disposal to another U.S. holder or non-Brazilian holder, Brazilian income tax would apply, as of February 2004, at 15%, except if the beneficiary is located in a low-tax jurisdiction, in which case the applicable rate would be of 25%. There may be arguments to challenge the imposition of the Brazilian tax on this transaction. Nevertheless, because the provision is very recent and has not been tested before Brazilian Courts, we may not predict whether this discussion will prevail in the future;
  In case of transactions carried on the Brazilian stock exchanges by investors who entered the country under Resolution 2,689/00 of the National Monetary Council Regulations, a tax exemption would apply and gains would not be taxed in Brazil, except if the investor is domiciled in a tax haven, in which case the applicable rate would be of 15%;
  In case of transactions carried on by the investors under Resolution 2,689/00 out of the Brazilian stock exchange, the applicable withholding tax rate would be 15%, except if the investor is located in a low-tax jurisdiction, which would be subject to a 25% rate;
  In case of transactions carried on or out of the Brazilian stock exchange by investors that are not under Resolution 2,689/00 (Law 4,131 regime), the applicable withholding tax would be 15%, except if the transaction is carried out of the Brazilian stock exchange and the beneficiary is located in a tax haven, in which case the applicable rate would be 25%.

     The current preferential treatment for U.S. holders and non-Brazilian holders of shares under Resolution 2,689/00 may be extinguished in the future.

     Gain on the disposal of shares is measured by the difference between the amount in Brazilian currency realized on the sale or exchange and the acquisition cost of the shares sold. This amount should be considered in foreign currency.

     Notwithstanding the above, there is uncertainty concerning the currency to be used for the purposes of calculating the cost of acquisition of shares registered with the Central Bank of Brazil as a direct investment. Belgo’s Brazilian counsel’s view is that the capital gains should be based on the positive difference between the cost of acquisition of the shares in the applicable foreign currency and the value of disposition of those shares in the same foreign currency. This view has been supported by recent precedents issued by Brazilian administrative court In addition, tax authorities are not bound by these precedents and, accordingly, may continue to assess taxpayers who adopt this line of interpretation. See “—Registered Capital.”

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     Shareholders’ Compensation. Taxation of dividends and interest on capital will be the same applicable to CST’s shareholders.

     (A) Taxation of Dividends. Dividends paid by Belgo in cash or in kind from profits generated on or after January 1, 1996 to a non-Brazilian holder in respect of common shares and preferred shares will not be subject to Brazilian withholding tax. Belgo does not have any undistributed profits generated before January 1, 1996.

     (B) Distributions of Interest on Capital. Brazilian corporations may make payments to shareholders characterized as interest on capital as an alternative to making dividend distributions. The rate of interest may not be higher than the federal government’s long-term interest rate, or the TJLP, as determined by the Central Bank from time to time. The total amount distributed as interest on capital may not exceed the greater of (i) 50% of net income (before taking the distribution and any deductions for income taxes into account) for the year in respect of which the payment is made or (ii) 50% of retained earnings for the year prior to the year in respect of which the payment is made. Payments of interest on capital are approved by the shareholders on the basis of recommendations of the company’s board of directors. Usually the Board of Directors approves the payment of interest on capital, subject to ratification by the General Meeting.

     Distributions of interest on capital paid to Brazilian and non-Brazilian holders of common shares and preferred shares are deductible by Belgo for Brazilian corporate tax purposes. Payments to non-Brazilian holders are subject to Brazilian withholding tax at the rate of 15%. If the recipient of the payment is domiciled in a tax haven jurisdiction (i.e., a country that does not impose any income tax or that imposes tax at a rate of less than 20%), the rate will be 25%. The tax treatment of interest on capital at the recipient level varies according to its jurisdiction. You should consult with your own tax advisor regarding the tax treatment applicable to you.

     Amounts paid as interest on capital (net of applicable withholding tax) may be treated as payments in respect of the dividends Belgo is obligated to distribute to its shareholders in accordance with its by-laws (estatutos) and the Brazilian Corporate law. Distributions of interest on capital in respect of the common shares and preferred shares may be converted into U.S. dollars and remitted outside of Brazil, subject to applicable exchange controls.

     No assurance can be given that the board of directors of Belgo will recommend that future distributions of profits will be made by means of interest on capital. Whether the board of directors of Belgo will recommend the distribution of profits by means of interest on capital or dividends will depend on Belgo’s tax position and corporate/tax legislation in force on the date of the recommendations.

     Other Brazilian Taxes. The merger of shares will not trigger any Brazilian inheritance, gift or succession taxes (Imposto sobre transmissão causa mortis e doações – ITCMD) or Contribution on Financial Transfers (Contribuição Provisória sobre Movimentação Financeira – CPMF) or Tax on Financial Transactions (Imposto sobre Operações Financeiras– IOF), except in case of exercise of appraisal rights, in which case CPMF may apply. Some Brazilian states impose ITCMD on gifts or bequests by individuals or entities not domiciled or residing in Brazil to individuals or entities domiciled or residing within such states.

     Law No. 8,894, dated as of June 21, 1 994, created the IOF, which may be imposed on any transaction involving bonds and securities, even if the transaction includes Brazilian stock, futures or commodities exchanges, as well as exchange currency transactions.

     The rate of IOF with respect to transactions involving shares is currently zero, although the executive branch may increase the rate up to 1.5% per day of the terms of the securities, but only with respect to future transactions.

      The current applicable rate for almost all foreign currency exchange transactions is also zero. Notwithstanding this, the Ministry of Finance may increase the rate at any time, up to 25%. However, it may only do so with respect to future transactions.

     CPMF is a tax imposed on bank account debits at a rate of 0.38% . Constitutional Amendment No. 42/2003 approved the continued imposition of the CPMF tax until December 31, 2007. The burden of the CPMF tax is borne

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by the holder of the bank account (in this case, Belgo/CST) and the responsibility for the CPMF tax collection is of the financial institution that carries out the relevant financial transaction.

Material United States Federal Income Tax Considerations

     The following discussion, subject to the limitations and conditions set forth herein, constitutes the opinion of Shearman & Sterling LLP as to the material U.S. federal income tax consequences of the merger of shares and the ownership of Belgo common shares received pursuant to the merger of shares to a U.S. Holder (as defined below). The discussion is only applicable to U.S. Holders that hold shares or ADRs of CST and that will hold common shares of Belgo as capital assets (generally for investment purposes), and it does not address all aspects of U.S. federal income taxation that may be applicable to a U.S. Holder subject to special treatment under U. S. federal income tax law (including, but not limited to, banks, tax-exempt organizations, insurance companies and dealers in securities or foreign currency, partnerships or other pass through entities, holders who have a functional currency other than the U.S. dollar, holders that hold shares or ADRs of CST, or that will hold Belgo’s common shares, as part of a hedge, straddle or conversion transaction, holders that own, directly, indirectly, or constructively, 10% or more of the total combined voting power, if any, of CST or Belgo and holders who acquired shares pursuant to the exercise of an employee stock option or otherwise as compensation). In addition, the discussion does not address the state, local or non-U.S. tax consequences of the merger of shares or ownership of Belgo common shares and does not cover any aspect of U.S. federal income tax law other than income taxes. The discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, rulings and other pronouncements of the U.S. Internal Revenues Service (the “IRS”) and judicial decisions as of the date hereof. Such authorities may be repealed, revoked or modified (with possible retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

     Shareholders are urged to consult their own tax advisors concerning the U.S. federal tax consequences of the merger of shares and ownership of Belgo common shares in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

     As used herein, the term “U.S. Holder” means a beneficial holder of CST common or preferred shares or CST ADRs (or, after the merger of shares, Belgo common shares) that is (i) an individual who is a citizen or resident of the United States, (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

     If a partnership holds CST common or preferred shares or CST ADRs or common shares of Belgo, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.

     Holder is a partner of a partnership holding such common or preferred shares or ADRs, the holder is urged to consult its tax advisors regarding the tax consequences of the merger of shares and the ownership of Belgo common shares.

The Merger of Shares

     Based upon the ownership structure of CST and Belgo before and after the merger of shares and taking into account the other transactions relating to the merger of shares, the receipt of Belgo common shares (and cash in exchange for fractional shares, if any), in exchange for CST common or preferred shares or CST ADRs pursuant to the merger of shares will be a taxable transaction under U.S. federal income tax law. As such, a U.S. Holder of CST common or preferred shares or CST ADRs generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the fair market value of the Belgo common shares received determined as of the date of the closing of the merger of shares (plus the amount of cash received for fractional shares, if any), and the U.S. Holder’s adjusted tax basis in the CST common or preferred shares or CST ADRs exchanged therefor. Gain or loss must be calculated separately for each block of CST common or preferred shares or CST ADRs exchanged by the U.S. Holder. Such gain or loss generally will be capital gain or loss and will be

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long-term capital gain or loss if the CST common or preferred shares or CST ADRs have been held for more than one year. Certain U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code. Any Belgo common shares received in the merger of shares should have a tax basis for U.S. federal income tax purposes equal to their fair market value (determined as of the closing date of the merger of shares.)

     U.S. Holders should be aware that the U.S. federal income tax consequences of the merger of shares are not entirely clear, and our determination in not binding on the IRS or a court or law. In this regard, while unlikely in our view based on all of the facts surrounding the merger of shares might be capable of characterization as a tax-free reorganization under Section 368(a) of the Code. In such case, U.S. Holders would not recognize gain or loss for U.S. federal income tax purposes (except to the extent of any cash received in lieu of fractional shares), and would have an initial tax basis in their Belgo common shares equal to their adjusted tax basis, at the time of the merger of shares, in their CST common or preferred shares or CST ADSs. U.S. Holders may wish to consult with their own tax advisors regarding the possibility that the IRS or a court may not agree with our determination.

     If a U.S. Holder exchanges CST common or preferred shares, or CST ADRs representing CST preferred shares, that qualify as “Section 306 stock” as defined in Section 306 of the Code, such U.S. Holder’s tax considerations may be different than those described above. Such U.S. Holders may want to consult their own tax advisors with respect to their CST common or preferred shares or CST ADRs and the application of the rules thereto under Section 306 of the Code.

     Notwithstanding the discussion above, if CST is or was a passive foreign investment company, as described in Section 1297 of the Code, for any taxable year during which a U.S. Holder holds CST common or preferred shares or CST ADRs, such U.S. Holder may be subject to special tax rules with respect to any gain realized from the merger of shares. Generally, foreign company is considered a passive foreign investment company (a “PFIC”) for any taxable year if either (i) at least 75% of its gross income is passive income, or (ii) at least 50% of the value of its assets is attributable to assets that produce or are held for the production of passive income. Based on current estimates, and the nature of, CST’s income and assets, Belgo believes that CST was not classified for its most recently ended taxable year, nor will it be classified for the current taxable year as a PFIC. However, the PFIC determination is based upon the nature and composition of income and assets of CST for each taxable year during a U.S. Holder’s holding period for CST common or preferred shares or CST ADRs, and due to uncertainties in the application of the PFIC rules and the fact that Belgo was not in control of CST since its inception, no view is expressed as to whether CST has ever been classified as a PFIC in prior years.

     If CST was a PFIC during a U.S. Holder’s holding period, then unless such U.S. Holder elected to be taxed annually on a mark-to-market basis with respect to such CST common or preferred shares or CST ADRs:

  any gain derived from the merger of shares will be allocated ratably over the U.S. Holder’s holding period for the CST common or preferred shares or CST ADRs;
  the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which CST was a PFIC, will be treated as ordinary income; and
  the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

     If a valid mark-to-market election was made by a U.S. Holder for the first year in which CST was a PFIC (and such election remains in effect), the special tax rules discussed above do not apply. Instead any gain recognized pursuant to the merger of shares will be treated as ordinary income in the current taxable year.

     U.S. Holders may wish to consult with their tax advisors regarding the potential application of the PFIC rules to CST, and the effect of possible PFIC status on the merger of shares.

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     Backup Withholding

     In general, cash payments received pursuant to the merger of shares paid within the United States or through certain United States-related financial intermediaries to a U.S. Holder may be subject to backup withholding at a current maximum rate of 28% unless the U.S. Holder (i) is a corporation or other exempt recipient or (ii) provides an accurate taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is provided to the Internal Revenue Service.

     Ownership of Belgo Common Shares

     Distributions on Belgo Common Shares

     Subject to the discussion below under “—Passive Foreign Investment Company Rules,” the gross amount of any distributions paid to U.S. Holders of Belgo common shares (including Brazilian withholding taxes imposed on such distribution) will be treated as a dividend under Section 301 of the Code, to the extent paid out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such a dividend will be includable in the gross income of a U.S. Holder as ordinary income on the date received by the U.S. Holder. To the extent that the amount of any distribution exceeds Belgo’s current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital to the extent of a U.S. Holder’s adjusted tax basis in the Belgo common shares, and thereafter as capital gain.

     As used below, the term “dividend” means a distribution that constitutes a dividend for U.S. federal income tax purposes under Section 316 of the Code.

     Dividends paid by Belgo will not be eligible for the dividends received deduction allowed to corporations under the Code. Also, dividends paid by Belgo will not be eligible for the preferential tax rates available to individuals and certain other U.S. Holders for certain qualified dividend income.

     The amount of any dividend paid in reais will equal the U.S. dollar value of the reais calculated by reference to the exchange rate in effect on the date the dividend is received by the U.S. Holder regardless of whether the reais are converted into U.S. dollars. If the reais received as a dividend is not converted into U. S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the reais equal to its U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the reais will be treated as U. S. source ordinary income or loss for U.S. federal income tax purposes.

     Pursuant to Section 901 of the Code, a U.S. Holder will be entitled, subject to a number of complex limitations and conditions (including those discussed in Section 904 of the Code), to claim a U.S. foreign tax credit in respect of any Brazilian withholding taxes imposed on dividends received on Belgo’s common shares. U.S. Holders who do not elect to claim a credit for foreign taxes may instead claim a deduction in respect of such Brazilian withholding taxes (in accordance with Sections 164 and 275 of the Code). Dividends received with respect to the common shares will be treated as foreign source income for U.S. federal income tax purposes, subject to various classifications and other limitations. The rules relating to computing foreign tax credits are extremely complex, and U.S. holders are urged to consult their own tax advisors regarding the availability of foreign tax credits with respect to any Brazilian withholding taxes in regards of dividends paid on Belgo’s common shares.

     Sale, Exchange or Other Taxable Disposition of Belgo Common Shares

     Subject to the discussion below under “—Passive Foreign Investment Company Rules,” for U.S. federal income tax purposes, a U.S. Holder will recognize taxable gain or loss on any sale, exchange or other taxable disposition of Belgo common shares in an amount equal to the difference between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis (determined in United States dollars) in the Belgo common shares. Such gain or loss will generally be capital gain or loss and will be long-term capital

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gain or loss if the common shares have a holding period of more than one year. Certain U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

     Any gain or loss recognized by a U.S. Holder will generally be treated as U.S. source gain or loss for U.S. federal income tax purposes. Consequently, a U.S. Holder may not be able to use any foreign tax credits arising from any Brazilian withholding tax imposed on the sale, exchange or other taxable disposition of Belgo common shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources.

     Passive Foreign Investment Company Rules

     In general, foreign corporation is considered a passive foreign investment company, or a PFIC, for any taxable year if either (i) at least 75% of its gross income is passive income, or (ii) at least 50% of the value of its assets is attributable to assets that produce or are held for the production of passive income. Based on current estimates and on the nature of its income and assets, Belgo does not believe that it was classified for its most recently ended taxable year, or will be classified for its current taxable year, as a PFIC for U.S. federal income tax purposes, and Belgo intends to continue its operations in such a manner that it does not expect that it would become a PFIC in the future. However, the PFIC determination is made annually and is based on the portion of Belgo’s assets (including goodwill) and income that is characterized as passive and the nature of its activities from time to time. Additionally, the PFIC rules are complex and there are uncertainties as to the application of the PFIC rules in certain contexts. Accordingly, there can be no assurance that Belgo will not be considered a PFIC for any taxable year.

     If Belgo is or becomes a PFIC, unless a U.S. Holder elects to be taxed annually on a mark-to-market basis with respect to its common shares (in accordance with Section 1296 of the Code), any gain realized on a sale or other taxable disposition of its common shares and certain “excess distributions” (generally distributions in excess of 125% of the average distribution over a three-year period or shorter holding period for its common shares) would be treated as ordinary income realized ratably over the U.S. Holder’s holding period for Belgo’s common shares, and amounts allocated to prior years while Belgo is a PFIC would be taxed at the highest tax rate in effect for each such year. An additional interest charge may apply to the portion of the U.S. federal income tax liability on such gains or distributions treated under the PFIC rules as having been deferred by the U.S. Holder.

     A U.S. Holder may make a mark-to-market election for Belgo’s common shares if its common shares are “regularly traded” on a “qualified exchange or other market.” Generally, a class of stock is regularly traded if it is traded on at least 15 days during each calendar quarter (other than in “de minimis” quantities) on a qualified exchange or other market. A foreign exchange is a qualified exchange or other market if such exchange is regulated or supervised by a governmental authority in the country in which the market is located and the exchange has trading volume, listing, financial disclosure, surveillance, and other requirements designed to prevent fraudulent and manipulative acts and practices, to remove impediments to and perfect the mechanism of a free and open, fair and orderly, market, and to protect investors and the laws of the country in which the exchange is located and the rules of the exchange ensure that such requirements are actually enforced. However, Belgo’s common stock may not be regularly traded on a qualified exchange or other market. If a mark-to-market election were made, a U.S. Holder would take into account each year the appreciation or depreciation in value of its common shares, which would be treated as ordinary income or (subject to limitations) ordinary loss, as would gains or losses on actual dispositions of common shares.

     Any U.S. Holder who owns common shares during any taxable year that Belgo is a PFIC would be required to file IRS Form 8621. U.S. Holders are used to consult their own tax advisors regarding the potential application of the PFIC rules to the common shares and the availability and advisability of making an election to avoid the adverse tax consequences of the PFIC rules should Belgo be considered a PFIC for any taxable year.

     Backup Withholding

     In general, dividends on common shares, and payments of the proceeds of a sale, exchange or other disposition of common shares, paid within the United States or through certain United States-related financial

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intermediaries to a U.S. Holder may be subject to backup withholding at a current maximum rate of 28% unless the holder (i) is a corporation or other exempt recipient or (ii) provides an accurate taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is provided to the IRS.

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VALUATION REPORTS OF UBS, DEUTSCHE BANK AND APSIS

     The valuation reports discussed in “Valuation Reports of UBS, Deutsche Bank and Apsis” have been prepared based on prospective financial information prepared by the management of Belgo and CST. Belgo and CST do not as a matter of course make public projections as to future sales, earnings, or other results. The prospective financial information used to prepare these valuation reports was not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the Securities and Exchange Commission (SEC) or the American Institute of Certified Public Accountants with respect to prospective financial information. The management of Belgo and CST are responsible for such information and in their view, it was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management's knowledge and belief, the expected course of action and the expected future financial performance of Belgo and CST. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this document are cautioned not to place undue reliance on the prospective financial information.

     The controlling shareholder of both Belgo and CST, Arcelor, recommended that Deutsche Bank and UBS, respectively, assist Belgo and CST as financial advisors. After reviewing the proposals of these institutions, the management of Belgo and CST, respectively, engaged such financial institutions, whose appointments were later ratified by the respective boards of directors. The majority of both boards of directors is composed of members appointed by Arcelor. Apsis was selected in a similar manner. Deutsche Bank, UBS and Apsis were selected on the basis of experience, expertise and their knowledge of the companies involved in the transaction.

     Neither the independent auditors of Belgo and CST, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information used to prepare the valuation reports, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, this prospective financial information.

     The PricewaterhouseCoopers Auditores Independentes report included in this registration statement relates to the CST's historical financial information. It does not extend to the prospective financial information and should not be read to do so.

     As required by Brazilian Corporation Law, the valuation analysis by Apsis may only be performed on the basis of audited financial information. For the sake of consistency, the UBS and DB reports are also based on the May 31, 2005 audited financial statements. There are no audited financial statements for Belgo and CST for periods subsequent to that date. Consequently, neither CST nor Belgo will receive an updated opinion that takes into consideration financial data for the second quarter of 2005, and each valuation report summarized below provides a valuation analysis only through that date.

Valuation Reports provided by Banco UBS S.A.

     CST has selected and retained UBS to render two valuation reports in connection with the merger of shares, in each case based upon and subject to the considerations and limitations set forth in the valuation reports. UBS issued a report of the “economic value” of Belgo solely for the use and benefit of CST’s management and CST shareholders in evaluating the merger of shares, which is referred to as the Belgo valuation report. The Belgo valuation report is not to be used by any other person or for any other purpose. UBS was also retained to issue a report of the “economic value” of CST required in connection with CST’s shareholders appraisal rights resulting from the merger of shares in accordance with Articles 252, § 2º and 45 of Brazilian Corporate Law and Article 29 of CST’s bylaws, which shall include a valuation of Vega do Sul, referred to as the CST valuation report. The CST valuation report is not to be used by any person other than CST and its shareholders. The valuation reports prepared by UBS are subject to the assumptions and considerations described in such valuation reports. UBS did not make a recommendation with respect to the exchange ratio, which was determined through discussions between Belgo and CST, or with respect to the single value to be given to the CST’s shares in connection with CST’s shareholders appraisal rights.

     Summary of UBS’s valuation reports

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     UBS’s Belgo and CST valuation reports were rendered to the board of directors of CST on July 27, 2005. These reports have been filed as schedules to exhibit 2.1 to the registration statement on Form F-4 filed with the SEC in connection with the merger of shares, a copy of which may be obtained as described below in “Where You Can Find More Information.”

     In rendering its valuation reports, UBS held discussions with representatives of each of Belgo and CST concerning the past performance and future prospects of the businesses, financial and operating results of Belgo, CST and their respective operating subsidiaries. UBS’s valuation reports were also based upon: business plans, including financial forecasts, of Belgo, CST and their respective subsidiaries, which UBS was directed by CST to use and which were prepared and approved by the management of Belgo and CST, respectively; certain publicly available information on the industry in which Belgo, CST and their respective subsidiaries operate, and financial statements of Belgo and CST as of and for the five-month period ended May 31, 2005. All such information was based on management’s analysis, as of the date such information was compiled, of the prevailing market conditions in the industry in which Belgo and CST operate and on the reasonable expectations and projections of management of each company for the business and prospects of the companies as of such dates.

     Management of each of Belgo and CST has advised UBS that the financial information of each of Belgo and CST, respectively, as of and for the five months in the period ended May 31, 2005, was prepared in accordance with Brazilian GAAP. CST has directed UBS to rely on such financial information and UBS has not performed an independent verification of such financial information and does not assume responsibility therefor.

      With respect to business plans, including financial forecasts and other information and data provided to or discussed or reviewed with Deutsche Bank, Deutsche Bank was advised and assumed that such information and data were reasonably prepared and reflected the best currently available estimates and judgments of Belgo’s, CST’s and Vega’s management, respectively, as to the expected future financial performance of Belgo, CST, Vega, and their respective operating subsidiaries.

     In addition, in preparing its valuation reports, UBS assumed and relied on the accuracy, completeness and reasonableness of all financial and other information and data supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and UBS did not, at CST’s direction, assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Belgo, CST and their respective subsidiaries, nor did UBS evaluate the solvency or fair value of Belgo, CST and their respective subsidiaries under any laws relating to bankruptcy, insolvency or similar matters. In addition, UBS did not, at CST’s direction, assume any obligation to conduct any physical inspection (nor did it conduct any physical inspection) of the properties or facilities of Belgo, CST or their respective subsidiaries. Accordingly, UBS obtained statements executed by officers of Belgo and CST as of July 27, 2005 and July 26, 2005 respectively, whereby they reasserted the truthfulness, correctness and completeness of all such information, documents and reports which were supplied to UBS on the dates when those were supplied to it, and whereby they confirmed that there had not been, since those dates, any material changes to the companies’ business, financial condition, assets, liabilities, business prospects or commercial transactions and any other significant fact which would have rendered any such information incorrect or misleading in any material aspect and which could have a material effect on the results of the valuation report. Notwithstanding the foregoing, neither Belgo nor CST, nor its managers or controlling shareholders recommended any particular exchange ratio or imposed any material restrictions on UBS’s ability to (1) obtain all material information required by UBS to produce the valuation reports and reach the conclusions set forth in the report, (2) except as set forth in the by-laws of CST, choose independently the methodologies used by UBS to reach the conclusions set forth in its reports, or (3) reach independently the conclusions set forth in the reports.

     For purposes of its valuation analysis, UBS did not take into account tax-related effects that CST’s shareholders may experience in connection with the merger of CST’s shares with and into Belgo, or any fees and expenses that may be incurred in connection with the settlement of that transaction.

     The CST valuation report relates to the value of CST, and the Belgo valuation report relates to the value of Belgo, in each case as separate entities without giving pro forma consideration to the merger of shares. At CST’s

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direction, UBS did not express any opinion as to what the value of the shares of Belgo actually will be when issued pursuant to the merger of shares or the price at which the shares of Belgo will trade subsequent to the merger of shares. At CST’s direction, UBS did not make and was not provided with an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Belgo, CST or their respective subsidiaries, nor was UBS requested to, and its valuation reports did not, address the relative merits of the merger of shares for Belgo or CST, or the effect of any other transaction in which Belgo or CST might engage. UBS was not requested to, and did not, solicit third-party indications of interest in the possible acquisition of all or part of Belgo or CST. UBS Ltd., an affiliate of UBS AG, is currently engaged by Arcelor S.A. to act as financial adviser in relation to the reorganization of Arcelor S.A.’s Brazilian subsidiaries.

     UBS’s valuation report is necessarily based on information available to it, and financial, stock market and other conditions and circumstances existing and disclosed to UBS as of the date of the valuation report. UBS has no obligation to update or otherwise revise its valuation report should any future events or conditions affect its valuation analysis or conclusions.

     The scope of UBS’s valuation analysis was limited to the economic value of Belgo and CST, as the case may be, and did not address, among other things:

  treatment given to different classes of shares of each of Belgo or CST, as the case may be;
  any other transaction relating to the shares of Belgo or CST, as the case may be;
  CST’s underlying business decision to effect the merger of shares, and the prices at which the CST or Belgo securities, as the case may be, may actually be sold.

     UBS’s valuation reports are not intended to be and do not constitute a recommendation or opinion to Belgo or CST, as the case may be, nor does any of them constitute a recommendation or opinion to any shareholder of Belgo or CST, as to any matters relating to the merger of shares, including on how shareholders should vote on the merger of shares.

     The following is a summary of the material analysis undertaken by UBS in connection with the rendering of its valuation reports. The summary includes information presented in tabular format. In order to understand fully the financial analysis used by UBS, the table must be read together with the text of the summary. The table alone does not constitute a complete description of the financial analysis.

     Given the availability of ten-year management business plans for Belgo, CST, Vega and their respective subsidiaries, which were approved by the management of each of Belgo, CST and Vega, respectively, and the opportunity to review those plans with representatives of Belgo, CST and Vega, and given the limitations of the public market comparables and precedent transaction methodologies, UBS selected a discounted cash flow analysis as the best methodology for the assessment of Belgo’s, CST’s, Vega’s, APSL’s and AAB’s economic values. In addition, as Brazilian Corporate Law and the by-laws of CST require that any valuation of CST be done on the basis of a discounted cash flow analysis, UBS did not consider that any other alternative valuation methodology would be available.

     Using the financial forecasts provided by management of each of Belgo and CST, UBS performed a discounted cash flow analysis to estimate a range of implied present values per share of Belgo for the Belgo valuation report and of CST for the CST valuation report, in each case as of May 31, 2005. These ranges were determined by adding (1) the “present value” of projected free cash flows for the respective operating subsidiaries from May 31, 2005 through December 31, 2014, plus (2) the “present value” of the “terminal value” of such operating subsidiaries as of December 31, 2015. “Present value” refers to the current value of future cash flows obtained by discounting such future cash flows at a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, expected returns, and other appropriate factors. “Terminal value” refers to the value of a particular asset based on cash flows occurring after the ten year forecast period. In the case of each company, UBS calculated, on the basis of management’s forecasts, free cash flow as EBIT (Earnings before Interest and Taxes), minus Income Tax and Social Contribution net of certain tax benefits, plus depreciation and amortization, minus capital expenditures and plus or minus additional changes in net working capital. Free cash flow was calculated on the basis of projections in nominal reais and further converted into nominal US dollars.

     In calculating a terminal value of the respective operating subsidiaries of Belgo and CST at the end of the period, UBS applies a range of perpetuity growth rates of an adjusted free cash flow in 2014 ranging from 0.5% to 1.5% .

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     In the case of Belgo, for Siderurgia Brasil and Trefilaria Brasil, the free cash flows and terminal values were then discounted back to May 31, 2005 using a low-end U.S. dollar-based weighted average cost of capital (adjusted for Brazilian risk) of 12.2% and a high-end U.S. dollar-based weighted average cost of capital (adjusted for Brazilian risk) of 13.2% . In the case of Acindar, the free cash flows and terminal values were then discounted back to May 31, 2005 using a low-end U.S. dollar-based weighted average cost of capital (adjusted for Brazilian risk) of 12.3% and a high-end US dollar-based weighted average cost of capital (adjusted for Brazilian risk) of 13.3% .

     In the case of CST, the free cash flows and terminal values were then discounted back to May 31, 2005 using a low-end U.S. dollar-based weighted average cost of capital (adjusted for Brazilian risk) of 12.2% and a high-end US dollar-based weighted average cost of capital (adjusted for Brazilian risk) of 13.2% . In the case of Vega do Sul, the free cash flows and terminal values were then discounted back to May 31, 2005 using a low-end U.S. dollar-based weighted average cost of capital (adjusted for Brazilian risk) of 12.4% and a high-end U.S. dollar-based weighted average cost of capital (adjusted for Brazilian risk) of 13.4%

     UBS viewed this discount rate range as appropriate for companies with Belgo’s and CST’s risk characteristics.

     Based on these assumptions and the foregoing analysis, UBS derived the following range of implied equity value per share of Belgo in its Belgo valuation report:

	Low	High

Belgo Equity Value Per 1,000 Shares (reais)	R$1,028.72	R$1,197.93

     Also, based on these assumptions and the foregoing analysis, UBS derived the following range of implied equity value per share of CST in its CST valuation report:

	Low	High

CST Equity Value Per 1,000 Shares (reais)	R$102.74	R$123.38

     The preceding discussion is a summary of the material financial analysis furnished by UBS to the board of directors of CST, in the case of the Belgo valuation, or to CST and its shareholders, in the case of the CST valuation report, but it does not purport to be a complete description of the analysis performed by UBS to the board of directors of CST. The preparation of financial analysis and the valuation report is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. UBS made no attempt to assign specific weights to particular factors considered, but rather made qualitative judgments as to the significance and relevance of all the factors considered and determined to give its valuation report as described above. Accordingly, UBS believes that its analysis, and the summary set forth above, must be considered as a whole, and that selecting portions of the analysis and of the factors considered by UBS, without considering all of the analysis and factors, could create a misleading or incomplete view of the processes underlying the analysis conducted by UBS and its valuation reports.

     In its analysis, UBS made numerous assumptions with respect to Belgo, CST, their respective subsidiaries, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Belgo, CST and UBS. Any estimates contained in UBS’s analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analysis. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, none of Belgo, CST, UBS, their respective affiliates or any other person assumes responsibility if future results or actual values differ materially from the estimates.

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     UBS’s qualifications to render the CST valuation report and the Belgo valuation report arise from its extensive experience as an internationally recognized investment banking firm engaged, among other things, in the valuation of companies and other businesses and their securities in Brazil and elsewhere, in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     UBS and its affiliates have in the past provided, and may continue to provide in the future, investment banking and other financial services to Belgo, CST and/or their controlling shareholder or affiliates unrelated to the merger of shares, for which UBS and/or its affiliates, as the case may be, have received compensation. UBS and any of its affiliates may at any time act as a lender to Belgo and certain of its affiliates, including its controlling shareholders. In the ordinary course of business, UBS, and its affiliates may trade or hold, for their own account or for the account of customers, the securities of Belgo and CST or their affiliates and, accordingly, may at any time hold a long or short position in such securities. In addition, UBS and its affiliates may maintain other relationships with Belgo and CST, and their respective affiliates. The research department and other divisions within UBS or its affiliates may from time to time perform and/or publish analysis regarding Belgo or CST, and they may base their analysis and publications on different market and operating assumptions and on different valuation methodologies when compared with the CST valuation report or the Belgo valuation report and, accordingly, may arrive at conclusions which differ materially from those contained in such UBS’s valuation reports. In addition, UBS may perform certain administrative functions in connection with the merger of shares.

      Pursuant to UBS's engagement letter, CST has agreed to pay UBS a US$1.0 million fee for preparation and delivery of its valuation reports payable upon delivery of the valuation reports and a US$500,000 success fee payable upon completion of the merger of shares. In addition, CST has agreed to reimburse UBS for its reasonable travel and out-of-pocket expenses incurred in connection with its engagement, and to indemnify UBS and its affiliates against specific liabilities and expenses arising out of its engagement.

      In the ordinary course of its business, UBS and its affiliates have in the past and may in the future provide investment banking and other services to Arcelor, CST and their respective affiliates. UBS Ltd, a subsidiary of UBS AG, is currently engaged by Arcelor to act as financial advisor in relation to the reorganization of Arcelor’s Brazilian subsidiaries, for which it expects to be compensated. In addition, UBS anticipates continuing to provide other investment banking services in the future to both Arcelor and CST, for which it expects to be compensated. Other than as described in the preceding sentences, UBS has not participated in any transaction that is material to either CST or any of its affiliates.

The Valuation Report Prepared by Deutsche Bank

      Deutsche Bank has been selected and retained as Belgo’s financial advisor to render a valuation report solely for the purpose of valuing the shares of Belgo, CST, Vega, APSL and AAB, based upon and subject to the considerations and limitations set forth in the valuation report. The valuation report prepared by Deutsche Bank is subject to the assumptions and considerations described in such valuation report. Deutsche Bank’s advisory services and valuation report were presented to the board of directors of Belgo on July 27, 2005 for its use in consideration of the merger of shares and the holdings merger. The valuation report is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote on any matters relating to the merger of shares. Deutsche Bank did not make a recommendation with respect to the exchange ratio, which was determined through discussions between the parties to the mergers.

     Summary of Deutsche Bank’s Valuation Report

     Deutsche Bank’s valuation report was rendered to the board of directors of Belgo on July 27, 2005. The summary of Deutsche Bank’s valuation report set forth below is qualified in its entirety by reference to the full text of the report, which has been filed as a schedule to exhibit 2.1 to the registration statement on Form F-4 filed with the SEC in connection with the merger of shares, a copy of which may be obtained as described below in “Where You Can Find More Information.”

     In rendering its valuation report, Deutsche Bank held discussions with representatives of each of Belgo, CST and Vega concerning the past performance and future prospects of the business, financial and operating results

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of Belgo, CST, Vega and their respective subsidiaries. Deutsche Bank’s valuation report was also based upon business plans, including financial forecasts of Belgo, CST, Vega and their respective subsidiaries, which were prepared and approved by the management of Belgo, CST and Vega, respectively, certain publicly available financial and operating information on the industry in which Belgo, CST and Vega operate, and financial statements of Belgo, CST, Vega, APSL and AAB as of and for the five-month period ended May 31, 2005. All such information was based on management’s analysis, as of the date such information was compiled, of the prevailing market conditions in the industry in which Belgo, CST and Vega operate and on the reasonable expectations and projections of management of each company for the business and prospects of the companies as of such dates. Such information did not take into account potential operating synergies arising out of the merger; accordingly, the Deutsche Bank valuation report does not reflect any such synergies.

     Management of each of Belgo, CST and Vega has advised Deutsche Bank that the financial information of each of Belgo, CST, Vega, APSL and AAB and their subsidiaries, respectively, as of and for the five months in the period ended May 31, 2005, was prepared in accordance with Brazilian GAAP. Deutsche Bank has not performed an independent verification of such financial information and does not assume responsibility therefor.

     With respect to business plans, including financial forecasts and other information and data provided to or discussed or reviewed with Deutsche Bank, Deutsche Bank was advised and assumed that such information and data were reasonably prepared and reflected the best currently available estimates and judgments of Belgo’s, CST’s and Vega’s management, respectively, as to the expected future financial performance of Belgo, CST, Vega, and their respective operating subsidiaries.

     In addition, in preparing its valuation report, Deutsche Bank assumed and relied on the accuracy and completeness of all financial and other information and data supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available. Deutsche Bank did not assume any responsibility for independently verifying such information. Deutsche Bank did not undertake an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Belgo, CST, Vega, APSL, AAB and their respective subsidiaries, nor was Deutsche Bank provided with an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Belgo, CST, Vega, APSL, AAB or their respective subsidiaries. Deutsche Bank did not evaluate the solvency or fair value of Belgo, CST, Vega, APSL, AAB and their respective subsidiaries under any laws relating to bankruptcy, insolvency or similar matters. In addition, Deutsche Bank did not assume any obligation to conduct any physical inspection (nor did it conduct any such physical inspection) of the properties or facilities of Belgo, CST, Vega, APSL, AAB or their respective subsidiaries. Accordingly, Deutsche Bank obtained statements executed by officers of Belgo, CST and Vega dated as of July 27, 2005, whereby they reasserted the accuracy, legitimacy, and completeness of all such information, documents and reports which were supplied to Deutsche Bank on the dates when those were supplied to it, and whereby they confirmed that there had not been, since those dates, any material changes to the companies’ business, financial condition, assets, liabilities, business prospects or commercial transactions and any other significant fact which would have rendered any such information incorrect or misleading in any material aspect and which could have a material effect on the results of the valuation report.

     Notwithstanding the foregoing, neither Belgo, CST, Vega, APSL and AAB nor their respective managers or controlling shareholders have directed, limited, made difficult or carried out any act, which has or may have impaired Deutsch Bank's access, use, or knowledge of the information, assets, documents or work methodologies that were relevant for the evaluation herein.

     For purposes of its valuation analysis, Deutsche Bank did not take into account tax-related effects that CST’s, Vega’s, APSL’s or AAB’s shareholders may experience in connection with the merger of shares or the holdings merger, or any fees and expenses that may be incurred in connection with the settlement of such transactions.

     Deutsche Bank’s valuation report relates to the economic value of Belgo, CST, Vega, APSL and AAB as separate entities without giving pro forma consideration to the merger of shares or the holdings merger. Deutsche Bank did not express any opinion as to what the value of the shares of Belgo actually will be when issued pursuant to the merger of shares or the holdings merger or the price at which the shares of Belgo will trade subsequent to the merger of shares or the holdings merger. Deutsche Bank was not requested to, and did not participate in, the negotiation of the merger of shares or the holdings merger, nor was Deutsche Bank requested to, and its

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valuation report did not, address the relative merits of the merger of shares for Belgo or CST and of the holdings merger for Belgo, APSL or AAB, or the effect of any other transaction in which Belgo, CST, Vega, APSL or AAB might engage. Deutsche Bank was not requested to, and did not, solicit third-party indications of interest in the possible acquisition of all or part of Belgo, CST, Vega, APSL or AAB. Deutsche Bank, however, as financial advisor to Belgo, has participated in the structuring of the merger of shares and the holdings merger and has acted as financial advisor for Arcelor in the acquisition of the controlling stake in CST and has advised Arcelor in connection with other restructuring and capital markets transactions that were consummated prior to the merger of shares and the holdings merger.

     Deutsche Bank’s valuation report is strictly based on information available to it and economic, stock market and other conditions and circumstances existing and disclosed to Deutsche Bank as of the date of the valuation report. Consequently, Deutsche Bank has no obligation to update or otherwise revise its valuation report should any future events or conditions affect its valuation analysis or conclusions.

     The scope of Deutsche Bank’s valuation analysis was limited to the economic value of Belgo, CST, Vega, APSL and AAB, and did not distinguish between different classes of shares of such companies. Deutsche Bank’s valuation report did not address (i) the incremental value to the companies which may arise from the consummation of the merger of shares or the holdings merger, if any, or of any other transaction and (ii) any adjustments to compensate for or which may reflect the specific rights associated with any specific class of shares of CST, Vega, Belgo, APSL or AAB. Deutsche Bank did not express any views regarding the distribution of the economic value among the several classes of CST, Belgo, Vega, APSL or AAB shares and Deutsche Bank did not express any opinion in that regard.

     Deutsche Bank’s valuation report is not intended to be and does not constitute a recommendation to Belgo, CST, Vega, APSL, AAB or their respective shareholders, nor does it constitute a recommendation to any shareholder, as to any matters relating to the merger of shares or the Holdings Merger.

     The following is a summary of the material analyses undertaken by Deutsche Bank in connection with the rendering of its valuation report. The summary includes information presented in tabular format. In order to understand fully the financial analyses used by Deutsche Bank, the table must be read together with the text of the summary. The table alone does not constitute a complete description of the financial analyses.

     Given the availability of ten-year management business plans for Belgo, CST, Vega and their respective subsidiaries, which were approved by the management of each of Belgo, CST and Vega, respectively, and the opportunity to review those plans with representatives of Belgo, CST and Vega, and given the limitations of the public market comparables and precedent transaction methodologies, Deutsche Bank selected a discounted cash flow analysis as the best methodology for the assessment of Belgo’s, CST’s, Vega’s, APSL’s and AAB’s economic values. In addition, as Brazilian Corporate Law and the by-laws of CST require that any valuation of CST be done on the basis of a discounted cash flow analysis, Deutsche Bank did not consider that any other alternative valuation methodology would be available.

     Using the financial forecasts provided by management of each of Belgo, CST and Vega, Deutsche Bank performed a discounted cash flow analysis to estimate a range of implied present values per share of each of Belgo, CST, Vega, APSL and AAB, as of May 31, 2005. This range was determined in each case by adding (1) the “present value” of projected free cash flows for the respective operating subsidiaries of Belgo, as well as for CST and Vega, from May 31, 2005 through December 31, 2014 or December 31, 2017, as applicable, plus (2) the “present value” of the “terminal value” of such operating subsidiaries as of the end of the respective forecast period applicable to such subsidiary. “Present value” refers to the current value of future cash flows obtained by discounting such future cash flows at a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, expected returns, and other appropriate factors. “Terminal value” refers to the value of a particular asset based on cash flows occurring after the applicable forecast period. In the case of each company, Deutsche Bank calculated, on the basis of management’s forecasts, free cash flow as primarily EBIT (Earnings before Interest and Taxes), minus Income Tax and Social Contribution net of certain tax benefits, plus depreciation and amortization, minus capital expenditures and plus or minus additional changes in net working capital. Free cash flow was calculated on the basis of projections in nominal reais and further converted into U.S. dollars.

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     In calculating a terminal value of the respective principal operating subsidiaries of Belgo, CST and Vega, at the end of the period, Deutsche Bank applied a range of perpetuity growth rates of the free cash flow after the applicable forecast period ranging from 0% to 1%. In the case of each company, an individual range of dollar-based weighted average cost of capital (adjusted for Brazilian risk and Argentine risk, as applicable) for each operating subsidiary of Belgo, CST, and Vega was utilized to discount back the free cash flows and terminal values to May 31, 2005. In aggregate, Deutsche Bank used a low-end dollar-based weighted average cost of capital (adjusted for Brazilian risk and Argentine risk, as applicable) of 12.00% and a high-end dollar-based weighted average cost of capital (adjusted for Brazilian risk and Argentine risk, as applicable) of 14.63% . Deutsche Bank viewed this discount rate range as appropriate for companies with Belgo’s, CST’s and Vega’s risk characteristics.

     Based on these assumptions and the foregoing analysis, Deutsche Bank derived a range of implied equity values per share of Belgo, CST, Vega, APSL and AAB, and a resulting range of implied exchange ratios, as set forth in the following table:

	Low	High
	(in U.S. dollars)

CST Equity Value Per Thousand Shares	48.80	58.08
Belgo Equity Value Per Thousand Shares	464.76	533.25
Vega Equity Value Per Share	1.03	1.29
APSL Equity Value Per Thousand Shares	53.38	63.52
AAB Equity Value Per Thousand Quotas	486.44	585.09

	Low	High
	(in Reais)[1]

CST Equity Value Per Thousand Shares	115.95	138.00
Belgo Equity Value Per Thousand Shares	1,104.32	1,267.05
Vega Equity Value Per Share	2.45	3.07
APSL Equity Value Per Thousand Shares	126.84	150.93
AAB Equity Value Per Thousand Quotas	1,155.83	1,390.23

(1) Translated from US dollars into reais at a rate of R$2.3761 per US dollar, which was the exchange rate as reported by the Brazilian Central Bank on July 22, 2005. These translations should not be construed as a representation that the US dollar amounts actually represent such real amounts or could be converted into reais at the rates indicated or at any other rate.

     The preceding discussion is a summary of the material financial analyses furnished by Deutsche Bank to Belgo’s board of directors, but it does not purport to be a complete description of the analyses performed by Deutsche Bank or its presentation to Belgo’s board of directors. The preparation of financial analyses and the valuation report is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Deutsche Bank made no attempt to assign specific weights to particular factors considered, but rather made qualitative judgments as to the significance and relevance of all the factors considered and determined to give its valuation report as described above. Accordingly, Deutsche Bank believes that its analyses, and the summary set forth above, must be considered as a whole, and that selecting portions of the analyses and of the factors considered by Deutsche Bank, without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by Deutsche Bank and its valuation report.

     In its analyses, Deutsche Bank made numerous assumptions with respect to Belgo, CST, Vega, APSL, AAB and their respective subsidiaries, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Belgo, CST, Vega, APSL and AAB. Any

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estimates contained in Deutsche Bank’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, none of Belgo, CST, Vega, APSL, AAB, Deutsche Bank, their respective affiliates or any other person assumes responsibility if future results or actual values differ materially from the estimates.

     Deutsche Bank’s qualifications to render the valuation report arise from its extensive experience as an internationally recognized investment banking firm engaged, among other things, in the valuation of companies and other businesses and their securities in the mining and metals industry, in Brazil and elsewhere, in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     Deutsche Bank is an affiliate of Deutsche Bank AG. One or more members of the Deutsche Bank AG group have, from time to time, provided investment banking and other financial services to Belgo, CST, Arcelor and/or their controlling shareholder or affiliates, for which they have received compensation. In the ordinary course of business, members of the Deutsche Bank AG group may actively trade or hold securities of Belgo, CST, Vega, Arcelor or their affiliates for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in these securities. In addition, of the Deutsche Bank AG group may maintain other relationships with Belgo, CST, Vega, Arcelor and their respective affiliates. The research department and other divisions within Deutsche Bank or its affiliates may from time to time perform and/or publish analyses regarding Belgo, CST, Vega, Arcelor or their respective subsidiaries, and they may base their analysis and publications on different market and operating assumptions and on different valuation methodologies when compared with Deutsche Bank’s valuation report and, accordingly, may arrive at conclusions which differ materially from those contained in Deutsche Bank’s valuation report. In addition, Deutsche Bank may perform certain administrative functions in connection with the merger of shares or the Holdings Merger.

     Pursuant to Deutsche Bank’s engagement letter, Belgo agreed to pay Deutsche Bank a fee of US$1.0 million for preparation of its valuation report and fairness opinion payable upon the delivery of those documents, and a success fee of US$500,000 payable upon completion of the merger of shares and the Holdings Merger. Belgo has also agreed to reimburse Deutsche Bank for its reasonable travel and other out-of-pocket expenses incurred in connection with its engagement, including the reasonable fees and expenses of its counsel, and to indemnify Deutsche Bank and its affiliates against specific liabilities and expenses arising out of its engagement.

The Valuation Report Prepared by Apsis

      Apsis has been selected and retained as Belgo’s, CST’s, AAB’s and APSL’s advisor to render a valuation report solely for the purpose of appraising the equity of these companies, under the same criteria and on the same dates, at market price for comparison purposes of Article 264 of Brazilian Corporate Law, based upon and subject to the considerations and limitations set forth in the valuation report. The valuation report prepared by Apsis’ is subject to the assumptions and considerations described in such valuation report. Apsis’ advisory services and valuation report were presented to the board of directors of Belgo, CST, AAB and APSL on July 27, 2005 for use in consideration of the merger of shares and the Holdings Merger. The valuation report is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote on any matters relating to the merger of shares. Apsis did not make a recommendation with respect to the exchange ratio.

     Summary of Apsis’ Valuation Report

      Apsis’ valuation report was rendered to the board of directors of Belgo, CST, AAB and APSL on July 27, 2005. The summary of Apsis’ valuation report set forth below is qualified in its entirety by reference to the full text of the report, which has been filed as a schedule to exhibit 23.8 to the Registration Statement of which this prospectus is a part in connection with the merger of shares, a copy of which may be obtained as described below in “Additional Information for Shareholders—Where You Can Find More Information.”

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     Apsis’ valuation report was rendered to the board of directors of Belgo, CST, AAB and APSL on July 27, 2005.

     Apsis Consultoria Empresarial S/C Ltda. was contracted by Belgo and CST to:

  calculate the exchange ratios of AAB quotas and APSL shares for Belgo shares, with the appraisal of the equity of all companies, under the same criteria and on the same dates, at market price for the purposes of Article 264 of Brazilian Corporate Law; and
  calculate the exchange ratios of CST shares not owned by Belgo, for Belgo shares, with the appraisal of the equity of all companies, under the same criteria and on the same dates at market price, for the purposes of Article 264 of Brazilian Corporate Law.

    The technical procedures employed in this report comply with the appraisal rules criteria, and the calculations to determine the assets value were based on the income, assets and market approach. This report shows the companies’ assets and liabilities at market values as used to adjust the book net equity of AAB, APSL, CST and Belgo based on the assets approach.

    In rendering its valuation report, Apsis held discussions with representatives of each of Belgo and CST concerning the nature of their assets and liabilities, in order to calculate their market value and adjust the book net equity of each company. Such information did not take into account potential operating synergies arising out of the merger; accordingly, Apsis valuation report does not reflect any such synergies. Apsis also performed technical visits in order to inspect the property, plant and equipment listed by Belgo, CST and their respective operating subsidiaries.

     Apsis valuation report was also based on audited financial statements of Belgo and CST as of and for the five-month period ended May 31, 2005.

     Managements of each of Belgo and CST have advised Apsis that the financial information of each of Belgo and CST, respectively, as of and for the five-month period ended May 31, 2005, was prepared in accordance with Brazilian Corporate Law. Belgo and CST have directed Apsis to rely on such financial information and Apsis has not performed an independent verification of such financial information and does not assume responsibility therefor.

     In addition, in preparing its valuation report, Apsis assumed and relied on the accuracy, completeness and reasonableness of all financial and other information and data supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available. In addition, Apsis assumed an obligation to conduct a physical inspection of the properties and facilities of Belgo, CST and their respective subsidiaries.

      For purposes of its valuation analysis, Apsis did not take into account tax-related effects that CST’s, Vega’s, APSL’s or AAB’s shareholders may experience in connection with the merger of shares or the Holdings Merger, or any fees and expenses that may be incurred in connection with the settlement of such transactions.

     Apsis valuation report is necessarily based on information available to it and financial, stock market and other conditions and circumstances existing and disclosed to Apsis as of the date of the valuation report.

     Apsis has no obligation to update or otherwise revise its valuation report should any future events or conditions affect its valuation analyses or conclusions.

     The scope of Apsis valuation analyses was limited to the appraisal of the equity of all companies under the same criteria and on the same dates, at market price for the purposes of Article 264 of Brazilian Corporate Law and did not address, among other things:

  treatment given to different classes of shares of each of Belgo or CST, as the case may be;
  any other transaction relating to the shares of Belgo or CST, as the case may be;

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  CST’s underlying business decision to effect the merger of shares, and the prices at which CST or Belgo securities, as the case may be, may actually be sold.

     Apsis’ valuation report is not intended to be and does not constitute a recommendation or opinion to Belgo or CST, as the case may be, nor does it constitute a recommendation or opinion to any shareholder of Belgo or CST, as to any matters relating to the merger of shares or the Holdings Merger, including on how shareholders should vote on the merger of shares or the Holdings Merger.

     The following is a summary of the material analyses undertaken by Apsis in connection with the rendering of its valuation report. The summary includes information presented in tabular format. In order to fully understand the methodologies used by Apsis, the table must be read together with the text of the summary. The table alone does not constitute a complete description of the analyses.

     Using the financial statements provided by management of each of Belgo and CST, Apsis performed adjustments on the book value of their assets and liabilities, based on assets approach – net equity at market value. This methodology derives from the generally accepted accounting principles (GAAP), where the financial statements are prepared based on the historical cost principle, i.e. the acquisition cost. Due to this fact and the basic accounting principles, the book value of a company’s assets minus the book value of its liabilities is equal to the book value of its net equity. The methodology first considers the book value of the assets and liabilities, and requires adjustments to a few of these items, so as to reflect their likely realization values. The result of this method may give an initial base to estimate a company’s value, and a useful base to compare the results of other methodologies. On the other hand, the basic principles of economics allow us to create the following appraisal technique: the assets defined value minus the liability defined value is equal to the defined value of a company’s net equity. Within an appraisal view, the relevant value definitions are those appropriate to the appraisal purposes. Therefore, the asset approach aims at evaluating a company value by adjusting the book values (net balance) to their respective fair market values. The assets and liabilities deemed relevant are evaluated by the fair market value, with the comparison of this value and its book value (net balance).

     The general appraisal criteria used to adjust the assets subject to appraisal at market price are detailed in Apsis’ complete report.

     These adjustments, duly analyzed, are added to the book net equity value to determine a company’s market value by the assets approach. The fair market value of a company will be the net equity, with due regard for the adjustments found for the appraised assets and liabilities.

     The table below shows CST net equity at market price, including the respective adjustments of the main accounts:

Relevant
Accounts	Book Value	Market Value	Adjustment

		(in millions of reais)
Assets	11,146.71	8,667.88	(2,478.83)
Short-Term Assets	1,726.77	1,726.77	0.00
Long-Term Assets	342.13	193.80	(148.33)
Permanent Assets	9,077.81	6,747.31	(2,330.50)
Investments	1,104.91	1,050.32	(54.59)
Property, Plant and Equipment	7,965.83	5,696.99	(2,268.84)

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Deferred Assets	7.07	0.00	(7.07)
Liabilities	(3,208.83)	(2,425.68)	783.15
Short-Term Liabilities	(1,155.20)	(1,056.02)	99.18
Long-Term Liabilities	(2,053.63)	(1,369.66)	683.98
Net Equity	(7,937.88)	(6,242.20)	1,695.68

Value of CST Shares

50,976,440,030 shares	Share Value – Per One Thousand Shares

Book equity value	R$ 155.716703
Adjustment per share	(R$ 33.264020)
Equity amount adjusted at market value	R$ 122.452683

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     The table below shows AAB net equity at market price, including the respective adjustments of the main accounts:

Relevant Accounts	Book Value	Market Value	Adjustment

	(in millions of reais)
Assets	2,541.52	2,460.33	(81.19)
Short-Term Assets	0.00	0.00	0.00
Long-Term Assets	0.00	0.00	0.00
Permanent Assets	2,541.52	2,460.33	(81.19)
Investments	2,541.52	2,460.33	(81.19)
Vega 75.00	525.09	389.50	(135.58)
CST 33.17	2,009.63	2,070.82	61.19
Others	0.00	0.00	0.00
Goodwill	6.80	0.00	(6.80)
Liabilities	(79.24)	(79.24)	0.00
Short-Term Liabilities	0.00	0.00	0.00
Long-Term Liabilities	(79.24)	(79.24)	0.00
Net Equity	(2,462.28)	(2,381.09)	81.19

Value of AAB Quotas

2,122,516,699 quotas	Quota Value Per One Thousand Quotas

Book equity value	R$ 1,160.075194
Adjustment per quota	(R$ 38.252897)
Equity amount adjusted at market value	R$ 1,121.822297

     The table below shows APSL net equity at market price, including the respective adjustments of the main accounts:

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Relevant Accounts	Book Value	Market Value	Adjustment

	(in millions of reais)
Assets	580.47	657.05	76.57
Short-Term Assets	0.23	0.23	0.00
Long-Term Assets	0.92	0.92	0.00
Permanent Assets	579.33	655.91	76.57
Investments	579.33	655.91	76.57
CST 10.5	665.06	655.91	(9.16)
Goodwill	(85.73)	0.00	85.73
Liabilities	13.23	13.23	0.00
Short-Term Liabilities	0.00	0.00	0.00
Long-Term Liabilities	(13.23)	(13.23)	0.00
Net Equity	(567.24)	(643.82)	(76.57)

Value of APSL Shares

4,896,865 thousand shares	Share Value – Per One Thousand Shares

Book equity value	R$ 115.838221
Adjustment per share	R$ 15.637541
Equity amount adjusted at market value	R$ 131.475762

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     The table below shows Belgo net equity at market price, including the respective adjustments of the main accounts:

Relevant Accounts	Book Value	Market Value	Adjustment

	(in millions of reais)
Assets	4,476.07	6,430.99	1,954.92
Short-Term Assets	2.08	2.08	0.00
Long-Term Assets	122.91	122.91	0.00
Permanent Assets	4,351.08	6,305.99	1,954.92
Investments	4,349.62	6,305.99	1,956.38
BS 99.11	3,538.52	6,221.15	2,682.62
BMP 99.98	38.45	68.19	29.73
*Guilman 51.00	17.10	16.17	(0.93)
BME 99.00	0.50	0.50	0.00
Others	0.00	0.00	0.00
Goodwill	755.05	0.00	(755.05)
Property, Plant and Equipment	0.00	0.00	0.00
Deferred Assets	1.46	0.00	(1.46)
Liabilities/Deferred Assets	(38.92)	(38.92)	0.00
Short-Term Liabilities	(38.92)	(38.92)	0.00
Long-Term Liabilities	0.00	0.00	0.00
Net Equity	(4,437.15)	(6,392.07)	(1,954.92)

Note: * 100% investments accounted for

Value of Belgo Shares

7,015,829 thousand shares	Share Value – Per One Thousand Shares

Book equity value	R$ 632.448398
Adjustment per share	(R$ 278.643725)

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Equity amount adjusted at market value	R$ 911.092123
(*) excluding the treasury shares

After adjusting the net equity of CST, Belgo, AAB and APSL at market values, the tables below show the calculation of the exchange ratios:

Exchange Ratio Calculation

     Phase 1 (AAB and APSL Merger)

		Net Equity at Market

	BELGO	AAB	APSL

Net equity at market (in millions of reais)	R$ 6,392	R$ 2,381	R$ 644
Total shares/quotas	7,015,829,297	2,122,516,699	4,896,865,634
Per thousand of shares/quotas (in reais)	R$ 911.092123	R$ 1,121.822297	R$ 131.475762
Exchange ratio	1.000000	0.812154	6.929735
Note: Amount of AAB or APSL quotas/shares for one Belgo share, considering the events and adjustments in Chapter 9

     Phase 2 (CST Shares Merger)

	Net Equity at Market

	BELGO	AAB

Net equity at market (in millions of reais)	R$ 9,417	R$ 6,242
Total shares/quotas	9,871,421,619	50,976,440,030
Per thousand of shares/quotas (in reais)	R$ 953.963155	R$ 122.452683
Exchange ratio	1.000000	7.790463
Note: Amount of CST shares for one Belgo share, considering the realizations in Phase 1.

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     The preceding discussion is a summary of the materials furnished by Apsis to the board of directors of Belgo, CST and its shareholders, but it does not purport to be a complete description of the analyses performed by Apsis. The preparation of the valuation report is a complex process involving technical judgments and is not necessarily susceptible to partial analyses or summary description. Accordingly, Apsis believes that its analyses, and the summary set forth above, must be considered as a whole, and that selecting portions of the analyses, without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by Apsis and its valuation report.

     In its analyses, Apsis made numerous assumptions with respect to Belgo, CST, their respective subsidiaries, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Belgo, CST and Apsis. Any estimates contained in Apsis’ analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, none of Belgo, CST, Apsis, their respective affiliates or any other person assumes responsibility if future results or actual values differ materially from the estimates.

     Apsis’ qualifications to render the valuation report arise from its extensive experience as an internationally recognized consulting company engaged, among other things, in the valuation of companies and other businesses and their securities in Brazil and elsewhere, in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

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MARKET INFORMATION

Market Price of Belgo and CST Shares

     Belgo’s common shares and Belgo’s preferred shares are currently listed on the São Paulo Stock Exchange under the ticker symbol “BELG3” and “BELG4,” respectively. After the change of Belgo’s name to Arcelor Brasil S.A., the ticker symbol may change.

     CST’s preferred shares are currently listed on the São Paulo Stock Exchange under the ticker symbol “CSTB4.” CST’s ADRs representing its preferred shares are not listed on the NYSE. Each CST ADR represents 1,000 preferred shares of CST. JP Morgan Chase Bank, N.A. is CST’s depositary and issues the ADRs evidencing CST’s ADSs.

     The following table shows, for the periods indicated, the high and low of the last reported closing prices per 1,000 Belgo common shares and preferred shares and per 1,000 CST common shares and preferred shares and per ADR for the periods indicated. Common and preferred share prices are as reported on the São Paulo Stock Exchange, and ADR prices are as reported on the NYSE.

	Belgo				CST

	1,000 Common		1,000 Preferred		1,000 Common		1,000 Preferred
	Shares		Shares(1)		Shares		Shares		ADRs

	Low	High	Low	High	Low	High	Low	High	Low	High

	(reais)		(reais)		(reais)		(reais)		(U.S. dollars)

2000	69.80	153.51	81.86	164.67	10.53	15.90	12.18	18.36	12.25	19.15
2001	75.16	133.27	81.87	146.41	9.51	16.73	8.91	16.82	6.30	13.88
2002	113.61	321.60	129.77	331.14	11.63	27.56	13.82	28.73	7.27	10.85
2003	291.84	574.41	330.47	682.00	27.13	76.58	25.56	89.94	9.57	34.50
2004	527.69	1,396.56	599.80	1,520.30	70.42	124.75	71.53	152.38	25.93	58.00
First quarter 2004	574.41	747.33	682.00	848.32	71.30	84.50	79.26	102.98	30.98	41.40
Second quarter 2004	527.69	688.87	599.80	815.84	70.42	79.23	71.53	101.53	25.93	39.75
Third quarter 2004	690.79	1,137.65	819.68	1,293.10	70.42	116.85	85.22	121.57	30.51	44.40
Fourth quarter 2004	1,035.11	1,396.56	1,122.33	1,520.30	107.48	124.75	102.62	152.38	39.75	58.00
Last Six Months
January 2005	1,172.58	1,301.76	1,293.79	1,480.60	115.09	127.55	133.09	146.17	51.00	58.00
February 2005	1,167.61	1,301.66	1,286.84	1,467.69	124.68	135.00	136.95	164.80	52.00	63.50
March 2005	1,241.10	1,391.20	1,331.55	1,550.16	135.00	145.01	162.00	178.00	61.20	67.35
April 2005	999.99	1,241.10	1,100.02	1,356.39	145.01	145.01	125.00	164.00	54.50	62.00
May 2005	890.00	1,100.00	1,000.00	1,221.30	144.48	144.48	116.50	146.01	51.40	55.50
June 2005	990.00	1,100.00	1,010.00	1,194.99	106.50	144.48	108.60	138.50	46.45	55.50
2005
First quarter 2005	1,167.61	1,391.20	1,286.84	1,550.16	115.09	145.01	133.09	178.00	51.00	67.35
Second quarter 2005	890.00	1,241.10	1,000.00	1,356.39	106.50	145.01	108.60	164.00	46.45	62.00

____________________
(1) The conversion of preferred shares into common shares will be submitted to Belgo’s shareholders on September 8, 2005. Source: Economática Ltda.

Dividend Information

     The following table shows the amount of dividends and interest on shareholders’ equity declared under Brazilian GAAP by Belgo on its common and preferred shares and by CST on each lot of 1,000 of its common and preferred shares and on each CST ADR for the years 2000 to 2004.

	Belgo Dividends and Interest on		CST Dividends and Interest on
	Shareholders’ Equity Per		Shareholders’ Equity Per

	1,000 Common	1,000 Preferred	1,000 Common	1,000 Preferred
	Shares	Shares	Shares	Shares	ADS

	(R$ per thousand)	(R$ per thousand)	(R$ per thousand)	(R$ per thousand)	(U.S.$ per ADS)(1)
2000	21.54	23.69	2.69	2.96	1.61
2001	9.32	10.25	1.18	1.30	0.55
2002	12.37	13.61	2.72	2.98	0.99
2003	21.33	23.36	9.09	9.98	3.26

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	Belgo Dividends and Interest on		CST Dividends and Interest on
	Shareholders’ Equity Per		Shareholders’ Equity Per

	1,000 Common	1,000 Preferred	1,000 Common	1,000 Preferred
	Shares	Shares	Shares	Shares	ADS

	(R$ per thousand)	(R$ per thousand)	(R$ per thousand)	(R$ per thousand)	(U.S.$ per ADS)(1)
2004	39.85	43.84	13.74	15.12	5.18

(1) Translated to US$ using the average exchange rates for each period, considering the exchange rate on the last day of each month during the period.

Trading on the BOVESPA

     In 2000, the BOVESPA was reorganized through the execution of memoranda of understanding by the Brazilian stock exchanges. Under the memoranda, all securities are now traded only on the BOVESPA, with the exception of electronically traded public debt securities and privatization auctions, which are traded on the Rio de Janeiro Stock Exchange.

     When shareholders trade in common and preferred shares on the BOVESPA, the trade is settled in three business days after the trade date without adjustment of the purchase price for inflation. The seller is ordinarily required to deliver the shares to the exchange on the second business day following the trade date. Delivery of and payment for shares are made through the facilities of the CBLC.

     The BOVESPA is a nonprofit entity owned by its member brokerage firms. Trading on the BOVESPA is limited to member brokerage firms and a limited number of authorized nonmembers. The BOVESPA has two open outcry trading sessions each day from 11:00 a.m. to 1:30 p.m. and from 2:30 p.m. to 5:45 p.m., São Paulo time, except during daylight savings time in the United States. During daylight savings time in the United States, the sessions are from 10:00 a.m. to 1:00 p.m. and from 2:00 p.m. to 4:45 p.m., São Paulo time, to closely mirror the NYSE trading hours. Trading is also conducted between 11:00 a.m. and 6:00 p.m., or between 10:00 a.m. and 5:00 p.m. during daylight savings time in the United States, on an automated system known as the Computer Assisted Trading System (Sistema de Negociação Assistida por Computador) on the BOVESPA and on the National Electronic Trading System (Sistema Eletrônico de Negociação Nacional). This system is a computerized system that links electronically with the seven smaller regional exchanges. The BOVESPA also permits trading from 6:45 p.m. to 7:30 p.m. on an online system connected to traditional and internet brokers called the “after market.” Trading on the after market is subject to regulatory limits on price volatility and on the volume of shares transacted through internet brokers. There are no specialists or officially recognized market makers for Belgo’s shares in Brazil.

     In order to better control volatility, the BOVESPA adopted a “circuit breaker” system pursuant to which trading sessions may be suspended for a period of 30 minutes or one hour whenever the indices of the BOVESPA falls below the limits of 10% or 15%, respectively, in relation to the index registered in the previous trading session.

     The BOVESPA is significantly less liquid than the NYSE or other major exchanges in the world. As of December 31, 2004, the aggregate market capitalization of the 373 companies listed on the BOVESPA was equivalent to approximately R$904.9 billion (US$340.9 billion), and the 10 largest companies listed on the BOVESPA represented approximately 48.1% of the total market capitalization of all listed companies. By comparison, as of December 31, 2004, the aggregate market capitalization of the 2,768 companies listed on the NYSE was approximately US$12.8 trillion, and the 10 largest companies listed on the NYSE represented approximately 19.5% of the total market capitalization of all listed companies. Although any of the outstanding shares of a listed company may trade on the BOVESPA, in most cases fewer than half of the listed shares are actually available for trading by the public, the remainder being held by small groups of controlling persons, by government entities or by one principal shareholder.

     Trading on the BOVESPA by a holder not deemed to be domiciled in Brazil for Brazilian tax and regulatory purposes, a non-Brazilian holder, is subject to certain limitations under Brazilian foreign investment legislation. With limited exceptions, non-Brazilian holders may only trade on Brazilian stock exchanges in accordance with the requirements of Resolution No. 2,689, of January 26, 2000, or Resolution No. 2,689, of the National Monetary Council (Conselho Monetário Nacional), or CMN. Resolution No. 2,689 requires that securities

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held by non-Brazilian holders be maintained in the custody of, or in deposit accounts with, financial institutions and be registered with a clearinghouse. Such financial institutions and clearinghouses must be duly authorized to act as such by the Central Bank and the CVM. In addition, Resolution No. 2,689 requires non-Brazilian holders to restrict their securities trading to transactions on Brazilian stock exchanges or qualified over-the-counter markets. With limited exceptions, non-Brazilian holders may not transfer the ownership of investments made under Resolution No. 2,689 to other non-Brazilian holders through a private transaction. See “Material Tax Considerations—Material Brazilian Tax Considerations” for a description of certain tax benefits extended to non-Brazilian holders who qualify under Resolution No. 2,689.

Corporate Governance Practices

     In 2000, the BOVESPA introduced three special listing segments, known as Level 1 and 2 of Differentiated Corporate Governance Practices and New Market (Novo Mercado), aiming at fostering a secondary market for securities issued by Brazilian companies with securities listed on the BOVESPA, by prompting such companies to follow good practices of corporate governance. The listing segments were designed for the trading of shares issued by companies voluntarily undertaking to abide by corporate governance practices and disclosure requirements in addition to those already imposed by Brazilian law. These rules generally increase shareholders’ rights and enhance the quality of information provided to shareholders.

     To become a Level 1 (Nível 1) company, in addition to the obligations imposed by current Brazilian law, an issuer must agree to (a) ensure that shares of the issuer representing 25% of its total capital are effectively available for trading, (b) adopt offering procedures that favor widespread ownership of shares whenever making a public offering, (c) comply with minimum quarterly disclosure standards, (d) follow stricter disclosure policies with respect to transactions made by controlling shareholders, directors and officers involving securities issued by the issuer; (e) submit any existing shareholders’ agreements and stock option plans to the BOVESPA; and (f) make a schedule of corporate events available to shareholders.

     To become a Level 2 (Nível 2) company, in addition to the obligations imposed by current Brazilian law, an issuer must agree to (a) comply with all of the listing requirements for Level 1 companies, (b) grant tag-along rights for all shareholders in connection with a transfer of control of the company, offering the same price paid per share for controlling block common shares and 70% of the price paid per share of controlling block preferred shares, (c) grant voting rights to holders of preferred shares in connection with certain corporate restructurings and related party transactions, such as (i) any transformation of the company into another corporate form, (ii) any merger, consolidation or spin-off of the company, (iii) approval of any transactions between the company and its controlling shareholder, including parties related to the controlling shareholder, (iv) approval of any valuation of assets to be delivered to the company in payment for shares issued in a capital increase, (v) appointment of an expert firm to ascertain the fair value of the company in connection with any deregistration and delisting tender offer, and (vi) any changes to these voting rights, (d) have a board of directors comprised of at least five members with a term limited to one year, (e) prepare annual financial statements in English, including cash flow statements, in accordance with international accounting standards, such as U.S. GAAP or International Financial Reporting Standards, (f) if it elects to delist from the Level 2 segment, hold a tender offer by the company’s controlling shareholder (the minimum price of the shares to be offered will be determined by an appraisal process), and (g) adhere exclusively to the rules of the BOVESPA Arbitration Chamber for resolution of disputes between the company and its investors.

     To be listed in the Novo Mercado, an issuer must meet all of the requirements described above, in addition to (a) issuing only voting shares and (b) granting tag-along rights for all shareholders in connection with a transfer of control of the company, offering the same price paid per share for controlling block common shares.

Regulation of the Brazilian Securities Market

     The Brazilian securities markets are regulated by the CVM, which has regulatory authority over the stock exchanges and securities markets, as well as by the Central Bank, which has, among other powers, licensing authority over brokerage firms and regulates foreign investment and foreign exchange transactions. The Brazilian securities markets are governed by Law No. 10,198 dated February 14, 2001, Law No. 10,303 dated October 31, 2001, known as Law No. 10,303, and Law No. 10,411 dated February 26, 2002, which introduced new concepts and several changes to Law No. 6,385 dated December 7, 1976, as amended and supplemented, the principal law

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governing the Brazilian securities markets, by Brazilian Corporate Law, and by regulations issued by the CVM, the CMN and the Central Bank. These laws and regulations, among others, provide for disclosure requirements applicable to issuers of traded securities, criminal sanctions for insider trading and price manipulation, and protection of minority shareholders. They also provide for licensing and oversight of brokerage firms and governance of Brazilian stock exchanges. However, the Brazilian securities markets are not as highly regulated and supervised as U.S. securities markets.

     Under the Brazilian Corporate Law, a company is either publicly held, a companhia aberta, or privately held, a companhia fechada. All listed companies are registered with the CVM and are subject to reporting and regulatory requirements. A company registered with the CVM may trade its securities either on the BOVESPA or in the Brazilian over-the-counter market. Shares of companies listed on the BOVESPA may not simultaneously trade on the Brazilian over-the-counter market. The shares of a listed company may also be traded privately, subject to several limitations. To be listed on the BOVESPA, a company must apply for registration with the BOVESPA and the CVM.

     The trading of securities on the BOVESPA may be halted at the request of a company in anticipation of a material announcement. Trading may also be suspended on the initiative of the BOVESPA or the CVM, among other reasons, based on or due to a belief that a company has provided inadequate information regarding a significant event or has provided inadequate responses to inquiries by the CVM or the BOVESPA.

     Trading on the BOVESPA by non-residents of Brazil is subject to limitations under Brazilian foreign investment and tax legislation. The Brazilian custodian for the preferred shares underlying the ADSs must, on behalf of the depositary for the ADRs, obtain registration from the Central Bank to remit U.S. dollars abroad for payments of dividends, any other cash distributions, or upon the disposition of the shares and sales proceeds therefrom. If you exchange your ADSs for ordinary shares, you will be entitled to continue to rely on the custodian’s electronic certificate of foreign capital registration for five business days after the exchange. Thereafter, you may not be able to obtain and remit abroad non-Brazilian currency upon the disposition of or distributions relating to the ordinary shares, and will be subject to a less favorable tax treatment on gains with respect to the ordinary shares, unless you obtain a new electronic certificate of foreign capital registration or qualify under Brazilian foreign investment regulations that entitle some foreign investors to buy and sell shares on the BOVESPA without obtaining separate electronic certificates of foreign capital registration. See “Belgo’s Description of Capital Stock—Regulation of Foreign Investment.”

Disclosure Requirements

     Pursuant to CVM Rule No. 358, of January 3, 2002, the CVM revised and consolidated the requirements regarding the disclosure and use of information related to material facts and acts of publicly held companies, including the disclosure of information in the trading and acquisition of securities issued by publicly held companies.

These requirements include provisions that:
  establish the concept of a material fact that gives rise to reporting requirements. Material facts include decisions made by the controlling shareholders, resolutions of the general meeting of shareholders and of management of the company, or any other facts related to the company’s business (whether occurring within the company or otherwise somehow related thereto) that may influence the price of its publicly traded securities, or the decision of investors to trade such securities or to exercise any of such securities’ underlying rights;
  specify examples of facts that are considered to be material, which include, among others, the execution of shareholders’ agreements providing for the transfer of control, the entry or withdrawal of shareholders that maintain any managing, financial, technological or administrative function with or contribution to the company, and any corporate restructuring undertaken among related companies;

167

  oblige the officer of investor relations, controlling shareholders, other officers, directors, members of the audit committee and other advisory boards to disclose material facts;
  require simultaneous disclosure of material facts to all markets in which the corporation’s securities are admitted for trading;
  require the acquiror of a controlling stake in a corporation to publish material facts, including its intentions as to whether or not to de-list the corporation’s shares, within one year;
  establish rules regarding disclosure requirements in the acquisition and disposal of a material stockholding stake; and
  restrict the use of insider information.

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DIVIDEND HISTORY

     The tables below summarize the history of payments of dividends and interest on shareholders’ equity of Belgo and CST for 2002, 2003 and 2004. Interest on shareholders’ equity is a form of distribution on shares that is deductible by the payer for Brazilian tax purposes. Each table sets forth amounts in reais per thousand common shares and preferred shares and amounts in U.S. dollars per ADSs translated into U.S. dollars at the prevailing selling rate for reais into U.S. dollars at the commercial rate on each of the respective dates of those payments.

Belgo

     Belgo pays its shareholders both dividends and interest on shareholders’ equity. The payments made by Belgo in the years below represented both dividends and interest on shareholders’ equity.

	Year ended December 31,

	2004	2003	2002

	(R$ per thousand)	(R$ per thousand)	(R$ per thousand)
Dividends plus interest on
shareholders’ equity:
Common	47.26	12.37	9.32
Preferred	51.99	13.61	10.25

CST

     CST pays its shareholders both dividends and interest on shareholders’ equity. The payments made by CST in the years below represented both dividends and interest on shareholders’ equity.

	Year ended December 31,

	2002		2003		2004

	(R$ per	(U.S.$ per	(R$ per	(U.S.$ per	(R$ per	(U.S.$ per
	thousand)	ADS)(1)	thousand)	ADS)(1)	thousand)	ADS)(1)
Dividends plus interest on
shareholders’ equity:
Common	2.08	-	7.62	-	8.40	-
Preferred	2.29	0.81	8.38	2.67	9.24	3.14
(1) Translated to US$ using the commercial selling rate as reported by the Central Bank at the payment date.

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WHERE YOU CAN FIND MORE INFORMATION

     Belgo and CST are subject to the informational requirements of the Brazilian securities commission and the Brazilian stock exchanges and file reports and other information relating to their business, financial condition and other matters with the CVM and Brazilian stock exchanges. You may read these reports, statements and other information at the public reference facilities maintained in São Paulo. Some Belgo and CST filings with the CVM are also available at the website maintained by the CVM at http://www.cvm.gov.br. Belgo and CST, as foreign private issuers, are exempt from the rules under the Exchange Act that require the furnishing of proxy statements.

     Belgo has filed a registration statement on Form F-4 to register under the Securities Act the common shares of Belgo to be received in the merger of shares by U.S. holders of CST common shares, preferred shares and ADRs. This document is part of the registration statement in Form F-4 and constitutes a prospectus of Belgo. As allowed by the SEC rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

    If you are a holder of CST ADRs, you may request additional information relating to the merger of shares to:

JP Morgan Chase Bank, N.A.
60, Wall Street, New York,
10260 NY, United Stated
Telephone 212-648-6694

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ENFORCEMENT OF CIVIL LIABILITIES AGAINST NON-U.S. PERSONS

     Belgo is organized under the laws of Brazil and has substantially all of its assets and operations located in Brazil and, to a lesser extent, in Argentina. As a result, it will be necessary for you to comply with Brazilian law in order to obtain an enforceable judgment against these foreign resident persons or Belgo’s assets. It may not be possible for investors to effect service of process within the United States upon Belgo’s executive officers and directors, or to realize in the United States or other jurisdictions outside Brazil upon judgments against these persons obtained in U.S. courts based upon civil liabilities of these persons, including any judgments based upon U.S. federal securities laws.

     Specifically, Belgo’s Brazilian legal counsel has advised Belgo that Brazilian courts will enforce judgments of U.S. courts for civil liabilities predicated upon the securities laws of such countries, including the U.S. securities laws, without reconsideration of the merits, only if the judgment satisfies certain requirements and receives confirmation from the Federal Court of Justice of Brazil. The foreign judgment will be confirmed if:

  it fulfills all formalities required for its enforceability under the laws of the country that granted the foreign judgment;
  it was issued by a competent court in the jurisdiction where the judgment was awarded after service of process that was properly made or after sufficient evidence of the party’s absence is given in accordance with applicable law;
  it is not subject to appeal;
  it is for the payment of a sum certain;
  it is authenticated by a Brazilian consular office in the country where it was issued and is accompanied by a sworn translation into Portuguese; and
  it is not contrary to Brazilian national sovereignty, public policy or good morals.

     Notwithstanding the foregoing, Belgo cannot assure you that such confirmation would be obtained, that the process described above would be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment for violation of other countries’ securities laws.

     Belgo’s Brazilian legal counsel has also advised Belgo that:

  as a plaintiff, you may bring an original action predicated upon the securities laws of other countries, including the U.S. securities laws, in Brazilian courts and that, subject to applicable laws, Brazilian courts may enforce liabilities in these types of actions against Belgo, its directors, and certain of its officers and advisors under certain circumstances; and that if you reside outside Brazil and own no real property in Brazil, you must provide a bond sufficient to guarantee court costs and legal fees, including the defendant’s attorneys’ fees, as determined by the Brazilian court in connection with litigation in Brazil, except in the case of the enforcement of a foreign judgment which has been confirmed by the Federal Court of Justice of Brazil.

Brazilian law limits investors’ abilities as judgment creditors to satisfy a judgment against their debtors by attaching certain of their respective assets.

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LEGAL MATTERS

     Shearman & Sterling LLP has advised Belgo and CST on certain U.S. securities law and tax law matters in connection with the common shares of Belgo to be issued in connection with the merger of shares. Barbosa, Müssnich & Aragão Advogados has advised Belgo on certain Brazilian matters and tax law matters in connection with the merger of shares. Machado, Meyer, Sendacz e Opice Advogados has advised CST on certain Brazilian matters and tax law matters in connection with the merger of shares. Barbosa, Müssnich & Aragão Advogados and Machado, Meyer, Sendacz e Opice Advogados have rendered opinions with respect to the legality of Belgo’s common shares, which opinions have been filed as exhibits 5.1 and 5.2, respectively. Shearman & Sterling LLP, Barbosa, Müssnich & Aragão Advogados and Machado, Meyer, Sendacz e Opice Advogados have rendered opinions with respect to tax consequences of the merger of shares, which opinions have been filed as exhibits 8.1, 8.2 and 8.3, respectively, to the Registration Statement of which this prospectus is a part.

EXPERTS

     The consolidated financial statements of Companhia Siderúrgica Belgo-Mineira as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004, have been included in this registration statement in reliance upon the report of KPMG Auditores Independentes, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Acindar Industria Argentina de Aceros Sociedad Anónima as of December 31, 2003 and for the year then ended, have been included in this registration statement in reliance upon the report of Finsterbusch Pickenhayn Sibille, member firm of KPMG International, independent auditor, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2003 consolidated financial statements is qualified for the following departures from generally accepted accounting principles in the city of Buenos Aires, Argentina (“Argentine GAAP”) applicable to consolidated financial statements, indicated in Note 4.1 to the consolidated financial statements:

  The Company is required to comply with the regulations of the Argentine Securities Commission, which differ from Argentine GAAP in certain respects. The effects of these departures from Argentine GAAP have been quantified by the Company in Note 4.1 to the consolidated financial statements.
  Argentine GAAP requires prior year comparative financial statements to be presented. Such prior year comparative financial statements have not been presented in the accompanying consolidated financial statements, as these consolidated financial statements have been prepared to comply with Rule 3-05 of Regulation S-X of the SEC.

     The audit report also contains an explanatory paragraph that states that several new accounting pronouncements became effective in the city of Buenos Aires, Argentina on January 1, 2003, which required the restatement of certain opening balances to reflect the cumulative effect of these accounting changes.

     The financial statements of Vega do Sul S.A. as of December 31, 2004 and 2003 and for each of the years in the two-year period ended December 31, 2004, have been included in this registration statement in reliance upon the report of KPMG Auditores Independentes, independent auditor, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of CST as of December 31, 2004 and for the year then ended included in this registration statement have been audited by Deloitte Touche Tohmatsu Auditores Independentes, an independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of CST as of December 31, 2003 and for the years ended December 31, 2003 and 2002, included in this Registration Statement have been so included in reliance on the audit report of PricewaterhouseCoopers Auditores Independentes, independent registered public accounting firm, given on the

172

authority of said firm as experts in auditing and accounting. PricewaterhouseCoppers Auditores Independentes is member of the Regional Accounting Council (Conselho Regional de Contabilidade – CRC).

     Belgo has not authorized any person to give any information or to make any representations in connection with the merger of shares other than the information contained or incorporated by reference in this prospectus and, if any person gives other information or makes a representation in connection with the merger of shares, that information or representation must not be relied on as having been authorized by Belgo.

     This prospectus does not constitute an offer or a solicitation to any person in any jurisdiction in which an offer or solicitation is unlawful. The offer is not being made to holders of shares in any jurisdiction in which the making or acceptance of the offer would not be in compliance with the laws of that jurisdiction. However, Belgo may, in its sole discretion, take any action Belgo may deem necessary to make the offer in any such jurisdiction and extend the offer to holders of shares in any jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer will be deemed to be made on Belgo’s behalf by the dealer manager or one or more registered brokers or dealers licensed under the laws of the relevant jurisdiction.

     The delivery of this prospectus will not, under any circumstance, create an implication that Belgo’s affairs have not changed since the date as of which information is furnished or since the date of this prospectus.

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Report of independent registered public accounting firm

The Board of Directors and Shareholders
Companhia Siderúrgica Belgo-Mineira
Belo Horizonte - MG

We have audited the accompanying consolidated balance sheets of Companhia Siderúrgica Belgo-Mineira and subsidiaries (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Companhia Siderúrgica Belgo-Mineira and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with generally accepted accounting principles in Brazil.

Generally accepted accounting principles in Brazil vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 25 to the consolidated financial statements.

May 10, 2005

KPMG Auditores Independentes

Belo Horizonte, Brazil

Companhia Siderúrgica Belgo-Mineira

Consolidated balance sheets

(In thousands of Reais)

	December 31,

Assets	2004	2003

Current assets
Cash and cash equivalents (Note 4)	783,917	482,908
Marketable securities (Note 26)	146,258	188,759
Trade accounts receivable, net (Note 5)
Related parties (Note 8)	58,722	35,204
Other	709,972	383,533
Inventories (Note 6)	1,299,702	586,603
Recoverable taxes (mainly State and Federal VAT)	138,613	131,018
Deferred tax assets (Note 15)	163,682	59,872
Other receivables
Related parties (Note 8)	5,704	25,051
Other	171,408	84,037
	3,477,978	1,976,985
Non-current assets
Deferred tax assets (Note 15)	648,412	261,425
Recoverable taxes (mainly State VAT)	95,016	12,059
Restricted deposits for legal proceedings (Note 14)	346,911	289,281
Other equity securities	86,227	86,227
Receivables from related parties (Note 8)	-	376,388
Other receivables	91,176	58,726
	1,267,742	1,084,106
Permanent assets
Investments (Note 7)
In associated companies	338,832	138,240
Other investments	10,044	37,988
Property, plant and equipment, net (Note 9)	2,918,685	2,455,541
Deferred charges, net (Note 10)	61,168	582,961
	3,328,729	3,214,730

Total assets	8,074,449	6,275,821

See accompanying notes to consolidated financial statements.

Companhia Siderúrgica Belgo-Mineira

Consolidated balance sheets

(In thousands of Reais)

	December 31,

Liabilities and shareholders' equity	2004	2003
Current liabilities
Trade accounts payable	454,637	292,847
Salaries and social security charges payable	142,402	84,540
Current portion of long-term debt (Note 11)	285,665	453,729
Short-term debentures (Note 12)	80,675	30,456
Taxes and contributions payable	191,246	38,563
Dividends and interest on shareholders' equity payable	98,987	150,915
Provisions for contingencies (Note 14)	78,427	92,628
Other liabilities (Note 13)
Related parties (Note 8)	20,077	7,385
Other	278,747	221,162
	1,630,863	1,372,225
Long-term liabilities
Long-term debt (Note 11)
Related parties (Note 8)	67,263	-
Other	306,843	372,435
Debentures (Note 12)	383,059	218,925
Provision for contingencies (Note 14)	499,545	357,676
Deferred tax liabilities (Note 15)	104,123	82,847
Other long-term liabilities (Note 13)	161,313	217,138
	1,522,146	1,249,021
Minority interest	596,351	287,841

Shareholders' equity
Preferred shares - no par value, 3,179,128,000 shares
authorized and issued in 2004 and 2003	897,600	614,358
Common shares - no par value, 3,905,001,000 shares
authorized and issued in 2004 and 2003	1,102,400	754,533
Capital reserves (Note 16)	193,221	192,113
Revaluation reserves (Note 16)	87,131	87,898
Revenue reserve and retained earnings (Note 16)	2,044,737	1,717,832
	4,325,089	3,366,734

Total liabilities and shareholders’ equity	8,074,449	6,275,821

See accompanying notes to consolidated financial statements.

Companhia Siderúrgica Belgo-Mineira

Consolidated statements of operations

(In thousands of Reais)

	Years ended December 31,

	2004	2003	2002
Gross revenue
Domestic market	6,966,065	3,900,190	3,357,827
Foreign market	1,615,130	1,028,289	727,931
	8,581,195	4,928,479	4,085,758
Sales deductions (Note 2)	(1,890,285)	(1,148,590)	(918,672)
Net revenue	6,690,910	3,779,889	3,167,086
Cost of products sold	(3,853,263)	(2,337,301)	(1,842,766)
Gross profit	2,837,647	1,442,588	1,324,320
Operating income (expenses)
Selling	(246,898)	(182,795)	(137,945)
General and administrative	(190,783)	(140,955)	(139,055)
Equity interest in income (loss) of associated
companies	(7,116)	83,409	41,264
Amortization of goodwill	(342,439)	(177,896)	(737)
Employee profit sharing	(78,326)	(44,315)	(51,965)
Net financial income (expenses) (Note 17)	(84,217)	(27,907)	(221,542)
Other operating expenses (Note 18)	(91,157)	(75,078)	(145,698)
	(1,040,936)	(565,537)	(655,678)
Operating income	1,796,711	877,051	668,642
Non operating results (Note 19)	(35,822)	(100,429)	(92,654)
Income before income tax, social contribution,
statutory attributions and minority interest	1,760,889	776,622	575,988
Income tax (expense) benefit (Note 15)	(392,601)	21,251	(150,849)
Social contribution expense (Note 15)	(69,436)	(12,413)	(57,512)
Statutory attributions	(7,304)	(3,271)	(5,936)
Income before minority interest	1,291,548	782,189	361,691
Minority interest	(252,027)	(99,879)	(44,449)
Net income for the year	1,039,521	682,310	317,242

See accompanying notes to consolidated financial statements.

Companhia Siderúrgica Belgo-Mineira

Consolidated statements of changes in shareholders' equity

(In thousands of Reais, except share data in thousands)

	Share capital				Capital reserves		Revaluation reserves		Revenue reserves

	Shares		Shares

						Transfers for
	Common	Preferred	Common	Preferred	Treasury	investments	Own	Subsidiaries'			Retained	Capital	Accumulated
	Number	Number	Amount	Amount	shares	and others	assets	assets	Legal Statutory		earnings	increase	earnings	Total

At January 1, 2002	3,905,001	2,857,544	441,955	323,468	(3,149)	208,447	58,354	29,615	85,351	560,199	116,825	113,148	66,008	2,000,221

Capital increase		321,584		56,450	-	-	-	-	-	-	-	-	-	56,450
Capital increase with reserves	-	-	312,578	234,440	-	(25,314)	-	-	(85,351)	(134,817)	(116,825)	(113,148)	(71,563)	-
Net income for the year	-	-	-	-	-	-	-	-	-	-	-	-	317,242	317,242
Appropriation of net income:
Constitution of reserves	-	-	-	-	-	-	-	-	15,951	212,416	-	-	(228,367)	-
Proposed interest on shareholders'
equity and dividends	-	-	-	-	-	-	-	-	-	-	-	-	(90,643)	(90,643)
Other dividends	-	-	-	-	-	-	-	-	-	-	-	-	(7,338)	(7,338)

At December 31, 2002	3,905,001	3,179,128	754,533	614,358	(3,149)	183,133	58,354	29,615	15,951	637,798	-	-	(14,661)	2,275,932

Tax incentives	-	-	-		-	12,129	-	-	-	-	-	-	-	12,129
Partial realization of reserves	-	-	-		-	-	(71)	-	-	-	-	-	71	-
Income tax and social contribution
on revaluation reserves	-	-	-		-	-	-	-	-	-	-	-	(24)	(24)
Effect of debt capitalization at BMPS	-	-	-		-	-	-	-	-	-	-	-	1,738,932	1,738,932
Provision according to CVM
rule nº 349 on goodwill transferred	-				-	-	-	-	-	-	-	-	(1,053,553)	(1,053,553)
Scope variation	-	-	-		-	-	-	-	-	-	-	-	(132,454)	(132,454)
Net income for the year	-	-	-		-	-	-	-	-	-	-	-	682,310	682,310
Appropriation of net income:
Constitution of reserves	-	-	-		-	-	-	-	27,420	364,705	-	-	(392,125)	-
Proposed interest on shareholders'
equity and dividends	-	-	-		-	-	-	-	-	-	-	-	(156,273)	(156,273)
Other	-	-	-		-	-	-	-	-	-	-	-	(265)	(265)

At December 31, 2003	3,905,001	3,179,128	754,533	614,358	(3,149)	195,262	58,283	29,615	43,371	1,002,503	-	-	671,958	3,366,734

Capital increase with reserves	-	-	347,867	283,242	-	-	-	-	-	(631,109)	-	-	-	-
Tax incentives	-	-	-	-	-	1,108	-	-	-	-	-	-	-	1,108
Partial realization of reserves	-	-	-	-	-	-	(767)	-	-	-	-	-	767	-
Income tax and social contribution	-	-	-	-	-	-	-	-	-	-	-	-	-	-
on revaluation reserves	-	-	-	-	-	-	-	-	-	-	-	-	(256)	(256)
Realization of provision CVM
rule nº 349	-	-	-	-	-	-	-	-	-	-	-	-	210,770	210,770
Net income for the year	-	-	-	-	-	-	-	-	-	-	-	-	1,039,521	1,039,521
Appropriation of net income:
Constitution of reserves	-	-	-	-	-	-	-	-	52,995	714,925	-	-	(767,920)	-
Proposed interest on shareholders'
equity and dividends	-	-	-	-	-	-	-	-	-	-	-	-	(291,993)	(291,993)
Others	-	-	-	-	-	-	-	-	-	-	-	-	(795)	(795)

At December 31, 2004	3,905,001	3,179,128	1,102,400	897,600	(3,149)	196,370	57,516	29,615	96,366	1,086,319	-	-	862,052	4,325,089

See accompanying notes to consolidated financial statements.

Companhia Siderúrgica Belgo-Mineira

Consolidated statements of cash flows

(In thousands of Reais)

	Years ended December 31,
	2004	2003	2002
Net income for the year	1,039,521	682,310	317,242
(Income) expense not affecting cash and cash equivalents
Depreciation, amortization and depletion	680,753	344,733	146,313
Minority interest	252,027	99,879	44,449
Equity interest in income of associated companies	7,116	(83,409)	(41,264)
Loss on sales of property, plant and equipment, net	19,891	46,279	48,424
Income tax and social contribution	462,037	(8,838)	208,361
Others (mainly interest and foreign exchange variation)	66,677	306,822	368,313

Changes in assets
(Increase) decrease in accounts receivable	(189,115)	45,952	(114,465)
Increase in inventories	(447,711)	(97,245)	(100,606)
(Increase) decrease in recoverable taxes	(10,528)	(220,024)	25,009
Increase in other receivables	(40,586)	(205,631)	(90,382)
Changes in liabilities
Trade accounts payable	56,073	38,816	138,311
Salaries and social contribution charges payable	37,122	12,012	26,449
Taxes and contributions payable	(361,469)	46,680	(201,366)
Other liabilities	(49,182)	(126,296)	314,501

Cash flows from operating activities	1,522,626	882,040	1,089,289
Purchase of investments	63,510	(234,802)	(129,348)
Purchase of property, plant and equipment assets and
expenditures on deferred charges	(393,913)	(338,400)	(233,876)

Cash flows used in investment activities	(330,403)	(573,202)	(363,224)
Loans and financing received	589,273	596,129	651,435
Loans and financing paid	(755,177)	(778,489)	(1,236,913)
Redemption/issue of debentures	(346,237)	(25,526)	36,168
Payment of dividends/interest on shareholders' equity	(379,073)	(135,817)	(102,325)

Cash flows used in financing activities	(891,214)	(343,703)	(651,635)

Increase (decrease) in cash and cash equivalents	301,009	(34,865)	74,430
Cash and cash equivalents at beginning of the year	482,908	517,773	443,343

Cash and cash equivalents at the end of the year	783,917	482,908	517,773

Companhia Siderúrgica Belgo-Mineira

Consolidated statements of cash flows

(In thousands of Reais)

	Years ended December 31,
	2004	2003	2002

Supplementary disclosure of cash flow information:

Cash paid during the year for:
Income taxes	221,229	155,127	144,821
Fiscal incentive	18,633	21,609	7,776
Interest	96,499	110,682	154,243

Non-cash transaction:
Conversion of convertible notes in the acquisition of
investments, Acindar (Note 3)	(243,219)	-	-
Conversion of debentures in share capital	-	-	56,450

See accompanying notes to consolidated financial statements.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

December 31, 2004, and 2003 and 2002

(In thousands of Reais, except as otherwise stated)

1 The Company and its principal operations

Companhia Siderúrgica Belgo-Mineira (the parent company) is a publicly-traded company whose shares are traded on the São Paulo stock exchange (BOVESPA). With its subsidiaries and associated companies in Brazil and abroad (collectively known as the “Company” or “BELGO”), it has as its main purpose the production of steel, and manufacturing of rolled and wire products.

In the steel and rolled product industry, BELGO operates in Brazil an integrated steel mill, three electric steel shops and seven rolling mills, producing and trading mainly long steel products (wire rods, bars, profiles, etc.) for use in industrial applications and civil construction. In wire drawing, the Company operates (also in Brazil) six industrial units, producing and trading especially for industry as well as for ranching and farming (wires, nails, fences, mesh, etc.).

Due to its increased share in ACINDAR Ind. Argentina de Aceros S.A.’s equity capital (see Note 3[b]), effective in May 2004, this company’s financial statements have been consolidated by BELGO. Therefore, in addition to the aforementioned units, the Company controls another integrated mill and other industrial units, all located in Argentina. Comparing BELGO’s 2004 and 2003 balance sheet and other financial statements with those from previous periods has been affected by this transaction and by the conclusion of the acquisition of Siderúrgica Mendes Junior in April 2003. [See Note 3(a)]

2 Presentation of the consolidated financial statements

The consolidated financial statements have been presented in Brazilian reais (R$) prepared in accordance with the accounting practices adopted in Brazil ("Brazilian GAAP"), which are based on Brazilian Corporate Law (Law No. 6,404/76, as amended) and the rules and regulations issued by the Brazilian Securities Commission (Comissão de Valores Mobiliários, or "CVM").

The accompanying consolidated financial statements are an adaptation from those originally issued in Brazil, based on the Brazilian GAAP. Certain reclassifications and changes in terminology have been made and these notes have been expanded, in order to conform more closely to reporting practices prevailing pursuant to accounting principles generally accepted in the United States (“U.S. GAAP”). In this regard, the statements of sources and uses of funds (“DOAR”) disclosed under Brazilian GAAP, have been replaced by the consolidated statements of cash flows.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

Accounting principles derived from Brazilian GAAP differs in significant respects from U.S. GAAP. For more information about the differences between Brazilian GAAP and U.S. GAAP and a reconciliation of net income and shareholders’ equity refer to Note 25, and for additional disclosures required by U.S. GAAP refer to Note 26.

Description of significant accounting policies

a. Statement of operations

Revenue from the sale of goods is recognized in the statement of operations when title is transferred at which time risks and rewards of ownership are transferred to the buyer; there is no uncertainties regarding customer acceptance; persuasive evidence of an arrangement exists; the sales price is fixed or determinable; and collectibility is probable. No reserve for expected returns is recorded, as such amounts are insignificant.

For domestic sales, title and risks and rewards of ownership are transferred to the buyer, and revenue is recognized, when the product is shipped or upon delivery to the customer’s carrier, in accordance with the terms of the arrangement with the customer. For export sales, title and risks and rewards of ownership are transferred to the buyer, and revenue is recognized, when products are delivered to the carrier and are cleared for export to the carrier nominated by the buyer at the shipping terminal, in accordance with the terms of the arrangement with the customer.

Sales deductions include value-added taxes and costs related to shipping and handling. Shipping and handling expenses totaled R$ 337,380, R$ 265,559 and R$ 239,680 for 2004, 2003 and 2002, respectively.

Other expenses and costs are recognized on an accrual basis.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

b. Accounting estimates

Preparation of the consolidated financial statements in accordance with accounting policies derived from the Brazilian GAAP requires that management of the Company make certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements. Significant items subject to these estimates and assumptions include the residual value of property, plant and equipment, allowance for doubtful accounts, inventories, recoverability of deferred income tax assets, provision for contingencies, valuation of derivative instruments and assets and liabilities related to employee benefits. Actual results could differ from those estimates. The Company reviews the estimates and assumptions quarterly.

c. Foreign currency

Assets and liabilities reported in foreign currencies, mainly US dollar (US$) and Argentine peso ($), were translated to Brazilian reais (R$) at the exchange rates in force at the balance sheet date (December 31, 2004 - US$ 1.00 = R$ 2.6544 and $ 1.00 = R$ 0.895528 and December 31, 2003 - US$ 1.00 = R$ 2.8892 and $ 1.00 = R$ 0.984691) . Foreign exchange differences arising on translation were recognized in the statement of operations as financial expenses or income.

For overseas subsidiaries, the assets and liabilities were converted to reais at the exchange rate in force at the balance sheet date.

d. Current and non-current assets

• Cash and cash equivalents

Cash equivalents are considered to be all highly liquid temporary cash investments with maturity dates of three months or less. Unrealized gains or losses are included in net financial income (expenses). A portion of cash equivalents are considered as held-to-maturity and are measured at amortized cost adjusted for amortization or accretion of premiums or discounts as the Company has the positive intent and ability to hold them to maturity.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

• Marketable securities

The Company buys and sells debt securities primarily with the objective of selling in the short term. These securities are valued at cost plus interest or mark to market at the balance sheet dates and unrealized gains (losses) are included in net financial income (expenses). These securities primarily comprise foreign currency debt securities and Brazilian Government bonds held through private funds. A portion of current marketable securities are considered as held-to-maturity and are measured at amortized cost adjusted for amortization or accretion of premiums or discounts as the Company has the positive intent and ability to hold them to maturity.

• Trade accounts receivable and provision for doubtful accounts

Trade accounts receivable are recorded at the estimated net realizable value and do not bear interest. The provision for doubtful accounts is recorded at an amount considered sufficient by management to cover estimated losses arising on collection of accounts receivable.

• Inventories

Inventories are valued at the weighted average cost of acquisition or production, which does not exceed replacement cost or realizable values.

The cost of inventories includes purchase and transportation costs. In the case of finished goods and work in progress, the cost includes general factory overhead based on normal operating capacity.

• Other current and non-current assets

Other current and non-current assets are stated at net realizable amounts.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

e. Permanent assets

• Investments

The investments in associated companies, where the Company has greater than a 20% ownership interest and exercises significant influence on management, are valued using the equity method. The goodwill resulting from the purchase of such investments is amortized over 5 years, while negative goodwill can only be amortized upon sale or impairment of the investment.

• Property, plant and equipment

Property, plant and equipment are stated at acquisition and/or construction cost less accumulated depreciation. Depreciation is calculated using the straight-line method at the rates reported in Note 9 and takes into consideration the estimated useful lives of the assets. Depreciation expense of property, plant and equipment is recorded in the statement of operations as either a cost of products sold, selling or general and administrative expense.

Management of the Company and the subsidiaries BMP Siderurgia S.A (BMPS), Belgo Bekaert Arames S.A. (BBA) and Belgo-Mineira Bekaert Artefatos de Arame Ltda. (BMB), changed the estimated useful lives of the buildings and facilities and industrial equipment to better reflect useful lives considering actual utilization of the fixed assets, which are now depreciated at annual rates of between 4% and 10% (previously between 3% and 5%), as from January 1, 2004. The effects of the changes to the useful lives of property, plant and equipment for the year ended December 31, 2004, was an increase of approximately R$ 130,000 in depreciation charges.

Expenditures for repairs and maintenance of existing property, plant and equipment, which extend the useful lives of the related assets, are capitalized and depreciated over the remaining useful life.

Cost of forest development are capitalized as incurred, and are mainly related to forest implementation costs, such as soil preparation, preparation of seedlings, planting, pest control and clearing. The depletion of the forest reserves of the subsidiary CAF Santa Bárbara Ltda. is calculated based on the volume of timber cut in relation to the potential existing volume.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

The land assets (for the Company and the subsidiary Belgo Bekaert Arames Ltda.) include the results of the revaluations, which occurred in 1997.

• Deferred charges

The Company defers charges related primarily to pre-operation expenses incurred in the construction or expansion of a new facility until the facility begins operations. Deferred charges are amortized using the straight-line method over 5 to 10 years.

f. Provisions for contingencies

Provisions for contingencies are recognized on the balance sheet when the Company has a legal obligation resulting from a past event, and it is probable and estimable that an outflow of economic benefits will be required to settle the obligation. Provisions recorded reflect the best estimate of the loss incurred.

g. Pension plan and post employment benefits

The Company has a defined benefit retirement plan for its employees. In 1982, the Company signed up with the Bradesco Previdência e Seguros S/A pension plan, whose purpose is to supplement (i) the retirement income of its participants; and (ii) the pensions granted to the surviving spouses of the participants. The costs of sponsoring the pension plan and any deficits (surpluses) of the plan are recorded in accordance with CVM Deliberation 371 of December 13, 2000. The Standard requires the recognition of net actuarial assets and obligations relative to benefits payable to current and retired employees. The contributions are determined based on actuarial appraisals, when applicable, and are recorded based on the accrual method. The Company also sponsors a defined contribution plan for employees hired as from January 2003.

h. Income and social contribution taxes

Brazilian taxes on income consist of federal income and social contribution taxes, the latter being a federally mandated tax based on income. The federal statutory income tax rate was 25% for taxable income earned in 2004, 2003 and 2002. The social contribution tax rate for 2004, 2003 and 2002 was 9% (resulting in a composite rate of 34% for all the years)

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

The tax effects of income tax loss carry-forwards, expected to be recovered through offset, are recorded as deferred tax assets on the balance sheet. These income tax loss carry-forwards do not expire; however, they may only be used to offset up to 30% of taxable income in subsequent years. Pursuant to CVM Instruction 371 of June 27, 2002 (local standard for accounting for income taxes), only tax losses that are estimated to be recovered up to a ten-year period based on a discounted cash flow model are recorded as assets. In the event realization of deferred tax assets is not considered probable, no such assets are recorded.

i. Consolidation principles

The accounting policies were consistently applied by the consolidating companies and were consistent with those used in the previous year.

The consolidated financial statements as of December 31, 2004, 2003 and 2002 and for the three-year period ended December 31, 2004 were prepared in accordance with Brazilian GAAP and include Companhia Siderúrgica Belgo-Mineira and its subsidiaries listed below. The consolidated financial statements also include part of the assets, liabilities, revenues and costs of an interest in Usina Hidrelétrica Guilman-Amorim S.A., which has been consolidated based on the proportion of the equity interest the Company holds to the total capital of the investee. In 2003 and 2002 when the Company’s subsidiary, Acindar Ind. Argentina de Aceros S.A. (Acindar), was accounted for as an equity investment, Acindar reported its annual results to the Company based on a November 30 year end. All intercompany transactions and balances are eliminated upon consolidation. The interests of minority shareholders in the consolidated subsidiaries of the Company are separately disclosed.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

Information on consolidated subsidiaries

	Ownership
	% total capital at
	year end

	2004	2003
Steel sector
Belgo-Mineira Participação Indústria e Comércio S.A.	99.98	100.00
Belgopar Ltda.	100.00	100.00
Itauna Siderúrgica Ltda.	99.90	99.90
BELGO Siderurgia S.A. (ex-BMP Siderurgia) (1)	99.96	99.97
Acindar Ind. Argentina de Aceros S.A. (2)	72.68	20.44

Wire sector
BMB - Belgo-Mineira Bekaert Artefatos de Arame Ltda.	55.50	55.50
Belgo Bekaert Arames Ltda. (BBA)	55.00	54.87
Belgo Bekaert Nordeste (ex-Jossan S.A.)	54.44	54.33

Other
BMS - Belgo Mineira Sistemas S.A.	100.00	99.99
Belgo-Mineira Engenharia Ltda.	99.00	99.00
BMF-Belgo-Mineira Fomento Mercantil Ltda.	99.50	99.50
Belgo-Mineira Comercial Exportadora S.A. - BEMEX	100.00	100.00
Usina Hidrelétrica Guilman-Amorim S.A.	51.00	51.00
BEMEX International Ltd.	100.00	100.00
CAF Santa Bárbara Ltda.	99.99	99.99
Belgo Trade S.A.	-	75.00
Belgo-Mineira Uruguai S.A.	99.96	100.00
PBM - Picchioni Belgo Mineira DTVM S.A.	74.50	74.50

(1)	Entity acquired in 2003 - see Note 3
(2)	Control acquired in 2004 - see Note 3

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

3 Acquisitions and restructurings

a. Acquisition of Mendes Júnior Siderurgia S.A.

On March 14, 2003, the Company acquired from third parties for R$ 50,209 a participation of 99.7% of the total share capital of Mendes Júnior Siderurgia S.A. (SMJ), a company engaged in the production of steel and manufacturing of rolled and wire products. After the acquisition, SMJ was renamed BMP Siderurgia S.A. (BMPS).

Prior to the acquisition, the facilities of SMJ had been leased by the Company. At the time the lease agreement was signed in 1995, SMJ was financially insolvent with debts and negative net equity of approximately R$ 6,000,000. In order for the acquisition to be viable, the Company implemented a strategy that involved the assumption of SMJ debts directly from the creditors. At the acquisition date, April 1, 2003, the Company had assumed approximately 99% of the total SMJ debts for R$ 434,000.

On June 2003, BMPS was capitalized with R$ 4,056,000 of the debt assumed and with other assets of the Company amounting to R$ 1,478,000. Pursuant to Brazilian GAAP accounting and considering that BMPS had negative net equity, the amount of the assets transferred, plus the price paid for the shares and the amount paid for the portion of the debts capitalized (R$ 246,000 out of the R$ 434,000) were recorded as goodwill by the Company. The total goodwill amounted to R$ 1,774,000 and is being amortized over 5 years.

The amortization of this goodwill was not tax deductible at its formation date. However, as from January 1, 2004, as the Company fulfilled certain requirements of the Brazilian tax legislation, its amortization became deductible for tax purposes. Pursuant to requirements of CVM as from December 31, 2003, this goodwill is being presented in the consolidated financial statements at the net amount of the tax benefit that is expected to generate at the statutory income tax rate of 34%. In order to produce this effect, a provision was recorded against a special reserve in shareholders’ equity at an amount of R$ 1,053,553 in order to reduce the unamortized balance of the goodwill to the estimated value of the future tax benefits. The reversal of this provision, which occurs simultaneously to the realization of the tax credits, is the amount necessary to ensure no reduction in the earnings and dividends, as required by CVM.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

On December 31, 2004 the tax benefit was R$ 435,000 (R$ 543,000 in 2003) and was classified between current and non-current deferred tax assets (Note 15a.). In 2003 the expected tax credits were classified as deferred charges as the conditions of tax deductibility were not yet met.

b. Acquisition of ACINDAR - Industria Argentina de Aceros S.A.

On May 7, 2004, the Company converted into shares its previously acquired convertible negotiable obligations (ONC) issued by ACINDAR, and exercised its call option to purchase all of ACINDAR`s shares belonging to the Acevedo group (the former controlling shareholder), which was granted in 2000 when the Company purchased its original 20.44% interest. With these two transactions, BELGO increased its participation in the total share capital of ACINDAR from 20.44% to 66.06%, obtaining control over the company.

On October 4, 2004, BELGO increased its participation in ACINDAR to 72.68% through the exercise of warrants issued by ACINDAR at the price of US$ 40,000 million.

In addition, BELGO and third parties hold additional ONC issued by ACINDAR that are convertible into ACINDAR’s shares from January 4, 2006 to February 4, 2013. In the event these ONCs are fully converted into shares, BELGO’s participation would be diluted to approximately 63.50% .

ACINDAR is the largest producer of long-steel products in Argentina, manufacturing rolled steel and wire steel products such as wire rods, bars, profiles and pipes.

Acquisition of Fortunato Bonelli y Cia. S.A.

On November 30, 2004, ACINDAR acquired the remaining 51% of Fortunato Bonelli y Cia S.A. (a company engaged in manufacturing steel bars) for US$ 30.5 million.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

4 Cash and cash equivalents

	2004	2003
Cash and bank	143,827	45,843
Short-term investments (*)	640,090	437,065

	783,917	482,908

(*)
Represents investments in short-term securities and mutual funds with highly rated financial institutions with maturity of less than 90 days. Unrealized gains or losses are included in net financial income (expenses). Also, included in short-term investments are held to maturity securities measured at amortized cost adjusted for amortization or accretion of premiums or discounts as the Company has the intent and ability to hold those securities to maturity.

5 Trade accounts receivable

	2004	2003
Trade accounts receivable
Domestic market
Related parties	-	2,878
Third parties	490,012	269,921

Total domestic market	490,012	272,799

Foreign market
Related parties	58,722	32,326
Third parties	296,126	187,971

Total foreign market	354,848	220,297

Discounted receivables	(54,330)	(51,818)

Provision for doubtful accounts	(21,836)	(22,541)

	768,694	418,737

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

The movements in the provision for doubtful accounts are as follows:

	2004	2003	2002
Balance at the beginning of the year	(22,541)	(25,039)	(18,521)
Additions	(5,497)	(3,521)	(8,817)
Write-offs	6,171	6,019	2,299
Exchange variation	31	-	-
Balance at the end of the year	(21,836)	(22,541)	(25,039)

6 Inventories

	2004	2003

Finished goods	553,395	235,883
Work in progress	155,461	88,675
Raw materials and consumable	467,082	197,527
Spare parts and sundry materials	27,923	48,407
Imports in transit, mainly raw materials	95,841	16,111

	1,299,702	586,603

7 Investments - in associated companies

	2004	2003
Investments in associates	167,968	79,688
Goodwill on the acquisition of investees	170,864	58,552
	338,832	138,240

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

Investments in associates relates to SOL Coqueria Tubarão S.A (R$ 30.181 in 2004), an entity incorporated in 2004 in association with Companhia Siderúrgica de Tubarão and Sun Coal & Coke. The SOL plant is scheduled to start operations in the beginning of 2006. BELGO owns 37% of SOL. It also includes associates of the wire sector (Cimaf Cabos, Wire Rope Industries, Prodinsa, and Procables), where BELGO owns 27.5% of the total capital except for Procables where the Company’s participation is 26.26% . The total investment in these entities amounted to R$ 68,993 (R$ 67,020 in 2003).

The goodwill on the acquisitions of investees relates mainly to ACINDAR (R$ 118,462 - 2004 and R$ 64,801 - 2003) and Fortunato Bonelli (R$ 59,626) at December 31, 2004. Included in the 2004 and 2003 balances is also negative goodwill of R$ 7,224 resulting from the BBA acquisition.

8 Related parties

The transactions and balances with unconsolidated related parties comprise ordinary purchases and sales of raw materials and products within the ongoing operations of the Company, effected under terms comparable with those of similar transactions with third parties. In addition, at December 31, 2004 the Company had a loan from Arcelor Finance SCA with terms and conditions comparable with those of similar transactions with third parties. The balances and transactions included in the consolidated financial statements as of and for the years ended December 31, 2004, 2003 and 2002 have been summarized as follows:

2004	Current	Current	Long-term			Other	Other
	assets	liabilities	liabilities	Revenues	Purchases	expenses	income

Cimaf Cabos S.A. *	5,704			7,340			150
ARCELOR Group: **
TrefilARBED Kiswire Co Ltd	580			12,675
TrefilARBED Arkansas Inc	6,164			16,138
TrefilARBED BETTEMBOURG S.A.				26
EMESA Trefileria S.A.				3,034
Asbm SARL		13,596				1,318
Arcelor International America Inc	50,859			22,837
Arcelor Finance SCA			67,263			903
Arcelor Trading Antwerp				12,329
Arbed S.A.		1,820				262
Aceralia Corporacion Siderurgica S.A.					80,546
Aceralia Perfiles Madrid, SL					3,920
Paul Wurth S.A.					744
Sidarfin NV		4,661
Arcelor International Canada Inc.	1,119

Total 2004	64,426	20,077	67,263	74,379	85,210	2,483	150

*	Associated companies of BELGO

**	ARCELOR is the controlling shareholder of BELGO

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

		Non-
2003	Current	current	Current			Other	Other
	assets	assets	liabilities	Revenues	Purchases	expenses	income

Acindar Industria Argentina de Aceros*.	25,051	376,388
Cimaf Cabos S.A. *	2,878			4,415			571
ARCELOR Group:
TrefilARBED Kiswire Co Ltd	1,268			7,505
TrefilARBED Arkansas Inc	5,041			11,800
TrefilARBED BETTEMBOURG AS	305			276
EMESA Trefileria AS	8,782			8,740
Asbm SARL			3,865			825
Arcelor Trading USA LLC				4,680
Arcelor International America LLC	10,253			43,809	2,287
Arcelor Trading Antwerp				244
Arcelor International Canada Inc	6,677			11,377
Arcelor Long Commercial AS					75
Arbed S.A.			1,659			309
Aceralia Corporacion Siderurgica S.A.					64,986
Aceralia Perfiles Madrid, SL					1,035
Paul Wurth do Brasil Ltda			496		633
Sidarfin NV			1,365			193
Usinor	-	-	-	-	-	-	249

Total 2003	60,255	376,388	7,385	92,846	69,016	1,327	820

* Associated company of BELGO

		Non-
2002	Current	current	Current			Other	Other
	asset	assets	liabilities	Revenues	Purchases	expenses	income

Acindar Indústria Argentina de Aceros*		24,904					1,895
Cimaf Cabos S.A. *	1,685						312
ARCELOR Group:
Trade ARBED New York Inc.	1,368			25,773	8,899
Asbm SARL			9,117			1,180
Arbed S.A.			1,406
Aceralia Corporacion Siderurgica S.A.			13,510		35,369
TrefilARBED Korea Co Ltda	-	-	-	6,055	-	-	-

Total 2002	3,053	24,904	24,033	31,828	44,268	1,180	2,207

* Associated company of BELGO

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

9 Property, plant and equipment

	2004

		Accumulated
	Historical and	depreciation	Residual	Depreciation
	revalued cost	and depletion	value	rates %

Industrial and administrative buildings	794,014	(353,663)	440,351	From 2 to 10
Industrial equipments and facilities	3,816,252	(2,140,297)	1,675,955	From 3 to 25
Forests	154,753	(12,661)	142,092	*
Other	206,727	(95,964)	110,763	From 5 to 30

	4,971,746	(2,602,585)	2,369,161

Land	258,074	-	258,074
Construction in progress	291,450	-	291,450

	5,521,270	(2,602,585)	2,918,685

	2003

		Accumulated
	Historical and	depreciation and		Depreciation
	revalued cost	depletion	Residual value	rates %

Industrial and administrative buildings	529,154	(180,736)	348,418	From 2 to 10
Industrial equipments and facilities	2,580,778	(1,296,472)	1,284,306	From 3 to 25
Forests	114,533	(8,818)	105,715	*
Other	141,781	(47,992)	93,789	From 5 to 30

	3,366,246	(1,534,018)	1,832,228

Land	235,322	-	235,322
Construction in progress	387,991	-	387,991

	3,989,559	(1,534,018)	2,455,541

See Note 2[e] for methodology relating to the depletion rate of forest reserves.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

• In 2004, management of the Company and its subsidiaries BMPS, BBA and BMB, changed the estimated useful lives of its buildings, facilities and industrial equipment to better reflect useful lives considering actual utilization of the fixed assets. These fixed assets are now depreciated at annual rates of between 4% and 10% (previously between 3% and 5%), respectively, as from January 1, 2004. The effects of the changes for the year ended December 31, 2004 to the useful lives was approximately R$ 130,000 in additional depreciation charges.

a. Forest reserves

The eucalyptus forest reserves (99 thousand hectares - unaudited) are managed by the wholly owned subsidiary CAF Santa Barbara Ltda. (CAF), which is responsible for the felling, charcoaling and replanting services (2003 - 95 thousand hectares - unaudited).

b. Revaluation of land

In 1997, in accordance with Brazilian GAAP, the Company revalued its land to its current fair value. The Company’s remaining balance for the revaluation reserve in shareholders’ equity at December 31, 2004 amounted to R$ 87,131 (R$ 87,969 in 2003).

c. Guarantees

At December 31, 2004, R$ 329,680 (2003 - R$ 508,751) of property, plant and equipment is used as guarantees for the Company’s financing and borrowings (see Note 11).

The Company has granted certain guarantees in connection with the US$121 million financing of the Guilman Amorin hydroelectric plant. At December 31, 2004, the outstanding debt under this financing was US$49.7 million, which was guaranteed by Belgo.

d. Andrade mine

In November 2004, Companhia Vale do Rio Doce (CVRD) entered into an operating lease contract with BELGO (lessor), aimed at the large scale exploitation of the Andrade iron ore mine, which will be undertaken through a lease, with the possibility of partial transfer to CVRD, who would then become the operator.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

The necessary capital expenditures will be made exclusively by CVRD, however, BELGO is assured, in any circumstance, the right to a portion of the ore extracted from the mine for its own consumption, including for future expansions in Brazil. BELGO will receive royalties for the minerals extracted and sold by CVRD as from the second semester of 2008, until the expiration of the lease contract in 2044 (US$ 1.25 per ton shipped to third parties and/or to CVRD, and it is guaranteed minimum royalties of US$ 9,900,000 per year). At the time of signing the leasing contract, an initial sum was received equivalent to US$ 10 million (approximately R$ 28,000), as an advance for the future purchase, which is included under other long-term liabilities in the consolidated balance sheets and is being amortized over 40 years representing the life of the lease.

Surveys and complementary studies will be undertaken to determine the extent of the mineral reserves and to define the best exploitation project.

10 Deferred charges

	2004	2003

Pre-operating expenses	40,338	6,199
Goodwill on purchase of subsidiaries (a)	58,477	601,217
Other expenses	11,646	11,692

	110,461	619,108
Less:
Accumulated amortization	(49,293)	(36,147)

	61,168	582,961

(a) As explained in Note 3a. the 2003 balance included R$ 542,740 of tax credits that pursuant to Brazilian GAAP, were reclassified in 2004 as current and non-current deferred tax assets (Note 15a).

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

11 Debt

Debt is summarized below:

	2004	2003
Short-term debt
In Reais
For working capital	11,876	59,981
For property, plant and equipment	82,943	78,091
In US dollars
For advance for future exports	108,335	67,753
For working capital	48,458	211,171
For property, plant and equipment	34,053	36,733

	285,665	453,729
Long-term debt
In Reais
For property, plant and equipment	120,121	193,077
In US dollars
For advance for future exports	44,977	84,773
For property, plant and equipment	209,008	94,585

	374,106	372,435

Total	659,771	826,164

The debt matures as follows:

2004

2005	285,665
2006	175,215
2007	99,912
2008	55,816
2009 onwards	43,163

659,771

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

Additional information on BELGO’s main financing contracts is as follows:

BNDES (Brazilian Economic and Social Development Bank) financings: At December 31, 2004 and 2003, BELGO's outstanding indebtedness under financing agreements with BNDES system was R$ 206,499 and R$ 251,283, respectively. Proceeds from BNDES financing were primarily used for the acquisition of equipment, the modernization and expansion of production facilities and the consolidation of pre-existing debt owed by the original companies acquired by BELGO. The debt with BNDES matures between 2006 and 2009 with an average cost of Brazilian long-term interest rate (TJLP) + 3.87% p.a. for R$ 192,036 and IGP-M + 4.39% for R$ 14,463. (IGP-M is the general market price index.)

Export prepayments: The export prepayment agreements made with some Brazilian banks and Arcelor (the controlling shareholder) amounted to R$ 135,239 and R$ 152,252 on December 31, 2004 and 2003, respectively. Under an export prepayment arrangement, BELGO receives in advance the amount of its future exports. These advances are repaid by BELGO upon receipt of payment from its customers for the exported products. All these export prepayment agreements mature on various dates up to 2006 and their average cost is Libor (6 months) plus 1.60% p.a.

ACINDAR’s financing (“APE”): The APE is an out of court agreement between ACINDAR and a certain percentage of its unsecured creditors and on December 31, 2004 amounted to R$ 240,000. In accordance with the terms and conditions of the APE, the debt instruments accrue interest on principal at the rate of (i) 4.00% per year as from the date of issuing up to October 2004, (ii) LIBOR plus 200 basis points (4.255%) for 2005; (iii) LIBOR plus 250 basis points for 2006 and (iv) LIBOR plus 300 basis points from November 2006 up to April 2012. Principal on the new debt securities will be payable in eighteen equal half-yearly installments from 2004 to 2012. In addition, the debt instruments foresee a mandatory principal early settlement mechanism (“Cash Sweep”), subject to the availability of cash surpluses, calculated as of March 31 of each year. Taking into account the cash surpluses distributed during 2004 the original maturity of these Senior Notes was reduced to April 2009.
According to the terms of the restructuring plan, the Company will pay in April and October 2005 installments of US$ 11,800 million and in April 2005 Cash Sweep equivalent to US$ 44,100 million.

The financing for property, plant and equipment are guaranteed by property, plant and equipment valued at R$ 329,680 (2003 - R$ 508,751). Working capital and advances for future exports are guaranteed mainly by promissory notes.

The Company is subject to customary covenants, covering a number of indicators, such as liquidity, level of debt in relation to EBITDA and net equity. The Company is in compliance with all covenants for all the periods presented.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

12 Debentures

The extraordinary general shareholders’ meeting of April 14, 2000, approved the proposal from management board to issue 51 thousand debentures for a total value of R$ 51,000. These debentures mature on March 1, 2005, bearing interest of 5% per annum above the TJLP and can be converted into preferred shares as from March 1, 2001. The Company placed all of the debentures issued on the market.

In 2002, 50,981 debentures from the aforementioned issue had been converted into shares, which represented an increase in capital of R$ 56,494. The number of unconverted debentures at December 31, 2004 was only 19, which amounted to R$ 10 (R$ 17 in 2003).These remaining debentures were converted in March 2005.

In 1998, the Company issued non convertible debentures for the total face value of R$ 98,000, including monthly principal payments and accrued interest calculated by the TJLP plus 3% per annum. Final maturity of the debentures occurs in 2010. At December 31, 2004, the outstanding balance was R$ 96,660 (2003 - R$ 102,976).

Between 1999 and 2002, the Company issued additional non convertible debentures with a total face value of R$ 108,270, including monthly principal payments and accrued interest calculated at the variation in the IGP-M and IGP-M plus 6% per annum. Final maturity dates are on December 31, 2011 and 2027 (83% and 17% of the total issued, respectively). At December 31, 2004, the outstanding balance was R$ 162,451 (2003 - R$ 146,388).

The remaining balance for the debentures, of R$ 204,613, refers to the ONCs issued by ACINDAR (see Note 3), which are held by third parties. These Negotiable Obligations will be converted at the option of the holder, at any time as from January 1, 2006, until maturity into ordinary Class “B” shares at a conversion price of Ps 1 per share. The loan, net of conversions made through maturity, will be fully paid when due, on February 4, 2013. Convertible subordinated negotiable obligations bear interest at an annual rate of 6% payable half-yearly, 3% in cash and 3% through delivery of new convertible subordinated negotiable obligations with the same characteristics and subject to the same terms as those described before.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

13 Other liabilities

	2004	2003

Taxes payable on operations
and industrializations	101,640	101,303
Related party loans	20,077	7,385
Advance from customers	60,246	11,983
Liabilities from purchase of ONC’s	123,141	111,016
REFIS (Government tax recovery program) (see Note 23[b])	33,932	73,309
Advances received - CVRD (see Note 9[d])	27,324	-
Other payables	93,777	140,689

	460,137	445,685

Current	298,824	228,547
Long-term	161,313	217,138

	460,137	445,685

14 Provisions for contingencies

The Company’s management reviews the known contingencies and also based on the opinion of its legal advisors, evaluates the possibility of losses from such contingencies, adjusting the provision, when applicable.

	2004	2003
Provision for civil and tax claims	537,031	414,280
Provision for labor claims	38,107	19,428
Other provisions	2,834	16,596
Total	577,972	450,304
Current liabilities	78,427	92,628
Long-term liabilities	499,545	357,676
	577,972	450,304

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

The most relevant civil and tax claims for which the Company recorded a provision are:

• R$ 108,678 (R$ 94,557 in 2003) for IPI (tax on industrialized products). The most significant grounds for assessment are (i) use of tax credits on acquisition of inputs that were non-taxable, exempt from tax or subject to a 0% tax rate and (ii) disallowance of IPI credits recorded five to 10 years after the relevant acquisition.

• R$ 252,586 (R$ 200,899 in 2003) for PIS and COFINS (programs of the federal government for social integration). The most significant grounds for assessment are the constitutionality of Law 9,718 that introduced changes in the base of the calculation and rate of these contributions.

• R$ 40,000 ($ 30,000 in 2003) for compulsory payments to be made to Eletrobras, the government-owned energy company, by its customers. The Company has, along with other electricity customers, challenged the constitutionality of these payments.

The judicial deposits recorded by the Company as non-current assets, for the amount of R$ 346,911 at December 31, 2004 (R$ 289,281 in 2003), refer to civil, labor and tax claims (mainly PIS/COFINS). Such deposits are refundable on resolution of the legal matter in the Company’s favor, otherwise the right of the deposit is transferred to the other party and the deposit is written-off together with any related provision.

In addition to the provisions recorded, the Company has various civil, tax and labor contingencies in progress. These contingencies, for which the external and internal legal advisors understand a loss outcome will be possible but unlikely, amounted, at December 31, 2004 and 2003, to approximately R$ 460,801 and R$ 500,000, respectively. No provision has been recorded for those contingencies. The most significant proceedings are described below:

CADE/SDE Proceeding

On September 1, 2000, the union for the civil construction industry of São Paulo (SINDUSCON/SP) and the union for companies that purchase, sell, rent and administer residential and commercial properties in São Paulo (SECOVI/SP) presented a formal complaint to the Secretary for Economic Rights (SDE) against three producers of long steel, including the Company, accusing them of creating a cartel on the domestic market for steel bars. Based on this complaint, the SDE initiated an administrative process in order to assess these accusations.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

After its investigations, the SDE issued a report recommending that the Administrative Council for Economic Defense (CADE), of the Ministry of Justice, condemn the companies supposedly involved in forming a cartel. The process is currently being considered by CADE.

In the event of a definitive adverse sentence, the legislation provides for a fine of thirty percent of the Company’s gross revenue during the prior year, excluding taxes, which cannot be lower than any economic benefit that BELGO has experienced resulting from the alleged unlawful conduct.

In the opinion of BELGO and its external counsel the chances of unfavorable outcome are remote; therefore, the Company has not established any provision for this proceeding.

Proceeding involving BELGO’s plant in Juiz de Fora

There are three judicial proceedings involving mortgages over BELGO`s plant in Juiz de Fora. The first proceeding relates to the most senior mortgage, which was originally held by BNDES. Such mortgage was acquired and is currently held by an affiliate of BELGO. The second and third proceedings relate to credits of Banco do Brasil against companies of the Mendes Júnior Group, which were guaranteed by a mortgage over the Juiz de Fora Plant which belonged to Mendes Júnior Siderurgia S.A, currently Belgo Siderurgia S.A. Since a subsidiary of BELGO holds the most senior mortgage, which guarantees a credit for an amount that exceeds the value of the Juiz de Fora Plant, BELGO believes that the risk represented by the Banco do Brasil suits is remote.

15 Deferred income tax and social contribution

Deferred income tax and social contribution are recorded to reflect the future tax effects arising from temporary differences between the tax base for assets and liabilities and the respective reported values.

Based on expected future taxable profits, the Company recognized tax assets resulting from tax losses from prior years. The book value of the deferred tax asset is revised annually by the Company.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

a. Deferred income tax and social contribution assets and liabilities

	2004	2003

Income tax
Temporary differences	40,439	28,412
Tax loss carry-forwards, net	4,413	16,407
Tax deductible goodwill	79,815	-
Others	879	1,351

Social contribution:
Temporary differences	8,106	7,785
Tax loss carry-forwards, net	1,229	5,917
Tax deductible goodwill	28,733	-
Others	68	-

Current assets	163,682	59,872

Income tax:
Temporary differences	73,516	50,138
Tax loss carry-forwards	173,210	148,086
Tax deductible goodwill	239,487	-
Others	344	662

Social contribution
Temporary differences	14,417	9,099
Tax loss carry-forwards, net	61,222	53,310
Other	-	130
Tax deductible goodwill	86,216	-

Non current assets	648,412	261,425
Income tax and social contribution:
Accelerated depreciation	45,899	6,431
Unrealized profits on intercompany
transactions	(22,323)	(6,585)
Deferred income	80,547	80,547
Others	-	2,454

Long-term liabilities	104,123	82,847

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

Management considers that deferred income tax and social contribution on temporary differences (mainly constituted by provisions for contingencies) will be realized in proportion to the outcome of the proceedings.

The tax deductible goodwill is expected to be realized over the next four years.

Based on projections of future taxable income, the estimated recovery of deferred tax assets relating to income tax loss carry-forwards, which are substantially Brazilian, is as follows:

2005	5,642
2006	63,438
2007	60,675
2008	48,800
2009	61,434
2010 to 2013	85

Total	240,074

b. Income tax and social contribution on results

	12/31/2004		12/31/2003		12/31/2002

	Income	Social	Income	Social	Income	Social
	Tax	contribution	tax	contribution	tax	contribution

Domestic income	1,150,404	1,150,404	676,046	676,046	664,667	664,667
Foreign income	610,485	610,485	100,576	100,576	(88,679)	(88,679)

Income before income tax, social contribution,
statutory attributions and minority interest	1,760,889	1,760,889	776,622	776,622	575,988	575,988

Statutory Rates	25%	9%	25%	9%	25%	9%

Income tax and social contribution at statutory
rates	(440,222)	(158,480)	(194,155)	(69,896)	(143,997)	(51,839)

Adjustments to arrive at total income tax and
social contribution (expense) benefit
Deferred tax assets on temporary differences not
previously recognized	(22,388)	2,540	102,144	21,444	(6,095)	(1,957)
Amortization of non-deductible goodwill	(1,459)	(629)	(70,415)	(25,779)	1,648	595
Equity results	(1,860)	(698)	1,543	566	10,117	3,653
Benefit from deductibility of interest on
shareholders’ equity	73,280	27,505	43,443	15,934	27,003	9,750
Non taxable income from shareholders’ equity	(4,899)	(3,465)	(25,987)	(9,532)	(25,247)	(9,116)
Income tax from subsidiaries at different rates	(54,480)	60,759	-	-	-	-
Tax loss carry-forwards	31,943	12,719	159,281	57,387	(17,036)	(6,058)
Tax incentives	4,024	-	11,267	-	4,292
Income tax on unrealized profits in transactions
with subsidiaries	33,096	-	(846)	-	1,140
Other permanent differences	(9,636)	(9,687)	(5,024)	(2,537)	(2,674)	(2,540)

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

	12/31/2004		12/31/2003		12/31/2002

	Income	Social	Income	Social	Income	Social
	Tax	contribution	tax	contribution	tax	contribution

Total income and social contribution (expense)
benefit	(392,601)	(69,436)	21,251	(12,413)	(150,849)	(57,512)

The Company’s income and social contribution (expense) benefit consists of:

Domestic:
Current	(243,103)	(86,978)	(140,312)	(53,267)	(152,409)	(53,689)
Deferred	78,825	17,542	161,563	40,854	1,560	(3,823)

	(164,278)	(69,436)	21,251	(12,413)	(150,849)	(57,512)

Foreign:
Current	(204,152)	-	-	-	-	-
Deferred	(24,171)	-	-	-	-	-

	(228,323)	-	-	-	-	-

Total income and social contribution (expense) benefit
Current	(447,255)	(86,978)	(140,312)	(53,267)	(152,409)	(53,689)
Deferred	54,654	17,542	161,563	40,854	1,560	(3,823)

	(392,601)	(69,436)	21,251	(12,413)	(150,849)	(57,512)

16 Shareholders’ equity

At December 31, 2004 and 2003, subscribed and paid up share capital consisted of the following:

Ordinary shares (lots of one thousand)	3,905,001
Preferred shares (lots of one thousand)	3,179,128

Total shares (lots of one thousand)	7,084,129

Each ordinary share has the right to one vote in general shareholders’ meetings. The Company has 68,300 thousand preferred shares in treasury, at the cost of R$ 3,149 recorded as a capital reserve in shareholders’ equity.

According to the extraordinary general shareholders’ meeting of April 23, 2004, the Company increased its total capital to R$ 2,000,000, by allocating part of the statutory reserve of R$ 631,109, without issuing new shares.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

Reserves

(i) Capital reserves: transfers for investments

The subsidiary Belgo Bekaert Nordeste (BBN) enjoys tax incentives in terms of income tax reductions, given its location in an area which qualifies for federal incentives. Until 2003, Belgo Siderurgia’s Vitória plant also enjoyed a similar incentive. The recognition of these benefits occurs only when the gain is definite and all conditions have been met and is recognized against other operating income.

(ii) Revaluation reserves

Revaluation reserves were recorded as a result of the revaluation of land based on fair value. This amount will be transferred to retained earnings as the land is disposed of.

(iii) Revenue reserves

• Legal reserve - Under Brazilian GAAP, the Company is required to maintain a legal reserve to which the Company must allocate 5% of net profits for each fiscal year until the aggregate amount of the reserve equals 20% of share capital.

• Statutory reserves - This reserve is recorded based on 5% to 75% of net profits for the fiscal year and is allocated to fund future Company’s projects. The amount set aside in the statutory reserve cannot at any time exceed 80% of subscribed total capital.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

Dividends and interest on shareholders’ equity

Consistent with Brazilian GAAP, the Company by-laws provide that an amount, known as the mandatory distributable amount, equal to 25% of the Company’s net profits, as further reduced by amounts allocated to the Company’s legal reserve, unrealized profits reserve (if any) and contingency reserve (if any), and increased by the realized portion of the unrealized profits reserve and by any reversals of the reserve for contingencies, should be available for payment of dividends or payment of interest on shareholders’ equity in any particular year. The Company’s calculation of net profits and allocations to reserves for any fiscal year are determined on the basis of financial statements prepared in accordance with Brazilian GAAP in Brazilian Reais. Holders of preferred shares are entitled to receive dividends per share 10% greater than the dividends per share paid to holders of ordinary shares. Brazilian GAAP, however, permits suspension of payment of the mandatory dividend if the Board of Directors and the fiscal council report to the shareholders meeting that the payment of the dividend would be incompatible with the Company’s financial condition, subject to approval at the shareholders meeting. Profits not distributed, pursuant to a decision not to pay a mandatory dividend, must be allocated to a separate reserve and, if not absorbed by subsequent losses, must be paid as dividends as soon as the Company’s financial situation permits.

The preferred shares are non-voting except under limited circumstances and have priority over the common shares in the case of liquidation. Under Brazilian GAAP, the number of non-voting shares or shares with limited voting rights, such as the preferred shares, may not exceed two-thirds of the total number of shares.

The Company paid and/or declared dividends or interest on shareholders’ capital for 2004, under the following terms:

• On August 30, 2004, the Company paid R$ 100,027, which was R$ 13.65 per lot of one thousand ordinary shares and R$15.02 per lot of one thousand preferred shares, calculated on the shareholders’ positions at July 2, 2004, excluding, in accordance with Law, the shares in treasury, and were considered to be an anticipation of the compulsory dividend for 2004.

• On December 20, 2004, the Company paid R$ 89,981, which was R$ 12.28 per lot of one thousand ordinary shares and R$ 13.51 per lot of one thousand preferred shares, calculated on the shareholder’s position at October 29, 2004 excluding, in accordance with law, the shares in treasury and were considered to be an anticipation of the compulsory dividend for 2004.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

• On December 31, 2004 the Company declared a payment of R$ 65,662, which is R$ 8.96 per lot of one thousand ordinary shares and R$ 9.86 per lot of one thousand preferred shares, calculated on the shareholder’s position at December 31, 2004, excluding, in accordance with law, the shares in treasury and were considered to be an anticipation of the compulsory dividend for 2004. Payment will be made on March 31, 2005.

The proposed dividends and interest on shareholders’ equity were calculated as follows:

	2004	2003
Net profit for the year (parent company)	1,059,913	548,398
Less
Constitution of legal reserve	(52,995)	(27,420)
Calculation of dividend basis	1,006,918	520,978
Minimum compulsory dividends - 25%	251,729	130,245
Proposed dividends	36,323	6,243
Prepaid interest on shareholders’ equity	190,008	-
Proposed interest on shareholders’ equity	65,662	150,030
	291,993	156,273
% of calculation basis	29.0	30.0
Withholding tax on interest on shareholders’ equity	(28,648)	(16,517)
Net	263,345	139,756
Gross amount per lot of one thousand ordinary shares- R$	39.85	21.33
Gross amount per lot of one thousand preferred shares - R$	43.84	23.46

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

17 Net financial income (expense)

	2004	2003	2002
Financial expenses
Interest on financing	(60,522)	(79,858)	(94,003)
Interest on debentures	(37,412)	(34,671)	(49,705)
Interest others	(34,402)	(4,337)	(7,355)
Foreign exchange variation - creditors	64,375	187,428	(337,688)
Other financial expenses	(95,671)	(57,940)	(44,404)

	(163,632)	10,622	(533,155)

Financial income
Interest earned	32,211	41,399	20,473
Income from marketable securities and short-term
investments	58,492	119,943	2,509
Foreign exchange variation - debtors	(59,221)	(225,538)	270,642
Other financial income	47,933	25,667	17,989

	79,415	(38,529)	311,613

Net	(84,217)	(27,907)	(221,542)

18 Other operating expenses

	2004	2003	2002

Provision for tax risks and contingencies	(15,081)	(26,489)	(2,519)
Operating lease expense	(2,395)	(23,598)	(126,413)
Other operating expenses	(73,681)	(24,991)	(16,766)

Net	(91,157)	(75,078)	(145,698)

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

19 Non-operating results

	2004	2003	2002

Loss from the disposal of fixed assets	(7,147)	(38,749)	(38,040)
Provision for other contingent liabilities	(12,740)	(31,764)	-
Other non operating expenses	(15,935)	(29,916)	(54,614)

Net	(35,822)	(100,429)	(92,654)

20 Insurance coverage (unaudited)

The Company’s policy is to take out insurance coverage for amounts that, based on analyses prepared by its insurance advisors, are considered sufficient to cover the risks involved.

The Company takes out insurance for operating risks, which guarantees indemnity against material damage and loss of gross income (interruption to production) as a result of accidents, with an indemnity period of up to twelve months interruption. The current policy is in force until June 1, 2005. The insurance policies provide the following coverage:

	2004	2003

Assets insured
Property, plant and equipment	5,822,088	2,089,871
Inventories	228,460	169,749

	6,050,548	2,259,620

21 Financial instruments and risk analysis

The estimated fair values of the Company’s financial assets and liabilities were determined based on information available on the market and appropriate valuation methodologies. However, considerable judgment is required to interpret the market data to determine the most appropriate estimate of the realizable values. Consequently, the following estimates do not necessarily indicate the values that could be realized on the current exchange market. The use of different market methodologies could have a material effect on the estimated realizable values.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

a. Composition of balances

In accordance with CVM Instruction CVM 235/95, the accounting balances and market values of the significant financial instruments included in the consolidated balance sheet at December 31, 2004, are identified as follows:

	Accounting	Market
Description	balance	value

Cash and cash equivalents	783,917	809,652
Marketable securities (current)	146,258	144,909
Other equity securities (non-current)	86,227	86,227
Investments:
Valued using the equity method	338,832	338,832
Swap-foreign currency	3,912	4,015
Debt (including debentures):
In local currency	470,148	470,148
In foreign currency	649,445	649,353

b. Criteria, assumptions and limitations used to calculate the market value

Cash and cash equivalents and marketable securities

Market values for held-to-maturity securities were estimated using their rates currently offered for deposits of similar remaining maturities.

The accounting value approximates the market value of the trading securities due to the short-term maturity of these instruments.

Other equity securities

It represents an investment in Açominas S.A. equivalent to approximately 1% of their total share capital. As Açominas S.A. is not a publicly traded company, the amount recorded is being presented at cost, net of impairment losses of R$ 17,030, charged to the Statements of Operations in 2003.

Investments

The market values for interests in privately held companies were determined based on the carrying amount of their respective shareholders’ equity.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

Swaps

The Company operates only with derivative instruments (swaps), aimed to hedge against exposure to foreign exchange variations. Market value was calculated based on information provided by financial institutions.

Debt

The market values of debt were calculated based on their present value and based on the future cash flows, using interest rates applicable to instruments of a similar nature, with similar terms and risks, or based on the market quotations of these securities.

The market values for the Brazilian Economic and Social Development Bank (BNDES) financing are identical to the accounting balances, since there are no similar instruments with comparable due dates.

The carrying amounts of the remaining financial instruments approximated their fair value.

c. Credit risk

     The Group’s sales policy is linked to the credit rules fixed by management, which seek to minimize any problems arising from defaults by its customers. This objective is achieved by attributing credit limits to clients according to their ability to pay and by means of diversification of accounts receivable (spreading the risk). The Company also has a provision for doubtful accounts, for the amount of R$ 21,836 (2003 - R$ 22,541) representing 3.64% (4.92% in 2003) of the trade accounts receivable from third parties outstanding on the domestic market to cover the credit risk. At and for the year ended December 31, 2004 and 2003 no customer individually represented more than 10% of trade accounts receivable or revenue.

d. Foreign exchange rate risk

Given that the Company and its subsidiaries have significant foreign exchange liabilities (US dollar), their results could be significantly affected by variations in the foreign exchange rate.

In order to reduce the effects of foreign exchange variations on the Company’s indebtedness, management has adopted the policy of holding a portion of its cash and cash equivalents in investments tied to the US$, as presented in the following table:

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

Assets (liabilities)	2004	2003

Cash and cash equivalents and marketable securities	563,115	377,439
Trade accounts receivable	328,164	168,479
Investments	-	25,172
Trade accounts payable	(250,394)	(167,293)
Debt	(444,831)	(495,015)
Other liabilities	(123,141)	(111,016)

Net exposure	72,913	(202,234)

22 Post employment benefits

In 1982, the Company signed up with the Bradesco Previdência e Seguros S/A a defined benefit pension plan, whose purpose is to supplement (i) the retirement income of its participants; and (ii) the pensions granted to the surviving spouses of the participants. The costs of sponsoring the pension plan and any deficits (surpluses) of the plan are recorded in accordance with CVM Deliberation 371 of December 13, 2000. The Standard requires the recognition of net actuarial assets and obligations relative to benefits payable to current and retired employees. The contributions are determined based on actuarial appraisals, when applicable, and are recorded based on the accrual method. The Company also sponsors a defined contribution plan to employees hired as from January 2003.

The position for the actuarial assets and liabilities at the end of 2004 and 2003, for the defined benefit plan based on reports prepared by independent actuaries is presented below:

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

	2004	2003
Present value of actuarial liabilities	104,923	89,967
Fair value of assets included in the plan	(114,107)	(88,241)
Present value of liabilities in excess of (lower than) the fair value	(9,184)	1,726
of the assets
Unrecognized actuarial (gains) losses	(3,947)	1,921
Total net actuarial assets	(5,237)	(195)
Minority interest	123	797
Group interest	(5,114)	602

The actuarial assumptions used are presented below:

	2004		2003

Actuarial method	Projected credit unit		Projected credit unit
Discount rate	12.35%	per annum	12.35%	per annum
Expected rate of return on assets	12.35%	per annum	12.35%	per annum
Percentage increase in salary levels	8.15%	per annum	8.15%	per annum

The components of net cost for the period for post employment benefits forecast for 2005 are presented below:

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

Cost of current service	6,634
Interest on actuarial liability	12,546
Expected income from the plan’s assets	(14,495)
Total gross expense to be recognized	4,685
Expected contributions from participants for the coming year	(4,528)
Total net expenses to be recognized	157
Expected administrative expenses for the coming year	1,571
Total	1,728
Minority interest	(329)
Group interest	1,399

For the years ended December 31, 2004, the cost for the Company’s contributions was R$ 5,416 (2003 -R$ 4,028, 2002 - R$ 5,936).

23 Other information

a. Board of directors’ remuneration and employee bonuses

For the year ended December 31, 2004, the Directors and Board of Directors of the Company had received remuneration of R$ 17,382 (2003 - R$ 17,069, 2002 - R$ 17,256). During the same period, the Company paid/provided bonuses for employees for the amount of R$ 78,326 (2003 - R$ 44,315, 2002 - R$ 51,965).

b. REFIS

On March 21, 2000, under the management of the Mendes Júnior Group (an entity subsequently acquired by the Company), SMJ opted for payment of taxes in arrears in installments as established by Law 9964, of April 10, 2000 (“Tax Recovery Program - REFIS”).

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

The taxes included in the REFIS program, at the time of the option, amounted to R$ 82,110 and are detailed in the following table.

Tax	Principal	Fine	Interest	Total

INSS - Social security tax	17,408	5,297	12,069	34,774
COFINS - Tax for social security
financial	5,045	8,393	6,718	20,156
PIS - Employee profit participation
program	4,963	6,735	7,288	18,986
Import duty (II)	810	1,093	1,529	3,432
IPI - Excise tax	654	927	876	2,457
Income tax and social contribution	475	443	1,387	2,305

Total	29,355	22,888	29,867	82,110

The option for payment in installments was made based on 1.2% of gross income, according to Law 9964/2000, and the balance paid to 2004 amounted to R$ 39,377 (R$ 12,950 in 2003). At December 31, 2004, the remaining balance was R$ 33,932, (2003 - R$ 73,309) and was recorded as current and long-term liabilities.

As a guarantee, fixed assets were offered (mainly equipment and facilities) amounting to R$ 66,180 (the book value at the time of the option).

In order to stay in the REFIS program the Company has to comply with the following requirements: comply with the obligations under the Government Severance Indemnity Fund (FGTS); have no defaults of payments for three consecutive months or six alternate months, for any tax included in the REFIS program, and comply with the other rulings included in article 5 of Law 9964 of April 10, 2000. Management is not aware of any imminent risk associated with being excluded from the benefit of the special payment system described above.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

24 Subsequent events

a. Credit transaction to a subsidiary’s shareholders’ equity

On January 20, 2005, the Company approved, in the form of the Brazilian tax regulation, the absorption of accumulated losses in the subsidiary Belgo Siderurgia (former BMPS) by means of a capital increase with debts in the amount of R$ 582,105. This operation will generate a positive tax effect in the result of the Company.

b. Increase in Arcelor’s investment interest in the capital of BELGO

On February 04, 2005, Arcelor, through its subsidiary Arcelor Spain Holding S.L., acquired 315 million common shares of BELGO, held by the Bradesco Organization.

The acquired shares represent, approximately, 8.07% of the voting capital and 4.45% of the BELGO’s total capital. With this acquisition the ARCELOR’S stake is approximately 68.67% of the voting capital and 58.48% of the total capital of BELGO.

c. Increase in the Company’s total share capital

On April 15, 2005, BELGO's Management Council ("Conselho de Administração") formally approved a R$ 1,000,000 total capital increase by partially utilizing the Company's statutory revenue reserve without issuing new shares.

25 Summary of the differences between Brazilian accounting principles and U.S. GAAP

The consolidated financial statements have been prepared in accordance with Brazilian GAAP, which are based on Brazilian Corporate Law (Law No.6,404/76, as amended) and the rules and regulations issued by the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”), which differ in certain significant respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The following is a summary of the significant adjustments to net income and shareholders’ equity required when reconciling such amounts recorded in the consolidated financial statements to the corresponding amounts in accordance with U.S. GAAP:

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

Reconciliation of shareholders' equity at December 31,		2004	2003

Total shareholders’ equity as reported per Brazilian GAAP		4,325,089	3,366,734

Business combinations
Acquisition of Siderúrgica Mendez Junior (SMJ)
Reversal of statutory goodwill	(i)	-	(492,531)
Reversal of statutory deferred taxes-Tax losses carry-forward	(ii)	(239,921)	(223,710)
Recognition of deferred taxes under U.S. GAAP-Tax losses carry-forward	(ii)	190,337	72,201
Amortization of fair value adjustments under U.S. GAAP	(i)	19,555	8,381
Deferred taxes on amortization of fair value adjustments	(ii)	(6,649)	(2,849)
Reversal of net equity inputted at local books	(iii)	132,454	132,454
Acquisition of Acindar
Reversal of amortization of statutory goodwill	(i)	9,651	-
Amortization of fair value adjustments under U.S. GAAP	(ii)	(20,049)	-
Deferred taxes on the fair value adjustments	(ii)	7,017	-
Other
Interest capitalized under U.S. GAAP to property, plant and equipment	(iv)	89,339	71,927
Deferred charges	(v)	(61,228)	(40,221)
Swap - fair value adjustments	(vi)	103	-
Dividends	(vii)	11,616	6,243
Effects of translation of foreign operations	(viii)	95,059	120,274
Convertible debentures	(ix)	73,427	-
Pension plan	(x)	6,050	4,980
Revaluations	(xi)	(87,131)	(87,969)
Deferred income tax	(ii)	(15,870)	(12,473)
Minority shareholders’ share	(xiii)	(42,384)	(54,277)

U.S. GAAP shareholders’ equity		4,486,465	2,869,164

Net income as reported per Brazilian GAAP		1,039,521	682,310

Business combinations
Acquisition of Siderúrgica Mendez Junior (SMJ)
Reversal of the amortization of statutory goodwill	(i)	-	177,366
Reversal of amortization of non-deductible internally generated goodwill	(i)	210,711	-
Reversal of statutory deferred taxes-Tax losses carry-forward	(ii)	(16,211)	(223,710)
Recognition of deferred taxes under U.S.GAAP-Tax losses carry-forward	(ii)	118,136	72,201
Depreciation fair value adjustments and write-off adjustment	(i)	11,174	23,613
Deferred taxes on the depreciation of fair value adjustments	(ii)	(3,800)	(2,849)
Acquisition of Acindar
Reversal of the amortization of statutory goodwill	(i)	9,651	-
Depreciation fair value adjustments	(i)	(20,049)	-
Deferred taxes on the depreciation of fair value adjustments	(ii)	7,017	-
Other
Interest capitalized under U.S. GAAP to property, plant and equipment	(iv)	28,135	12,654
Depreciation of interest expense capitalized under U.S. GAAP	(iv)	(10,723)	(3,642)
Deferred charges	(v)	(21,007)	23,312
Swap - fair value adjustment	(vi)	103	-
Effects of translation of foreign operations	(viii)	69,412	(15,073)
Amortization of discount on convertible debentures	(ix)	(12,414)	-
Pension plan	(x)	1,070	5,998
Tax incentives	(xii)	1,108	12,129
Deferred taxes	(ii)	(3,397)	(13,029)
Minority shareholders’ share	(xiii)	4,732	8,039

Net income under U.S. GAAP		1,413,169	759,319

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

Statements of consolidated changes in shareholders' equity in accordance with U.S. GAAP

	2004	2003

Shareholders' equity under U.S. GAAP at beginning of the year	2,869,164	2,281,356

Net income for the year	1,413,169	759,319
Dividends and interest on shareholders' equity	(286,620)	(150,030)
Additional paid-in capital - beneficial conversion feature	85,842
Tax credits contribution by shareholders	492,530	-
Translation adjustments (CTA)	(87,466)	(21,443)
Other	(153)	(38)

Shareholders' equity under U.S. GAAP at the end of the year	4,486,465	2,869,164

A summary of the main differences is as follows:

(i) Business combinations

Under Brazilian GAAP, assets acquired and liabilities assumed with a business combination are recorded at book value. The difference between the purchase price and the book value of net assets acquired is recorded as goodwill or negative goodwill that must be amortized over its estimated useful life.

Under U.S. GAAP, net assets acquired in a business combination must be recorded at fair value on the acquisition date. The difference between the purchase price and the fair value of the net assets acquired must be recorded as goodwill or negative goodwill. Goodwill is not subject to amortization, but must be periodically assessed for impairment. Negative goodwill must be proportionally allocated to certain non-current assets acquired.

Acquisition of Siderúrgica Mendes Junior (SMJ)

As explained in Note 3a, the acquisition of SMJ in 2003 from a third party for R$ 50 million and the capital injections that followed the acquisition resulted in goodwill of R$ 1,774 million, under Brazilian GAAP. This goodwill was not tax deductible at its formation date, but as from January 1, 2004, due to the fact that the Company fulfilled certain requirements of the Brazilian tax legislation, its amortization became tax deductible. Pursuant to requirements of CVM this goodwill is being presented in the consolidated financial statements at the net amount of the tax benefit that it will generate at the statutory income tax rate of 34%.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

The table below shows the movements recorded since the formation of the goodwill:

R$ million

Goodwill initially recorded in 2003	1,774
Amortization of 2003 (non-deductible)	(177)
Remaining balance at December 31, 2003	1,597

Provision required by CVM (66%)*	(1,054)
Net amount of tax credits recorded at December 31, 2003	543

Amortization in 2004 (tax deductible)	(318)
Reversal of the provision required by CVM (non-taxable)	210

Net amount of tax credits recorded at December 31, 2004	435

* Provision recorded at year end directly in net equity of the Company. (See Note 3a)

Under U.S. GAAP, transactions with a subsidiary cannot originate goodwill (entities under common control). Accordingly, the goodwill generated after the acquisition of SMJ is being reversed for the purposes of the above reconciliations:

R$ million
Reversal of the original goodwill	(1,774)
Reversal of the goodwill amortization	177
Reversal of the provision required by CVM	1,054
Component of goodwill generated with third parties*	50
Total amount to be reversed for U.S. GAAP in 2003	(493)
* Purchase price paid for the SMJ shares to third parties.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

Under U.S. GAAP, goodwill generated internally is not recognized; however, the future tax benefit generated by the amortization of goodwill is recognized as a contribution from the shareholders within additional paid-in capital, similarly to the accounting principles under Brazilian GAAP. Accordingly, as the tax status of the goodwill changed in 2004 the amount of tax credits existing at December 31, 2003, i.e., R$ 493 million, is being presented in the movements of net equity under U.S. GAAP as a shareholders’ contribution.

Under U.S. GAAP, measuring the net assets acquired at fair value in connection with the acquisition of SMJ yielded negative goodwill of R$ 114,242. The negative goodwill was deducted from the fair value assignable to the acquired non-current assets. The purchase price has been allocated as follows:

R$ thousand

Current assets	6,837
Deferred tax assets	208,992
Other assets	108,212
Property, plant and equipment	272,717
Current liabilities	(496,496)
Other liabilities	(50,053)

Purchase price	50,209

Acquisition of Acindar

As explained in Note 3b. the Company obtained control of Acindar in May 2004 and recorded, under Brazilian GAAP, goodwill of R$ 144,758. Under U.S. GAAP, measuring the net assets acquired at fair value yielded negative goodwill of R$ 323,755. The negative goodwill was deducted from the fair value assignable to the acquired non-current assets. The purchase price has been allocated as follows:

R$ thousand

Current assets	447,568
Other assets	69,652
Property, plant and equipment	474,235
Current liabilities	(209,099)
Deferred tax liabilities	(105,257)
Other liabilities	(229,759)

Purchase price	447,340

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements
(In thousands of Reais, except as otherwise stated)

The following table summarizes unaudited pro forma financial information for the current year and the prior year assuming the Acindar acquisition occurred at the beginning of the years presented. This pro forma financial information is for informational purposes only and is not necessarily indicative of actual results that would have been reported had the Acindar acquisition occurred at the beginning of each year and it is not necessarily indicative of future results.

	2004	2003

Net sales	7,246,766	5,097,201
Net income	1,473,145	1,259,930

Basic common EPS per thousand shares	177.9	148.3
Basic preferred EPS per thousand shares	195.6	163.1

Diluted common EPS per thousand shares	172.9	118.9
Diluted preferred EPS per thousand shares	190.1	130.8

With respect to the SMJ acquisition, pro forma financial information for 2003 and 2002 does not result in a significant change from actual results considering the leasing contract between the Company and SMJ.

(ii) Deferred taxes

Under Brazilian GAAP, deferred tax assets must be recorded to the extent that realization is probable (a valuation allowance is not recorded), while deferred tax liabilities must be recorded in full. Recognition of deferred tax assets from tax losses carry-forwarded is based on future taxable earnings brought to their present value. Realization cannot exceed ten years.

Under U.S. GAAP, deferred taxes are recorded on all temporary differences, except for differences arising from remeasurement of non-monetary assets and liabilities from reais into US dollar at historical exchange rates. Valuation allowances are established when it is more likely than not that deferred tax assets will not be realized. Deferred tax assets and liabilities are classified as current or long-term based on the classification of the asset or liability underlying the temporary difference. Deferred income tax assets and liabilities in the same tax jurisdiction are netted rather than presented gross. Discounting is not permitted.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

As explained above, Brazilian GAAP does not address fair value adjustments in acquisitions. Thus, deferred tax assets arising from tax losses carried-forward of an acquired entity are recognized directly in the statement of operations in the period when all conditions are met. Pursuant to US GAAP, these assets must be assessed at the date of acquisition and, if recorded, affect the value assigned to goodwill. The reversal of statutory deferred tax assets from tax losses carried-forward of SMJ in the amount of R$ 223,710 is due to this difference of accounting practice.

The net SMJ goodwill amortization, which represents the tax benefit, of R$ 108,548 in 2004, has been recorded in other net operating expense in the consolidated statement of operations for the year ended December 31, 2004, according to Brazilian GAAP. For US GAAP purposes, this amount would be presented as a deferred income tax charge in the accompanying consolidated statement of operations, because it represents the realization of the deferred tax asset. Accordingly, for US GAAP purposes the “operating income before taxes”, “operating income (expense)” and the “income before income tax” amounts in the consolidated statements of operations would be increased by R$ 108,548 in 2004 and the “income and social contribution taxes” amount would be increased by the same amounts. However, there is no effect on US GAAP net income or shareholders’ equity from this adjustment.

Valuation allowance

U.S. GAAP also requires disclosure of the amount of unrecognized tax credits (valuation allowance). For the financial years ended on December 31, 2004 and 2003, these may be stated as follows:

	2004	2003
Total tax loss carry-forwards - calculation basis	4,474,029	4,735,256
Statutory rate	34%	34%
Total tax loss carry-forwards - tax credit	1,521,170	1,609,987
Valuation allowance	(1,281,096)	(1,386,267)
Net balance of tax credits recognized	240,074	223,720

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

(iii) Reversal of net equity inputted at local books

The net equity of SMJ at the time of initial consolidation in 2003 was negative by R$ 132,454 and therefore it impacted negatively the consolidated net equity of the Company for Brazilian GAAP purposes. Under U.S. GAAP, given the fair value adjustments recorded at the acquisition date, there was no such negative net equity thus its reversal in the reconciliation of net equity shown above.

(iv) Interest capitalized under U.S. GAAP to property, plant and equipment

Brazilian GAAP allows interest costs incurred and other financial charges, including monetary and exchange variations, related to third-party financing of fixed assets or long-term inventories to be capitalized; however Belgo does not capitalize interests costs under Brazilian GAAP. Interest capitalized must be depreciated within the useful lives of the related assets.

Under U.S. GAAP, interest incurred on borrowings is capitalized to the extent that borrowings do not exceed construction-in-progress. The credit is a reduction of interest expense. In addition, the amount of interest capitalized excludes the monetary gain associated with the borrowings and the foreign exchange gains and losses on foreign currency borrowings, and other financial expenses related to the borrowings. Interest cost attributable to long-term inventories is not capitalized.

(v)Deferred charges

According to Brazilian GAAP, pre-operating expenses are capitalized and amortized on a straight-line basis over a period, not exceeding ten years.

As per U.S. GAAP, costs of such nature must be recognized as expenses in the period in which they were incurred. In addition to the amounts shown in the reconciliations above, approximately R$ 63,000 of deferred charges was written off to the 2002 beginning US GAAP shareholders' equity balance as it related to prior periods. For Brazilian GAAP purposes, R$ 13,530 of this balance was recorded as amortization of goodwill for the year ended December 31, 2004.

(vi)Swap - fair value adjustments

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

Under Brazilian GAAP, swap contracts are recorded on the balance sheet on an accrual basis. For U.S. GAAP purposes the swap contracts are recorded on the balance sheet at fair value, with changes in fair value recognized in earnings unless specific hedge criteria are met. The Company did not account for any transaction as hedging activity.

(vii)Dividends

Under Brazilian GAAP, at each year-end, management is required to propose a dividend distribution from earnings and accrue for this in the consolidated financial statements, subject to ratification by the shareholders' meeting. Under Brazilian accounting principles, companies are permitted to charge interest on shareholders’ equity in the form of a dividend, up to certain limits. The interest is treated as declared once it is recorded as a liability by the Company and the shareholders are notified (and the withholding tax becomes payable) or when formally approved by the shareholders. For financial reporting purposes, the interest is recorded as a deduction from unappropriated retained earnings. The Company is required to withhold income tax (15%) on these amounts on behalf of its shareholders’.

Under U.S. GAAP, since proposed dividends may be ratified or modified at the annual shareholders’ meeting, such dividends would not be considered declared at the balance sheet date and would therefore not be accrued. However, interest credited to shareholders as capital remuneration under Brazilian legislation and dividends up to the limit of minimum legal compulsory payment as required by Brazilian GAAP and Company’ bylaws (25% of adjusted net income - see Note 16) would be considered as declared for U.S. GAAP purposes.

(viii)Effects of translation of foreign operations

According to Brazilian GAAP, entities incorporated in Brazil must use the local currency (Real) as their functional currency.

Under US GAAP, an entity’s functional currency must be determined taking into account the economic environment in which it operates and the currency in which its main operating and financial indicators are determined.

The subsidiary, Belgo-Mineira Bekaert Artefatos de Arames Ltda. (BMB), produces steel cord for the automotive industry, which it mostly exports. The vast majority of its indicators are determined by the US dollar value. Thus for US GAAP purposes, BMB’s functional currency is the US dollar.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

The foreign subsidiaries Acindar Ind. Argentina de Aceros S.A., Belgo-Mineira Uruguai (BMU) and Bemex International Ltd. use the Argentinean pesos, Uruguayan pesos and the US dollar, respectively, as their functional currency.

For purposes of financial statements under Brazilian GAAP, the translation method used was that of the current rate (balance sheet and statement of operations converted by the rate at the end of each financial year). For purposes of US GAAP, amounts are reported based on functional currency balances translated to reais at the period end exchange rates for balance sheet accounts and average rates for the year for statement of operations and cash flows. Also under US GAAP, gains and losses resulting from translation of foreign operations is recorded in other comprehensive income in shareholders’ equity.

(ix) Convertible debentures

Under Brazilian GAAP, the ONC’s issued by Acindar, which are held by third parties, was accounted for at December 31, 2004 at the face value plus accrued interest.

Under US GAAP the ONC’s were evaluated at the commitment date, February 2, 2004, as to whether an embedded beneficial conversion feature existed. The beneficial conversion feature is calculated at its intrinsic value at the commitment date (that is, the difference between the conversion price and the fair value of the common stock, multiplied by the number of shares into which the debt is convertible). It was determined that a beneficial conversion feature did exist at the commitment date, thus for US GAAP, a portion of the proceeds from the issuance of the ONC’s, equal to the intrinsic value, was allocated to additional paid-in capital. As the ONC’s to third parties have a stated redemption date as of February 4, 2013, the debt discount will be amortized to interest expense beginning February 4, 2004 to February 4, 2013 using the effective interest method.

(x) Pension plan

In determining the pension benefit obligations for Brazilian GAAP, Brazilian Accounting Standard NPC 26 is effective for financial statements beginning with the year ended December 31, 2001. As permitted by NPC 26, the transitional obligation at adoption date, which is the difference between the plan’s net assets and the projected benefit obligation at that date, was fully recognized directly to retained earnings.

For the purpose of US GAAP, the Company recognizes these effects according to FAS No. 87, “Employer’s Accounting for Pensions”. An initial transition obligation determined based

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

on an actuarial valuation is recognized and actuarial gains and losses, as well as unexpected variations in plan assets and the projected benefit obligation and the effects of amendments, settlements and other events, is recorded in accordance with these standards and therefore result in deferral differences. FAS No. 87 does not allow the immediate recognition of actuarial gains and losses. They are deferred and recognized in the course of time.

(xi) Revaluations

As allowed by Brazilian GAAP, in 1997 the Company revalued its land assets.

Such revaluations are not allowed by U.S. GAAP, and consequently all related impacts in equity were reversed in the reconciliation.

(xii) Tax incentives

The subsidiary Belgo Bekaert Nordeste (BBN) enjoys tax incentives in terms of income tax reductions, given its location in an area which qualifies for federal incentives. Until 2003, Belgo Siderurgia’s Vitória plant also enjoyed a similar incentive.

According to Brazilian GAAP, such benefits must be directly recorded as a credit to shareholders’ equity in a capital reserve account.

Under US GAAP, these tax incentives would be a reduction of income tax expense for the period.

(xiii) Minority shareholders’ share

As detailed in Note 2[j] not all subsidiaries consolidated are wholly owned by BELGO and therefore the U.S. GAAP adjustments identified for each of such subsidiaries are allocated to their respective minority shareholders based on their participation.

(xiv) Cumulative effect of change in accounting principle

Under US GAAP, effective January 1, 2004, the Company changed its policy regarding the accounting for the equity investment in Acindar previously reported on a one-month lag. In an effort to provide more timely and meaningful financial information on the Company’s business operations, the Company determined that all businesses should be reported on a real-time basis and therefore, the financial results as of and for the year ended December 31,

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

2004 reflect the change of bringing the Acindar subsidiary off of the lag. Therefore, the Company’s financial results for the year ended December 31, 2004 includes the results of Acindar for the eight-months ended December 31, 2004 and the results of Acindar as an equity investment from December 1, 2003 to April 30, 2004. As a result of this change, R$22,379 would be considered a cumulative effect of change in accounting principle and would be shown separately on the statement of operations before net income for the year.

(xv)Impairment of long-lived assets

Under U.S. GAAP, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For this purpose, assets are grouped at the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets (which also may include liabilities at such level). Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Brazilian GAAP does not require the 2 steps approach to determine potential asset impairment, but requires measurement of recoverability for long-lived assets on a recurring basis or when events or changes in circumstances indicate that the carrying value of an asset or group of assets may not be recoverable.

For all periods presented, no impairment losses were recognized under Brazilian GAAP and U.S. GAAP.

(xvi)Equity pick-up adjustments

The financial statements of the associates, mainly Acindar Industria Argentina de Aceros S.A. (accounted for under the equity method up to April 2004), for the purposes of the above reconciliation, were adjusted to comply with U.S. GAAP. It should be noted that the most significant adjustments identified from Argentinean accounting principles (Argentina GAAP) to U.S. GAAP are related to inflation accounting. Nevertheless, the accounting principles used in the preparation of the Brazilian GAAP consolidated financial statements and those that would be required under U.S. GAAP in relation to inflation accounting are similar and therefore no reconciling items regarding inflation accounting exist in the above

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

reconciliations. In addition, no other material differences between Argentina GAAP and US GAAP were identified, thus no specific items noted on the shareholders’ equity and net income US GAAP reconciliations.

(xvii) Earnings per share

Under Brazilian GAAP, net income per share is calculated on the number of total shares outstanding at the balance sheet date. Information is disclosed for the parent company per lot of one thousand shares, because generally this is the minimum number of shares that can be traded on the Brazilian stock exchange. The 10% premium to which preferred shareholders are entitled on distributed earnings is not allocated on calculating EPS under Brazilian GAAP.

Under U.S. GAAP, because the preferred and common shareholders have different voting and liquidation rights, basic and diluted earnings per share have been calculated using the “two-class” method, pursuant to SFAS No. 128, “Earnings per Share”, which addresses the computation, presentation and disclosure requirements for earnings per share.

Preferred shares are entitled to a dividend 10% greater than that distributed to the common shares. As such earnings may be capitalized or otherwise appropriated, there can be no assurance that preferred shareholders will receive the 10% premium referred to above, unless earnings are fully distributed. The "two class" method is based on an earnings allocation formula that determines earnings per share for preferred and common share according to the dividends declared and participation rights in undistributed earnings. For US GAAP purposes, the Company computes earnings per share by dividing the net income pertaining to each class of share by the weighted-average number of the respective class of shares outstanding during the period.

The table below presents the determination of net income available to common and preferred shareholders and weighted average common and preferred shares outstanding used to calculate basic and diluted earnings per share for each of the years presented.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

	Year ended December 31, 2004			Year ended December 31, 2003

	Preferred	Common	Total	Preferred	Common	Total

Basic
Net income available for common and
preferred shareholders before cumulative
effect of change in accounting principle	649,545	741,245	1,390,790	354,627	404,692	759,319
Cumulative effect of change in accounting
principle	10,452	11,927	22,379	-	-	-
Net income available for common and
preferred shareholders	659,997	753,172	1,413,169	354,627	404,692	759,319

Weighted-average number of shares - basic	3,110,828	3,905,001	7,015,829	3,110,828	3,905,001	7,015,829

Earnings per common and preferred shares
attributable to common and preferred
shareholders
Net income before cumulative effect of
change in accounting principle	208.8	189.8		114.0	103.6
Cumulative effect of change in accounting
principles	3.4	3.1		-	-
Basic earnings per thousand
shares - U.S. GAAP (R$)	212.2	192.9		114.0	103.6

Diluted
Net income available for common and
preferred shareholders before cumulative
effect of changes in accounting principles	632,447	721,733	1,354,170	324,279	370,060	694,339
Cumulative effect of changes in accounting
principles	10,452	11,927	22,379	-	-	-
Net income available for common and
preferred shareholders	642,899	733,660	* 1,376,559	324,279	370,060	* 694,339

Weighted-average number of shares - diluted	3,110,828	3,905,001	7,015,829	3,110,828	3,905,001	7,015,829

Earnings per common and preferred shares
attributable to common and preferred
shareholders
Net income before cumulative effect of
change in accounting principle	203.3	184.8		104.2	94.8
Cumulative effect of change in accounting
principles	3.4	3.1		-	-
Diluted earnings per thousand
shares - U.S. GAAP (R$)	206.7	187.9		104.2	94.8

* The difference between the net income available for common and preferred shareholders as the diluted numerator and the U.S. GAAP net income for 2004 and 2003 is due to the impact of convertible debentures issued by the subsidiary Acindar.

(xviii) Classification of statement of operations

Under Brazilian GAAP, in addition to the issues noted above, the classification of certain income and expense items is presented differently from U.S. GAAP.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

The significant reclassifications are summarized as follows:

  Brazilian GAAP requires interest expense and income to be shown as part of operating income (expense) and accrued interest as a part of loans and financing within liabilities.
  Under U.S. GAAP, interest expense and income would be shown after operating income (expense) within the statements of operations within the balance sheet. Financial expense, net under Brazilian GAAP totaled R$84,214, R$27,907 and R$221,542 in 2004, 2003 and 2002, respectively.

  Brazilian GAAP requires gains and losses on the disposal or impairment of permanent assets are classified as non-operating earnings. According to U.S. GAAP, such gains and losses on the disposal or impairment of property, plant and equipment are classified within operating income. Losses on the disposal of permanent assets totaled R$7,147, R$38,749 and R$ 38,040 in 2004, 2003 and 2002, respectively.

  Brazilian GAAP requires that statutory attributions (executive profit sharing) be recorded separately before “income before minority interest” on the statement of operations. Under U.S. GAAP, statutory attributions would be classified as operating expenses on the statement of operations. Executive profit sharing expensed totaled R$7,304, R$ 3,271 and R$5,936 in 2004, 2003 and 2002, respectively.

  Under Brazilian GAAP, shipping and handling expenses are recorded as a reduction of gross sales revenues. Under U.S. GAAP these shipping and handling expenses are recorded as selling expenses. Shipping and handling expenses totaled R$337,380, R$265,559 and R$239,680 in 2004, 2003 and 2002, respectively.

  Under Brazilian GAAP, equity interest in income (loss) of associated companies is recorded as operating income (expenses). Under U.S. GAAP, interest in income (loss) of associated companies is classified in the statement of operations in a caption after income tax. Equity interest in income (loss) of associated companies, under Brazilian GAAP, totaled R$(7,116), R$ 83,409 and R$41,264 in 2004, 2003 and 2002, respectively.

  Please also see proportional consolidation of jointly-controlled entities in the next item.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

(xix) Classification of balance sheet

Under Brazilian GAAP, the classification of certain balance sheet items is presented differently from U.S. GAAP.

The significant reclassifications are summarized as follows:

  Under Brazilian GAAP, deferred income taxes assets are shown separately from liabilities. Classification of current or non current depends on the expected timing of realization. For U.S. GAAP purposes, deferred tax assets and liabilities are classified as current or long-term based on the classification of the asset or liability underlying the temporary difference. Deferred income tax assets and liabilities in the same tax jurisdiction are netted rather than presented gross. See note 15.

  Brazilian GAAP requires the classification of “permanent assets”. This includes investments in associates, property, plant and equipment and deferred charges, including goodwill, which the Company has the intent and ability to hold and use in its operating activities. Under U.S. GAAP, these assets would be classified as non-current assets and property, plant and equipment. Deferred charges would be expensed as incurred except goodwill which is classified separately as non-current assets.

  Brazilian GAAP allows export financing instruments to be recorded as a reduction of the related accounts receivable balances. As per US GAAP, such export financing instruments must be accounted for as financial debt.

  Under Brazilian GAAP, jointly-controlled entities must be consolidated using the proportional consolidation method. Proportional consolidation requires that the share of the assets, liabilities, income and expenses be combined on a line-by-line basis with similar items in the Company’s consolidated financial statements. Under U.S. GAAP, jointly-controlled entities are recorded under the equity method.

  The following table presents summarized assets and liabilities of Guilman Amorin that is proportionally consolidated in the balance sheet in accordance with Brazilian GAAP:

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

December 31,

Balance sheet	2004	2003

Total current assets	19,996	22,379
Property, plant and equipment	66,397	69,281
Total assets	91,361	96,623
Total current liabilities	34,420	39,946
Total long-term liabilities	51,783	73,273

The following table shows summarized income and expenses of Guilman Amorin that is proportionally consolidated in the statement of operations in accordance with Brazilian GAAP:

	For the year ended December 31,

	2004	2003	2002(*)
Statement of operations
Net sales	27,152	27,210	43,629
Operating income (loss)	28,576	47,094	(69,930)
Net income (loss)	21,753	34,643	(46,426)

Cash flows
Cash flow resulting from operating activities	18,012	27,773	48,645
Cash flow used in investing activities	(28)	(164)	60)
Cash flow used in financing activities	(20,364)	(22,762)	(41,333)

(*) Up to 2002 Guilman was fully consolidated in BELGO’s financial statements with minority interest disclosed separately.

This proportional consolidation criteria used did not impact shareholders’ equity or net income under U.S. GAAP.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

26 Additional disclosures required by U.S. GAAP

U.S. GAAP disclosure requirements differ from those required by Brazilian GAAP. However, in these consolidated financial statements, the level of disclosure has been expanded to comply with U.S. GAAP disclosure requirements. Below are additional U.S. GAAP disclosure requirements and/or explanations of disclosure differences between Brazilian GAAP and U.S. GAAP not incorporated in the above notes.

a. Pension Plan

Information with respect to the Company's defined benefit plan, in the form required by SFAS No. 132 R- “Employers' Disclosure about Pensions and Other Postretirement Benefits" (revised 2003), for the years ended December 31, 2004 and 2003 is as follows:

	Pension Benefits
	2004	2003

Change in benefit obligation:
Benefit obligation at beginning of year	89,968	90,620
Service cost	7,878	7,057
Interest cost	10,784	10,968
Benefits paid	(3,397)	(8,657)
Actuarial gain	(310)	(10,020)

Benefit obligation at end of year	104,923	89,968

Change in plan assets:
Fair value of plan assets at beginning of year	88,241	70,715
Actual return on plan assets	15,233	12,144
Employer contribution	8,418	8,423
Plan participants’ contributions	5,612	5,616
Actual benefit payments	(3,397)	(8,657)

Fair value of plan assets at end of year	114,107	88,241

Funded status	9,184	(1,727)

Unrecognized net transition obligation	749	1,164
Unrecognized net actuarial loss (gain)	(3,883)	2,123

Net amount recognized under US GAAP	6,050	1,560

The accumulated benefit obligation for the defined benefit pension plan was R$ 94,051 and R$ 80,140 at December 31, 2004 and 2003, respectively.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

The components of the Company’s net periodic benefit cost (income) were as follows:

	Pension Benefits
	2004	2003	2002

Service cost	7,878	7,057	5,502
Interest cost	10,784	10,968	7,368
Expected return on plan assets	(11,277)	(9,396)	(6,914)
Amortization of actuarial loss	-	347	-
Amortization of transition obligation	415	415	415
Employee contributions	(3,872)	(5,867)	(3,053)
Net periodic benefit cost under U.S. GAAP	3,928	3,524	3,318

The actuarial assumptions used in the accounting for the Company’s benefit plans were as follows:

	Pension Liability
	2004	2003
Weighted-average assumptions used to determine net periodic benefit cost:
Discount rate	12.35%	12.35%
Expected return on plan assets	12.35%	12.35%
Average rate of compensation increase	8.15%	8.15%
Weighted-average assumptions used to determine benefit obligations:
Discount rate	12.35%	12.35%
Average rate of compensation increase	8.15%	8.15%

The expected long-term rate-of-return for the plan assets was set up considering the plan’s current short-term position, blended with the long-term view based on the pension portfolio’s past average rate or earnings and general expectations.

The Company’s contributions to the pension plan in 2005 are estimated to be approximately R$ 4,528.

The Company’s pension plan is classified under US GAAP as a participating annuity contract. The insurance company guarantees a return of IGP (inflation index) + 6% and offers an additional percentage if the actual returns on assets exceed the guaranteed minimum. If the returns do not meet the guaranteed minimum, future excess will be reduced to cover any underperformance of the fund. At no time is the Company obligated to pay the difference of excess to the insurance company.

As the primary obligation for payment of benefits is effectively transferred to the insurance company, the Company has not disclosed estimated future benefit payments.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

b. Comprehensive income

Under Brazilian GAAP, the concept of comprehensive income is not recognized.

U.S. GAAP requires the disclosure of comprehensive income. Comprehensive income is comprised of net income and other comprehensive income that include movements in equity which are not the result of transactions with owners. For Belgo, the components of comprehensive income are its net income, the changes in cumulative translation adjustment and the unrealized gain or loss due to the fair market value adjustment of its available for sale investments. The components of the Company’s comprehensive income are as follows:

Reconciliation of results for the year ended December 31,	2004	2003
Net income per U.S. GAAP	1,413,169	759,319
Cumulative translation adjustments (CTA)	(87,466)	(21,443)
Comprehensive income per U.S. GAAP	1,325,703	737,876

The accumulated CTA adjustment at December 31, 2004 and 2003 was R$ 95,059 and R$ 120,274, respectively.

c.Segment information

Under Brazilian GAAP, there is no requirement to present disaggregated information with respect to business segments of an enterprise.

U.S. GAAP requires that public enterprises disclose certain information about segments on the basis that the chief operating decision-maker uses such information internally for deciding how to allocate resources to segments and in assessing performance.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

These Company’s segments are: (1) Steelmaking - Brazil; (2) Steelmaking - Argentina; (3) Wire Drawing - Brazil, and (4) Others. These segments comprise one or more legal entities (see each segment’s listing of companies in Explanatory Note 2). The steelmaking segment in Brazil and the steelmaking segment in Argentina mainly operate in producing and trading long steel products for civil construction, industry at large and the agricultural sectors (bars, profiles, wire rods, etc). The wire drawing segment produces and trades drawn products for use in industry applications and farming and ranching (wires, nails, fences, etc). “Others” is a segment comprising of the subsidiary CAF’s (reforesting activities), services rendered by BMS, and Guilman (supplied electric power). Prices and conditions within the segments are compatible with those in the market.

	2004

	Steel	Steel	Wire
	Brazil	Argentina	Brazil	Other	Eliminations	Consolidated
Net revenue	4,436,214	1,445,222	1,923,125	128,839	(1,242,490)	6,690,910
External customers	3,413,674	1,388,800	1,823,941	64,495		6,690,910
Inter segments	1,022,540	56,422	99,184	64,344	(1,242,490)	-
Depreciation and amortization	(555,238)	(25,251)	(88,472)	(11,792)	-	( 680, 753)
Financing income	99,626	18,850	14,140	30,507	(24,487)	138,636
Financing expense	(165,806)	(44,273)	(34,768)	(7,736)	24,576	(228,007)
Exchange variation	29,428	(26,718)	(3,986)	6,430	-	5,154
Operating income (expense)	781,263	594,719	402,171	56,611	(38,053)	1,796,711
Equity interest (expense) income	(10,903)	2,070	5,764	(4,047)	-	(7,116)
Income tax and social contribution	(134,600)	(228,323)	(115,022)	(17,188)	33,096	(462,037)
Identifiable assets	4,934,738	1,727,546	980,807	431,358	-	8,074,449
Expenditures for long-lived assets	234,712	36,284	69,978	52,939	-	393,913
Equity investments	3,717,695	119,798	134,143	9,141	(3,641,945)	338,832

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

	2003

	Steel	Wire
	Brazil	Brazil	Other	Eliminations	Consolidated
Net revenue	3,076,978	1,404,714	124,753	(826,556)	3,779,889
External customers	2,355,825	1,360,370	63,694	-	3,779,889
Inter segments	721,153	44,344	61,059	(826,556)	-
Depreciation and amortization	(281,951)	(47,970)	(14,812)	-	(344,733)
Financing income	176,984	18,788	30,387	(39,150)	187,009
Financing expense	(172,576)	(36,456)	(7,019)	39,245	(176,806)
Exchange variation	(53,797)	(7,958)	23,645	-	(38,110)
Operating income (expense)	379,658	270,898	95,480	131,015	877,051
Equity interest income (expense)	117,409	8,936	-	(42,936)	83,409
Income tax and social
contribution	93,475	(67,157)	(26,024)	8,544	8,838
Identifiable assets	5,067,825	854,157	353,839	-	6,275,821
Expenditures for long-lived
assets	254,374	51,378	32,648	-	338,400
Equity investments	3,929,025	109,214	14,241	(3,914,240)	138,240

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

	2002

	Steel	Wire
	Brazil	Brazil	Other	Eliminations	Consolidated
Net revenue	2,436,415	1,139,747	266,777	(675,853)	3,167,086
External customers	1,851,565	1,127,722	187,799		3,167,086
Inter segments	584,850	12,025	78,978	(675,853)
Depreciation and amortization	(85,764)	(45,893)	(14,656)	-	(146,313)
Financing income	34,398	13,643	22,919	(29,989)	40,971
Financing expense	(186,786)	(24,255)	(14,462)	30,036	(195,467)
Exchange variation	40,415	(11,062)	(96,394)	(5)	(67,046)
Operating income (expense)	447,370	264,963	15,239	(58,930)	668,642
Equity interest income (expense)	22,466	18,798	-	-	41,264
Income tax and social
contribution	(107,443)	(59,775)	(42,283)	1,140	(208,361)
Identifiable assets	3,877,019	823,840	524,099	-	5,224,958
Expenditures for long-lived
assets	180,544	26,636	26,696	-	233,876
Equity investments	684,633	105,216	16,548	(660,177)	146,220

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

Information on the Company’s net revenues per geographic area is as follows:

Destination	2004	2003	2002

North America	555,032	352,642	282,239
Asia	90,341	103,228	70,529
Europe	91,115	78,279	46,421
Latin America (mainly Argentina)	1,697,976	292,385	173,863
Other	108,039	54,296	17,935

	2,542,503	880,830	590,987

Brazil	4,148,407	2,899,059	2,576,099

Total	6,690,910	3,779,889	3,167,086

d.Commitments

The Company’s purchase commitments amount to R$ 66,419 and are mostly earmarked for projects to improve and increase production capacity.

e.Leases

The Company rents a number of equipments, mainly computers, printers and vehicles through a number of operating lease agreements that expire at different dates. Total annual rent expense under these agreements, was as follows:

	2004	2003	2002
Rent expense	915	1,290	847

Rental commitments relating to these contracts where the future minimum rental payments under leases with remaining terms in excess of one year that are non-cancelable without payment of a penalty are:

2005	1,880
2006	1,660
2007	1,363
2008	113

Total	5,016

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

f.Marketable securities

The amortized cost, gross unrealized holding gains and losses, and fair value of available-for-sale and held-to-maturity debt securities by major security type and class of security at December 31, 2004 and 2003 were as follows:

		Gross	Gross
		unrealized	unrealized
	Amortized	holdings	holdings	Fair
	cost	gains	losses	value
At December 31, 2004
Available for sale:	-	-	-	-
Held to Maturity:
Government bonds	107,500	-	1,349	106,151
At December 31, 2003
Available for sale:	-	-	-	-
Held to Maturity:
Investment securities	176,328	5,205		181,533

The Company had no proceeds from the sale of investment securities available for sale in 2004 and 2003.

The Company also maintains a short term portfolio of investment securities classified as trading that in December 31, 2004 and 2003 amounted to R$ 38,758 and R$ 12,421. These investments are subject to price volatility associated with any interest-bearing instrument.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

g.New standards

In December 2003, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 132R (“FAS 132R”), “Employers’ Disclosures about Pensions and Other Postretirement Benefits”. This Statement provides disclosure requirements for defined benefit pension plans and other post-retirement benefit plans. The statement was effective for annual financial statements with fiscal years ended after December 15, 2003, and for interim periods that began after December 15, 2003. The Company has adopted FAS 132R during 2004. The adoption of FAS 132R did not have any impact on the Company’s operating results or financial position.

In December 2003, the FASB published a revision to Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46R”), to clarify some of the provisions of the original interpretation, and to exempt certain entities from its requirements. Under the revised guidance, there are new effective dates for companies that have interests in structures that are commonly referred to as special-purpose entities. The rules are effective in financial statements for periods ending after March 15, 2004. FIN 46R did not have any impact on the Company’s operating results or financial position because the Company does not have any variable interest entities.

In March 2004, the Emerging Issues Task Force (“EITF”) reached a consensus on Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairments and Its Application to Certain Investments” (“EITF 03-1”). EITF 03-1 provides a three-step impairment model for determining whether an investment is other-than-temporarily impaired and requires us to recognize such impairments as an impairment loss equal to the difference between the investment’s cost and fair value at the reporting date. The guidance is effective for the Company during the first quarter of fiscal 2005. The Company does not believe that the adoption of EITF 03-1 will have a significant effect on the Company’s consolidated financial statements.

In November 2004, the FASB issued SFAS No. 151 “Inventory Costs - An Amendment of ARB No. 43, Chapter 4” (“FAS 151”). FAS 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be expensed as incurred and not included in overhead. Further, FAS 151 requires that allocation of fixed and production facilities overheads to conversion costs should be based on normal capacity of the production facilities. The provisions in Statement 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not believe that the adoption of FAS 151 will have a significant effect on the Company’s consolidated financial statements.

Companhia Siderúrgica Belgo-Mineira

Notes to consolidated financial statements

(In thousands of Reais, except as otherwise stated)

In November 2004, the FASB issued SFAS No. 153 “Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29” (“FAS 153”). The provisions of this statement are effective for non monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. This statement eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance - that is, transactions that are not expected to result in significant changes in the cash flows of the reporting entity. The Company does not believe that the adoption of FAS 153 will have a significant effect on the Company’s consolidated financial statements.

In November 2004, the FASB’s Emerging Issues Task Force reached a consensus on Issue No. 03-13, “Applying the Conditions in Paragraph 42 of FASB Statement No. 144 in Determining Whether to Report Discontinued Operations” (“EITF 03-13”). The guidance should be applied to a component of an enterprise that is either disposed of or classified as held for sale in fiscal periods that began after December 15, 2004. The Company does not believe that the adoption of EITF 03-13 will have a significant effect on the Company’s consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Companhia Siderúrgica de Tubarão

Serra - ES, Brazil:

1. We have audited the accompanying consolidated balance sheets of Companhia Siderúrgica de Tubarão and its subsidiaries (the Company) as of December 31, 2004 and the related consolidated statements of operations, changes in financial position and changes in shareholders’ equity for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

2. We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

3. In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Companhia Siderúrgica de Tubarão and its subsidiaries as of December 31, 2004, the results of their operations and the changes in their financial position, and in shareholders’ equity for the year then ended, in conformity with accounting practices adopted in Brazil.

4. Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The consolidated statements of cash flows for the year ended December 31, 2004 are presented for purposes of additional analysis and are not a required part of the basic financial statements under accounting practices adopted in Brazil. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

5. As mentioned in Note 20, on July 28, 2005, Arcelor announced its intention to change the Company’s accounting policy for property, plant and equipment to use historical cost in order to be consistent with the accounting policy currently adopted by other entities of the Arcelor group in Brazil. Consequently, the revaluation reserve recorded by the Company in property, plant and equipment with a corresponding credit to a reserve in shareholders’ equity which amounted to R$1,949,459, net of accumulated depreciation and deferred tax effect, at December 31, 2004, will be reversed in the future.

6. Accounting practices adopted in Brazil vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 19 to the consolidated financial statements.

June 23, 2005 (except for the matter discussed in Note 20, as to which the date is July 28, 2005)

DELOITTE TOUCHE TOHMATSU
Auditores Independentes

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
Companhia Siderúrgica de Tubarão

1 We have audited the accompanying consolidated balance sheet of Companhia Siderúrgica de Tubarão and its subsidiaries as of December 31, 2003 and the related consolidated statements of operations, of changes in shareholders' equity and of changes in financial position of Companhia Siderúrgica de Tubarão and its subsidiaries for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

2 We conducted our audits in accordance with auditing standards generally accepted in Brazil and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

3 In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Companhia Siderúrgica de Tubarão and its subsidiaries as of December 31, 2003, and the results of their operations, the changes in its shareholders' equity and the changes in their financial position for the years ended December 31, 2003 and 2002 in conformity with accounting practices adopted in Brazil.

4 Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The consolidated statements of cash flows for the years ended December 31, 2003 and 2002 are presented for purposes of additional analysis and are not a required part of the basic financial statements under accounting practices adopted in Brazil. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

5 Accounting practices adopted in Brazil vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 19 to the consolidated financial statements.

PricewaterhouseCoopers	Vitória, Brazil
Auditores Independentes	February 13, 2004

Companhia Siderúrgica de Tubarão

Consolidated Balance Sheet at December 31
In thousands of Reais

Assets	2004	2003

Current assets
Cash and cash equivalents	388,000	417,753
Trade accounts receivable, net
Related parties	292,247	94,030
Other	321,498	246,714
Inventories	596,180	377,939
Recoverable taxes	69,766	171,614
Deferred income tax	283,419	175,321
Prepaid expenses and other assets	39,309	37,097

	1,990,419	1,520,468

Long-term receivables
Recoverable taxes	17,209	31,760
Deferred income tax	217,374	44,342
Restricted deposits for legal proceedings	38,615	38,269
Accounts receivable from related party	12,236	-
Prepaid expenses and other assets	12,537	19,932

	297,971	134,303

Permanent assets
Investment in associated company	163,868	138,631
Property, plant and equipment, net	7,885,601	7,791,127
Deferred charges, net	7,868	9,711

	8,057,337	7,939,469

Total assets	10,345,727	9,594,240

Companhia Siderúrgica de Tubarão

Consolidated Balance Sheet at December 31
In thousands of Reais	(continued)

Liabilities and shareholders' equity	2004	2003

Current liabilities
Suppliers	125,028	107,734
Short-term debt	377,220	802,245
Deferred income tax	108,126	90,467
Taxes and contributions	83,300	35,528
Provisions and labor charges	92,869	70,731
Provision for contingencies	-	1,113
Interest on shareholders' equity and dividends	441,598	153,511
Other	41,809	54,557

	1,269,950	1,315,886

Long-term liabilities
Long-term debt	1,030,786	1,439,852
Provision for contingencies	77,054	114,304
Deferred income tax	961,498	1,075,776
Accrued pension cost liability	-	711
Other	572	1,029

	2,069,910	2,631,672

Minority interest	30,997	-

Shareholders' equity
Share capital (preferred shares - no par value 62,620,222,060 authorized, 31,310,111,030 issued and outstanding;
common shares - no par value 39,332,658,000 shares authorized,
19,666,329,000 shares issued and outstanding)	2,782,106	2,782,106
Capital reserves	370,135	137,568
Revaluation reserve	1,949,459	2,114,450
Revenue reserves	1,873,170	612,558

	6,974,870	5,646,682

Total liabilities and shareholders' equity	10,345,727	9,594,240

The accompanying notes are an integral part of these financial statements

Companhia Siderúrgica de Tubarão

Consolidated Statement of Operations
Expressed in thousands of Reais, except per share
amounts and number of shares

		Year ended December 31

	2004	2003	2002

Gross sales and services revenues
Sales
Export	3,682,030	3,035,563	2,820,985
Domestic	2,131,547	1,111,887	163,607
Services	14,376	13,894	13,568

	5,827,953	4,161,344	2,998,160

Deductions
Sales and value-added tax, freight, discount and
returns	(731,781)	(431,927)	(157,230)

Net sales and services revenues	5,096,172	3,729,417	2,840,930

Cost of sales and services	(2,937,288)	(2,447,405)	(1,963,649)

Gross profit	2,158,884	1,282,012	877,281

Operating income (expenses)
Selling	(103,944)	(87,959)	(79,879)
Administrative and general	(143,358)	(121,298)	(90,795)
Equity in results of investee	11,861	(4,824)	-
Financial income (expenses), net	(118,121)	133,225	(585,539)
Other, net	(2,711)	(44,856)	13,376

Operating profit	1,802,611	1,156,300	134,444

Non-operating income, net	812	186	1,606

Income before income taxes and employee profit sharing	1,803,423	1,156,486	136,050

Income taxes	113,592	(195,628)	39,329

Income before employee profit sharing	1,917,015	960,858	175,379

Employee profit sharing	(77,740)	(50,610)	(38,723)

Net income for the year	1,839,275	910,248	136,656

Net income per thousand shares
of paid-up capital at year end - R$	36.08	17.86	2.72

The accompanying notes are an integral part of these financial statements.

Companhia Siderúrgica de Tubarão

Statements of Changes in Shareholders' Equity
Expressed in thousands of Reais, except per share
amounts and number of shares

					Revenue reserves

		Capital
		reserve			For

					investments
	Share	Tax	Revaluation		and working	Treasury	Retained
	capital	incentive	reserve	Legal	capital	shares	earnings	Total

At January 1, 2002	2,782,106	2	844,126	7,762	66,803	(17,818)	-	3,682,981

Reversal of dividends	-	-	-	-	-	-	31	31
Effect of change of social contribution rate on deferred
income tax	-	-	(13,406)	-	-	-	-	(13,406)
ICMS tax incentives	-	2	-	-	-	-	-	2
Realization of reserve	-	-	(66,878)	-	-	-	66,878	-
Sale of treasury shares under the stock option plan	-	-	-	-	(1,628)	4,977	-	3,349
Net income for the year	-	-	-	-	-	-	136,656	136,656
Appropriation of net income and reserves
Constitution of reserves	-	-	-	6,833	100,327	-	(107,160)	-
Interest on shareholders' equity	-	-	-	-	(24,085)	-	(23,515)	(47,600)
Dividends	-	-	-	-	(24,085)	-	(72,890)	(96,975)

At December 31, 2002	2,782,106	4	763,842	14,595	117,332	(12,841)	-	3,665,038

Companhia Siderúrgica de Tubarão

Statements of Changes in Shareholders' Equity
Expressed in thousands of Reais, except per share
amounts and number of shares	(continued)

						Revenue reserves

		Capital reserves

						For
			Premium			investments
	Share	Tax	on sale of	Revaluation		and working	Treasury	Retained
	capital	Incentive	shares	reserve	Legal	capital	shares	earnings	Total

At January 1, 2003	2,782,106	4	-	763,842	14,595	117,332	(12,841)	-	3,665,038

Tax incentive - ADENE	-	97,564	-	-	-	-	-	-	97,564
Realization of reserve	-	-	-	(56,705)	-	-	-	56,705	-
Sale of treasury shares under the stock
option plan	-	-	-	-	-	(315)	777	-	462
Sale of treasury shares	-	-	40,000	-	-	-	12,064	-	52,064
Revaluation of property, plant and
equipment	-	-	-	2,132,293	-	-	-	-	2,132,293
Deferred income tax on revaluation
reserve	-	-	-	(724,980)	-	-	-	-	(724,980)
Net income for the year	-	-	-	-	-	-	-	910,248	910,248
Appropriation of net income
Constitution of reserves	-	-	-	-	45,512	435,434	-	(480,946)	-
Interest on shareholders' equity	-	-	-	-	-	-	-	(336,087)	(336,087)
Dividends	-	-	-	-	-	-	-	(149,920)	(149,920)

At December, 31, 2003	2,782,106	97,568	40,000	2,114,450	60,107	552,451	-	-	5,646,682

Companhia Siderúrgica de Tubarão

Statements of Changes in Shareholders' Equity
Expressed in thousands of Reais, except per share
amounts and number of shares	(continued)

					Revenue reserves

		Capital reserves

						For
			Premium			investments
	Share	Tax	on sale of	Revaluation		and working	Retained
	capital	incentive	shares	reserve	Legal	capital	earnings	Total

At January 1, 2004	2,782,106	97,568	40,000	2,114,450	60,107	552,451	-	5,646,682

Tax incentive - ADENE	-	232,567	-	-	-	-	-	232,567
Realization of reserve	-	-	-	(164,991)	-	-	164,991	-
Net income for the year	-	-	-	-	-	-	1,839,275	1,839,275
Appropriation of net income
Constitution of reserves	-	-	-	-	91,964	1,168,648	(1,260,612)	-
Interest on shareholders' equity	-	-	-	-	-	-	(344,163)	(344,163)
Dividends	-	-	-	-	-	-	(399,491)	(399,491)

At December 31, 2004	2,782,106	330,135	40,000	1,949,459	152,071	1,721,099	-	6,974,870

The accompanying notes are an integral part of these financial statements.

Companhia Siderúrgica de Tubarão

Consolidated Statement of Changes in Financial Position
Expressed in thousands of Reais

	Year ended December 31

	2004	2003	2002

Sources of funds
From operations
Net income for the year	1,839,275	910,248	136,656
Expenses (income) not affecting working capital
Monetary variation and interest on long-term debt	(26,433)	(94,520)	228,767
Depreciation and amortization	530,910	352,413	344,411
Disposals of permanent assets	5	150	18,206
Equity in results of investee	(11,861)	4,824	-
Deferred income tax	202	49,593	(6,791)
Provision for contingencies	53,794	55,343	981
Accrued pension cost liability	(711)	(3,354)	(11,888)

	2,385,181	1,274,697	710,342

Shareholders
Reversal of dividends	-	-	31
Sale of treasury shares	-	52,526	3,349

	-	52,526	3,380

Third parties
Minority interest - Sol Coqueria Tubarão S.A.	30,997	-	-
Tax incentive – ADENE	232,567	97,564	-
Financing	65,358	404,635	230,844
Reduction in long-term receivables	(174,929)	-	-
Transfer from long-term receivables and
permanent assets to current assets	36,368	135,752	125,350

	190,361	637,951	356,194

Total sources of funds	2,575,542	1,965,174	1,069,916

Companhia Siderúrgica de Tubarão

Consolidated Statement of Changes in Financial Position
Expressed in thousands of Reais	(continued)

	Year ended December 31

	2004	2003	2002

Uses of funds
Transfer from long-term liabilities
to current liabilities	565,202	437,631	672,110
Permanent assets
Investments	13,376	66,656	54,361
Property, plant and equipment	636,193	325,372	383,984
Provision for contingencies	88,112	-	-
Interest on shareholders' equity	344,163	336,087	47,600
Dividends	399,491	149,920	96,975
Receivables from associated companies	12,236	-	-
Other	882	-	80

Total uses of funds	2,059,655	1,315,666	1,255,110

Increase (decrease) in working capital	515,887	649,508	(185,194)

Current assets
At the end of year	1,990,419	1,520,468	1,433,487
At the beginning of year	1,520,468	1,433,487	832,610

	469,951	86,981	600,877

Current liabilities
At the end of year	1,269,950	1,315,886	1,878,413
At the beginning of year	1,315,886	1,878,413	1,092,342

	(45,936)	(562,527)	786,071

Increase (decrease) in working capital	515,887	649,508	(185,194)

The accompanying notes are an integral part of these financial statements.

Companhia Siderúrgica de Tubarão

Consolidated Statement of Cash Flows
Expressed in thousands of Reais

	Year ended December 31

	2004	2003	2002

Cash flows from operating activities

Net income for the year	1,839,275	910,248	136,656
Adjustments to reconcile net income
with cash flow from operating activities:
Depreciation and amortization	530,910	352,413	344,411
Gain on sale of permanent assets	(812)	(169)	(598)
Equity in results of investee	(11,861)	4,824	-
Unrealized financial expenses and monetary and foreign
exchange variations on debt	69,073	(146,747)	598,275
Unrealized gains from swap contracts	(15,634)	-	-
Deferred income tax	(200,743)	38,032	(39,329)
Decrease (increase) in assets
Trade accounts receivable	(273,001)	(56,419)	(124,810)
Other taxes and contributions recoverable	116,401	117,774	(58,969)
Inventories	(188,691)	(51,763)	(18,401)
Accounts receivable from related party	(12,236)	-	-
Other	3,987	12,868	(29,478)
Increase (decrease) in liabilities
Suppliers	17,294	44,272	24,822
Provision for contingencies	(38,363)	44,330	4,497
Accrued pension cost liability	(711)	(3,354)	(11,888)
Minority interest	30,997	-	-
Other	(28,310)	29,724	(78,729)

Net cash provided by operating activities	1,837,575	1,296,033	746,459

Companhia Siderúrgica de Tubarão

Consolidated Statement of Cash Flows
Expressed in thousands of Reais	(continued)

	Year ended December 31

	2004	2003	2002

Cash flows from investing activities
Permanent assets
Investment	(13,376)	(66,656)	(54,361)
Property, plant and equipment	(622,197)	(302,549)	(273,538)
Proceeds from sale of permanent assets	817	319	1,304

Net cash used in investing activities	(634,756)	(368,886)	(326,595)

Cash flows from financing activities
Short-term debt
Issuances	299,180	645,417	628,822
Amortization	(673,130)	(976,196)	(682,062)
Financing
Issuances	39,357	393,651	237,702
Amortization	(439,282)	(598,548)	(379,975)
Sale of treasury shares	-	52,526	3,349
Dividends and interest on shareholders' equity	(408,775)	(402,479)	(98,365)

Net cash used in financing activities	(1,182,650)	(885,629)	(290,529)

Effect of exchange rate changes on cash	(49,922)	(63,462)	94,986

Net cash generated (used) in the year	(29,753)	(21,944)	224,321

Cash and cash equivalents
At the end of the year	388,000	417,753	439,697
At the beginning of the year	417,753	439,697	215,376

Net increase (reduction) in cash and cash equivalent	(29,753)	(21,944)	224,321

Supplementary cash flow information
Income tax paid	83,620	545	-
Interest paid, net of interest capitalized	100,630	98,689	61,584

Non-cash financial transactions
Financed equipment purchases	3,523	111,601	39,834
Financed purchases of inventories	-	-	37,966

The accompanying notes are an integral part of these financial statements.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

1 The Company and its operations

Companhia Siderúrgica de Tubarão (the "Company"), located in the State of Espírito Santo, Brazil, was incorporated in 1974 and started production in 1983. It operates an integrated steel mill for the production and sale of iron and steel products, mainly slabs and semi-finished steel plates for export. The Company's infrastructure includes a road and railway system, as well as a port complex that includes the Praia Mole Marine Terminal.

In April 2003, the Company's shareholders approved new investments to increase the steel production capacity to 7.5 million ton/year as from 2006 in order to compensate for steel slab production capacity which was redirected to supply the Hot Strip Mill (HSM).

In 2001, the Company acquired a 25% ownership interest in the total and voting shares of Vega do Sul S.A., to produce galvanized and cold-rolled steel in the state of Santa Catarina, Brazil. The remaining shares are held by an entity controlled by one of the Company's shareholders, the Arcelor Group. The plant was partially commissioned and began operating in July 2003 and once it is fully operational, it will consume approximately 800 thousand tons/year of hot rolled coils.

On September 20, 2004, the Company signed an agreement with Companhia Siderúrgica Belgo Mineira, a subsidiary of the Arcelor Group, and Sun Coal & Coke Company to incorporate SOL Coqueria Tubarão S.A. ("SOL"). The Company acquired 62% of the total and voting capital of SOL. The SOL plant is scheduled to commence operations in 2006 and is expected to produce 1.5 million tons per year of metallurgical coke.

2 Basis of presentation and consolidation

The consolidated financial statements have been presented in Brazilian reais (R$) prepared in accordance with the accounting practices adopted in Brazil ("Brazilian GAAP"), which are based on the Brazilian Corporate Law (Law No. 6,404/76, as amended), the rules and regulations issued by the Brazilian Securities Commission (Comissão de Valores Mobiliários, or "CVM") and certain accounting standards issued by the Brazilian Institute of Independent Accountants (Instituto dos Auditores Independentes do Brasil, or "IBRACON").

The accompanying financial statements are a translation and adaptation of those originally issued in Brazil, based on Brazilian GAAP. Certain reclassifications and changes in terminology have been made and the notes have been expanded in order to conform more closely to reporting practices prevailing pursuant to accounting principles generally accepted in the United States ("U.S. GAAP").

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

The consolidated financial statements prepared by the Company for statutory purposes, which include the stand alone financial statements of the parent company, were filed with the CVM in January 2005. The financial statements presented herein do not include the parent company's stand alone financial statements . Additionally, the consolidated financial statements for the year ended December 31, 2004 have been adjusted from the statutory financial statements originally published in Brazil to recognize the portion of the tax credit associated with the Plano Verão – “Summer Plan” lawsuit which refers to the future tax deductible depreciation to be recognized as from May 2004 (see Note 7(d)). This portion of the tax credit was not recognized in the Company’s financial statements originally published in Brazil as of and for the year ended December 31, 2004. Following is a summary of the difference between the Company’s consolidated financial statements and those originally published in Brazil:

	As of and for the year ended December 31, 2004
	Deferred
	income tax	Shareholders’
	assets	equity	Net income
Statutory financial statements
published in Brazil	285,874	6,759,951	1,624,356
Recognition of tax credit	214,919	214,919	214,919
Adjusted financial statements	------------	-----------	-------------
presented herein	500,793	6,974,870	1,839,275

These financial statements are not intended to be used for statutory and regulatory purposes in Brazil.

Brazilian GAAP differs in significant respects from U.S. GAAP. A reconciliation of the net income and shareholders' equity from Brazilian GAAP to U.S. GAAP is provided herein (Note 19).

The consolidated financial statements include the following subsidiaries:

		Ownership interest in
Company	Status	share capital

CST Comércio Exterior	Direct subsidiary	100%
CST Corporation B.V.	Direct subsidiary	100%
Skadden Consultadoria e Serviços Lda	Indirect subsidiary	100%
CST Overseas Ltd.	Indirect subsidiary	100%
Sol Coqueria Tubarão S.A.	Direct subsidiary	62%

All majority-owned subsidiaries have been consolidated, and all significant inter-company accounts and transactions have been eliminated.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

3 Significant Accounting Policies

(a) Foreign currencies

Assets and liabilities denominated in foreign currencies are translated into Reais at official exchange rates reported by the Brazilian Central Bank at each balance sheet date.

(b) Cash and cash equivalents

Cash and cash equivalents represent cash and highly liquid short-term financial investments with maturities when purchased of 90 days or less, and are stated at cost plus accrued interest. Cash and cash equivalents include bank accounts abroad linked to the securitization program.

(c) Trade accounts receivable

Trade accounts receivable are stated at estimated net realizable values. An allowance for doubtful accounts is provided, when applicable, in an amount considered by management to be sufficient to cover probable future losses related to uncollectible accounts.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

(d) Concentration of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk include cash and cash equivalents, short-term investments, trade accounts receivable and advances to suppliers. The Company limits its credit risk associated with cash and cash equivalents by placing its investments with highly rated financial institutions in short-term securities and mutual funds. Substantially all of such investments are made in U.S. dollar - denominated deposits and funds in offshore accounts. With respect to trade accounts receivable, the Company limits its credit risk by performing ongoing credit evaluations and, usually, requiring letters of credit, guarantees or collateral. In 2004, 89% of the Company's gross sales were to 10 major customers (2003 - 62%, 2002 - 82%) and four customers, individually, represented more than 10% of gross sales for the year (two in 2003 and one in 2002). All such customers are meeting current commitments, are operating within established credit limits and are considered by management to represent a low credit risk. The Company's customers are principally steel rerollers which transform steel slabs into steel sheets. Advances to suppliers are made only to select long-standing suppliers. The financial condition of such suppliers is analyzed on an ongoing basis to limit credit risk.
The Company requires letters of credit for sales to foreign markets, thereby reducing the risk of default on such sales.

(e) Inventories

Inventories are stated at the lower of the average of purchase or production cost and replacement or net realizable value. Allowances for slow moving or obsolete inventories are recorded when considered appropriate.

(f) Investment in associated company

The Company’s 25% investment in Vega do Sul S.A. is recorded on the equity method of accounting.

(g) Property, plant and equipment

Property, plant and equipment are stated at cost and take the following matters into consideration:

  interest and foreign exchange gains and losses on loans are capitalized during the construction of assets until full production capacity is attained;

  revaluations recorded in 1999 and updated in 2003 based on an appraisal report prepared by an independent professional appraiser; and

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

  depreciation calculated on the unit-of-production method, considering estimates of the remaining useful lives of the assets and future production volumes, except for vehicles and the shipping terminal, which are depreciated on the straight-line method.

(h) Recoverability of long-lived assets

Management reviews long-lived assets, primarily property, plant and equipment to be held and used in the business, for the purpose of determining and measuring impairment on a recurring basis or when events or changes in circumstances indicate that the carrying value of an asset or group of assets may not be recoverable through operating activities. Write-down of the carrying value of assets or groups of assets is made if and when appropriate.

(i) Deferred charges

Deferred charges are amortized over a maximum period of ten years, which is the period over which management believes the benefits will be generated.

(j) Environmental and site reclamation and restoration costs

Expenditures relating to ongoing environmental and restoration programs are charged against earnings as incurred. These ongoing programs are designed to minimize the environmental impact of the Company's operations and to manage the environmental risks of its activities. Liabilities with respect to such costs are recorded at the time that they are considered probable and are reasonably estimable. Management believes that, at present, there has not been a material loss or need for a significant accrual.

The Company has obtained an environmental clearance certificate from the Environmental State Secretariat (SEAMA/IEMA) affirming that there are no pending items related to penalties or environmental requirements at December 31, 2003. In 2004, the Company obtained a declaration from IEMA affirming that the Company is still in compliance with applicable environmental regulations at December 31, 2004.

(k) Compensated absences

The liability for future compensation for employee vacations earned is fully accrued as benefits are earned.

(l) Pension plans

The Company records a provision to cover the actuarial obligations of the pension plan fund of which it is a sponsor, based on the report of an independent actuary, and recognizes the total actuarial gains and losses directly in the results of the year.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

(m) Provision for contingencies

The provision for contingencies relating to labor, tax and civil claims filed at the administrative level and in judicial courts is recorded based on the opinion of legal advisors and the best estimates of management for those cases for which an adverse outcome is probable.

(n) Treasury shares

The Company records the purchase of treasury shares at cost, as a deduction from shareholders' equity. In 1998 and 1999, as authorized by the Board of Directors, the Company repurchased preferred shares which are expected to be held in treasury, resold, or used for the Company’s stock option plans. Certain treasury shares have been used to settle stock options exercised by the Company's employees during the year ended December 31, 2003.

(o) Revenues and expenses

The Company recognizes revenue and associated costs of sales at the time products are delivered to customers or when title and associated risks pass to customers. Recognition of revenue for domestic and export sales is based on the following principles:

Export market: sales are recognized when products are delivered to the carrier and risks have passed to the customer, that is, the Company delivers the goods, cleared for export to the carrier nominated by the buyer at the shipping terminal. Incoterms FOB terms determine timing of revenue recognition.

Domestic market: sales are either on cash or credit terms (normally 30 days). Revenue is recognized when the customer takes delivery of the product or upon delivery to the customer’s carrier (FOB).

Freight costs are recorded as deductions of sales revenues. Handling costs are recorded as selling expenses.

(p) Income taxes

Income tax and social contribution on net income are recorded on an accrual basis. Income tax in Brazil includes Federal income tax and social contribution. The composite tax rate is 34%, comprised of income tax (25%) and social contribution tax (9%).

Deferred income tax assets arise from net operating loss carryfowards and temporary differences and are recorded taking into consideration: (i) the analysis of expected future profits supported by operating projections based on sales estimates and on macroeconomic and tax scenarios, prepared by management and approved by the Company's Board of Directors; (ii) the balances of taxes payable and recoverable; and (iii) the historical profitability of the Company.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

Deferred income tax liabilities arise from the revaluation reserve, and accelerated depreciation for tax purposes, among others.

(q) Minority interest

Minority interest refers to the minority shareholder interests in SOL.

(r) Accounting for derivatives

The Company maintains an overall risk management strategy to minimize significant unplanned fluctuations caused by foreign exchange rate volatility. The Company may enter into derivative instruments to protect against exchange rate movements affecting its non-U.S. dollar denominated accounts. Gains and losses on these contracts are recognized currently in income based on the market values of these contracts at end of each period, offsetting the foreign exchange gains and losses arising on the corresponding account balances.

(s) Uses of estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent gains and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates. Estimates are used for, but not limited to: accounting for provision for doubtful accounts, valuation of inventories, asset impairments, depreciation and amortization, depreciable lives of assets, tax valuation allowances and contingencies.

4 Cash and cash equivalents

	2004	2003

Cash and banks (i)	146,931	88,632
Short-term investments abroad (ii)	241,069	329,121

	388,000	417,753

(i)	Includes bank accounts abroad of R$ 51,064 (2003 - R$ 72,498) linked to the securitization program.

(ii)	Represents investments in short-term securities and mutual funds with highly rated financial institutions, with maturities of less than 90 days.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

5 Trade accounts receivable

	2004	2003

Export customers	385,370	241,070
Domestic customers	228,583	99,902
Allowance for doubtful accounts	(208)	(228)

	613,745	340,744

6 Inventories

	2004	2003

Finished products
Steel slabs	25,336	23,900
Hot coils	66,660	43,257
Raw materials	261,891	152,885
Sundry materials	113,634	85,498
Importations in progress	90,846	42,258
Other	37,813	30,141

	596,180	377,939

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

7 Deferred Income Tax

(a) Analysis of tax balances

	2004	2003

Assets
Current assets
Net operating loss carryforwards and “Plano Verão”
tax credit (d)	283,110	174,623
Temporary differences	309	698

	283,419	175,321

Non current assets
Net operating loss carryforwards and “PlanoVerão” tax credit (d)	197,009	23,775
Temporary differences
Provision for contingencies	19,975	17,920
Other	390	2,647

	217,374	44,342

Total deferred income tax asset	500,793	219,663

Liabilities
Current liabilities
Revaluation reserve	(91,461)	(77,702)
Accelerated depreciation	(14,550)	(10,650)
Other	(2,115)	(2,115)

	(108,126)	(90,467)

Long-term liabilities
Revaluation reserve	(908,454)	(1,007,208)
Accelerated depreciation	(53,044)	(66,453)
Other	-	(2,115)

	(961,498)	(1,075,776)

Total deferred income tax liability	(1,069,624)	(1,166,243)

Deferred income tax, net	(568,831)	(946,580)

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

(b) Income tax reconciliation

The amount reported as income tax benefit (expense) is reconciled to the statutory composite rate as follows:

	2004	2003	2002

Income before income taxes and profit sharing	1,803,423	1,156,486	136,050

Tax expense at statutory composite rate - 34%	(613,164)	(393,205)	(46,257)

Adjustments to derive effective rate:
Benefit from deductibility of interest on
shareholders' equity	117,015	114,270	16,184
Equity results	4,033	(1,640)	-
Foreign earnings not subject to tax	91,585	72,640	60,868
Benefit from deductibility of profit sharing	26,431	17,207	13,166
Effects of "Plano Verão" (d)	515,811	-	-
Other permanent differences	(28,119)	(4,900)	(4,632)

Tax benefit (expense) per statement of operations	113,592	(195,628)	39,329

Current	(87,151)	(157,596)	-
Deferred	200,743	(38,032)	39,329

(c) Net operating loss carryforwards

(i) Potential restriction on use of tax losses

Generally, tax losses available for offset are limited in any one year to 30% of annual income before tax determined in accordance with Brazilian Tax Law.

(ii) Valuation allowance

Based on the Company's expectation that it is probable that the deferred tax assets will be recovered, no valuation allowances have been established.

(d) Plano Verão - "Summer Plan"

In December 1994, the Company prosecuted a claim against the Federal Government, in order to obtain the right to deduct the effect of the Consumer Price Index – IPC (“IPC”) rather than the inflation index defined by the federal government as part of Plano Verão (“Summer Plan”). For purposes of determining taxable income, the difference between the official rate and the IPC was 42.72% and 10.14% in the months of January and February 1989, respectively

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

In June 2002, the Company obtained a favorable decision in the Regional Federal Court (TRF), to recognize the tax benefit related to January 1989, equivalent to 42.72% . The Federal Government subsequently appealed the decision taken by the TRF to the Superior Court (STJ).

In May 2004, the Company obtained the final court ruling regarding tax benefits related to January 1989 and therefore recognized a tax credit of R$515,811 against income tax and social contribution expense, relating to the incremental depreciation that would have resulted from the inflation accounting adjustments that would have been made to the Company’s fixed assets.

Additionally, the Company maintains a claim to obtain the tax benefit relating to the February 1989 index of 10.14%, which has not yet been judged by the STJ. The Company will not record any benefit relating to this claim until a favorable judicial decision is granted by the STJ. On October 4, 2004, the STJ granted and announced publicly that the Company had the right to use the benefit relating to the February 1989 index of 10.14% . The Company is currently waiting for the final court ruling before recording such benefit.

(e) Tax incentive - ADENE

The Company's operations are located within a geographic area which has been granted special tax treatment by the Agência de Desenvolvimento do Nordeste (Northeast Development Agency, or ADENE). During 2003, the Company applied for the ADENE program and was awarded the right to a reduction in the income taxes payable as follows: (i) profits relating to steel slab production and sales, limited to 5,000 thousand tons per year, are entitled to a 75% reduction in the statutory tax rate, as from January 1, 2002 through 2011, (ii) profits relating to coiled hot-rolled strip production and sales, limited to 2,000 thousand tons per year, are entitled to a 75% reduction in the statutory tax rate, as from January 1, 2004 through 2013, and (iii) profits relating to energy production and sales, limited to 300 MW per year, are entitled to a 75% reduction in the statutory tax rate, as from January 1, 2002 through 2011.

For the year ended December 31, 2004, the income tax benefit relating to the ADENE program amounted to R$ 232,567 (2003 - R$ 97,564) and, pursuant to Brazilian GAAP, the reduction of income tax payable is recorded against a credit to capital reserves without affecting net income. In accordance with ADENE's regulations, the amount relating to this tax benefit can only be used to increase capital or absorb accumulated losses.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

8 Recoverable taxes

	2004		2003

	Current	Non-current	Current	Non-current

Value-added tax on sales and
services (ICMS)	16,121	11,521	125,556	22,208
Tax for social security
financing (COFINS)	15,011	-	-	-
Withholding income tax (IRRF)	11,684	-	18,100	-
Social integration program (PIS)	10,325	-	12,580	-
Excise Tax (IPI)	2,343	-	13,701	-
Other	14,282	5,688	1,677	9,552

	69,766	17,209	171,614	31,760

9 Investment in associated company

	2004	2003

Beginning of the year	138,631	76,799
Capital subscription	13,376	66,656
Equity results	11,861	(4,824)

End of the year	163,868	138,631

Relates to the investment in Vega do Sul S.A., in which the Company holds a 25% interest in the total and voting capital.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

10 Property, plant and equipment

	2004			2003

	Revalued	Accumulated		Revalued	Accumulated
	cost	depreciation	Net	cost	depreciation	Net

Land	15,087	-	15,087	15,666	-	15,666
Buildings	1,187,586	(409,329)	778,257	1,321,877	(364,954)	956,923
Industrial installations	7,050,896	(2,306,720)	4,744,176	6,642,642	(1,906,900)	4,735,742
Equipment	1,779,139	(476,058)	1,303,081	1,726,777	(381,245)	1,345,532
Shipping terminal	51,358	(26,021)	25,337	48,943	(23,775)	25,168
Vehicles	6,749	(5,660)	1,089	8,174	(5,254)	2,920
Construction in progress	1,018,574	-	1,018,574	709,176	-	709,176

	11,109,389	(3,223,788)	7,885,601	10,473,255	(2,682,128)	7,791,127

(i) On February 13, 2004 the Board of Directors approved the appraisal report for the revaluation of the Company's property, plant and equipment at December 31, 2003, excluding the Shipping Terminal and Construction in Progress. Consequently the Company recognized the revaluation increment in the amount of R$ 2,132,293 (R$ 1,407,313, net of tax effects, directly in shareholders’ equity). This appraisal was ratified at the General Shareholder's Meeting of March 25, 2004.

The depreciation charge for the year includes R$ 249,986 (2003 – R$ 85,917; 2002 – R$ 101,330) of the increment arising on the revaluation of property, plant and equipment.

The estimated useful lives of the Company's property, plant and equipment are as follows:

Buildings	25 years
Industrial installations	20 years
Equipment	20 years
Shipping terminal	29 to 35 years
Vehicles	7 years

11 Insurance coverage

The Company maintains insurance coverage sufficient to cover its operating risks. Based on systematic risk analyses, together with current insurance techniques, the Company contracts insurance coverage using the maximum possible loss concept, which is the maximum possible loss which could arise from a single event. At December 31, 2004, the amount of the maximum loss is approximately US$ 370 million per event.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

12 Related party transactions

Related party transactions arise from sales and purchases of products and services.

		Companhia		California Steel
	Arcelor	Vale do	Japanese	Industries	Vega do
	Group (i)	Rio Doce (ii)	group (iii)	Inc. (iv)	Sul S.A.	Total

	(Shareholder)	(Shareholder)	(Shareholder)	(Shareholder)	(Associated)
Balances at December 31, 2004
Assets
Trade accounts receivable	4,859	-	166,649	51,359	69,380	292,247
Advances to suppliers	20,001	-	-	-	-	20,001
Receivables from associated
companies	-	-	-	-	12,236	12,236
Liabilities
Suppliers	4,794	-	-	-	-	4,794

Balances at December 31, 2003
Assets
Trade accounts receivable	6,465	122	30,278	36,437	20,728	94,030
Liabilities
Suppliers	15	40,268	-	-	-	40,283

Transactions in the year
ended December 31, 2004
Sales	202,151	4,621	952,117	429,164	625,336	2,213,389
Purchases (ore, coal, freight
and unloading)	6,167	800,513	-	-	-	806,680
Purchases of property, plant
and equipment	32,325	-	45,195	-	-	77,520

Transactions in the year
ended December 31, 2003
Sales	117,228	517	771,989	305,670	91,246	1,286,650
Purchases (ore, coal, freight
and unloading)	2,365	658,285	-	-	-	660,650
Purchases of property, plant
and equipment	-	-	116,971	-	-	116,971

Transactions in the year
ended December 31, 2002
Sales	99,658	757	641,026	353,105	-	1,094,546
Purchases (ore, coal, freight
and unloading)	2,845	499,931	-	-	-	502,776
Purchases of property, plant
and equipment	-	-	32,811	-	-	32,811

(i)	Comprises Sidmar N.V., Acesita S.A., Companhia Siderúrgica Belgo Mineira, Paul Wurth, Pum Service D'acier, Arcelor Packaging International, Arcelor International Singapore, Arcelor International America LLC, Arcelor Consultants and Aceralia Transformados S.A.
(ii)	On December 17, 2004, Companhia Vale do Rio Doce disposed of all its shares in the Company and is no longer a shareholder.
(iii)	Comprises JFE Steel Corporation and Marubeni Corporation.
(iv)	Product sales and accounts receivable.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

13 Financing

(a) Outstanding debt

		2004			2003

	Index and annual
	interest rate % (i)	Short-term	Long-term	Total	Short-term	Long-term	Total

Working capital
Advances against
exchange contracts	US$ + LIBOR +
	1.21 to 4.66	-	-	-	383,258	-	383,258
Export prepayments	US$ + LIBOR +
	1.72 to 3.5	95,456	106,176	201,632	116,828	262,917	379,745

		95,456	106,176	201,632	500,086	262,917	763,003

Investments
Export receivables
securitization	US$ + LIBOR +
	1.0 to 2.0	81,089	175,685	256,774	96,030	275,446	371,476

	US$ + 8.2	-	-	-	21,812	-	21,812

	Libor + 1.75 and
	7.88 to 8.69	12,878	87,320	100,198	8,789	100,666	109,455
Financing of property, plant
and equipment
BNDES	TJLP + 2 to 4.25
	and basket of foreign
	currencies + 4.2	125,053	392,235	517,288	103,306	442,544	545,850
KfW	US$ + LIBOR +
	0.6 to 0.65	52,833	240,702	293,535	57,084	316,680	373,764
Other	Libor + 0.65	9,911	28,668	38,579	15,138	41,599	56,737

		281,764	924,610	1,206,374	302,159	1,176,935	1,479,094

Total		377,220	1,030,786	1,408,006	802,245	1,439,852	2,242,097

(i) TJLP The long-term interest rate, set quarterly, was 9.7% p.a. as from October 1, 2004 (11.0% as from October 1, 2003).

LIBOR The London Interbank Offered Rate was 3.1% p.a. at December 31, 2004 (1.43% p.a. at December 31, 2003).

US$ U.S. dollar at December 31, 2004 = R$ 2.6544 (at December 31, 2003 = R$ 2.8892) .

Basket of foreign currencies - BNDES restatement index which contemplates the exchange rate variations, interest and income tax incurred by BNDES on its foreign loans.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

(b) Maturities

At December
31, 2004

2005	377,220
2006	343,471
2007	194,214
2008	164,958
2009	140,094
2010 to 2014	188,049

Total	1,408,006

(c) Financing of property, plant and equipment

(i) BNDES lines of credit

The Company executed a line of credit agreement with the Brazilian National Bank for Economic and Social Development (BNDES) on December 15, 1997. The original line of credit, denominated in reais, is payable in 72 monthly installments through January 2006. Tranche A is to increase production capacity, and Tranches B and C are designated for environmental control projects, in accordance with the Government Agency for Machinery and Equipment Financing - FINAME regulations. In the event the TJLP exceeds 6% per annum, the differential is added to the principal balance outstanding. The full line of credit had been drawn-down by December 31, 1998.

On June 5, 2000, the Company signed another line of credit agreement, denominated in reais, with the BNDES. Interest is payable as from April 2003 through June 2010. In the event the TJLP exceeds 6% per annum, the surplus is added to the principal.

On October 28, 2003, the Company contracted with BNDES an additional line of credit, denominated in reais. Tranches A through D will be applied towards the increase of production capacity from 4.7 to 5.0 million tons/year. Tranche E and F will be used to finance the acquisition of locally manufactured equipment for the construction of the fourth thermoelectric plant. Interest is payable quarterly for all tranches and, in the event the TJLP exceeds 6% per annum, the surplus will be added to the principal.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

The loans are collateralized through liens on the industrial land and property, including all equipment and installations (mortgage on the Coal Yard, Coke Ovens Plant and Continuous Caster I).

				Outstanding balance

	Original	Annual finance
Credit line	line of credit	charges (i)	Due date	2004	2003

1997 line of credit
Tranche A	80,780	TJLP + 3.5%	February/2006	17,326	32,142
Tranche B and C	29,328	TJLP + 2.0%	January/2006	4,340	8,052

	110,108			21,666	40,194

2000 line of credit
Tranche A and B	263,700	TJLP + 2.5%	June/2010	284,857	324,761
Tranche C and D	149,357	TJLP + 4.0%	June/2007	85,830	115,919

	413,057			370,687	440,680

2003 line of credit
Tranche A and B	19,785	(ii) + 4.2%	Abril/2009	10,492	4,801
Tranche C and D	19,785	TJLP + 4.25%	February/2009	11,782	4,877
Tranche E and F	104,341	TJLP + 3.75%	November/2012	102,661	55,298

	143,911			124,935	64,976

Total	667,076			517,288	545,850

(i) The annualized TJLP, fixed quarterly, is 9.75% as from January 2005.
(ii) Basket of foreign currencies.

(ii) KfW lines of credit

In 1996, the Company contracted loans with KfW for the Blast Furnace II and the Continuous Casting Mill II projects. The original amounts contracted were US$ 49,007 thousand and US$ 30,050 thousand, respectively, with interest of LIBOR + 0.650% p.a., payable in 20 semi-annual installments as from the second half of 1998. The balances of these loans at December 31, 2004 amounted to R$ 73,627 (US$ 27,738 thousand).

On September 6, 1999, in connection with the purchase of certain equipment during the construction of the Hot Strip Mill, the Company obtaining financing from KfW of US$ 99,035 thousand which was guaranteed by the Federal Government of Germany. Interest is payable semi-annually in arrears at LIBOR plus 0.6% per annum. The balance is payable in 20 semi-annual installments as from January 2003. The financing agreement is subject to negative pledge clauses. At December 31, 2004, the outstanding balance of this financing was R$ 212,678 (US$ 80,123 thousand).

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

Other projects of the Company’s operating units were also financed by KfW, such as the degasifier in 1997 in the amount of US$ 5,163 thousand and also the converter in 1999 in the amount of US$ 3,603 thousand. The balances of these loans at December 31, 2004 amounted to R$ 7,230 (US$ 2,723 thousand).

At December 31, 2004 the outstanding balances of these financings were R$ 293,535 (US$ 110,584 thousand) (December 31, 2003 - R$ 373,764 (US$ 129,366 thousand)).

(iii) European Investment Bank (EIB)

On July 21, 2004, in connection with the expansion project, the Company signed a financing contract with EIB in the amount of US$ 70,000 thousand. Interest will be payable semi-annually and calculated based on LIBOR plus 0.4% per annum. The principal amount will be payable in 18 installments as from September 2007. In addition, the Company has contracted a financial guarantee with Bilbao Vizcaya Argentaria and Santander Central Hispano S.A. in order to cover the amount of the contract. No amounts had yet been drawn down on this contract as of December 31, 2004.

(d) Export receivables securitization

In April 1997, the Company consummated an Export Receivables Securitization Program (the "Program") securitizing then existing and future receivables generated by its wholly-owned subsidiary CST Overseas Ltd. (the "Seller"). Under the program, an off-shore master trust (the "Trust") was established to issue a series of participation certificates ("Investor Certificates") in the Trust. The Seller sold existing receivables to the Trust; whereby the Trust issued to the Seller a Seller Certificate. The Trust collects outstanding receivables and the proceeds are applied to amounts owing to holders of the Investor Certificates. Excess collections, as defined in the agreement, are paid to holders of the Seller Certificate.

Additionally, US$ 90,000 thousand of Investor Certificates were issued in April 1997 to the Seller, which further pledged those Investor Certificates to nine foreign trading companies, to secure then existing indebtedness outstanding under certain loan agreements with the Seller. Such Investor Certificates replace, in part, loan agreements between the Company and each trading company. The Seller also pledged its Seller Certificates as security for such indebtedness and other indebtedness.

The Trust is required to pay interest and principal on Investor Certificates on a monthly basis. If an Early Amortization Event or Accelerated Amortization Event, as defined in the Program, occurs, the outstanding principal of the Investor Certificates will be repaid on an accelerated basis via allocating an increased amount of any collections of such receivables to the principal balance. In addition, if an Accelerated Amortization Event occurs, the Seller may be required to pay to the Trust an amount sufficient to pay all amounts then owing in respect of the Investor Certificates.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

Early Amortization Events include (i) certain coverage tests relating to the collection and generation of receivables and (ii) a minimum balance of shareholders' equity of the Company measured under Brazilian GAAP. Accelerated amortization events include the failure to pay scheduled amounts owing in respect of Investor Certificates.

In addition, the Company's existing loan agreements include conditions of events of default. As from November 2002 the holders of the certificates approved U.S. GAAP as the new basis for measuring such events: (i) Gear Ratio (indebtedness to shareholders' equity, as defined) not permitted to be greater than 2:1, at any time; (ii) Shareholders' equity not to be less than the equivalent of US$ 1,000,000; and (iii) EBITDA/Interest expenses ratio shall not be less than 2.5:1 at any time. All obligations of the Seller in connection with the Program are guaranteed by the Company.

In addition, the Company obtained financing from certain creditors to which it issued Investor Certificates and Seller Certificates under the Program, which are subject to the same conditions regarding guarantees and collection of the proceeds to be applied to amounts owed to holders of the Seller Certificates, as follows:

(i) In December 1999, in connection with the contract for the supply of the Hot Strip Mill and two LD Converters, the Company entered into a loan agreement to finance costs incurred locally up to US$ 103,053 thousand relating to the project; and

(ii) In January 2003, the Company consummated a financing agreement in the amount of US$ 39,155 thousand with the Japan Bank of International Cooperation (JBIC). The proceeds of the loan were applied to cover the purchase of the fourth thermoelectric plant and of the gas recovery system. As of December 31, 2004, the Company had drawn down the total amount related to this contract.

On July 21, 2004, a new contract of US$ 140,000 thousand was signed with KfW as a part of the Company's 7.5 million tons expansion project. Interest will be payable semi-annually in arrears at LIBOR plus 0.6% per annum. The balance will be payable in 20 semi-annual installments as from September 2007. No amounts had yet been drawn down on this contract as of December 31, 2004.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

The receivables securitization program of the Company is summarized as follows:

	In thousands of U.S. dollars

			December 31,
	Securities issued		2004

	Investors	Sellers	Total

Cash proceeds	210,000	320,108	530,108
Debt agreements renegotiated	90,000	46,758	136,758

Total	300,000	366,866	666,866

Payment, net of interest	(300,000)	(232,383)	(532,383)

Balance	-	134,483	134,483

Balance - R$ thousand			356,972

(e) Export prepayments

The Company entered into line of credit agreements denominated in U.S. dollars. As of December 31, 2004, interest rates were LIBOR plus 1.7 to 3.5% per annum. These loans are secured by promissory notes for the full value of the debt. Interest related to these loans is payable semiannually and the principal will be payable in installments through November 2006. During December 2004, the Company made prepayments in the amount of US$ 16 million.

(f) Collateral

	2004	2003

Securitization of export receivables	356,972	502,743
Mortgage of the continuous casting mill I,
coke plant and coal yard	517,288	545,850
Promissory notes	240,207	436,478

With collateral	1,114,467	1,485,071
Without collateral	293,539	757,026

	1,408,006	2,242,097

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

14 Shareholders' equity

(a) Share capital and share rights

Total authorized share capital of the Company, up to which shares may be issued without changing the bylaws, is 62,620,222,060 preferred shares and 39,332,658,000 common shares.

Each holder of common shares is entitled to one vote for each share held on all matters that come before a shareholders' meeting. Preferred shares are not redeemable, nor convertible into common shares, and have no voting rights, but are assured priority in the return of capital in the event of liquidation. Preferred shares are entitled to a dividend per share 10% greater than the dividend paid to common shares. As distributable earnings may be capitalized or otherwise appropriated, there can be no assurance that preferred shareholders will receive this 10% premium, unless earnings are fully distributed.

The minimum mandatory dividend is 25% of net income of each year.

(b) Shareholders agreement

A shareholders agreement provides that each party to the agreement has a right of first refusal in the event that the other party seeks to dispose of its shares in the Company, unless these are disposals to member companies of the same group. This agreement is among Aços Planos do Sul S.A. (an associated company of the Acesita S.A. and Arcelor Group as from August 1998), Companhia Vale do Rio Doce and a pool of Japanese companies led by JFE Steel Corporation ("JFE").Together these companies own, of record, 74.67% of the common shares of the Company at December 31, 2003 and 2002.

The agreement also provides for rights to appoint members of the Company's Board of Directors (which may number up to ten persons). Parties who own at least 9.5% of the Company's common shares may appoint one member. Parties holding at least 15% of the Company's common shares may appoint two members.

In addition, at least 60% of the votes of the parties are required for certain issues regarding the corporate governance of the Company including, but not limited to (a) amendments to the Company's by-laws, (b) amendments to dividend policy, (c) changes in capital structure and (d) new investments and projects.

On October 15, 2004 a definitive agreement was signed by Arcelor Group, California Steel Industries ("CSI"), JFE and the other Japanese shareholders of the Company, whereby CSI, JFE and the other Japanese shareholders waived their rights of first refusal under the shareholders agreement as from October 14, 2004.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

Also pursuant to such agreement, the Arcelor Group granted to CSI, JFE and the other Japanese shareholders an option to sell and CSI, JFE and the other Japanese shareholders have granted to Arcelor Group an option to purchase their respective shares in the Company, which are subject to the shareholders' agreement. These options may be exercised from May 26, 2005 through June 25, 2005.

In December 2004, in connection with the shareholders agreement, Companhia Vale do Rio Doce sold its total interest in the Company to the Arcelor Group.

(c) Capital reserves

(i) Tax incentive reserve

The tax incentive reserve results from an option to utilize a portion of income tax otherwise payable for (i) the acquisition of capital stock of companies undertaking specified government-approved projects, (ii) investment in property, plant and equipment for the Company's qualifying capital projects. The amount invested reduces taxes payable in the Company's balance sheet and is credited to the tax incentive reserve in shareholders’ equity. No recapture provisions are required to be satisfied unless the corresponding capital reserve is used to pay dividends and /or interest on shareholders' equity, at which time the income tax not previously paid on such credits would become due, together with penalties. The tax incentive and statutory legal reserves may be capitalized but are not available for distribution as cash dividends and interest on shareholders' equity.

Tax incentive reserve includes the income tax incentive benefit (ADENE) of R$ 232,567 in 2004 (R$ 97,564 - in 2003).

(d) Revaluation reserve

The revaluation reserve results from the revaluation of the Company's property, plant and equipment (Note 10). The Company recorded a revaluation increment of R$ 2,132,293 (R$ 1,407,313, net of tax effects) in 2003.

(e) Revenue reserves

Brazilian Corporate Law and the Company's by-laws require that certain appropriations be made from retained earnings to reserve accounts on an annual basis. The purpose of and basis of appropriation to such reserves is described below:

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

(i) Legal reserve

The statutory legal reserve results from appropriations from retained earnings of 5% of annual net income. Such appropriations are generally required until the balance reaches 20% of the balance of share capital.

(ii) Reserve for investments and working capital

The investment and development reserve represents discretionary appropriations, ratified by the shareholders, for plant expansion and other capital projects, the amount of which is based on an approved capital budget prepared by management. After completion of the projects, the Company may elect to retain the appropriations until the shareholders vote to transfer all or a portion of the reserve to capital or to retained earnings, from which a cash dividend or interest on shareholders' equity may then be paid.

(iii) Treasury shares

The Company records the purchase of treasury shares at cost, as a deduction from shareholders' equity. In 1998 and 1999, as authorized by the Board of Directors, the Company repurchased preferred shares which are expected to be held in treasury, resold, or used for the Company´s stock option plans. Certain treasury shares have been used to settle stock options exercised by the Company's employees during the year ended December 31, 2003.

Activity of treasury shares:

		Thousands
	Thousands	of preferred
	of Reais	shares

At January 1, 2002	17,818	1,093,387
Exercise of stock options	(4,977)	(305,300)

At December 31, 2002	12,841	788,087

Exercise of stock options	(777)	(47,700)
Sales of treasury shares	(12,064)	(740,387)

At December 31, 2003	-	-

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

(f) Unappropriated retained earnings

Brazilian law permits the payment of dividends and interest on shareholders' equity only in reais and from retained earnings as stated in the accounting records prepared in accordance with Brazilian GAAP. At December 31, 2004, such retained earnings available for distribution aggregated R$ 1,721,099 (R$ 552,451 at December 31, 2003) represented by the reserve for investments and working capital.

(g) Dividends and interest on shareholders' equity

Management is required by Brazilian Corporate Law to propose dividends at year-end to meet the minimum mandatory dividend requirements for the year.

Brazilian companies are permitted to pay limited amounts to shareholders and treat such payments as an expense for Brazilian federal income tax and social contribution purposes. This interest on shareholders’ equity is treated for accounting purposes as a deduction from shareholders' equity in a manner similar to a dividend. A tax of 15% is withheld and paid (or compensated with withholding tax credits) by the Company upon credit of the interest. Interest on shareholders' equity is treated as a dividend for purposes of the minimum mandatory dividend requirement.

At December 31, 2004, the Company recorded a provision of R$ 178,110 for interest on shareholders' equity (R$ 3.291786 per thousand of common shares and R$ 3.620965 per thousand of preferred shares), as approved by the Board of Directors in a meeting held on December 17, 2004 and subject to approval by the Annual General Meeting of shareholders. Such amounts will be paid as from February 28, 2005. Additionally, at December 31, 2004, dividends were provisioned amounting to R$ 287,786 (R$ 5.318787 per thousand common shares and R$ 5.850666 per thousand preferred shares) to be paid as from March 18, 2005.

At June 30, 2004, the Company recorded a provision of R$ 166,053 for interest on shareholders' equity (R$ 3.068941 per thousand common shares and R$ 3.375835 per thousand preferred shares), as approved by the Board of Directors in a meeting held on June 29, 2004 and R$ 111,705 for dividends payable (R$ 2.064517 per thousand common shares and R$ 2.270968 per thousand preferred shares), as approved by the Board of Directors in a meeting held on July 30, 2004, both subject to approval by the Annual General Meeting of shareholders. Such amounts were paid as from August 29, 2004.

At December 31, 2003, the Company recorded a provision of R$ 176,521 for interest on shareholders' equity (R$ 3.262422 per thousand common shares and R$3.588664 per thousand preferred shares), as approved by the Board of Directors in a meeting held on December 19, 2003 and subsequently approved by the Annual General Meeting of shareholders. Such amount was paid as from February 27, 2004.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

At June 30, 2003 the Company recorded a provision of R$ 159,566 for interest on shareholders’ equity (R$ 2.994121 per thousand common shares and R$ 3.293533 per thousand preferred shares) and R$149,920 for dividends payable (R$ 2.813119 per thousand common shares and R$3.094430 per thousand preferred shares), as approved by the Board of Directors in a meeting held on August 5, 2003, and subsequently approved by the Annual General Meeting of shareholders. Such amounts were paid as from August 29, 2003.

At December 31, 2002, the Company recorded a provision of R$ 23,515 for interest on shareholders' equity (R$ 0.441683 per thousand common shares and R$ 0.485852 per thousand preferred shares), and R$ 72,890 for dividends provisioned (R$ 1.369064 per thousand common shares and R$ 1.505970 per thousand preferred shares) as approved by the Board of Directors and subsequently approved by the Annual General Meeting of shareholders.

At October 16, 2002, the Company recorded a provision of R$ 24,085 for interest on shareholders’ equity (R$ 0.452668 per thousand common shares and R$ 0.497936 per thousand preferred shares) and R$ 24,085 for dividends payable (R$ 0.452668 per thousand common shares and R$ 0.497936 per thousand preferred shares), calculated based on the revenue reserves for investments and working capital as of December 31, 2001.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

(h) Appropriation of net income

	2004	2003	2002

Net income for the year	1,839,275	910,248	136,656
Reversal of dividends	-	-	31
Transfer to legal reserve	(91,964)	(45,512)	(6,833)
Realization of revaluation reserve	164,991	56,705	66,878

Profits subject to discussion at the Annual General Meeting	1,912,302	921,441	196,732

Minimum dividend (including interest on shareholders' equity) - 25%	478,076	230,360	49,183

Interest on shareholders' equity of R$ 6.99800
(2003 – R$ 6.882197; 2002 – R$ 0.983788) per
thousand preferred shares outstanding at the date of credit	219,071	213,044	30,017

Interest on shareholders’ equity of R$ 6.360727
(2003 – R$ 6.256543; 2002 – R$ 0.894351) per
thousand common shares outstanding at the date of credit	125,092	123,043	17,583

	344,163	336,087	47,600

Dividends of R$ 8.121634 (2003 - R$ 3.094430; 2002 – R$ 2.003906)
per thousand preferred shares outstanding at the date of credit	254,289	94,596	61,153

Dividends of R$ 7.383304 (2003 - R$ 2.813119; 2002 – R$ 1.821732)
per thousand common shares outstanding at the date of credit	145,202	55,324	35,822

	399,491	149,920	96,975

Interest on shareholders' equity and dividends	743,654	486,007	144,575

Transfer to the reserve for investments and
working capital	1,168,648	435,434	100,327

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

(i) Stock option plans

In 1995, the Company approved a general purchase stock option plan (the "General Plan") for Executive Officers ("Diretoria") and certain employees and a special purchase stock option plan (the "Special plan" and, together with the General Plan, the "Plans") for members of the Board of Directors. The Plans are designed to obtain and retain the services of executives and certain employees. The classes and types of shares to be issued are determined by the Company at the exercise date. Options granted under the Plans may be exercised as follows: 30%, 30% and 40% at the end of the third, fourth and fifth years, respectively, following the grant date. This right to exercise terminates the earlier of seven years from the grant date or when the option holder leaves the employment of the Company prior to obtaining the right to exercise the option. At December 31, 2003 all stock options granted had been exercised. No stock options have been granted since 1996.

Share option in thousands	2003	2002

Options outstanding at beginning of year	47,700	353,000
Options exercised	(47,700)	(305,300)

Outstanding options granted at end of year	-	47,700

15 Employee benefits

(a) Supplementary pension plan

In 1988, the Company established a nonprofit private pension fund for employees, Fundação de Seguridade Social dos Empregados da Companhia Siderúrgica de Tubarão - FUNSSEST, which is administratively and financially independent. Its objectives, in compliance with the pertinent legislation, are to supplement government pension benefits as well as to render social assistance to employees and their dependents.

FUNSSEST has four pension plans, of which Plans I, II and III are defined-benefit plans which will be extinguished over time. Plan IV, which is a defined-contribution plan with certain defined-benefits, covers the employees hired as from 1998. Sponsor contributions in the year ended December 31, 2004, including the reimbursement of administrative and operating expenses, amounted to R$ 16,179 (2003 - R$ 12,943).

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

In accordance with IBRACON Statement NPC - 26 and CVM Deliberation No. 371, the Company recognizes directly in income, against net actuarial liability, the actuarial gain for the year. The adjustment arising from net actuarial gains in 2004 was R$ 711 (2003 - R$ 3,354) and at December 31, 2004 there was no liability resulting from the portion of defined-benefit in Plan IV.

(i) Reconciliation of the assets and liabilities recorded in the balance sheet:

	2004	2003

Present value of the actuarial liabilities	(612,018)	(445,066)
Fair value of the plan assets	649,423	538,588

Fair value of assets in excess of present value of liabilities	37,405	93,522

Actuarial liability at the beginning of the year	711	4,065
Adjustment arising from net actuarial gains (*)	(711)	(3,354)

Actuarial liability at the end of the year	-	711

(*)	As permitted by current regulation, the Company recognizes immediately the actuarial gains and losses at the full amount generated in the year. Based on the accumulated performance of FUNSSEST at December 31, 2004, the Company still has R$ 37,405 (2003 - R$ 93,522) of technical surplus not recognized in the books, because the pension plans do not foresee: (i) reduction of future contributions, (ii) compensation between the different plans and (iii) evidence that the surplus will be maintained in the future.

The reduction in the technical surplus between December 31, 2004 and 2003 was basically due to the adoption of more precise actuarial assumptions.

(ii) Estimate of income and (expenses) to be recognized

2005

Service cost, including interest	(15,105)
Contributions to be received from participants	386
Interest on actuarial liabilities	(72,994)
Expected return on the assets	98,643

Total estimated income	10,930

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

(iii) Actuarial assumptions used in the calculations

- Actuarial liability discount rate:	6% p.a. + inflation of 5.83% p.a.
- Rate of nominal increase in estimated benefits:	0% + inflation of 5.83% p.a.

  For Plan I the nominal increase in the assets of the plan is estimated based on a rate of 14.51% per annum (8.20% real plus 5.83% per annum of inflation); for Plan II - 14.93% (8.60% real and 5.83% per annum of inflation); for Plan III - 15.73% (9.36% real and 5.83% per annum of inflation) while for Plan IV a return is expected at a rate of 14.93 (8.60% real and 5.83% per annum of inflation).
  Estimated salary increase: for Plan I no real increase above estimated inflation of 5.83% in 2005; for Plan II salary increase is estimated based on the rate of 1% p.a. of real gain plus 5.83% per annum of inflation. For Plans III and IV, in 2005, a real gain of 4% plus 5.83% per annum of inflation, for 2006 up to 2008, a real gain is estimated at 3% plus 5.83% per annum of inflation and, as of 2009, a real gain is estimated at 2% plus 5.83% per annum of inflation.

(b) Employee profit sharing plan

The employee profit sharing plan is linked to (i) the results of operations measured through the EBITDA (Earnings before interest, taxes, depreciation and amortization) and ROCE (Return on capital employed) metrics and (ii) achievement of personal, managerial, corporate and departmental goals.

In 2004, the Company recorded R$ 77,740 (2003 - R$ 50,610) of employee profit sharing expenses. At December 31, 2004, the remaining balance payable of R$ 48,893 (December 31, 2003 - R$ 33,587) is recorded in provisions and labor charges.

16 Contingencies and commitments

(a) Contingencies

Based on an analysis of each case and supported by the opinion of outside legal counsel, the Company sets up provisions for probable losses for its legal proceedings involving tax, labor and civil lawsuits as follows:

	2004	2003

Tax	66,289	100,458
Labor	6,507	11,276
Civil	4,258	3,683

Total	77,054	115,417

Current liabilities	-	1,113
Long-term liabilities	77,054	114,304

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

At December 31, 2004, the Company has made restricted court deposits of R$ 38,615 (December 2003 - R$ 38,269) for these proceedings.

(b) Possible losses

(i) Taxes on revenues – foreign exchange gains

The Company filed a complaint in 2004, regarding taxes on revenues (PIS and COFINS) on foreign exchange gains on fluctuations of exchange rates. The Company, based on an analysis by its outside legal counsel of the applicable laws and court precedents, considers that income from foreign exchange gains on fluctuations of exchange rates should not be subject to PIS and COFINS taxes. If the Company’s position on this matter does not prevail, taxes would be due at December 31, 2004 of R$ 104,585. The Company’s management, based on the advice of outside legal counsel, believes that the probability of loss with regards to this claim is possible and, consequently, no provision was recorded at December 31, 2004.

(ii) ADENE

The Company applied for the ADENE program and was awarded the right to a reduction in the income taxes payable in 2003 and 2004 (Note 7(e)). On September 14, 2004, ADENE's General Director issued enactment 726/04, which canceled the tax benefits previously granted to the Company. On September 23, 2004, the Company presented administrative measures in order to overturn such enactment. Management, based on the advice of external legal counsel, believes that, for 2003 and 2004, this tax benefit was not cancelled, since the cancellation of this benefit can only be made by the Federal Revenue Agency (Delegacia da Receita Federal - DRF).

On January 4, 2005, the Company was notified by mail, in respect of enactment 154, published in the Official Gazette on December 29, 2004, which rejected the Company’s appeal, and thereby reiterated the annulment of ADENE’s constitutive acts 0103/2003, 0104/2003 and 0105/2003 which had granted the Company the benefits under the ADENE program.

For the years ended December 31, 2004 and 2003, the income tax benefit relating to the ADENE program amounted to R$ 232,567 and R$ 97,564, respectively. Based on the opinion of external legal counsel and the applicable tax laws and legal precedent, the Company’s management believes that it is entitled to such tax benefits and that such benefits can only be removed on a prospective basis by the Federal income tax authorities. The likelihood of loss relating to this claim has been determined to be possible and consequently, the Company has not recorded a provision with respect to this matter.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

(iii) Other possible losses

The Company is contesting other legal proceedings in progress, involving contingent risks, which are considered as possible losses. The aggregate amount was R$ 140,697 at December 31, 2004 (2003 –R$ 145,500).

(c) Environmental issues

The Company is subject to federal, state and local laws and regulations relating to the environment. These laws generally provide for control of air and effluent emissions and require responsible parties to undertake remediation of hazardous waste disposal sites. Civil penalties may be imposed for noncompliance. The Company provides for remediation costs and penalties when a loss is probable and the amount is reasonably determinable. The Company operates an environmental protection department, including an environmental quality assurance division.

(d) Commitments

Formal purchase commitments, relating primarily to approved new investments to increase the steel production capacity to 7.5 million ton/year, total approximately R$ 1,593,000 (US$ 600,000 thousand).

(i) Sales agreement – Vega do Sul S.A.

On June 16, 2000, the Company entered into a ten-year sales agreement (renewable for three periods of ten years) with its associated company, Vega do Sul S.A., to provide hot coils from the Company's Hot Strip Mill production (Note 1). Pursuant to this agreement, Vega do Sul S.A. expects to purchase at least 90% of its hot coil requirements. Such purchases are limited to 920 thousand tons per year. The transaction terms and conditions are based on Brazilian market prices.

(ii) Guarantee of loan contract

The Company is a joint guarantor together with the Arcelor Group in relation to a loan contract with BNDES signed by Vega do Sul S.A. on December 31, 2002. The Company provided guarantees limited to 25% of this loan. The outstanding balance of this loan at December 31, 2004 amounted to R$ 267,956 (US$ 104,948 thousand).

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

17 Financial Instruments

(a) Risk management

The Company does not enter into any financial instruments for trading or speculative purposes. As most of the sales of the Company occur in U.S. dollars, the management believes this provides a natural economic hedge of the liabilities denominated in U.S. dollar.

The Company has entered into certain derivative contracts to mitigate its exposure to foreign currency fluctuations relating to contracts denominated in foreign currencies other than U.S. dollar. The Company primarily uses foreign currency swap agreements to manage these risks.

(b) Derivative instruments

In 2004, the Company entered into cross-currency swap contracts to mitigate the exposure to foreign currencies fluctuations relating to contracts denominated in foreign currencies other than the U.S. dollar. The Company manages risk arising from fluctuations in currency exchange rates, which affect the amount of U.S. dollars necessary to protect its capital expenditures related to the expansion project.

Credit risk exposure is managed by limiting the counterparties on such derivative instruments to major financial institutions with high credit quality. Therefore, the risk of nonperformance by the counterparties is considered to be negligible. The Company does not hold or issue financial instruments for trading purposes.

Derivative contracts outstanding as of December 31, 2004 (at December 31, 2003, the Company did not have any outstanding derivative contracts) are as follows:

		Notional
		amount (in		Gain (in
		thousands	Maturity	thousands
Type	Contract date	of US$)	dates	of R$)

U.S. Dollar x Pound sterling
swaps	August 19, 2004	14,477	2004 to 2006	2,407
U.S. Dollar x Euro swaps	August 19, 2004	42,121	2004 to 2006	9,893
U.S. Dollar x Yen swaps	October 22, 2004	36,059	2005 to 2006	3,334

Total				15,634

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

(c) Criteria, assumptions and limitations on the Market Value calculation

The following estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data and to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange.

Certain assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value. Potential income tax ramifications related to the realization of unrealized gains and losses that would be incurred in an actual sale or settlement have not been taken into consideration.

The carrying amounts for cash and cash equivalents, accounts and notes receivable, restricted investments, and current liabilities are a reasonable estimate of their fair values. The fair value of long-term debt is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for debt with similar remaining maturities.

The estimated fair values of financial instruments are as follows:

	2004		2003

	Book	Market	Book	Market
	value	value	value	value

Assets
Cash and banks and financial
investments	388,000	388,000	417,753	417,753
Derivatives	15,634	15,634	-	-

Liabilities
Advances against export
contracts	-	-	383,258	380,178
Securitization of export
receivables	356,972	369,751	502,743	517,506
Other financing	1,051,034	960,965	1,356,096	1,494,642

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

18 Financial income (expenses), net

	2004	2003	2002

Financial income	43,248	15,848	19,324
Financial expenses	(149,165)	(120,235)	(101,241)
Monetary and exchange variations on assets	(131,950)	(270,220)	125,441
Monetary and exchange variations on liabilities	119,746	507,832	(629,063)

	(118,121)	133,225	(585,539)

19 Summary of the differences between
Brazilian GAAP and U.S. GAAP

The Company's accounting policies comply with and its consolidated financial statements are prepared in accordance with, accounting principles set forth in Brazilian GAAP. The Company has elected to use its Brazilian GAAP financial statements as its primary financial statements.

(a) Reconciliation of the differences between Brazilian GAAP and U.S. GAAP

(i) Net income

	Note 19(b)	2004	2003

Net income under Brazilian GAAP		1,839,275	910,248

Depreciation of property, plant and equipment	(ii)	(60,834)	(202,048)
Investment in Vega do Sul	(iii)	(17,172)	(15,952)
Deferred charges amortization	(iv)	1,843	1,843
Accrued pension cost liability	(v)	46,304	11,580
Tax incentive – ADENE	(vii)	232,567	97,564
Deferred income tax	(viii)	(274,034)	(14,410)
Effects of conversion	(i)	(13,842)	(270,789)
Prepaid expenses on debt issue costs		(2,871)	(2,190)

Net income under U.S. GAAP		1,751,236	515,846

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

(ii) Shareholders' equity

		At December 31

	Note 19(b)	2004	2003

Shareholders' equity under Brazilian GAAP		6,974,870	5,646,682

Reversal of revalued cost of property, plant and equipment	(ii)	(3,597,488)	(3,597,488)
Reversal of accumulated depreciation of revalued cost	(ii)	643,762	393,776
Interest capitalized	(ii)	460,058	544,825
Accumulated depreciation of interest capitalized	(ii)	(399,732))	(416,102)
Investment in Vega do Sul	(iii)	(61,854)	(35,644)
Deferred charges, cost	(iv)	(18,434)	(18,434)
Deferred charges, accumulated amortization	(iv)	10,566	8,723
Accrued pension cost liability	(v)	(158,683)	(232,347)
Reversal of proposed dividends	(vi)	287,786	-
Deferred income tax (*)	(viii)	883,043	1,216,772
Effects of conversion	(i)	2,513,607	3,428,851
Prepaid expenses on debt issue costs		10,891	13,337

Shareholders' equity under U.S. GAAP		7,548,392	6,952,951

(*) The deferred tax effect of the U.S. GAAP adjustments as of December 31, 2004 and 2003 would be classified substantially as non-current on the balance sheet.

(iii) Condensed statement of changes in
shareholders' equity under U.S. GAAP

	Year ended December 31

	2004	2003

Shareholders' equity under U.S. GAAP at beginning of the year	6,952,951	8,511,511
Sale of treasury shares under the stock option plan	-	462
Sale of treasury shares	-	52,064
Net income for the year	1,751,236	515,846
Dividends (including interest on shareholders' equity)	(455,869)	(558,897)
Other comprehensive income - translation adjustment	(699,926)	(1,568,035)

Shareholders' equity under U.S. GAAP at end of the year	7,548,392	6,952,951

Comprehensive income (loss)
Net income for the year	1,751,236	515,846
Net translation adjustment	(699,926)	(1,568,035)

Comprehensive income (loss)	1,051,310	(1,052,189)

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

(b) Description of the principal differences between Brazilian GAAP to U.S. GAAP

A summary of the Company's principal accounting policies that differ significantly from U.S. GAAP is set forth below.

(i) Measurement and presentation of the accounting
balances and foreign exchange effects.

  Measurement currency and foreign exchange effects

Under Brazilian GAAP, financial statements are presented in Reais and assets and liabilities denominated in foreign currencies are translated into Reais at official exchange rates reported by the Brazilian Central Bank at each balance sheet date. Exchange rate differences arising on monetary items in foreign currencies are recognized in the statements of operations of the period.

Under U.S. GAAP, a definition of the functional currency is required, which may differ from the reporting currency. The Company has determined that the U.S. dollar is its functional currency since a substantial portion of the Company's sales are destined for export and denominated in U.S. dollars, and significant portion of the Company’s production costs are linked or denominated in U.S. dollars, and a significant portion of the Company's financing is also denominated in U.S. dollars. The Company's Board of Directors ("Conselho de Administração") and management consider the U.S. dollar to be the Company's functional currency.

For purposes of U.S. GAAP, the amounts in reais for inventories, property, plant and equipment, accumulated depreciation, certain other non-monetary assets and shareholders’ equity were first recorded and accumulated in U.S. dollars at historical exchange rates and then remeasured (translated) to reais at the exchange rate at the balance sheet date (R$ 2.6544 at December 31, 2004 and R$ 2.8892 at December 31, 2003). Statement of operations accounts relating to assets recorded at historical rates are calculated based on the assets’ U.S. dollar values and translated to reais at the average exchange rate for the period.

  Reporting currency and translation effects

Although the Company's functional currency is the U.S. dollar, it uses the Real as its reporting currency. The balances of assets, liabilities and shareholders' equity, are translated from the functional currency into the Brazilian Real using the current rate at the end of each period, and the balances of the results of operations at the average rate of each period, with the related effects of translation directly recognized in shareholders' equity as other comprehensive income.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

(ii) Property, plant and equipment

Under U.S. GAAP, the Company measures its property, plant and equipment in historical U.S. dollars.

  Revaluation

The Company adopts the revaluation criterion for its property, plant and equipment in its Brazilian GAAP financial statements.

Under U.S. GAAP, the revaluation of property, plant and equipment is not permitted.

  Capitalized interest

Under Brazilian GAAP, prior to January 1, 1997, there was no accounting standard requiring capitalization of interest as part of the cost of the related assets. As from January 1, 1997, interest on loans identified to be used to finance assets under construction is required to be capitalized. Under U.S. GAAP, capitalization of interest during the construction period is required to be recognized as part of the cost of the related assets.

The procedure used by the Company for the capitalization of financial charges in its property, plant and equipment under Brazilian GAAP is conceptually consistent with U.S. GAAP. However, under U.S. GAAP, there are computation differences, as follows: (i) the accumulated effect of the difference between the historical exchange rates and the current rates on property, plant and equipment under construction, and (ii) exchange rate variations on loans are not capitalized.

  Depreciation

Depreciation adjustments under U.S. GAAP are generated by differences in the computation basis, as follows: (i) accumulated effect of the difference between the historical exchange rates and the current rates, and (ii) exchange rate variation on loans, which is not capitalized, and (iii) effect of the above described revaluation.

(iii) Investment

The differences in accounting practices on the balance of the investment in Vega do Sul S.A. (Note 9) are as follows: (i) measurement of the investment balances according to U.S. GAAP at historical exchange rates and, (ii) the deferral of pre-operating expenses by Vega do Sul S.A. as per Brazilian GAAP is not allowed under U.S. GAAP. Such pre-operating expenses are recorded immediately in operating results under U.S. GAAP.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

(iv) Deferred charges

Brazilian GAAP permits deferral of pre-operating expenses incurred in the construction or expansion of a facility before the facility begins operations, research and development and certain other items.

Under U.S. GAAP, start-up and pre-operating costs are expensed as incurred and recorded in the statement of operations within general and administrative expense.

(v) Accrued pension cost liability

In determining the pension benefit obligations for Brazilian GAAP purposes, Brazilian Accounting Standard NPC 26 and CVM Instruction No. 371/2000 are effective for financial statements beginning with the year ended December 31, 2001. As permitted by those standards, the transition obligation, which is the difference between a plan's net assets and the projected benefit obligation at that date, was fully recognized directly to retained earnings. Provisions stated in CVM Instruction No. 371/2000 and NPC 26 are very similar to SFAS No. 87, "Employer's Accounting for Pensions" and SFAS No. 106, "Employers’ Accounting for Postretirement Benefits Other Than Pensions", however, differences arise on the determination and amortization of actuarial gains and losses and the net transitional obligation which from the different dates when the respective standards were first applied. Additionally:

  In accordance with the CVM Instruction No. 371/2000, companies had an option to recognize the initial transition obligation as of December 31, 2001, directly to retained earnings. Such option has been adopted by the Company. Under SFAS No. 87, the unrecognized net obligation existing at the date of its initial application is being amortized over the remaining service period.

  Under Brazilian GAAP, actuarial gains and losses may be recorded in income when incurred up to the amount of pension liability recorded. Under U.S. GAAP, certain actuarial gains and losses are deferred and amortized over the remaining service period of the active employees expected to receive benefits under the plan.

(vi) Dividends and interest on shareholders' equity

Under Brazilian GAAP, at each year-end, management is required to propose a dividend distribution from earnings and accrue for it in the financial statements, subject to ratification at the shareholders' meeting. Under Brazilian GAAP, companies are permitted to attribute tax-deductible interest expense on shareholders' equity in the form of a dividend, up to certain limits. The distribution is treated as declared once the credit is made available to the shareholders (and the withholding tax becomes payable) or when formally approved by the shareholders. For financial reporting purposes, the notional interest attributed to equity is recorded as a deduction from unappropriated retained earnings.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

Under U.S. GAAP, since proposed dividends may be ratified or modified at the annual shareholders' meeting, such dividends would not be considered declared at the balance sheet date and would therefore not be accrued. However, interim dividends paid or interest credited to shareholders as capital remuneration under Brazilian legislation would be considered as declared for U.S. GAAP purposes.

(vii) Tax incentive

Under Brazilian GAAP, the tax incentive (ADENE) benefit is accounted for directly in a capital reserve account in shareholders' equity.

Under U.S. GAAP, the tax incentive benefit is recognized in the results of operations as a reduction of the related expense.

(viii) Income taxes

Under Brazilian GAAP, the deferred income tax asset represents the probable estimated amount to be recovered.

Under U.S. GAAP, deferred taxes are recorded on all temporary tax differences. Valuation allowances are established when it is not more likely than not that the tax benefits will be realized. Deferred tax assets and liabilities are classified as current or long-term based on the classification of the asset or liability underlying the temporary difference. Deferred income tax assets and liabilities in the same tax jurisdiction and tax entity are netted rather than presented gross.

The Company applies SFAS No. 109, "Accounting for Income Taxes," which also recognizes the effects of deferred income tax on the differences between Brazilian GAAP and U.S. GAAP. For purposes of the U.S. GAAP reconciliation, the adjustment for deferred taxes relates to the other U.S. GAAP adjustments, except that, according to paragraph 9(f) of SFAS No. 109, deferred taxes are not cannot be accounted recorded for differences related to assets and liabilities that are remeasured from the Reais into U.S. dollars using historical exchange rates and that result from (1) changes in exchange rates or (2) indexing for tax purposes.on the historical rate conversion of certain assets and liabilities from Reais into U.S. dollars.

(ix) Recoverability of long-lived assets

Under Brazilian GAAP, companies are required to determine if operating income is sufficient to absorb the depreciation or amortization of long-lived assets in order to assess potential asset impairment. In the event such operating income is insufficient to recover the depreciation, the assets, or groups of assets, are written down to recoverable values. In the event of a planned substitution of assets prior to the end of the original estimated useful life of the asset, the depreciation of such asset is accelerated to ensure that the asset is depreciated according to the estimated net realizable values at the estimated date of substitution.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

Under U.S. GAAP, Statement of Financial Accounting Standard ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", requires companies to evaluate the carrying value of long-lived assets to be held and used, and for long-lived assets to be disposed of, when events and circumstances require such a review. The carrying value of long-lived assets is considered impaired when the anticipated undiscounted cash flow from identified asset groups, representing the lowest level for which identifiable cash flow are largely independent of the cash flows of other groups of assets, is less than their carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the assets or discounted cash flows generated by the assets.

There were no differences relating to impairment provisions, between Brazilian GAAP and U.S. GAAP, and there were no circumstances or events to require the impairment tests to be performed for U.S. GAAP, for the years presented.

(x) Segment information

Under Brazilian GAAP, there is no requirement to present disaggregated information with respect to business segments of an enterprise.

Under U.S. GAAP, SFAS 131, "Disclosures about Segments of an Enterprise and Related Information", requires that public enterprises disclose certain information about segments on the basis that the chief operating decision-maker uses such information internally for deciding how to allocate resources to segments and in assessing performance. Management has concluded that the Company operates in a single segment - operation of an integrated steel mill, which produces and sells steel slabs and hot rolled coils.

The table below sets forth the Company's export sales by destination:

Destination	2004	2003

North America	2,016,694	1,357,296
Asia	1,034,755	1,365,006
Europe	341,228	281,033
Latin America	289,353	32,228

	3,682,030	3,035,563

(xi) Comprehensive income (loss)

Under Brazilian GAAP, the concept of comprehensive income is not recognized.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

Under U.S. GAAP, SFAS 130, "Reporting Comprehensive Income", requires the disclosure of comprehensive income. Comprehensive income is comprised of net income and other comprehensive income that include charges or credits directly to equity which are not the result of transactions with owners. The Company’s components of comprehensive income (loss) consist of its net income (loss) and the translation adjustment in the shareholders’ equity accounts.

(xii) Accounting for derivatives

The Company maintains an overall risk management strategy to minimize significant unplanned fluctuations caused by foreign exchange rate volatility. The Company may enter into derivative instruments to protect against exchange rate movements affecting its non-U.S. dollar denominated accounts. Market-value gains and losses on these contracts are recognized currently in income, offsetting foreign exchange gains and losses arising on the corresponding account balances.

For U.S. GAAP, the Company accounts for derivatives using the guidance set forth in SFAS No. 133 - Accounting for Derivative Financial Instruments and Hedging Activities, as amended by SFAS No. 137 and SFAS No. 138. SFAS No. 133, as amended, requires that all derivative instruments be recorded on the balance sheet at fair value. Changes in fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether the derivative is designated as part of a hedge transaction and, if it is, depending on the type of hedge transaction. For the periods presented, the Company had no transactions which have been classified as hedge transactions under SFAS No. 133. The Company records its derivative instruments on the balance sheet at their market value at end of each period, with an adjustment to the statements of operations. Consequently, there was no measurement difference between Brazilian GAAP and U.S. GAAP.

(xiii) Stock ownership plan

Under Brazilian GAAP, the rights to acquire the Company's shares granted to employees, officers and directors under the stock ownership plan do not result in any expense being recorded. The purchase of the stock by the employees is recorded as a reduction of the reserve of treasury shares for the amount of the purchase price.

Under U.S. GAAP, SFAS No. 123, "Accounting for Stock-Based Compensation" encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using the intrinsic value method described in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. The plans are accounted for as variable plans, as the exercise price of the options is reduced by dividends declared from the grant date through to the exercise date. Under variable plan accounting, periodic changes in the differences between the market price of the Company's stock and the exercise prices of the outstanding options are recognized as compensation expense, charged ratably over a period of four years from the grant date, i.e., the period over which the employee services are rendered. For purposes of the reconciliation, no additional charges were recognized under U.S. GAAP.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

In addition, under U.S. GAAP, pro forma disclosures of net income and earnings per share are presented under the fair value method of accounting. Under this method, fair value is determined using a pricing model (Black-Scholes) which takes into account the stock price at the grant date, the purchase price, the expected life of the award, the volatility of the underlying stock, the expected dividends, and the risk-free interest rate over the expected life of the award. There have been no pro forma effects of accounting for the stock option plan in accordance with SFAS No. 123 as the four-year period for the most recent stock option grant ended in 2000.

(xiv) Earnings per share

Under Brazilian GAAP, net income per share is calculated on the number of shares outstanding at the balance sheet date. Information is disclosed per lot of one thousand shares, because generally this is the minimum number of shares that can be traded on the Brazilian stock exchanges. The 10% premium on distributed earnings which preferred shareholders are entitled to is not considered in calculating EPS under Brazilian GAAP.

Under U.S. GAAP, because the preferred and common shareholders have different voting and liquidation rights, Basic and Diluted earnings per share have been calculated using the "two-class" method, pursuant to SFAS No. 128, "Earnings per Share", which provides computation, presentation and disclosure requirements for earnings per share. Preferred shares are treated as participating securities.

Preferred shares are entitled to a dividend 10% greater than that distributed to the common shares. As such earnings may be capitalized or otherwise appropriated; there can be no assurance that preferred shareholders will receive the 10% premium referred to above, unless earnings are fully distributed, and, accordingly, earnings per share have been calculated using the "two class" method. The "two class" method is an earnings allocation formula that determines earnings per share for preferred and common share according to the dividends declared and participation rights in undistributed earnings. Net income is first reduced by dividends declared, and the balance is allocated to common and preferred shares as if all net income for the year had been distributed. The Company computes earnings per share by dividing the net income pertaining to each class of share by the weighted-average number of the respective class of shares outstanding during the period.

The Company has issued employee stock options (Note 14(i)), the dilutive effects of which are reflected in diluted earnings per share by application of the "treasury stock" method. Under the treasury stock method, earnings per share are calculated as if options were exercised at the beginning of the period, or at time of issuance, if later, and as if the funds received were used to purchase the Company's own stock. When the stock options' exercise price was greater than the average market price of the preferred shares, diluted earnings per share are not affected by the stock options. There are no stock options outstanding as of December 31, 2004 and 2003.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

Earnings and dividends per share are disclosed in amounts per thousand shares, as a lot of one thousand shares is the minimum number of shares that can be traded on the Brazilian stock exchange.
The computation of basic and diluted earnings per share is as follows:

	Year ended December 31, 2004			Year ended December 31, 2003

	Preferred	Common	Total	Preferred	Common	Total

Basic numerator
Actual dividends declared	290,175	165,694	455,869	353,146	205,751	558,897
Basic allocated undistributed earnings	824,543	470,824	1,295,367	(27,202)	(15,849)	(43,051)

Allocated net income available for
common and preferred shareholders	1,114,718	636,518	1,751,236	325,944	189,902	515,846

Basic denominator (in thousands of shares)
Weighted-average number of shares	31,310,111	19,666,329	50,976,440	30,686,172	19,666,329	50,352,501

Basic earnings per thousand shares - U.S. GAAP
(R$)	35.60	32.37		10.63	9.66

Diluted numerator
Actual dividends declared	290,175	165,694	455,869	353,146	205,751	558,897
Diluted allocated undistributed earnings	824,543	470,824	1,295,367	(27,040)	(16,011)	(43,051)

Allocated net income available for
common and preferred shareholders	1,114,718	636,518	1,751,236	326,106	189,740	515,846

Diluted denominator (in thousands of shares)
Basic weighted-average number of shares	31,310,111	19,666,329	50,976,440	30,686,172	19,666,329	50,352,501
Diluted effect of stock options	-	-	-	41,533	-	41,533

Diluted weighted-average number of shares	31,310,111	19,666,329	50,976,440	30,727,705	19,666,329	50,394,034

Diluted earnings per thousand shares - U.S. GAAP
(R$)	35.60	32.37		10.62	9.66

(xv) Disclosure requirements

U.S. GAAP disclosure requirements differ from those required by Brazilian GAAP. However, in these financial statements, the level of disclosure generally has been expanded to comply with U.S. GAAP, and additional disclosures are presented for U.S. GAAP (Note 19(c)).

(xvi) Classification of statement of operations line items

Under Brazilian GAAP, in addition to the issues noted above, the classification of certain income and expense items is presented differently from U.S. GAAP.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

The reclassifications are summarized as follows:

  Interest income and interest expense, together with other financial charges, are displayed within operating income in the statement of operations presented in accordance with Brazilian GAAP. Such amounts are classified as non-operating income and expenses in accordance with U.S. GAAP. Financial income (expenses), net, under Brazilian GAAP totaled R$ (118,121), R$ 133,225 and R$ (585,539), in 2004, 2003 and 2002, respectively.

  Under Brazilian GAAP, gains and losses on the disposal or impairment of permanent assets are classified as non-operating income (expense). Under U.S. GAAP, gains and losses on the disposal or impairment of property, plant and equipment are classified within operating income. Gain on disposals of permanent assets totaled R$ 812, R$ 169 and R$ 598 in 2004, 2003 and 2002, respectively.

  Employee profit sharing expenses have been classified after non-operating expenses in the consolidated statement of operations in accordance with Brazilian GAAP. Such amounts are classified as operating expenses in accordance with U.S. GAAP. Employee profit sharing expenses recorded in 2004, 2003 and 2002 totaled R$ 77,740, R$ 50,610 and R$ 38,723, respectively.

  Under Brazilian GAAP, freight expenses are recorded as a reduction of gross sales revenues. Under U.S. GAAP these freight expenses are recorded as selling expenses. Freight expenses totaled R$ 214,636, R$ 190,647 and R$ 119,435 in 2004, 2003 and 2002, respectively.

  Under Brazilian GAAP, equity in results of investee is recorded as operating income (expenses). Equity in results of investee, under Brazilian GAAP, totaled R$ 11,861 and R$ (4,824), in 2004 and 2003, respectively (no results in equity were determined in 2002). Under U.S. GAAP, equity in results of investee is classified in the statement of operations in a caption after income tax.

(xvii) Classification of balance sheet

Under Brazilian GAAP, the classification of certain balance sheet items is presented differently from U.S. GAAP.

  Under Brazilian GAAP, deferred income taxes assets are shown separately from liabilities. Classification of current or non current depends on the expected timing of realization. For U.S.
  GAAP purposes, deferred tax assets and liabilities are netted within the same tax entity and jurisdiction and classified as current or non-current based on the classification of the underlying temporary difference. See note 7(a) for the analysis of tax balances.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

  Under Brazilian GAAP the amounts related to restricted cash abroad linked to the securitization program are recorded as current assets. For U.S. GAAP purposes such amount are netted against the corresponding loan balance.

(xviii) Classification of cash flow

  Under Brazilian GAAP, restricted cash is not segregated from cash and cash equivalents. This segregation is effected for purposes of the Statements of Cash Flows under U.S. GAAP.

(c) Additional disclosures required by U.S. GAAP

(i) Property, plant and equipment in accordance with U.S. GAAP

	2004	2003

Cost	12,601,252	13,067,441
Accumulated depreciation	(5,060,630)	(4,942,410)

Property, plant and equipment under U.S. GAAP	7,540,622	8,125,031

(ii) Total assets in accordance with U.S. GAAP

The Company’s total assets in accordance with U.S. GAAP were R$ 9,684,278 as at December 31, 2004 (2003 – R$ 9,926,421).

(iii) Pension Plan

The Company sponsors several retirement plans covering substantially all of its employees. Prior to March 1995, the benefits program consisted of a final-pay, defined benefit pension plan with benefits based on years of service, salary and social security benefits ("Plan I"). In March 1995, a new plan was created under which retirement, disability and death benefits would be based on a defined benefits formula ("Plan II"). Plan II is partially funded through mandatory employee contributions. In May 1998, the Company established a third defined benefit plan ("Plan III") based on a formula resulting in defined benefits lower than those under the Plan II formula, and under which employees are not required to make contributions. Substantially all employees elected to transfer to Plan III from Plan II.

In May 1998 the Company established a new defined contribution plan ("Plan IV"). Plan IV has certain defined-benefits. Contributions for Plan IV cover substantially all new employees, as new employees are not permitted to join any of the existing defined benefit plans. Contributions by the Company under Plan IV are determined based on participants' salaries.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

The Company's pension plans are administered by a board of curators of a foundation, Fundação de Seguridade Social dos Empregados da CST - FUNSSEST, which is comprised of plan members, chosen among the employees of the sponsor and retired participants. The plan assets are comprised principally of time deposits and equity securities, government securities and properties. All benefits are calculated and paid in Brazilian reais.

Information with respect to the Company's pension plans, in the form required by SFAS No. 132-R "Employers' Disclosure about Pensions and Other Postretirement Benefits" (revised 2003), for the year ended December 31, 2004 and 2003 is as follows:

	2004	2003

Change in benefit obligation

Benefit obligation at beginning of year	(445,066)	(379,901)
Service cost	(12,781)	(10,544)
Interest cost	(49,101)	(41,961)
Actuarial losses	(131,396)	(31,748)
Gross benefits paid	24,542	19,418
Translation gain (loss)	1,784	(330)

Benefit obligation at end of year	(612,018)	(445,066)

Change in plan assets

Fair value of plan assets at beginning of year	538,588	375,836
Actual return on plan assets	136,394	170,758
Employer contributions	13,101	10,948
Plan participants' contributions	421	262
Gross benefits paid	(24,542)	(19,418)
Bonus to be paid(*)	(12,678)	-
Translation gain (loss)	(1,862)	202

Fair value of plan assets at end of year	649,422	538,588

Funded status at end of year	37,404	93,522
Unrecognized net actuarial gain	(159,697)	(279,287)
Unrecognized net transition obligation	239	293
Unrecognized prior service cost	(36,629)	(47,875)

Accrued pension cost liability	(158,683)	(232,347)

(*) Provision related to extra bonus to be paid to participants of Plan I during 2005.

As of December 31, 2004 and 2003 the funded status of the plan is positive. The accrued pension cost liability includes the unrecognized net actuarial gain, net transition obligation and prior service cost in accordance with SFAS No. 87.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

Net pension cost (benefit), included in cost of sales, and selling, general and administrative expenses, is comprised of the following components:

	Year ended December 31

	2004	2003

Service cost - benefits earned during the period	12,781	10,544
Interest cost on projected benefit obligation	49,101	41,961
Expected return on plan assets	(60,396)	(42,130)
Amortization of net transition obligation	32	4,439
Amortization of prior service cost	(7,763)	(9,725)
Amortization of unrecognized net actuarial gain	(40,460)	(19,480)

	(46,705)	(14,391)
Participants' contributions	(310)	(543)

Total periodic pension benefit under U.S. GAAP	(47,015)	(14,934)

Pension benefit considered under Brazilian GAAP	711	3,354

Adjustment to U.S. GAAP net income	(46,304)	(11,580)

Assumptions used were:

Assumed annual discount rate, net of inflation - %	6.00	6.00
Rates of increase in compensation levels
(average per year)	(i)	(i)
Expected long-term rate of return on assets, net of inflation
(per year) - %	8.97	6.00
Real benefit increase (per year) - %	0.00	0.00
Capacity factor - %	98.00	98.00

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

(i) Annual Salary Increase Assumptions:

	Year ended December 31

	2004	2003

Plan I	0.00%	0.00%
Plan II
For year 2004	-	2.00%
For year 2005 on	1.00%	1.00%
Plan III and IV
For year 2004 to 2005	4.00%	4.00%
For year 2006 to 2008	3.00%	3.00%
From year 2009 on	2.00%	2.00%

Information about plan assets:

Plan I
	Asset Allocation (%) as of December 31			Weighted-average

				expected rate
Asset Category	2004	2003	Target	of return (%) (*)

Debt securities	99.06	82.50	95.00	14.30
Equity securities	0.94	17.50	5.00	18.53
Real estate	0.00	0.00	0.00	-
Loans	0.00	0.00	0.00	-

Total	100.00	100.00	100.00	14.51

(*) Nominal rates include an expected inflation rate of 5.83% per annum.

Plan II
	Asset Allocation (%) as of December 31			Weighted-average

				expected rate
Asset Category	2004	2003	Target	of return (%) (*)

Debt securities	89.22	72.89	85.00	14.30
Equity securities	10.78	27.11	15.00	18.53
Real estate	0.00	0.00	0.00	-
Loans	0.00	0.00	0.00	-

Total	100.00	100.00	100.00	14.93

(*) Nominal rates include an expected inflation rate of 5.83% per annum.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

Plan III
	Asset Allocation (%) as of December 31			Weighted-average

				expected rate
Asset Category	2004	2003	Target	of return (%) (*)

Debt securities	60.67	47.19	48.58	14.30
Equity securities	29.23	39.43	39.71	18.53
Real estate	5.02	7.39	6.05	12.18
Loans	5.08	5.99	5.66	12.18

Total	100.00	100.00	100.00	15.73

(*) Nominal rates include an expected inflation rate of 5.83% per annum.

Plan IV
	Asset Allocation (%) as of December 31			Weighted-average

				expected rate
Asset Category	2004	2003	Target	of return (%) (*)

Debt securities	84.10	85.07	85.00	14.30
Equity securities	15.90	14.93	15.00	18.53
Real estate	0.00	0.00	0.00	N/A
Loans	0.00	0.00	0.00	N/A

Total	100.00	100.00	100.00	14.93

(*) Nominal rates include an expected inflation rate of 5.83% per annum.

The fair value of plan assets amounted to R$ 649,422 and R$ 538,588 at December 31, 2004 and 2003. FUNSSEST seeks to match the plan assets with the actuarial obligations over the long-term. Brazilian pension funds are subject to certain restrictions relating to their ability to invest in foreign assets and consequently, the funds are primarily invested in Brazilian securities. Following the strategy described in its investment plan for 2004, pension assets of FUNSSEST are allocated with a goal to achieve the distribution described in the tables above (Plans I, II, III and IV).

Expected rates of return

	Gross expected rate	Net expected rate
	return	return

Plans I, II and III	15.33%	8.97%
Plan IV	14.93%	8.60%

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

FUNSSEST has determined the overall expected long-term rate of return on assets based on historical returns and the extent to which adjustments were made to those historical returns, and how those adjustments were determined.

Accumulated benefit obligation

		December 31

	2004	2003

Plans I, II and III	384,814	541,515
Plan IV	38,335	54,970

	423,149	596,485

Estimated future benefit payments

Year	Plan I	Plan II	Plan III	Plan IV(*)

2005	8,613	9,685	7,922	7
2006	8,510	9,925	9,068	14
2007	8,397	10,390	10,828	22
2008	8,283	10,604	13,164	31
2009	8,172	10,807	15,803	40
2010-2014	38,763	54,981	117,215	349

(*) For Plan IV estimated future benefit payments do not include benefits from the plan's defined contribution portion.

The Company's contributions to the plans for 2005 are estimated to be approximately R$ 12,864.

The calculations to measure the pension benefit were based on individual participant data (including actives, retirees and beneficiaries) as of September 30, 2004.

The pension liability is treated for accounting purposes as a non-monetary liability, despite the pension disbursements being made in Reais. Accordingly, the foreign currency translation gain and losses are deferred (unrecognized net actuarial gain account) to be recognized along with other actuarial gains and losses over a period of 5 years.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

(iv) Recently issued accounting pronouncements

The Financial Accounting Standards Board ("FASB") recently issued the following pronouncements:

In December 2003, the FASB issued FIN 46R -"Consolidation of Variable Interest Entities, (revised December 2003)". The primary objectives of FIN 46R are to provide guidance on the identification of entities for which control is achieved through means other than through voting rights (variable interest entities - VIEs) and how to determine when and which entity should consolidate the VIE (the primary beneficiary). This new model for consolidation applies to an entity in which either (1) the equity investors (if any) do not have a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN 46R requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures regarding the nature, purpose, size and activities of the VIE and the enterprise's maximum exposure to loss as a result of its involvement with the VIE.

The implementation date of FIN 46R is the first period ending after December 15, 2003 for Special Purpose Entities (SPEs) and as from January 1, 2004 for previously existing variable interest entities which are not SPEs. FIN 46R may be applied prospectively with a cumulative adjustment as of the date on which it is first applied or by restating previously issued financing statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated. The adoption of FIN 46R did not have an impact on the Company's financial statements.

In May 2003 FASB issued SFAS No. 150 - "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"), which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The FASB decided to make this statement effective shortly after issuance for contracts created or modified after it is issued and for existing contracts at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have an impact on the Company's financial statements.

On December 23, 2003, the FASB issued Statement of Financial Accounting Standards No. 132 (revised 2003), "Employers" Disclosures about Pensions and Other Postretirement Benefits an amendment of FASB Statements No. 87, 88 and 106" (SFAS 132R). SFAS 132R is effective for fiscal years ending after December 15, 2003. SFAS 132R replaces the disclosure requirements in SFAS 87, SFAS 88 and SFAS 106. SFAS 132R addresses disclosures only and does not address measurement and recognition accounting for pension and postretirement benefits. SFAS 132R (Revised 2003) requires additional disclosures as well as certain disclosures for interim financial statements. Such disclosures are presented in Note 19(c).

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

In November 2004, the FASB's Emerging Issues Task Force reached a consensus on Issue No. 03-13, "Applying the Conditions in Paragraph 42 of FASB Statement No. 144 in Determining Whether to Report Discontinued Operations" ("EITF 03-13"). The guidance should be applied to a component of an enterprise that is either disposed of or classified as held for sale in fiscal periods that began after December 15, 2004. Management does not believe that the adoption of EITF 03-13 will have a significant effect on our financial statements.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs an amendment of ARB No. 43, Chapter 4, which amends Chapter 4 of ARB No. 43 that addresses inventory pricing. This statement clarifies the accounting for abnormal amounts of idle facility expenses, freight, handling costs, and spoilage. Under previous guidance, paragraph 5 of ARB No. 43, chapter 4, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs that are considered to be "so abnormal" are treated as current period charges. This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement shall be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after the date this Statement is issued. The provisions of this Statement shall be applied prospectively. Management is currently analyzing the requirements of this new statement to determine the impact that its adoption will have on the Company's financial position, results of operations or cash flows for 2005.

On December 16, 2004, the FASB issued its Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (SFAS 123R), which addresses the accounting for employee stock options and eliminates the alternative to use Option 25’s intrinsic value method of accounting that was provided in SFAS 123 as originally issued. This statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (vested period). The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted to the unique characteristics of those instruments. The implementation date of Statement 123R was originally determined to be the beginning of the first interim or annual reporting period that begins after June 15, 2005 and applies to all awards granted after the required effective date. For periods before the required effective date, the companies may elect to apply a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent under which pro forma disclosures required for those periods by Statement 123. On April 14, 2005 the United States Securities and Exchange Commission ("SEC") amended the effective date to the first interim or annual reporting period of the first fiscal year beginning on or after June 15, 2005. Management will apply this statement in the case of future grants of stock options in fiscal periods beginning on or after June 15, 2005.

Companhia Siderúrgica de Tubarão

Notes to the Consolidated Financial Statements
Expressed in thousands of Reais, unless otherwise stated

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29" ("SFAS 153"), which amends Accounting Principles Board Opinion No. 29, "Accounting for Nonmonetary Transactions" to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS 153 is effective for nonmonetary assets exchanges occurring in fiscal periods beginning after June 15, 2005. Management will apply this statement in the event that exchanges of nonmonetary assets occur in fiscal periods beginning after June 15, 2005.

20 - Subsequent Event

On July 28, 2005, in connection with its recent acquisition of the control of CST, Arcelor announced a restructuring of its steel production investments in Brazil, involving: (i) the merger into Companhia Siderúrgica Belgo Mineira of the holding companies of CST and VEGA; (ii) the conversion of the preferred shares of Belgo into common shares; (iii) the exchange of CST’s shares for shares of Belgo; and (iv) the modification of Belgo’s legal name to Arcelor Brasil S.A. (“Arcelor do Brasil”).

In connection with this restructuring, Arcelor announced its intention to change CST’s accounting policy for property, plant and equipment to use the historical cost basis. This change will be adopted so that CST’s accounting is consistent with the accounting policy currently adopted by other entities of the Arcelor group in Brazil. Consequently, the revaluation reserve recorded by Company in property, plant and equipment with a corresponding credit to a reserve in shareholders’ equity which amounted to R$1,949,459, net of accumulated depreciation and deferred tax effects, at December 31, 2004 will be reversed in the future.

*      *      *

Independent auditors’ report

To the Board of Directors and Shareholders of
Vega do Sul S.A.

We have audited the accompanying balance sheets of Vega do Sul S.A. as of December 31, 2004 and 2003, and the related statements of operations, changes in shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vega do Sul S.A. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

May 4, 2005

KPMG Auditores Independentes

Curitiba, Brazil

Vega do Sul S.A.

Balance sheets

December 31, 2004 and 2003

(In thousands of U.S. dollars)

Assets	2004	2003	Liabilities	2004	2003

Current			Short term liabilities
Cash and cash equivalents	26,038	11,306	Accounts payable to suppliers	18,471	34,992
Restricted cash (note 10)	2,637	2,157	Accounts payable to related parties (note 11)	42,207	11,502
Accounts receivable (note 3)	47,122	9,432	Accrued payroll and related liabilities	1,834	755
Inventories (note 4)	57,831	33,925	Accrued interest payable	3,658	4,472
Recoverable taxes (note 5)	21,498	14,424	Loans and financing (note 8)	16,487	-
Deferred income and social			Current installments of obligations under
contribution taxes (note 6)	7,461	-	capital lease (note 9)	1,639	973
Advances to suppliers and others	2,098	2,853	Taxes payable	2,899	5,598
Other accounts receivable	769	7,319	Environmental and social commitments (note 10)	3,201	3,381

			Other short term liabilities	1,398	708

Total current assets	165,454	81,416
			Total short term liabilities	91,794	62,381

Recoverable taxes (note 5)	3,969	6,335
Deferred income and social			Long term liabilities
contribution taxes (note 6)	23,682	-	Loans and financing (note 8)	235,769	194,787
Other accounts receivable	44	42	Obligations under capital lease, excluding
Property, plant and equipment (note 7)	332,184	328,088	current installments (note 9)	52,729	53,744
			Other long term liabilities	186	-

			Total long term liabilities	288,684	248,531

			Shareholders’ equity

			Capital (244,000,000 authorized and issued as
			of December 31, 2004 and 2003, 220,550,000
			fully paid as of December 31, 2004 and
			201,855,000 as of December 31, 2003	220,550	201,855
			Accumulated deficit	(75,695)	(96,886)

			Total shareholders’ equity	144,855	104,969

Total assets	525,333	415,881	Total liabilities and shareholders’ equity	525,333	415,881

See the accompanying notes to the financial statements.

Vega do Sul S.A.

Statements of operations

Years ended December 31, 2004 and 2003

(In thousands of U.S. dollars)

	2004	2003

Net revenues	271,912	47,228
Cost of goods sold	(223,468)	(56,631)

Gross profit (loss)	48,444	(9,403)

Selling expenses	(13,456)	(5,199)
General and administrative expenses	(21,637)	(38,590)

Operating income (loss)	13,351	(53,192)

Financial expenses, net (note 13)	(16,002)	(3,798)
Foreign currency translation loss	(7,301)	(3,726)

Loss before income and social contribution taxes	(9,952)	(60,716)

Income and social contribution taxes (expense) benefit (note 6)	31,143	-

Net income (loss) for the year	21,191	(60,716)

See the accompanying notes to the financial statements.

Vega do Sul S.A.

Statements of changes in shareholders’ equity

Years ended December 31, 2004 and 2003

(In thousands of U.S. dollars)

	Number of		Accumulated
	paid-in
	shares	Capital	deficit	Total

Balances as of January 1, 2003	114,355,000	114,355	(36,170)	78,185

Payment of issued and outstanding shares	87,500,000	87,500	-	87,500

Net loss for the year	-	-	(60,716)	(60,716)

Balances as of December 31, 2003	201,855,000	201,855	(96,886)	104,969

Payment of issued and outstanding shares	18,695,000	18,695	-	18,695

Net income for the year	-	-	21,191	21,191

Balances as of December 31, 2004	220,550,000	220,550	(75,695)	144,855

See the accompanying notes to the financial statements.

Vega do Sul S.A.

Statements of cash flows

Years ended December 31, 2004 and 2003

(In thousands of U.S. dollars)

	2004	2003

Cash flows from operating activities:
Net income (loss) for the year	21,191	(60,716)

Adjustments to reconcile loss to net cash
used in operating activities
Depreciation	18,526	7,156
Increase in accounts receivable	(37,690)	(6,768)
Increase in inventories	(23,906)	(25,855)
Increase in recoverable taxes - current and long term	(4,708)	(13,613)
(Increase) decrease in restrict cash	(480)	(2,157)
(Increase) decrease in other current assets	7,305	(5,177)
(Increase) decrease in other noncurrent assets	(2)	28
(Increase) decrease in deferred income and social contribution taxes, net	(31,143)	-
Increase (decrease) in accounts payable to suppliers	(16,521)	27,623
Increase (decrease) in accounts payable to related parties	30,705	(3,142)
Increase in accrued interest of capital lease	7,769	7,479
Increase (decrease) in environmental and social commitments	(180)	1,190
Decrease in other short term liabilities	(930)	(1,101)
Increase (decrease) in other long term liabilities	186	(649)

Net cash used in operating activities	(29,878)	(75,702)

Cash flows from investing activities:
Purchases of property, plant and equipment	(22,622)	(99,127)

Cash flows from financing activities:
Payment of issued and outstanding shares	18,695	87,500
Payment of short-term capital lease	(8,118)	(5,389)
Proceeds from short term loans and financing	15,673	3,465
Proceeds from long term loans and financing	40,982	89,159

Net cash provided by financing activities	67,232	174,735

Net increase (decrease) in cash and cash equivalents	14,732	(94)

Cash and cash equivalents at beginning of year	11,306	11,400

Cash and cash equivalents at end of year	26,038	11,306

Supplemental cash flow disclosure
Interest paid	17,077	10,393
Taxes paid	18,306	5,378

See the accompanying notes to the financial statements.

Vega do Sul S.A.

Notes to the financial statements

(In thousands of U.S. dollars)

1 Operations context

Vega do Sul S.A. (the “Company” or “Vega do Sul”) was established on April 7, 2000, considered by the Company’s management as the inception date. The Company’s main activity is the production of cold-rolled steel coils and galvanized steel coils, primarily for the automotive market. The main raw material used in the production is hot-rolled coils, which represents approximately 70% of the cost of the finished products and which is purchased solely from Companhia Siderúrgica Tubarão – CST, one of Vega do Sul shareholders.

The Company started its industrial operations in August 2003.

2 Summary of significant accounting policies

A summary of significant accounting policies followed by the Company follows:

a. Presentation of the financial statements

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP), which differ in certain respects from accounting principles applied by the Company in its financial statements prepared in accordance with accounting practices adopted in Brazil.

Shareholders’ equity and net income included in these financial statements differ from those included in the statutory accounting records as a result of the translation to the United States dollar and adjustments made to reflect the requirements of US GAAP.

Vega do Sul S.A.

Notes to the financial statements

(In thousands of U.S. dollars)

b. Foreign currency translation method

The Company determined that the U.S. dollar is its functional currency because, according to management’s belief, a significant portion of its sales, purchases of raw material and equipment and financing are denominated in U.S. dollars. Accordingly, the accompanying financial statements have been translated (remeasured) into U.S. dollars in accordance with the provisions of SFAS No. 52, “Foreign Currency Translation”, using the historical rate method as follows: non-monetary items such as property, plant and equipment and accumulated depreciation, inventories, prepaid expenses and shareholders’ equity are translated at historical rates of exchange; monetary items are translated at the exchange rates as of the balance sheet dates (R$2.6544 and R$2.8892 to US$1.00 at December 31, 2004 and 2003, respectively). Revenue and expense accounts are translated at either daily or average exchange rate in effect during each month, except for those accounts that relate to assets and liabilities translated at historical rates. Foreign currency translation adjustments are included in the statement of operations.

This translation should not be construed as representing that the reais (local currency) amounts actually represent or have been, or could be, converted into U.S. dollars.

c. Cash and cash equivalents

For purposes of the financial statements, cash and cash equivalents include amounts on deposit with financial institutions in local currency and U.S. dollar, considered to be all highly liquid temporary investments with original maturities of three months or less.

According to Statement of Financial Accounting Standard (“SFAS”) 115 - Accounting for Certain Investments in Debt and Equity Securities - we consider our cash investments as debt securities held-to-maturity when we both, intend and have the ability to hold the securities to maturity, or as trading securities when we buy securities and hold them principally for the purpose of selling them in the near term.

All securities not included in trading or held to maturity are classified as available for sale.

Vega do Sul S.A.

Notes to the financial statements

(In thousands of U.S. dollars)

Trading and available-for-sale securities are recorded at fair value. Held-to-maturity debt securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses on trading securities are included in earnings. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of other comprehensive income until realized.

d. Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount probable credit losses in the Company’s existing accounts receivable. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance sheet credit exposure to its customers.

e. Inventories

Inventories are stated at the lower of average cost or market value. The cost of inventories is based on the weighted average principle and includes expenditure incurred in acquiring the inventories and bringing them to their existing location and condition. Allowances for slow-moving or obsolete inventories are recorded when considered appropriate.

f. Property, plant and equipment

Property, plant and equipment are stated at cost including capitalized interest incurred during the construction phase. Depreciation is recorded using the straight-line method at rates the Company judges to be compatible with the useful lives, as stated in Note 7. Depreciation is charged against income over the estimated useful life of the assets.

Vega do Sul S.A.

Notes to the financial statements

(In thousands of U.S. dollars)

g. Pre-operating expenses and expenses

Pre-operating expenses are expensed as incurred.

Expenses are recognized on the accrual basis. Shipping and handling costs are charged to selling expenses after shipment and amounted to US$ 11,063 and US$ 1,731 in 2004 and 2003, respectively

h. Pension plan

The Company has a defined contribution pension plan covering substantially all of its employees. The benefits are based on years of service. The cost of this program is being funded currently, and the amount charged to expenses was US$ 244 in 2004 and US$ 206 in 2003.

i. Revenue recognition

The Company recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. No reserve for expected returns is recorded, as such amounts are insignificant.

j. Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes that enactment date.

Income taxes in Brazil comprise federal income tax and social contribution, as recorded in the Company’s statutory accounting records. There are no state or local income taxes in

Vega do Sul S.A.

Notes to the financial statements

(In thousands of U.S. dollars)

Brazil. For the purposes of these financial statements, the Company has applied SFAS Nº 109, “Accounting for Income Taxes”, for all years presented. The effect of adjustments made to reflect the requirements of accounting principles generally accepted in the United States of America, as well as differences between the tax basis of non-monetary assets and the amounts included in the statutory accounting records, prepared in accordance with accounting practices adopted in Brazil, have been recognized as temporary differences for the purpose of recording deferred income taxes.

k. Environmental matters

Our production facility in São Francisco do Sul is subject to Government environmental regulations. We diminish the risks associated with environmental matters, through operating procedures and controls and investments in pollution control equipment and systems. We believe that no provision for losses related to environmental matters is currently required, based on existing Brazilian laws and regulations.

Environmental compliance expenditure is expensed as incurred and new equipment and systems are capitalized.

l. Commitments and contingencies

Liabilities for loss contingencies, arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated.

m. Derivatives and hedging

On January 1, 2001, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activity, an amendment of SFAS No. 133. SFAS No. 133 and SFAS No. 138 require that all derivative instruments be recorded on the balance sheet as assets or liabilities at their respective fair values.

On the date a derivative contract is entered into, the Company designates the derivative as either held for trading or hedging purposes. The designation may change based on

Vega do Sul S.A.

Notes to the financial statements

(In thousands of U.S. dollars)

management’s intentions and changing circumstances. As of December 31, 2003, the Company has not designated any derivative as held for hedging purposes. Although we have entered into derivative transactions for the purpose of economically hedging foreign exchange and interest rate exposures, we have not applied the hedge accounting principles established by SFAS No. 133, as amended.

As a result of the adoption of SFAS No. 133, as amended, we recognize our cross currency interest rate swap agreements on the balance sheet at their fair value and changes in fair value are recorded through income.

n. Impairment or disposal of long-lived assets

The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

No impairment losses have been recorded for any of the periods presented.

o. Use of estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the residual value and recoverability of property, plant and equipment, valuation allowances for accounts receivable, inventories, deferred income tax assets and also provisions for contingencies. Actual results could differ from those estimates.

Vega do Sul S.A.

Notes to the financial statements

(In thousands of U.S. dollars)

p. Recently issued accounting standards

FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, was issued in May 2003. This Statement establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The Statement also includes required disclosures for financial instruments within its scope. For the Company, the Statement was effective for instruments entered into or modified after May 31, 2003 and otherwise was effective as of January 1, 2004, except for mandatory redeemable financial instruments. For certain mandatory redeemable financial instruments, the Statement will be effective for the Company on January 1, 2005. The effective date has been deferred indefinitely for certain other types of mandatory redeemable financial instruments. The Company currently does not have any financial instruments that are within the scope of this Statement.

In November 2004, the FASB issued Statement 151 “Inventory Costs”. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges…” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes that the adoption of this statement will not have a material impact in the financial statements of the Company.

In November 2004, the FASB’s Emerging Issues Task Force reached a consensus on Issue No. 03-13, “Applying the Conditions in Paragraph 42 of FASB Statement No. 144 in Determining Whether to Report Discontinued Operations” (“EITF 03-13”). The guidance should be applied to a component of an enterprise that is either disposed of or classified as held for sale in fiscal periods that began after December 15, 2004. The Company does not believe that the adoption of EITF 03-13 will have a significant effect on the Company’s consolidated financial statements.

Vega do Sul S.A.

Notes to the financial statements

(In thousands of U.S. dollars)

3 Accounts receivable

	2004	2003

Accounts receivable:
Domestic sales	47,425	9,674
Foreign sales	585	9
Allowance for doubtful accounts	(888)	(251)

	47,122	9,432

The changes in the allowance for doubtful accounts were as follows:
	2004	2003

Beginning balance	(251)	-
Provision charged to selling expenses	(733)	(251)
Write-offs	112	-
Exchange loss on translation	(16)	-

Ending balance	(888)	(251)

4 Inventories

	2004	2003

Resale products	-	2,172
Finished products	27,965	14,143
Semi-finished products	17,257	1,865
Raw material and materials	11,451	11,459
Advances to suppliers	1,158	5,379
Provision for adjustment to the market value
of resale and finished products	-	(1,093)

	57,831	33,925

Vega do Sul S.A.

Notes to the financial statements

(In thousands of U.S. dollars)

5 Recoverable taxes

	2004	2003
ICMS (VAT) (*)	24,858	17,233
Withholding income tax	528	2,620
IPI (Excise tax)	-	780
Other	81	126

	25,467	20,759
Long-term portion of ICMS (VAT) (*)	(3,969)	(6,335)

	21,498	14,424

(*) The state value-added tax credit was mainly generated though property, plant and equipment purchases. The Company expects to use such credits to offset its future liabilities arising from ICMS taxes charged on product sales. The tax credit related to equipment purchases can only be utilized at a monthly ratio of 1/48 (full utilization of the credit in 4 years).

6 Income tax

Income taxes in Brazil comprise federal income and social contribution taxes. The federal statutory income tax rate was 25% for taxable income earned in 2004 and 2003. The social contribution tax rate for 2004 and 2003 was 9% (resulting in composite rates of 34% for both years).

The amounts reported as income and social contribution taxes expense (benefit) in the financial statements, which were generated solely in Brazil, are reconciled to the statutory rates as follows:

Vega do Sul S.A.

Notes to the financial statements

(In thousands of U.S. dollars)

	2004	2003

Loss before income taxes	(9,952)	(60,716)

Expected federal income and social contribution tax benefit
at statutory rates - 34%	3,383	20,643

Adjustments to derive effective rate:
Permanent additions
- Non-deductible expenses	(91)	(62)
- Exchange gain realized in the period	-	(31)

Permanent exclusions
- Exchange losses realized in the period	-	180

Change in the beginning-of-the year balance of the valuation
allowance for deferred tax assets allocated to income tax income	33,022	-

Other change in valuation allowance	-	(16,431)

Differences between the historical local books and foreign
currency tax basis (*)	(3,692)	(5,778)

Other	(1,479)	1,479

Income and social contribution tax (expense) benefit for the year	31,143	-

The deferred income and social contribution taxes are recognized to reflect future tax effects attributable to temporary differences between the tax bases of assets and liabilities and their book values.

(*) These differences arise under SFAS Nº 109 paragraph 9(f) due to basis for and the remeasurement into US dollars for purposes of these financial statements.

Vega do Sul S.A.

Notes to the financial statements

(In thousands of U.S. dollars)

The origin of deferred income and social contribution taxes is presented below:

	2004	2003
Deferred tax assets:
Tax loss carryforwards	5,762	5,209
Exchange loss - accrual basis	6,569	2,578
Deferred charges capitalized under tax books	30,546	27.260
Finance leases charged to expenses under tax books	3,006	-
Other	144	1,435

Total deferred tax asset	46,027	36,482

Short term portion	8,807	2,726
Long term portion	37,220	33,756

Deferred tax liabilities:
Exchange gain - accrual basis	(11,590)	(3,460)
Interest expenses not capitalized under tax books	(3,201)	-
Other	(93)	-

	(14,884)	(3,460)

Short term portion	(1,346)	-
Long term portion	(13,538)	(3,460)

Net deferred income and social contribution tax asset
before valuation allowance	31,143	33,022

Valuation allowance	-	(33,022)

Net deferred income and social contribution tax asset	31,143	-

Vega do Sul S.A.

Notes to the financial statements

(In thousands of U.S. dollars)

Tax losses can be carried-forward indefinitely against the profits of future periods, however the offset is limited to 30% of current year taxable income. Total tax losses carryforwards are US$ 16,947 and US$ 15,321 for December 31, 2004 and 2003, respectively. No carry-back of losses is allowed.

The valuation allowance for deferred tax assets as of January 1, 2004 and 2003 was US$ 33,022 and US$ 16,591, respectively. The net change in the total valuation allowance for the year ended December 31, 2004 and 2003 was a decrease of US$ 33,022 and an increase of US$ 16,431, respectively.

In 2003, in assessing the realizability of deferred tax assets, management considered that the Company was in the pre-operating phase and determined the need to recognize a full valuation allowance to offset the deferred tax assets.

In 2004, in assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future income, and tax planning strategies in making this assessment. Based upon the projections for future taxable income over the periods in which the deferred tax assets are deductible after the start-up of operations, management believes it is more likely than not that the Company will realize the benefits of these deductible differences and tax losses carryforwards in the next years. No valuation allowances have been established at the year ended December 31, 2004, based on management’s expectation that realization of the deferred tax assets is more likely than not.

Vega do Sul S.A.

Notes to the financial statements

(In thousands of U.S. dollars)

7 Property, plant and equipment

		2004			2003

	Useful
	life		Accumulated			Accumulated
	(years)	Cost	depreciation	Net	Cost	depreciation	Net

Buildings	25	23,777	1,246	22,531	21,905	49	21,856
Machinery and equipment	18	250,431	15,853	234,578	232,459	3,175	229,284
Multi-utilities facility
center (CMU) – Note 9	18	56,945	7,515	49,430	56,945	3,728	53,217
Furniture and fixtures	10	2,406	153	2,253	809	27	782
Other equipment	5	12,235	915	11,320	2,789	177	2,612
Land		10,308	-	10,308	10,308	-	10,308
Construction in progress		1,764	-	1,764	10,029	-	10,029

		357,866	25,682	332,184	335,244	7,156	328,088

Interest of US$ 10,303 was capitalized in 2003 reducing interest expenses.

As of December 2004, the Company has approximately US$ 27 million of expected commitments in relation to the expansion and modernization of our existing property plant and equipment.

Vega do Sul S.A.

Notes to the financial statements

(In thousands of U.S. dollars)

8 Loans and financing

	2004	2003
Brazilian reais:
Credit Lines
Banco Nacional de Desenv. Econômico e Social “BNDES”,
Denominated in Brazilian Reais (TJLP - Brazilian Long-Term
Interest Rate - plus spread from 1% to 4% p.a.)	103,795	60,430

Agência Catarinense de Fomento S/A “Badesc”
Denominated in Brazilian Reais (TJLP – Brazilian Long-Term
Interest Rate - plus spread of 14.85% p.a.)	883	838

	104,684	61,268
U.S. dollar:
Credit lines
Kreditanstalt Für Wiederaufbau - “KFW”:
Denominated in dollars (LIBOR plus spread of 0.95%)	97,578	83,519

European Investment Bank - “EIB”
Denominated in dollars (LIBOR plus spread of 0.15%)	50,000	50,000

	252,256	194,787

Current portion included in short term liabilities	(16,487)	( -)

Long term liabilities	235,769	194,787

Vega do Sul S.A.

Notes to the financial statements

(In thousands of U.S. dollars)

Details of these lines of credit are as follows:

a. BNDES credit line

The line of credit contracted with BNDES (Brazilian National Bank for Economic and Social Development), in the total amount of US$ 104,575 is designated for the financing of the plant, purchase of local equipment and social activities as determined by BNDES. The drawn is composed by 10 (ten) tranches (shared from “A” to “J”).

The annual spread interest rate falling on each tranche varies from 1% to 4% above the TJLP (Long-Term Interest Rate). The amortization will be paid following each tranche, starting in January 2006 and ending in January 2011. The total amount drawn under this credit line is US$ 103,795.

Beginning in the year 2005, the Company will be required to comply with the following semi-annual financial covenants:

  Maximum net debt ratio of 1.5;*
  Minimum current ratio of 0.75. **

* Short and long term financing, net of cash and cash equivalents, divided by shareholders’ equity (in reais and Brazilian Corporate Law)
** Current assets divided by short term liabilities (in reais and Brazilian Corporate Law)

b. Badesc credit line

The line of credit contracted with Badesc, in the total amount of US$ 930, was utilized for the purpose of real estate acquisition and the implementation of the industrial park of the Company. The principal payments will be monthly made by the Company, after the grace period of 10 (ten) trimesters, in 90 installments.

Vega do Sul S.A.

Notes to the financial statements

(In thousands of U.S. dollars)

c. KFW credit line

The line of credit contracted with KFW, in the total amount of US$ 104,304, was used for paying the liabilities contracted through the turn-key contract with the consortium responsible for the construction of the Vega do Sul plant. The release of the amounts occurred in two portions, and the payments will be made by the Company in 16 equal and consecutive instalments on a semi-annual basis, the first of which payable in January 2005. The total amount drawn down under this credit line is US$ 97,578 at December 31, 2004.

Usinor - France (the Company’s ultimate parent) is the guarantor of this debt.

Without authorization by KFW, Vega do Sul may not sell, assign, or lease the equipment or part thereof, nor pledge as mortgage, collateral or other encumbrance or guarantee rights its revenues or its assets or property or part thereof.

d. EIB credit line

The line of credit contracted with EIB, in the total amount of US$ 50,000, was used for paying the liabilities contracted through the project for the galvanization site within the Company. Payments will be made by the Company on a semi-annual basis, commencing on June 2005. The total amount drawn down under this credit line is US$ 50,000 at December 31, 2004.

The Company, upon the disbursement of each of the tranches, delivered to “EIB” a promissory note in the same amount of the disbursement. The credit line is guaranteed by a banking facility provided by Credit Lyonnais and others. In connection of the utilization of such credit line, the Company is required to keep a minimum net worth* of US$ 75,000. The Company will be required to prepay the amounts borrowed under such credit line upon the occurrence of default in relation to such financial covenant.

* The aggregate (in U.S. Dollars under U.S. GAAP) of the paid-in share capital net from treasury stocks, reserves (whether statutory or not) and cumulative retained earnings after distribution of any dividends declared for the period.

Vega do Sul S.A.

Notes to the financial statements

(In thousands of U.S. dollars)

The long-term installments have the following payment schedule:

Maturity:	2004

2006	37,028
2007	37,248
2008	37,248
2009	37,248
2010 and forward	86,997

235,769

9 Leases

The Company has a contract signed with a supplier of services that is providing electricity, compressed air, various types of water, gas, hydrogen and nitrogen and other similar substances required in the production process of the mill, as well as industrial waste management and the processing complex. Such services are being provided to Vega do Sul from a multi-facility utilities center (CMU) located within Vega’s premises. The contract is for an initial period of 15 (fifteen) years, for which the monthly remuneration includes fixed take-or-pay payments for the availability of the capacity and for the provision of the services. Such contract, in substance, conveys the right to use the CMU to Vega do Sul for a specified period of time and substantially transfers all the risks and rewards to the Company; therefore, it is accounted for under EITF 01-8 and SFAS 13 as a capital lease.

Vega do Sul S.A.

Notes to the financial statements

(In thousands of U.S. dollars)

Future minimum capital payments as of December 31, 2004 are:

Year ending December, 31
2005	9,239
2006	9,239
2007	9,239
2008	9,239
2009 and forward	81,190

Total minimum lease payments	118,146

Less amount representing interest	(63,778)

Present value of net minimum capital lease payments	54,368

Less current installments of obligations under capital lease	(1,639)

Obligations under capital leases, excluding current installments	52,729

10 Environmental and social commitments

In accordance with the Term of Agreement signed on November 12, 2001 with the Municipality of São Francisco do Sul, Santa Catarina, Vega do Sul still has to contribute, as of December 2004, the amount of US$ 2,624 to comply with Law No. 9,985/00 and Resolution No. 02/96, which establish the payment of 0.5% of its total investment as a compensation for the environmental impact of constructing its plant. The Company maintains a restricted bank account with a balance substantially equal to the provision at the end of the year (US$ 2,637 and US$ 2,157 for 2004 and 2003, respectively), which is used at the discretion of the Municipality of São Francisco do Sul for environment projects. The original provision, in the amount of R$ 4,200 (approximately US$ 1,582 at an exchange rate of December 31, 2004) was charged to expenses in prior years. Interest earned on the bank account is charged at the respective provision within short term liability.

Vega do Sul S.A.

Notes to the financial statements

(In thousands of U.S. dollars)

In addition, the Term of Agreement referred to above establishes that the Company still has to invest US$577 as at December 2004 in social activities in the fields of health, education and culture in São Francisco do Sul, which in accordance to the Term of Agreement, should be used until the end of the first semester of 2005. The original provision, in the amount of R$ 3,540 (approximately US$ 1,334 at an exchange rate of December 31, 2004) was charged to expenses in prior years.

11 Related parties

The main balances of assets and liabilities on December 31, 2004 and 2003, as well as the transactions, which influenced the income of the year, related to operations with related parties, result from transactions between the Company and its shareholders and other related parties, which were substantially entered into at normal market conditions considering similar types of operations as follows:

	Companhia		Arcelor
	Siderúrgica	Usinor	Aços	Arcelor	Total

Description	Tubarão	Auto	Planos	Treasury	2004	2003
	(shareholder)	(associate)	(shareholder)	(associate)

Asset
Other accounts receivable	-	-	-	6,025	-	6,025 *

Liability
Accounts payable to related parties
Accounts payable (supply of inventory)	23,822	61	-	-	23,883	11,502
Other	5,155	-	13,169	-	18,324	- **

	28,977	61	13,169	-	42,207	11,502
Results of operations
Purchases of raw material	213,746	-	-	-	213,746	29,677
Purchases of goods for resale	-	8,852	-	-	8,852	17,794

Additionally, as stated in note 8, Usinor France is the ultimate guarantor of the credit line obtained by Vega do Sul with KFW, for which the outstanding amount at December 31, 2004 is US$ 97,578.

Vega do Sul S.A.

Notes to the financial statements

(In thousands of U.S. dollars)

* See note 15.
** Refers to advances made from the shareholders for future capital increase, interest-free

12 Capital

As of December 31, 2004 and 2003, authorized capital was represented by 244,000,000 authorized common shares, without par value, held as follows:

		Ownership
Shareholders	2004	interest - %

Arcelor Aços Planos Brasil Ltda.	167,994,000	68.85
Companhia Siderúrgica de Tubarão	61,000,000	25.00
Usinor France	15,006,000	6,15

	244,000,000	100.00

Consistent with Brazilian Corporate Law, the Company by-laws provide that an amount, known as the mandatory distributable amount, equal to 25% of our net profits, as further reduced by amounts allocated to the legal reserve, unrealized profits reserve (if any) and contingency reserve (if any), and increased by the realized portion of the unrealized profits reserve and by any reversals of the reserve for contingencies, should be available for payment of dividends in any particular year.

13 Financial expenses, net

	2004	2003

Interest income on deposits	1,390	4,851
Interest expense on loans and financing	(13,380)	(2,401)
Gain (loss) on derivative instruments	(1,264)	(2,323)
Other financial (expense) income	(2,748)	(3,925)

	(16,002)	(3,798)

Vega do Sul S.A.

Notes to the financial statements

(In thousands of U.S. dollars)

14 Fair value of financial instruments

The fair market value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. Because of their nature, the carrying amount of our non-derivative financial instruments generally approximates their fair market value. Fair market values have been determined as follows:

  Cash and cash equivalents - The carrying amount approximates fair value due to the short- term maturity of these instruments.

  Accounts receivable - The carrying amount approximates fair value due to the short-term maturity of these instruments.

  Short-term debt and long-term debt - Fair market values were estimated using interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities and approximate their carrying values.

The estimated fair market values have been determined by the Company using available market information and valuation methodologies, and considerable judgment has been used in interpreting market data to develop the estimates of fair market value. Fair values vary from period to period based on changes in a wide range of factors, including interest rates, credit quality, and market perceptions of value, and as existing assets and liabilities run off and new transactions are entered into.

	2004		2003

	Fair	Carrying	Fair	Carrying
	value	value	value	value

Cash and cash equivalents	28,675	28,675	13,463	13,463

Accounts receivable (note 3)	47,122	47,122	9,432	9,432

Loans and financing - short and long
term (note 8)	233,200	255,914	204,380	199,259

Vega do Sul S.A.

Notes to the financial statements

(In thousands of U.S. dollars)

15 Derivative financial instruments

The Company uses derivative financial instruments (swap and forward agreements) to manage foreign exchange rate risks.

In December 31, 2004 the Company has $ 0 ($ 6,025 in 2003) accounted for as other accounts receivable, that represents the fair value adjustment related to foreign exchange forward agreement contracted from the ultimate parent company with the objective to protect the Company against the exchange rate variations of the EURO against the US dollar on the purchases of imported equipments in the “turn-key” contract, to be paid in EUROS.

16 Tax incentives

In accordance with the Protocol Agreement for construction of Vega do Sul plant, signed with the State of Santa Catarina, the Municipality and other involved authorities, funds and associations, the Company will enjoy the following incentives:

a. Financial incentives

The State of Santa Catarina granted the Company financing for payment of the ICMS (State VAT) in the amount equivalent to the total investment actually made by the Company in the Vega do Sul project, estimated to approximate R$ 1.250 million (approximately US$ 470 million at the exchange rate of December 31, 2004). The financing was made available after the Company started operating activities, for a period of 200 months, and monthly draws are estimated to be in the amounts of the ICMS payable. Each installment is estimated to mature 120 months after its draws, without interest, and with inflation restatement based on the same indexes applied to Santa Catarina State taxes.

The Company has not taken the benefit of such incentive yet, since until the end of 2004, there was no ICMS payable to be financed.
The Company was granted with an incentive in the form of interest equalization of the financing obtained with BNDES (see note 8), through its PRODEC/FADESC (Santa Catarina state development program), as a compensation for the expenditures in lands, earth works and infrastructure amounting R$ 32 million (approximately US$ 12 million at the exchange

Vega do Sul S.A.

Notes to the financial statements

(In thousands of U.S. dollars)

rate of December 31, 2004). The utilization of such incentive still depends on the fulfilling of certain legal requirements and final homologation by the State of Santa Catarina. This compensation will be paid by the State of Santa Catarina.

b. Tax Incentives

ICMS (State VAT) - The State of Santa Catarina grants the Company the possibility of deferring the payment of the ICMS due on imports of machinery and equipment and raw materials, intermediate products, packaging materials and other inputs subsequently to their circulation phase, which in practice, equalize the cash outflow from debits and credits of the ICMS for such import operations.

Freight - The Company is allowed to offset the freight amount paid on the aforementioned imports against the ICMS payable in accordance with article 18 of the State ICMS Regulation. The amount charged to the statement of operations decreasing costs of goods sold was US$ 9,944 in 2004 (US$ 1,307 in 2003).

Municipal Taxes - The Municipality of São Francisco do Sul grants exemption from all municipal taxes for 15 years beginning from the first taxable event. The following taxes are considered as municipal taxes, among other: IPTU (property tax), ITBI (real estate transfer tax) and ISS (service tax), which are levied on the services provided by the Company. No gain was recognized in the statement of operation, since it relates to an exemption of taxes.

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
Acindar Industria Argentina de Aceros
Sociedad Anónima:

We have audited the consolidated balance sheet of Acindar Industria Argentina de Aceros Sociedad Anónima and its subsidiaries as of December 31, 2003, and the related consolidated statements of income, of changes in shareholders' equity and of cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As indicated in Note 4.1, the accompanying consolidated financial statements depart from generally accepted accounting principles in the city of Buenos Aires, Argentina (“Argentine GAAP”) applicable to consolidated financial statements, in respect of the following:

  The Company is required to comply with the regulations of the Argentine Securities Commission, which differ from Argentine GAAP in certain respects. The effects of these departures from Argentine GAAP have been quantified by the Company in Note 4.1. to the consolidated financial statements.

  Argentine GAAP requires prior year comparative financial statements to be presented. Such prior year comparative financial statements have not been presented in the accompanying consolidated financial statements, as these consolidated financial statements have been prepared to comply with Rule 3-05 of Regulation S-X of the SEC.

In our opinion, except for the effects of the matters discussed in the preceding paragraph, the consolidated financial statements of Acindar Industria Argentina de Aceros Sociedad Anónima and its subsidiaries referred to above present fairly, in all material respects, the financial position of Acindar Industria Argentina de Aceros Sociedad Anónima and its subsidiaries as of December 31, 2003 and the results of their operations and their cash flows for the year then ended, in accordance with generally accepted accounting principles applicable to consolidated financial statements in the city of Buenos Aires, Argentina.

As described in note 4.2 to the consolidated financial statements, several new accounting pronouncements became effective in the city of Buenos Aires, Argentina on January 1, 2003, which required the restatement of certain opening balances to reflect the cumulative effect of these accounting changes.

Accounting principles generally accepted in the city of Buenos Aires, Argentina vary in certain significant respects from accounting principles generally accepted in the United States of America (US GAAP). Information relating to the nature and effect of such differences is presented in Notes 20 and 21 to the accompanying consolidated financial statements.

Buenos Aires, Argentina
March 28, 2005

Finsterbusch Pickenhayn Sibille
Member firm of KPMG International

/s/ Graciela C. Laso

Graciela C. Laso
Partner

Acindar Industria Argentina de Aceros S.A.
Consolidated Balance Sheet
as of December 31, 2003
(in Argentine Pesos)

	Ps		Ps

		LIABILITIES
ASSETS		CURRENT LIABILITIES
CURRENT ASSETS		Accounts payable (Note 6 k))	109,430,428
Cash (Note 6 a))	136,774,311	Loans (Note 6 l))	200,409,328
Investments (Note 6 b))	64,006,502	Customer prepayments (Note 6 m))	16,422,952
Trade receivables (Note 6 c))	139,538,848	Taxes and social security payable (Note 6 n))	45,009,711
Other receivables (Note 6 d))	58,401,333	Other liabilities (Note 6 o))	9,738,407
Inventories (Note 6 e))	197,119,948	Provisions (Note 6 p))	9,608,401

Other assets (Note 6 f))	1,826,248	Total Current Liabilities	390,619,227

Total Current Assets	597,667,190

NON-CURRENT ASSETS		NON-CURRENT LIABILITIES
Trade receivables (Note 6 g))	909,974	Loans (Note 6 q))	595,428,201
Other receivables (Note 6 h))	98,904,537	Taxes payable (Note 6 r))	797,452
Investments (Note 6 i))	46,126,919	Other liabilities (Note 6 s))	5,835,541
Other assets (Note 6 j))	5,246,274	Provisions (Note 6 t))	7,405,014

Property, plant and equipment (Note 8)	817,089,508	Total Non-Current Liabilities	609,466,208

Intangible assets (Note 9)	23,775,253	Total Liabilities	1,000,085,435

Total Non-Current Assets	992,052,465	SHAREHOLDERS’ EQUITY	589,634,220

Total Assets	1,589,719,655	Total Liabilities and Shareholders’ Equity	1,589,719,655

The accompanying notes are an integral part of these consolidated financial statements.

Acindar Industria Argentina de Aceros S.A.
Consolidated Statement of Income
for the year ended December 31, 2003
(in Argentine Pesos)

Ps

Sales (Note 12 a))	1,360,840,116
Cost of sales (Note 12b))	(835,711,691)

Gross margin	525,128,425
Administrative expenses (Note 18)	(25,458,363)
Selling expenses (Note 18)	(42,795,923)
Other income (Note 6 u))	6,084,313
Share in earnings of equity method investees (Note 7)	6,450,836
Other expenses - net (Note 6 v))	(13,305,692)

Subtotal	456,103,596

Financial and holding results
Generated by assets
Net foreign exchange loss	(23,370,856)
Interest income	12,932,776
Loss from exposure to inflation	(3,146,037)
Holding gains and others	640,052

Total financial and holding results generated by assets	(12,944,065)

Generated by liabilities
Net foreign exchange gain	152,010,987
Tax on bank debits and credits	(19,788,709)
Interest expense	(92,693,301)
Gain from debt restructuring (Note 3)	64,297,944
Gain from exposure to inflation	8,883,883
Other	2,619,430

Total financial and holding results generated by liabilities	115,330,234

Income before taxes	558,489,765
Income tax benefit (Note 13 b))	41,409,714

Net income for the year	599,899,479

Earnings per share (Note 15)
Basic	2.15
Diluted	1.01

The accompanying notes are an integral part of these consolidated financial statements.

Acindar Industria Argentina de Aceros S.A.
Consolidated Statement of Changes in Shareholders’ Equity
for the year ended December 31, 2003
(in Argentine Pesos)

	SHAREHOLDERS' CONTRIBUTIONS

	Capital issued,
	subscribed and paid-	Adjustment to		Accumulated
Item	in (Note 11)	capital	Total	losses	Total

	Ps	Ps	Ps	Ps	Ps

Balances at the beginning of the year	139,830,764	326,045,930	465,876,694	(495,090,199)	(29,213,505)
Modification of opening balances (Note 4.2)	-	-	-	18,546,912	18,546,912

Modified balances at the beginning of the year	139,830,764	326,045,930	465,876,694	(476,543,287)	(10,666,593)
Capital increase due to the conversion of Negotiable
Obligations and exercise of subscription options (1)	401,334	-	401,334	-	401,334
Revocation of capital reduction (2)	139,402,259	122,746,779	262,149,038	(262,149,038)	-
Net income for the year as per consolidated statement of
income	-	-	-	599,899,479	599,899,479

Balances at the end of the year	279,634,357	448,792,709	728,427,066	(138,792,846)	589,634,220

All figures are expressed in pesos restated as of February 28, 2003, except for the Subscribed Capital account, which for legal reasons must be disclosed at nominal values; the restatement is shown under “Adjustment to Capital. ”

(1)	On February 24 and October 30, 2003, Mandatorily Convertible Subordinated Negotiable Obligations were converted into ordinary Class “B” shares for Ps. 23,204 and Ps. 118,750, respectively; on August 21 and October 30, 2003, Ordinary Class “B” Share Subscription Options were exercised amounting to Ps. 189,380 and Ps. 70,000, respectively.
(2)	On May 30, 2003, the Shareholders decided to revoke the capital reduction approved by them on April 30, 2002.

The accompanying notes are an integral part of these consolidated financial statements.

Acindar Industria Argentina de Aceros S.A.
Consolidated Statement of Cash Flows
for the year ended December 31, 2003
(in Argentine Pesos)

Ps

Cash flows from operating activities

Net income for the year	599,899,479
Income tax benefit	(41,409,714)

Income before taxes	558,489,765

Adjustments to reconcile income before taxes to cash provided by operations
Depreciation and amortization	81,519,734
Financial and holding results	(102,386,169)
Share in earnings of equity method investees	(6,450,836)
Provisions and other expenses - net	1,598,317

Operating cash flows before changes in working capital	532,770,811

Decrease in receivables and other assets	26,229,358
Increase in inventories	(38,380,074)
Decrease in liabilities	(48,921,678)

Cash provided by operations	471,698,417
Settlement of labor lawsuits and claims	(15,276,131)
Net interest paid	(64,955,192)
Taxes paid	(990,446)

Net cash provided by operating activities	390,476,648

Cash flows used in investment activities

Sales of property, plant and equipment	221,470
Purchases of property, plant and equipment	(24,357,577)
Additions of intangible assets	(1,697,738)
Excess of cash acquired over net investment in subsidiary	8,331,753
Dividends received	1,897,500

Net cash used in investment activities	(15,604,592)

Cash flows used in financing activities

Increase in bank and financial debt	22,722,534
Payments of bank and financial debt	(359,822,381)

Net cash used in financing activities	(337,099,847)

Effect of exchange rate changes on cash, short term investment and others	(2,517,605)
Elimination of effect of exchange rate changes on cash and short term investment
at the beginning of the year	(1,214,610)

Increase in cash and cash equivalents	34,039,994

Cash and cash equivalents at the beginning of the year	166,740,819

Cash and cash equivalents at the end of the year	200,780,813

Included in consolidated balance sheet as follows:
Cash	136,774,311
Short term investments (three months or less)	64,006,502

Total	200,780,813

The accompanying notes are an integral part of these consolidated financial statements.

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003
(in Argentine Pesos (“Ps”))

NOTE 1 - THE COMPANY

Acindar Industria Argentina de Aceros S.A. (“Acindar” or the “Company”) is a producer of non-flat steel products in Argentina. Acindar currently manufactures a range of products at its integrated steel production facility in Villa Constitución, Province of Santa Fe, Argentina, and several finishing plants. The Company’s principal market is Argentina. The Company’s Argentine customers include distributors of steel products, other steel companies, manufacturers of original equipment for several industrial sectors including the automotive and the oil and gas industries and end users, mainly in the construction and agricultural sectors of the economy.

NOTE 2 - ECONOMIC SITUATION IN ARGENTINA

At December 31, 2003 Argentina was in a difficult economic situation, which commenced in late 2001 with a major external debt burden, a financial system in crisis and an economic recession that led to a significant decrease in the demand for goods and services and a large rise in the level of unemployment.

To overcome the crisis, as from December 2001 the Government took certain actions that introduced profound changes to the economic model in effect until that moment. Among the measures adopted was the devaluation of the peso in the context of a single free exchange market system that led to the pesification of certain assets and liabilities in foreign currency held in Argentina, and a resulting increase in local prices. Pesification refers to a mechanism implemented by the Government as an emergency measure after the devaluation of the local currency in January 2002, which resulted for certain contracts and transactions in the redenomination of amounts originally contracted in US dollars into Argentine Pesos at the old exchange rate of Ps. 1 to each US dollar.

The above situation generated a significant and uneven increase in economic indicators, such as the rate of exchange, the domestic wholesale price index (used for restatement of the financial statements) and specific indicators for the Company’s goods and services. Therefore, the Company’s financial statements should be considered in the light of these circumstances.

NOTE 3 - ECONOMIC AND FINANCIAL POSITION OF THE COMPANY

The deterioration of the economic and financial situation in Argentina was significant from August, 2001 until the end of 2003. The Company’s sales and, consequently, its capacity to generate cash, fell significantly by the end of the year 2001. At that time, the situation of the financial system almost eliminated the access to credit, causing the progressive deterioration of the capital structure of Argentine companies.

In this context, the operation of the production facilities of the Company in 2003 required the use of all its resources to pay for raw materials, salaries and services required for the manufacturing and delivery of products, with no cash availability to pay either principal or interest on its financial debt. This situation affected the debts with local and foreign banks, as well as those derived in connection with the acquisition of certain fixed assets and with holders of Negotiable Obligations (bonds).

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 3 - ECONOMIC AND FINANCIAL POSITION OF THE COMPANY (Contd.)

In order to protect the continuity of its activities, on December 19, 2001 the Company announced the temporary suspension of all payments – principal and interest – on its financial debt. Subsequently and under the advice of CSFB (Credit Suisse First Boston), the Company began negotiations with its financial creditors.

On March 25, 2003 the Company announced the guidelines of the proposal submitted to the Creditors’ Committee to restructure its financial debt, considering that this proposal contained the bases for a successful restructuring of the Company’s debts that was acceptable to the Company’s creditors.

On June 5, 2003 the Company resumed payments to creditors in pesos and in dollars, which resulted in a significant reduction in the Company’s debt. Before the proposed restructuring, the Company applied US$ 28,029,163 to a debt repurchase offer for a face value of US$ 40,041,663 corresponding to principal on its dollar-denominated Negotiable Obligations and Debt.

Payments were made as follows:

a. Ps 58,807,561 applied to final settlement, at a discount, of certain loans in pesos for a total nominal value of Ps 86,997,107;

b. US$ 18,919,977 applied to the partial settlement of certain loans in dollars, corresponding to a past due debt at November 30, 2001, as well as accrued interest payable on that debt and on the remaining balance in US dollars (excluding Negotiable Obligations due in 2004) calculated at the original rate through November 30, 2001, and at an annual rate of 4% between December 1, 2001 and June 4, 2003, and

c. US$ 6,795,261 applied to paying off accrued interest payable on the Negotiable Obligations due in 2004 outstanding after the debt repurchase on May 29, 2003, calculated at the original rate through November 30, 2001, and at an annual rate of 4% between December 1, 2001 and June 4, 2003.

According to the proposal presented to the Creditors’ Committee, the debt restructuring would be formalized as an “Out-of-Court Preventive Agreement” (“APE” is the acronym in Spanish), which facilitates the resolution of insolvency claims under the terms of Law No. 24522. The APE consists of an out-of-court agreement between the debtor and a certain percentage of its unsecured creditors, which is submitted to court ratification under the terms of the Bankruptcy Law. This manner of agreement allows the debtors and unsecured creditors to negotiate the terms of the debt restructuring without the constraints of a normal bankruptcy protection process which takes place in a court of law. The restructuring becomes final once the APE is ratified by a judge. Once ratified, the APE becomes applicable to all the unsecured creditors affected by the restructuring, regardless of whether these creditors participated in or consented to the APE.

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 3 - ECONOMIC AND FINANCIAL POSITION OF THE COMPANY (Contd.)

On December 12, 2003 the Company completed the preparation of the documentation of its debt restructuring. Having exceeded the minimum percentage of acceptance required by law, Acindar and its main financial creditors entered into an APE under the terms of Law No. 24522, which was presented for approval before the competent commercial court on December 18, 2003.

In accordance with the terms and conditions of the APE, the holders of unsecured financial debt elected to receive one of the following alternatives as settlement of amounts due, without any discount on outstanding principal:

- negotiable obligations (the “New Negotiable Obligations”) to be issued in US dollars, subject to the terms and conditions of applicable foreign laws;

- participation in a Syndicated Restructured Loan Agreement in US dollars, also governed by foreign laws;

- non-syndicated Restructured Loan Agreement in Argentine Pesos, governed by Argentine laws, and

- non-syndicated Restructured Loan Agreement in US dollars, governed by foreign laws.

All four new types of debt will accrue interest at the rate of (i) 4% per annum from the date of issue through December 31, 2004, (ii) LIBOR plus 200 basis points during 2005, (iii) LIBOR plus 250 basis points during 2006, and (iv) LIBOR plus 300 basis points as from 2007. The principal of the new debt will be payable in eighteen biannual installments from 2003 to 2011. Furthermore, the terms of the new debt include a principal pre-payment mechanism, subject to Acindar having cash in excess of certain parameters. Peso-denominated debt will be adjusted by the Reference Stabilization Index (“CER” is the acronym in Spanish), which is based on the evolution of the Consumer Price Index).

In accordance with section 2.03 of the APE, as from the exercise of the respective APE option and signing of Restructured Loan Agreements, the credit relationship between the Company and each and every participating creditor that received APE options will be exclusively regulated under the terms and subject to the conditions established in the Restructured Loan Agreements, which shall prevail over any other document and or instrument entered into and signed between the Company and the Participating Creditors (including, without limitation, the APE). Those creditors that have not yet expressed their intention to take part in the APE are entitled to do so under the same conditions as those who have (see Note 19 e)).

As per the debt restructuring proposal, Companhia Siderúrgica Belgo-Mineira, (parent of Belgo-Mineira Uruguay S.A., one of the Company’s shareholders, holding 20.4 % of the Company’s common shares) or one or more of its related entities and the rest of the

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 3 - ECONOMIC AND FINANCIAL POSITION OF THE COMPANY (Contd.)

shareholders agreed to exchange certain outstanding amounts payable by Acindar totaling US$ 30 million for unsecured convertible subordinate bonds (the “Convertible Subordinated Negotiable Obligations”) accruing interest at the rate of 3% per annum payable in cash, plus 3% per annum payable in kind by means of additional Convertible Subordinated Negotiable Obligations. The Convertible Subordinated Negotiable Obligations will become due the year following the maturity of the New Negotiable Obligations. Additionally, Belgo Mineira agreed to grant a limited guarantee of up to US$ 48 million to secure the Company’s payment of its restructured debt (Note 10.c.3).

The terms of the restructured debt impose restrictions on the Company as to compliance with certain financial ratios, limitations on investment decisions and distribution of dividends. At December 31, 2003, the Company was in compliance with of these covenants (see Note 19 h) for a discussion of subsequent events relating to those covenants).

On December 30, 2003, the Company paid principal and interest amounting to US$ 70,063,968 and Ps 4,151,898 in connection with its restructured debt.

The financial statements as of and for the year ended December 31, 2003 recognize the effects of: (i) the repurchase of debt in cash, (ii) the restructuring of debt relating to those creditors that agreed to enter into the APE and new contracts before December 31, 2003, and (iii) the remeasurement of the outstanding debt in conformity with the terms of the restructured debt agreements. This represented a restructuring gain of Ps 64,297,944 million, which is shown under Financial and holding results generated by liabilities.

NOTE 4 - BASIS FOR THE PREPARATION OF THE CONSOLIDATED FINANCIAL STATEMENTS

4.1 Basis of presentation

These consolidated financial statements have been prepared in Argentine pesos ("Ps") and in accordance with accounting principles generally accepted in the City of Buenos Aires, Argentina ("Argentine GAAP"), considering the regulations of the Argentine Securities Commission ("CNV" is the acronym in Spanish), which Acindar as a public company has to comply with.

The CNV adopted the new Technical Pronouncements described in Note 4.2 with certain amendments, indicating that the pronouncements became effective for companies publicly listed in Argentina for fiscal years commencing on or after January 1, 2003. The amendments introduced by CNV eliminated the requirement to discount non-current deferred tax assets and liabilities. CNV regulations also differ from Argentine GAAP as regards the period of application of the restatement of financial statement items into constant Argentine Pesos. Had the Company applied Argentine GAAP without considering the CNV regulations, shareholders’ equity as of December 31, 2003 would have decreased by Ps. 4,112,956 and the net income for the year then ended would have decreased by Ps.10,765,923.

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 4 - BASIS FOR THE PREPARATION OF THE CONSOLIDATED FINANCIAL STATEMENTS (Contd.)

4.1 Basis of presentation (Contd.)

In accordance with current Argentine GAAP and legislation, the presentation of individual financial statements of the reporting entity is mandatory. Consolidated financial statements of the reporting entity and its subsidiaries are to be included as supplementary information to the individual financial statements. For the purpose of this filing, individual financial statements have been omitted since they are not required for reporting purposes by the Securities and Exchange Commission of the United States (“SEC”).

Accounting principles generally accepted in Argentina require prior year comparative financial statements to be presented. Because these consolidated financial statements have been prepared to comply with Rule 3-05 of Regulation S-X of the SEC which requires the presentation of consolidated financial statements on a stand-alone bases due to materiality for the year ended December 31, 2003 only, the prior year consolidated financial statements are not presented.

4.2. Application of new technical pronouncements

The Professional Council in Economic Sciences of the City of Buenos Aires (CPCECABA is the acronym in Spanish) approved Technical Pronouncements No. 16, “Conceptual framework for professional accounting standards”; No. 17, “Professional accounting standards: general application issues”; No. 18, “Professional accounting standards: particular application issues”; No. 19, “Amendments to Technical Pronouncements Nos. 4, 5, 6, 8, 9, 11 and 14”, and No. 20, “Derivative instruments and hedging transactions”. These Technical Pronouncements and their amendments are effective for fiscal years which commenced on or after July 1, 2002, except for Technical Pronouncement No. 20, which is effective for fiscal years commencing on or after January 1, 2003.

The changes introduced by the new Technical Pronouncements with a significant effect on the Company’s financial statements, are the following:

With prospective application and no cumulative effect of change in accounting:
a. Adoption of an accounting model in which the Company’s intention defines the valuation criteria to be used to measure assets and liabilities.
b. Introduction of strict guidelines for evaluating recoverable values of assets.
c. Introduction of standards for giving accounting recognition to financial and operating leases.
d. Modification of the method of translation of foreign subsidiaries’ financial statements stated in foreign currency.
e. Introduction of guidelines for determining if certain transactions (financial instruments issued by the Company, irrevocable contributions, preferred shares) should be classified as liabilities or equity.
f. Introduction of new disclosure requirements (segment reporting, earnings per share and comparative information, among others).

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 4 - BASIS FOR THE PREPARATION OF THE CONSOLIDATED FINANCIAL STATEMENTS (Contd.)

4.2. Application of new technical pronouncements (Contd.)

With cumulative effect of change in accounting reported in accumulated losses, if applicable, as of January 1, 2003 (see below):
g. Mandatory use of present values for long term tax receivables and payables (adopted with amendments by the CNV as indicated in Notes 4.1 and 5.g)).
h. Adoption of guidelines for recognizing, measuring and disclosing restructuring charges, labor costs, discontinued activities, and derivatives and hedging transactions.
i. Mandatory application of the deferred tax method of accounting for income tax.

With respect to segment reporting, Acindar does not segregate:

- business segments, as there are no related products subject to different profitability and risks. As the production process is vertically integrated, the nature of the business, the types of customers that purchase products, the distribution methods and the regulations that govern the activity are similar, and

- geographical segments, as there are no specific economic contexts subject to different risks and profitability in other geographical segments.

The effects of the retroactive application of the new accounting pronouncements are detailed below:

Effect on accumulated
Item	losses at the beginning
of the year

Ps

Valuation of receivables at discounted value (vs. nominal value)	(3,710,225)
Valuation of liabilities at discounted value (vs. nominal value)	6,764,104
Application of the deferred tax method (vs. current tax)	20,776,248
Liabilities for labor costs	(5,283,215)

Total	18,546,912

4.3. Use of estimates

The preparation of the consolidated financial statements under Argentine GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet date, as well as the income and expenses recorded for the year. Main estimates are the allowance for doubtful accounts, useful lives of property, plant and equipment and intangible assets, recoverable value of assets, deferred tax assets and liabilities and provisions for contingencies. Actual results could differ from those estimates and assumptions.

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 4 - BASIS FOR THE PREPARATION OF THE CONSOLIDATED FINANCIAL STATEMENTS (Contd.)

4.4. Consideration of the effects of inflation

The consolidated financial statements reflect the effect of changes in the purchasing power of the Argentine peso through the application of the method for restatement in constant Argentine pesos set forth in Technical Pronouncement No. 6, taking into consideration General Resolution No. 441 of the CNV. This rule mandates the discontinuation of the restatement of financial statements items in constant Argentine pesos as from March 1, 2003. This discontinuation was also approved by the CPCECABA, although in this case effective as from October 1, 2003. Consequently, the consolidated financial statement includes the applicable restatement in constant Argentine pesos through August 31, 1995 and between January 1, 2002 and February 28, 2003.

4.5. Consolidated companies

The consolidated financial statements include the assets, liabilities, revenues and expenses of the following subsidiaries:

Participation in
subscribed capital

%

Abemex S.A.	100,0
Acindar do Brasil Ltda.	100,0
Acindar Uruguay Industria Argentina de Aceros S.A.	100,0
Agrinsa Agroindustrial S.A.	100,0
Comercial Bagual Ltda.	100,0
Impeco S.A.	100,0
Central Pedro de Mendoza S.A. (under liquidation)	86,4

NOTE 5 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies used in the preparation of the consolidated financial statements are as follows:

a) Cash

Cash on hand and in bank accounts is stated at nominal value.

b) Short term investments

Government bonds are valued at their estimated net realizable value as of year end. Short-term investments are stated at nominal value plus accrued interest at year end, which approximates their fair value. Units held in mutual investment funds are stated at their fair value at year end.

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 5 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Contd.)

c) Trade receivables and Accounts payable

Trade receivables and accounts payable are stated at their nominal amounts, which do not differ significantly from their fair values, considering the Company’s average collection and payment terms.

An allowance for doubtful accounts is determined based on an analysis of the ageing of trade and notes receivable, while the outstanding amount of debtors in litigation is fully provided for.

d) Inventories

Inventories are stated at replacement cost. The carrying amounts in the aggregate do not exceed their estimated realizable value.

An allowance for inventory losses is recorded to cover differences arising from physical counts, which are performed regularly on a rotating basis. In addition, an allowance for slow-moving items is recorded in order to cover potential losses derived from their realization.

e) Other assets

Tangible fixed assets removed from the productive process and held for sale are classified as other assets and are stated at their estimated realizable value if lower than their carrying value.

f) Financial debts

Restructured financial debts are stated at their fair value, which is determined taking into account the current credit rating of the Company, the amounts and terms of the restructured debt and the estimation of future cash generation. The remaining financial debts are valued at face value plus the corresponding accrued interest.

g) Other receivables and liabilities

Certain tax receivables and liabilities have been valued on the basis of the best estimate of the amount collectible and payable, respectively, and then present-valued at a relevant discount rate. As mandated by CNV regulations, assets and liabilities for deferred income taxes have not been discounted (Note 4.1) .

h) Investments

The investments in companies in which Acindar exerts significant influence were accounted for under the equity method, except for Eco Oil S.A. which is accounted for at its acquisition cost restated at February 28, 2003 due to immateriality.

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 5 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Contd.)

h) Investments (contd.)

The equity method investment in I.P.H. S.A.I.C.F. was calculated on the basis of I.P.H.’s financial statements as of September 30, 2003. Included as part of non-current investments is the goodwill generated by the acquisition of I.P.H.. The initial goodwill amount was restated through February 28, 2003, and is presented net of accumulated amortization. Goodwill is amortized by the straight-line method over a term of ten years.

Acindar do Brasil Ltda., Comercial Bagual Ltda. and Acindar Uruguay I.A.A.S.A. have been deemed to be “integrated entities” for foreign currency translation purposes. Consequently, the net foreign exchange gain from this translation amounting to Ps 196,114 is included in the statement of income.

i) Property, plant and equipment

Property, plant and equipment are measured at its acquisition cost, restated as of February 28, 2003, less accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives.

The capitalized foreign exchange loss amounting to Ps 29.6 million referred to in Note 5 p) is presented as part of property, plan and equipment, net of depreciation and the effect of inflation.

Maintenance and repairs are charged to income as incurred. The carrying amounts and accumulated depreciation of assets sold or retired are eliminated from the respective accounts and gains or losses realized from the sale are charged to income under “Other expense - net”.

The carrying value of property, plant and equipment, does not exceed their estimated recoverable value. As from January 1, 2003, Argentine GAAP require the performance of a recoverability test when potential impairment indicators are present, by grouping long-lived assets into cash generating units if recoverability cannot be assessed on an asset by asset basis.

j) Intangible assets

The Company has implemented SAP, which is an enterprise resource planning system. The costs of implementation and the related licenses have been recognized as intangible assets and are being amortized using the straight-line method over a five-year period starting in 2003.

k) Preoperating costs

Preoperating costs incurred by one of the Company’s subsidiaries have been deferred and are reported as part of intangible assets. These costs will be amortized as from the effective starting date of this subsidiary’s operations over an amortization term of five years.

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 5 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Contd.)

l) Income tax

The Company accounts for income taxes by applying the deferred tax method, which considers the effect of the temporary differences between the book and tax bases of assets and liabilities, as well as the utilization of the tax loss carryforward at the current corporate tax rate of 35%. The main temporary differences relate to:
- different depreciation criteria of property, plant and equipment
- accruals that will become deductible in the future
- capitalization of foreign exchange losses
- different timing of deduction of intangible assets

Due to the uncertainty as of December 31, 2003 as to whether the Company would generate sufficient taxable income in future periods to fully use the tax loss carried forward from previous years, the Company recognized a valuation allowance in connection with part of the effect of the accumulated tax losses as of that date.

m) Shareholders' equity

The transactions affecting shareholders’ equity were restated in constant Argentine pesos following the guidelines set out in Note 4.4. The subscribed capital is presented at its historical nominal amount, and the difference between the amount restated in constant pesos and the nominal subscribed capital is shown as an adjustment to capital.

n) Foreign currency amounts

Foreign currency transactions are recorded in Argentine pesos by applying to the foreign currency amount the exchange rate at the date of the transaction. Balance sheet monetary items denominated in foreign currencies are translated into Argentine pesos at the exchange rate prevailing at the balance sheet date. Exchange rate gains or losses arising on monetary items in foreign currency are recognized in the income statement.

o) Tax on minimum presumed income

Law No. 25.063 created the tax on minimum presumed income (“IGMP” is the acronym in Spanish) in 1998. This tax amounts to 1% of the tax basis of the Company’s assets after certain additional deductions.

The IGMP paid for the years 1999 to 2001 and 2003 was recognized as a non-current tax receivable, since it can be used as a prepayment of income tax liabilities within ten years subsequent to payment. A special temporary government regulation exempted the Company from IGMP for the 2002 fiscal year.

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 5 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Contd.)

p) Capitalization of foreign exchange losses

Foreign exchange losses from the devaluation of the Argentine currency between January 6, 2002 and July 31, 2003 must be capitalized as part of the cost basis of assets acquired or constructed with directly related funding contracted in foreign currencies. The capitalization is optional if the funding in foreign currency does not directly relate to the acquisition. Foreign exchange losses can be added to the cost basis of the acquired or constructed asset up to an amount not exceeding the lower of replacement or reproduction cost and the asset’s recoverable value.

Foreign exchange losses thus capitalized are to be computed as part of the restatement of the cost basis into constant pesos indicated in Note 4.4. All amounts capitalized will be depreciated over the remaining useful lives of the related assets. By applying these rules, the Company had capitalized Ps 29.6 million net of depreciation and the effect of inflation by December 31, 2003.

q) Provisions

For contingencies: A provision is created to cover probable disbursements relating to the resolution of litigation or claims of a labor or commercial nature and for other risks which will probably make the Company liable to third parties. The opinion of legal counsel and the insurance coverage purchased by the Company are considered by management when estimating the amounts and probability of the disbursements. The Company’s management understands that there are no indicators that other contingencies could materialize and have an adverse impact on these consolidated financial statements.

For restructuring charges: This provision contemplates termination payments that the Company will make for the employees laid off in the course of the restructuring being carried out at December 31, 2003.

r) Revenue recognition

Sales are recognized in the consolidated statement of income when the significant risks and rewards of ownership of goods have been transferred to the customer.

NOTE 6 - COMPOSITION OF SIGNIFICANT ITEMS OF THE CONSOLIDATED BALANCE SHEET AND THE CONSOLIDATED STATEMENT OF INCOME

Ps

CONSOLIDATED BALANCE SHEET
ASSETS
CURRENT ASSETS
a) Cash
Cash on hand	296,791
Deposits in transit	1,617,185
Cash in banks	134,860,335

136,774,311

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 6 - COMPOSITION OF SIGNIFICANT ITEMS OF THE CONSOLIDATED BALANCE SHEET AND THE CONSOLIDATED STATEMENT OF INCOME (Contd.)

Ps

CONSOLIDATED BALANCE SHEET (Contd.)
ASSETS (Contd.)
CURRENT ASSETS (Contd.)
b) Investments
Government bonds	2,461,200
Time deposits	39,495,296
Units in mutual investment funds	22,050,006

64,006,502

c) Trade receivables
Trade receivables	124,758,948
Related companies	8,364,654
Notes receivable	10,132,912
Allowance for doubtful accounts (Note 17)	(3,717,666)

139,538,848

d) Other receivables
Dividends receivable from related companies	1,470,000
Prepaid expenses	566,744
Sundry receivables	3,781,785
Tax benefits related to industrial incentive programs	27,960,423
Value Added Tax receivable	3,534,998
Other tax credits	1,934,580
Advance payments to suppliers	5,081,843
Reimbursements receivable	9,376,187
Restricted bank accounts (Note 16)	884,855
Other	3,809,918

58,401,333

e) Inventories
Finished products	106,440,950
Raw materials	32,169,833
Materials	28,973,404
Goods in transit	24,237,947
Advance payments to suppliers	6,134,709
Allowance for inventory losses and slow-moving items (Note 17)	(836,895)

197,119,948

f) Other assets
Assets held for sale	1,826,248

1,826,248

NON-CURRENT ASSETS
g) Trade receivables
Notes receivable	909,974

909,974

h) Other receivables
Valued Added Tax receivable	6,124,877
Tax on minimum presumed income	27,305,600
Deferred tax asset (Note 13)	63,472,841
Other tax credits	950,547
Other	1,050,672

98,904,537

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 6 - COMPOSITION OF SIGNIFICANT ITEMS OF THE CONSOLIDATED BALANCE SHEET AND THE CONSOLIDATED STATEMENT OF INCOME (Contd.)

Ps

CONSOLIDATED BALANCE SHEET (Contd.)
ASSETS (Contd.)
NON-CURRENT ASSETS (Contd.)
i) Investments
Related companies (Note 7 a) and b))	45,964,903
Other (Note 7 a))	162,016

46,126,919

j) Other assets
Assets held for sale	2,205,277
Assets in use by third parties	3,040,997

5,246,274

LIABILITIES
CURRENT LIABILITIES
k) Accounts payable
Trade payables	40,625,549
Unsecured notes payable	68,229,143
Related companies	234,017
Accrued expenses	162,169
Other	179,550

109,430,428

l) Loans
Secured loans (Note 10)	813,889
Unsecured loans (Note 10)	57,805,442
Negotiable Obligations (Note 10)	109,278,476
Accrued interest	32,511,521

200,409,328

m) Customer prepayments
Customer prepayments	16,412,167
Related companies	10,785

16,422,952

n) Taxes and social security payable
Salaries and wages payable	1,034,561
Withholdings, contributions and taxes payable	19,308,132
Taxes (net of prepayments)	8,450,165
Social security charges	16,216,853

45,009,711

o) Other liabilities
Accrued fees and expenses	5,261,599
Restructuring program	2,084,315
Debts from legal claims	43,519
Rent collected in advance	2,348,974

9,738,407

p) Provisions
Provision for contingencies (Note 17)	9,424,015
Provision for restructuring (Note 17)	184,386

9,608,401

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 6 - COMPOSITION OF SIGNIFICANT ITEMS OF THE CONSOLIDATED BALANCE SHEET AND THE CONSOLIDATED STATEMENT OF INCOME (Contd.)

Ps

CONSOLIDATED BALANCE SHEET (Contd.)
LIABILITIES (Contd.)
NON-CURRENT LIABILITIES
q) Loans
Secured loans (Note 10)	4,252,569
Unsecured loans (Note 10)	329,845,098
Negotiable Obligations (Note 10)	49,649,290
Mandatorily Convertible Subordinated Negotiable Obligations (Note 10)	202,645,477
Accrued interest	9,035,767

595,428,201

r) Taxes payable
Taxes payable	797,452

797,452

s) Other liabilities
Restructuring program	2,450,900
Other payables	38,528
Rent collected in advance	3,346,113

5,835,541

t) Provisions
Provision for contingencies (Note 17)	7,405,014

7,405,014

CONSOLIDATED STATEMENT OF INCOME

u) Other income, net
Taxes	(1,378,576)
Reversal of allowance for doubtful accounts	7,462,889

6,084,313

v) Other expenses – net
Net gain on disposal of property, plant and equipment	(99,072)
Miscellaneous non-operating expenses	(4,534,727)
Net gain on disposal of other assets	(761,653)
Income (net) on other disposals	3,596,715
Depreciation of assets in use by third parties	(470,982)
Contingent losses from labor lawsuits	(11,035,973)

(13,305,692)

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 7 - INVESTMENTS IN UNCONSOLIDATED COMPANIES

a) Carrying amount of interests in equity method investees (including goodwill generated by the purchase of I.P.H. S.A.I.C.F., net of amortization)

		Carrying value of	Share in earnings
		interest in	(loss) of equity
		equity method	method investees
Company	Ownership interest	investees(1)	(2)

	%	Ps	Ps

Fortunato Bonelli y Cia. S.A.	49.0	22,414,841	6,773,718
I.P.H. S.A.I.C.F.	33.0	12,406,706	2,967,125
Goodwill (I.P.H. S.A.I.C.F.) (3)	-	11,115,356	(3,179,759)
Other	-	162,016	(110,248)

		46,098,919	6,450,836

(1) Includes goodwill.
(2) Includes the amortization of goodwill.
(3) The acquisition cost of goodwill was Ps. 17,206,239. The accumulated amortization is Ps. 6,090,883.

b) Carrying amount of interest in an investee accounted for at incurred cost restated as of February 28, 2003

Company

Ps

Eco Oil S.A.	28,000

28,000

NOTE 8 - PROPERTY, PLANT AND EQUIPMENT

	Acquisition	Accumulated
Item	cost	depreciation	Net book value	Useful lives

	Ps	Ps	Ps	in years

Land	16,696,018	-	16,696,018	-
Buildings	504,431,081	347,017,471	157,413,610	25 - 50
Ports	41,005,367	24,252,943	16,752,424	25 - 50
Roads and bays	31,847,696	30,146,431	1,701,265	25 - 50
Rail facilities and material	19,405,104	16,823,890	2,581,214	25 - 50
Vehicles and other equipment	16,721,560	16,197,315	524,245	5
Machinery and industrial equipment	2,047,979,475	1,497,690,945	550,288,530	10 - 15
Furniture and fixtures	6,486,749	4,608,216	1,878,533	5
Minor assets	1,121,511	199,386	922,125	2
Work in progress	33,408,929	-	33,408,929	-
Goods in transit	5,306,618	-	5,306,618	-
Advance payments to suppliers	7,644	-	7,644	-
Capitalized foreign exchange losses (Note 5 p))	37,576,318	7,967,965	29,608,353	10

Total as of December 31, 2003	2,761,994,070	1,944,904,562	817,089,508

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 8 - PROPERTY, PLANT AND EQUIPMENT (Contd.)

	Acquisition	Accumulated
	cost	depreciation	Net book value

	Ps	Ps	Ps

Carrying value at January 1, 2003	2,753,363,097	1,869,396,108	883,966,989
Additions	37,051,097	2,223,066	34,828,031
Disposals	(28,420,124)	(1,822,382)	(26,597,742)
Depreciation expense	-	75,107,770	(75,107,770)

Carrying value at December 31, 2003	2,761,994,070	1,944,904,562	817,089,508

NOTE 9 – INTANGIBLE ASSETS

	Acquisition	Accumulated
Item	cost	amortization	Net book value	Amortization

	Ps	Ps	Ps	term

SAP ERP Implementation	22,047,632	4,188,898	17,858,734	5
Preoperating costs	5,916,519	-	5,916,519	5

Total as of December 31, 2003	27,964,151	4,188,898	23,775,253

NOTE 10 - SHORT AND LONG-TERM DEBT

Below is a summary of the Company’s financial indebtedness. As mentioned in Note 3, the Company has restructured most of its financial loans. Interest rates are as follows:

- 4% p.a. in the case of loans from creditors that entered into the APE;

- 6% p.a. on loans received after December 19, 2001 (date of temporary suspension of payments on financial debt) from creditors that have subscribed the Convertible Subordinated Negotiable Obligations for US$ 80,000,000 issued in 2004;

- 7.5 % p.a. on Mandatorily Convertible Subordinated Negotiable Obligations amounting to US$ 60,000,000, and

- actual rates contracted in each loan agreement entered into with creditors that have not taken part in the APE.

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 10 - SHORT AND LONG-TERM DEBT (Contd.)

a) Breakdown of financial debt (Principal)

Short-Term Debt

		US$	Ps	Rate

Secured loans
International Finance Corporation (IFC)	USD	277,778	813,889	4.00%

Total			813,889

Unsecured loans
Restructured debt	USD	16,649,752	48,783,774	4.00%
	Ps	-	1,150,130	4.00%
Non-restructured debt	USD	1,793,879	5,256,066	13.75%
	Ps	-	2,615,472	8.00%

Total			57,805,442

Negotiable Obligations
Restructured Negotiable Obligations	USD	1,654,000	4,846,220	4.00%
Non-Restructured Negotiable Obligations	USD	35,642,408	104,432,256	11.25%

Total			109,278,476

Short-Term Debt Total			167,897,807

Long-Term Debt

		US$	Ps	Rate

Secured Loans
International Finance Corporation (IFC)	USD	1,451,389	4,252,569	4.00%

Total			4,252,569

Unsecured Loan
Restructured debt	USD	110,524,119	323,835,668	4.15%
	Ps	-	6,009,430	4.00%

Total			329,845,098

Negotiable Obligations
Negotiable Obligations Restructured	USD	16,945,150	49,649,290	4.00%

Total			49,649,290

Mandatorily Convertible Subordinated
Negotiable Obligations	USD	69,162,279	202,645,477	7.50%

Total			202,645,477

Long-Term Debt Total			586,392,434

b) Financial debt by maturity

- Short term financial debt:

Ps

Past due	7,871,538
Pending restructuring	104,432,256
Current	55,594,013

Total	167,897,807

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 10 - SHORT AND LONG-TERM DEBT (Contd.)

b) Financial debt by maturity (Contd.)

- Long term financial debt:

Ps

Becoming due as of December 31,
2005	258,239,490
2006	55,594,013
2007	55,594,012
2008	55,594,013
2009 onwards	68,102,663
Without explicit maturity date	93,268,243

Total	586,392,434

c) Main features of Negotiable Obligations in effect at December 31, 2003

c.1) Ordinary Negotiable Obligations

Original amount: US$ 100,000,000

Original features: Negotiable Obligations not convertible into shares, unsecured and subordinated to any current or future senior debt of the Company.

Original amortization term: February 2004, bearing interest at 11.25% p.a.

Use of net proceeds – unaudited information: Net proceeds were used to pay off short-term and long-term trade liabilities for Ps 47,636,000; pay off bank and financial debt for Ps 39,152,000, and to cover working capital requirements for Ps 8,712,000.

Current situation: These negotiable obligations were restructured in the debt restructuring process described in Note 3. The outstanding amounts due to all those creditors that had not expressed their intention to take part in the APE by December 31, 2003, representing a US$ 49,210,000 face value, will accrue interest at the original interest rate, until the earlier of execution of the restructuring agreement with the creditors or approval of the APE.

c.2) Subordinated Negotiable Obligations Mandatorily Convertible into ordinary Class “B” shares

Original amount: US$ 60,000,000

Features: these Negotiable Obligations are convertible into ordinary Class “B” shares at a conversion price of Ps. 1 per share, as follows: (i) at the option of holders, at any time as from the date of issue and until maturity and (ii) obligatorily upon maturity. This issue includes options to subscribe 120,000,000 ordinary Class “B” shares, which can be exercised at a price of Ps. 1 per share.

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 10 - SHORT AND LONG-TERM DEBT (Contd.)

c) Main features of Negotiable Obligations in effect at December 31, 2003 (Contd.)

c.2) Subordinated Negotiable Obligations Mandatorily Convertible into ordinary Class “B” shares (Contd.)

Original Maturity: May 28, 2005 (See Note 19 d).

Interest: these Convertible Subordinated Negotiable Obligations bear interest at an annual rate of 7.5% payable annually; interest will be paid in Convertible Subordinated Negotiable Obligations of the same nature and subject to the same terms.

Use of net proceeds – unaudited information: Net proceeds were fully applied to the settlement of short-term financial liabilities.

As of December 31, 2003 subordinated negotiable obligations mandatorily convertible into ordinary class “B” shares had been converted for a total of Ps 570,459. During the same period, options representing 259,380 Ordinary Class “B” Shares of Ps 1 face value each had been exercised and the related shares issued. At December 31, 2003 Subordinated Negotiable Obligations outstanding totaled US$ 69,162,279.

c.3) Subordinated Negotiable Obligations Convertible into ordinary Class “B” shares

Original amount: US$ 80,000,000 (subscribed and paid in in February 2004)

The issuance of Convertible Subordinated Negotiable Obligations was approved by the Company’s shareholders in their meetings of May 30, 2003, September 15, 2003 and by the Board of Directors on August 29, 2003.

Features: these Negotiable Obligations can be converted at the option of the holder, into ordinary Class “B” shares at a conversion price of Ps. 1 per share at any time between January 1, 2006 and their maturity date. The principal of the bonds outstanding will be paid upon maturity.

Maturity date: February 4, 2013.

Interest: these Convertible Subordinated Negotiable Obligations bear interest at an annual rate of 6% payable biannually, 3% in cash and 3% by delivery of new Convertible Subordinated Negotiable Obligations of the same nature and subject to the same terms.

Use of proceeds – unaudited information: Net proceeds were used to refinance the Company’s liabilities and to cover working capital requirements.

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 11 - REGISTRATION STATUS OF CAPITAL

Registration status of the Company’s capital at December 31, 2003:

	Registered at
Type of Share	the Public	Subscribed	Paid in
	Register of
	Commerce

	Ps	Ps	Ps

Common class “A” Ps 1 par value, 5 votes	3,019,621	3,019,621	3,019,621
Common class “B” Ps 1 par value, 1 vote	276,614,736	276,614,736	276,614,736

	279,634,357	279,634,357	279,634,357

Class B shares are publicly traded in the Buenos Aires Stock Exchange.

NOTE 12 - SUPPLEMENTARY INFORMATION ON SALES AND COST OF SALES

a) Sales	Ps

Domestic market	1,070,102,369
Exports	290,737,747

Total	1,360,840,116

b) Cost of sales	Ps

Inventories at January 1, 2003	150,875,911
Purchases and production costs	875,821,019
Inventories at December 31, 2003	(190,985,239)

Total	835,711,691

NOTE 13 – INCOME TAX – DEFERRED TAX

a) Breakdown of deferred tax assets and liabilities:

Deferred tax assets	Ps

Allowance for doubtful accounts	9,077,314
Inventories	2,740,664
Provisions	5,954,695
Foreign exchange loss	31,815,053
Tax loss carry-forward	71,200,925
Other	1,194,321
Valuation allowance	(10,860,805)

Total deferred tax assets	111,122,167

Deferred tax liabilities
Depreciation of property, plant and equipment	(42,178,378)
Intangible assets	(5,469,620)
Other	(1,328)

Total deferred tax liabilities	(47,649,326)

Net deferred tax asset	63,472,841

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 13 – INCOME TAX – DEFERRED TAX (Contd.)

b) Reconciliation of income tax expense:

Ps

Income before taxes	558,489,765
Current tax rate	35%

Income for the year at the tax rate	195,471,418
Permanent differences at the tax rate:
- Reversal of valuation allowance for deferred tax assets	(210,241,888)
- Adjustment for inflation	(2,012,956)
- Share in earnings of equity method investees	(2,359,936)
- Reversal of temporary differences due to statute of limitations	(18,958,167)
- Recalculation of tax loss carryfowards	(1,599,220)
- Export subsidies	(856,917)
- Other	(852,048)

Income tax benefit for the year	(41,409,714)

- Net changes in deferred tax asset for the year	(42,696,593)
- Current income tax expense for the year	1,286,879

Income tax benefit	(41,409,714)

The Company has not recognized temporary differences in the book and tax bases of its equity method investees, since it is improbable that these differences will be reversed in the foreseeable future.

For the computation of its deferred tax position as of December 31, 2003, Acindar estimated a taxable income of Ps. 435.4 million, representing an income tax charge of Ps. 152.4 million, to be compensated by prior years’ tax losses arising from its individual tax returns. As of December 31, 2003, the estimated remaining carryforward tax losses amounted to approximately Ps. 203.4 million, as follows:

Year of origin	Ps	Expire in year

2000	221,594	2005
2001	1,168,001	2006
2002	202,041,618	2007

The individual tax return filed for 2003 showed a taxable income of Ps. 444.1 million and a remaining carryforward tax loss of Ps. 191.2 million. The difference between the initial income tax estimate and the final amount as per the filed tax return does not affect the Company’s net deferred tax position.

The tax loss carried forward by Acindar do Brasil Ltda., a foreign subsidiary, amounted to US$ 5.3 million (equivalent to Ps. 15.5 million), which can be used to offset up to 30% of its taxable income as per its individual tax returns in any tax year as these carryforward tax loss have no expiration date.

The Company’s income as well as the tax benefit for the year were predominantly earned in Argentina. The deferred tax assets and liabilities predominantly relate to its operations in Argentina. The current tax expense for the year relates to its Brazilian operations.

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 13 – INCOME TAX – DEFERRED TAX (Contd.)

c) Rollforward of valuation allowance

Ps

Carrying value at January 1, 2003	(221,102,693)
Reversal of valuation allowance for deferred tax assets	210,241,888

Carrying value at December 31, 2003	(10,860,805)

Although the Company has sustained losses in recent years, management estimates that a full valuation allowance on the net deferred tax asset is not required on the basis of its projections of taxable income for the carry-forward periods.

NOTE 14 - RESTRICTIONS ON DISTRIBUTION OF EARNINGS

In accordance with the Corporations Law, the Company’s by-laws and the regulations of the CNV, five percent of any year’s net income is required to be appropriated to a Legal Reserve until such reserve equals 20% of the restated capital (nominal capital plus adjustment to capital) before any distribution is made. Prior to any such appropriation, the Company must restore the legal reserve of Ps. 50.8 million which was used in recent years to offset accumulated losses.

Further, as a result of agreements entered into with creditors under the APE, the Company accepted certain restrictions in connection with the distribution of cash dividends:

  No distribution of dividends until January 1, 2005 and
  Restriction on the amount to be distributed as dividends thereafter, on the basis of the latest calculation of excess cash available for mandatory prepayment of restructured debt.

NOTE 15 – EARNING PER SHARE

The basic earning per share is calculated by dividing the net income by the weighted number of shares outstanding during the period.

Net income (in Ps)	599,899,479
Weighted average number of shares issued	279,353,280
Basic earning per share (in Ps)	2.15

The diluted earning per share calculation includes the impact of shares that would result from the conversion of outstanding convertible negotiable obligations and the exercise of the options to subscribe class “B” shares. In addition, the related interest on these convertible negotiable obligations (net of tax) are added back to income, since these would not be paid if the negotiable obligations were converted to common shares.

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 15 – EARNING PER SHARE (Contd.)

Net income used for the calculation of diluted earnings per share (in Ps)	609,567,546
Weighted average number of shares used for calculation of diluted earnings per share	603,486,375
Diluted earning per share (in Ps)	1.01

NOTE 16 - COMMITMENTS AND CONTINGENCIES

a) Significant commitments

The Company entered into a long-term electricity supply contract with Central Piedra Buena S.A. This contract is effective through November 30, 2004 and provides for the purchase of 40 Mwh of electricity per 24-hour day. The Company must pay a penalty if it suspends service. At December 31, 2003, the Company was not in default under this contract.

The Company entered into a short-term electricity supply contract with Hidroeléctrica Piedra del Aguila S.A. and Central Puerto S.A., whereby the Company agreed to acquire 42.2 and 40 Mwh per day, respectively, at a variable price based on changes in the price of natural gas and the exchange rate of the peso against the US dollar. The contract is effective for twelve months as from May 1, 2003. At December 31, 2003, the Company was not in default under this contract.

The Company entered into a contract with Litoral Gas S.A. for the exclusive supply of natural gas for the period between July 1, 1996 and June 30, 2005. In consideration for exclusivity, the Company is entitled to a price discount on its purchases under the contract. The penalty applicable to the Company for terminating the contract without due cause would be calculated on the basis of discounts received, which are based on the quantity of gas already consumed. Consequently, the cost of terminating the contract depends on the timing of such termination by the Company. Early termination is not expected.

b) Contingencies

The Company is a party to certain labor lawsuits and other claims at an administrative instance relating to the normal course of its business. A provision was created in connection with those lawsuits for which losses are probable and can be reasonably estimated (see Note 6 p) and t)). In the opinion of management, these lawsuits are not expected to have an additional significant adverse effect on the results of operations and financial position of the Company.

c) Liens on Company’s assets as of December 31, 2003

Encumbered assets	Type of	Carrying value of	Original amounts of	Remaining balances
	encumbrance	encumbered assets	secured debts	of secured debts

		Ps	US$	Ps

Property, plant and	Mortgage and
equipment	pledge	43,252,700	10,000,000	5,066,458

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 16 - COMMITMENTS AND CONTINGENCIES (Contd.)

c) Liens on Company’s assets as of December 31, 2003 (Contd.)

Also, cash deposited in certain bank accounts for Ps 884,855 was subject to a garnishment proceeding in connection with the debt restructuring (see “Restricted bank accounts” under “Other receivables”).

NOTE 17 – ALLOWANCES AND PROVISIONS

	Balance as of			Balance as of
	January 1,	Increase	Decrease	December 31,
	2003			2003

Allowances related to assets
Doubtful accounts (Note 6 c))	9,726,527	5,356,728	11,365,589	3,717,666
Inventory losses and slow-moving items (Note 6 e))	3,783,675	2,529,142	5,475,922	836.895

Total	13,510,202	7.885.870	16,841,511	4.554.561

Current provisions
Contingencies (Note 6 p))	9,386,769	8,322,415	8,285,169	9,424,015
Restructuring (Note 6 p))	4,059,230	6,085,350	9,960,194	184,386

Sub total	13,445,999	14,407,765	18,245,363	9,608,401

Non-current provisions
Contingencies (Note 6 t))	4,325,954	3,487,940	408,880	7,405,014
Restructuring	5,170,319	-	5,170,319	-

Sub total	9,496,273	3,487,940	5,579,199	7,405,014

Total	22,942,272	17,895,705	23,824,562	17,013,415

NOTE 18 – BREAKDOWN OF EXPENSES

	Production	Administrative	Selling	Total
	costs (Note 12)	expenses	expenses

Salaries and wages	63,048,129	8,331,475	10,210,097	81,589,701
Social security contributions	24,139,723	2,993,972	3,677,008	30,810,703
Director fees	-	1,531,426	-	1,531,426
Fees	-	2,260,847	1,796,335	4,057,182
Tax on sales	-	-	13,725,874	13,725,874
Office supplies	-	286,519	177,398	463,917
Advertising and promotion	-	179,953	1,519,310	1,699,263
Rental of machinery	-	841,618	689,887	1,531,505
Telecommunications	-	213,895	181,615	395,510
Travel expenses	-	1,411,040	2,024,566	3,435,606
Other labor costs	10,982,560	2,503	2,282,602	13,267,665
Other administrative and selling expenses	-	6,605,458	6,481,090	13,086,548
Manufacturing costs	81,849,379	-	-	81,849,379
Materials	98,952,925	-	-	98,952,925
Fuels and electricity	91,123,337	-	-	91,123,337
Maintenance and repairs	51,606,499	-	-	51,606,499
Depreciation and amortization	80,689,936	799,657	30,141	81,519,734

Total	502,392,488	25,458,363	42,795,923	570,646,774

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 19 - SUBSEQUENT EVENTS

a. On February 11, 2004, a series of unsecured Convertible Subordinated Negotiable Obligations was issued for US$ 80,000,000 (see Note 10.c.3)) and net proceeds received.

b. According to the terms of the APE referred to in Note 3, the Company made the mandatory prepayment on outstanding restructured debt of US$ 24.3 million in April 2004.

c. On April 29, 2004 the merger of Abemex into Acindar was approved. The net assets of Abemex were incorporated by Acindar and Abemex was dissolved.

d. On May 7, 2004, Belgo-Mineira Uruguay S.A. (“BMU”) exercised (i) an option to purchase all Class “A” and “B” Ordinary Shares in Acindar I.A.A.S.A. owned by the until then controlling shareholders, and (ii) the right to convert 100% of the Subordinated Convertible Negotiable Obligations that BMU held, which had been issued by Acindar in May 2001. Subsequent to May 7, 2004 BMU transferred to BMP Siderurgia S.A. (“BMPS”) 100% of its share holdings.

e. With regards to the APE described in Note 3, after Acindar filed the agreements signed with its creditors before the competent commercial court on December 18, 2003 to obtain the court’s ratification, additional debt restructuring agreements were entered into with other creditors. The judge assigned to the case ratified the APE on August 2, 2004, pending resolution of certain appeals filed on August 19, 2004 by dissenting creditors. Acindar obtained a creditor acceptance rate of approximately 98% of total debt and approximately 93% of total creditors under such restructuring.

f. On October 4, 2004, BMU exercised its option to subscribe class “B” shares. This subscription option had been granted to the holders of the Subordinated Convertible Negotiable Obligations issued by Acindar in May 2001. The October 4, 2004 subscription resulted in a capital increase of Ps. 119,602,458 represented by 119,602,458 class “B” shares. At a later date BMU transferred these shares to BMPS, which as a results holds (i) 3,017,239 ordinary class “A” in Acindar, each giving right to five votes, and (ii) 442,683,016 ordinary class “B” giving each right to one vote. All shares have a par value of Ps. 1 each. BMPS now holds 72.7% of Acindar’s subscribed capital.

g. In November 2004 Acindar acquired the remaining 51% of the shares of Fortunato Bonelli y Cía. S.A., thus becoming Bonelli’s sole owner. The price paid for the 51% interest amounted to US$ 30,3 million.

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 19 - SUBSEQUENT EVENTS (Contd.)

h. As of December 31, 2004 the Company did not comply with certain covenants included in restructured loan agreements entered into with its financial creditors within the APE. These covenants refer to maintaining a specified working capital ratio and a restriction on permitted financial investments. According to the indentures, if the failure to comply with covenants continued for a period of fifteen business days starting on the date on which the creditors notify the Company of such failure, and due to cross default provisions, the creditor would be entitled to claim immediate payment of all balance outstanding as if all outstanding amounts were due and payable. Acindar did not receive any notification from its creditors about the non-compliance with debt covenants. Additionally, Acindar obtained (i) on January 27, 2005 a permanent waiver as to compliance with the maintenance of the originally specified working capital requirement, and (ii) on March 9, 2005 a permanent waiver as to compliance with the original restrictions on permitted financial investments.

NOTE 20 - SIGNIFICANT DIFFERENCES BETWEEN ARGENTINE GAAP AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA

The consolidated financial statements have been prepared in conformity with Argentine GAAP, which differ in certain respects from generally accepted accounting principles in the United States of America ("US GAAP"). These differences are reflected in the amounts provided in Note 21 and principally relate to the items discussed in the following paragraphs.

a. Restatement of financial statements for general price-level changes

The consolidated financial statements reflect the effect of changes in the purchasing power of the Argentine peso until August 31, 1995 and between January 1, 2002 and March 1, 2003 through the application of the method for restatement in constant Argentine pesos set forth in Argentine GAAP.

In most circumstances U.S. GAAP do not allow for the restatement of financial statements for general price-level changes. However, because the economy of Argentina experienced periods of significant inflation in the early 1990s, the use of financial statements restated for general price-level changes is consistent with Accounting Principles Board Statement No. 3, “Financial Statements Restated for General Price-Level Changes” (Statement No. 3). The U.S. GAAP reconciliation set forth in Note 21 does not, therefore, reverse the effect of the general price-level restatement until August 31, 1995.

The more recent inflationary period that extended from January 2002 through September 2003 triggered the application of restatement in constant pesos based on the Internal Wholesale Price Index (“IPIM”), which increased 118% and 2% in 2002 and 2003 respectively. However, as the Consumer Price Index grew 41 % and 4 % respectively, the Argentine economy was not deemed to be hyperinflationary under US GAAP. Statement No. 3 is therefore not applied, and the reconciliation set forth in Note 21 includes the elimination of the general price level restatement between January 1, 2002 and March 1, 2003.

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 20 - SIGNIFICANT DIFFERENCES BETWEEN ARGENTINE GAAP AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA (Contd.)

b. Capitalization of foreign exchange loss

The Company capitalized foreign exchange losses from the devaluation of the Argentine currency between January 6, 2002 and July 31, 2003 in the amount of Ps 29.6 million as part of the cost basis of assets acquired or constructed with funding contracted in foreign currencies. This capitalization is not permitted under US GAAP and is eliminated in the reconciliation set forth in Note 21 along with the related depreciation impact.

c. Business Combinations and Goodwill

Under U.S. GAAP, the cost of acquiring a business should be assigned to the tangible and identified intangible assets acquired and liabilities assumed on the basis of their fair values at the date of acquisition. Any excess of cost over the fair value of net assets acquired should be recorded as goodwill, and may not be amortized as from the implementation of Statement of Financial Accounting Standards No. 141, “Accounting for Business Combinations” in 2001.

Under the Argentine GAAP in force until December 31, 2002, the excess of cost over the net book value of a purchased company was recorded as goodwill, which was then amortized over a determined period. After the adoption of the new Technical Pronouncements that became effective on January 1, 2003, the determination of goodwill under Argentine GAAP does not differ significantly from US GAAP, but Argentine GAAP mandate that goodwill from a business combination is to be amortized over a period not to exceed 20 years.

The reconciliation set forth in Note 21 includes the remeasurement of the effects of the acquisition by the Company of subsidiaries prior to January 1, 2003, including the reversal of the resulting goodwill amortization after January 1, 2002.

d. Present value of tax receivables and liabilities

Certain long-term tax receivables and liabilities are discounted to their present value under Argentine GAAP, which is not permitted under US GAAP. The elimination of the discount is included in the reconciliation in Note 21.

e. Restructuring provision

In accordance with Argentine GAAP, the Company estimated all employee termination costs arising from the decisions to restructure its industrial, sales and administrative operations when the plan was implemented, and an accrual for employee termination payments was recognized in the Company’s financial statements as of December 31, 2002 as a restructuring provision.

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 20 - SIGNIFICANT DIFFERENCES BETWEEN ARGENTINE GAAP AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE  UNITED STATES OF AMERICA (Contd.)

e. Restructuring provision (Contd.)

Under U.S. GAAP, these liabilities should be recorded only when several conditions are met. At December 31, 2002, (i) the benefit arrangements had not been communicated to employees, and (ii) the planned termination would not be completed within one year from the date of approval of the plan of termination by management. Certain employee terminations occurred during 2003. The effects of the difference in the timing of recognition of restructuring charges between US GAAP and Argentine GAAP are included in the reconciliation set forth in Note 21.

f. Capitalization of preoperating costs

Under Argentine GAAP, the preoperating costs incurred by one of the Company’s subsidiaries which was in its start-up phase of of December 31, 2003 have been deferred and are reported as an intangible asset. These costs will be amortized as from the effective starting date of this subsidiary’s operations. The capitalization of these costs is not permitted by US GAAP.

g. Debt restructuring gain

According to Argentine GAAP, a gain from a debt restructuring involving modification of terms is recognized when the carrying value of the restructured debt exceeds the fair value calculated on the basis of the new terms. Under US GAAP, a gain from a troubled debt restructuring involving modification of terms can only be recognized when the carrying amount of the debt exceeds the total future cash payments specified by the new terms. A reconciling item is set forth in Note 21 for the difference in the recognition of a debt restructuring gain.

h. Deferred tax effect on the difference in valuation of equity method investments

Unlike Argentine GAAP, US GAAP require the recognition of the effects of temporary differences in the book and tax bases of the Company’s equity method investments, even when it is improbable that these differences will be reversed in the foreseeable future.

i. Convertible debt with detachable stock purchase warrants

Unlike Argentine GAAP, US GAAP contain specific guidelines to account for convertible debt issued with stock purchase warrants. The USD 60,000,000 Negotiable Obligations described in Note 10.c.3) which were mandatorily convertible into Class B shares and were issued with options to subscribe 120,000,000 Class B shares, should be accounted for under these specific US GAAP rules.

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 20 - SIGNIFICANT DIFFERENCES BETWEEN ARGENTINE GAAP AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA (Contd.)

i. Convertible debt with detachable stock purchase warrants (Contd.)

The Company allocated the proceeds from the debt issuance to the detachable warrants (or options to subscribe shares) and to the convertible bonds based on relative fair value of each instrument as the warrants meet the criteria for equity classification. As a result of this allocation, the Company recognized at issuance a debt discount equal to the difference between the proceeds allocated to the debt instrument and the stated value of the debt instrument. The debt discount was subsequently amortized using the effective interest method. The reconciling item in Note 21 relates to the recognition of the unamortized discount as of December 31, 2003 and of the discount amortization for the year then ended.

The Company determined that the convertible debt did not include a beneficial conversion feature based on the effective conversion price based on the proceeds allocated to the convertible debt.

j. Tax effects of reconciling items

The adjustment represents the effect on deferred income taxes of the foregoing reconciling items, as appropriate.

k. Classification of assets and liabilities

There exist certain differences between Argentine GAAP and US GAAP relating to the classification of assets and liabilities, but these differences do not affect the measurement of the Company’s shareholders equity as of December 31, 2003 and net income for the year then ended.

l. Functional currency

Under U.S. GAAP, a determination of the functional currency in accordance with the Statement of Financial Accounting Standards ("SFAS") No. 52 is required. Management has determined that the Argentine peso is the functional currency for the purpose of these consolidated financial statements. This determination does not affect the measurement of the Company’s shareholders equity as of December 31, 2003 and net income for the year then ended.

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 21 - RECONCILIATION OF NET INCOME AND SHAREHOLDERS' EQUITY TO U.S. GAAP

a. Summary of significant adjustments to Net income and Shareholders' equity that would have been required had U.S. GAAP been applied instead of Argentine GAAP in the consolidated financial statements:

	Year ended December 31, 2003

	Net income	Shareholders' equity

	Ps	Ps

Amounts per accompanying consolidated
financial statements under Argentine GAAP	599,899,479	589,634,220
U.S. GAAP adjustments increase (decrease) due to:
a. Elimination of restatement of financial statements for
general price-level changes	33,839,617	(433,317,639)
b. Elimination of foreign exchange loss capitalized in
property, plant and equipment	26,817,680	(29,608,353)
c. Business combinations and goodwill amortization	1,388,907	315,049
d. Present value of tax receivables and liabilities	3,052,682	-
e. Restructuring provision	(8,981,457)	184,385
f. Capitalization of preoperating costs	(370,188)	(5,916,519)
g. Debt restructuring gain	(15,236,597)	(15,236,597)
h. Deferred tax effect on equity method investees	(2,168,331)	2,418,135
i. Accounting for convertible debt and stock warrants	(7,419,918)	10,448,871
j. Tax effects of reconciling items	1,816,668	14,044,875

Amounts under U.S. GAAP	632,638,542	132,966,427

b. Earnings per share

The basic earning per share is calculated by dividing the net income for U.S. GAAP purposes by the weighted number of shares outstanding during the period, as required by Statement of Financial Accounting Standards N° 128.

Net income (in Ps)	632,638,542
Weighted average number of shares issued	279,353,280
Basic earning per share (in Ps)	2.26

The diluted earning per share calculation includes the impact of shares that would result from the conversion of outstanding convertible negotiable obligations and the exercise of the options to subscribe class “B” shares. In addition, the related interest on these convertible negotiable obligations (net of tax) are added back to income, since these would not be paid if the negotiable obligations were converted to common shares.

Acindar Industria Argentina de Aceros S.A.
Notes to the Consolidated Financial Statements as of December 31, 2003

NOTE 21 - RECONCILIATION OF NET INCOME AND SHAREHOLDERS' EQUITY TO U.S. GAAP (Contd.)

b. Earnings per share (Contd.)

Net income used for the calculation of diluted earnings per share (in Ps)	642,306,609
Weighted average number of shares used for calculation of diluted earnings per share	603,486,375
Diluted earning per share (in Ps)	1.06

c. Summarized condensed statements of cash flows in accordance with US GAAP

Ps

Net cash flow provided by operating activities	390,476,648
Net cash flow used in investing activities	(15,604,592)
Net cash flow used in financing activities	(337,099,847)

Increase in cash and equivalents	37,772,209

Cash and equivalents at the beginning of year	166,740,819
Foreign exchange differences on cash and cash equivalents	(3,732,215)

Cash and equivalents at the end of year	200,780,813

The below interim financial information has been provided solely to comply with the requirement in Item 8.A.5 of Form 20-F’s to include any interim financial information published in Belgo and CST’s home country that covers a more current period than those otherwise required by SEC rules. Updates to Belgo and CST’s Management’s Discussion and Analysis of financial condition and results of operations and pro forma financial information presented elsewhere in this prospectus are not required as a result of the inclusion of this interim financial information.

Index to Annex A
COMPANHIA SIDERÚRGICA BELGO-MINEIRA
Unaudited Condensed Consolidated Interim Financial Information
for the quarter ended March 31, 2005	A-1
Summary of Operating Performance	A-36

Index to Annex B
COMPANHIA SIDERÚRGICA DE TUBARÃO
Unaudited Condensed Consolidated Interim Financial Information
for the quarter ended March 31, 2005	B-1
Summary of Operating Performance	B-21

Index to Annex C
COMPANHIA SIDERÚRGICA BELGO-MINEIRA
Unaudited Condensed Consolidated Interim Financial Information
for the interim period ended June 30, 2005	C-1
Summary of Operating Performance	C-36

Index to Annex D
COMPANHIA SIDERÚRGICA DE TUBARÃO
Unaudited Condensed Consolidated Interim Financial Information
for the interim period ended June 30, 2005	D-1
Summary of Operating Performance	D-26

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed balance sheets
March 31, 2005 and December 31, 2004
(In thousands of Reais)

	March 31,	December		March 31,	December
Assets	2005	31, 2004	Liabilities and shareholders' equity	2005	31, 2004

Current assets			Current liabilities
Cash and cash in banks	190,023	143,827	Trade accounts payable	482,925	454,637
Financial investments	870,813	786,348	Salaries and social security charges payable	140,481	142,402
Trade accounts receivable, net	867,834	768,694	Current portion of long-term debt	374,703	285,665
Inventories	1,453,001	1,343,032	Short-term debentures	111,100	80,675
Recoverable taxes and deferred tax assets	185,542	176,113	Dividends and interest on shareholders' equity payable	43,423	98,987
Other receivables - related parties	3,863	5,704	Provision for contingencies	84,946	78,427
Other receivables	255,032	254,260	Other liabilities	589,480	490,070

	3,826,108	3,477,978		1,827,058	1,630,863

Non-current assets			Long-term liabilities
Deferred tax assets	587,587	650,167	Long-term debt	230,034	374,106
Restricted deposits for legal proceedings	336,408	346,911	Debentures	352,647	383,059
Other equity securities	86,227	86,227	Provision for contingencies	527,457	499,545
Recoverable taxes	91,764	93,261	Deferred tax liabilities	75,879	104,123
Other receivables	80,614	91,176	Other long-term liabilities	153,095	161,313

	1,182,600	1,267,742		1,339,112	1,522,146

Permanent assets			Minority interest	589,979	596,351

Investments
In associated companies	380,198	338,832	Shareholders' equity
Other investments	10,044	10,044	Share capital	2,000,000	2,000,000
Property, plant and equipment	2,906,476	2,918,685	Capital reserves	193,221	193,221
Deferred charges, net	54,666	61,168	Revaluation reserves	-	87,131

			Revenue reserve and retained earnings	2,410,722	2,044,737

	3,351,384	3,328,729		4,603,943	4,325,089

Total assets	8,360,092	8,074,449	Total liabilities and shareholders' equity	8,360,092	8,074,449

See accompanying notes to consolidated condensed quarterly financial information.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed statements of operations
For the three month periods ended
(In thousands of Reais)

	March 31,	March 31,
	2005	2004
Gross revenue
Domestic market	1,929,596	1,148,164
Foreign market	548,223	246,641

	2,477,819	1,394,805

Sales deductions	(527,684)	(349,606)

Net revenue	1,950,135	1,045,199

Cost of products sold	(1,174,131)	(647,314)

Gross profit	776,004	397,885

Operating income (expense)
Selling	(67,347)	(46,790)
General and administrative	(48,527)	(34,783)
Equity interest in associated companies	603,971	53,685
Amortization of goodwill	(87,382)	(80,954)
Employee profit sharing	(17,847)	(10,390)
Net financial expenses	(30,694)	(4,992)
Other operating expenses	(3,227)	(24,259)

	348,947	(148,483)

Operating income	1,124,951	249,402
Non operating results	(69,389)	(5,343)

Income before income tax, social contribution,
statutory
attributions and minority interest	1,055,562	244,059

Income tax expense	(135,286)	(42,039)
Social contribution expense	(26,593)	(16,034)
Statutory attributions	(5)	(20)

Income before minority interest	893,678	185,966
Minority interest	(74,686)	(22,500)

Net income for the period	818,992	163,466

See accompanying notes to consolidated condensed quarterly financial information.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
March 31, 2005 and December 31, 2004
(In thousands of Reais)

1 The Company and its principal operations

Companhia Siderúrgica Belgo-Mineira (the Parent Company) is a publicly-traded company whose shares are traded on the São Paulo stock exchange (BOVESPA). With its subsidiaries and associated companies in Brazil and abroad (collectively known as the “Company” or “BELGO”), it has as its main purpose the production of steel and manufacturing of rolled and wire products.

The Company also has stakes in subsidiary and associated companies (see Notes 6[a] and [b]), and as stated in Note 7, its operations are conducted in significant amounts with related parties, specially with the subsidiary Belgo Bekaert Arames Ltda. (BBA), and they are performed in conditions and prices compatible with the market, taking into consideration its volumes and due dates.

According to a press release on November 24, 2004, the parent company announced the simplification of its organizational structure, transferring on March 31, 2005 to Belgo Siderurgia S.A., the assets and liabilities corresponding to the João Monlevade plant, Sabará factory and distribution centers, as well as all its investments except those in Guilman Amorim, Belgo Mineira Participação and Belgo Mineira Engenharia.

Beginning April 1, 2005, the Company acted as a holding company and the operational activities from the Group steel-making area were concentrated at Belgo Siderurgia S.A.

2 Presentation of the consolidated condensed quarterly financial information

The unaudited consolidated condensed quarterly financial information of the Company and subsidiaries companies for March 31, 2005, have been prepared based on the accounting practices adopted in Brazil (“Brazilian GAAP”), which are based on Brazilian Corporate Law 6,404/76 and the rules and regulations established by the Brazilian Securities Commission (CVM - “Comissão de Valores Mobiliários”), substantially consistent with the consolidated financial statements related to the year ended December 31, 2004, previously published in Brazil.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

The Company’s condensed consolidated interim financial information as of March 31, 2005 and for the three-month periods ended March 31, 2005 and 2004 is unaudited. However, in our opinion, such condensed consolidated interim financial information includes all adjustments necessary for a fair presentation of the results for interim periods. The results of operations for the three-month period ended March 31, 2005 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2005.

The consolidated interim financial information prepared by the Company for statutory purposes, which includes the stand alone financial statements of the parent company, were filed with the CVM in May 2005. The financial information presented herein does not include the parent company's stand alone financial statements.

Due to the increase in the stake held in ACINDAR in May 2004, whereby Acindar became a consolidated subsidiary, the comparability of the consolidated statements of operations and cash flows for the three month periods ended March 31, 2005 and 2004 is affected.

Description of significant accounting policies

a. Statement of operations

Revenue from the sale of goods is recognized in the statement of operations when title is transferred at which time risks and rewards of ownership are transferred to the buyer; there is no uncertainties regarding customer acceptance; persuasive evidence of an arrangement exists; the sales price is fixed or determinable; and collectibility is probable. No reserve for expected returns is recorded, as such amounts are insignificant.

For domestic sales, title and risks and rewards of ownership are transferred to the buyer, and revenue is recognized, when the product is shipped or upon delivery to the customer’s carrier, in accordance with the terms of the arrangement with the customer. For export sales, title and risks and rewards of ownership are transferred to the buyer, and revenue is recognized, when products are delivered to the carrier and are cleared for export to the carrier nominated by the buyer at the shipping terminal, in accordance with the terms of the arrangement with the customer.

Other expenses and costs are recognized on an accrual basis.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

b. Accounting estimates

Preparation of the consolidated financial statements in accordance with accounting policies derived from the Brazilian GAAP requires that management of the Company make certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements. Significant items subject to these estimates and assumptions include the residual value of property, plant and equipment, allowance for doubtful accounts, inventories, recoverability of deferred income tax assets, provision for contingencies, valuation of derivative instruments and assets and liabilities related to employee benefits. Actual results could differ from those estimates. The Company reviews the estimates and assumptions quarterly.

c. Foreign currency

Monetary assets and liabilities in foreign currencies, mainly in US Dollars and Argentine Pesos, were converted into Brazilian currency (R$/Reais) at the foreign exchange rate on the closing date of the quarterly information (March 31, 2005 - US$ 1.00 = R$ 2.6662 and Ps$ 1.00 = R$ 0.914128 and December 31, 2004 - US$ 1.00 = R$ 2.6544 and Ps$ 1.00 = R$ 0.895528) . Foreign exchange differences arising on translation were recognized in the statement of operations as financial expenses or income.

For overseas subsidiaries, the assets and liabilities were converted to reais at the exchange rate in force at the balance sheet date.

d. Current and non-current assets

• Financial investments

The financial investments are recorded at cost plus income accrued up to the balance sheet date.

• Provision for doubtful accounts

Trade accounts receivable are recorded at the estimated net realizable value and do not bear interest. The provision for doubtful accounts is recorded at an amount considered sufficient by management to cover estimated losses arising on collection of accounts receivable.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

• Inventories

Inventories are valued at the weighted average cost of acquisition or production, which does not exceed replacement cost or realizable values. The cost of inventories includes purchase and transportation costs. In the case of finished goods and work in progress, the cost includes general factory overhead based on normal operating capacity.

• Other current and non-current assets

Other current and non-current assets are stated at net realizable amounts.

e. Permanent assets

• Investments

The investments in associated companies, where the Company has greater than a 20% ownership interest and exercises significant influence on management, are valued using the equity method. The goodwill resulting from the purchase of such investments is amortized over 5 years, while negative goodwill can only be amortized upon sale or impairment of the investment.

Other permanent investments are assessed at acquisition cost, after deducting the provision for devaluation, when applicable.

For the purposes of consolidating the Consolidated Condensed Quarterly Financial Information of subsidiaries Belgo-Mineira Uruguay S.A., Bemex International Ltd. and ACINDAR Industria Argentina de Aceros S.A., which are located outside Brazil, were adjusted in order to eliminate the effects of the differences between the accounting practices adopted in Brazil and the practices adopted in their countries of origin.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

• Property, plant and equipment

Property, plant and equipment are stated at acquisition and/or construction cost less accumulated depreciation. Depreciation is calculated using the straight-line method at the rates reported in Note 8 and takes into consideration the estimated useful lives of the assets. Depreciation expense of property, plant and equipment is recorded in the statement of operations as either a cost of products sold, selling or general and administrative expense.

Expenditures for repairs and maintenance of existing property, plant and equipment, which extend the useful lives of the related assets, are capitalized and depreciated over the remaining useful life.

Cost of forest development are capitalized as incurred, and are mainly related to forest implementation costs, such as soil preparation, preparation of seedlings, planting, pest control and clearing. The depletion of the forest reserves of the subsidiary CAF Santa Bárbara Ltda. is calculated based on the volume of timber cut in relation to the potential existing volume.

• Deferred charges

The Company defers charges related primarily to pre-operation expenses incurred in the construction or expansion of a new facility until the facility begins operations. Deferred charges are amortized using the straight-line method over 5 to 10 years.

f. Current and long-term liabilities

Current and long-term liabilities are shown at the known or calculable values, in addition to the corresponding interest charges and exchange rate variations, when applicable, on an accrual basis.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

g. Provisions for contingencies

Provisions for contingencies are recognized on the balance sheet when the Company has a legal obligation resulting from a past event, and it is probable and estimable that an outflow of economic benefits will be required to settle the obligation. Provisions recorded reflect the best estimate of the loss incurred.

h. Pension plan and post-employment benefits

The Company has a defined benefit retirement plan for its employees. The costs of sponsoring the pension plan and any deficits (surpluses) of the plan are recorded in accordance with the CVM Deliberation 371 of December 13, 2000. The Standard requires the recognition of net actuarial assets and obligations relative to benefits payable to current and retired employees. The contributions are determined based on actuarial appraisals, when applicable, and are recorded based on the accrual method. The Company also sponsors a defined contribution plan for employees hired as from January 2003.

i. Income and social contribution taxes

The current and deferred income tax and social security are calculated on the basis of the effective income tax and social security rates of 15% with an additional of 10% charged on the taxable profit exceeding R$ 240,000 for income tax and 9% on taxable profit for social security on the net profits, and consider offsetting tax losses and the negative social security base, limited to 30% of the taxable profits.

The tax effects of income tax loss carry-forwards, expected to be recovered through offset, are recorded as deferred tax assets on the balance sheet. These income tax loss carry-forwards do not expire; however, they may only be used to offset up to 30% of taxable income in subsequent years. Pursuant to CVM Instruction 371 of June 27, 2002 (local standard for accounting for income taxes), only tax losses that are estimated to be recovered up to a ten-year period based on a discounted cash flow model are recorded as assets. In the event realization of deferred tax assets is not considered probable, no such assets are recorded.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

The subsidiary company Belgo Bekaert Nordeste S.A. (BBN - formerly JOSSAN S.A.) at Feira de Santana, Bahia State, qualifies for tax benefits on Exploration Profits.

j. Cash flow statements

The Company has presented as supplementary information in Note 25, the cash flow statements prepared in accordance with NPC 20 - cash flow statement, issued by IBRACON - Brazilian Institute of Independent Auditors (“Instituto dos Auditores Independentes do Brasil”).

3 Consolidated condensed quarterly financial information

The accounting policies were applied consistently to all the consolidated companies, consistent with those used for the previous financial year.

The consolidated condensed balance sheet as of March 31, 2005 and December 31, 2004 and consolidated condensed statement of operations for the 3 month period ended March 31, 2005 and 2004 were prepared in accordance with Brazilian GAAP and include Companhia Siderúrgica Belgo-Mineira and its subsidiaries. The consolidated quarterly information also include part of the assets, liabilities, revenues and costs of an interest in Usina Hidrelétrica Guilman-Amorim S.A., which has been consolidated based on the proportion of the equity interest the Company holds to the total capital of the investee. All intercompany transactions and balances are eliminated upon consolidation. The interests of minority shareholders in the consolidated subsidiaries of the Company are separately disclosed.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

4 Financial investments

			March	December
Type	Rate	Liquidity	31, 2005	31, 2004

Exclusive fund federal government foreign exchange papers	Quota (USD)	Immediately	-	97,056
Funds DI	% CDI	Immediately	44,274	-
Fixed income papers- government in dollars (ACINDAR)	4.53%	1 to 12 months	16,264	16,110
Fixed income papers - government in pesos (ACINDAR)	8.89%	1 to 12 months	23,325	65,105
Fixed income papers - in pesos (ACINDAR)	2.84 - 7.5%	1 to 12 months	139,740	130,248
Fixed income papers - in dollars (ACINDAR)	3.13 - 6.16%	1 to 12 months	361,887	373,517
Other fixed income papers	diverse	Immediately	285,323	104,312

			870,813	786,348

5 Trade accounts receivable

	March	December
	31, 2005	31, 2004

Trade accounts receivable
Domestic market	570,963	490,012
Foreign market	355,779	354,848

- Related parties	35,785	58,722
- Third parties	319,994	296,126

Discounted receivables and foreign exchange notes	(35,743)	(54,330)
Provision for doubtful accounts	(23,165)	(21,836)

	867,834	768,694

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

6 Investments

a. Investments in direct associated and subsidiaries

	Corporate holdings

						Net profits			Interest on
		% stake				(losses)			capital/

	Nº					for the			dividends
	shares/quotas	Voting	Total	Equity	Net	financial	Investmen	Equity	received and
	owned	capital	capital	capital	equity	period	t balances	earnings	proposed
Steel sector

Belgo-Mineira Participação Indústria e Comércio S.A.
March 31, 2005	12,894,042	99.98	99.98	45,136	38,595	8,320	38,587	8,318	-
December 31, 2004	12,894,042	99.98	99.98	45,136	30,275	(15,769)	30,269	(15,765)	-
March 31, 2004	940,226	99.79	99.79	2,161	(3,326)	(6,386)	-	(6,386)	-

BELGO Siderurgia S.A. (ex-BMPS) (1)
March 31, 2005	2,692,709	98.80	99.11	3,066,242	3,333,203	108,601	4,093,684	679,318	-
December 31, 2004	1,471,193	99.93	99.96	1,536,623	1,112,879	725,517	1,955,260	725,115	-
March 31, 2004	1,471,186,173	99.93	99.96	1,467,995	535,338	147,976	1,535,967	147,785	-

Other companies

Belgo-Mineira Engenharia Ltda.
March 31, 2005	99	99.00	99.00	73	503	2	498	1	-
December 31, 2004	99	99.00	99.00	73	507	(2)	496	(2)	-
March 31, 2004	99	99.00	99.00	73	510	(2)	505	-	-

Usina Hidrelétrica Guilman-Amorim S.A.
March 31, 2005	510	51.00	51.00	37,450	17,993	7,881	9,176	4,019	-
December 31, 2004	510	51.00	51.00	37,450	10,112	42,654	5,157	21,754	-
March 31, 2004	510	51.00	51.00	37,450	(24,878)	7,664	-	3,908	-

Balances of companies transferred this quarter (See Explanatory Note nº 1)
March 31, 2005							-	35,652	-
December 31, 2004							710,328	184,077	-
March 31, 2004							601,680	32,923	-

Total - March 31, 2005							4,141,945	727,308	-

Total - December 31, 2004							2,701,510	915,179	-

Total - March 31, 2004							2,138,152	178,230	-

(1)
The investment balance includes a premium of R$ 790,165 (quarterly amortization: R$ 52,618). The equivalence includes a gain of R$ 582,105 related to absobtion of accumulated losses before debt to the partner’s account.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

b. Information on indirect associated and subsidiaries

	Corporate holdings						Interest on

		% stake				Net profits	capital/

	Nº					(losses) for	dividends
	shares/quotas	Voting	Total	Equity	Net	the financial	received and
	owned	capital	capital	capital	equity	period	proposed
Steel sector

Belgo Mineira Uruguay S.A.
March 31, 2005	12,500,000	99.11	99.11	166,818	237,895	3,183	-
December 31, 2004	300,000	99.96	99.96	160,542	236,147	22,565	-

ACINDAR Industria Argentina de Aceros S.A.
March 31, 2005	445,700,255	72.03	72.03	560,729	793,585	146,718	218,967
December 31, 2004	445,700,255	72.65	72.65	951,121	919,056	367,371	-

Belgopar Ltda.
March 31, 2005	500,000	100.00	100.00	500	1,834	38	-
December 31, 2004	499,999	100.00	100.00	500	1,795	(1,006)	-

Wire drawing companies

BMB - Belgo-Mineira Bekaert Artefatos de
Arame Ltda.
March 31, 2005	366,433	55.50	55.50	17,793	121,150	12,205	1,515
December 31, 2004	366,433	55.50	55.50	17,793	112,488	61,494	31,669

Belgo Bekaert Arames Ltda.
March 31, 2005	6,963	55.00	55.00	272,782	704,241	61,471	6,765
December 31, 2004	6,963	55.00	55.00	272,782	651,739	238,647	70,060

Belgo Bekaert Nordeste S.A.
March 31, 2005	1,499,200	55.00	54.47	30,289	82,528	17,987	-
December 31, 2004	1,499,200	55.00	54.47	30,289	65,414	53,062	-

Other companies

BMS - Belgo Mineira Sistemas S.A.
March 31, 2005	1,879,338	100.00	100.00	21,585	22,115	4,123	-
December 31, 2004	1,879,308	100.00	100.00	21,585	17,992	7,591	4,062

BMF-Belgo-Mineira Fomento Mercantil Ltda.
March 31, 2005	5,600	100.00	100.00	20,094	52,045	2,085	1,938
December 31, 2004	5,572	100.00	100.00	20,094	49,961	5,844	-

PBM-Picchioni Belgo-Mineira DTVM S.A.
March 31, 2005	10,377,232	49.00	74.50	415	3,467	5,152	-
December 31, 2004	10,377,232	49.00	74.50	415	3,312	5,870	-

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

	Corporate holdings						Interest on

		% stake				Net profits	capital/

	Nº					(losses) for	dividends
	shares/quotas	Voting	Total	Equity	Net	the financial	received and
	owned	capital	capital	capital	equity	period	proposed

Belgo-Mineira Comercial Exportadora S.A. - BEMEX
March 31, 2005	418,649	100.00	100.00	820	5,453	4,440	4,314
December 31, 2004	418,648	100.00	100.00	820	5,327	6,008	5,031

BEMEX International Ltd.
March 31, 2005	1,000	100.00	100.00	267	19,826	190	-
December 31, 2004	1,000	100.00	100.00	266	19,548	(3,106)	-

CAF Santa Bárbara Ltda.
March 31, 2005	19,686,287	100.00	100.00	160,282	184,101	(457)	-
December 31, 2004	19,686,286	100.00	100.00	138,788	163,230	(1,633)	-

c. Information on indirect associated companies

	Corporate holdings						Interest on

		% stake				Net profits	capital/

	Nº					(losses) for	dividends
	shares/quotas	Voting	Total	Equity	Net	the financial	received and
	owned	capital	capital	capital	equity	period	proposed
Steel sector

SOL Coqueria Tubarão S.A.
March 31, 2005	45,987,630	37.00	37.00	344,527	344,527	-	-
December 31, 2004	4,648,601	37.00	37.00	81,570	81,570	-	-

Wire drawing companies

Cimaf Cabos S.A.
March 31, 2005	12,043,178	27.50	27.50	24,086	52,187	1,644	-
December 31, 2004	12,043,178	27.50	27.50	24,086	50,933	9,474	-

Procables S.A.
March 31, 2005	4,654,011	27.08	26.26	8,804	10,589	68	-
December 31, 2004	4,654,011	27.08	26.26	8,731	10,499	835	-

Productos de Aceros S.A. - PRODINSA
March 31, 2005	27,029,327	27.50	27.50	23,100	33,710	(175)	-
December 31, 2004	27,029,327	27.50	27.50	24,164	33,402	1,181	-

Wire Rope Industries Limited
March 31, 2005	7,250	27.50	27.50	29,177	42,264	3,483	-
December 31, 2004	7,250	27.50	27.50	32,021	43,625	5,269	-

Others

CONSIDAR do Brasil Ltda.
March 31, 2005	1	20.00	20.00	3	99	(18)	-
December 31, 2004	1	20.00	20.00	3	118	75	-

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

d. Loss absorption before partner’s account

In January 2005, Belgo Mineira Participação Indústria e Comércio S.A. (“BMP”) invested an amount of R$ 17.9 million as additional paid capital in its subsidiary Belgo Siderugia S.A. This investment was undertaken through the transformation of the carrying amount of the credits acquired by BMP and held against Mendes Junior Siderurgia S.A.

In Belgo Siderurgia S.A., the corresponding liability had been booked at its nominal amount R$ 600 million, R$ 95 million representing principal and R$ 505 million as interest and inflation adjustments to the original loans.

The R$ 582.1 million difference, between BMP’s credits and Belgo Siderurgia S.A.’s liability, was written off against the accumulated losses of Belgo Siderurgia S.A, thus increasing its shareholder’s equity and, positively influencing, via equity pick-up, the Parent Company’s earnings in 2005. This positive effect has also impacted the condensed consolidated financial information and is reflected in the consolidated condensed statement of operations in the line item “equity interest in associated companies”.

e. Stake in ACINDAR

Subsidiary BMU holds 34,323,980 ONCs - “Obligaciones Negociables Convertibles” (see Note nº 11c) which gives BMU the right to convert the ONCs into 100,575,660 new common shares of ACINDAR beginning January 4, 2006 and February 4, 2013. In case such ONCs, and the ones from other owners of similar ONCs are converted into shares during the period above, Grupo BELGO’s stake in the total capital of ACINDAR would be 63.88% .

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

7 Related parties

The transactions and balances with related parties is comprised of ordinary purchases and sales of raw materials and products within the ongoing operations of the Company, effected under terms comparable with those of similar transactions with third parties. In addition, at March 31, 2005 and December 31, 2004 the Company had a loan from Arcelor Finance SCA with terms and conditions comparable with those of similar transactions with third parties. The balances and transactions with the parent company included in the quarterly condensed financial information as of and for the three months ended March 31, 2005 and as of and for the year ended December 31, 2004 have been summarized as follows:

	Current assets	Non-current assets	Current liabilities	Long-term liabilities	Revenues	Purchases	Other expenses

Steel sector

Belgo-Mineira Participação Indústria e Comércio S.A. (1)	18,993
Belgo Siderurgia S.A. (1)	192,932		1,845		2,307	13,190
Itauna Siderúrgica Ltda.					7
Acindar Industria Argentina de Aceros S.A.					10,023

Wire drawing companies

Belgo Bekaert Arames Ltda.			59		252,860	2,187	2,695
BMB - Belgo-Mineira Bekaert Artefatos de Arame Ltda.					37,965		1,515
Belgo Bekaert Nordeste S.A.					13,019

Other companies
CAF Santa Bárbara Ltda.			15			31
Usina Hidrelétrica Guilman-Amorim S.A.						7,818
BMS - Belgo-Mineira Sistemas S.A.			558			2,686	2,156

ARCELOR Group
TrefilARBED Kiswire Co Ltd					4,412
TrefilARBED Arkansas Inc					3,456
Asbm SARL			14,952
Arcelor Trading Antwerp					6,839
Companhia Siderúrgica Tubarão						196
Arbed S.A.			1,853
Aceralia Corporacion Siderurgica S.A.						22,479
Paul Wurth S.A.						301
Sidarfin NV			4,817

Total March 31, 2005	211,925	-	24,099	-	330,888	48,888	6,366

Total December 31, 2004	304,708	7,919	33,957	56,549	1,182,457	180,844	9,379

(1)	The subsidiaries and associated companies will liquidate their debts with the Parent Company within the Financial Year of 2005.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

BELGO Group does not operate with a centralized cash flow, although it makes use of opportunities to undertake transactions designed to maximize the financial resources of the Group.

8 Property, plant and equipment

March 31,			December 31,
2005			2004

Historical
and	Accumulated			Annual
revalued	depreciation	Residual	Residual	depreciation
costs	and depletion	value	value	rates %

Industrial and administrative buildings	742,833	(297,809)	445,024	440,351	From 2 to 10
Industrial equipment and facilities	3,328,589	(1,668,222)	1,660,367	1,675,955	From 3 to 25
Forests	165,739	(13,805)	151,934	142,092	*
Other	178,796	(60,830)	117,966	110,763	From 5 to 30

	4,415,957	(2,040,666)	2,375,291	2,369,161

Land	211,486	-	211,486	258,074
Construction in progress	319,699	-	319,699	291,450

	4,947,142	(2,040,666)	2,906,476	2,918,685

(*)	See Note 2[e] for methodology relating to the depletion rate of forest reserves.

(a) Guarantees

At March 31, 2005, R$ 274,011 (December 31, 2004 - R$ 329,680) of property, plant and equipment is used as guarantees for the Company’s financing and borrowings.

(b) Forest reserves

The eucalyptus forest reserves (99 thousand hectares) are managed by the wholly owned subsidiary CAF Santa Barbara Ltda. (CAF), which is responsible for the felling, charcoaling and replanting services (December 31, 2004 - 99 thousand hectares).

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

9 Deferred charges

	March	December
	31, 2005	31, 2004

Pre-operating expenses	37,254	40,338
Goodwill on purchase of subsidiaries	58,477	58,477
Other expenses	11,568	11,646

	107,299	110,461

Less:
Accumulated amortization	(52,633)	(49,293)

	54,666	61,168

10 Debt

	March	December
	31, 2005	31, 2004

Short-term debt
In Reais
For working capital	6,646	11,876
For property, plant and equipment	82,157	82,943
Foreign currency (*)
For advance for future exports	118,568	108,335
For working capital	50,765	48,458
For property, plant and equipment	116,567	34,053

	374,703	285,665

Long-term debt
In Reais
For property, plant and equipment	96,578	120,121
Foreign currency (*)
For advance for future exports	16,293	44,977
For property, plant and equipment	117,163	209,008

	230,034	374,106

Total	604,737	659,771

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

The Company’s long-term debt will mature as shown below:

2006	117,001
2007	57,664
2008	23,665
2009	21,796
2010 onwards	9,908

230,034

(a)	Financing is guaranteed by property, plant and equipment assessed at R$ 274,011 (December 31, 2004 - R$ 329,680).

(b)
Financing obtained in Brazilian currency is subject to weighted annual interest at 13.97% (December 31, 2004 - 14.51%) and financing obtained in foreign currency is subject to LIBOR weighted annual interest at + 2.23% (December 31, 2004, LIBOR + profits were 4.14%) plus foreign exchange variation.

(*)	Mainly US dollars.

11 Debentures

	March	December
	31, 2005	31, 2004

BELGO - convertible debentures	-	10
BMP - regular non convertible debentures	94,960	96,659
BMPS - regular non convertible debentures	163,652	162,451
Acindar (ONCs.)	129,390	128,554
Acindar (ONCs.)	75,745	76,060

	463,747	463,734

Short-term	111,100	80,675
Long-term	352,647	383,059

	463,747	463,734

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

(a)	Regular non convertible debentures: In 1998, the Company issued non convertible debentures for the total face value of R$ 98,000, including monthly principal payments and accrued interest calculated by the TJLP plus 3% per annum. Final maturity of the debentures occurs in 2010. Between 1999 and 2002, the Company issued additional non convertible debentures with a total face value of R$ 108,270, including monthly principal payments and accrued interest calculated at the variation in the IGP-M and IGP-M plus 6% per annum.Final maturity dates are on December 31, 2011 and 2027 (83% and 17% of the total issued, respectively).

(b)	ONCs - “Obligaciones Negociables Subordinadas Convertibles”: Argentine papers similar to Brazilian convertible debentures issued by Acindar. These debentures will be converted at the option of the holder, at any time as from January 1, 2006, until maturity into ordinary Class “B” shares at a conversion price of Ps 1 per share. The loan, net of conversions made through maturity, will be fully paid when due, on February 4, 2013. Convertible subordinated negotiable obligations bear interest at an annual rate of 6% payable half-yearly, 3% in cash and 3% through delivery of new convertible subordinated negotiable obligations with the same characteristics and subject to the same terms as those described before

12 Other liabilities

	March	December
	31, 2005	31, 2004

Income taxes payable	264,050	191,246
Other taxes	83,277	93,112
Liabilities from purchase of ONCs(a)	123,688	123,141
REFIS (Government tax recovery program)	7,166	33,932
Advances received	111,821	87,570
Other payables	152,573	122,382

	742,575	651,383

Current	589,480	490,070
Long-term	153,095	161,313

	742,575	651,383

(a) It refers to the obligation to be paid to Acevedo family, former Parent Company of ACINDAR.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

13 Provisions for contingencies

The management of the Company reviews the known contingencies and also based on the opinion of its legal advisors, evaluates the possibility of losses from such contingencies, adjusting the provision, when applicable.

	March	December
	31, 2005	31, 2004

Provision for civil and tax claims	566,344	537,031
Provision for labor claims	42,931	38,107
Other provisions	3,128	2,834

Total	612,403	577,972

Current liabilities	84,946	78,427
Long-term liabilities	527,457	499,545

	612,403	577,972

The balance for civil and tax claims provisions refers mainly to judicial and administrative claims of state and federal taxes.

In addition to the provisions recorded, the Company has various civil, tax and labor contingencies in progress. These contingencies, for which the external and internal legal advisors understand a loss outcome will be possible but unlikely, amounted, at March 31, 2005 and December 31, 2004, to approximately R$ 488,970 and R$ 460,801, respectively. No provision has been recorded for those contingencies.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

CADE/SDE proceedings

On September 1, 2000, the union for the civil construction industry of São Paulo (SINDUSCON/SP) and the union for companies that purchase, sell, rent and administer residential and commercial properties in São Paulo (SECOVI/SP) presented a formal complaint to the Secretary for Economic Rights (SDE) against three producers of long steel, including the Company, accusing them of creating a cartel on the domestic market for steel bars. Based on this complaint, the SDE initiated an administrative process in order to assess these accusations.

After its investigations, the SDE issued a report recommending that the Administrative Council for Economic Defense (CADE), of the Ministry of Justice, condemn the companies supposedly involved in forming a cartel. The process is currently being considered by CADE.

In the event of a definitive adverse sentence, the legislation provides for a fine of thirty percent of the Company’s gross revenue during the prior year, excluding taxes, which cannot be lower than any economic benefit that BELGO has experienced resulting from the alleged unlawful conduct.

In the opinion of BELGO and its external counsel the chances of unfavorable outcome are remote; therefore, the Company has not established any provision for this proceeding.

14 Deferred income tax and social contribution

Deferred income tax and social contribution are recorded to reflect the future tax effects arising from temporary differences between the tax base for assets and liabilities and the respective reported values.

Based on expected future taxable profits, the Company recognized tax assets resulting from tax losses from prior years. The book value of the deferred tax asset is revised annually by the Company.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

a. Deferred and recoverable income tax and social contribution assets and liabilities

	March	December
	31, 2005	31, 2004

Income tax
Temporary differences	38,288	40,439
Income tax paid In advance	9,624	8,349
Tax loss carryforwards, net	4,413	4,413
Tax deductible goodwill	79,815	79,815
Others	16,270	879

Social contributions:
Temporary differences	3,402	8,106
Tax loss carryforwards, net	1,229	1,229
Social contribution paid in advance	3,680	4,082
Tax deductible goodwill	28,733	28,733
Others	88	68

Current assets	185,542	176,113

Income tax:
Temporary differences	43,963	73,516
Income tax paid in advance	1,474	1,294
Tax loss carryforwards, net	173,057	173,210
Tax deductible goodwill	219,490	239,487
Others	291	344

Social contributions:
Temporary differences	8,547	14,417
Tax loss carryforwards, net	61,222	61,222
Social contribution paid in advance	526	461
Tax deductible goodwill	79,017	86,216

Non-current assets	587,587	650,167

Income tax/social contributions:
Accelerated depreciation	43.561	45.899
Unrealized profits on intercompany transactions	(29,864)	(22,323)
Deferred income	62,182	80,547

Long-term liabilities	75,879	104,123

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

Management considers that deferred income tax and social contribution on temporary differences (mainly constituted by provisions for contingencies) will be realized in proportion to the outcome of the proceedings.

The tax deductible goodwill is expected to be realized over the next four years. Based on projections of future taxable income, the estimated recovery of deferred tax assets relating to income tax loss carry-forwards, which are substantially Brazilian, is as follows:

2005	5,642
2006	63,421
2007	60,658
2008	48,783
2009	61,417
2010 to 2013	-

239,921

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

b. Income tax and social contribution on results

	March 31, 2005		March 31, 2004

	Income	Social	Income	Social
	tax	contribution	tax	contribution

Profits before income tax and social contribution	1,055,562	1,055,562	244,059	244,059

Temporary net additions (exclusions)
Provisions for :
Labor lawsuits	1,602	(338)	(724)	(724)
Special repairs	803	803	2,836	2,836
Credit loss	274	274	280	280
Allowance for doubtful accounts	(1,043)	952	(341)	(341)
Charges on liabilities not previously deductible
(see note 6 “d”)	(504,941)	(504,941)	69	69
Fiscal and civil contingencies	1,855	1,855	(4,418)	(4,418)
Devaluation of other assets	(2,095)	(2,339)	1,615	1,615
Profits and earnings sharing	9,368	9,088	9,700	9,700
Non-deductible taxes	(811)	-	(1,370)	(3,434)
Goodwill (negative goodwill)	11,715	2,673	(40)	(3)
Realization of revaluation reserve	90,767	90,767	-	-
Others	486	(1,016)	11,009	11,577

Sum of temporary additions (exclusions)	(392,020)	(402,222)	18,616	17,157

Permanent net additions (exclusions)
Equity earnings	(603,971)	(603,971)	(53,685)	(53,685)
Interest paid/declared on company capital	(2,205)	(2,205)	(4,893)	(4,893)
Excess depreciation	4.302	142	4.337	-
Statutory allocations	5	5	20	20
Bonuses	317	45	460	83
Contributions and donations	1,408	1,408	1,835	1,835
Non-deductible expenses	935	935	875	734
Portion of earnings not subject to income tax and
social contribution	462,562	462,772	(41,677)	(41,677)
Difference in rate for subsidiary companies abroad	59,615	(222,076)	-	-
Profit sharing abroad	4,054	3,183	-	-
Others	(25,903)	(25,903)	(4,705)	(4,499)

Sum of permanent additions (exclusions)	(98,881)	(385,665)	(97,433)	(102,082)

Total additions (exclusions)	(490,901)	(787,887)	(78,817)	(84,925)

Calculation basis	564,661	267,675	165,242	159,134

Effective rate	25%	9%	25%	9%

Income tax and social contribution calculated	(150,572)	(27,491)	(48,179)	(16,812)

24

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

c. Reconciliation of income tax and social contribution on results

	March 31,2005		March 31,2004

	Income	Social	Income	Social
	tax	contribution	tax	contribution

Income tax and social contribution as calculated	(150,572)	(27,491)	(48,179)	(16,812)

Book-entry tax credits:
Tax loss carryforwards	396	143	-	-
Temporary differences	(12,086)	(7,977)	8,846	2,922
Realization of accelerated depreciation	920	-	228	-

	(10,770)	(7,834)	9,074	2,922

Book-Entry Tax debts:
Temporary exclusions	(6,888)	(597)	(6,380)	(2,407)
Income tax on corporate profits abroad	(796)	(287)	-	-
Compensation for tax losses	-	143	398	156

	(7,684)	(741)	(5,982)	(2,251)

Other (expenditures) income
Tax incentives	139	-	2,808	23
Income tax on reversal of revaluation reserve	21,783	7,842	-	-
Social contribution on negative bases prior to 1992	(1,956)	(2,010)	-	-
Income tax on unrealized profits	13,272	-	-	-
Others	502	3,641	240	86

	33,740	9,473	3,048	109

Total income (expenditure) on income tax and
social contribution	(135,286)	(26,593)	(42,039)	(16,034)

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

15 Shareholders’ equity

Equity capital

On March 31, 2005 and December 31, 2004, the subscribed and fully paid-in equity capital consisted of:

Ordinary shares (lots of one thousand)	3,905,001
Preferred shares (lots of one thousand)	3,179,128

Total shares (lots of one thousand)	7,084,129

Shareholders	10,700

Each ordinary share has the right to one vote in General Shareholders Meeting. The Company has 68,300 thousand preferred shares in treasury, at the cost of R$ 3,149 recorded as a capital reserve in shareholders’ equity.

Arcelor, through its subsidiary Arcelor Spain Holding S.L., acquired on February 4, 2005, 315 million in common shares of the Companhia Siderúrgica Belgo-Mineira, owned by Organização Bradesco. The acquired shares represent approximately 8.07% of the voting capital and 4.45% of the total capital of Belgo-Mineira. With such acquisition, the direct and indirect stake of Arcelor is approximately 68.67% of the voting capital and 58.48% of the total capital of BELGO.

Reserves

(i) Capital reserve: transfers for investments:

The subsidiary Belgo Bekaert Nordeste (BBN) enjoys tax incentives in terms of income tax reductions, given its location in an area which qualifies for federal incentives. Until 2003, Belgo Siderurgia’s Vitória plant also enjoyed a similar incentive. The recognition of these benefits occurs only when the gain is definite and all conditions have been met and is recognized against other operating income.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

(ii) Revaluation reserves:

Revaluation reserves were recorded as a result of the revaluation of land based on fair value. Due to the transferring of property, plant and equipment and investments from the Parent Company to Belgo Siderurgia S.A. (see Note nº 1), the total balance of reserves was transferred to accumulated profits.

(iii) Revenue reserves

Legal reserve - the Company is required to maintain a legal reserve to which the Company must allocate 5% of net profits for each fiscal year until the aggregate amount of the reserve equals 20% of share capital.

Statutory reserve - this reserve is recorded based on 5% to 75% of net profits for the fiscal year and is allocated to fund future Company’s projects. The amount set aside in the statutory reserve cannot at any time exceed 80% of subscribed total capital.

Dividends

The Company By-Laws stipulate that at least 25% of the adjusted net profits for the financial year shall be set aside as required by Brazilian Corporate Law, in order to pay the mandatory dividend to the shareholders. The preferred shares have the right to a dividend 10% higher than the assigned to the common shares, as defined in Law nº 9.457/97.

16 Financial income

	March	March
	31, 2005	31, 2004

Interest earned	3,711	18,672
Income from marketable securities and short-term investments	2,755	6,633
Foreign exchange variation - debtors	(304)	3,693
Other financial income	12,176	12,605

	18,338	41,603

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

17 Financial expenses

	March	March
	31, 2005	31, 2004

Interest on financing	(9.410)	(14.034)
Interest on debentures	(8.803)	(8.820)
Interest others	(13.665)	(2.576)
Foreign exchange variation - Creditors	5.280	(7.389)
Other financial expenses	(22.434)	(13.776)

	(49.032)	(46.595)

18 Net other operating income/expenses

	March	March
	31, 2005	31, 2004

Sundry sales costs	(18.713)	(10.132)
Provision for tax risks and contingencies	-	(15.081)
Other operating income	15,486	954

	(3,227)	(24,259)

19 Non-operating results

	March	March
	31, 2005	31, 2004

Loss from the disposal of fixed assets	(59,199)	(2,989)
Provision for other contingent liabilities	(12,740)	(31,764)
Other non-operating income	2,550	29,410

	(69,389)	(5,343)

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

20 Insurance coverage

The Company’s policy is to take out insurance coverage for amounts that, based on analyses prepared by its insurance advisors, are considered sufficient to cover the risks involved.

The Company takes out insurance for operating risks, which guarantees indemnity against material damage and loss of gross income (interruption to production) as a result of accidents, with an indemnity period of up to twelve months interruption. The current policy is in force until June 1, 2005 and provides a coverage of R$ 6,096 million.

21 Financial instruments and risk analysis

The financial instruments of the Company and its subsidiaries are posted under the equity accounts for March 31, 2005 and December 31, 2004, at values compatible with those in effect on the market on these dates. The administration of these instruments is undertaken operating strategies that are designed to obtain liquidity, profitability and security. The control policy consists of permanently monitoring the contracted rates, compared with those in effect on the market, and consequently ascertaining whether the adjustments of their financial investments to the market are being handled correctly by the institutions administering its funds.

The Company and its subsidiaries do not invest in derivatives or any other high-risk assets, on speculative bases.

The estimated realization values of the financial assets and liabilities of the Company were determined through the information available on the market and appropriate assessment methodologies. However, considerable judgment was required to interpret the market data in order to produce the best estimate of the realization value. As a result, the following estimates do not necessarily indicate the amounts that might be realized on the current exchange market. The use of different market methodologies may also have material effects on the estimated realization values.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

a. Composition of balances

Pursuant to Instruction nº 235/95 issued by the Brazilian Securities Commission (CVM), the accounting balances are identical to the market values of the financial instruments included in the balance sheet as of March 31, 2005, except the ones below:

	Accounting	Market
Description	balance	value

Financial investments	870,813	871,505
Swap foreign-currency	5,064	4,689
Debt (including debentures) in foreign currency	419,356	418,946

b. Criteria, assumptions and constraints used to calculate the market values

• Cash on hand and financial investments

Market values for financial investments were estimated using their rates currently offered for deposits of similar remaining maturities.

The accounting value approximates the market value of the investment securities due to the short-term maturity of these instruments.

• Loans receivable/payable

Presented at the book value, as there are no similar instruments on the market and this involves transactions with unconsolidated subsidiaries and associated companies.

• Financial investments

The market values for interests in privately held companies were determined based on the carrying amount of their respective shareholders’ equity.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

• Debt

The market values of debt were calculated based on their present value and based on the future cash flows, using interest rates applicable to instruments of a similar nature, with similar terms and risks, or based on the market quotations of these securities.

The market values for the Brazilian Economic and Social Development Bank (BNDES) financing are identical to the accounting balances, since there are no similar instruments with comparable due dates.

The carrying amounts of the remaining financial instruments approximated their fair value.

c. Credit risk

The Group’s sales policy is linked to the credit rules fixed by management, which seek to minimize any problems arising from defaults by its customers. This objective is achieved by attributing credit limits to clients according to their ability to pay and by means of diversification of accounts receivable (spreading the risk).

d. Foreign exchange risk

Given that the Company and its subsidiaries have significant foreign exchange liabilities (US dollar), their results could be significantly affected by variations in the foreign exchange rate.

In order to reduce the effects of foreign exchange variations on the Company’s indebtedness, management has adopted the policy of holding a portion of its cash and financial investments tied to the US$, as presented in the following table:

	March	December
	31, 2005	31, 2004

Cash on hand and in banks and financial investments	427,928	551,788
Trade accounts receivable	349,646	300,518
Trade accounts payable	(328,505)	(250,394)
Debt	(495,076)	(444,831)
Other liabilities	(123,688)	(123,141)

Net exposure	(169,695)	33,940

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

e. Price risk

With exports accounting for 25.6% of the gross revenues of the Parent Company forecast for 2005, and 19.8% of the revenues of the subsidiaries, any volatility in the foreign exchange rate in fact represents a price risk that may have adverse effects on the expected earnings. This risk is offset to some extent by the significant volume of imports shipped in by the companies in the Group and planned for this same year, in the amount of R$ 663,690.

22 Post-employment benefits

The Company runs a defined benefit retirement plan for its employees.

In 1982, the Company signed up with the Bradesco Previdência e Seguros S.A. as defined benefit pension plan whose purpose is to supplement (i) the retirement income of its participants; and (ii) the pensions granted to the surviving spouses of the participants.

The costs of sponsoring the pension scheme and any deficit (superávits) of the plan are recorded in accordance with CVM Deliberation 371, of December 13, 2000. The Standard requires the recognition of net actuarial assets and obligations relative to benefits payable to current and retired employees. The contributions are determined based on actuarial appraisals, when applicable, and are recorded based on the accrual method defined contribution plan for employees hired from January 2003.

Effective January 1, 2005 the Company and its associated and subsidiary companies started to offer a definite contributions plan, enabled trough the means of a PGBL (“Plano Gerador de Benefícios Livre”/Free Benefits Generator Plan) hired with the insurance company.

In this new retirement plan, the companies from Belgo Group are committed to make monthly contributions on behalf of their employees to match the contributions made by them. In this new model there is no commitment from the companies of Grupo Belgo related to a certain level of benefit in the retirement or even a guarantee related to the return of investments obtained by the PGBL investment funds since the retirement benefit of employees covered by PGBL will depend on the level of contributions and on the effective return of the investments obtained by the fund.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

With the implementation of this new retirement plan, Grupo Belgo enabled the current participants of the retirement plan of defined benefits to migrate to the new plan, transferring the reserves already established by their contributions and company contributions to the plan of defined contributions.

23 Other information

Board of directors’ remuneration and employee bonuses

For the three-month period ended on March 31, 2005 and 2004, the Directors and Board of Directors Company received remuneration of R$ 2,793 and R$ 2,993 respectively. For the same periods, the Company paid/provided bonuses to employees in the amount of R$ 17,847 and R$ 10,390 respectively.

24 Subsequent events

a. Complementary dividend

In the general shareholders’ meeting on April 15, 2005, the payment of the complementary dividend was approved, up to May 10, 2005, aggregating R$ 46,511, representing amounts of R$ 6.35 per lot of 1000 common shares and R$ 6.98 per lot of 1000 preferred shares.

b. Capital increase

In the same general shareholders’ meeting on April 15, 2005, the Company increased its equity capital to R$ 3 billion, due to the partial utilization of the statutory reserve in the amount of R$ 1 billion, without issuing new shares.

c. Alteration in the Company’s management board

In meeting on April 15, 2005, the management council approved the replacement of Mr. Marcos Piana de Faria by Mr. Carlo Panunzi in the position of finance and relations with investors director.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

25 Supplementary information - Cash flow

	March	March
	31, 2005	31, 2004

Net income for the period (Income) expense not affecting cash flows:	818,992	163,466
Depreciation, amortization and depletion	93,385	44,148
Minority shareholder	74,686	22,500
Equity interest in associated companies	(603,971)	(53,685)
Goodwill amortization	87,382	80,954
Loss on sales of property, plant and equipment (net)	61,933	2,972
Income tax and social contribution	161,879	58,073
Other (mainly interest and foreign exchange variation)	60,500	30,275

(Increase) decrease in assets:
Trade accounts receivable	(87,189)	(62,328)
Inventories	(68,709)	(17,473)
Other assets	26,344	(66,512)

Increase (decrease) in liabilities:
Trade accounts payable	25,215	17,645
Other liabilities	(103,834)	(38,264)

Cash flow from operating activities	546,613	181,771

(Purchase) sale of investments	(84.593)	2.758
Purchase of property, plant and equipment and expenditures on deferred charges	(104,082)	(76,688)

Cash flow from investment activities	(188,675)	(73,930)

Decrease in loans and financing	(92,863)	(58,353)
Redemption of debentures	(10,768)	(8,795)
Payment of interest/dividends of own capital	(140,106)	(141,238)

Cash flow from financial activities	(243,737)	(208,386)

Increase (decrease) of cash on hand, banks and financial investments	114,201	(100,545)

Cash on hand, banks and financial investments at the beginning of the period	930,175	671,667

Cash on hand, banks and financial investments of the company consolidated in
the period	16.460	-

Total of cash on hand, banks and financial investments at the beginning of the
period	946,635	671,667

Cash on hand, banks and financial investments at the end of the period	1,060,836	571,122

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed quarterly financial information
(In thousands of Reais)

26 Differences between Brazilian GAAP and US GAAP

Continuing Brazilian and U.S. GAAP differences

Note 25 to the Company’s consolidated financial statements as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004 sets forth a summary, including a quantitative reconciliation, of the principal differences between Brazilian GAAP and accounting principles generally accepted in the United States (“U.S. GAAP”). The differences between Brazilian GAAP and U.S. GAAP continue to apply to the condensed consolidated interim financial information as of March 31, 2005 and for the three-month periods ended March 31, 2005 and 2004.

Additional Brazilian and U.S. GAAP difference

As described note 6 (d) of the condensed quarterly financial information, in January 2005, Belgo Mineira Participação Indústria e Comércio S.A. (“BMP”) invested an amount of R$ 17.9 million as additional paid capital in its subsidiary Belgo Siderugia S.A (formerly Siderurgica Mendes Junior – SMJ). In Belgo Siderurgia S.A., the corresponding liability had been booked at its nominal amount R$ 600 million, R$ 95 million representing principal and R$ 505 million as interest and inflation adjustments to the original loans. The R$ 582.1 million difference, between BMP’s credits and Belgo Siderurgia S.A.’s liability, was written off against the accumulated losses of Belgo Siderurgia S.A, thus increasing its shareholder’s equity and, positively influencing, via equity pick-up, the Parent Company’s earnings for Brazilian GAAP purposes in 2005. For US GAAP purposes, this difference was considered in the purchase accounting of SMJ during 2003 and affected the determination of the related negative goodwill. Therefore such gain would not affect the determination of net income under US GAAP for the three month period ended March 31, 2005 and accordingly the net income under US GAAP for such period would be lower by R$582.1 million.

May 08, 2005

SUMMARY OF OPERATING PERFORMANCE

1st Quarter 2005

Increase from 1st Quarter 2004 to 1st Quarter 2005 / %

STEELMAKING Production and sales (Brazil and Argentina)
Crude steel production	1,164.7 thousand of tons	+	53.9%
Rolled product output	1,089.5 thousand of tons	+	46.8%
Sales volume	1,056.2 thousand of tons	+	50.4%

CONSOLIDATED results
Net revenue	R$ 1,950.1 million	+	86.6%
Net profit	R$ 893.7 million	+	380.6%
(Prior to minority shareholders)

May 08, 2005

FIRST QUARTER 2005 – SIGNIFICANT EVENTS

CAPITALIZATION OF BELGO SIDERURGIA S.A.

In January 2005, Belgo Mineira Participação Indústria e Comércio S.A. (“BMP”) invested an amount of R$ 17.9 million as additional paid capital in its subsidiary BMPS. This investment was undertaken through the transformation of the historical credits acquired by BMP and held against Mendes Junior Siderurgia S.A.

In Belgo Siderurgia S.A., the corresponding liability had been booked at its nominal amount R$ 600 million, R$ 95 million representing principal and R$ 505 million as interest and inflation adjustments to the original loans.

The R$ 582.1 million difference, between BMP’s credits and Belgo Siderurgia S.A.’s liability, was written off against the accumulated losses of Belgo Siderurgia S.A, thus increasing its shareholder’s equity and, positively influencing, via equity pickup, the Parent Company’s earnings in 2005. This positive effect has also impacted the condensed consolidated financial information.

SIMPLIFICATION OF ORGANIZATIONAL STRUCTURE (DROP-DOWN)

According to a press release on November 24, 2004, the parent company announced the simplification of its organizational structure, transferring on March 31, 2005 to Belgo Siderurgia S.A., the assets and liabilities corresponding to the João Monlevade plant, Sabará factory and distribution centers, as well as all its investments except those in Guilman Amorim, Belgo Mineira Participação and Belgo Mineira Engenharia.

Beginning April 1, 2005, the Company acted as a holding company and the operational activities from the Group steel-making area were concentrated at Belgo Siderurgia S.A.

Analysis of operating and financial performance

1st. Quarter 2005

The Company hereby submits an analysis of its operating and financial performance in the first 2005 quarter, compared to the first and fourth quarters of 2004.

Steel output and sales data of the Belgo Companies in the first 2005 quarter include the totality of Acindar’s operations. Thus, no comparison can be made to the same period last year because Acindar was consolidated only in May 2004.

May 08, 2005

Output of the Belgo Companies

Crude steel, rolled and wire production is thus broken down in the first 2005 quarter and in all four 2004 quarters:

Chart 1

Unit: 103 t

		2004				2005	Δ%	Δ%

		1Q	2Q	3Q	4Q	1Q	1Q05/4Q04	1Q05/1Q04

1.	Steemaking - Brazil
	Crude steel	757,0	734,4	881,4	877,0	843,8	(3,8)	11,5
	Rolled	742,3	737,2	821,8	808,2	781,9	(3,3)	5,3

2.	Acindar
	Crude steel	-	214,8	337,7	352,9	320,9	(9,1)	-
	Rolled	-	199,1	298,5	314,4	307,6	(2,2)	-

3.	Total
	Crude steel	757,0	949,2	1.219,1	1.229,9	1.164,7	(5,3)	53,9
	Rolled	742,3	936,3	1.120,3	1.122,6	1.089,5	(2,9)	46,8

4.	Wires - Brazil	156,7	172,9	179,5	159,9	153,8	(3,8)	(1,9)

* Acindar was consolidated in May 2004, which is why the first 2004 quarter data are not included in the steelmaking total.

In the quarter under consideration, Brazilian steel output of Belgo Companies – Brasil increased from the same period in the previous year (11.5% in crude steel and 5.3 % in rolled products).

Consolidated production volumes (Acindar included) in the period reached 1,164,700 tons in crude steel and 1,089,500 tons in rolled products (53.9% and 46.8% above the figures in the same quarter of 2004)

As compared to the last quarter of 2004, this quarter showed a reduction of 5.3% and 2.9% in crude steel and rolled product output, respectively.

May 08, 2005

Sales of the Belgo Companies

Sales of rolled and wire products are broken down by markets, in the chart below.

Chart 2
Unit: thousand of tons

		2004				2005	Δ%	Δ%

		1Q	2Q	3Q	4Q	1Q	1Q05/4Q04	1Q05/1Q04

1.	Steemaking - Brazil
	Domestic market	521,3	606,0	671,9	453,9	473,6	4,3	(9,2)
	Exports	181,1	185,7	159,7	272,8	306,4	12,3	69,2
	Total	702,4	791,7	831,6	726,7	780,0	7,3	11,0

2.	Acindar
	Domestic market	-	168,2	229,7	223,7	224,3	0,3	-
	Exports	-	25,5	73,3	83,1	51,9	(37,5)	-
	Total	-	193,7	303,0	306,8	276,2	(10,0)	-

	Total	702,4	985,4	1.134,6	1.033,5	1.056,2	2,2	50,4

3.	Wires - Brazil
	Domestic market	137,8	146,5	161,5	142,2	136,9	(3,7)	(0,7)
	Exports	18,1	20,4	16,2	12,6	10,3	(18,3)	(43,1)
	Total	155,9	166,9	177,7	154,8	147,2	(4,9)	(5,6)

*     Belgo and Belgo Siderurgia. Sales to wire drawing companies included.
**   Acindar was consolidated in May 2004, which is why the first 2004 quarter data are not included inthe steelmaking total. In 2004 and 2005, the data include steel, drawn and pipe products.

Steel sales (millions of tons)

Steelmaking units in Brazil had rolled sales volumes 7.3% above the prior year fourth quarter sales and an 11% increase when compared to the first quarter of 2004.

Demand in the Brazilian market, after considering seasonal factors, has been stable in the industrial segment however has been retracting in civil construction. This made

May 08, 2005

Belgo redirect part of its sales volume to exports, where demand is strong. In fact, exports increased 69.2% and 12.3% compared to the first quarter and fourth quarter of 2004 respectively.

Domestic market sales in the quarter reduced 9.2% compared to the volume in the first quarter the previous year and increased 4.3% over the last 2004 quarter.

Wire Drawing Units - Brazil maintained the sales volume in the home market versus the same quarter the year before, but reduced by 3.7% the home market volume compared to the last 2004 quarter.

The continued high interest rates contributed to the decline in domestic demand for products in civil construction. However, this could change, as new monetary policies are adopted, real estate and housing investments resume, housing credit lines are expanded and funds for the infrastructure pilot plan start to flow.

Acindar kept its domestic market sales stable in the last 2004 quarter.

The International Institute for Steel and Iron “IISI” - estimates that world demand for steel products will increase 3.5% in 2005, representing a steel consumption increase equivalent to 36 million tons.

According to IISI, China should continue leveraging growth, with a 10.6% demand increase. This ought to offset consumption reduction in other markets in Europe and the United States.

Steel demand in Central and South America should increase by 36.2 million tons in 2005 and 38.9 million tons in 2006, that is, growth of 8.6% and 7.6%, respectively each year.

May 08, 2005

FINANCIAL HIGHLIGHTS

Consolidated earnings below include results of Belgo Companies in Brazil and Acindar. The first 2005 quarter cannot be compared to the same period the year before because Acindar was consolidated only in May 2004.

Consolidated Financial Highlights - Belgo Companies - 1st Quarter

Chart 3
R$ million

	Steel	Wire
	Brazil	Brazil	Acindar	Others	Elimination	Consolidated

Net revenue	1.255,3	499,8	506,0	36,6	(347,6)	1.950,1
Cost of products sold	(789,4)	(354,1)	(248,8)	(18,8)	326,7	(1.084,4)
Depreciation	(58,4)	(20,6)	(7,7)	(3,0)	0,0	(89,7)
Gross profit	407,5	125,1	249,5	14,8	(20,9)	776,0
Operating expenses	(89,4)	(29,3)	(22,3)	2,2	1,9	(136,9)

Financial revenue (expenses)	(27,5)	(2,7)	(11,0)	5,2	0,2	(35,8)
Foreign exchange variation	0,8	0,6	4,2	(0,7)	0,0	4,9
Income tax & Social charges	(69,4)	(27,5)	(72,0)	(6,2)	13,3	(161,8)
Equity equivalence	602,3	2,0	(0,4)	0,0	0,0	603,9
Amortization of goodwill	(86,4)	(0,1)	(0,9)	0,0	0,0	(87,4)
Others	(68,6)	0,0	(0,4)	(0,2)	0,0	(69,2)
Net profit prior to
minority shareholders	669,3	68,1	146,7	15,1	(5,5)	893,7
Minority interest	0,0	(33,3)	(40,1)	(1,3)	0,0	(74,7)
Net profit	669,3	34,8	106,6	13,8	(5,5)	819,0

May 08, 2005

Consolidated Financial Highlights - Belgo Companies

Chart 4
R$ million

			2004			2005	Δ%

	1Q	2Q	3Q	4Q	Total	1Q	1Q05/1Q04

Net revenues	1.045,2	1.618,9	2.111,2	1.915,6	6.690,9	1.950,1	86,6

Net profit	186,0	299,5	406,7	399,3	1.291,5	893,7*	380,5

* Contribution of R$ 582,0 million non-recurrent result (see note on “significant events” above)

Net Operating Revenue

Belgo had sales net revenue of R$ 1.950,1 million in the quarter, an increase of 86.6% over the same quarter in 2004 and of 1.8% when compared to the last quarter of 2004.

A stronger foreign exchange had a negative effect on Reais revenues from exports.

Net Revenue (R$ million)

May 08, 2005

Steelmaking Brazil - Selected Data

Chart 5
R$ million

Selected Data (Belgo, Belgo Siderurgia, Itaúna, BelgoPar and BMU)

	2005	2004	Δ%	2004	Δ%

	1º Q	4º Q		1º Q

Gross revenue	1.686,1	1.545,2	9,1	1.126,3	49,7

Net revenue	1.255,3	1.173,4	7,0	838,4	49,7
Domestic market	913,9	830,8	10,0	681,2	34,2
Exports	341,4	342,6	(0,4)	157,2	117,2

Financial revenue (expenses)	(27,5)	(20,1)	36,8	(1,8)
Monetary and foreign exchange variations	0,8	25,4	(96,9)	(2,8)
Equity interest	602,3	(64,3)		55,2
Non operating revenue (expenses)	(68,6)	(16,4)	318,3	(5,1)
Net profit	669,4	164,0	308,2	126,6	428,8

Nr. of employees	4.350	4.355	(0,1)	4.254	2,3

In the quarter under consideration net revenue in Steelmaking - Brazil came to R$ 1.255,3 million (a 49.7% increase).

Operating profit in this quarter reflects depreciation above the first 2004 quarter, due to a revision of the useful life in buildings and equipment of Belgo - Brazil companies which, was recorded in the second quarter 2004 retroactively to January 1, 2004.

Non operating expenses include R$ 56,1 million of revaluation reserve written-off due to sale of rural lands.

Net profit was impacted by a non-recurrent operation amounting to R$ 582,0 million (see note on relevant facts above).

May 08, 2005

Selected Data - Wire Drawing Brazil

Chart 6
R$ million

Selected Data (BBA, BBN, BMB)

	2005	2004	Δ%	2004	Δ%

	1º Q	4º Q		1º Q

Gross revenue	680,4	704,4	(3,4)	506,3	34,4

Net revenue	499,9	520,9	(4,0)	382,7	30,6
Domestic market	466,0	482,9	(3,5)	345,4	34,9
Exports	33,9	38,0	(10,8)	37,3	(9,1)

Financial revenue (expenses) net	(2,7)	(2,7)		(4,0)	(32,5)
Monetary and foreign exchange variations	0,6	(2,1)		(0,6)
Equity interest	2,0	0,8	150,0	(1,5)
Net profit	68,1	76,7	(11,2)	46,5	46,5

Nr. of employees	2.317	2.280	1,6	2.213	4,7

Net revenue in wire drawing increased 30.6% over the same quarter of the previous year and reached R$ 499,9 million, basically due to price rebounding and mix improvement focused on sales of higher-added-value products.

Net profit amounted to R$ 68,1 million, a 46.5% addition to the earnings secured by the operational increase in the segment.

May 08, 2005

Selected Acindar Data

Chart 7
R$ million

	2005	2004	Δ%

	1Q	4Q

Gross revenue	532,4	571,5	(6,8)

Net revenue	506,1	545,7	(7,3)
Domestic market	391,5	380,3	2,9
Exports	114,6	165,4	(30,7)

Financial revenue (expenses)	(11,0)	(14,4)	(23,6)
Monetary and foreign exchange variations	4,2	8,1	(48,1)
Equity equivalence	(0,4)	2,1
Net profit	146,7	146,8	(0,1)

Nr. of employees	2.992	2.971	0,7

An Ordinary Shareholders General Meeting held on March 18, 2005 deliberated on the distribution of dividends amounting to R$ 300,6 million over the 2004 earnings.

May 08, 2005

Capital Market

From January to March 2005, a total of 12.7 million ordinary shares (BELG3) and 160.5 million preferred shares (BELG4) were traded at BOVESPA.

Total trading in the quarter came to R$ 244,4 million, in 3,178 total transactions. Trade of Belgo preferred shares increased 60.4% as compared to the same period in the year 2004.

In the first 2005 quarter, ordinary shares devalued 5.4% and preferred shares 9.9%, while the IBOVESPA index appreciated by 1.6% .

Ordinary shares appreciated 92.1% and preferred shares 66.9% in the last 12 months, not considering payments made, namely:

1.	R$ 100 million of Interest on Equity, paid on 08/30/2004;

2.	R$ 90 million of Interest on Equity, paid on 12/20/2004;

3.	R$ 66 million of Interest on Equity, paid on 03/31/2005;

4.	R$ 47 million in Dividends approved at the Ordinary Shareholders General Meeting (04/15/2005), to be paid out on 05/10/2005.

In the same time period, the Bovespa index appreciated 20.2% .

Belgo’s recorded market value was R$ 9.200,7 million on 03/31/2005.

Market information
Chart 8
	1998	1999	2000	2001	2002	2003	2004	03/2005

Closing prices
R$ / per 1,000 shares
Book entry common shares	78.00	112.00	129.00	130.00	359.50	620.00	1,320.00	1,248.95
Book entry preferred shares	37.00	120.00	130.99	146.67	370.00	734.00	1,510.00	1,360.00

Market value
R$ million	272.2	780.2	878.0	926.8	2.580.1	4.754.6	9,955.0	9,200.7

Net equity
R$ / per 1,000 shares	241.81	213.20	279.77	296.60	323.34	384.11	493.68	608.00

Companhia Siderúrgica de Tubarão

Condensed Consolidated Interim Balance Sheets
At March 31, 2005 (Unaudited) and December 31, 2004
In thousands of Reais

	March 31,	December 31,
Assets	2005	2004

	(Unaudited)
Current assets
Cash and cash equivalents	653,885	388,000
Trade accounts receivable, net
Related parties	85,605	292,247
Other	348,292	321,498
Inventories	788,964	596,180
Deferred income tax	285,230	283,419
Other assets	129,886	109,075

	2,291,862	1,990,419

Non current assets
Deferred income tax	256,971	217,374
Accounts receivable from related party	10,204	12,236
Other assets	64,674	68,361

	331,849	297,971

Permanent assets
Investment in associated company	167,864	163,868
Property, plant and equipment, net	8,019,354	7,885,601
Deferred charges, net	7,429	7,868

	8,194,647	8,057,337

Total assets	10,818,358	10,345,727

Companhia Siderúrgica de Tubarão

Condensed Consolidated Interim Balance Sheets
At March 31, 2005 (Unaudited) and December 31, 2004
In thousands of Reais	(continued)

	March 31,	December 31,
Liabilities and shareholders' equity	2005	2004

	(Unaudited)
Current liabilities
Suppliers	245,959	125,028
Short-term debt	318,238	377,220
Deferred income tax	107,598	108,126
Taxes and contributions	115,098	83,300
Provisions and labor charges	69,731	92,869
Interest on shareholders' equity and dividends	427	441,598
Other	34,584	41,809

	891,635	1,269,950

Long-term liabilities
Long-term debt	1,133,094	1,030,786
Provision for contingencies	72,829	77,054
Deferred income tax	937,436	961,498
Other	572	572

	2,143,931	2,069,910

Minority interest	130,588	30,997

Shareholders' equity
Share capital	2,782,106	2,782,106
Capital reserves	469,135	370,135
Revaluation reserve	1,908,901	1,949,459
Revenue reserves	2,492,062	1,873,170

	7,652,204	6,974,870

Total liabilities and shareholders' equity	10,818,358	10,345,727

The accompanying notes are an integral part of the condensed consolidated interim financial information.

Companhia Siderúrgica de Tubarão

Condensed Consolidated Interim Statement of Operations
For the three-month periods ended March 31, 2005 and 2004 (Unaudited)
Expressed in thousands of Reais, except per share amounts and number of shares

	2005	2004

	(Unaudited)	(Unaudited)
Gross sales and services revenues
Export	902,670	683,101
Domestic	882,301	434,264

	1,784,971	1,117,365

Deductions - Sales and value-added tax, freight, discount and returns	(246,978)	(159,773)

Net sales and services revenues	1,537,993	957,592
Cost of sales and services	(766,485)	(600,665)

Gross profit	771,508	356,927
Operating income (expenses)
Selling	(25,204)	(24,125)
Administrative and general	(37,996)	(28,019)
Equity in results of investee	3,996	(4,263)
Financial income (expenses), net	(46,698)	(44,261)
Other, net	(206)	(3,844)

Operating profit	665,400	252,415
Non-operating income, net	1,482	159

Income before income taxes and employee profit sharing	666,882	252,574

Income taxes	(63,661)	(64,255)

Income before employee profit sharing	603,221	188,319

Employee profit sharing	(24,887)	(13,374)

Net income for the period	578,334	174,945

Net income per thousand shares
of paid-up capital at end of the period - R$	11.35	3.43

The accompanying notes are an integral part of the condensed consolidated interim financial information.

Companhia Siderúrgica de Tubarão

Condensed Interim Statements of Changes in Shareholders' Equity
For the three-month periods ended March 31, 2005 and 2004 (Unaudited)
Expressed in thousands of Reais, except per share amounts and number of shares

		Capital reserves				Revenue reserves

			Premium			For investments
	Share	Tax	on sale of	Revaluation		and working	Retained
	capital	incentive	shares	reserve	Legal	capital	earnings	Total

At December 31, 2004	2,782,106	330,135	40,000	1,949,459	152,071	1,721,099	-	6,974,870
Tax incentive – ADENE (unaudited)	-	99,000	-	-	-	-	-	99,000
Realization of reserve (unaudited)	-	-	-	(40,558)	-	-	40,558	-
Net income for the period (unaudited)	-	-	-	-	-	-	578,334	578,334

At March 31, 2005 (Unaudited)	2,782,106	429,135	40,000	1,908,901	152,071	1,721,099	618,892	7,652,204

The accompanying notes are an integral part of the condensed consolidated interim financial information.

Companhia Siderúrgica de Tubarão

Condensed Consolidated Interim Statements of Cash Flows
For the three-month periods ended March 31, 2005 and 2004 (Unaudited)
Expressed in thousands of Reais

	2005	2004

	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net cash provided by operating activities	938,559	315,430

Cash flows from investing activities
Permanent assets
Property, plant and equipment	(264,208)	(49,624)
Other	(50)	(7,025)

Net cash used in investing activities	(264,258)	(56,649)

Cash flows from financing activities
Short-term debt
Issuances	-	254,914
Amortization	-	(252,540)
Financing
Issuances	224,821	-
Amortization	(193,354)	(167,091)
Dividends and interest on shareholders' equity	(441,171)	(153,129)

Net cash used in financing activities	(409,704)	(317,846)

Effect of exchange rate changes on cash	1,288	2,107

Net cash generated (used) in the period	265,885	(56,958)

Cash and cash equivalents
At the end of the period	653,885	360,795
At the beginning of the period	388,000	417,753

Net increase (reduction) in cash and cash equivalent	265,885	(56,958)

The accompanying notes are an integral part of the condensed consolidated interim financial information.

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information
Expressed in thousands of Reais

1	The Company and its operations
Companhia Siderúrgica de Tubarão (the "Company"), located in the State of Espírito Santo, Brazil, was incorporated in 1974 and started production in 1983. It operates an integrated steel mill for the production and sale of iron and steel products, mainly slabs and semi-finished steel plates for export. The Company's infrastructure includes a road and railway system, as well as a port complex that includes the Praia Mole Marine Terminal.

2	Significant Accounting Policies

All majority-owned subsidiaries have been consolidated, and all significant inter-company accounts and transactions have been eliminated. Investment in associated company is recorded on the equity method of accounting.

The accounting policies used in the preparation of the condensed consolidated interim financial information are consistent with those utilized in the preparation of the audited consolidated financial statements at and for the year ended December 31, 2004.

3	Presentation of the Financial Statements
The unaudited condensed consolidated interim financial information have been prepared in accordance with the accounting practices adopted in Brazil ("Brazilian GAAP"), which are based on the Brazilian Corporate Law (Law No. 6,404/76, as amended), the rules and regulations issued by the Brazilian Securities Commission (Comissão de Valores Mobiliários, or "CVM") and certain accounting standards issued by the Brazilian Institute of Independent Accountants (Instituto dos Auditores Independentes do Brasil, or "IBRACON").

The Company’s condensed consolidated interim financial information as of March 31, 2005 and for the three-month periods ended March 31, 2005 and 2004 is unaudited. However, in our opinion, such condensed consolidated interim financial information includes all adjustments necessary for a fair presentation of the results for interim periods. The results of operations for the three-month period ended March 31, 2005 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2005

The consolidated interim financial information prepared by the Company for statutory purposes, which includes the stand alone financial statements of the parent company, were filed with the CVM in May 2005. The financial information presented herein does not include the parent company's stand alone financial statements. Additionally, the consolidated financial information as of and for the three-month period ended March 31, 2005 and as of December 31, 2004 have been adjusted from the statutory financial statements originally published in Brazil to recognize the portion of the tax credit associated with the Plano Verão – “Summer Plan” lawsuit which refers to the future tax deductible depreciation to B-6

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information
Expressed in thousands of Reais

be recognized as from May 2004 (Note 7(d)). This portion of the tax credit was not recognized in the Company’s financial statements originally published in Brazil as of and for the year ended December 31, 2004 and the financial information as of and for the three-month period ended March 31, 2005. Following is a summary of the difference between the Company’s consolidated financial information and those originally published in Brazil:

	As of and for the three-month period ended March 31, 2005			As of December 31, 2004

	Deferred			Deferred
	income	Shareholder	Net	income	Shareholders’
	tax assets	s’ equity	income	tax assets	equity

Financial information
published in Brazil	285,705	7,395,708	536,757	285,874	6,759,951
Recognition of tax credit	256,496	256,496	41,577	214,919	214,919

Adjusted financial
information presented herein	542,201	7,652,204	578,334	500,793	6,974,870

The condensed consolidated interim financial information is not intended to be used for statutory and regulatory purposes in Brazil.

The condensed consolidated interim financial information should be read in conjunction with the Company’s audited consolidated financial information at and for the year ended December 31, 2004.

The consolidated financial statements include the following subsidiaries:

		Ownership interest in
Company	Status	share capital

CST Comércio Exterior	Direct subsidiary	100%
CST Corporation B.V.	Direct subsidiary	100%
Skadden Consultadoria e Serviços Lda	Indirect subsidiary	100%
CST Overseas Ltd.	Indirect subsidiary	100%
Sol Coqueria Tubarão S.A.	Direct subsidiary	62%

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information
Expressed in thousands of Reais

4	Cash and cash equivalents

	March 31,	December 31,
	2005	2004

	(Unaudited)

Cash and banks (i)	265,551	146,931
Short-term investments abroad (ii)	388,334	241,069

	653,885	388,000

(i)	Includes bank accounts abroad of R$ 31,612 at March 31, 2005 (December 31, 2004 - R$ 51,064)linked to the securitization program.
(ii)	Represents investments in short-term securities and mutual funds with highly rated financial institutions, with maturities of less than 90 days.

5	Trade accounts receivable

	March 31,	December 31,
	2005	2004

	(Unaudited)

Export customers	161,529	385,370
Domestic customers	272,549	228,583
Allowance for doubtful accounts	(181)	(208)

	433,897	613,745

6	Inventories

	March 31,	December 31,
	2005	2004

	(Unaudited)
Finished products
Steel slabs	64,466	25,336
Hot coils	87,949	66,660
Raw materials	323,865	261,891
Sundry materials	112,945	113,634
Importations in progress	144,108	90,846
Other	55,631	37,813

	788,964	596,180

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information
Expressed in thousands of Reais

7	Deferred Income Tax (a) Analysis of tax balances

(a) Analysis of tax balances

	March 31,	December 31,
	2005	2004

Assets	(Unaudited)
Current assets
Net operating loss carryforwards and “Plano Verão” tax credit (d)	284,930	283,110
Temporary differences	300	309

	285,230	283,419

Non-current assets
“Plano Verão” tax credit (d)	235,121	197,009
Temporary differences	21,850	20,365

	256,971	217,374

Total deferred income tax asset	542,201	500,793

Liabilities
Current liabilities
Revaluation reserve	(91,461)	(91,461)
Accelerated depreciation	(14,550)	(14,550)
Other	(1,587)	(2,115)

	(107,598)	(108,126)

Long-term liabilities
Revaluation reserve	(887,560)	(908,454)
Accelerated depreciation	(49,876)	(53,044)

	(937,436)	(961,498)

Total deferred income tax liability	(1,045,034)	(1,069,624)

Deferred income tax, net	(502,833)	(568,831)

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information
Expressed in thousands of Reais

(b) Income tax reconciliation

The amount reported as income tax expense is reconciled to the statutory composite rate as follows:

		Three-month
	periods ended March 31,

	2005	2004

	(Unaudited)	(Unaudited)

Income before income taxes and profit sharing	666,882	252,574

Tax expense at statutory composite rate - 34%	(226,740)	(85,875)

Adjustments to derive effective rate:
Effects of "Plano Verão" (d)	118,241	-
Foreign earnings not subject to tax	24,135	19,702
Benefit from deductibility of profit sharing	8,462	4,547
Equity results	1,359	(1,449)
Other permanent differences	10,882	(1,180)

Tax expense per statement of operations	(63,661)	(64,255)

Current	(190,364)	(54,140)
Deferred	126,703	(10,115)

(c) Net operating loss carryforwards

(i) Potential restriction on use of tax losses

Generally, tax losses available for offset are limited in any one year to 30% of annual income before tax determined in accordance with Brazilian Tax Law.

(ii) Valuation allowance

Based on the Company's expectation that it is probable that the deferred tax assets will be recovered, no valuation allowances have been established.

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information
Expressed in thousands of Reais

(d) Plano Verão - "Summer Plan"

In December 1994, the Company prosecuted a claim against the Federal Government, in order to obtain the right to deduct the effect of the Consumer Price Index – IPC (“IPC”) rather than the inflation index defined by the federal government as part of Plano Verão (“Summer Plan”). For purposes of determining taxable income, the difference between the official rate and the IPC was 42.72% and 10.14% in the months of January and February 1989, respectively

In June 2002, the Company obtained a favorable decision in the Regional Federal Court (TRF), to recognize the tax benefit related to January 1989, equivalent to 42.72% . The Federal Government subsequently appealed the TRF decision to the Superior Court (STJ).

In May 2004, the Company obtained the final court ruling regarding tax benefits related to January 1989 and therefore recognized a tax credit of R$ 515,811 against income tax and social contribution expense, relating to the incremental depreciation that would have resulted from the inflation accounting adjustments that would have been made to the Company’s fixed assets.

On October 4, 2004, the STJ granted and announced publicly that the Company had the right to use the benefit relating to the February 1989 index of 10.14% . On March 31, 2005, after the final court ruling received, the Company recorded the tax credit of R$ 118,241 related to February 1989 index.

(e) Tax incentive - ADENE

The Company's operations are located within a geographic area which has been granted special tax treatment by the Agência de Desenvolvimento do Nordeste (Northeast Development Agency, or ADENE). During 2003, the Company applied for the ADENE program and was awarded the right to a reduction in the income taxes payable as follows: (i) profits relating to steel slab production and sales, limited to 5 million tons per year, are entitled to a 75% reduction in the statutory tax rate, as from January 1, 2002 through 2011, (ii) profits relating to coiled hot-rolled strip production and sales, limited to 2 million tons per year, are entitled to a 75% reduction in the statutory tax rate, as from January 1, 2004 through 2013, and (iii) profits relating to energy production and sales, limited to 300 MW per year, are entitled to a 75% reduction in the statutory tax rate, as from January 1, 2002 through 2011.

For the three-month period ended March 31, 2005, the income tax benefit relating to the ADENE program amounted to R$ 99,000 (March 31, 2004 - R$ 37,967) and, pursuant to Brazilian GAAP, the reduction of income tax payable is recorded against a credit to capital reserves without affecting net income. In accordance with ADENE's regulations, the amount relating to this tax benefit can only be used to increase capital or absorb accumulated losses.

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information
Expressed in thousands of Reais

8	Investment in associated company

	Three-month	Year ended
	period ended	December 31,
	March 31, 2005	2004

	(Unaudited)

Beginning of the period	163,868	138,631
Capital subscription	-	13,376
Equity results	3,996	11,861

End of the period	167,864	163,868

Relates to the investment in Vega do Sul S.A., in which the Company holds a 25% interest in the total and voting capital.

9	Property, plant and equipment

			March 31, 2005	December 31, 2004

	Revalued	Accumulated
	cost	depreciation	Net	Net

		(Unaudited)

Land	15,087	-	15,087	15,087
Buildings	1,187,586	(420,151)	767,435	778,257
Industrial installations	7,050,896	(2,407,990)	4,642,906	4,744,176
Equipment	1,779,139	(500,598)	1,278,541	1,303,081
Shipping terminal	51,358	(26,529)	24,829	25,337
Vehicles	6,749	(5,772)	977	1,089
Construction in progress	1,289,579	-	1,289,579	1,018,574

	11,380,394	(3,361,040)	8,019,354	7,885,601

(i) On February 13, 2004 the Board of Directors approved the appraisal report for the revaluation of the Company's property, plant and equipment at December 31, 2003, excluding the Shipping terminal and Construction in progress. Consequently the Company recognized the revaluation increment in the amount of R$ 2,132,293 (R$ 1,407,313, net of tax effects, directly in shareholders’ equity). This appraisal was ratified at the General Shareholder's Meeting of March 25, 2004.

The depreciation charge for the three-month period ended March 31, 2005 includes R$ 61,451 (2004 – R$ 57,836) of the increment arising on the revaluation of property, plant and equipment.

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information
Expressed in thousands of Reais

10	Related party transactions

Related party transactions arise from sales and purchases of products and services.

	Arcelor	Companhia Vale do	Japanese	California Steel	Vega do
	Group (i)	Rio Doce (ii)	group (iii)	Industries Inc.	Sul S.A.	Total

	(Shareholder)	(Shareholder)	(Shareholder)	(Shareholder)	(Associated)
Balances at March 31, 2005 (Unaudited)
Assets
Trade accounts receivable	9,673	-	-	-	75,932	85,605
Receivables from associated
companies	-	-	-	-	10,204	10,204
Liabilities
Suppliers	59	-	1,519	-	-	1,578

Balances at December 31, 2004
Assets
Trade accounts receivable	4,859	-	166,649	51,359	69,380	292,247
Advances to suppliers	20,001	-	-	-	-	20,001
Receivables from associated
companies	-	-	-	-	12,236	12,236
Liabilities
Suppliers	4,794	-	-	-	-	4,794

Transactions in the three-month period
ended March 31, 2005 (Unaudited)
Sales	55,412	-	234,294	51,181	220,947	561,834
Purchases (ore, coal, freight
and unloading)	(337)	-	(2,632)	-	-	(2,969)
Purchases of property, plant
and equipment	(16,541)	-	(17)	-	-	(16,558)

Transactions in the three-month period
ended March 31, 2004 (Unaudited)
Sales	20,640	403	216,041	75,128	120,120	432,332
Purchases (ore, coal, freight
and unloading)	(157)	(170,577)	-	-	-	(170,734)
Purchases of property, plant
and equipment	-	-	(11,159)	-	-	(11,159)

(i)	Comprises Sidmar N.V., Acesita S.A., Companhia Siderúrgica Belgo Mineira, Paul Wurth, Pum Service D'acier, Arcelor Packaging International, Arcelor International Singapore, Arcelor International America LLC, Arcelor International Antwerp, Arcelor Consultants and Aceralia Transformados S.A.
(ii)	On December 17, 2004, Companhia Vale do Rio Doce disposed of all its shares in the Company and is no longer a shareholder.
(iii)	Comprises JFE Shoji Trade and Sumitomo Corporation.

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information
Expressed in thousands of Reais

11	Financing (a) Outstanding debt

(a) Outstanding debt

			March 31, 2005			December 31, 2004

	Index and annual
	interest rate % (i)	Short-term	Long-term	Total	Short-term	Long-term	Total

			(Unaudited)
Working capital
Export prepayments	US$ + LIBOR +
	1.74 to 2.38	41,286	53,324	94,610	95,456	106,176	201,632
Investments
Export receivables
securitization	US$ + LIBOR +
	1.0 to 2.0	78,701	150,134	228,835	81,089	175,685	256,774

	Libor + 1.75 and
	7.88 to 8.69	11,863	127,464	139,327	12,878	87,320	100,198
Financing of property, plant
and equipment
BNDES	TJLP + 2 to 4.25
	and basket of foreign
	currencies + 4.2	123,691	367,667	491,358	125,053	392,235	517,288
KfW	US$ + LIBOR +
	0.4 to 0.65	52,886	410,509	463,395	52,833	240,702	293,535
Other	Libor + 0.65	9,811	23,996	33,807	9,911	28,668	38,579

Total		318,238	1,133,094	1,451,332	377,220	1,030,786	1,408,006

(i) TJLP - The long-term interest rate, set quarterly, was 9.7% p.a. as from October 1, 2004.

LIBOR - The London Interbank Offered Rate was 3.4% p.a. at March 31, 2005 (3.1% p.a. at December 31, 2004).

US$ - U.S. dollar at March 31, 2005 = R$ 2.6662 (December 31, 2004 = R$ 2.6544).

Basket of foreign currencies - BNDES restatement index which contemplates the exchange rate variations, interest and income tax incurred by BNDES on its foreign loans.

(b) Maturities

At March 31,
2005

(Unaudited)

2005	256,855
2006	305,657
2007	213,765
2008	188,270
2009	163,337
2010	99,436
2011 to 2017	224,012

Total	1,451,332

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information
Expressed in thousands of Reais

(c) Collateral

	March 31,	December 31,
	2005	2004

	(Unaudited)

Securitization of export receivables	368,162	356,972
Mortgage of the Continuous casting mill I, Coke plant and
Coal yard	678,569	517,288
Promissory notes	128,417	240,207

Total with collateral	1,175,148	1,114,467
Without collateral	276,184	293,539

	1,451,332	1,408,006

12	Shareholders' equity

(a) Share capital and share rights

Total authorized share capital of the Company, up to which shares may be issued without changing the by-laws, is 62,620,222,060 preferred shares and 39,332,658,000 common shares.

Each holder of common shares is entitled to one vote for each share held on all matters that come before a shareholders' meeting. Preferred shares are not redeemable, nor convertible into common shares, and have no voting rights, but are assured priority in the return of capital in the event of liquidation. Preferred shares are entitled to a dividend per share 10% greater than the dividend paid to common shares. As distributable earnings may be capitalized or otherwise appropriated, there can be no assurance that preferred shareholders will receive this 10% premium, unless earnings are fully distributed.

The minimum mandatory dividend is 25% of net income of each year.

(b) Unappropriated retained earnings

Brazilian law permits the payment of dividends and interest on shareholders' equity only in reais and from retained earnings as stated in the accounting records prepared in accordance with Brazilian GAAP. At March 31, 2005, such retained earnings available for distribution aggregated R$ 2,094,241 (December 31, 2004 - R$ 1,516,926) represented by the reserve for investments and working capital.

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information
Expressed in thousands of Reais

(c) Dividends and interest on shareholders' equity

Management is required by Brazilian Corporate Law to propose dividends at year-end to meet the minimum mandatory dividend requirements for the year.

Brazilian companies are permitted to pay limited amounts to shareholders and treat such payments as an expense for Brazilian federal income tax and social contribution purposes. This interest on shareholders’ equity is treated for accounting purposes as a deduction from shareholders' equity in a manner similar to a dividend. A tax of 15% is withheld and paid (or compensated with withholding tax credits) by the Company upon credit of the interest. Interest on shareholders' equity is treated as a dividend for purposes of the minimum mandatory dividend requirement.

At December 31, 2004, the Company recorded a provision of R$ 178,110 for interest on shareholders' equity (R$ 3.291786 per thousand of common shares and R$ 3.620965 per thousand of preferred shares), as approved by the Board of Directors in a meeting held on December 17, 2004 and subject to approval by the Annual General Meeting of shareholders. Such amounts were paid as from February 28, 2005. Additionally, at December 31, 2004, dividends were provisioned amounting to R$ 287,786 (R$ 5.318787 per thousand common shares and R$ 5.850666 per thousand preferred shares) and were paid as from March 18, 2005.

13	Employee benefits

(a) Supplementary pension plan

In 1988, the Company established a nonprofit private pension fund for employees, Fundação de Seguridade Social dos Empregados da Companhia Siderúrgica de Tubarão - FUNSSEST, which is administratively and financially independent. Its objectives, in compliance with the pertinent legislation, are to supplement government pension benefits as well as to render social assistance to employees and their dependents.

FUNSSEST has four pension plans, of which Plans I, II and III are defined-benefit plans which will be extinguished over time. Plan IV, which is a defined-contribution plan with certain defined-benefits, covers the employees hired as from 1998. Sponsor contributions in the three-month period ended March 31, 2005, including the reimbursement of administrative and operating expenses, amounted to R$ 4,010 (March 31, 2004 - R$ 3,387).

In accordance with IBRACON Statement NPC - 26 and CVM Deliberation No. 371, the Company recognizes directly in income, against net actuarial liability, the actuarial gain for the year. The adjustment arising from net actuarial gains in 2004 was R$ 711 and at December 31, 2004 and March 31, 2005 there was no liability recorded for Accrued pension cost liability.

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information
Expressed in thousands of Reais

(b) Employee profit sharing plan

The employee profit sharing plan is linked to (i) the results of operations measured through the EBITDA (Earnings before interest, taxes, depreciation and amortization) and ROCE (Return on capital employed) metrics and (ii) achievement of personal, managerial, corporate and departmental goals.

In the three-month period ended March 31, 2005, the Company recorded R$ 24,887 (March 31, 2004 - R$ 13,374) of employee profit sharing expenses.

14	Contingencies and commitments (a) Contingencies

(a) Contingencies

Based on an analysis of each case and supported by the opinion of outside legal counsel, the Company sets up provisions for probable losses for its legal proceedings involving tax, labor and civil lawsuits as follows:

	March 31,	December 31,
	2005	2004

	(Unaudited)

Tax	61,784	66,289
Labor	6,658	6,507
Civil	4,387	4,258

Total	72,829	77,054

At March 31, 2005, the Company has made restricted court deposits of R$ 38,854 (December 31, 2004 - R$ 38,615) for these proceedings.

(b) Possible losses

(i) Taxes on revenues – foreign exchange gains

The Company filed a complaint in 2004, regarding taxes on revenues (PIS and COFINS) on foreign exchange gains on fluctuations of exchange rates. The Company, based on an analysis by its outside legal counsel of the applicable laws and court precedents, considers that income from foreign exchange gains on fluctuations of exchange rates should not be subject to PIS and COFINS taxes. If the Company’s position on this matter does not prevail, taxes would be due at March 31, 2005 of R$ 96,078 (December 31, 2004 - R$ 104,585). The Company’s management, based on the advice of outside legal counsel, believes that the probability of loss with regards to this claim is possible and, consequently, no provision was recorded at March 31, 2005.

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information
Expressed in thousands of Reais

(ii) ADENE

The Company applied for the ADENE program and was awarded the right to a reduction in the income taxes payable since 2003 (Note 8(e)). On September 14, 2004, ADENE's General Director issued enactment 726/04, which canceled the tax benefits previously granted to the Company. On September 23, 2004, the Company presented administrative measures in order to overturn such enactment. On January 4, 2005, the Company was notified by mail, in respect of enactment 154, published in the Official Gazette on December 29, 2004, which rejected the Company’s appeal, and thereby reiterated the annulment of ADENE’s constitutive acts 0103/2003, 0104/2003 and 0105/2003 which had granted the Company the benefits under the ADENE program. Management, based on the advice of external legal counsel, believes that this tax benefit was not cancelled, since the cancellation of this benefit can only be made by the Federal Revenue Agency (Delegacia da Receita Federal - DRF).

For the years ended December 31, 2004 and 2003, the income tax benefit relating to the ADENE program amounted to R$ 232,567 and R$ 97,564, respectively, and R$ 99,000 in the three-month period ended March 31, 2005. Based on the opinion of external legal counsel and the applicable tax laws and legal precedent, the Company’s management believes that it is entitled to such tax benefits and that such benefits can only be removed on a prospective basis by the Federal income tax authorities. The likelihood of loss relating to this claim has been determined to be possible and consequently, the Company has not recorded a provision with respect to this matter.

(iii) Other possible losses

The Company is contesting other legal proceedings in progress, involving contingent risks, which are considered as possible losses. The aggregate amount was R$ 144,372 at March 31, 2005 (R$ 140,697 at December 31, 2004).

(c) Environmental issues

The Company is subject to federal, state and local laws and regulations relating to the environment. These laws generally provide for control of air and effluent emissions and require responsible parties to undertake remediation of hazardous waste disposal sites. Civil penalties may be imposed for noncompliance. The Company provides for remediation costs and penalties when a loss is probable and the amount is reasonably determinable. The Company operates an environmental protection department, including an environmental quality assurance division.

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information
Expressed in thousands of Reais

(d) Commitments

(i) Expansion project

Formal purchase commitments, relating primarily to new investments to increase the steel production capacity to 7.5 million ton/year, total approximately R$ 1,402,000 (US$ 526,000 thousand).

(ii) Sales agreement – Vega do Sul S.A.

On June 16, 2000, the Company entered into a ten-year sales agreement (renewable for three periods of ten years) with its associated company, Vega do Sul S.A., to provide hot coils from the Company's Hot Strip Mill production (Note 1). Pursuant to this agreement, Vega do Sul S.A. expects to purchase at least 90% of its hot coil requirements. Such purchases are limited to 920 thousand tons per year. The transaction terms and conditions are based on Brazilian market prices.

(iii) Guarantee of loan contract

The Company is a joint guarantor together with the Arcelor Group in relation to a loan contract with BNDES signed by Vega do Sul S.A. on December 31, 2002. The Company provided guarantees limited to 25% of this loan. The outstanding balance of this loan at March 31, 2005 was R$ 277,994 (US$ 104,266 thousand).

15	Financial income (expenses), net

		Three-month
	periods ended March 31,

	2005	2004

	(Unaudited)	(Unaudited)

Financial income	5,785	1,642
Financial expenses	(44,215)	(31,617)
Monetary and exchange variations on assets	8,053	10,776
Monetary and exchange variations on liabilities	(16,321)	(25,062)

	(46,698)	(44,261)

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information
Expressed in thousands of Reais

16	Differences between Brazilian GAAP and U.S. GAAP

Note 19 to the Company’s consolidated financial statements at December 31, 2004 and 2003 and for the years then ended sets forth a summary, including a quantitative reconciliation, of the principal differences between Brazilian GAAP and accounting principles generally accepted in the United States (“U.S. GAAP”). The same differences between Brazilian GAAP and U.S. GAAP apply to the condensed consolidated interim financial information at March 31, 2005 and for the three-month periods ended March 31, 2005 and 2004.

17	Subsequent Event

On July 28, 2005, in connection with its recent acquisition of the control of CST, Arcelor announced a restructuring of its steel production investments in Brazil, involving: (i) the merger into Belgo Siderurgia S.A. of the holding companies of CST and VEGA; (ii) the conversion of the preferred shares of Belgo into common shares; (iii) the exchange of CST’s shares for shares of Belgo; and (iv) the modification of Belgo’s legal name to Arcelor Brasil S.A. (“Arcelor do Brasil”).

In connection with this restructuring, Arcelor announced its intention to change CST’s accounting policy for property, plant and equipment to use the historical cost basis. This change will be adopted so that CST’s accounting is consistent with the accounting policy currently adopted by other entities of the Arcelor group in Brazil. Consequently, the revaluation reserve recorded by Company in property, plant and equipment with a corresponding credit to a reserve in shareholders’ equity which amounted to R$1,908,901, net of accumulated depreciation and deferred tax effects, at March 31, 2005 will be reversed in the future.

* * *

Companhia Siderúrgica de Tubarão
Summary of Operating Performance – 1st Quarter 2005

     The following discussion of CST’s results of operations is based on the consolidated financial statements prepared in accordance with Brazilian GAAP.

     The table below presents components of the statement of operations and their proportions to net revenue from sales and services for the periods indicated:

	Three Months Ended March 31,

	2005	%	2004	%
	(in millions reais)
Gross sales and services revenues	1,785	116	1,117	117
Deductions	(247)	(16)	(159)	(17)
Net sales and services revenues	1,538	100	958	100
Cost of sales and services	(766)	(50)	(601)	(63)
Gross profit	772	50	357	37
Operating expenses, net (i)	(106)	(7)	(105)	(11)
Operating income	666	43	252	26
Non-operating income, net	1	-	-	-
Income taxes	(64)	(4)	(64)	(7)
Profit sharing	(25)	(2)	(13)	(1)
Net income	578	37	175	18
(i) Includes financial income and financial expenses

	Three Months Ended March 31,

	2005	2004
	(in millions reais)
Operating expenses, net:
Selling expenses	(25)	(24)
Administrative and general expenses	(38)	(28)
Financial income (expenses), net	(47)	(45)
Equity results	4	(4)
Other, net	-	(4)

Total operating expenses	(106)	(105)

Three Months Ended March 31, 2005 compared to March 31, 2004

Net Sales and Services Revenues

Gross Sales and Services Revenues

     Gross sales and services revenues increased by 59.8% from R$1,117 million in the three months ended March 31, 2004 to R$1,785 million in the three months ended March 31, 2005, primarily as a result of the increased demand for steel products in both the international and domestic markets, increase of sales price and an improved sales mix resulting from CST’s increased sales of hot rolled coils.

     Gross revenues from export sales increased by 32.2% from R$683 million in the three months ended March 31, 2004 to R$903 million in the three months ended March 31, 2005, primarily as a result of higher prices throughout the three months ended March 31, 2005. The volume of steel slabs sold by CST declined by 12.4% in the three months ended March 31, 2005 as a result of the use of a portion of

Companhia Siderúrgica de Tubarão
Summary of Operating Performance – 1st Quarter 2005

CST’s steel slabs to produce hot rolled coils. The decrease in volume sold was offset by a 78.3% increase in the average price for CST’s steel exports, which increased from US$262.3 per ton in the three months ended March 31, 2004 to US$467.8 per ton in the three months ended March 31, 2005.

     Gross revenues from the domestic market increased by 103.2% from R$434 million in the three months ended March 31, 2004 to R$882 million in the three months ended March 31, 2005 primarily due to the increase of the average price of the hot rolled coil and increased penetration by CST in the hot rolled coil market. The volume of hot rolled coil sold in the three months ended March 31, 2005 rose by 9.0% over the three months ended March 31, 2004 and the average price increased 85.0%, from US$328.2 per ton in the three months ended March 31, 2004 to US$607 per ton in the three months ended March 31, 2005.

Deductions

     Deductions from gross revenues comprise taxes and contributions on sales and services, as well as freight, discounts and returns, increased by 55.3% and totaled R$159 million in the three months ended March 31, 2004 and R$247 million in the three months ended March 31, 2005. Deductions as a percentage of net sales and services revenues was 16.1% and 16.7% in the three months ended March 31, 2005 and 2004, respectively.

Net Sales and Services Revenues

     Net sales and services revenues represent gross revenue less the deductions. Net revenues increased by 60.5% from R$958 million in the three months ended March 31, 2004 to R$1,538 million in the three months ended March 31, 2005, primarily as a result of the reasons discussed above.

Cost of Sales and Services

     Cost of sales and services increased by 27.5% from R$601 million in the three months ended March 31, 2004 to R$766 million in the three months ended March 31, 2005. For steel slabs, cost of sales increased 33.5% from R$492.9 per ton in the three months ended March 31, 2004 to R$657.9 per ton in the three months ended March 31, 2005. For hot rolled coil, cost of sales and services rendered increased by 31.4% from R$590 per ton in the three months ended March 31, 2004 to R$775 per ton in the three months ended March 31, 2005. The principal reason for this variation was the increase of raw material costs such as iron ore and coal due to increased worldwide demand for these materials. Other factor affecting costs was increases in sales of hot rolled coils with a higher added value price. As a percentage of net revenue, cost of sales was 49.8% in the three months ended March 31, 2005 as compared to 62.7% in the three months ended March 31, 2004. The gross margin for the three months ended March 31, 2005 was 50.2% as compared to 37.3% for the three months ended March 31, 2004, which reflects the change in the sales mix, improved price environment, and continued cost control and higher productivity.

Companhia Siderúrgica de Tubarão
Summary of Operating Performance – 1st Quarter 2005

Operating Expenses, net

     Operating expenses, net increased by 1.0% from R$105 million in the three months ended March 31, 2004 to R$106 million in the three months ended March 31, 2005. Operating expenses, net consists of the sum of: selling expenses, administrative and general expenses, financial income (expenses), net, equity results and other operating income (expenses) net.

Selling Expenses

     Selling expenses increased by 4.2% from R$24 million in the three months ended March 31,2004 to R$25 million in the three months ended March 31, 2005, primarily as a result of the increase in the volume of products sold in the three months ended March 31, 2005 as compared to the three months ended March 31, 2004.

Administrative and General Expenses

     Administrative and general expenses increased by 35.7% from R$28 million in the three months ended March 31, 2004 to R$38 million in the three months ended March 31, 2005, primarily as a result of an increase of 42% in wages and related charges.

Financial Income (Expenses), net

     Financial income (expenses), net was an expense of R$47 million in the three months ended March 31, 2005 compared to an expense of R$45 million in the three months ended March 31, 2004. The fluctuation of the real against the U.S. dollar was not significant in the three months ended March 31, 2005 and 2004.

Equity Results

     Equity in results of Vega do Sul amounted to a gain of R$4 million in the three months ended March 31, 2005 in comparison to a loss of R$4 million in the three months ended March 31, 2004. The loss position in the three months ended March 31, 2004 was primarily due to the fact that Vega do Sul started its operations in July 2003 and until the end of 2004 it was in its rating-up period and it reached its full capacity in the first quarter of 2005.

Companhia Siderúrgica de Tubarão
Summary of Operating Performance – 1st Quarter 2005

Other, net

     Other, net decreased from an expense of R$4 million in the three months ended March 31, 2004 to an expense of R$0.2 million in the three months ended March 31, 2005.

Income Taxes

     Income tax expense totaled R$64 million in the three months ended March 31, 2005 and 2004. The result of a favorable ruling from the “Summer Plan,” or “Plano Verão” enabled CST to recognize the amount of R$118 million as tax credit in the three months ended March 31, 2005, partially offsetting CST’s higher taxable income in the three months ended March 31, 2005 as compared to the three months ended March 31, 2004.

Net Income

     Net income increased by 230.3 % from R$175 million in the three months ended March 31, 2004 to R$578 million in the three months ended March 31, 2005 as a result of the effects described above.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed balance sheets

June 30, 2005 and March 31, 2005

(In thousands of Reais)

	June 30,	March 31,		June 30,	March 31,
Assets	2005	2005	Liabilities and shareholders' equity	2005	2005

Current assets			Current liabilities
Cash and cash in banks	107,231	190,023	Trade accounts payable	360,377	482,925
Financial investments	635,970	870,813	Salaries and social security charges payable	125,866	140,481
Trade accounts receivable, net	865,207	867,834	Current portion of long-term debt	274,326	374,703
Inventories	1,366,724	1,453,001	Short-term debentures	47,562	111,100
Recoverable taxes and deferred tax assets	185,858	185,542	Dividends and interest on shareholders' equity payable	4,310	43,423
Other receivables	230,494	258,895	Provision for contingencies	93,187	84,946
			Other liabilities	375,255	589,480

	3,391,484	3,826,108		1,280,883	1,827,058

Non-current assets			Long-term liabilities
Deferred tax assets	572,956	587,587	Long-term debt	164,836	230,034
Restricted deposits for legal proceedings	338,323	336,408	Debentures	227,021	352,647
Other equity securities	86,227	86,227	Provision for contingencies	531,012	527,457
Recoverable taxes	117,299	91,764	Deferred tax liabilities	87,352	75,879
Other receivables	123,352	80,614	Other long-term liabilities	137,506	153,095

	1,238,157	1,182,600		1,147,727	1,339,112

Permanent assets			Minority interest	593,131	589,979

Investments
In associated companies	366,491	380,198	Shareholders' equity
Other investments	10,063	10,044	Share capital	3,000,000	2,000,000
Property, plant and equipment	2,870,888	2,906,476	Capital reserves	193,221	193,221
Deferred charges, net	54,341	54,666	Revenue reserve and retained earnings	1,716,462	2,410,722

	3,301,783	3,351,384		4,909,683	4,603,943

Total assets	7,931,424	8,360,092	Total liabilities and shareholders' equity	7,931,424	8,360,092

See accompanying notes to consolidated condensed interim financial information.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed statements of operations

For the six month periods ended
(In thousands of Reais)

	June 30, 2005	June 30, 2004
Gross revenue
Domestic market	3,905,719	2,878,451
Foreign market	1,161,027	621,482

	5,066,746	3,499,933

Sales deductions	(1,078,627)	(835,905)

Net revenue	3,988,119	2,664,028

Cost of products sold	(2,409,032)	(1,575,485)

Gross profit	1,579,087	1,088,543

Operating income (expense)
Selling	(139,291)	(106,352)
General and administrative	(106,577)	(78,119)
Equity interest in associated companies	515,985	92,154
Amortization of goodwill	(176,031)	(165,375)
Employee profit sharing	(38,475)	(24,977)
Net financial expenses	(21,060)	(58,727)
Other operating expenses	(18,873)	(43,288)

	15,678	(384,684)

Operating income	1,594,765	703,859
Non operating results	(95,397)	(12,923)

Income before income tax, social contribution, statutory
attributions and minority interest	1,499,368	690,936

Income tax expense	(244,759)	(159,093)
Social contribution expense	(33,777)	(45,558)
Statutory attributions	702	(790)

Income before minority interest	1,221,534	485,495
Minority interest	(138,957)	(83,761)

Net income for the period	1,082,577	401,734

See accompanying notes to consolidated condensed interim financial information.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

June 30, 2005 and March 31, 2005

(In thousands of Reais)

1	The Company and its principal operations

Companhia Siderúrgica Belgo-Mineira (the Parent Company) is a publicly-traded company whose shares are traded on the São Paulo stock exchange (BOVESPA). With its subsidiaries and associated companies in Brazil and abroad (collectively known as the “Company” or “BELGO”), it has as its main purpose the production of steel and manufacturing of rolled and wire products.

The Company also has stakes in subsidiary and associated companies (see Notes 6[a] and [b]), and as stated in Note 7, its operations are conducted in significant amounts with related parties, specially with the subsidiary Belgo Bekaert Arames Ltda. (BBA), and they are performed in conditions and prices compatible with the market, taking into consideration its volumes and due dates.

According to a press release on November 24, 2004, the parent company announced the simplification of its organizational structure, transferring on March 31, 2005 to Belgo Siderurgia S.A., the assets and liabilities corresponding to the João Monlevade plant, Sabará factory and distribution centers, as well as all its investments except those in Guilman Amorim, Belgo Mineira Participação and Belgo Mineira Engenharia.

Beginning April 1, 2005, the Company acted as a holding company and the operational activities from the Group steel-making area were concentrated at Belgo Siderurgia S.A.

2	Presentation of the consolidated condensed interim financial information

The unaudited consolidated condensed interim financial information of the Company and subsidiaries companies for June 30, 2005, have been prepared based on the accounting practices adopted in Brazil (“Brazilian GAAP”), which are based on Brazilian Corporate Law 6,404/76 and the rules and regulations established by the Brazilian Securities Commission (CVM - “Comissão de Valores Mobiliários”), substantially consistent with the consolidated financial statements related to the year ended December 31, 2004, previously published in Brazil.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

The Company’s condensed consolidated interim financial information as of June 30, 2005 and for the six-month periods ended June 30, 2005 and 2004 is unaudited. However, in our opinion, such condensed consolidated interim financial information includes all adjustments necessary for a fair presentation of the results for interim periods. The results of operations for the six-month period ended June 30, 2005 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2005.

The consolidated interim financial information prepared by the Company for statutory purposes, which includes the stand alone financial statements of the parent company, were filed with the CVM in August 2005. The financial information presented herein does not include the parent company's stand alone financial statements.

Due to the increase in the stake held in ACINDAR in May 2004, whereby Acindar became a consolidated subsidiary, the comparability of the consolidated statements of operations and cash flows for the six month periods ended June 30, 2005 and 2004 is affected.

Description of significant accounting policies

a. Statement of operations

Revenue from the sale of goods is recognized in the statement of operations when title is transferred at which time risks and rewards of ownership are transferred to the buyer; there is no uncertainties regarding customer acceptance; persuasive evidence of an arrangement exists; the sales price is fixed or determinable; and collectibility is probable. No reserve for expected returns is recorded, as such amounts are insignificant.

For domestic sales, title and risks and rewards of ownership are transferred to the buyer, and revenue is recognized, when the product is shipped or upon delivery to the customer’s carrier, in accordance with the terms of the arrangement with the customer. For export sales, title and risks and rewards of ownership are transferred to the buyer, and revenue is recognized, when products are delivered to the carrier and are cleared for export to the carrier nominated by the buyer at the shipping terminal, in accordance with the terms of the arrangement with the customer.

Other expenses and costs are recognized on an accrual basis.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

b. Accounting estimates

Preparation of the consolidated financial statements in accordance with accounting policies derived from the Brazilian GAAP requires that management of the Company make certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements. Significant items subject to these estimates and assumptions include the residual value of property, plant and equipment, allowance for doubtful accounts, inventories, recoverability of deferred income tax assets, provision for contingencies, valuation of derivative instruments and assets and liabilities related to employee benefits. Actual results could differ from those estimates. The Company reviews the estimates and assumptions quarterly.

c. Foreign currency

Monetary assets and liabilities in foreign currencies, mainly in US Dollars and Argentine Pesos, were converted into Brazilian currency (R$/Reais) at the foreign exchange rate on the closing date of the interim information (June 30, 2005 - US$ 1.00 = R$ 2.3504 and Ps$ 1.00 = R$ 0.814697 and March 31, 2005 - US$ 1.00 = R$ 2.6662 and Ps$ 1.00 = R$ 0.914128) . Foreign exchange differences arising on translation were recognized in the statement of operations as financial expenses or income.

For overseas subsidiaries, the assets and liabilities were converted to reais at the exchange rate in force at the balance sheet date.

d. Current and non-current assets

  Financial investments

  The financial investments are recorded at cost plus income accrued up to the balance sheet date.

  Provision for doubtful accounts

  Trade accounts receivable are recorded at the estimated net realizable value and do not bear interest. The provision for doubtful accounts is recorded at an amount considered sufficient by management to cover estimated losses arising on collection of accounts receivable.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

  Inventories

  Inventories are valued at the weighted average cost of acquisition or production, which does not exceed replacement cost or realizable values. The cost of inventories includes purchase and transportation costs. In the case of finished goods and work in progress, the cost includes general factory overhead based on normal operating capacity.

  Other current and non-current assets

  Other current and non-current assets are stated at net realizable amounts.

e. Permanent assets

  Investments

  The investments in associated companies, where the Company has greater than a 20% ownership interest and exercises significant influence on management, are valued using the equity method. The goodwill resulting from the purchase of such investments is amortized over 5 years, while negative goodwill can only be amortized upon sale or impairment of the investment.

  Other permanent investments are assessed at acquisition cost, after deducting the provision for devaluation, when applicable.

  For the purposes of consolidating the Consolidated Condensed Interim Financial Information of subsidiaries Belgo-Mineira Uruguay S.A., Bemex International Ltd. and ACINDAR Industria Argentina de Aceros S.A., which are located outside Brazil, were adjusted in order to eliminate the effects of the differences between the accounting practices adopted in Brazil and the practices adopted in their countries of origin.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

  Property, plant and equipment

  Property, plant and equipment are stated at acquisition and/or construction cost less accumulated depreciation. Depreciation is calculated using the straight-line method at the rates reported in Note 8 and takes into consideration the estimated useful lives of the assets. Depreciation expense of property, plant and equipment is recorded in the statement of operations as either a cost of products sold, selling or general and administrative expense.

  Expenditures for repairs and maintenance of existing property, plant and equipment, which extend the useful lives of the related assets, are capitalized and depreciated over the remaining useful life.

  Cost of forest development are capitalized as incurred, and are mainly related to forest implementation costs, such as soil preparation, preparation of seedlings, planting, pest control and clearing. The depletion of the forest reserves of the subsidiary CAF Santa Bárbara Ltda. is calculated based on the volume of timber cut in relation to the potential existing volume.
  Deferred charges

  The Company defers charges related primarily to pre-operation expenses incurred in the construction or expansion of a new facility until the facility begins operations. Deferred charges are amortized using the straight-line method over 5 to 10 years.

f. Current and long-term liabilities

Current and long-term liabilities are shown at the known or calculable values, in addition to the corresponding interest charges and exchange rate variations, when applicable, on an accrual basis.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

g. Provisions for contingencies

Provisions for contingencies are recognized on the balance sheet when the Company has a legal obligation resulting from a past event, and it is probable and estimable that an outflow of economic benefits will be required to settle the obligation. Provisions recorded reflect the best estimate of the loss incurred.

h. Pension plan and post-employment benefits

The Company has a defined benefit retirement plan for its employees. The costs of sponsoring the pension plan and any deficits (surpluses) of the plan are recorded in accordance with the CVM Deliberation 371 of December 13, 2000. The Standard requires the recognition of net actuarial assets and obligations relative to benefits payable to current and retired employees. The contributions are determined based on actuarial appraisals, when applicable, and are recorded based on the accrual method. The Company also sponsors a defined contribution plan for employees hired as from January 2003.

i. Income and social contribution taxes

The current and deferred income tax and social security are calculated on the basis of the effective income tax and social security rates of 15% with an additional of 10% charged on the taxable profit exceeding R$ 240,000 for income tax and 9% on taxable profit for social security on the net profits, and consider offsetting tax losses and the negative social security base, limited to 30% of the taxable profits.

The tax effects of income tax loss carry-forwards, expected to be recovered through offset, are recorded as deferred tax assets on the balance sheet. These income tax loss carry-forwards do not expire; however, they may only be used to offset up to 30% of taxable income in subsequent years. Pursuant to CVM Instruction 371 of June 27, 2002 (local standard for accounting for income taxes), only tax losses that are estimated to be recovered up to a ten-year period based on a discounted cash flow model are recorded as assets. In the event realization of deferred tax assets is not considered probable, no such assets are recorded.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

The subsidiary company Belgo Bekaert Nordeste S.A. (BBN - formerly JOSSAN S.A.) at Feira de Santana, Bahia State, qualifies for tax benefits on Exploration Profits.

j. Cash flow statements

The Company has presented as supplementary information in Note 25, the cash flow statements prepared in accordance with NPC 20 - cash flow statement, issued by IBRACON - Brazilian Institute of Independent Auditors (“Instituto dos Auditores Independentes do Brasil”).

3	Consolidated condensed interim financial information

The accounting policies were applied consistently to all the consolidated companies, consistent with those used for the previous financial year.

The consolidated condensed balance sheet as of June 30, 2005 and March 31, 2005 and consolidated condensed statement of operations for the six month period ended June 30, 2005 and 2004 were prepared in accordance with Brazilian GAAP and include Companhia Siderúrgica Belgo-Mineira and its subsidiaries. The consolidated interim information also include part of the assets, liabilities, revenues and costs of an interest in Usina Hidrelétrica Guilman-Amorim S.A., which has been consolidated based on the proportion of the equity interest the Company holds to the total capital of the investee. All intercompany transactions and balances are eliminated upon consolidation. The interests of minority shareholders in the consolidated subsidiaries of the Company are separately disclosed.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

4	Financial investments

			June	March
Type	Rate	Liquidity	30, 2005	31, 2005

Funds DI	% CDI	Immediately	33,820	44,274
Fixed income papers- government in dollars (ACINDAR)	4.53%	1 to 12 months	-	16,264
Fixed income papers - government in pesos (ACINDAR)	4.00%	1 to 12 months	26,337	23,325
Fixed income papers - in pesos (ACINDAR)	1.80 – 11.0%	1 to 12 months	149,154	139,740
Fixed income papers - in dollars (ACINDAR)	1.80 - 6.16%	1 to 12 months	165,595	361,887
Other fixed income papers	diverse	Immediately	261,064	285,323

			635,970	870,813

5	Trade accounts receivable

	June	March 31,
	30, 2005	2005

Trade accounts receivable
Domestic market	554,781	570,963
Foreign market	344,433	355,779

- Related parties	-	35,785
- Third parties	344,433	319,994

Discounted receivables and foreign exchange notes	(10,371)	(35,743)
Provision for doubtful accounts	(23,636)	(23,165)

	865,207	867,834

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

6	Investments

a. Investments in direct associated and subsidiaries

	Corporate holdings

						Net profits (losses) for the financial period			Interest on capital/ dividends received and proposed
		% stake

	Nº shares/quotas owned
		Voting capital	Total capital	Equity capital	Net equity		Investment balances	Equity earnings

Steel sector

Belgo-Mineira Participação Indústria e Comércio S.A.
June 30, 2005	12,894,042	99.98	99.98	65,244	58,237	7,853	58,225	7,848
March 31, 2005	12,894,042	99.98	99.98	45,136	38,595	8,320	38,587	8,318	-
June 30, 2004	12,894,042	99.98	99.98	45,136	36,341	(9,694)	36,334	(9,701)

BELGO Siderurgia S.A. (ex-BMPS)
June 30, 2005	2,692,709	98.80	99.11	3,066,242	3,645,530	420,928	4,350,552	988,864
March 31, 2005	2,692,709	98.80	99.11	3,066,242	3,333,203	108,601	4,093,684	679,318	-
June 30, 2004	1,471,193	99.93	99.96	1,468,000	716,691	329,328	1,664,576	329,069

Other companies

Belgo-Mineira Engenharia Ltda.
June 30, 2005	99	99.00	99.00	73	503	2	498	2
March 31, 2005	99	99.00	99.00	73	503	2	498	1	-
June 30, 2004	99	99.00	99.00	73	510	(2)	505	-

Usina Hidrelétrica Guilman-Amorim S.A.
June 30, 2005	510	51.00	51.00	37,450	38,650	28,538	19,712	14,554
March 31, 2005	510	51.00	51.00	37,450	17,993	7,881	9,176	4,019	-
June 30, 2004	510	51.00	51.00	37,450	(26,071)	6,471	-	3,300

Balances of companies transferred this quarter (See Explanatory Note nº 1)
June 30, 2005								35,651
March 31, 2005							-	35,652	-
June 30, 2004							639,312	90,108

Total – June 30, 2005							4,428,987	1,046,919

Total - March 31, 2005							4,141,945	727,308	-

Total – June 30, 2004							2,340,727	412,776

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

b. Information on indirect associated and subsidiaries

	Corporate holdings					Net profits (losses) for the financial period	Interest on capital/divide nds received and proposed

	Nº shares/quotas owned	% stake

		Voting	Total	Equity	Net
		capital	capital	capital	equity
Steel sector

Belgo Mineira Uruguay S.A.
June 30, 2005	12,500,000	99.11	99.11	152,290	227,696	13,425
March 31, 2005	12,500,000	99.11	99.11	166,818	237,895	3,183	-

ACINDAR Industria Argentina de Aceros S.A.
June 30, 2005	445,700,255	71.99	71.99	553,665	828,220	280,635	218,967
March 31, 2005	445,700,255	72.03	72.03	560,729	793,585	146,718	218,967

Belgopar Ltda.
June 30, 2005	500,000	100.00	100.00	500	1,875	81	-
March 31, 2005	500,000	100.00	100.00	500	1,834	38	-

Wire drawing companies

BMB - Belgo-Mineira Bekaert Artefatos de
Arame Ltda.
June 30, 2005	366,433	55.50	55.50	17,793	128,671	21,237	1,515
March 31, 2005	366,433	55.50	55.50	17,793	121,150	12,205	1,515

Belgo Bekaert Arames Ltda.
June 30, 2005	6,963	54.51	54.51	272,782	681,677	113,343	45,724
March 31, 2005	6,963	55.00	55.00	272,782	704,241	61,471	6,765

Belgo Bekaert Nordeste S.A.
June 30, 2005	1,499,200	54.51	53.98	61,442	94,042	34,763	-
March 31, 2005	1,499,200	55.00	54.47	30,289	82,528	17,987	-

Other companies

BMS - Belgo Mineira Sistemas S.A.
June 30, 2005	1,879,338	99.11	99.11	21,585	24,424	8,332	-
March 31, 2005	1,879,338	100.00	100.00	21,585	22,115	4,123	-

BMF-Belgo-Mineira Fomento Mercantil Ltda.
June 30, 2005	5,600	99.11	99.11	20,094	54,037	4,077	1,938
March 31, 2005	5,600	100.00	100.00	20,094	52,045	2,085	1,938

PBM-Picchioni Belgo-Mineira DTVM S.A.
June 30, 2005	10,377,232	48.56	73.84	439	3,467	5,152	-
March 31, 2005	10,377,232	49.00	74.50	415	3,467	5,152	-

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

	Corporate holdings						Interest on capital/ dividends received and proposed

		% stake				Net profits (losses) for the financial period

	Nº shares/quotas owned
		Voting	Total	Equity	Net
		capital	capital	capital	equity

Belgo-Mineira Comercial Exportadora S.A. - BEMEX
June 30, 2005	418,649	99.11	99.11	820	5,453	4.396	4,314
March 31, 2005	418,649	100.00	100.00	820	5,453	4,440	4,314

BEMEX International Ltd.
June 30, 2005	1,000	99.11	99.11	235	17,643	409	-
March 31, 2005	1,000	100.00	100.00	267	19,826	190	-

CAF Santa Bárbara Ltda.
June 30, 2005	22,756,702	99.11	99.11	174,982	197,808	(1,539)	-
March 31, 2005	19,686,287	100.00	100.00	160,282	184,101	(457)	-

c. Information on indirect associated companies

	Corporate holdings						Interest on capital/ dividends received and proposed

		% stake				Net profits (losses) for the financial period

	Nº shares/quotas owned
		Voting	Total	Equity	Net
		capital	capital	capital	equity
Steel sector

SOL Coqueria Tubarão S.A.
June 30, 2005	46,610,033	36.67	36.67	349,103	349,103	-	-
March 31, 2005	45,987,630	37.00	37.00	344,527	344,527	-	-

Wire drawing companies

Cimaf Cabos S.A.
June 30, 2005	12,043,178	27.25	27.25	24,086	53,649	3,106	-
March 31, 2005	12,043,178	27.50	27.50	24,086	52,187	1,644	-

Procables S.A.
June 30, 2005	4,654,011	26.84	26.02	7,760	9,525	252	-
March 31, 2005	4,654,011	27.08	26.26	8,804	10,589	68	-

Productos de Aceros S.A. - PRODINSA
June 30, 2005	27,029,327	27.25	27.25	21,094	30,399	647	-
March 31, 2005	27,029,327	27.50	27.50	23,100	33,710	(175)	-

Wire Rope Industries Limited
June 30, 2005	7,250	27.25	27.25	27,771	43,570	6,657	-
March 31, 2005	7,250	27.50	27.50	29,177	42,264	3,483	-

Others

CONSIDAR do Brasil Ltda.
June 30, 2005	1	19.82	19.82	3	99	(18)	-
March 31, 2005	1	20.00	20.00	3	99	(18)	-

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

d. Loss absorption before partner’s account

In January 2005, Belgo Mineira Participação Indústria e Comércio S.A. (“BMP”) invested an amount of R$ 17.9 million as additional paid capital in its subsidiary Belgo Siderugia S.A. This investment was undertaken through the transformation of the carrying amount of the credits acquired by BMP and held against Mendes Junior Siderurgia S.A.

In Belgo Siderurgia S.A., the corresponding liability had been booked at its nominal amount R$ 600 million, R$ 95 million representing principal and R$ 505 million as interest and inflation adjustments to the original loans.

The R$ 582.1 million difference, between BMP’s credits and Belgo Siderurgia S.A.’s liability, was written off against the accumulated losses of Belgo Siderurgia S.A, thus increasing its shareholder’s equity and, positively influencing, via equity pick-up, the Parent Company’s earnings in 2005. This positive effect has also impacted the condensed consolidated financial information and is reflected in the consolidated condensed statement of operations in the line item “equity interest in associated companies”.

e. Stake in ACINDAR

Subsidiary BMU holds 34,323,980 ONCs - “Obligaciones Negociables Convertibles” (see Note nº 11c) which gives BMU the right to convert the ONCs into 100,575,660 new common shares of ACINDAR beginning January 4, 2006 and February 4, 2013. In case such ONCs, and the ones from other owners of similar ONCs are converted into shares during the period above, Grupo BELGO’s stake in the total capital of ACINDAR would be 63.88% .

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

7	Financial investments

The transactions and balances with related parties is comprised of ordinary purchases and sales of raw materials and products within the ongoing operations of the Company, effected under terms comparable with those of similar transactions with third parties. In addition, at June 30, 2005 and March 31, 2005 the Company had a loan from Arcelor Finance SCA with terms and conditions comparable with those of similar transactions with third parties. The balances and transactions with the parent company included in the interim condensed financial information as of and for the six months ended June 30, 2005 and for the three months ended March 31, 2005 have been summarized as follows:

	Current	Non-current	Current	Long-term			Other
	assets	assets	liabilities	liabilities	Revenues	Purchases	expenses

Steel sector

Belgo-Mineira Participação Indústria e Comércio S.A.		3,044
Belgo Siderurgia S.A.		79,120	2,122		2,307	13,190
Itauna Siderúrgica Ltda.					7
Acindar Industria Argentina de Aceros S.A.

Wire drawing companies

Belgo Bekaert Arames Ltda.					252,860	2,187	2,695
BMB - Belgo-Mineira Bekaert Artefatos de Arame Ltda.					37,965		1,515
Belgo Bekaert Nordeste S.A.					13,019

Other companies
CAF Santa Bárbara Ltda.						31
Usina Hidrelétrica Guilman-Amorim S.A.						7,818
BMS - Belgo-Mineira Sistemas S.A.						2,541	2,156

ARCELOR Group
TrefilARBED Kiswire Co Ltd					4,412
TrefilARBED Arkansas Inc					3,456
Asbm SARL			16,922
Arcelor Trading Antwerp					6,839
Companhia Siderúrgica Tubarão						196
Arbed S.A.			1,873
Aceralia Corporacion Siderurgica S.A.						22,479
Paul Wurth S.A.
Sidarfin NV			4,992

Total June 30, 2005		-	25,909	-	320,864	48,442	6,366

Total March 30, 2005	211,925	-	24,099	-	320,864	48,442	6,366

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

BELGO Group does not operate with a centralized cash flow, although it makes use of opportunities to undertake transactions designed to maximize the financial resources of the Group.

8	Property, plant and equipment

	June 30,			March 31, 2005
	2005

	Historical
	and	Accumulated			Annual
	revalued	depreciation	Residual	Residual	depreciation
	costs	and depletion	value	value	rates %

Industrial and administrative buildings	723,367	(286,087)	437,280	445,024	From 2 to 10
Industrial equipment and facilities	3,273,129	(1,672,362)	1,600,767	1,660,367	From 3 to 25
Forests	173,786	(14,821)	158,965	151,934	*
Other	177,578	(64,958)	112,620	117,966	From 5 to 30

	4,347,860	(2,038,228)	2,309,632	2,375,291

Land	204,050	-	204,050	211,486
Construction in progress	357,206	-	357,206	319,699

	4,909,116	(2,038,228)	2,870,888	2,906,476

(*) See Note 2[e] for methodology relating to the depletion rate of forest reserves.

(a) Guarantees

At June 30, 2005, R$ 294,886 (March 31, 2005, R$ 274,011) of property, plant and equipment is used as guarantees for the Company’s financing and borrowings.

(b) Forest reserves

The eucalyptus forest reserves (99 thousand hectares) are managed by the wholly owned subsidiary CAF Santa Barbara Ltda. (CAF), which is responsible for the felling, charcoaling and replanting services.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

9	Deferred charges

	June	March 31,
	30, 2005	2005

Pre-operating expenses	39,910	37,254
Goodwill on purchase of subsidiaries	58,477	58,477
Other expenses	12,267	11,568

	110,654	107,299

Less:
Accumulated amortization	(56,313)	(52,633)

	54,341	54,666

10	Debt

	June 30,	March 31,
	2005	2005

Current portion of long-term debt
In Reais
For working capital	15,683	6,646
For property, plant and equipment	83,686	82,157
Foreign currency (*)
For advance for future exports	107,770	118,568
For working capital	13,183	50,765
For property, plant and equipment	54,004	116,567

	274,326	374,703

Long-term debt
In Reais
For property, plant and equipment	81,395	96,578
Foreign currency (*)
For advance for future exports	5,745	16,293
For working capital	9,706
For property, plant and equipment	67,990	117,163

	164,836	230,034

Total	439,162	604,737

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

The Company’s long-term debt will mature as shown below:

2006	61,837
2007	52,947
2008	23,362
2009	21,475
2010 onwards	5,215

164,836

(a) Financing is guaranteed by property, plant and equipment assessed at R$ 294,886 (March 31, 2005 - R$ 274,011).

(b) Financing obtained in Brazilian currency is subject to weighted annual interest at 13.94% (March 31, 2005 - 13.97%) and financing obtained in foreign currency is subject to LIBOR weighted annual interest at + 2.44% (March 31, 2005, LIBOR + profits were 2.23%) plus foreign exchange variation.

(*) Mainly US dollars.

11	Debentures

	June	March 31,
	30, 2005	2005

BMP - regular non convertible debentures	90,987	94,960
BMPS - regular non convertible debentures	34,798	163,652
Acindar (ONCs.)	115,849	129,390
Acindar (ONCs.)	32,949	75,745

	274,583	463,747

Short-term	47,562	111,100
Long-term	227,021	352,647

	274,583	463,747

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

(a) Regular non convertible debentures: In 1998, the Company issued non convertible debentures for the total face value of R$ 98,000, including monthly principal payments and accrued interest calculated by the TJLP plus 3% per annum. Final maturity of the debentures occurs in 2010. Between 1999 and 2002, the Company issued additional non convertible debentures with a total face value of R$ 108,270, including monthly principal payments and accrued interest calculated at the variation in the IGP-M and IGP-M plus 6% per annum. Final maturity dates are on December 31, 2011 and 2027 (83% and 17% of the total issued, respectively).

(b) ONCs - “Obligaciones Negociables Subordinadas Convertibles”: Argentine papers similar to Brazilian convertible debentures issued by Acindar. These debentures will be converted at the option of the holder, at any time as from January 1, 2006, until maturity into ordinary Class “B” shares at a conversion price of Ps 1 per share. The loan, net of conversions made through maturity, will be fully paid when due, on February 4, 2013. Convertible subordinated negotiable obligations bear interest at an annual rate of 6% payable half-yearly, 3% in cash and 3% through delivery of new convertible subordinated negotiable obligations with the same characteristics and subject to the same terms as those described before.

12	Other liabilities

	June 30,	March 31,
	2005	2005

Income taxes payable	129,002	264,050
Other taxes	70,208	83,277
Liabilities from purchase of ONCs(a)	109,038	123,688
REFIS (Government tax recovery program)	2,213	7,166
Advances received	65,704	111,821
Other payables	136,576	152,573

	512,761	742,575

Current	375,255	589,480
Long-term	137,506	153,095

	512,761	742,575

(a) It refers to the obligation to be paid to Acevedo family, former Parent Company of ACINDAR.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

13	Provisions for contingencies

The management of the Company reviews the known contingencies and also based on the opinion of its legal advisors, evaluates the possibility of losses from such contingencies, adjusting the provision, when applicable.

	June	March 31,
	30, 2005	2005

Provision for civil and tax claims	582,072	566,344
Provision for labor claims	37,106	42,931
Other provisions	5,021	3,128

Total	624,199	612,403

Current liabilities	93,187	84,946
Long-term liabilities	531,012	527,457

	624,199	612,403

The balance for civil and tax claims provisions refers mainly to judicial and administrative claims of state and federal taxes.

In addition to the provisions recorded, the Company has various civil, tax and labor contingencies in progress. These contingencies, for which the external and internal legal advisors understand a loss outcome will be possible but unlikely, amounted at June 30, 2005 to R$ 508,077 (March 31, 2005 R$ 488,597). No provision has been recorded for those contingencies.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

CADE/SDE proceedings

On September 1, 2000, the union for the civil construction industry of São Paulo (SINDUSCON/SP) and the union for companies that purchase, sell, rent and administer residential and commercial properties in São Paulo (SECOVI/SP) presented a formal complaint to the Secretary for Economic Rights (SDE) against three producers of long steel, including the Company, accusing them of creating a cartel on the domestic market for steel bars. Based on this complaint, the SDE initiated an administrative process in order to assess these accusations.

After its investigations, the SDE issued a report recommending that the Administrative Council for Economic Defense (CADE), of the Ministry of Justice, condemn the companies supposedly involved in forming a cartel. The process is currently being considered by CADE.

In the event of a definitive adverse sentence, the legislation provides for a fine of thirty percent of the Company’s gross revenue during the prior year, excluding taxes, which cannot be lower than any economic benefit that BELGO has experienced resulting from the alleged unlawful conduct.

In the opinion of BELGO and its external counsel the chances of unfavorable outcome are remote; therefore, the Company has not established any provision for this proceeding.

14	Deferred income tax and social contribution

Deferred income tax and social contribution are recorded to reflect the future tax effects arising from temporary differences between the tax base for assets and liabilities and the respective reported values.

Based on expected future taxable profits, the Company recognized tax assets resulting from tax losses from prior years. The book value of the deferred tax asset is revised annually by the Company.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

a. Deferred and recoverable income tax and social contribution assets and liabilities

	June 30,	March
	2005	31, 2005

Income tax
Temporary differences	35,802	38,288
Income tax paid In advance	20,971	9,624
Tax loss carryforwards, net	4,413	4,413
Tax deductible goodwill	78,021	79,815
Others	2,838	16,270

Social contributions:
Temporary differences	3,402	3,402
Tax loss carryforwards, net	1,229	1,229
Social contribution paid in advance	8,517	3,680
Tax deductible goodwill	30,527	28,733
Others	138	88

Current assets	185,858	185,542

Income tax:
Temporary differences	39,960	43,963
Income tax paid in advance	15,124	1,474
Tax loss carryforwards, net	173,057	173,057
Tax deductible goodwill	202,515	219,490
Others	292	291

Social contributions:
Temporary differences	7,608	8,547
Tax loss carryforwards, net	61,222	61,222
Social contribution paid in advance	4,323	526
Tax deductible goodwill	68,855	79,017

Non-current assets	572,956	587,587

Income tax/social contributions:
Accelerated depreciation	42,371	43.561
Unrealized profits on intercompany transactions	(17,201)	(29,864)
Deferred income	62,182	62,182

Long-term liabilities	87,352	75,879

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

Management considers that deferred income tax and social contribution on temporary differences (mainly constituted by provisions for contingencies) will be realized in proportion to the outcome of the proceedings.

The tax deductible goodwill is expected to be realized over the next four years. Based on projections of future taxable income, the estimated recovery of deferred tax assets relating to income tax loss carry-forwards, which are substantially Brazilian, is as follows:

2005	5,642
2006	63,421
2007	60,658
2008	48,783
2009	61,417
2010 to 2013	-

239,921

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

b. Income tax and social contribution on results

	Six months ended

	June 30, 2005		June 30, 2004

		Social		Social
	Income tax	contribution	Income tax	contribution

Profits before income tax and social contribution	1,499,368	1,499,368	690,936	690,936

Temporary net additions (exclusions)
Provisions for :
Labor lawsuits	947	(933)	(801)	596
Special repairs	2,415	2,415	2,706	2,706
Credit loss	593	593	548	548
Allowance for doubtful accounts	1,610	1,610	(919)	(533)
Charges on liabilities not previously deductible
(see note 6 “d”)	(504,941)	(504,941)	(1,918)	(1,918)
Fiscal and civil contingencies	(12,577)	(12,577)	4,284	4,284
Devaluation of other assets	4,996	1,482	186	1,119
Profits and earnings sharing	(8,251)	(7,927)	(608)	(608)
Non-deductible taxes	(768)	-	(7,857)	(10,335)
Goodwill (negative goodwill)	7.004	5,407	562	636
Realization of revaluation reserve	94,295	94,295	42	42
Others	(8,184)	(10,299)	31,066	22,377

Sum of temporary additions (exclusions)	(422,156)	(430,875)	27,291	18,914

Permanent net additions (exclusions)
Equity earnings	(515,985)	(515,985)	(92,154)	(92,154)
Interest paid/declared on company capital	(2,010)	(2,010)	(13,209)	(13,209)
Excess depreciation	5,689	-	8,696	-
Statutory allocations	(702)	(702)	-	-
Bonuses	1,631	213	1,361	44
Contributions and donations	3,794	3,794	3,718	3,718
Non-deductible expenses	2,068	2,065	1,280	428
Portion of earnings not subject to income tax and
social contribution	246,365	247,084	3,157	3,157
Difference in rate for subsidiary companies abroad	150,617	(444,840)	-	-
Profit sharing abroad	(15,417)	13,425	-	-
Others	1,047	1,059	(44,648)	(45,156)

Sum of permanent exclusions	(122,903)	(695,897)	(131,799)	(142,792)

Total exclusions	(545,059)	(1,126,772)	(104,508)	(123,878)

Calculation basis	954,309	372,596	586,428	567,058

Effective rate	25%	9%	25%	9%

Income tax and social contribution calculated	(231,875)	(31,131)	(164,298)	(48,148)

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

c. Reconciliation of income tax and social contribution on results

	Six months ended

	June 30, 2005		June 30, 2004

		Social		Social
	Income tax	contribution	Income tax	contribution

Income tax and social contribution as calculated	(231,875)	(31,131)	(164,298)	(43,514)

Book-entry tax credits:
Tax loss carryforwards	667	236	-	-
Temporary differences	(16,749)	(10,325)	33,906	6,275
Realization of accelerated depreciation	1,422	-	461	-

	(14,660)	(10,089)	34,367	6,275

Book-Entry Tax debts:
Temporary exclusions	(17,364)	(960)	(30,499)	(5,543)
Income tax on corporate profits abroad	-	-	(8,077)	(2,908)
Compensation for tax losses	-	3	(8,698)	-

	(17,364)	(957)	(47,274)	(8,451)

Other (expenditures) income
Tax incentives	509	-	(258)	-
Income tax on reversal of revaluation reserve	14,379	7,842	11	-
Social contribution on negative bases prior to 1992	(619)	(1,253)	(1,196)	-
Income tax on unrealized profits	6,274	-	19,236	-
Others	(1,403)	1,793	319	132

	19,140	8,400	18,112	132

Total income (expenditure) on income tax and
social contribution	(244,759)	(33,777)	(159,093)	(45,558)

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

15	Shareholders’ equity

Equity capital

On June 30, 2005 and March 31, 2005, the subscribed and fully paid-in equity capital consisted of:

Ordinary shares (lots of one thousand)	3,905,001
Preferred shares (lots of one thousand)	3,179,128

Total shares (lots of one thousand)	7,084,129

Shareholders	10,700

Each ordinary share has the right to one vote in General Shareholders Meeting. The Company has 68,300 thousand preferred shares in treasury, at the cost of R$ 3,149 recorded as a capital reserve in shareholders’ equity.

Arcelor, through its subsidiary Arcelor Spain Holding S.L., acquired on February 4, 2005, 315 million in common shares of the Companhia Siderúrgica Belgo-Mineira, owned by Organização Bradesco. The acquired shares represent approximately 8.07% of the voting capital and 4.45% of the total capital of Belgo-Mineira. With such acquisition, the direct and indirect stake of Arcelor is approximately 68.67% of the voting capital and 58.48% of the total capital of BELGO.

According to the General Shareholders Meeting held on April 15, 2005, the Company increased its share capital to R$ 3 billion through the transfer of R$ 1 billion from revenue reserves without the issuance of new shares.

Reserves

(i) Capital reserve: transfers for investments:

The subsidiary Belgo Bekaert Nordeste (BBN) enjoys tax incentives in terms of income tax reductions, given its location in an area which qualifies for federal incentives. Until 2003, Belgo Siderurgia’s Vitória plant also enjoyed a similar incentive. The recognition of these benefits occurs only when the gain is definite and all conditions have been met and is recognized against other operating income.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

(ii)	Revaluation reserves:

Revaluation reserves were recorded as a result of the revaluation of land based on fair value. Due to the transferring of property, plant and equipment and investments from the Parent Company to Belgo Siderurgia S.A. (see Note nº 1), the total balance of reserves was transferred to accumulated profits.

(iii)	Revenue reserves

Legal reserve - the Company is required to maintain a legal reserve to which the Company must allocate 5% of net profits for each fiscal year until the aggregate amount of the reserve equals 20% of share capital.

Statutory reserve - this reserve is recorded based on 5% to 75% of net profits for the fiscal year and is allocated to fund future Company’s projects. The amount set aside in the statutory reserve cannot at any time exceed 80% of subscribed total capital.

Dividends

The Company By-Laws stipulate that at least 25% of the adjusted net profits for the financial year shall be set aside as required by Brazilian Corporate Law, in order to pay the mandatory dividend to the shareholders. The preferred shares have the right to a dividend 10% higher than the assigned to the common shares, as defined in Law nº 9.457/97.

In the general shareholders’ meeting on April 15, 2005, the Company increased its equity capital to R$ 3 billion, due to the partial utilization of the revenue reserves in the amount of R$ 1 billion, without issuing new shares.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

16	Financial income

	Six months ended
	June	June
	30, 2005	30, 2004

Interest earned	6,685	25,038
Income from marketable securities and short-term investments	18,805	22,846
Foreign exchange variation - debtors	(39,654)	71,329
Other financial income	23,615	24,184

	9,451	143,397

17	Financial expenses

	Six months ended
	June 30,	June 30,
	2005	2004

Interest on financing	(20,428)	(32,122)
Interest on debentures	(20,913)	(19,395)
Interest others	(25,855)	(5,479)
Foreign exchange variation - creditors	88,843	(112,889)
Other financial expenses	(52,158)	(32,239)

	(30,511)	(202,124)

18	Net other operating income/expenses

	Six months ended
	June	June
	30, 2005	30, 2004

Sundry sales costs	(38,304)	(26,563)
Provision for tax risks and contingencies	-	(12,589)
Other operating income/expense	19,431	(4,136)

	(18,873)	(43,288)

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

19	Non-operating results

	Six months ended
	June	June
	30, 2005	30, 2004

Loss from the disposal of fixed assets	(59,001)	(1,584)
Provision for other contingent liabilities	(28,466)	(8,442)
Other non-operating income	(7,930)	(2,897)

	(95,397)	(12,923)

20	Insurance coverage

The Company’s policy is to take out insurance coverage for amounts that, based on analyses prepared by its insurance advisors, are considered sufficient to cover the risks involved.

The Company takes out insurance for operating risks, which guarantees indemnity against material damage and loss of gross income (interruption to production) as a result of accidents, with an indemnity period of up to twelve months interruption. The current policy is in force until July 1, 2006 and provides a coverage of R$ 5,500 million.

21	Financial instruments and risk analysis

The financial instruments of the Company and its subsidiaries are posted under the equity accounts for June 30, 2005 and March 31, 2005 at values compatible with those in effect on the market on these dates. The administration of these instruments is undertaken operating strategies that are designed to obtain liquidity, profitability and security. The control policy consists of permanently monitoring the contracted rates, compared with those in effect on the market, and consequently ascertaining whether the adjustments of their financial investments to the market are being handled correctly by the institutions administering its funds.

The Company and its subsidiaries do not invest in derivatives or any other high-risk assets, on speculative bases.

The estimated realization values of the financial assets and liabilities of the Company were

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

determined through the information available on the market and appropriate assessment methodologies. However, considerable judgment was required to interpret the market data in order to produce the best estimate of the realization value. As a result, the following estimates do not necessarily indicate the amounts that might be realized on the current exchange market. The use of different market methodologies may also have material effects on the estimated realization values.

a. Composition of balances

Pursuant to Instruction nº 235/95 issued by the Brazilian Securities Commission (CVM), the accounting balances are identical to the market values of the financial instruments included in the balance sheet as of June 30, 2005, except the ones below:

	Accounting	Market
Description	balance	value

Financial investments	635,970	636,630
Swap foreign-currency	11,601	11,266
Debt (including debentures) in foreign currency	258,398	258,628

b. Criteria, assumptions and constraints used to calculate the market values

  Cash on hand and financial investments

  Market values for financial investments were estimated using their rates currently offered for deposits of similar remaining maturities.
  The accounting value approximates the market value of the investment securities due to the short-term maturity of these instruments.

  Loans receivable/payable

  Presented at the book value, as there are no similar instruments on the market and this involves transactions with unconsolidated subsidiaries and associated companies.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

  Financial investments

  The market values for interests in privately held companies were determined based on the carrying amount of their respective shareholders’ equity.

  Debt

  The market values of debt were calculated based on their present value and based on the future cash flows, using interest rates applicable to instruments of a similar nature, with similar terms and risks, or based on the market quotations of these securities.

  The market values for the Brazilian Economic and Social Development Bank (BNDES) financing are identical to the accounting balances, since there are no similar instruments with comparable due dates.

  The carrying amounts of the remaining financial instruments approximated their fair value.

c. Credit risk

The Group’s sales policy is linked to the credit rules fixed by management, which seek to minimize any problems arising from defaults by its customers. This objective is achieved by attributing credit limits to clients according to their ability to pay and by means of diversification of accounts receivable (spreading the risk).

d. Foreign exchange risk

Given that the Company and its subsidiaries have significant foreign exchange liabilities (US dollar), their results could be significantly affected by variations in the foreign exchange rate.

In order to reduce the effects of foreign exchange variations on the Company’s indebtedness, management has adopted the policy of holding a portion of its cash and financial investments tied to the US$, as presented in the following table:

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

	June	March 31,
	30, 2005	2004

Cash on hand and in banks and financial investments	250,164	427,928
Trade accounts receivable	269,356	349,646
Trade accounts payable	(216,602)	(328,505)
Debt	(291,350)	(495,076)
Other liabilities	(109,038)	(123,688)

Net exposure	(97,470)	(169,695)

e. Price risk

With exports accounting for 18.9% of the gross revenues of the Company forecast for 2005, any volatility in the foreign exchange rate in fact represents a price risk that may have adverse effects on the expected earnings. This risk is offset to some extent by the significant volume of imports shipped in by the companies in the Group and planned for this same year, in the amount of R$ 611,421.

22	Post-employment benefits

The Company runs a defined benefit retirement plan for its employees.

In 1982, the Company signed up with the Bradesco Previdência e Seguros S.A. as defined benefit pension plan whose purpose is to supplement (i) the retirement income of its participants; and (ii) the pensions granted to the surviving spouses of the participants.

The costs of sponsoring the pension scheme and any deficit (superávits) of the plan are recorded in accordance with CVM Deliberation 371, of December 13, 2000. The Standard requires the recognition of net actuarial assets and obligations relative to benefits payable to current and retired employees. The contributions are determined based on actuarial appraisals, when applicable, and are recorded based on the accrual method defined contribution plan for employees hired from January 2003.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

Effective January 1, 2005 the Company and its associated and subsidiary companies started to offer a definite contributions plan, enabled trough the means of a PGBL (“Plano Gerador de Benefícios Livre”/Free Benefits Generator Plan) hired with the insurance company.

In this new retirement plan, the companies from Belgo Group are committed to make monthly contributions on behalf of their employees to match the contributions made by them. In this new model there is no commitment from the companies of Grupo Belgo related to a certain level of benefit in the retirement or even a guarantee related to the return of investments obtained by the PGBL investment funds since the retirement benefit of employees covered by PGBL will depend on the level of contributions and on the effective return of the investments obtained by the fund. With the implementation of this new retirement plan, Grupo Belgo enabled the current participants of the retirement plan of defined benefits to migrate to the new plan, transferring the reserves already established by their contributions and company contributions to the plan of defined contributions.

23	Other information

Board of directors’ remuneration and employee bonuses

For the six-month period ended on June 30, 2005 and 2004, the Directors and Board of Directors Company received remuneration of R$ 10,545 and R$ 10,699, respectively. For the same periods, the Company paid/provided bonuses to employees in the amount of R$ 38,475 and R$ 24,977, respectively.

24	Subsequent events

1.A press release was issued on July 28, 2005, stating the formation of ARCELOR DO BRASIL, and the merger of BELGO, Companhia Siderúrgica de Tubarão (CST) and Vega do Sul. The merger is expected to be finalized in the fourth quarter of 2005.

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

25	Supplementary information - Cash flow

	June 30, 2005	June 30, 2004

Net income for the period	1,082,577	401,734
(Income) expense not affecting cash flows:
Depreciation, amortization and depletion	188,617	96,186
Minority shareholder	138,957	83,761
Equity interest in associated companies	(515,985)	(92,154)
Goodwill amortization	176,031	165,375
Loss on sales of property, plant and equipment (net)	60,597	2,006
Income tax and social contribution	278,536	204,651
Other (mainly interest and foreign exchange variation)	8,378	196,140

(Increase) decrease in assets:
Trade accounts receivable	(84,562)	(152,006)
Inventories	17,863	(70,921)
Other assets	45,116	(118,304)

Increase (decrease) in liabilities:
Trade accounts payable	(97,333)	76,988
Other liabilities	(478,324)	(38,536)

Cash flow from operating activities	820,468	754,920

Purchase of investments	(158,579)	(216,265)
Purchase of property, plant and equipment and expenditures on deferred charges	(225,038)	(203,464)

Cash flow from investment activities	(383,617)	(419,729)

Increase (decrease) in loans and financing	(262,200)	351,155
Redemption of debentures	(154,626)	(348,928)
Payment of interest/dividends of own capital	(223,459)	(166,528)

Cash flow from financial activities	(640,285)	(164,301)

Decrease of cash on hand, banks and financial investments	(203,434)	(170,890)

Cash on hand, banks and financial investments at the beginning of the period	930,175	671,667

Cash on hand, banks and financial investments of the company consolidated
in the period	16.460	450,340

Total of cash on hand, banks and financial investments at the beginning of the
period	946,635	1,122,007

Cash on hand, banks and financial investments at the end of the period	743,201	1,292,897

Companhia Siderúrgica Belgo-Mineira and subsidiaries

Consolidated condensed interim financial information

(In thousands of Reais)

26	Differences between Brazilian GAAP and US GAAP

Continuing Brazilian and U.S. GAAP differences

Note 25 to the Company’s consolidated financial statements as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004 sets forth a summary, including a quantitative reconciliation, of the principal differences between Brazilian GAAP and accounting principles generally accepted in the United States (“U.S. GAAP”). The differences between Brazilian GAAP and U.S. GAAP continue to apply to the condensed consolidated interim financial information as of June 30, 2005 and for the six-month periods ended June 31, 2005 and 2004.

Additional Brazilian and U.S. GAAP difference

As described in note 6 (d) ,in January 2005, Belgo Mineira Participação Indústria e Comércio S.A. (“BMP”) invested an amount of R$ 17.9 million as additional paid capital in its subsidiary Belgo Siderugia S.A (formerly Siderurgica Mendes Junior – SMJ). In Belgo Siderurgia S.A., the corresponding liability had been booked at its nominal amount R$ 600 million, R$ 95 million representing principal and R$ 505 million as interest and inflation adjustments to the original loans. The R$ 582.1 million difference, between BMP’s credits and Belgo Siderurgia S.A.’s liability, was written off against the accumulated losses of Belgo Siderurgia S.A, thus increasing its shareholder’s equity and, positively influencing, via equity pick-up, the Parent Company’s earnings for Brazilian GAAP purposes in 2005. For US GAAP purposes, this difference was considered in the purchase accounting of SMJ during 2003 and affected the determination of the related negative goodwill. Therefore such gain would not affect the determination of net income under US GAAP for the six month period ended June 30, 2005 and accordingly the net income under US GAAP for such period would be lower by R$582.1 million.

Companhia Siderúrgica Belgo-Mineira

Evolution of the first semesters - 2005 and 2004

Comment on the performance of the first semesters of 2005 and 2004

The Company shows herein an analysis of its operational and financial performances in the first semesters of 2005 and 2004 and in the second quarter compared to the first quarter of the current year.

Data of production and sales of Belgo Companies steel products in the first semester of 2005 show the operations of Acindar in full, that is why they cannot be compared to the same period of last year because Acindar came to be consolidated only as of May 2004.

Production of Belgo Companies

Table 1

10[3] t	2004				2005		Δ%	Δ%

	1Q	2Q	3Q	4Q	1Q	2Q	2Q05/1Q05	1S05/1S04

1. Steelmaking Brazil
Crude steel	757,0	734,4	881,4	877,0	843,8	782,6	(7,3)	9,1
Rolled products	742,3	737,2	821,8	808,2	781,9	688,5	(11,9)	(0,6)

2. Acindar *
Crude steel	-	214,8	337,7	352,9	320,9	356,8	11,2	-
Rolled products	-	199,1	298,5	314,4	307,6	304,5	(1,0)	-

Total Steel Companies
Crude steel	757,0	949,2	1.219,1	1.229,9	1.164,7	1.139,4	(2,2)	-
Rolled products	742,3	936,3	1.120,3	1.122,6	1.089,5	993,0	(8,9)	-

3. Drawing mills Brazil	156,7	172,9	179,5	159,9	153,8	143,2	(6,9)	(9,9)

* Acindar is consolidated as of May 2004 - that is why data for the first semester are not considered in the total of steelmaking

The steelmaking plants of Belgo-Brazil, during the second quarter of 2005, executed adjustments in production due to the demand decrease in some sectors such as civil construction, agrobusiness and industry.

Programmed maintenance for the second semester of 2005 was anticipated in the different segments of production of the plants, aiming at the repositioning of stocks and the level of commitment of the working capital.

Therefore, a decrease of 11.9% was registered in the production of rolled products between the first and the second quarters of 2005, and the production of crude steel presented a negative variation of 7.3%, and the difference from the production of rolled products is justified by the sales of billets performed in the period.

Acindar increased the production of crude steel by 11.2% and kept the stability of the production of rolled products between the two first quarters of 2005.

The Drawing Companies - Brazil presented reductions of 6.9% in the quarters of 2005 and of 10% in the first semester of 2005 against the same period of 2004.

Sales of Belgo Companies

Table 2

10[3] t	2004				2005		Δ%	Δ%

	1Q	2Q	3Q	4Q	1Q	2Q	2Q05/1Q05	1S05/1S04

1. Steelmaking Brazil *
Domestic market	521.3	606.0	671.9	453.9	473.6	470.6	(0.6)	(16.2)
Exports	181.1	185.7	159.7	272.8	306.4	357.7	16.7	81.1
Total	702.4	791.7	831.6	726.7	780.0	828.3	6.2	7.6

2. Acindar **
Domestic market	-	168.2	229.7	223.7	224.3	244.7	9.1	-
Exports	-	25.5	73.3	83.1	51.9	67.9	30.8	-
Total	-	193.7	303.0	306.8	276.2	312.6	13.2	-

Total Steel Companies	702.4	985.4	1,134.6	1,033.5	1,056.2	1,140.9	8.0	-

3. Drawing mills Brazil
Domestic market	137.8	146.5	161.5	142.2	136.9	137.0	0.1	(3.7)
Exports	18.1	20.4	16.2	12.6	10.3	13.0	26.2	(39.5)
Total	155.9	166.9	177.7	154.8	147.2	150.0	1.9	(7.9)

*	Belgo and Belgo Siderurgia: sales for drawing companies are included.
**	Acindar is consolidated as of May 2004 - that is why data for the first semester are not considered in the total of steelmaking in 2004 and 2005 data include steel, drawn and tube products.

The total sales volume of Steelmaking-Brazil presented a growth of 6.2% between the first quarters of 2005 and of 7.6% between the first semesters of 2005 and 2004.

Belgo domestic sales decreased 16.2% in the first semester of 2005 when compared to the first semester of 2004 and, in the second quarter of 2005, kept practically the same level of the previous quarter. The sales level obtained in the last two quarters is considered low.

The fall registered in domestic sales of rolled products was compensated by the strong growth in exports of 81.1% between the first semesters and of 16.7% between the quarters of 2005.

In Argentina, where the economy activities continue to expand, the sales of Acindar grew positively 9.1% in the second quarter in the domestic market, and 30.8% in exports when compared to the first quarter.

The total sales of the Steelmaking companies Brazil / Acindar grew 8% between the two first quarters of 2005.

The drawing companies, between the quarters of 2005, presented stability in sales for the internal market and growth of 26.2% in exports.

Certainly, the humble performance of the PIB (Brazilian GDP) in this first semester is due to the currency tie up established by Banco Central since September of 2004.

We understand that the growth of Brazilian economy so far is mainly supported by the export sectors, in spite of a growing unfavorable currency exchange rate.

Financial Highlights

For a better understanding, Belgo shows the financial highlights of Belgo Companies in Brazil and of ACINDAR in Argentina, so that the market may analyse and assess the performance and the evolution of figures and indicators, isolately and in group.

Consolidated Financial Highlights – Belgo Companies

Table 3

Jan-jun/2005	Steelmaking	Drawing mills
R$ million	Brazil	Brazil	Acindar	Others	Eliminations	Consolidated

Net Revenue	2.535,4	1.003,1	1.036,6	77,1	(664,1)	3.988,1
Cost of sold products	(1.616,2)	(716,1)	(534,7)	(41,4)	682,0	(2.226,4)
Depreciation	(115,9)	(41,0)	(19,6)	(6,0)	0,0	(182,5)
Gross profit	803,3	246,0	482,3	29,7	17,9	1.579,2
Operational expenses	(191,9)	(60,6)	(47,5)	(6,1)	2,8	(303,3)
Financial revenues (expenses)	(54,4)	(5,4)	(22,2)	11,7	0,2	(70,1)
Exchange rate variation	31,3	(2,4)	13,0	7,3	0,0	49,2
Income tax & social security	(68,9)	(54,1)	(150,4)	(11,4)	6,3	(278,5)
Equity pick-up	507,7	(0,4)	8,7	0,0	0,0	516,0
Goodwill amortization	(172,8)	(0,3)	(3,0)	0,0	0,0	(176,1)
Others	(94,8)	0,7	(0,2)	(0,3)	(0,2)	(94,8)
Net profit before minority
shareholder	759,5	123,5	280,7	30,9	27,0	1.221,6
Minority shareholder	(0,1)	(60,8)	(76,8)	(1,3)	0,0	(139,0)
Net profit	759,4	62,7	203,9	29,6	27,0	1.082,6

Belgo Companies Evolution for the Quarter and the Semester

Table 4

R$ million	2005		Δ%	2004 *	2005	Δ%

	1Q	2Q		1S	1S

Net Revenue	1.950,1	2.038,0	4,5	2.664,1	3.988,1	49,7
Net Profit	893,7	327,8	(63,3)	485,5	1.221,5	151,6

NET REVENUE

Belgo Companies present net revenue of R$ 3,988.1 million in the first semester of 2005, against R$ 2,664.1 million in the first semester of 2004, with a positive variation of 49.7% justified by the increase of steelmaking exports, and by the full consolidation of Acindar during the first six months of 2005 against only May and June 2004.

The quarterly net revenue presented an increase of 4.5%, mainly due to the increase of steelmaking products exports and the excellent performance of Sales in Acindar.

Selected Data of Steelmaking - Brazil

Table 5

R$ million	2005		Δ%	2004	2005	Δ%

	1Q	2Q		1S	1S

Gross revenue	1.686,1	1.709,6	1,4	2.631,1	3.395,7	29,1

Net revenue	1.255,3	1.280,1	2,0	1.943,2	2.535,4	30,5
Domestic market	913,9	898,0	(1,7)	1.555,8	1.811,9	16,5
Exports	341,4	382,1	11,9	387,4	723,5	86,8

Financial revenue (expenses)	(27,5)	(26,9)	(2,2)	(9,2)	(54,4)	491,3
Currency and exchange rate variations	0,8	30,5		(8,9)	31,3
Equity pick-up	602,3	(94,6)		89,1	507,7	469,8
Net profit	669,4	90,2	(86,5)	288,0	759,6	163,8

In the semester shown, the Sector of Steelmaking Brazil reached net revenue of R$ 2,535.4 million, with an evolution of 30.5%, when compared to the same period of the previous year.

The net profit of R$ 759.6 million in the semester is impacted:

1) By the equity pick-up of non recurrent earnings in the value of R$ 582.1 million in the first quarter of 2005;
2) By the non operational expenditure of R$ 56.1 million due to the reversal of revaluation reserves related to rural lands transferred to Belgo Siderurgia S/A in the first quarter of 2005;
3) By the increase in 2005 of depreciation rates that summed up R$ 81.3 million.

Other information:

In the first semester of 2005 the ladle furnace from Vitória Plant was concluded, with a production capacity of 620 thousand tons/year and also the profile drawing line in Sabará Factory. CAF invested R$ 23 million in planting new forests and in the increase of the production capacity of charcoal. ARCELOR approved the investment to increase in 320 thousand tons/year the productive capacity of rolled products of Acindar, in Argentina.

It is under way the construction of 2 blast furnaces to manufacture pig iron in Juiz de Fora plant and, in João Monlevade, the preheating system for the combustion air of the cowpers and the increase of the productive capacity of the rolling line #1 (TL1).

Selected Data of Drawing Companies - Brazil (BBA + BBN + BMB)

Table 6

R$ million	2005		Δ%	2004	2005	Δ%

	1Q	2Q		1S	1S

Gross revenue	680,4	685,4	0,7	1.134,2	1.365,8	20,4

Net revenue	499,9	503,3	0,7	846,5	1.003,2	18,5
Domestic market	466,0	466,8	0,2	760,2	932,8	22,7
Exports	33,9	36,5	7,7	86,3	70,4	(18,4)

Financial revenues (expenses)	(2,7)	(2,7)	0,0	(11,3)	(5,4)	(52,2)
Currency & exchange rate variations	0,6	(3,1)	-	1,9	(2,5)	-
Equity equivalence	2,0	(2,4)	-	3,1	(0,4)	-
Net profit	68,1	55,4	(18,6)	121,9	123,5	1,3

The net revenue of the drawing segment in the first semester of 2005 progressed 18.5 in relation to the same period last year.

The net profits of the compared semesters kept stable.

Selected Data of Acindar

Table 7

R$ Million	2005		Δ%	2004 *	2005	Δ%

	1Q	2Q		1S	1S

Gross revenue	532,4	558,2	4,8	364,0	1.090,6	199,6

Net revenue	506,1	530,5	4,8	346,9	1.036,6	198,8
Domestic market	391,5	405,6	3,6	290,1	797,1	174,8
Exports	114,6	124,9	9,0	56,8	239,5	321,7

Financial revenues (expenses)	(11,0)	(11,2)	1,8	(6,4)	(22,2)	246,9
Currency & exchange rate variations	4,2	8,8	109,5	(27,9)	13,0
Equity equivalence	(0,4)	9,1		0,0	8,7
Net profit	146,7	133,9	(8,7)	69,3	280,6	304,9

* consolidated as of May 2004.

Acindar registered in the semester a net revenue of R$ 1,036.6 million – there are no extraordinary earnings.

On March 18 2005 there was a General Meeting that discussed about the distribution of dividends in the value of R$ 300.6 million over the earnings of the financial year of 2004.

Stock Market

In the first semester of 2005, 24.6 million common shares (BELG3) and 319.4 million preferred shares (BELG4) were negotiated in BOVESPA.

The total of transactions was R$ 433.9 million in 6,229 businesses. The financial volume overcame in R$ 170.3 million the volume of the same period last year and the number of businesses had a positive variation of 64.6% .

The common and preferred shares had a devalorization of 23.9% and 30.1%, respectively, without considering the Interest on equity paid in March and the supplementary dividends paid in May 2005. In the same period, the Bovespa index devalued by 4.4% ..

Belgo market value on 06/30/2005 was R$ 7,278.2 milliom, against R$ 9,955.1 million in 12/31/2004.

Market Information - Belgo Parent Co.

Table 8

	1998	1999	2000	2001	2002	2003	2004	jun/30/05

Closing quotations
R$ / per 1000 shares batch
Common shares (OE)	78.00	112.00	129.00	130.00	359.50	620.00	1,320.00	1,005.00
Preferred shares (PE)	37.00	120.00	130.99	146.67	370.00	734.00	1,510.00	1,054.90

Market capitalization
R$ million	272.2	780.2	878.0	926.8	2,580.1	4,754.6	9,955.1	7,278.2

Net equity
R$ / per 1000 shares batch	241.81	213.20	279.77	296.60	323.34	384.11	493.68	634.89

Companhia Siderúrgica de Tubarão

Condensed Consolidated Interim Balance Sheets
At June 30, 2005 and December 31, 2004 (Unaudited)
In thousands of Reais

	June 30,	December 31,
Assets	2005	2004

Current assets
Cash and cash equivalents	751,772	388,000
Trade accounts receivable, net
Related parties	149,779	292,247
Other	363,726	321,498
Inventories	808,580	596,180
Deferred income tax	179,242	283,419
Other assets	115,603	109,075

	2,368,702	1,990,419

Non current assets
Deferred income tax	266,921	217,374
Accounts receivable from related party	-	12,236
Other assets	70,427	68,361

	337,348	297,971

Permanent assets
Investment in associated company	182,075	163,868
Property, plant and equipment, net	8,371,700	7,885,601
Deferred charges, net	6,968	7,868

	8,560,743	8,057,337

Total assets	11,266,793	10,345,727

Companhia Siderúrgica de Tubarão

Condensed Consolidated Interim Balance Sheets
At June 30, 2005 and December 31, 2004 (Unaudited)
In thousands of Reais	(continued)

	June 30,	December 31,
Liabilities and shareholders' equity	2005	2004

Current liabilities
Suppliers	230,380	125,028
Short-term debt	366,060	377,220
Deferred income tax	107,068	108,126
Taxes and contributions	147,607	83,300
Provisions and labor charges	105,474	92,869
Interest on shareholders' equity and dividends	427	441,598
Other	52,204	41,809

	1,009,220	1,269,950

Long-term liabilities
Long-term debt	924,026	1,030,786
Provision for contingencies	42,418	77,054
Deferred income tax	913,446	961,498
Accounts payable to related party	42,886	-
Other	572	572

	1,923,348	2,069,910

Minority interest	132,326	30,997

Shareholders' equity
Share capital	2,782,106	2,782,106
Capital reserves	576,995	370,135
Revaluation reserve	1,868,595	1,949,459
Revenue reserves	2,974,203	1,873,170

	8,201,899	6,974,870

Total liabilities and shareholders' equity	11,266,793	10,345,727

The accompanying notes are an integral part of the condensed consolidated interim financial information.

Companhia Siderúrgica de Tubarão

Condensed Consolidated Interim Statement of Operations
For the six-month periods ended June 30, 2005 and 2004 (Unaudited)

Expressed in thousands of Reais, except per share amounts and number of shares

	2005	2004

Gross sales and services revenues
Export	1,940,671	1,645,093
Domestic	1,804,028	899,198

	3,744,699	2,544,291

Deductions – (Sales and value-added tax, freight, discount and returns)	(503,416)	(328,676)

Net sales and services revenues	3,241,283	2,215,615

Cost of sales and services	(1,663,695)	(1,336,508)

Gross profit	1,577,588	879,107

Operating income (expenses)
Selling	(51,131)	(55,441)
Administrative and general	(81,424)	(61,848)
Equity in results of associated company	6,555	(10,087)
Financial expenses, net	(86,247)	(144,030)
Other, net	5,760	10,704

Operating profit	1,371,101	618,405

Non-operating income, net	2,014	318

Income before income taxes and employee profit sharing	1,373,115	618,723

Income tax	(300,840)	404,631

Income before employee profit sharing	1,072,275	1,023,354

Employee profit sharing	(52,106)	(32,503)

Net income for the period	1,020,169	990,851

Net income per thousand of shares
paid-up capital at end of the period - R$	20.01	19.44

The accompanying notes are an integral part of the condensed consolidated interim financial information.

Companhia Siderúrgica de Tubarão

Condensed Interim Statements of Changes in Shareholders' Equity
For the six-month period ended June 30, 2005 (Unaudited)
Expressed in thousands of Reais, except per share amounts and number of shares

		Capital reserves			Revenue reserves

	Share capital	Tax incentive	Premium on sale of shares	Revaluation reserve	Legal	For investments and working capital	Retained earnings	Total

At December 31, 2004	2,782,106	330,135	40,000	1,949,459	152,071	1,721,099	-	6,974,870

Tax incentive – ADENE	-	206,860	-	-	-	-	-	206,860
Realization of reserve	-	-	-	(80,864)	-	-	80,864	-
Net income for the period	-	-	-	-	-	-	1,020,169	1,020,169

At June 30, 2005	2,782,106	536,995	40,000	1,868,595	152,071	1,721,099	1,101,033	8,201,899

The accompanying notes are an integral part of the condensed consolidated interim financial information.

Companhia Siderúrgica de Tubarão

Condensed Consolidated Interim Statements of Cash Flows
For the six-month periods ended June 30, 2005 and 2004
Expressed in thousands of Reais

	2005	2004

	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net cash provided by operating activities	1,684,400	823,804

Cash flows from investing activities
Permanent assets
Investment in associated company	(11,652)	(13,376)
Property, plant and equipment	(781,098)	(125,300)

Net cash used in investing activities	(792,750)	(138,676)

Cash flows from financing activities
Short-term debt
Issuances	-	254,914
Amortization	-	(331,156)
Financing
Issuances	269,063	36,397
Amortization	(292,191)	(239,592)
Dividends and interest on shareholders' equity	(441,171)	(153,129)

Net cash used in financing activities	(464,299)	(432,566)

Effect of exchange rate changes on cash	(63,579)	22,588

Net cash generated in the period	363,772	275,150

Cash and cash equivalents
At the end of the period	751,772	692,903
At the beginning of the period	388,000	417,753

Net increase in cash and cash equivalent	363,772	275,150

The accompanying notes are an integral part of the condensed consolidated interim financial information.

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information (Unaudited)
Expressed in thousands of Reais

1 The Company and its operations

Companhia Siderúrgica de Tubarão (the "Company"), located in the State of Espírito Santo, Brazil, was incorporated in 1974 and started production in 1983. It operates an integrated steel mill for the production and sale of iron and steel products, mainly slabs and semi-finished steel plates for export. The Company's infrastructure includes a road and railway system, as well as a port complex that includes the Praia Mole Marine Terminal.

2 Significant accounting policies

All majority-owned subsidiaries have been consolidated, and all significant inter-company accounts and transactions have been eliminated. Investment in associated company is recorded on the equity method of accounting.

The accounting policies used in the preparation of the condensed consolidated interim financial information are consistent with those utilized in the preparation of the audited consolidated financial statements at and for the year ended December 31, 2004.

3 Presentation of the financial statements

The unaudited condensed consolidated interim financial information have been prepared in accordance with the accounting practices adopted in Brazil ("Brazilian GAAP"), which are based on the Brazilian Corporate Law (Law No. 6,404/76, as amended), the rules and regulations issued by the Brazilian Securities Commission (Comissão de Valores Mobiliários, or "CVM") and certain accounting standards issued by the Brazilian Institute of Independent Accountants (Instituto dos Auditores Independentes do Brasil, or "IBRACON").

The Company’s condensed consolidated interim financial information as of June 30, 2005 and for the six-month periods ended June 30, 2005 and 2004 are unaudited. However, in our opinion, such unaudited condensed consolidated interim financial information includes all adjustments necessary for a fair presentation of the results for interim periods. The results of operations for the six-month period ended June 30, 2005 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2005.

The consolidated interim financial information prepared by the Company for statutory purposes, which includes the stand alone financial statements of the parent company, were filed with the CVM in August 2005. The financial information presented herein does not include the parent company's stand alone financial statements. Additionally, the consolidated financial information for the six-month period ended June 30, 2004 and as of December 31, 2004 have been adjusted from the statutory financial statements originally published in Brazil to recognize the portion of the tax credit associated with the Plano Verão – “Summer Plan” lawsuit which refers to the future tax deductible depreciation to be recognized as from

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information (Unaudited)
Expressed in thousands of Reais

May 2004 (Note 7(d)). This portion of the tax credit was not recognized in the Company’s financial statements originally published in Brazil as of and for the year ended December 31, 2004. Following is a summary of the difference between the Company’s consolidated financial information and those originally published in Brazil:

	As of December 31, 2004		For the six- month period ended June 30, 2004

	Deferred income tax assets	Shareholders’ equity	Net income

Financial information published in Brazil	285,874	6,759,951	766,895
Recognition of tax credit	214,919	214,919	223,956

Adjusted financial information presented herein	500,793	6,974,870	990,851

The unaudited condensed consolidated interim financial information is not intended to be used for statutory and regulatory purposes in Brazil.

The unaudited condensed consolidated interim financial information should be read in conjunction with the Company’s audited consolidated financial information at and for the year ended December 31, 2004.

The unaudited condensed consolidated interim financial statements include the following subsidiaries:

		Ownership interest in
Company	Status	share capital

CST Comércio Exterior	Direct subsidiary	100%
CST Corporation B.V.	Direct subsidiary	100%
Skadden Consultadoria e Serviços Lda	Indirect subsidiary	100%
CST Overseas Ltd.	Indirect subsidiary	100%
Sol Coqueria Tubarão S.A.	Direct subsidiary	62%

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information (Unaudited)
Expressed in thousands of Reais

4 Cash and cash equivalents

	June 30,	December 31,
	2005	2004

Cash and banks (i)	220,766	146,931
Short-term investments abroad (ii)	531,006	241,069

	751,772	388,000

(i)	Includes bank accounts abroad of R$ 31,275 at June 30, 2005 (December 31, 2004 - R$ 51,064) linked to the securitization program.

(ii)	Represents investments in short-term securities and mutual funds with highly rated financial institutions, with maturities of less than 90 days.

5 Trade accounts receivable

	June 30,	December 31,
	2005	2004

Export customers	209,482	385,370
Domestic customers	304,251	228,603
Allowance for doubtful accounts	(228)	(228)

	513,505	613,745

6 Inventories

	June 30,	December 31,
	2005	2004

Finished products
Steel slabs	40,968	25,336
Hot coils	82,055	66,660
Raw materials	338,639	261,891
Sundry materials	121,950	113,634
Importations in progress	165,800	90,846
Other	59,168	37,813

	808,580	596,180

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information (Unaudited)
Expressed in thousands of Reais

7 Deferred income tax

(a) Analysis of tax balances

	June 30,	December 31,
	2005	2004

Assets
Current assets
Net operating loss carryforwards and “Plano Verão” tax credit (d)	179,064	283,110
Temporary differences	178	309

	179,242	283,419

Non-current assets
“Plano Verão” tax credit (d)	251,052	197,009
Temporary differences	15,869	20,365

	266,921	217,374

Total deferred income tax asset	446,163	500,793

Liabilities
Current liabilities
Revaluation reserve	(91,461)	(91,461)
Accelerated depreciation	(14,550)	(14,550)
Other	(1,057)	(2,115)

	(107,068)	(108,126)

Long-term liabilities
Revaluation reserve	(866,796)	(908,454)
Accelerated depreciation	(46,650)	(53,044)

	(913,446)	(961,498)

Total deferred income tax liability	(1,020,514)	(1,069,624)

Deferred income tax liability, net	(574,351)	(568,831)

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information (Unaudited)
Expressed in thousands of Reais

(b) Income tax reconciliation

The amount reported as income tax expense is reconciled to the statutory composite rate as follows:

	Six-month
	periods ended June 30,

	2005	2004

Income before income taxes and profit sharing	1,373,115	618,723

Tax expense at statutory composite rate - 34%	(466,859)	(210,366)

Adjustments to derive effective rate:
Benefit from deductibility of interest on
shareholders’ equity	-	56,458
Effects of "Plano Verão" (d)	118,241	515,811
Foreign earnings not subject to tax	18,320	57,869
Benefit from deductibility of profit sharing	17,716	11,051
Equity results	2,229	(3,430)
Other permanent differences and other	9,513	(22,762)

Tax benefit (expense) per statement of operations	(300,840)	404,631

Current	(141,141)	191,406
Deferred	(159,699)	213,225

(c) Net operating loss carryforwards

(i) Potential restriction on use of tax losses

Generally, tax losses available for offset are limited in any one year to 30% of annual income before tax determined in accordance with Brazilian Tax Law.

(ii) Valuation allowance

Based on the Company's expectation that it is probable that the deferred tax assets will be recovered, no valuation allowances have been established.

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information (Unaudited)
Expressed in thousands of Reais

(d) Plano Verão - "Summer Plan"

In December 1994, the Company prosecuted a claim against the Federal Government, in order to obtain the right to deduct the effect of the Consumer Price Index – IPC (“IPC”) rather than the inflation index defined by the federal government as part of Plano Verão (“Summer Plan”). For purposes of determining taxable income, the difference between the official rate and the IPC was 42.72% and 10.14% in the months of January and February 1989, respectively

In June 2002, the Company obtained a favorable decision in the Regional Federal Court (TRF), to recognize the tax benefit related to January 1989, equivalent to 42.72% . The Federal Government subsequently appealed the TRF decision to the Superior Court (STJ).

In May 2004, the Company obtained the final court ruling regarding tax benefits related to January 1989 and therefore recognized a tax credit of R$ 515,811 against income tax and social contribution expense, relating to the incremental depreciation that would have resulted from the inflation accounting adjustments that would have been made to the Company’s fixed assets.

On October 4, 2004, the STJ granted and announced publicly that the Company had the right to use the benefit relating to the February 1989 index of 10.14% . On March 31, 2005, after the final court ruling received, the Company recorded the tax credit of R$ 118,241 related to February 1989 index.

(e) Tax incentive - ADENE

The Company's operations are located within a geographic area which has been granted special tax treatment by the Agência de Desenvolvimento do Nordeste (Northeast Development Agency, or ADENE). During 2003, the Company applied for the ADENE program and was awarded the right to a reduction in the income taxes payable as follows: (i) profits relating to steel slab production and sales, limited to 5 million tons per year, are entitled to a 75% reduction in the statutory tax rate, as from January 1, 2002 through 2011, (ii) profits relating to coiled hot-rolled strip production and sales, limited to 2 million tons per year, are entitled to a 75% reduction in the statutory tax rate, as from January 1, 2004 through 2013, and (iii) profits relating to energy production and sales, limited to 300 MW per year, are entitled to a 75% reduction in the statutory tax rate, as from January 1, 2002 through 2011.

For the six-month period ended June 30, 2005, the income tax benefit relating to the ADENE program amounted to R$ 206,860 (June 30, 2004 - R$ 67,186) and, pursuant to Brazilian GAAP, the reduction of income tax payable is recorded against a credit to capital reserves without affecting net income. In accordance with ADENE's regulations, the amount relating to this tax benefit can only be used to increase capital or absorb accumulated losses.

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information (Unaudited)
Expressed in thousands of Reais

8 Investment in associated company

	Six-month	Year ended
	period ended	December 31,
	June 30, 2005	2004

	(Unaudited)

Beginning of the period	163,868	138,631
Capital subscription	11,652	13,376
Equity results	6,555	11,861

End of the period	182,075	163,868

Relates to the investment in Vega do Sul S.A., in which the Company holds a 25% interest in the total and voting capital.

9 Property, plant and equipment

				December 31,
			June 30, 2005	2004

			(Unaudited)
	Revalued	Accumulated
	cost	depreciation	Net	Net

Land	15,087	-	15,087	15,087
Buildings	1,187,585	(430,779)	756,806	778,257
Industrial installations	7,050,896	(2,509,579)	4,541,317	4,744,176
Equipment	1,779,139	(524,748)	1,254,391	1,303,081
Shipping terminal	51,358	(27,035)	24,323	25,337
Vehicles	6,749	(5,882)	867	1,089
Construction in progress	1,778,909	-	1,778,909	1,018,574

	11,869,723	(3,498,023)	8,371,700	7,885,601

(i) On February 13, 2004 the Board of Directors approved the appraisal report for the revaluation of the Company's property, plant and equipment at December 31, 2003, excluding the Shipping terminal and Construction in progress. Consequently the Company recognized the revaluation increment in the amount of R$ 2,132,293 (R$ 1,407,313, net of tax effects, directly in shareholders’ equity). This appraisal was ratified at the General Shareholder's Meeting of March 25, 2004. On June 30, 2005 the total amount of revaluation accounted was R$ 2,826,852 (R$ 1,868,595, net of taxes) and the depreciation charge for the six-month period ended June 30, 2005 includes R$ 122,522 (2004 – R$ 123,532) of the increment arising on the revaluation of property, plant and equipment.

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information (Unaudited)
Expressed in thousands of Reais

10 Related party transactions

Related party transactions arise from sales and purchases of products and services.

	Arcelor Group	Companhia Vale do Rio Doce (i)	Japanese group (ii)	California Steel Industries Inc. (ii)	Vega do Sul S.A.	Total

	(Shareholder)	(Shareholder)	(Shareholder)	(Shareholder)	(Associated)
Balances at June 30, 2005
Assets
Trade accounts receivable	1,333	-	-	-	148,446	149,779
Receivables from associated
companies	-	-	-	-
Liabilities
Suppliers	2,110	-	-	-	5,501	7,611
Accounts payable to related party	42,886	-	-	-	-	42,886
Minority interest on Sol Coqueria	129,367	-	-	-	-	129,367

Balances at December 31, 2004
Assets
Trade accounts receivable	4,859	-	166,649	51,359	69,380	292,247
Advances to suppliers	20,001	-	-	-	-	20,001
Receivables from associated
companies	-	-	-	-	12,236	12,236
Liabilities
Suppliers	4,794	-	-	-	-	4,794
Minority interest on Sol Coqueria	30,181	-	-	-	-	30,181

Transactions in the six-month period
ended June 30, 2005
Sales	115,811	-	-	-	459,392	575,203
Purchases (ore, coal, freight
and unloading)	(2,764)	-	-	-	(10,086)	(12,850)
Purchases of property, plant
and equipment	(2,376)	-	-	-	-	(2,376)

Transactions in the six-month period
ended June 30, 2004 (Unaudited)
Sales	48,362	835	483,454	214,620	260,013	1,007,284
Purchases (ore, coal, freight
and unloading)	(683)	(371,799)	-	-	-	(372,482)
Purchases of property, plant
and equipment	(1,341)	-	(23,376)	-	-	(24,717)

(i)	On December 2004, Companhia Vale do Rio Doce disposed of all its shares in the Company and is no longer a shareholder.
(ii)	On May 2004, California Steel Industries Inc (CSI) and the JFE disposed of all its shares in the Company and is no longer a shareholder.

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information (Unaudited)
Expressed in thousands of Reais

11 Financing

(a) Outstanding debt

				June 30, 2005		December 31, 2004

	Index and annual		(Unaudited)
	interest rate % (i)	Short- term	Long- term	Total	Short- term	Long- term	Total

Working capital
Export prepayments	US$ + LIBOR +
	1.74 to 2.38	388	47,008	47,396	95,456	106,176	201,632
Investments
Export receivables
securitization	US$ + LIBOR +
	1.0 to 2.0	176,694	84,304	260,998	81,089	175,685	256,774

	Libor + 1.75 and
	7.88 to 8.69	11,397	72,719	84,116	12,878	87,320	100,198
Financing of property, plant
and equipment
BNDES	TJLP + 2 to 4.25
	and basket of foreign
	currencies	119,146	343,422	462,568	125,053	392,235	517,288
KfW	US$ + LIBOR +
	0.4 to 0.65	49,516	355,423	404,939	52,833	240,702	293,535
Other	Libor + 0.65	8,919	21,150	30,069	9,911	28,668	38,579

Total		366,060	924,026	1,290,086	377,220	1,030,786	1,408,006

(i)	TJLP - The long-term interest rate, set quarterly, was 9.7% p.a. as from April 1, 2005.

LIBOR - The London Interbank Offered Rate was 3.71% p.a. at June 30, 2005 (2.78% p.a. at December 31, 2004).

US$ - U.S. dollar at June 30, 2005 = R$ 2.3504 (December 31, 2004 = R$ 2.6544).

Basket of foreign currencies - BNDES restatement index which contemplates the exchange rate variations, interest and income tax incurred by BNDES on its foreign loans.

(b) Maturities

At June 30,
2005

2005	135,012
2006	264,102
2007	195,780
2008	181,314
2009	158,994
2010	98,242
2011 to 2017	256,642

Total	1,290,086

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information (Unaudited)
Expressed in thousands of Reais

(c) Collateral

	June 30,	December 31,
	2005	2004

Securitization of export receivables	345,114	356,972
Mortgage of the Continuous casting mill I, Coke plant and
Coal yard	629,069	517,288
Promissory notes	77,463	240,207

Total with collateral	1,051,646	1,114,467
Without collateral	238,440	293,539

	1,290,086	1,408,006

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information (Unaudited)
Expressed in thousands of Reais

12 Shareholders' equity

(a) Share capital and share rights

Total authorized share capital of the Company, up to which shares may be issued without changing the by-laws, is 62,620,222,060 preferred shares and 39,332,658,000 common shares.

Each holder of common shares is entitled to one vote for each share held on all matters that come before a shareholders' meeting. Preferred shares are not redeemable, nor convertible into common shares, and have no voting rights, but are assured priority in the return of capital in the event of liquidation. Preferred shares are entitled to a dividend per share 10% greater than the dividend paid to common shares. As distributable earnings may be capitalized or otherwise appropriated, there can be no assurance that preferred shareholders will receive this 10% premium, unless earnings are fully distributed.

The minimum mandatory dividend is 25% of net income of each year.

(b) Unappropriated retained earnings

Brazilian law permits the payment of dividends and interest on shareholders' equity only in reais and from retained earnings as stated in the accounting records prepared in accordance with Brazilian GAAP. At June 30, 2005, such retained earnings available for distribution aggregated R$ 2,822,132 (December 31, 2004 - R$ 1,721,099) represented by the reserve for investments and working capital.

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information (Unaudited)
Expressed in thousands of Reais

(c) Dividends and interest on shareholders' equity

Management is required by Brazilian Corporate Law to propose dividends at year-end to meet the minimum mandatory dividend requirements for the year.

Brazilian companies are permitted to pay limited amounts to shareholders and treat such payments as an expense for Brazilian federal income tax and social contribution purposes. This interest on shareholders’ equity is treated for accounting purposes as a deduction from shareholders' equity in a manner similar to a dividend. A tax of 15% is withheld and paid (or compensated with withholding tax credits) by the Company upon credit of the interest. Interest on shareholders' equity is treated as a dividend for purposes of the minimum mandatory dividend requirement.

At December 31, 2004, the Company recorded a provision of R$ 178,110 for interest on shareholders' equity (R$ 3.291786 per thousand of common shares and R$ 3.620965 per thousand of preferred shares), as approved by the Board of Directors in a meeting held on December 17, 2004 and subject to approval by the Annual General Meeting of shareholders. Such amounts were paid as from February 28, 2005. Additionally, at December 31, 2004, dividends were provisioned amounting to R$ 287,786 (R$ 5.318787 per thousand common shares and R$ 5.850666 per thousand preferred shares) and were paid as from March 18, 2005.

13 Employee benefits

(a) Supplementary pension plan

In 1988, the Company established a nonprofit private pension fund for employees, Fundação de Seguridade Social dos Empregados da Companhia Siderúrgica de Tubarão - FUNSSEST, which is administratively and financially independent. Its objectives, in compliance with the pertinent legislation, are to supplement government pension benefits as well as to render social assistance to employees and their dependents.

FUNSSEST has four pension plans, of which Plans I, II and III are defined-benefit plans which will be extinguished over time. Plan IV, which is a defined-contribution plan with certain defined-benefits, covers the employees hired as from 1998. Sponsor contributions in the six-month period ended June 30, 2005, including the reimbursement of administrative and operating expenses, amounted to R$ 8,126 (June 30, 2004 - R$ 7,066).

In accordance with IBRACON Statement NPC - 26 and CVM Deliberation No. 371, the Company recognizes directly in income, against net actuarial liability, the actuarial gain for the year. The adjustment arising from net actuarial gains in 2004 was R$ 711 and at December 31, 2004 and June 30, 2005 there was no liability recorded for accrued pension cost liability.

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information (Unaudited)
Expressed in thousands of Reais

(b) Employee profit sharing plan

The employee profit sharing plan is linked to (i) the results of operations measured through the EBITDA (Earnings before interest, taxes, depreciation and amortization) and ROCE (Return on capital employed) metrics and (ii) achievement of personal, managerial, corporate and departmental goals.

In the six-month period ended June 30, 2005, the Company recorded R$ 52,106 (June 30, 2004 - R$ 32,503) of employee profit sharing expenses.

14 Contingencies and commitments

(a) Contingencies

Based on an analysis of each case and supported by the opinion of outside legal counsel, the Company sets up provisions for probable losses for its legal proceedings involving tax, labor and civil lawsuits as follows:

	June 30,	December 31,
	2005	2004

	(Unaudited)

Tax	31,580	66,289
Labor	6,281	6,507
Civil	4,557	4,258

Total	42,418	77,054

At June 30, 2005, the Company has restricted court deposits of R$ 42,251 (December 31, 2004 - R$ 38,615).

(b) Possible losses

(i) Taxes on revenues – foreign exchange gains

The Company filed a complaint in 2004, regarding taxes on revenues (PIS and COFINS) on foreign exchange gains on fluctuations of exchange rates. The Company, based on an analysis by its outside legal counsel of the applicable laws and court precedents, considers that income from foreign exchange gains on fluctuations of exchange rates should not be subject to PIS and COFINS taxes. If the Company’s position on this matter does not prevail, taxes would be due at June 30, 2005 of R$ 93,157 (December 31, 2004 - R$ 104,585). The Company’s management, based on the advice of outside legal counsel, believes that the probability of loss with regards to this claim is possible and, consequently, no provision was recorded at June 30, 2005.

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information (Unaudited)
Expressed in thousands of Reais

(ii) ADENE

The Company applied for the ADENE program and was awarded the right to a reduction in the income taxes payable since 2003 (Note 8(e)). On September 14, 2004, ADENE's General Director issued enactment 726/04, which canceled the tax benefits previously granted to the Company. On September 23, 2004, the Company presented administrative measures in order to overturn such enactment. On January 4, 2005, the Company was notified by mail, in respect of enactment 154, published in the Official Gazette on December 29, 2004, which rejected the Company’s appeal, and thereby reiterated the annulment of ADENE’s constitutive acts 0103/2003, 0104/2003 and 0105/2003 which had granted the Company the benefits under the ADENE program. Management, based on the advice of external legal counsel, believes that this tax benefit was not cancelled, since the cancellation of this benefit can only be made by the Federal Revenue Agency (Delegacia da Receita Federal - DRF).

For the years ended December 31, 2004 and 2003, the income tax benefit relating to ADENE program amounted to R$ 232,567 and R$ 97,564, respectively, and R$ 206,860 in the six-month period ended June 30, 2005. Based on the opinion of external legal counsel and the applicable tax laws and legal precedent, the Company’s management believes that it is entitled to such tax benefits and that such benefits can only be removed on a prospective basis by the Federal income tax authorities. The likelihood of loss relating to this claim has been determined to be possible and consequently, the Company has not recorded a provision with respect to this matter.

(iii) Other possible losses

The Company is contesting other legal proceedings in progress, involving contingent risks, which are considered as possible losses. The aggregate amount was R$ 133,644 at June 30, 2005 (R$ 140,697 at December 31, 2004).

(c) Environmental issues

The Company is subject to federal, state and local laws and regulations relating to the environment. These laws generally provide for control of air and effluent emissions and require responsible parties to undertake remediation of hazardous waste disposal sites. Civil penalties may be imposed for noncompliance. The Company provides for remediation costs and penalties when a loss is probable and the amount is reasonably determinable. The Company operates an environmental protection department, including an environmental quality assurance division.

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information (Unaudited)
Expressed in thousands of Reais

(d) Commitments

(i) Expansion project

Formal purchase commitments, relating primarily to new investments to increase the steel production capacity to 7.5 million ton/year, total approximately R$ 1,033,074 (US$ 439,531 thousand).

(ii) Sales agreement – Vega do Sul S.A.

On June 16, 2000, the Company entered into a ten-year sales agreement (renewable for three periods of ten years) with its associated company, Vega do Sul S.A., to provide hot coils from the Company's Hot Strip Mill production. Pursuant to this agreement, Vega do Sul S.A. expects to purchase at least 90% of its hot coil requirements. Such purchases are limited to 920 thousand tons per year. The transaction terms and conditions are based on Brazilian market prices.

(iii) Guarantee of loan contract

The Company is a joint guarantor together with the Arcelor Group in relation to a loan contract with BNDES signed by Vega do Sul S.A. on December 31, 2002. The Company provided guarantees limited to 25% of this loan. The outstanding balance of this loan at June 30, 2005 was R$ 275,597 (US$ 117,255 thousand).

15 Financial income (expenses), net

		Six-month
	period ended June 30,

	2005	2004

Financial income	11,554	15,982
Financial expenses	(78,750)	(85,039)
Monetary and exchange variations on assets	(170,884)	54,789
Monetary and exchange variations on liabilities	151,833	(129,762)

	(86,247)	(144,030)

Companhia Siderúrgica de Tubarão

Notes to the Condensed Consolidated Interim Financial Information (Unaudited)
Expressed in thousands of Reais

16 Differences between
Brazilian GAAP and U.S. GAAP

Note 19 to the Company’s consolidated financial statements at December 31, 2004 and 2003 and for the years then ended sets forth a summary, including a quantitative reconciliation, of the principal differences between Brazilian GAAP and accounting principles generally accepted in the United States (“U.S. GAAP”). The same differences between Brazilian GAAP and U.S. GAAP apply to the condensed consolidated interim financial information at June 30, 2005 and for the six-month periods ended June 30, 2005 and 2004.

17 Subsequent Event

On July 28, 2005, in connection with its recent acquisition of the control of CST, Arcelor announced a restructuring of its steel production investments in Brazil, involving: (i) the conversion of the preferred shares of Belgo into common shares; (ii) merger by Companhia Siderúrgica Belgo-Mineira. of the holding companies , APSL ONPN Participações S.A and Arcelor Aços do Brasil Ltda, controlled by Arcelor and owners of interest in CST and Vega do Sul; (iii) the exchange of CST’s shares for shares of Belgo; and (iv) the modification of Belgo’s legal name to Arcelor Brasil S.A. (“Arcelor do Brasil”).

In connection with this restructuring, Arcelor announced its intention to change CST’s accounting policy for property, plant and equipment to use the historical cost basis. This change will be adopted so that CST’s accounting is consistent with the accounting policy currently adopted by other entities of the Arcelor group in Brazil. Consequently, the revaluation reserve recorded by Company in property, plant and equipment with a corresponding credit to a reserve in shareholders’ equity which amounted to R$ 1,868,595, net of accumulated depreciation and deferred tax effects, at June 30, 2005 will be reversed in the future.

* * *

Companhia Siderúrgica de Tubarão

Summary of Operating Performance – 1st semester of 2005 and 2004

     The following discussion of CST’s results of operations is based on the consolidated financial statements prepared in accordance with accounting practices adopted in Brazil (“Brazilian GAAP”).

     The table below presents components of the statement of operations and their proportions to net revenue from sales and services for the periods indicated:

	Six Months Ended June 30,

	2005	%	2004	%

	(in millions reais)
Gross sales and services revenues	3,744	116	2,544	115
Deductions	(503)	(16)	(328)	(15)
Net sales and services revenues	3,241	100	2,216	100
Cost of sales and services	(1,663)	(51)	(1,337)	(60)
Gross profit	1,578	49	879	40
Operating expenses, net (i)	(207)	(7)	(261)	(12)
Operating income	1,371	42	618	28
Non-operating income, net	2	-	-	-
Income taxes	(301)	(9)	405	(18)
Profit sharing	(52)	(2)	(32)	(1)
Net income	1,020	31	991	45
(i) Includes financial income and financial expenses

	Six Months Ended June 30,

	2005	2004

	(in millions reais)
Operating expenses, net:
Selling expenses	(51)	(55)
Administrative and general expenses	(82)	(62)
Financial income (expenses), net	(86)	(144)
Equity results	6	(10)
Other, net	6	10
	-------	-------
Total operating expenses	(207)	(261)

Six months ended June 30, 2005 compared to June 30, 2004

Net Sales and Services Revenues

     Gross Sales and Services Revenues

     Gross sales and services revenues increased by 47.2% from R$ 2,544 million in the six months ended June 30, 2004 to R$ 3,744 million in the six months ended June 30, 2005, primarily as a result of the increased demand for steel products in both the international and domestic markets, increase of sales price and an improved sales mix resulting from CST’s increased sales of hot rolled coils.

     Gross revenues from export sales increased by 18.0% from R$ 1,645 million in the six months ended June 30, 2004 to R$ 1,941 million in the six months ended June 30, 2005, primarily as a result of higher prices throughout the six months ended June 30, 2005. The volume of steel slabs sold by CST declined by 14.2% in the six months ended June 30, 2005 as a result of the use of a portion of CST’s steel slabs to produce hot rolled coils. The decrease in volume sold was offset by a 68.1% increase in

Companhia Siderúrgica de Tubarão

Summary of Operating Performance – 1st semester of 2005 and 2004 the average price for CST’s steel exports, which increased from US$ 288 per ton in the six months ended June 30, 2004 to US$ 484 per ton in the six months ended June 30, 2005.

     Gross revenues from the domestic market increased by 100.7% from R$ 899 million in the six months ended June 30, 2004 to R$ 1,804 million in the six months ended June 30, 2005 primarily due to the increase of the average price of the hot rolled coil and increased penetration by CST in the hot rolled coil market. The volume of hot rolled coil sold in the six months ended June 30, 2005 rose by 29.7% over the six months ended June 30, 2004 and the average price increased 87.9%, from US$ 340 per ton in the six months ended June 30, 2004 to US$ 639 per ton in the six months ended June 30, 2005.

     Deductions

     Deductions from gross revenues comprise taxes and contributions on sales and services, as well as freight, discounts and returns, increased by 53.4% and totaled R$ 328 million in the six months ended June 30, 2004 and R$ 503 million in the six months ended June 30, 2005. Deductions as a percentage of net sales and services revenues was 15% and 16% in the six months ended June 30, 2005 and 2004, respectively.

     Net Sales and Services Revenues

     Net sales and services revenues represent gross revenue less the deductions. Net revenues increased by 46.3% from R$ 2,216 million in the six months ended June 30, 2004 to R$ 3,241 million in the six months ended June 30, 2005, primarily as a result of the reasons discussed above.

Cost of Sales and Services

     Cost of sales and services increased by 24.4% from R$ 1,337 million in the six months ended June 30, 2004 to R$ 1,663 million in the six months ended June 30, 2005. For steel slabs, cost of sales increased 29.6% from R$ 530 per ton in the six months ended June 30, 2004 to R$ 687 per ton in the six months ended June 30, 2005. For hot rolled coil, cost of sales and services rendered increased by 25.9% from R$ 624 per ton in the six months ended June 30, 2004 to R$ 786 per ton in the six months ended June 30, 2005. The principal reason for this variation was the increase of raw material costs such as iron ore and coal due to increased worldwide demand for these materials. Other factor affecting costs was increases in sales of hot rolled coils with a higher added value price. As a percentage of net revenue, cost of sales was 51.3% in the six months ended June 30, 2005 as compared to 60.3% in the six months ended June 30, 2004. The gross margin for the six months ended June 30, 2005 was 48.7% as compared to 39.7% for the six months ended June 30, 2004, which reflects the change in the sales mix, improved price environment, and continued cost control and higher productivity.

Companhia Siderúrgica de Tubarão

Summary of Operating Performance – 1st semester of 2005 and 2004

Operating Expenses, net

     Operating expenses, net decreased by 20.7% from R$ 261 million in the six months ended June 30, 2004 to R$ 207 million in the six months ended June 30, 2005. Operating expenses, net consists of the sum of: selling expenses, administrative and general expenses, financial income (expenses), net, equity results and other operating income (expenses) net.

     Selling Expenses

     Selling expenses decreased by 7.3% from R$ 55 million in the six months ended June 30, 2004 to R$ 51 million in the six months ended June 30, 2005, primarily as a result of a decrease of 3.0% in the volume of products sold in the six months ended June 30, 2005 as compared to the six months ended June 30, 2004.

     Administrative and General Expenses

     Administrative and general expenses increased by 32.2% from R$ 62 million in the six months ended June 30, 2004 to R$ 82 million in the six months ended June 30, 2005, primarily as a result of an increase of 51.6% in external advisors’ services.

     Financial Income (Expenses), net

     Financial income (expenses), net was an expense of R$ 86 million in the six months ended June 30, 2005 compared to an expense of R$ 144 million in the six months ended June 30, 2004. The reduction is principally due to the appreciation of the real against the U.S. dollar as well as the reduction of our total indebtedness.

     Equity Results

     Equity in results of Vega do Sul amounted to a gain of R$ 6 million in the six months ended June 30, 2005 in comparison to a loss of R$ 10 million in the six months ended June 30, 2004. The loss position in the six months ended June 30, 2004 was primarily due to the fact that Vega do Sul started its operations in July 2003 and until the end of 2004 it was in its rating-up period and it reached its full capacity in the first quarter of 2005.

     Other, net

     Other, net decreased from a gain of R$ 10 million in the six months ended June 30, 2004 to a gain of R$ 6 million in the six months ended June 30, 2005.

Companhia Siderúrgica de Tubarão

Summary of Operating Performance – 1st semester of 2005 and 2004

Income Taxes

     Income tax expense totaled R$ 301 million in the six months ended June 30, 2005 and a benefit of R$ 405 in the same period in 2004. The result of a favorable ruling from the “Summer Plan,” or “Plano Verão” enabled CST to recognize the amount of R$118 million as tax credit in the six months ended June 30, 2005, partially offsetting CST’s higher taxable income in the six months ended June 30, 2005. The amount of R$ 516 million as tax credit from the “Summer Plan” offset the income tax expense in the six months ended June 30, 2004.

Net Income

     Net income increased by 3.0% from R$ 991 million in the six months ended June 30, 2004 to R$ 1,020 million in the six months ended June 30, 2005 as a result of the effects described above.

* * *

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

     Neither the laws of Brazil nor the Registrant’s by-laws or other constitutive documents provide for indemnification of directors or officers. However, the Registrant maintains liability insurance which insures and indemnifies its directors or officers against liability which he or she may incur in his or her capacity as such.

Item 21. Exhibits

     The following documents are filed as part of this Registration Statement:

Exhibit
Number	Description

2.1
English translation of the Protocol and Justification of the merger of shares of Companhia Siderúrgica de Tubarão into Companhia Siderúrgica Belgo-Mineira for the purpose of the former's conversion into a wholly owned subsidiary of the latter.

2.2	English translation of the Protocol and Justification of the merger of Arcelor Aços do Brasil Ltda. and APSL ONPN Participações S.A. into Companhia Siderúrgica Belgo-Mineira.

3.1	Amended and restated by-laws (estatuto social) of Companhia Siderrgica Belgo-Mineira (together with an English translation).

3.2	Amended and restated by-laws (estatuto social) of Companhia Siderrgica de Tubarão (together with an English translation).

5.1	Opinion of Barbosa, Müssnich & Aragão regarding the common shares of Companhia Siderrgica Belgo-Mineira.

5.2	Opinion of Machado, Meyer, Sendacz e Opice Advogados regarding the common shares of Companhia Siderrgica Belgo-Mineira.

8.1	Opinion of Shearman & Sterling LLP regarding tax matters.

8.2	Opinion of Barbosa, Müssnich & Aragão regarding tax matters.

8.3	Opinion of Machado, Meyer, Sendacz e Opice Advogados regarding tax matters.

21.1	List of subsidiaries.

23.1	Consents of KPMG Auditores Independentes.

23.2	Consent of Deloitte Touche Tohmatsu Auditores Independentes.

23.3	Consent of PricewaterhouseCoopers Auditores Independentes.

23.4	Consent of Barbosa, Müssnich & Aragão (incorporated by reference to Exhibits 5.1 and 8.2 hereof).

23.5	Consent of Machado, Meyer, Sendacz e Opice Advogados (incorporated by reference to Exhibits 5.2 and 8.3).

23.6	Consent of Banco UBS S.A.

23.7	Consent of Deutsche Bank Securities Inc.

23.8	Consent of Apsis Consultoria Empresarial S/C Ltda. (incorporated by reference to Exhibits 2.1 and 2.2)

24.1	Powers of attorney of certain officers and directors of Companhia Siderrgica Belgo-Mineira (included in signature page).

     (b) Financial Statement Schedules

     None.

Item 22. Undertakings

     The undersigned registrant hereby undertakes:

     1 - To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)1(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     2 - That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3 - To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4 - If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belo Horizonte, Brazil, on , 24th of August 2005.

Companhia Siderrgica Belgo-Mineira

By: /s/ Carlo Panunzi
Name: Carlo Panunzi
Title: Chief Executive Officer

By: /s/ Marc Ruppert
Name: Marc Ruppert
Title: Chief Financial Officer

POWER OF ATTORNEY

     We, the undersigned officers and directors of Companhia Siderrgica Belgo-Mineira, hereby severally constitute and appoint Carlo Panunzi and Marc Ruppert (with full power to act alone), Belgo true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on , 24th of August 2005 in the capacities indicated:

Name	Title
Carlo Panunzi	Chairman of the Board of Directors and Chief Executive Officer	/s/ Carlo Panunzi
Antônio José Polanczyk	Vice Chairman	/s/ Antônio José Polanczyk
Márcio Mendes Ferreira	Director	/s/ Márcio Mendes Ferreira
Paul Lodewijk Juul Emiel Matthys	Director
Roland Junck	Director
Plínio Simões Barbosa	Director	/s/ Plínio Simões Barbosa
Carlos Eduardo de Freitas	Director
José Armando de Figueiredo Campos	Director	/s/ José Armando de Figueiredo Campos
Ivan Gonçalves Ribeiro Guimarães	Director
Marc Ruppert	Chief Financial Officer	/s/ Marc Ruppert
National Registered Agents, Inc.	Authorized Representative in the United States
_____________________________

By:	/s/
Authorized Signatory

EXHIBIT INDEX
Exhibit
Number	Description

2.1	English translation of the Protocol and Justification of the merger of shares of Companhia Siderrgica de Tubarão into Companhia Siderrgica Belgo-Mineira for the purpose of the former’s conversion into a wholly owned subsidiary of the latter.

2.2	English translation of the Protocol and Justification of the merger of Arcelor Aços do Brasil Ltda. and APSL ONPN Participações S.A. into Companhia Siderrgica Belgo-Mineira.

3.1	Amended and restated by-laws (estatuto social) of Companhia Siderrgica Belgo-Mineira (together with an English translation).

3.2	Amended and restated by-laws (estatuto social) of Companhia Siderrgica de Tubarão (together with an English translation).

5.1	Opinion of Barbosa, Müssnich & Aragão regarding the common shares of Companhia Siderrgica Belgo-Mineira.

5.2	Opinion of Machado, Meyer, Sendacz e Opice Advogados regarding the common shares of Companhia Siderrgica Belgo-Mineira.

8.1	Opinion of Shearman & Sterling LLP regarding tax matters.

8.2	Opinion of Barbosa, Müssnich & Aragão regarding tax matters.

8.3	Opinion of Machado, Meyer, Sendacz e Opice Advogados regarding tax matters.

21.1	List of subsidiaries.

23.1	Consents of KPMG Auditores Independentes.

23.2	Consent of Deloitte Touche Tohmatsu Auditores Independentes.

23.3	Consent of PricewaterhouseCoopers Auditores Independentes.

23.4	Consent of Barbosa, Müssnich & Aragão (incorporated by reference to Exhibits 5.1 and 8.2 hereof).
23.5	Consent of Machado, Meyer, Sendacz e Opice Advogados (incorporated by reference to Exhibits 5.2 and 8.3).

23.6	Consent of Banco UBS S.A.

23.7	Consent of Deutsche Bank Securities Inc.

23.8	Consent of Apsis Consultoria Empresarial S/C Ltda. (incorporated by reference to Exhibits 2.1 and 2.2)

24.1	Powers of attorney of certain officers and directors of Companhia Siderrgica Belgo-

Exhibit 2.1

Protocol and Justification to the Merger by Companhia Belgo-Mineira Of
Shares Issued by Companhia Siderúrgica de Tubarão

between

Companhia Siderúrgica de Tubarão

and

Companhia Siderúrgica Belgo-Mineira

________________________________

Dated of July 27, 2005

________________________________

Protocol and Justification to the Merger by Companhia Belgo-Mineira of Shares Issued by Companhia Siderúrgica de Tubarão

By this private instrument, “Protocol and Justification to the Merger by Companhia Belgo-Mineira of Shares Issued by Companhia Siderúrgica de Tubarão for its Conversion into a Wholly-Owned Subsidiary” entered into on July 27, 2005 (“Protocol and Justification”), the parties:

a.	Companhia Siderúrgica de Tubarão, a corporation with head office at Avenida Brigadeiro Eduardo Gomes, n.º 930, Cidade da Serra, State of Espírito Santo, enrolled with the Corporate Taxpayer Registry (CNPJ/MF) under No. 21.251.974/0001-02 (“CST”), herein represented pursuant to its bylaws, in the capacity of the company which shares will be merged; and

b.	Companhia Siderúrgica Belgo-Mineira , a corporation with head office at Avenida Carandaí, 1.115, 20 th to 26 th Floors, in the City of Belo Horizonte, State of Minas Gerais, enrolled with the Corporate Taxpayer Registry (CNPJ/MF) under No. 24.315.012/0001-73 (“BELGO” and, collectively with CST, “Companies”), herein represented pursuant to its bylaws, in the capacity of acquiring company;

WHEREAS BELGO is a publicly-held company, which capital stock fully subscribed and paid up is R$ 3.000.000.000,00 divided as of this date into 3.905.001.336 common shares and 3.179.127.961 preferred shares, all registered and without par value;

WHEREAS CST is a publicly-held company, which capital stock fully subscribed and paid up is R$ 2.782.105.976,27, divided as of this date into 19.666.329.000 common shares and 31.310.111.303 preferred shares, all registered and without par value;

WHEREAS there is an interest in consolidating in BELGO the assets of CST and Vega do Sul S.A.;

WHEREAS such consolidation process comprises the following corporate acts: (a) the merger of Arcelor Aços do Brasil Ltda. (“AAB”) into BELGO; (b) the merger of APSL ONPN Participações S.A. (“APSL”) into BELGO (collectively, “AAB and APSL’s Mergers”), assuming the approval of such acts for the purposes of this Protocol and Justification; and (c) the merger of CST shares, by BELGO, with the purpose of converting CST into a wholly-owned subsidiary of BELGO (“Merger of CST’s Shares” and collectively with the AAB and APSL’s Mergers, “Restructuring”);

WHEREAS each of such corporate acts is an essential and indispensable element of the

Restructuring, all of which intrinsically connected;

WHEREAS, in addition to the Restructuring, it is intended to convert, prior to the Merger of CST’s Shares, all preferred shares of BELGO into common shares, in the proportion of one common share per each preferred share (“Conversion”); and

WHEREAS the management of BELGO and CST, by means of this Protocol and Justification, intend to establish the proposed terms and conditions of the Merger of CST’s Shares and assuming the implementation of the AAB and APSL’s Mergers.

NOW, THEREFORE, the managers of BELGO and CST, for the purposes of Article 252 of Law 6,404, of December 15, 1976 (“Brazilian Corporate Law”), decide to enter into this Protocol and Justification in accordance with the following terms and conditions.

Section One
Number, Type and Class of Shares to be assigned

1.1. Number, Type and Class of Shares to be assigned. As a result of the Merger of CST’s Shares, one common share issued by BELGO will be assigned to each 9,32 common or preferred shares issued by CST.

1.2. Criteria Used to Determine the Exchange Ratio. The established exchange ratio was determined based on the criterion of BELGO and CST future profitability prospect pursuant to the appraisal included in Exhibit 3, Exhibit 4 and Exhibit 5.

1.3. Fractional Shares. Fractional shares resulting from the replacement of the position of each CST shareholder will be rounded down to the nearest whole number and the difference will be paid in cash by BELGO within three business days from the receipt of the product of the sale of the shares correspondent to such fractions by BELGO on the São Paulo Stock Exchange.

Section Two
BELGO and CST Net Equity Appraisal Criteria

2.1. Accounting Appraisal. For the increase of the capital stock of BELGO resulting from the Merger of CST’s Shares, the shares issued by CST were appraised based on their book value according to the balance sheet dated May 31, 2005, audited by Deloitte

Touche Tohmatsu Auditores Independentes. In accordance with Article 226 and §1 st of Article 252 of the Brazilian Corporate Law, the specialized company Afas Adviser Consultores Associados, with head office at Rua Manoel da Nóbrega, 1280, 10º andar, São Paulo - SP, enrolled with the Corporate Taxpayer Registry under No. 66.050.410/0001-55, and with the Regional Accountants Board under No. 2SP016333/0-0, represented by its partner Paulo Schiesari Filho , was chosen to carry out such appraisal. The choice of Afas Consultores Associados Ltda. must be confirmed by Belgo’s shareholders. The appraisal basis date was May 31 2005, pursuant to the report of Exhibit 1 (“Accounting Report”), which resulted in the amount of R$3.411.594.514,39 for the shares of CST object of the Merger of CST’s Shares.

2.2. Appraisal based on the Future Profitability Prospect. In order to determine the exchange ratio under Section 1, Deutsche Bank Securities, Inc., a company with head office at 60 Wall Street, New York, NY, United States of America was retained to appraise BELGO and CST based on their future profitability prospect, pursuant to the economic and financial report included in Exhibit 3. Also, Banco UBS S.A. was retained by CST to prepare the appraisal reports included in Exhibits 4 and 5, also based on CST and Belgo’s future profitability prospect. The appraisal reports prepared by Deutsche Bank Securities, Inc. and Banco UBS S.A. are dated May 31, 2005.

2.3. Net Equity Appraisal at Market Prices. Pursuant to Article 264 of the Brazilian Corporate Law, Apsis Consultoria Empresarial S/C Ltda., a specialized company with head office at Rua São José 90, grupo 1.802, in the Capital of the State of Rio de Janeiro, enrolled with the Corporate Taxpayer Registry under No. 27.281.922/0001-70, represented by its partner Ana Cristina França, was chosen to prepare the appraisal report on the net equity of BELGO and CST at market prices. BELGO and CST appraisals have been prepared pursuant to the same criteria and on the basis date of May 31 2005. Belgo’s appraisal was adjusted to reflect AAB and APSL’s Mergers, pursuant to the report of Exhibit 2 (“Net Equity at Market Prices Report”). In accordance with the caput of Article 264 of the Brazilian Corporate Law, the Net Equity at Market Prices Report resulted in the exchange ratio of 7,790463 shares issued by CST per each share issued by BELGO.

2.4. Treatment of Future Equity Variations. From May 31, 2005, which is the basis date for the Merger of CST’s Shares, until the date of the shareholders meeting to be held for approval of the Merger of CST’s Shares, CST equity variations will be accounted by BELGO as a result of the equity adjustment (equivalência patrimonial).

2.4.1. Treatment of CST Revaluation Reserve. Considering that BELGO and its controlled companies have no asset revaluation reserve and that CST, on the other hand, accounts such reserve, and in order to meet the uniformity and consistency accounting principles also included in items 46 and 54 of IBRACON’s Pronouncement approved by CVM Resolution No. 183/95, the revaluation reserve of CST will be reversed after the

Merger of CST’s Shares, having been so considered in all of the appraisal reports.

Section Three
Shares of a Company Held by Other and Treasury Shares

3.1. Treatment of the Shares of a Company Held by the Other. There are no shares issued by BELGO held by CST. The shares that BELGO will hold in CST due to the AAB and APSL’s Mergers will remain owned by BELGO.

3.2. Treatment of Treasury Shares. There are no treasury shares issued by CST. The 68.300.000 preferred treasury shares issued by BELGO have not been considered in the above-referred appraisal reports.

Section Four
Increase of the Capital Stock of BELGO :

4.1. Increase of the Subscribed Capital Stock of BELGO. The Merger of CST’s Shares will result in an increase of the capital stock of BELGO by the conveyance of all shares of the shareholders of CST (except for the shares owned by BELGO as consequence of the AAB and APSL’s Mergers) to the capital stock of BELGO. The capital stock of BELGO, in the amount of R$ 6.002.196.896,39 will be increased to R$ 9.413.791.410,78 , which increase will be in the amount of R$ 3.411.594.514,39 , pursuant to the Accounting Report. BELGO will issue 3.080.348.074 new common shares, registered and without face value. These shares will be paid up with the shares issued by CST (except those held by BELGO) and assigned to the shareholders of CST (except BELGO) in accordance with the exchange ratio mentioned in Section 1.1.

Section Five
Project for the Amendment to the Bylaws of BELGO

5.1. Amendments to the Bylaws. As a result of the Merger of CST’s Shares, the Bylaws of BELGO shall be amended in order to reflect the increase of the capital stock and respective number of shares. Therefore, the following proposal to amend the caput of Article 5 of the Bylaws will be submitted to BELGO shareholders:

“The fully subscribed and paid-up capital stock of the Company is R$ 9.413.791.410,78 (nine billion, four hundred and thirteen million, seven hundred and ninety-one thousand, four hundred and ten reais and seventy-eight centavos), divided into 13.020.076.590 (thirteen billion, twenty million, seventy-six thousand, five hundred and ninety) common shares.”

However, if the Conversion is not implemented before the Merger of CST’s Shares, the proposal to amend the caput of Article 5 of the Bylaws will be the following:

“The fully subscribed and paid-up capital stock of the Company is R$ 9.413.791.410,78 (nine billion, four hundred and thirteen million, seven hundred and ninety-one thousand, four hundred and ten reais and seventy-eight centavos), divided into 13.020.076.590 (thirteen billion, twenty million, seventy-six thousand, five hundred and ninety), as 8.574.772.170 (eight billion, five hundred and seventy-four million, seven hundred and seventy two thousand, one hundred and seventy) common shares and 4.445.304.420 (four billion four hundred and forty five million, three hundred and four thousand, four hundred and twenty) preferred shares.”

Section Six
Reasons for the Merger of CST’s Shares

6.1. Reasons for the Merger of CST’s Shares . The management of the Companies expect that the following purposes be reached through the Restructuring:

a.	the transformation of BELGO in ARCELOR’s preferred platform for investments in South America and possibly in Central America: by combining its ownership of BELGO’s and CST’s operations, ARCELOR’s flat and long steel carbon investment plans for South America and possibly for Central America will be primarily concentrated in and implemented through the new BELGO;

b.	alignment of shareholders’ interest: because CST will be wholly owned by BELGO, the Merger of CST’s Shares is expected to better align the interests of BELGO, CST and ARCELOR and that all of the shareholders gathered in BELGO will benefit as a result. This alignment is also expected to eliminate potential conflicts of interests and create greater flexibility in several areas, such as capital expenditures, cash management and funding;

c.	higher market capitalization and stock liquidity: immediately after the completion of the Merger of CST’s Shares, BELGO and CST expect BELGO to have the largest market capitalization among Latin American steel producers. In addition, after the AAB and APSL’s Mergers, the Conversion and the Merger of CST’s Shares, the stock liquidity of the combined entity is expected to be larger than each of BELGO’s and CST’s individually. BELGO and CST expect the shares of BELGO to be included in the main Brazilian and Latin American stock indexes;

d.	better use of financial, operational and commercial synergies: the Merger of CST’s Shares should allow the reduction of financing, administrative, information technology and maintenance costs, as well as the exchange of best practices and procedures among the companies and the increase BELGO’s overall negotiating power with materials and service providers. It is also expected that the combination of the entities will result in favorable tax synergies. BELGO and CST estimate that the total benefit resulting from these anticipated synergies and cost savings would average approximately R$165 million per year, starting from 2006;

e.	more balanced exposure to domestic and export markets: BELGO primarily serves the long-rolled steel and wire products markets in Brazil and Argentina, while CST’s production is predominantly directed at other markets. As a consequence, BELGO, after the AAB and APSL’s Mergers, the Conversion and the Merger of CST’s Shares, will have a more balanced exposure between domestic and export markets; and

f.	Companies` enhanced corporate governance practices : after the completion of the Merger of CST’s Shares, BELGO intends to adopt enhanced corporate governance practices, including compliance with BOVESPA’s Level I pursuant to the Corporate Governance Rules of São Paulo Stock Exchange - Bovespa, and grant its shareholders the right for joint sale for a price equal to 100% of the sale price in case of alienation of control, pursuant to Article 254-A of the Brazilian Corporate Law. In addition, BELGO will have a single class of shares and will present Brazilian, U.S. and European GAAP financial statements (International Financial Reporting Standards – IFRS).

Section Seven
Type of Shares to be Delivered to Preferred Shareholders

7.1. Shares to be Delivered to Preferred Shareholders . In view of the purpose of creating a single class of share structure, with equal rights, including voting rights, for the purpose of liquidity increase, the preferred shareholders of CST will receive common shares of BELGO for their shares, pursuant to Section 1 above. After the corporate restructuring, BELGO intends to improve its corporate governance practices, and grant all of its shareholders the right for joint sale for a price equal to 100% of the sale price in case of alienation of control, pursuant to Article 254-A of the Brazilian Corporate Law. AAB and APSL’s capital stock do not comprise preferred shares.

Section Eight
Composition of Belgo Subscribed Capital Stock after the Merger of CST’s
Shares

8.1. BELGO Subscribed Capital Stock after the Merger of CST’s Shares. BELGO capital stock will be in the amount of R$ 9.413.791.410,78, represented by 13.020.076.590 common shares, registered and without par value (or in case the Conversion is not implemented before the Merger of CST’s Shares, the capital stock of BELGO will be represented by 8.574.772.170 common shares and 4.445.304.420 preferred shares), registered and without par value.

Section Nine
Appraisal Rights and Amount of the Refund of Shares

9.1. Appraisal Rights of BELGO and CST Shareholders. As set forth below, and in accordance with the provisions of Article 252, §1 st and §2 nd of the Brazilian Corporate Law, will be assured the appraisal rights to the shareholders of BELGO and CST who disagree with or abstain from voting in the Merger of CST’s Shares’ resolution, or who fail to attend the applicable Shareholders Meeting, and who manifest the intention t exercise the appraisal rights, within 30 (thirty) days as of publication of the minutes of the respective Shareholders Meeting that approved the Merger of CST’s Shares, may exercise their appraisal rights. The payment of the respective refund will depend upon effective completion of the transaction pursuant to the provisions of Article 230 of the Brazilian Corporate Law, and shall be carried out by the applicable company up to the third business day following to the date of the respective transaction’s implementation. The refund of the amount of t he shares will only be assured in relation to the shares that the dissenting shareholder is evidenced as the owner on the earlier of the date of publication of the first call notice of the relevant Shareholders Meeting considering the Merger of CST’s Shares or the publication of the notice regarding such transaction, pursuant to Article 137 of the Brazilian Corporate Law.

9.2. Refund Amount of BELGO Shareholders. The dissenting shareholders of BELGO will be entitled to the refund of their shares, in the amount of R$ 493,68 per lot of one thousand shares, pursuant to the last balance sheet approved by the Shareholders Meeting of BELGO, that is of December 31, 2004 .

9.2.1. BELGO Special Balance Sheet. The dissenting shareholders could, when exercise the appraisal right, request the preparation of a special balance sheet of BELGO, pursuant to the provisions of §2 nd of Article 45 of the Brazilian Corporate Law. In this event, after the term established to reconsider the Merger of CST’s Shares in accordance with §3 rd of Article 137 of the Brazilian Corporate Law, the shareholder will receive 80% of the refund amount, and the relevant balance, if any, will be paid within 120 (one hundred and twenty days) from the date of publication of the general meeting resolution.

9.3. Refund Amount of CST Shareholders. The dissenting shareholders of CST will be entitled to a refund in the amount of R$123 per lot of one thousand shares, based on the economic value of CST, according to the Economic and Financial Appraisal – UBS (hereinafter defined). The shareholders of CST may also choose to exercise the appraisal right based on the net equity at market prices, pursuant to the Net Equity at Market Price Report, which is in the amount of R$ 122,45 per lot of one thousand shares.

9.3.1. Engagement of a Specialized Company to Determine the Refund Amount at the Economic Value of CST. Banco UBS S.A., a company with head office at Avenida Juscelino Kubitschek, 50, 6 th floor, São Paulo - SP, enrolled with the Corporate Taxpayer Registry under No. 30.131.502/003-84, was retained to prepare the appraisal of CST, at its economic value using the future profitability prospect, pursuant to the report of Exhibit 5 (“CST’s Economic and Financial Appraisal - UBS”), in order to determine the refund amount in case the appraisal right is exercised by CST shareholders, pursuant to Section 9.3. The appraisal basis date is May 31, 2005, and this appraisal has indicated the following value range: R$ 102,74 to R$ 123,38 per lot of one thousand shares issued by CST. The engagement of Banco UBS S.A. and CST’s Economic and Financial Appraisal - UBS must be ratified by the shareholders of CST at the Shareholders Meeting considering the Merger of CST’s Shares pursuant to Article 45, §4 th of the Brazilian Corporate Law.

Section Ten
Miscellaneous

10.1. No Succession. After implementing the Merger of CST’s Shares, BELGO will not incorporate the property, rights, assets, obligations and liabilities of CST, which legal identity shall be kept unaltered, and there will be no succession.

10.2. Documents Available to the Shareholders. All documents mentioned in this Protocol and Justification will be available to the shareholders of BELGO and CST, as of the date hereof, and may be examined at the following addresses: CST shareholders, Avenida Brigadeiro Eduardo Gomes, No. 930, Cidade da Serra, State of Espírito Santo, and BELGO shareholders, Avenida Carandaí, 1.115, 24 rd Floor, City of Belo Horizonte, State of Minas Gerais.

10.3. SEC Registration. The Merger of CST’s Shares, and the resulting issuance of new shares by BELGO, will be subject to the granting of the applicable registration at the Securities and Exchange Commission (“SEC”).

10.4. Profit Sharing of Year 2005. The shares to be issued by BELGO as result of the Merger of CST’s Shares will have full right to all dividends and interest on net equity to be declared by BELGO as of the date such shares are issued.

10.5. Revaluation. Each of BELGO and CST reserve itself the right to reevaluate the project of the Merger of CST’s Shares in case the payment of the refund of shares resulting from the appraisal rights request made by the shareholder that timely inform of its disagreement affects adversely their financial stability in accordance with Article 137 of the Brazilian Corporate Law.

10.6. Amendments. This Protocol and Justification may not be amended unless in writing and approved by the shareholders meetings of BELGO and CST.

10.7. Survival of Valid Sections. In case any clause, provision, term or condition of this Protocol and Justification is considered invalid, the other clauses, provisions, terms and conditions not affected by such invalidity will not be affected.

10.8. Jurisdiction. The parties hereby elect the jurisdiction of the Capital of the State of Minas Gerais to settle any dispute eventually arisen out of this Protocol and Justification, and hereby waive any other court, the most privileged it may be.

IN WITNESS WHEREOF, the parties sign this Protocol and Justification in two (02) counterparts of identical tenor and form, in the presence of the two (2) undersigned witnesses.

Belo Horizonte, July 27, 2005

Companhia Siderúrgica de Tubarão

________________________________

Name:
Title:

________________________________

Name:
Title:

Companhia Siderúrgica Belgo-Mineira

________________________________

Name:
Title:

________________________________

Name:
Title:

Witnesses:

________________________________	________________________________

Name:	Name:
Title:	Title:

Exhibit 1
Accounting Report

COMPANHIA SIDERÚRGICA DE TUBARÃO

CNPJ 27.251.974/0001 -02

APPRAISAL REPORT OF SHAREHOLDER’S EQUITY
AND BOOK VALUE OF SHARES

AFAS ADVISER CONSULTORES ASSOCIADOS LTDA., enrolled with the Corporate Taxpayer Registry of the Ministry of Finance - CNPJ 66.050.410/0001 - 55, with head office at Rua Manoel da Nóbrega, 1280, 10º andar, herein represented by its partner Mr. PAULO SCHIESARI FILHO, Brazilian citizen, accountant, married, with office at Rua Manoel da Nóbrega, 1280, 10 andar, São Paulo - Capital, enrolled with Regional Accountants’ Board of the State of São Paulo under No. CRC/SP 140.342/O -8 and with the Individual Taxpayer Registry of the Ministry of Finance - CPF/MF No 873.631.948/15, pursuant to article eight of law 6,404/76 (Corporation Law), a specialized firm appointed ad referendum to carry out the appraisal of the Shareholders’ Equity and Book Value of the Shares of COMPANHIA SIDERÚRGICA DE TUBARÃO, with head office at Avenida Brigadeiro Eduardo Gomes, 930, Serra, State of Espírito Santo, enrolled with the Corporate Taxpayer Registry of the Ministry of Finance -CNPJ 27.251.974. /0001-02, which equity will be merged by COMPANHIA SIDERÚRGICA BELGO MINEIRA - CNPJ 24.315.012/0001 -73.

OBJECT OF THE APPRAISAL

The abovementioned appraisal was prepared to comply with the requirements of Law 6,404/76, and to be a part of the merger by COMPANHIA SIDERÚRGICA BELGO MINEIRA of the shareholders’ equity of COMPANHIA SIDERÚRGICA DE TUBARÃO.

APPRAISAL CRITERIA

Our analysis was conducted using the appraisal criteria set forth in articles 183 and 184 of Law 6,404/76 to appraise the book value of the shares of the Capital Stock, Assets and Liabilities of the Interim Balance Sheet of COMPANHIA SIDERÚRGICA DE TUBARÃO as of May 31, 2005.

APPRAISED ASSET

Based upon the analysis of the interim balance sheet of COMPANHIA SIDERÚRGICA DE TUBARÃO as of May 31, 2005, a copy of which is a part hereto as Exhibit A, we concluded that the Shareholders’ Equity on May 31, 2005, is positive in the amount of R$7,937,883,181.22 (seven billion, nine hundred and thirty-seven million, eight hundred and eighty-three thousand, one hundred and eighty-one reais and twenty-two cents) and that the book value per share as of said date is positive in the amount of R$0.15571670317, showed as follows:

SHAREHOLDERS’ EQUITY	R$
Paid-in Capital Stock	2,782,105,976.27
Capital reserves	469,135,383.97
Revaluation reserve	1,880,135,161.87
Surplus reserve	1,658,250,924.63
Retained earnings	1,148,255,734.48
Total Shareholders’ Equity	7,937,883,181.22
BOOK VALUE OF SHARES
Amount of paid-up Shares of the Capital Stock	50,976,440,030
Net Equity per Share of the Capital Stock	R$ 0.15571670317

São Paulo, July 19, 2005

AFAS ADVISER CONSULTORES ASSOCIADOS S/C LTDA
Paulo Schiesari Filho
CPF/MF 873.631.948 -15

	May 31,	December 31,
	2005	2004

Assets
Current
Cash	37.084.305,31	39.456.483,18
Accounts Receivable	586.028.943,08	565.433.015,18
Advance to Supplies	17.152.977,84	7.173.272,75
Inventories	881.645.494,85	596.180.415,03
Deferred Income Tax	125.646.385,03	265.330.848,24
Other Recoverable Tax	60.904.952,80	69.763.432,89
Other	18.306.565,50	16.229.011,61

	1.726.769.624,41	1.559.566.478,88

Non Current
Deferred Income Tax	272.706.798,84	20.169.521,87
Other Recoverable Tax	18.349.864,05	17.209.507,31
Restricted Deposits for Legal Proceedings	38.785.234,61	38.618.724,56
Accounts Receivables from Related Parties		26.325.529,11
Other	12.290.007,37	12.423.681,40

	342.131.904,87	114.746.964,25

Permanent
Investiments	1.104.911.285,05	876.763.883,70
Property, plant and equipment, net	7.965.829.528,36	7.722.952.446,94
Deferred Charges	7.071.987,01	7.867.572,13

	9.077.812.800,42	8.607.583.902,77

Total Assets	11.146.714.329,70	10.281.897.345,90

	May 31,	December 31,
	2005	2004

Liabilities and Shareholders’ Equity
Current liabilities
Suppliers	220.723.914,10	126.073.907,50
Short Term Debt	289.407.611,65	393.310.630,86
Deferred Income Tax	107.244.595,42	108.125.746,92
Taxes and Contributions	104.136.628,40	82.006.887,40
Provision and Labor Charges	48.008.010,23	43.976.686,25
Advances from Related Parties	316.218.455,74	168.342.048,00
Dividends and Interest on Shareholders’ Equity	426.099,68	441.598.160,28
Profit Sharing Plan	45.110.717,33	48.893.491,83
Other	23.920.945,89	39.709.039,80

	1.155.196.978,44	1.452.036.598,84

Long Term Liabilities
Long Term Debt	1.059.891.414,20	1.030.786.251,50
Provision for Contingencies	72.788.805,91	77.053.659,56
Deferred Income Tax	920.381.675,35	961.497.904,73
Other	572.274,58	572.274,57

	2.053.634.170,04	2.069.910.090,36

Shareholders´ Equity
Share Capital	2.782.105.976,27	2.782.105.976,27
Capital Reserves	469.135.383,97	370.134.859,74
Revaluation Reserves	1.880.135.161,87	1.949.458.896,06
Revenue Reserves	1.658.250.924,63	1.658.250.924,63
Accumulated Earnings	1.148.255.734,48

	7.937.883.181,22	6.759.950.656,70

Total liabilities and shareholders’ equity	11.146.714.329,70	10.281.897.345,90

Exhibit 2
Belgo and CST Net Equity at Market Prices Report

REPORT

RJ-057/05

APPLICANTS:	COMPANHIA SIDERÚRGICA BELGO MINEIRA (BELGO), headquartered at Avenida Carandaí, 1115 - 20º to 26º Andar, in the City of Belo Horizonte, State of Minas Gerais, Corporate Taxpayer’s ID (CNPJ) # 24.315.012/0001-73, COMPANHIA SIDERÚRGICA DE TUBARÃO (CST), headquartered at Av. Brigadeiro Eduardo Gomes, 930, in the City of Serra, State of Espírito Santo, Corporate Taxpayer’s ID (CNPJ) # 27.251.974/0001-02.

SUBJECT MATTER:	CST, BELGO, ARCELOR AÇOS DO BRASIL LTDA (AAB), headquartered at Rua Funchal, 411/12[o] andar, in the City of São Paulo, State of São Paulo, Corporate Taxpayer’s ID (CNPJ) # 07.157.304/0001-06, and APSL ON PN PARTICIPAÇÕES S.A. (APSL), Corporate Taxpayer’s ID (CNPJ) # 05.553.197/0001-00.

PURPOSES:	PHASE 1 – MERGER OF AAB AND APSL BY BELGO: Calculation of the swap ratios of AAB’s quotas and APSL’s shares for BELGO’s shares, with the appraisal of the equity of all companies under the same criteria and on the same dates, at market price for the purposes of Article 264 of Law 6.404, of December 15, 1976 (Stock Corporation Act).

PHASE 2 – MERGER OF CST SHARES FOR BELGO SHARES: calculation of the swap ratios of CST shares not owned by Belgo, for Belgo shares, with the appraisal of the equity of all companies under the same criteria and on the same dates, at market price, for the purposes of Article 264 of Law 6.404 of December 15, 1976 (Stock Corporation Act).

BASE DATE:	May 31, 2005: Taking into account the adjustments in Chapter 9.
1

EXECUTIVE SUMMARY

APSIS CONSULTORIA EMPRESARIAL S/C Ltda. (APSIS) was contracted by BELGO and CST to:

calculate the swap ratios of AAB quotas and APSL shares for BELGO’s shares, with the appraisal of the equity of all companies, under the same criteria and on the same dates, at market price for the purposes of Article 264 of Law 6.404, of December 15, 1976 (Stock Corporations Act); and

Calculate the swap ratios of CST shares not owned by Belgo, for Belgo shares, with the appraisal of the equity of all companies, under the same criteria and on the same dates at market price, for the purposes of Article 265 of Law 6.404, of December 15, 1976 (Stock Corporations Act).

The technical procedures employed in this report are compliant with the appraisal norms criteria, and the appraising calculations to determine the assets value were based on the income, assets and market approach.

This report shows the companies’ assets and liabilities at market values, as used to adjust the book Net Equity of AAB, APSL, CST and BELGO based on the assets approach.

EVENTS AND ADJUSTMENTS CONSIDERED IN THE APPRAISAL

For this appraisal, in Phase 1, which consists of the AAB and APSL merger by BELGO, we considered APSL’s capital increase by subscription performed on June 3, 2005, in the amount of R$ 248,852,480.00 with the issuance of 2,262,349,818 shares, and APSL’s acquisition of 2,721,968,485 shares in CST, made with funds from the capital increase. These events will be reflected in the adjusted balance sheet of APSL

In Phase 2, which refers to the merger of CST shares, we already considered the effects of the AAB and APSL merger by BELGO, assuming that this operation will be approved. Thus, we considered that BELGO owns 22,267,595,982 shares in CST and 200,965,646 shares in VEGA DO SUL S/A, and the new amount of BELGO shares, according to the Protocol of Merger (Phase 1) is equal to 9,871,421,612 shares.

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3

4

5

6

7

SWAP RATIO CALCULATION

PHASE 1 (AAB and APSL MERGER)

NET EQUITY AT MARKET

	BELGO	AAB	APSL

NET EQUITY AT MARKET (R$ MILLIONS)	R$ 6,392	R$ 2,381	R$ 644
TOTAL SHARES / QUOTAS	7,015,829,297	2,122,516,699	4,896,865,634
R$ PER THOUSAND OF SHARES / QUOTAS	R$ 911.092123	R$ 1,121.822297	R$ 131.475762
SWAP RATIO	1.000000	0.812154	6.929735

Note: Amount of AAB or APSL quotas / shares for one BELGO share, considering the events and adjustments in Chapter 9

PHASE 2 (CST SHARES MERGER)

NET EQUITY AT MARKET

	BELGO	CST

NET EQUITY AT MARKET (R$ MILLIONS)	R$ 9,417	R$ 6,242
TOTAL SHARES / QUOTAS	9,871,421,612	50,976,440,030
R$ PER THOUSAND OF SHARES	R$ 953.963155	R$ 122.452683
SWAP RATIO	1.000000	7.790463

Note: Amount of CST shares for one BELGO share, considering the realizations in Phase 1

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SUMMARY

1. INTRODUCTION	10

2. PRINCIPLES AND QUALIFICATIONS	11

3. LIMITATION OF LIABILITY	12

4. APPRAISAL METHODOLOGY	13

5. MARKET ANALYSIS	15

6. CHARACTERIZATION OF THE ARCELOR GROUP	17

7. CHARACTERIZATION OF AAB AND APSL	19

8. CHARACTERIZATION OF BELGO	28

9. THE OPERATION	56

10. GENERAL APPRAISAL CRITERIA	59

11. APPRAISAL OF THE CST NET EQUITY AT MARKET VALUE	65

12. APPRAISAL OF THE AAB NET EQUITY AT MARKET VALUE	68

13. APPRAISAL OF THE APSL NET EQUITY AT MARKET VALUE	70

14. APPRAISAL OF THE BELGO NET EQUITY AT MARKET VALUE	71

16. CONCLUSION	77

17. LIST OF ATTACHMENTS	78

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1. INTRODUCTION

APSIS CONSULTORIA EMPRESARIAL S/C Ltda. (APSIS) was contracted by BELGO and CST to:

calculate the swap ratios of AAB quotas and APSL shares for BELGO shares, with the appraisal of the equity of all companies under the same criteria and on the same dates, at market price, for the purposes of Article 264 of Law # 6.404, of December 15, 1976 (Stock Corporations Act).

Calculate the swap ratios of CST shares not owned by BELGO for BELGO shares, with the appraisal of the equity of all companies under the same criteria and on the same dates, at market price, for the purposes of Article 264 of Law # 6.404, of December 15, 1976 (Stock Corporations Act).

To prepare this work, we used data and information provided by third parties, in the form of documents and verbal interviews with clients. The estimations used in this process are based on documents and information, including the following:

bylaws or charter of the companies;

accounting statements of the companies group;

organizational chart and list of shareholders;

list of the property, plant and equipment;

Annual Information (IAN) and Quarter Information (ITR) for the companies;

set of architecture plans;

list of areas; and

documents with general information on the industrial plant appraised, including productive capacity data.

The plants were inspected in March, April and May, 2005.

APSIS team responsible for coordinating and performing this work is composed of professionals:

ANA CRISTINA FRANÇA DE SOUZA
civil engineer
post-graduated in accounting sciences (CREA/RJ 91.1.03043 -4)

CARLO HEITOR MIRANDADE FARIA
civil engineer
master degree in production engineering (CREA/RJ 11.533 -D)

CESAR DE FREITAS SILVESTRE
accountant
(CRC/RJ 44779/O-3)

CLÁUDIO AZEVEDO
metallurgic engineer
(CREA/MG 27.805)

CLAUDIO MARÇAL DE FREITAS
accountant
(CRC/RJ 55029/O-1 )

  FRANCISCO JOSÉ DA ROCHA MAIOLINO
aeronautical engineer
post-graduated in finances (CREA/SP 92338)

LAURO JOSÉ DE SALES CHEVRAND
metallurgic engineer

   LUIZ FERNANDO SARCINELLI GARCIA
metallurgic engineer
(CREA/RJ 11.385 -D)

  LUIZ PAULO CESAR SILVEIRA
mechanic engineer
master degree in business administration (CREA/RJ 89.1.00165 -1)

MARCELO UNFER PARABONI
business administrator
post-graduated in financial administration (CRA/RJ 20-47.164 -6)

MARGARETH GUIZAN DA SILVA OLIVEIRA
civil engineer
(CREA/RJ 91.1.03035 -3 )

RICARDO DUARTE CARNEIRO MONTEIRO
civil engineer
post-graduated in economic engineering (CREA/RJ 30137-D)

SÉRGIO FREITAS DE SOUZA
economist
(CORECON/RJ 23521-0)

VERÔNICA ROCHA DE OLIVEIRA
accountant
(CRC/RJ 69548/O-9 )

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2. PRINCIPLES AND QUALIFICATIONS

This report is strictly compliant with the basic principles described below.

The consultants and appraisers neither have any personal relation with the issue of this report nor will they obtain any advantage from it.

In no circumstance the APSIS professional fees are subject to the conclusion of this report.

This report was prepared by APSIS, and no one other than the consultants themselves prepared the analysis and respective conclusions.

In this report, the information received from third parties is assumed to be accurate, and their sources are included in the report.

To the extent of the consultants’ knowledge and belief, the analysis, opinions and conclusions expressed in this report are based on true and accurate data, activities, research and surveys.

APSIS assumes full responsibility for the Engineering and Appraisals issues, including the implicit ones, to perform its honorable functions essentially established in laws, codes or applicable regulations.

For the purposes of estimation, we started our work assuming that the asset subject matter of this work is free of any judicial or extrajudicial charge or encumbrance, except for those listed in this report.

This Report is compliant with the specifications and criteria of the Brazilian Association of Technical Standards (ABNT), the specifications and criteria of the Uniform Standards of Professional Appraisal Practice (USPAP), in addition to the requirements set by different bodies, such as the Ministry of Finance, the Brazilian Central Bank, Banco do Brasil, Brazilian Securities and Exchange Commission (CVM), Superintendence of Private Insurance (SUSEP), etc.

The report presents all limiting conditions provided for the methodologies adopted, which affect the analysis, opinions and conclusions contained on same.

APSIS declares that it has no direct or indirect interest in the companies that are subject matter of this report, or in their respective controlling companies, or the operation to which the “Plan and Justification” refers. And, further, that there is no material event that may characterize any current or potential conflict or pooling of interests for the issuance of this Appraisal Report.

In the course of our work, the controlling shareholders and managers of the companies subject matter of this report have not directed, limited, caused difficulties or performed any acts that had or may have affected the access, use or knowledge of the information, goods, documents or work methodologies important for the quality of our conclusions.

The Report was prepared in full compliance with the requirements of the Codes of Professional Ethics of the Federal Council of Engineering, Architecture and Agronomy (CONFEA) of the Institute of Legal Engineering.

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3. LIMITATION OF LIABILITY

To prepare this report, APSIS used non-audit historical information and data or those audited by third parties, and projected, non-audited data provided verbally or in writing by the company’s management, or obtained from the sources mentioned here. Accordingly, APSIS assumed that the data and information obtained for this report are true, and that APSIS has no liability in relation to its accurateness.

The scope of this work does not include auditing the financial statements or reviewing the services performed by their auditors.

Our work was developed exclusively for the use of the applicants, aiming the purpose previously stated. Therefore, this report may be disclosed as part of the documents of Belgo’s corporate restructuring (APSL and AAB merger and CST shares merger), and the reference to this document in the related publications is authorized. It also may be filed with the SEC and CVM (Brazilian and Exchange Commission) and made available to shareholders and third parties, including through the websites of the companies involved.

Please not that the comprehension of the conclusion of this report requires its integral reading, including its attachments. Therefore, one may not reach to conclusions from its partial reading.

We will not be liable for incidental losses of the applicant and its shareholders, officers, creditors or other parts, resulting from the use of the data and information provided by the company and included in this report.

The analysis and conclusions in this report are based on several assumptions, on this date, of future operational plans, such as: macroeconomic factors, values adopted by the market, exchange rate fluctuation, sales prices, volumes, market share, earnings, taxes, investments, operational margins, etc. Thus, the future results may be different from any forecast or estimate contained in this report.

This appraisal does not reflect events and their respective effects occurred after the issuance of this report.

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4. APPRAISAL METHODOLOGY

ASSETS APPROACH – NET EQUITY AT MARKET VALUE

This methodology derives from the generally accepted accounting principles (GAAP), where the financial statements are prepared based on the historical cost principle, i. e. the acquisition cost. Due to this and the basic accounting principles, the book value of a company’s assets minus the book value of its liabilities is equal to the book value of its net equity.

The methodology first considers the book value of the assets and liabilities, and requires adjustments to a few of these items, so as to reflect their likely realization values. The result of this method may give an initial base to estimate a company’s value, and a useful base to compare the results of other methodologies.

On the other hand, the basic principles of economics allow us to create the following appraisal technique: the assets defined value minus the liability defined value is equal to the defined value of a company’s net equity. Within an appraisal view, the relevant value definitions are those appropriate to the appraisal purposes.

Therefore, the asset approach aims to evaluate a company value by adjusting the book values (net balance) to their respective fair market values. The assets and liabilities deemed relevant are evaluated by the fair market value, with the comparison of this value and its book value (net balance).

The general appraisal criteria used to adjust the assets subject to appraisal at market price are detailed in chapter 10 of the report.

These adjustments, duly analyzed, are added to the book Net Equity value to determine a company’s market value by the assets approach. The fair market value of a company will be the Net Equity, with due regard for the adjustments found for the appraised assets and liabilities.

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Please note that our work did not include the identification and valuation of the Company’s property, plant and equipment, non-recorded in the accounting statements, nor the identification and quantification of assets non-recorded or non-disclosed by the Company’s management.

In this appraisal, the methodology and the scope adopted aimed to evaluate a company in going concern. Therefore, the costs incurred with the realization of assets or requirement of liabilities, as well as those related to the companies’ bankruptcy or liquidation processes, have not been included in the calculations.

MAIN PHASES OF THE APPRAISAL

Reading and analysis of the companies’ interim balance sheets.

Analysis of the assets and liabilities accounts recorded in the company balance sheet to identify the accounts subject to adjustments and to calculate its probable market values.

The company’s property, plant and equipment adjustments at their respective market values, based on the equity appraisals performed by APSIS.

Application of the equity adjustment method to the net equity at market values for the controlled and affiliate companies to calculate the amount of investments.

Calculation at market value of the net equity of the companies and their shares and/or quotas.

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5. MARKET ANALYSIS

Brazil is the largest steel and iron producer in Latin America. The table below shows the crude steel production per country for year 2004:

Gross Steel Production 10[3] t

COUNTRIES	2004

BRAZIL
32,913.1
MÉXICO
16,729.6
ARGENTINA
5,125.6
VENEZUELA
4,560.8
CHILE
1,579.1
TRINIDAD
ANDTOBAGO	814.9
COLÔMBIA
730.1
PERU
726.0
CUBA
192.0
PARAGUAY
107.2
ECUADOR
71.7
URUGUAY	57.7

TOTAL	59,580.6

Source: Iron and Steel Latin American Institute ( ILAFA)

In Brazil, the most produced category is the pig iron, followed by the crude steel.

The table below shows the iron and steel production in Brazil in 2004, according to several categories:

PRODUCTS	2004 10[3] t

CRUDE STEEL	32,913.1
ROLLED	23,365.6
FLAT	14,441.4
LONG	8,924.2
UNFINISHED PRODUCT FOR SALES	7,187.7
PLATES	4,737.4
INGOTS, BLOOMS AND BILLETS	2,450.3
PIG IRON	34,608.2
INTEGRATED PLANTS	24,950.8
INDEPENDENT PRODUCERS	9,657.4
SPONGE IRON	439.7

Source: Brazilian Institute of Steel Metallurgy (IBS)

The Brazilian steel metallurgy started developed when the Portuguese real family came to Brazil. The Ipanema plant, near the city of Sorocaba was inaugurated in 1815. Other plants were constructed in the cities of Congonhas do Campo, Caeté and São Miguel de Piracicaba, all in the State of Minas Gerais.

Propelled by the development in the period of 1917 to 1930, the Brazilian steel metallurgy developed mainly because of the creation of BELGO in the city of Sabará, State of Minas Gerais, which in 1922 associated with Belgian capitals and became Companhia Siderúrgica

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Belgo-Mineira, one of the largest propellers of the national metallurgy.

In the 30’s decade the metallurgy continued growing, propelled by Belgo-Mineira. With the efforts of Getúlio Vargas’ government in 1941, in the municipality of Volta Redonda (RJ), of Companhia Siderúrgica Nacional (CSN). Another important event in that period was the creation of Companhia Vale do Rio Doce (CVRD) in 1942, also resulting from an agreement with the United States, with the mission of enhancing and developing that Minas Gerais valley.

In the 90’s decade the metallurgical park already counted on 43 public and private companies, which summed together approximately 120 blast furnaces.

The installation of these producing units concentrated mainly in the State of Minas Gerais and the Rio-São-Paulo connection, due to the proximity of the regions rich in raw material employed to produce steel, or places with high consumption potential.

In 1991, the Brazilian metallurgy started being privatized, leading to a high production growth over the subsequent years.

Arcelor is the world’s largest steel producer. According to the Metal Bulletin data, Arcelor’s production in 2003 was the highest one, as shows the ranking of the world’s largest steel producers.

Company	Production 2003*

Arcelor	42.8
Nippon Stell	31.8
LNM Group	31.1
JFE Group	29.8
Posco	29.7
Shanghai Baosteel	19.9
Corus Group	18.9
US Steel	17.9
Thyssen Krupp Steel	17.0
Riva Group	15.7

Source: Metal Bulletin *in millions of tons

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6. CHARACTERIZATION OF THE ARCELOR GROUP

Arcelor is the world’s leader in the metallurgical industry. It originated from the merger of these steel companies: Aceralia (Spain); Arbed (Luxemburg) and Usinor (France), concluded in February 2002. The group develops activities in four segments: (i) production of flat carbon steel, (ii) production of long carbon steel, (iii) production of stainless steel, (iiii) distribution, transformation and commercialization of steel.

The company employs almost 100 thousand people in the world. It produces annually 44 millions of steel tons, having revenues of US$33 billion, and 80% of its sales are destined to Europe.

GEOGRAPHIC PERFORMANCE IN THE WORLD:

In 2004, the South America operations represent 7.1% of the sales of the company, which ended the year with a total production of 46.9 million of tons of crude steel and sales of 43.9 million of rolled products.

The European group has been made most of the acquisitions in Brazil, where the production costs are lower than those in Europe, and the demand is increasing faster. The company states that it intends to invest at least US$ 3.9 billions in the country by the end of this decade. Arcelor is still more interested in markets that are not yet mature, because they have more perspectives.

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7. CHARACTERIZATION OF AAB AND APSL

In Brazil, the Arcelor group operates in the flat steel industry through Arcelor Aços do Brasil Ltda. (AAB) and APSL ONPN Participações S.A. (APSL), which are holdings created to manage the share ownership in the Brazilian metallurgical companies.

AAB holds share ownership in CIA SIDERÚRGICA DE TUBARÃO (CST) and VEGA DO SUL (VEGA). APSL holds share ownership only in CST.

CORPORATE CAPITAL OF AAB AND APSL

On the base date, the corporate capital of AAB and APSL were composed as follows:

AAB

DISCRIMINATION	Quotas	%

USINOR - FRANCE	1,797,014,818	84.66%
ARCELOR SPAIN HOLDING SL	325,501,781	15.33%
OTHER	100	0.01%
GRAND TOTAL	2,122,516,699	100.00%

APSL

DISCRIMINATION	Shares	%

AAB	1	0.01%
ARCELOR SPAIN HOLDING SL	4.896,865,633	99.99%
GRAND TOTAL	4,896,865,634	100.00%

(*) Considering the subsequent events described in Chapter 9

NET EQUITY OF AAB AND APSL

On the base date, the Net Equity was the following:

AAB

ACCCOUNT	R$ million
REALIZED CAPITAL	2,123
CAPITAL RESERVES	0
PROFITS/ACCRUED LOSSES	339
NET EQUITY	2,462

APSL (considering the events and adjustments described in Chapter 9)

ACCOUNT	R$ million
REALIZED CAPITAL	369
PROFIT RESERVES	105
PROFITS/ACCRUED LOSSES	93
NET EQUITY	567

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LOCALIZATION MAPS (INDUSTRIAL PLANTS)

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CST

Companhia Siderúrgica de Tubarão (CST) was inaugurated in 1983. It is located in the municipality of Serra, State of Espírito Santo. It was created from the association of three important groups of the world’s metallurgical sector at that time: Siderurgia Brasileira S.A.- SIDERBRÁS (Brazil), whose minority partners are Kawasaki Steel Corporation - KSC (Japan) and Societá Finanziaria Siderúrgica Finsider (Italy).

CST is a coking metallurgical plant, with nominal capacity of 5,000,000 t/year of liquid steel, and 100% of its production is through continuous plate casting. Its main products are plates (67%) and coils (32%). It is one of the most important flat rolls companies of the internal market, and it has 27% hot coil market share.

The company exports great portion of its production. Over the past years, CST has sold over 91% of its production to the external market. In 2003, the company obtained the 8th position in the national ranking of exporting companies, and it was responsible for 1.12% of the Brazilian general exports, in US$ Fob.

The table below shows the list of shareholders of CST in May 31, 2005:

LIST OF SHAREHOLDERS

ACIONISTA	TOTAL	%
ARCELOR AÇOS DO BRASIL LTDA	16.911.194.998	33,1745
ARCELOR SPAIN HOLDING SL	10.796.121.514	21,1786
APSL ONPN PARTICIPAÇÕES S.A.	5.352.750.659	10,5004
VICTORIA BAY OVERSEAS S L	4.034.524.170	7,9145
Total ( 1+2+3+4)	37.094.591.341	72,7681
Empregados	335.300.651	0,6578
Acionistas c/ participação superior a 0,8%	3.758.245.266	7,3725
Demais	9.788.302.772	19,2016
TOTAL	50.976.440.030	100,0

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VEGA

The company started its activities in 2003. Its shareholders are AAB (75%) and CST (25%). It is focused on cold rolled and galvanized products through the processing of hot coils supplied exclusively by CST.

With a production capacity of 880 thousand of tons, it is the main consumer of the CST coils in the internal market, responsible for 28% of the total coil sales in 2004.

The company should operate with its full capacity until the end of 2005, consolidating itself in the galvanized steel category in Brazil. Approximately 70% of Vega do Sul’s sales are destined mainly to the automotive industry, where its estimated market share is 35%, and the production of vehicle bodies.

The table below shows the list of Vegas’ shareholders:

	Common
	Registered Shares
Shareholders	%	Total %

AAB	200,965,646	75
CST	66,988,549	25
Total	267,954,195	100

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8. CHARACTERIZATION OF BELGO

Since its foundation in 1921, BELGO belongs to the Arbed Group (Luxemburg). In 2002, the Arbed merged into other European metallurgical companies originating the Arcelor Group, the largest metallurgical group in the world. BELGO is now an industrial holding, since it does not have its own property, plant and equipment.

BELGO operates in the metallurgical industry through the companies Itaúna Siderúrgica Ltda., located in the city of Itaúna, State of Minas Gerais, and Belgo Siderurgia S.A., with industrial units in João Monlevade, Sabará and Juiz de Fora, in the State of Minas Gerais, and Piracicaba, in the State of São Paulo, and Vitória, State of Espírito Santo. Belgo Siderurgia is also the parent company of Acindar – Indústria Argentina de Aceros S.A., the largest long steel producer in Argentina.

It operates in the wire drawing sector through the companies BBA – Belgo Bekaert Arames S.A., with industrial units in Contagem and Sabará, State of Minas Gerais, in Osasco and Hortolândia, in the State of São Paulo; Jossan S.A., located in Feira de Santana, State of Bahia; BMB – Belgo-Mineira Bekaert Artefatos de Arame Ltda., with units in Vespasiano and Itaúna, in the State of Minas Gerais; and the BBA affiliate, Wire Rope Industries (WRI) Group, with plants in Canada, Peru, Chile and Brazil (in the city of Osasco, São Paulo).

CORPORATE CAPITAL

On the base date, the list of BELGO’s shareholders was the following:

DISCRIMINATION	COMMON	PREFERRED	TOTAL
	SHARES	SHARES	SHARES
	(THOUSAND)	(THOUSAND)	(THOUSAND)

ARCELOR Group	2,681,394	1,461,445	4,142,839
CENTRUS - Fund. Bco.
Central Prev. Priv.	367,680	0	367,680
PREVI - Cx. Prev. Func.
Banco Brasil	285,999	314,228	600,227
OTHER	569,928	1,335,155	1,905,083
TREASURY STOCK	0	68,300	68,300
TOTAL	3,905,001	3,179,128	7,084,129

For appraisal purposes, the treasury shares were excluded from the total outstanding shares.

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BELGO SIDERURGIA S/A

BELGO concentrates 99% of its investments in BELGO SIDERURGIA, which in turn directly operates the industrial units of Sabará, Monlevade, Juiz de Fora, Piracicaba and Vitória. It also operates as a holding of the wire drawing and services companies, and also of ACINDAR.

On the base date, the list of shareholders of BELGO SIDERURGIA was the following:

DISCRIMINATION	TOTAL SHARES

BELGO	2,692,709
OTHER	24,196
TOTAL	2,716,905

ACINDAR INDUSTRIA ARGENTINA DE ACEROS S/A

ACINDAR is an integrated steelworks that operates through a direct reduction unit that produces long products, including square iron bars, wire rod, slabs and shapes, hot stripes, wires and sewed tubs.

BELGO BEKAERT ARAMES S/A (BBA)

BBA is the main company in the wire drawing industry. It produces wire and cordages, and is the sole Brazilian producer of cordage thread for prestressed concrete. Its annual production capacity reaches 700,000 tons of wiredraws, and it has industrial units in Contagem and Sabará, State of Minas Gerais; Hortolândia and Osasco, in the State of São Paulo.

BELGO MINEIRA BEKAERT ART. DE ARAME LTDA (BMB)

It produces steel cord (steel cord for radial tire) and hose wire (wires to reinforce hoses), and it has plants in the cities of Vespasiano and Itaúna.

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BELGO BEKAERT NORDESTE S/A (BBN)

Trefilaria de Feira de Santana – BA. It produces nails and wire for agriculture.

CAF SANTA BÁRBARA LTDA.

CAF Santa Bárbara operates with reforestation and wood coal production. It produces timber for the furniture, agriculture and civil construction industries. In 2004, it produced around 933 thousand of cubic meters of wood coal.

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INDUSTRIAL PLANTS: LOCALIZATION MAPS AND OPERATIONS SUMMARIES

PLANTS LOCATION MAP

BRAZIL/SOUTHEAST
MINAS GERAIS
SÃO PAULO
ESPÍRITO SANTO
RIO DE JANEIRO
Contagem
Sabará
João Monlevade
Itaúna
Juiz de Fora
Piracicaba
Osasco
Vespasiano
Cariacica
Hortolândia
CAPTION
BBA
BMB
Belgo Siderurgia

BELGO

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33

34

35

36

37

38

39

40

41

42

43

44

45

46

47

48

49

50

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OTHER COMPANIES OF THE BELGO GROUP

The companies below are service companies, small industries or only affiliates.

BELGO-MINEIRA PART. E IND. E COM. SA.

Belgo-Mineira Participação Indústria e Comércio S.A. (BMP) was created in 1995 especially to manage the leasing, with purchase option, of the facilities of Mendes Júnior Siderurgia S.A. (MJS), current industrial plant of Juiz de Fora. On the base date of this report, BMP had no operational activities.

BELGOPAR LTDA.

Dormant company without operational activities on the base date.

ITAÚNA SIDERURGIA LTDA.

Products for the metal working and metallic structures, furniture and metallurgical industries in general. It has a rolling mill with installed capacity of 100 thousand t/y.

SOL COQUERIA TUBARÃO

This company is still in the construction phase. It will be installed at the CST industrial park, in the municipality of Serra, State of Espírito Santo. As of 2006, SOL Coqueria Tubarão S.A. will produce 1.55 millions of tons of metallurgical coke to assist with the CST and other metallurgical plants expansion.

BMS – BELGO MINEIRA SISTEMAS S/A.

Established in January 1984, BMS - Belgo-Mineira Sistemas is engaged in the development of IT solutions and provision of services. BMS provides services to clients of most varied areas, such as metallurgy, industries, logistics, transports, health and financial areas in Brazil and abroad.

BELGO-MINEIRA ENGENHARIA LTDA.

This company provides engineering services to the group’s industrial units.

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BMF – BELGO-MINEIRA FOMENTO MERCANTIL LTDA.

This is a factoring company that works with the acquisition of assets. It also makes collections and provides technical-consulting support to the financial area.

BELGO-MINEIRA COMERCIAL EXPORTADORA SA.

This company provides foreign trade services to the other group companies.

USINA HIDRELÉTRICA GUILMAN-AMORIN SA

A power generation company, with capacity of 140 MW.

BEMEX INTERNACIONAL LTDA.

It provides foreign trade services to the other group companies.

BELGO-MINEIRA URUGUAY S.A.

It provides foreign trade services to the other group companies.

PBM - PICCHIONI BELGO-MINEIRA DTVM S.A.

It provides financing services to the other group companies.

54

CIMAF CABOS S.A.

Company in which BBA holds 50% share ownership. It is controlled by Wire Rope Industries Group (WRI), Canada, and produces steel cables for the mechanical industry, for elevators, oil platforms and use in general. The company has operational unit in the city of Osasco, São Paulo.

PROCABLES S.A.

Company in which BBA holds 47.74% of the capital. It is controlled by Wire Rope Industries Group (WRI), of Canada. It produces steel cables for the mechanical industry, for elevators, oil platforms and use in general. The company has operational unit in Peru.

PRODUCTOS DE ACEROS S.A. – PRODINSA

Company in which BBA holds 50% of the capital. It is controlled by the WR Group. It produces steel cables for the mechanical industry, for elevators, oil platforms and for use in general. It has operational unit in Chile.

WIRE ROPE INDUSTRIES LIMITED

Company in which BBA holds 50% of the capital. It is controlled by the WRI Group. It produces steel cables for the mechanical industry, for elevators, oil platforms and use in general. It has operational unit in Canada.

55

9. THE OPERATION

The Operation

PHASE 1: BELGO will merger AAB and APSL.

PHASE 2: BELGO will merger CST shares.

EVEN TS AND AJUSTMENTS CONSIDERED IN THE APPRAISAL

For this appraisal, in Phase 1, which consists of the AAB and APSL merger by BELGO, we considered APSL’s capital increase by subscription performed on June 3, 2005, in the amount of R$ 248,852,480.00 with the issuance of 2,262,349,818 shares, and APSL’s acquisition of 2,721,968,485 shares in CST, made with funds from the capital increase. These events will be reflected in the adjusted balance sheet of APSL

In Phase 2, which refers to the merger of CST shares, we already considered the effects of the AAB and APSL merger by BELGO, assuming that this operation will be approved. Thus, we considered that BELGO owns 22,267,595,982 shares in CST and 200,965,646 shares in VEGA DO SUL S/A, and the new amount of BELGO shares, according to the Protocol of Merger (Phase 1) is equal to 9,871,421,612 shares.

56

57

58

10. GENERAL APPRAISAL CRITERIA

The table below shows the defined general criteria to evaluate each account and/or group of accounts of the companies involved in the operation:

GROUP OF ACCOUNTS	PREMISES	APPRAISAL CRITERION

GENERAL	Accounts amounting to less than R$100,000.00 have	Market value identical to the book value.
not been analyzed, and the book value was kept,
except for those consolidated in a specific group.

Cash, banks, financial	Highly- liquidity assets, with book values very similar or	Market value identical to the book value.
investments, accounts receivable	equal to the market value.
from clients, factoring and
dividends receivable from
controlled companies

Reserve for doubtful accounts	The criterion of reserving credit for the accounts	Market value identical to the book value.
pending payment for over 90 days was deemed
adequate. Despite this criterion is not uniform, it is
adopted by the most relevant companies.

Prepayment without supply	Accounts of advance to suppliers with high liquidity	Market value identical to the book value.
level.
Prepayment to suppliers

59

GROUP OF ACCOUNTS	PREMISES	APPRAISAL CRITERION

Debit balance current accounts	The main account refers to advances for tax debts to	Market value identical to the book value
(CST)	the city government of Serra, to offset with payable
taxes.

Employees’ debts (CST)	Employees’ advances with market value preserved by	Market value identical to the book value
the offset with severance amounts.

Several realizable amounts (CST)	High-liquidity debit notes, mainly.	Market value identical to the book value

Loans to the group companies	High liquidity assets.	Market value identical to the book value.
(Belgo)

Early payments and other assets	Non-recoverable amounts advanced to forwarders and	Null market value
(Belgo)	insurers.

Short-term recoverable taxes	Tax credits whose amounts are very similar to the	Market value identical to the book value
short-term payable taxes.

Inventory	Inventory of finished products and production material	Market value identical to the book value
have been appraised at their book values, since the
appraisal at market value considers the continue use of
the assets and obsoleteness appraisals on a quarterly
basis.

60

GROUP OF ACCOUNTS	PREMISES	APPRAISAL CRITERION

Long -term financial investments	High liquidity assets with book values very similar or	Market value identical to the book value
equal to the market values.

Long -term loans to controlled	High liquidity assets.	Market value identical to the book value
and affiliate companies

Bonds and court deposits	Assets guarantying processes, whose decisions will be	Market value identical to the book value
probably favorable.

Real properties for sale	Assets whose book value is very similar to the sales	Market value identical to the book value
value

Long -term recoverable taxes and	Tax credits accounted for at their current realization	Market value identical to the book value
contributions (Belgo)	values, as informed by Belgo’s Board of Executive
Committee.

Long -term recoverable taxes and	Tax credits whose realization is estimated by July	Market value identical to the book value
contributions (CST)	2005.

Long -term recoverable tax credit	Credits related to tax suit with favorable decision in	Amount with premium calculated at estimate
(CST)	the appeals court, deferred in 132 months	SELIC rate

Non-permanent share ownership	Main amounts related to low- liquidity shares of	Null market value
(CST)	telephone government companies.

FUNRES -FUNDO RECUP. ECON.	Short-term non recoverable advances.	Null market value
E.S (CST)

61

GROUP OF ACCOUNTS	PREMISES	APPRAISAL CRITERION

AFECC-CONVÊNIO HOSP. S. RITA	Short-term non-recoverable advances.	Null market value
(CST)

Advanced expenses (Belgo)	Commission payments to IFC (Guilman).	Null market value (Guilman)

Other long -term receivable	The most relevant value refers to the BMP credits to	Market value identical to the book value
accounts	BS, offset with the Mendes Junior assumed debts, paid
by BMP.

Other investments (Belgo)	Non-reappraised minority share ownership.	Market value identical to the book value

Investment premium/discount	Amounts already included in each company’s Net	Null market value
Equity, at market value.

Land, buildings, machine,	Specific appraisal reports, whose summaries are shown	Market value
equipment, installments, vehicles	in Attachment 1.
and works in progress

Hardware and software,	Assets with depreciated book values similar to the	Market value identical to the book value
depreciation of hardware and	market value.
software

62

GROUP OF ACCOUNTS	PREMISES	APPRAISAL CRITERION

Mining rights, depletion of mining	Mina do Andrade’s market value calculated under the	Market value
rights (Belgo)	Leasing Agreement (Attachment 1) information,
supplied by Belgo’s Board of Executive Committee.

Forest reserves (Belgo)	Appraised based on the market value (purchase and	Market value
sale) per solid m3 , including the last estimate
performed and the time of growth (Attachment 1).

Prepayment to suppliers –	Amounts that will be included in the property, plant	Market value identical to the book value
Property, plant and equipment	and equipment when the project is concluded.

Differed expenses	Expenses accounted for at their current realization	Market value identical to the book value
values, as informed by Belgo’s Board of Executive
Officers.

Suppliers, salaries payable	All obligations to suppliers were calculated at their	Market value identical to the book value
book values.

Debentures and financial costs	Current value calculated based on the interest rates	Market value
(Belgo)	showed in explanatory note 13 of the Financial
Statement.

Other accounts payable	BS’s balance related to the Mendes Junior assumed	Market value
debts, is zero after payment by BMP.

63

GROUP OF ACCOUNTS	PREMISES	APPRAISAL CRITERION

Long and short-term loans and financings in	Amounts calculated by their face values	Market value identical to the book value
national and foreign currency

Long and short-term payable taxes,	Amounts subject to offset with tax credits,	Market value identical to the book value
contributions and social charges	and the balance payable calculated at their
face values.

Reserve for Income Tax (IR)and Social	Recalculated based on the assets appraisal.	Amount calculated with 34% on the
Contribution on Net Profits (CSLL) on		reappraisal gains.
surplus / re-appraisal of the property,
plant and equipment

Reserve for short-term financial charges	Unpaid amounts for immediate liquidation of	Null market value
(CST)	financings.

Current accounts with credit balance (CST)	Amounts early paid by creditors, affiliate	Market value identical to the book value
companies mainly.

Social contribution on profit – summer plan	Reserve for court suit, favorable decision	Null market value
(plano verão) (CST)	rendered in 2005.

Long -term debentures	Current value calculated based on the	Market value
interest rates mentioned in explanatory note
13 of the Financial Statements.

Reserve for contingencies	Reserve for court suits with probable	Market value identical to the book value
unfavorable decision

64

11. APPRAISAL OF THE CST NET EQUITY AT MARKET VALUE

In this appraisal, the assets approach was adopted to calculate the market value of the CST Net Equity. In this approach, we analyzed the relevant assets and liabilities so as to reflect their fair market value.

APPRAISAL OF THE PROPERTY, PLANT AND EQUIPMENT

The property, plant and equipment are the most important ones within CST. The appraisal of these assets is shown below:

FIXED ASSETS (R$ MILLIONS)	5.696,99
LAND	15,09
BUILDINGS/FACILITIES	989,92
MACHINES/EQUIP	4.691,98

APPRAISAL OF THE OTHER ASSETS AND LIABILITIES

The other assets were appraised under the criteria in chapter 10, as show the calculation charts in Attachment 1.

65

AMOUNT OF THE CST NET EQUITY AT MARKET VALUE

The table below shows the CST Net Equity at market price, including the respective adjustments of the main accounts:

RELEVANT		( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		11.146,71	8.667,88	-2.478,83

SHORT-TERM ASSETS		1.726,77	1.726,77	0,00
LONG-TERM ASSETS		342,13	193,80	-148,33
PERMANENT ASSETS		9.077,81	6.747,31	-2.330,50
INVESTMENTS		1.104,91	1.050,32	-54,59

CST Com. Ext.	100,00	1,22	1,22	0,00
CST Corp BV	100,00	702,74	702,74	0,00
SOL	62,00	216,78	216,44	-0,33
VEGA	25,00	184,10	129,83	-54,26
OUTROS		0,07	0,07	0,00
AGIOS/DESAGIOS		0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT		7.965,83	5.696,99	-2.268,84

DEFERRED ASSETS		7,07	0,00	-7,07
LIABILITIES		3.208,83	2.425,68	-783,15

SHORT-TERM LIABILITIES		1.155,20	1.056,02	-99,18
LONG-TERM LIABILITIESDEFERRED ASSETS		2.053,63	1.369,66	-683,98

NET EQUITY		7.937,88	6.242,20	-1.695,68

66

VALUE OF THE CST SHARES

50,976,440,030 shares	SHARE VALUE –
TRANCHES OF ONE
THOUSAND
book equity value	R$ 155.716703
adjustment per share	(R$ 33.264020)
equity amount adjusted at market value	R$ 122.452683

67

12. APPRAISAL OF THE AAB NET EQUITY AT MARKET VALUE

APPRAISAL OF THE INVESTMENT IN VEGA

VEGA is a steel transformation plant that employs the most modern processes for scouring, cold rolling and galvanization. It was officially inaugurated on April 27, 2004, but the galvanization operations started in July 2003, and the scouring and rolling operations started in September and October, respectively.

As this is a newly-inaugurated plant, we considered the property, plant and equipment book value equal to the market value.

For the other assets and liabilities, we adopted the criteria described in chapter 10, as shown in the calculation chart of Attachment 1.

NET EQUITY AT MARKET VALUE

The table below shows the AAB Net Equity at market price, including the respective adjustments of the main accounts:

RELEVANT		VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		2.541,52	2.460,33	-81,19

SHORT-TERM ASSETS		0,00	0,00	0,00
LONG-TERM ASSETS		0,00	0,00	0,00
PERMANENT ASSETS		2.541,52	2.460,33	-81,19
INVESTMENTS		2.541,52	2.460,33	-81,19

VEGA	75,00	525,09	389,50	-135,58
CST	33,17	2.009,63	2.070,82	61,19
OUTROS		0,00	0,00	0,00
AGIOS/DESAGIOS		6,80	0,00	-6,80
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00

OUTROS		0,00	0,00	0,00
DEFERRED ASSETS		0,00	0,00	0,00
LIABILITIES		79,24	79,24	0,00

SHORT-TERM LIABILITIES		0,00	0,00	0,00
LONG-TERM LIABILITIES		79,24	79,24	0,00

NET EQUITY		2.462,28	2.381,09	-81,19

68

ADJUSTMENT ORIGINS

The table below shows, in a summarized form, the origins of the adjustments of the AAB Net Equity:

R$ millions

TOTAL VARIATION	(R$ 81,19)
AGIOS/DESAGIOS	(R$ 6,80)
CST e VEGA FIXED ASSETS	(R$ 752,68)
DEFERRED	(R$ 147,95)
ACCONT INVEST.CST/AAB	R$ 623,73
PROV.IR/CS FIXED ASSET VALUATION	R$ 259,81
OTHERS	(R$ 57,30)

VALUE OF THE AAB QUOTAS

2,122,516,699 quotas	QUOTA VALUE- ONE
THOUSAND
book equity value	R$ 1,160.075194
adjustment per quota	(R$38.252897)
equity amount adjusted at market value	R$ 1,121.822297

69

13. APPRAISAL OF THE APSL NET EQUITY AT MARKET VALUE

The criteria described in chapter 10, as shown in the calculation charts in Attachment 1, were used to appraise the APSL assets and liabilities.

We considered the subsequent events and adjustments described in Chapter 9 (see adjusted balance sheet in Attachment 2) to calculate the APS Net Equity at market and the swap ratio.

NET EQUITY AT MARKET VALUE

The table below shows the APSL Net Equity at market value, including the respective adjustments of the main accounts:

RELEVANT		VALOR ( REAIS MILLION )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		580,47	657,05	76,57

SHORT-TERM ASSETS		0,23	0,23	0,00
LONG-TERM ASSETS		0,92	0,92	0,00
PERMANENT ASSETS		579,33	655,91	76,57
INVESTMENTS		579,33	655,91	76,57

CST	10,51	665,06	655,91	-9,16
AGIOS/DESAGIOS		-85,73	0,00	85,73
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00
DEFERRED ASSETS		0,00	0,00	0,00
LIABILITIES		13,23	13,23	0,00

SHORT-TERM LIABILITIES		0,00	0,00	0,00
LONG-TERM LIABILITIES		13,23	13,23	0,00

NET EQUITY		567,24	643,82	76,57

VALUE OF THE APSL SHARES

4,896,865 thousand shares	VALUE
(Tranches of one
thousand shares)

book equity value	R$ 115.838221

adjustment per share	R$ 15.637541

equity amount adjusted	R$ 131.475762
at market value

70

14. APPRAISAL OF THE BELGO NET EQUITY AT MARKET VALUE

We adopted the asset approach to appraise the BELGO Net Equity at market value. In this approach, we calculated the relevant assets and liabilities so as to reflect their fair market value.

INVESTIMENTS

To appraise the BELGO investments we adopted the criteria described in Chapter 10.

The next table shows the appraisal of the property, plant and equipment of the invested companies’ operational units.

APPRAISAL OF THE OTHER ASSETS AND LIABILITES

To appraise the other assets and liabilities, we adopted the criteria described in Chapter 10, as shown in calculation plans in Attachment 1.

COMPANY	PROPERTY, PLANT & EQUIPMENTTotal (R$ millions)

ACINDAR	LAND	11,86
	BUILDINGS/FACILITIES	118,92
	MACHINES/EQUIP	1.082,34
	OTHER	14,15

ACINDAR Total		1.227,27

BBA	LAND	39,74
	BUILDINGS/FACILITIES	157,91
	MACHINES/EQUIP	386,03
	OTHER	-

BBA Total		583,68

BELGO SIDERURGIA	LAND	149,39
	BUILDINGS/FACILITIES	547,05
	MACHINES/EQUIP	2.168,63
	OTHER	256,87

BELGO SIDERURGIA Total		3.121,94

BMB	LAND	0,84
	BUILDINGS/FACILITIES	22,37
	MACHINES/EQUIP	155,10
	OTHER	-

BMB Total		178,31

CAF	LAND	131,62
	BUILDINGS/FACILITIES	0,82
	MACHINES/EQUIP	5,64
	OTHER	293,36

CAF Total		431,44

Global Total		5.111,20

71

BELGO SIDERURGIA NET EQUITY AT MARKET VALUE

The table below shows the BELGO SIDERURGIA Net Equity at market value. This company holds the majority portion of Belgo’s assets:

RELEVANT		VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		6.545,23	8.405,19	1.859,96

SHORT-TERM ASSETS		1.735,73	1.731,93	-3,80
LONG-TERM ASSETS		661,14	654,34	-6,79
PERMANENT ASSETS		4.148,36	6.018,92	1.870,56
INVESTMENTS		1.815,91	2.456,49	640,57

BMU	100,00	229,45	229,45	0,00
BELGOPAR	100,00	1,86	1,86	0,00
ITAUNA	99,90	9,17	9,00	-0,17
ACINDAR	72,68	584,24	994,24	409,99
BBA	55,00	382,41	528,52	146,11
BMB	55,50	69,90	94,11	24,22
CAF	100,00	193,42	360,11	166,69
BMS	100,00	22,59	22,59	0,00
BEMEX	100,00	5,44	5,44	0,00
BMF	99,50	53,16	52,54	-0,62
BIL	100,00	18,82	18,03	-0,79
SOL	37,00	129,17	129,17	0,00
OUTROS		11,42	11,42	0,00
AGIOS/DESAGIOS		104,85	0,00	-104,85
PROPERTY, PLANT AND EQUIPMENT		1.891,96	3.121,94	1.229,98

DEFERRED ASSETS		440,49	440,49	0,00

LIABILITES		2.949,86	2.128,15	-821,72

SHORT-TERM LIABILITIES		2.262,23	1.024,84	-1.237,39
LONG-TERM LIABILITIES		687,63	1.103,31	415,67

NET EQUITY		3.595,37	6.277,05	2.681,68

72

BELGO NET EQUITY AT MARKET VALUE

The table below shows the BELGO Net Equity at market value, including the respective adjustment origins:

RELEVANT		VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		4.476,07	6.430,99	1.954,92

SHORT-TERM ASSETS		2,08	2,08	0,00
LONG-TERM ASSETS		122,91	122,91	0,00
PERMANENT ASSETS		4.351,08	6.305,99	1.954,92
INVESTMENTS		4.349,62	6.305,99	1.956,38

BS	99,11	3.538,52	6.221,15	2.682,62
BMP	99,98	38,45	68,19	29,73
* GUILMAN	51,00	17,10	16,17	-0,93
BME	99,00	0,50	0,50	0,00
OUTROS		0,00	0,00	0,00
AGIOS/DESAGIOS		755,05	0,00	-755,05
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00

DIFERIDO		1,46	0,00	-1,46
LIABILITIES DEFERRED ASSETS		38,92	38,92	0,00

SHORT-TERM LIABILITIES		38,92	38,92	0,00
LONG-TERM LIABILITIES		0,00	0,00	0,00

NET EQUITY		4.437,15	6.392,07	1.954,92

73

ADJUSTMENT ORIGINS

The table below shows, in a summarized form, the origins of the adjustments of the Belgo Net Equity: valores em R$ milions

TOTAL VARIATION	1.954,92

AGIOS/DESAGIOS	(859,04)

INVESTED FIXED ASSETS	2.345,08

LIABILITIES	1.226,37

IR/CS FIXED ASSETS VALUATION PROV	(804,33)

OTHERS	46,84

VALUE OF BELGO SHARES

7,015,829 thousand shares	VALUE (tranches of one
thousand shares)
book equity value	R$ 632.448398
adjustment per share	R$ 278.643725
Equity amount adjusted at market value	R$ 911.092123

(*) excluding the treasury shares

74

75

15. SWAP RATIO CALCULATION

PHASE 1 (AAB and APSL MERGER)

NET EQUITY AT MARKET

	BELGO	AAB	APSL

NET EQUITY AT MARKET (R$ MILLIONS)	R$ 6,392	R$ 2,381	R$ 644
TOTAL SHARES / QUOTAS	7,015,829,297	2,122,516,699	4,896,865,634
R$ PER THOUSAND OF SHARES / QUOTAS	R$ 911.092123	R$ 1,121.822297	R$ 131.475762
SWAP RATIO	1.000000	0.812154	6.929735

Note: Amount of AAB or APSL quotas / shares for one BELGO share, considering the events and adjustments in Chapter 9

PHASE 2 (CST SHARES MERGER)

NET EQUITY AT MARKET

	BELGO	CST

NET EQUITY AT MARKET (R$ MILLIONS)	R$ 9,417	R$ 6,242
TOTAL SHARES / QUOTAS	9,871,421,612	50,976,440,030
R$ PER THOUSAND OF SHARES	R$ 953.963155	R$ 122.452683
SWAP RATIO	1.000000	7.790463

Note: Amount of CST shares for one BELGO share, considering the realizations in Phase 1

76

16. CONCLUSION

Based on the analysis of the above-mentioned documentation and the APSIS studies, the experts concluded that the swap ratios of the BELGO shares for AAB shares and APSL shares, appraised according to the Net Equity at market value under the asset approach on May 31, 2005, are the following:

0.812154 AAB quotas for 1 BELGO share; and
6.929735 APSL shares for 1 BELGO share.

And the swap ratio of BELGO shares, (after the merger of AAB and APSL), for the CST shares is the following:

7.790463 CST shares for 1 BELGO share.

Report RJ-057/05 is concluded. It is composed of seventy-eight (78) pages typed on one side, and four (4) attachments, and it was prepared in two (02) original counterparts. APSIS Consultoria Empresarial S/C Ltda., CREA/RJ 82.2.00620 -1 and CORECON/RJ RF/2.052 -4, an asset appraisal specialized company, undersigned by its legally authorized officers, is available for any necessary clarification.

Rio de Janeiro. July 19, 2005.

ANA CRISTINA FRANÇA DE SOUZA	VERÔNICA ROCHA DE OLIVEIRA
Partner -officer	Accountant (CRC/RJ 69548/O-9)

LUIZ PAULO CESAR SILVEIRA	CLAUDIO MARÇAL DE FREITAS
Officer	Accountant (CRC/RJ 55029/O-1)

CESAR DE FREITAS SILVESTRE
Accountant (CRC/RJ 44779/O-3

77

17. LIST OF ATTACHMENTS

1. APPRAISALS

2. SUPPORTING DOCUMENTATION

3. GLOSSARY

4. APSIS PROFILE

78

SWAP RATIO EVALUATION

VALUE ( R$ MILLION )

RELEVANT ACCOUNTS	CONTÁBIL			PL MERCADO

	BELGO	AAB	APSL	BELGO	AAB	APSL

ASSETS	4.476,07	2.541,52	580,47	6.430,99	2.460,33	657,05

SHORT-TERM ASSETS	2,08	0,00	0,23	2,08	0,00	0,23
LONG-TERM ASSETS	122,91	0,00	0,92	122,91	0,00	0,92
PROPERTY, PLANT AND EQUIPMENT	4.351,08	2.541,52	579,33	6.305,99	2.460,33	655,91

LIABILITIES	38,92	79,24	13,23	38,92	79,24	13,23

SHORT-TERM LIABILITIES	38,92	0,00	0,00	38,92	0,00	0,00
LONG-TERM LIABILITIES	0,00	79,24	13,23	0,00	79,24	13,23

NET EQUITY	4.437,15	2.462,28	567,24	6.392,07	2.381,09	643,82

TOTAL SHARES / QUOTAS	7.015.829.297	2.122.516.699	4.896.865.634	7.015.829.297	2.122.516.699	4.896.865.634

R$ PER THOUSAND OF SHARES / QUOTAS	632,448398	1.160,075194	115,838221	911,092123	1.121,822297	131,475762

SWAP RATIO	1,000000	0,545179	5,459756	1,000000	0,812154	6,929735

Note: Amount of AAB or APSL shares / quotas for one Belgo share

SWAP RATIO - ECONOMIC CRITERION

	BELGO	AAB	APSL
ECONOMIC VALUE (R$ MILLION)	R$ 8.042,67	R$ 2.614,70	R$ 658,84
AMOUNT OF SHARES / QUOTASDEFERRED ASSETS	7.015.829.297	2.122.516.699	4.896.865.634
VALUE PER THOUSAND OF SHARES / QUOTAS	R$ 1.146,36	R$ 1.231,89	R$ 134,54
SWAP RATIO	1,000000	0,930572809	8,520420306

BELGO - AMOUNT OF SHARES TO ISSUE		2.280.871.179	574.721.136

COMPANY: COMPANHIA SIDERÚRGICA BELGO-MINEIRA (APÓS INCORPORAÇÃO AAB e APSL)

RELEVANT		VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		7.598,06	9.548,36	1.950,30

SHORT-TERM ASSETS		2,31	2,31	0,00
LONG-TERM ASSETS		123,83	123,83	0,00
PERMANENT ASSETS		7.471,93	9.422,23	1.950,30
INVESTMENTS		7.470,47	9.422,23	1.951,76

BS	99,11	3.538,52	6.221,15	2.682,62
CST	38,34	2.674,69	2.726,73	52,03
VEGA	75,00	525,09	389,50	-135,58
BMP	99,98	38,45	68,19	29,73
* GUILMAN	51,00	17,10	16,17	-0,93
BME	99,00	0,50	0,50	0,00
OUTROS		0,00	0,00	0,00
AGIOS/DESAGIOS		676,11	0,00	-676,11
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00

DEFERRED ASSETS		1,46	0,00	-1,46
LIABILITIES		131,39	131,39	0,00

SHORT-TERM LIABILITIES		38,92	38,92	0,00
LONG-TERM LIABILITIES		92,47	92,47	0,00

NET EQUITY		7.466,67	9.416,97	1.950,30

Note: * 100% Investment accounted for

Avaliação da Posição de Troca

VALUE ( REAIS MILLION )

RELEVANT	CONTÁBIL		PL MERCADO

ACCOUNTS	BELGO	CST	BELGO	CST

ASSETS	7.598,06	11.146,71	9.548,36	8.667,88

SHORT-TERM ASSETS	2,31	1.726,77	2,31	1.726,77
LONG-TERM ASSETS	123,83	342,13	123,83	193,80
PERMANENT ASSETS	7.471,93	9.077,81	9.422,23	6.747,31

LIABILITIES	131,39	3.208,83	131,39	2.425,68

SHORT-TERM LIABILITIES	38,92	1.155,20	38,92	1.056,02
LONG-TERM LIABILITIES	92,47	2.053,63	92,47	1.369,66

NET EQUITY	7.466,67	7.937,88	9.416,97	6.242,20

TOTAL SHARES	9.871.421.612	50.976.440.030	9.871.421.612	50.976.440.030

R$ PER THOUSAND OF SHARES	756,392895	155,716703	953,963155	122,452683

SWAP RATIO	1,000000	4,857494	1,000000	7,790463

Note: Amount of CST shares for one Belgo share

COMPANY: APSL ONPN PARTICIPACOES S.A.

RELEVANT	VALOR ( REAIS MILLION )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		580,47	657,05	76,57

SHORT-TERM ASSETS		0,23	0,23	0,00
LONG-TERM ASSETS		0,92	0,92	0,00
PERMANENT ASSETS		579,33	655,91	76,57
INVESTMENTS		579,33	655,91	76,57

CST	10,51	665,06	655,91	-9,16
AGIOS/DESAGIOS		-85,73	0,00	85,73
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00
DEFERRED ASSETS		0,00	0,00	0,00
LIABILITIES		13,23	13,23	0,00

SHORT-TERM LIABILITIES		0,00	0,00	0,00
LONG-TERM LIABILITIES		13,23	13,23	0,00

NET EQUITY		567,24	643,82	76,57

COMPANY: ARCELOR ACOS DO BRASIL LTDA

RELEVANT	VALOR ( REAIS MILHÕES)

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		2.541,52	2.460,33	-81,19

SHORT-TERM ASSETS		0,00	0,00	0,00
LONG-TERM ASSETS		0,00	0,00	0,00
PERMANENT ASSETS		2.541,52	2.460,33	-81,19
INVESTMENTS		2.541,52	2.460,33	-81,19

VEGA	75,00	525,09	389,50	-135,58
CST	33,17	2.009,63	2.070,82	61,19
OUTROS		0,00	0,00	0,00
AGIOS/DESAGIOS		6,80	0,00	-6,80
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00

OUTROS		0,00	0,00	0,00
DEFERRED ASSETS		0,00	0,00	0,00
LIABILITIES		79,24	79,24	0,00

SHORT-TERM LIABILITIES		0,00	0,00	0,00
LONG-TERM LIABILITIES		79,24	79,24	0,00

NET EQUITY		2.462,28	2.381,09	-81,19

DEFERRED ASSETS

R$ millions

TOTAL VARIATION	(R$ 81,19)
AGIOS/DESAGIOS	(R$ 6,80)
CST e VEGA FIXED ASSETS	(R$ 752,68)
DEFERRED	(R$ 147,95)
ACCONT INVEST.CST/AAB	R$ 623,73
PROV.IR/CS FIXED ASSET VALUATION	R$ 259,81
OTHERS	(R$ 57,30)

COMPANY: COMPANHIA SIDERURGICA TUBARÃO

RELEVANT		( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		11.146,71	8.667,88	-2.478,83

SHORT-TERM ASSETS		1.726,77	1.726,77	0,00
LONG-TERM ASSETS		342,13	193,80	-148,33
PERMANENT ASSETS		9.077,81	6.747,31	-2.330,50
INVESTMENTS		1.104,91	1.050,32	-54,59

CST Com. Ext.	100,00	1,22	1,22	0,00
CST Corp BV	100,00	702,74	702,74	0,00
SOL	62,00	216,78	216,44	-0,33
VEGA	25,00	184,10	129,83	-54,26
OUTROS		0,07	0,07	0,00
AGIOS/DESAGIOS		0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT		7.965,83	5.696,99	-2.268,84

DEFERRED ASSETS		7,07	0,00	-7,07
LIABILITIES		3.208,83	2.425,68	-783,15

SHORT-TERM LIABILITIES		1.155,20	1.056,02	-99,18
LONG-TERM LIABILITIESDEFERRED ASSETS		2.053,63	1.369,66	-683,98

NET EQUITY		7.937,88	6.242,20	-1.695,68

COMPANY VEGA

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	1.510,25	1.329,47	-180,78

SHORT-TERM ASSETS	443,62	437,65	-5,97
LONG-TERM ASSETS	27,56	27,56	0,00
PERMANENT ASSETS	1.039,07	864,26	-174,81
	0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT	774,21	774,21	0,00
DEFERRED ASSETS	264,86	90,05	-174,81
LIABILITIES	810,13	810,13	0,00

SHORT-TERM LIABILITIES	236,62	236,62	0,00
LONG-TERM LIABILITIES	573,51	573,51	0,00

NET EQUITY	700,12	519,34	-180,78

COMPANY: SOL COQUERIA TUBARÃO S.A.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	361,19	361,19	0,00

SHORT-TERM ASSETS	41,03	41,03	0,00
LONG-TERM ASSETS	0,00	0,00	0,00
PERMANENT ASSETS	320,16	320,16	0,00
	0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT	320,11	320,11	0,00

LAND	0,00	0,00	0,00
EDIFICIOS / INSTALAÇÕES	0,00	0,00	0,00
MAQUINAS / EQUIPAMENTOS	0,00	0,00	0,00
OUTROS	320,11	320,11	0,00
DEFERRED ASSETS	0,05	0,05	0,00
LIABILITIES	12,09	12,09	0,00

SHORT-TERM LIABILITIES	12,09	12,09	0,00
LONG-TERM LIABILITIES	0,00	0,00	0,00

NET EQUITY	349,10	349,10	0,00

COMPANY COMPANHIA SIDERÚRGICA BELGO-MINEIRA

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		4.476,07	6.430,99	1.954,92

SHORT-TERM ASSETS		2,08	2,08	0,00
LONG-TERM ASSETS		122,91	122,91	0,00
PERMANENT ASSETS		4.351,08	6.305,99	1.954,92
INVESTMENTS		4.349,62	6.305,99	1.956,38

BS	99,11	3.538,52	6.221,15	2.682,62
BMP	99,98	38,45	68,19	29,73
* GUILMAN	51,00	17,10	16,17	-0,93
BME	99,00	0,50	0,50	0,00
OUTROS		0,00	0,00	0,00
AGIOS/DESAGIOS		755,05	0,00	-755,05
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00

DIFERIDO		1,46	0,00	-1,46
LIABILITIES DEFERRED ASSETS		38,92	38,92	0,00

SHORT-TERM LIABILITIES		38,92	38,92	0,00
LONG-TERM LIABILITIES		0,00	0,00	0,00

NET EQUITY		4.437,15	6.392,07	1.954,92

Note: * 100% investments accounted for

valores em R$ milions

TOTAL VARIATION	1.954,92

AGIOS/DESAGIOS	(859,04)

INVESTED FIXED ASSETS	2.345,08

LIABILITIES	1.226,37

IR/CS FIXED ASSETS VALUATION PROV	(804,33)

OTHERS	46,84

COMPANY BELGO-MINEIRA PARTIC. IND. COM. S/A.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		164,48	187,77	23,30

SHORT-TERM ASSETS		1,97	1,97	0,00
LONG-TERM ASSETS		131,13	131,13	0,00
PERMANENT ASSETS		31,38	54,67	23,30
INVESTMENTS		31,38	54,67	23,30

BS	0,87	31,38	54,67	23,30
LIABILITIES		126,02	119,58	-6,44

SHORT-TERM LIABILITIES		53,06	52,75	-0,31
LONG-TER LIABILITIES		72,96	66,83	-6,13

NET EQUITY		38,46	68,20	29,74

COMPANY BELGOPAR LTDA.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	1,86	1,86	0,00

SHORT-TERM ASSETS	0,04	0,04	0,00
LONG-TERM ASSETS	1,83	1,83	0,00
PERMANENT ASSETS	0,00	0,00	0,00
LIABILITIES	0,00	0,00	0,00

SHORT-TERM LIABILITIES	0,00	0,00	0,00
LONG-TERM LIABILITIES	0,00	0,00	0,00

NET EQUITY	1,86	1,86	0,00

COMPANY ITAÚNA SIDERÚRGICA LTDA.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	12,73	12,56	-0,17

SHORT-TERM ASSETS	4,28	4,28	0,00
LONG-TERM ASSETS	0,31	0,31	0,00
ATIVO PERMANENTE	8,14	7,97	-0,17
	0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT	7,97	7,97	0,00

TERRENOS	0,00	0,00	0,00
EDIFICIOS / INSTALAÇÕES	0,46	0,46	0,00
MAQUINAS / EQUIPAMENTOS	6,98	6,98	0,00
OUTROS	0,53	0,53	0,00
DIFERIDO	0,17	0,00	-0,17
LIABILITIES	3,56	3,56	0,00

SHORT-TERM LIABILITIES	3,56	3,56	0,00
LONG-TERM LIABILITIES	0,00	0,00	0,00

NET EQUITY	9,18	9,01	-0,17

COMPANY BELGO-MINEIRA URUGUAY S.A.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	229,45	229,45	0,00

SHORT-TERM ASSETS	145,20	145,20	0,00
LONG-TERM ASSETS	84,25	84,25	0,00
PERMANENT ASSETS	0,00	0,00	0,00
LIABILITIES	0,00	0,00	0,00

SHORT-TERM LIABILITIES	0,00	0,00	0,00
LONG-TERM LIABILITIES	0,00	0,00	0,00

NET EQUITY	229,45	229,45	0,00

COMPANY BELGO SIDERURGIA S/A

RELEVANT		VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		6.545,23	8.405,19	1.859,96

SHORT-TERM ASSETS		1.735,73	1.731,93	-3,80
LONG-TERM ASSETS		661,14	654,34	-6,79
PERMANENT ASSETS		4.148,36	6.018,92	1.870,56
INVESTMENTS		1.815,91	2.456,49	640,57

BMU	100,00	229,45	229,45	0,00
BELGOPAR	100,00	1,86	1,86	0,00
ITAUNA	99,90	9,17	9,00	-0,17
ACINDAR	72,68	584,24	994,24	409,99
BBA	55,00	382,41	528,52	146,11
BMB	55,50	69,90	94,11	24,22
CAF	100,00	193,42	360,11	166,69
BMS	100,00	22,59	22,59	0,00
BEMEX	100,00	5,44	5,44	0,00
BMF	99,50	53,16	52,54	-0,62
BIL	100,00	18,82	18,03	-0,79
SOL	37,00	129,17	129,17	0,00
OUTROS		11,42	11,42	0,00
AGIOS/DESAGIOS		104,85	0,00	-104,85
DEFERRED ASSETS		1.891,96	3.121,94	1.229,98

DIFERIDO		440,49	440,49	0,00
LIABILITES		2.949,86	2.128,15	-821,72

SHORT-TERM LIABILITIES		2.262,23	1.024,84	-1.237,39
LONG-TERM LIABILITIES		687,63	1.103,31	415,67

NET EQUITY		3.595,37	6.277,05	2.681,68

COMPANY ACINDAR-IND. ARGENTINA DE ACEROS S.A.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	1.455,13	2.304,99	849,86

SHORT-TERM ASSETS	1.007,19	1.002,58	-4,61
LONG-TERM ASSETS	19,64	18,04	-1,60
PERMANENT ASSETS	428,31	1.284,37	856,07
INVESTMENTS	57,11	57,11	0,00

OUTROS	10,33	10,33	0,00
AGIOS/DESAGIOS	46,77	46,77	0,00
PROPERTY, PLANT AND EQUIPMENT	371,20	1.227,27	856,07

TERRENOS	11,86	11,86	0,00
EDIFICIOS / INSTALAÇÕES	61,94	118,92	56,98
MAQUINAS / EQUIPAMENTOS	246,74	1.082,34	835,59
OUTROS	50,65	14,15	-36,50
DIFERIDO	0,00	0,00	0,00
LIABILITIES	645,87	936,93	291,06

SHORT-TERM LIABILITIES	342,28	342,28	0,00
LONG-TERM LIABILITIES	303,59	594,65	291,06

NET EQUITY	809,26	1.368,06	558,79

COMPANY BELGO BEKAERT NORDESTE S.A.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	140,64	197,45	56,81

SHORT-TERM ASSETS	104,18	104,05	-0,13
LONG-TERM ASSETS	21,10	21,10	0,00
PERMANENT ASSETS	15,37	72,31	56,94
INVESTMENTS	0,05	0,05	0,00

OUTROS	0,05	0,05	0,00
PROPERTY, PLANT AND EQUIPMENT	15,28	72,26	56,98

TERRENOS	0,01	0,00	-0,01
EDIFICIOS / INSTALAÇÕES	1,72	38,96	37,24
MAQUINAS / EQUIPAMENTOS	6,88	33,30	26,42
OUTROS	6,67	0,00	-6,67
DIFERIDO	0,04	0,00	-0,04
LIABILITIES	53,67	73,04	19,37

SHORT-TERM LIABILITIES	39,33	39,33	0,00
LONG-TERM LIABILITIES	14,34	33,71	19,37

NET EQUITY	86,97	124,41	37,44

COMPANY BELGO BEKAERT ARAMES LTDA.

RELEVANT			VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		907,99	1.291,86	383,88

SHORT-TERM ASSETS		416,22	415,48	-0,74
LONG-TERM ASSETS		100,49	100,49	0,00
PERMANENT ASSETS		391,28	775,89	384,61
INVESTMENTS		155,27	192,21	36,94

BBN	99,03	86,13	123,21	37,08
OUTROS		69,01	69,01	0,00
AGIOS/DESAGIOS		0,13	0,00	-0,13
PROPERTY, PLANT AND EQUIPMENT		235,95	583,68	347,72

TERRENOS		39,74	39,74	0,00
EDIFICIOS / INSTALAÇÕES		22,21	157,91	135,70
MAQUINAS / EQUIPAMENTOS		130,32	386,03	255,71
OUTROS		43,69	0,00	-43,69
DIFERIDO		0,05	0,00	-0,05
LIABILITIES		212,69	330,92	118,23

SHORT-TERM LIABILITIES		208,54	208,54	0,00
LONG-TERM LIABILITIES		4,15	122,38	118,23

NET EQUITYDEFERRED ASSETS		695,30	960,95	265,65

COMPANY BMB-BELGO-MINEIRA BEK. ART. AR. LTDA

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	223,97	291,29	67,33

SHORT-TERM ASSETS	77,47	75,65	-1,82
LONG-TERM ASSETS	36,85	36,85	0,00
PERMANENT ASSETS	109,65	178,80	69,15
INVESTMENTS	0,49	0,49	0,00

OUTROS	0,49	0,49	0,00
AGIOS/DESAGIOS	0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT	108,63	178,31	69,68

TERRENOS	0,84	0,84	0,00
EDIFICIOS / INSTALAÇÕES	22,37	22,37	0,00
MAQUINAS / EQUIPAMENTOS	18,56	155,10	136,54
OUTROS	66,87	0,00	-66,87
DIFERIDO	0,53	0,00	-0,53
LIABILITIES	98,03	121,72	23,69

SHORT-TERM LIABILITIES	72,78	72,78	0,00
LONG-TERM LIABILITIES	25,25	48,94	23,69

NET EQUITY	125,94	169,58	43,64

COMPANY CAF SANTA BÁRBARA LTDA.

RELEVANT			VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		217,27	470,00	252,73

SHORT-TERM ASSETS		25,85	25,83	-0,02
LONG-TERM ASSETS		12,45	12,45	0,00
PERMANET ASSETS		178,97	431,72	252,75
INVESTMENTS		0,11	0,28	0,17

ITAUNA	0,10	0,00	0,01	0,01
BMF	0,50	0,10	0,26	0,16
OUTROS		0,01	0,01	0,00
AGIOS/DESAGIOS		0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT		178,38	431,44	253,06

TERRENOS		0,15	131,62	131,47
EDIFICIOS / INSTALAÇÕES		0,82	0,82	0,00
MAQUINAS / EQUIPAMENTOS		5,64	5,64	0,00
OUTROS		171,76	293,36	121,60
DIFERIDO		0,48	0,00	-0,48
LIABILITIES		23,85	109,89	86,04

SHORT-TERM LIABILITIES		12,93	12,93	0,00
LONG-TERM LIABILITIESDEFERRED ASSETS		10,92	96,96	86,04

NET EQUITY		193,42	360,11	166,69

COMPANY PICCHIONI BELGO-MINEIRA DTVM S/A

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	16,90	16,90	0,00

SHORT-TERM ASSETS	5,86	5,86	0,00
LONG-TERM ASSETS	10,77	10,77	0,00
PERMANENT ASSETS	0,28	0,28	0,00
INVESTMENTS	0,20	0,20	0,00

OUTROS	0,20	0,20	0,00
PROPERTY, PLANT AND EQUIPMENT	0,07	0,07	0,00

TERRENOS	0,00	0,00	0,00
EDIFICIOS / INSTALAÇÕES	0,00	0,00	0,00
MAQUINAS / EQUIPAMENTOS	0,00	0,00	0,00
OUTROS	0,07	0,07	0,00
DIFERIDO	0,00	0,00	0,00
LIABILITIES	13,43	13,43	0,00

SHORT-TERM LIABILITIES	2,66	2,66	0,00
LONG-TERM LIABILITIES	10,77	10,77	0,00

NET EQUITY	3,47	3,47	0,00

COMPANY BELGO MINEIRA SISTEMAS S/A

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	34,72	34,72	0,00

SHORT-TERM ASSETS	23,27	23,27	0,00
LONG-TERM ASSETS	4,39	4,39	0,00
PERMANENT ASSETS	7,06	7,06	0,00
	0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT	7,06	7,06	0,00

TERRENOS	0,00	0,00	0,00
EDIFICIOS / INSTALAÇÕES	0,02	0,02	0,00
MAQUINAS / EQUIPAMENTOS	0,64	0,64	0,00
OUTROS	6,40	6,40	0,00
DIFERIDO	0,00	0,00	0,00
LIABILITIES	12,13	12,13	0,00

SHORT-TERM LIABILITIES	7,94	7,94	0,00
LONG-TERM LIABILITIES	4,20	4,20	0,00

NET EQUITY	22,59	22,59	0,00

COMPANY BELGO-MINEIRA COM.EXPORT. S/A

RELEVANT		VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		5,63	5,63	0,00

SHORT-TERM ASSETS		0,08	0,08	0,00
LONG-TERM ASSETS		2,96	2,96	0,00
PERMANENT ASSETS		2,58	2,58	0,00
INVESTMENTS		2,58	2,58	0,00

PBM	74,50	2,58	2,58	0,00
OUTROS		0,00	0,00	0,00
AGIOS/DESAGIOS		0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00

TERRENOS		0,00	0,00	0,00
EDIFICIOS / INSTALAÇÕES		0,00	0,00	0,00
MAQUINAS / EQUIPAMENTOS		0,00	0,00	0,00
OUTROS		0,00	0,00	0,00
DIFERIDO		0,00	0,00	0,00
LIABILITIES		0,19	0,19	0,00

SHORT-TERM LIABILITIES		0,19	0,19	0,00
LONG-TERM LIABILITIES		0,00	0,00	0,00

NET EQUITYDEFERRED ASSETS		5,44	5,44	0,00

COMPANY BELGO-MINEIRA FOMENTO MERC. LTDA.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	73,47	72,85	-0,62

SHORT-TERM ASSETS	61,84	61,80	-0,04
LONG-TERM ASSETS	11,23	10,65	-0,58
PERMANENT ASSETS	0,40	0,40	0,00
	0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT	0,40	0,40	0,00

TERRENOS	0,00	0,00	0,00
EDIFICIOS / INSTALAÇÕES	0,00	0,00	0,00
MAQUINAS / EQUIPAMENTOS	0,00	0,00	0,00
OUTROS	0,40	0,40	0,00
DIFERIDO	0,00	0,00	0,00
LIABILITIES	20,04	20,04	0,00

SHORT-TERM LIABILITIES	20,04	20,04	0,00
LONG-TERM LIABILITIES	0,00	0,00	0,00

NET EQUITY	53,43	52,81	-0,62

COMPANIES USINA HIDRELÉTRICA GUILMAN AMORIM S/A

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	89,05	88,12	-0,93

SHORT-TERM ASSETS	18,68	18,52	-0,16
LONG-TERM ASSETS	5,12	4,77	-0,35
PERMANENT ASSETS	65,25	64,83	-0,43
	0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT	64,83	64,83	0,00

TERRENOS	2,34	2,34	0,00
EDIFICIOS / INSTALAÇÕES	39,84	39,84	0,00
MAQUINAS / EQUIPAMENTOS	22,58	22,58	0,00
OUTROS	0,08	0,08	0,00
DIFERIDO	0,43	0,00	-0,43
LIABILITIES	71,95	71,95	0,00

SHORT-TERM LIABILITIES	30,98	30,98	0,00
LONG-TERM LIABILITIES	40,97	40,97	0,00

NET EQUITY	17,10	16,17	-0,93

Note: Under the pro rata method, this balance sheet represents 51% of Guilman's total balance sheet, as Belgo explains DEFERRED. ASSETS

COMPANY BEMEX INTERNATIONAL LTD.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	61,08	61,07	-0,01

SHORT-TERM ASSETS	55,13	55,12	-0,01
LONG-TERM ASSETS	0,00	0,00	0,00
PERMANENT ASSETS	5,95	5,95	0,00
INVESTMENTS	5,95	5,95	0,00

OUTROS	5,95	5,95	0,00
PROPERTY, PLANT AND EQUIPMENT	0,00	0,00	0,00

TERRENOS	0,00	0,00	0,00
EDIFICIOS / INSTALAÇÕES	0,00	0,00	0,00
MAQUINAS / EQUIPAMENTOS	0,00	0,00	0,00
OUTROS	0,00	0,00	0,00
DIFERIDO	0,00	0,00	0,00
LIABILITIES	43,04	43,04	0,00

SHORT-TERM LIABILITIES	37,63	37,63	0,00
LONG-TERM LIABILITIES	5,40	5,40	0,00

NET EQUITY	18,04	18,03	-0,01

COMPANY BELGO-MINEIRA ENGENHARIA LTDA.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	0,99	0,99	0,00

SHORT-TERM ASSETS	0,06	0,06	0,00
LONG-TERM ASSETS	0,92	0,92	0,00
PERMANENT ASSETS	0,01	0,01	0,00
INVESTMENTS	0,01	0,01	0,00

OUTROS	0,01	0,01	0,00
PROPERTY, PLANT AND EQUIPMENT	0,00	0,00	0,00
DIFERIDO	0,00	0,00	0,00
LIABILITIES	0,49	0,49	0,00

SHORT-TERM LIABILITIES	0,49	0,49	0,00
LONG-TERM LIABILITIES	0,00	0,00	0,00

NET EQUITY	0,50	0,50	0,00

Companhia Siderúrgica Belgo-Mineira

Balanço patrimonial e
demonstração do resultado
em 31 de maio de 2005

Companhia Siderúrgica Belgo-Mineira

Balanço patrimonial e demonstração do resultado

em 31 de maio de 2005

Conteúdo
Parecer dos auditores independentes	3
Balanço patrimonial	4
Demonstração do resultado	5

2

Parecer dos auditores independentes

Ao
Conselho de administração e acionistas da
Companhia Siderúrgica Belgo-Mineira
Belo Horizonte - MG

Examinamos o balanço patrimonial da Companhia Siderúrgica Belgo-Mineira, levantado em 31 de maio de 2005 e a respectiva demonstração do resultado relativa ao período de 1º de janeiro a 31 de maio de 2005, elaborados sob a responsabilidade de sua administração, com o objetivo específico de servir de base para a incorporação pela Companhia Siderúrgica Belgo-Mineira das ações da Companhia Siderúrgica de Tubarão e em atendimento às normas da Comissão de Valores Mobiliários – CVM aplicáveis a processos de incorporação, fusão e cisão (Instrução CVM 319, de 03 de dezembro de 1999). Nossa responsabilidade é a de expressar uma opinião sobre essas demonstrações contábeis.

Nosso exame foi conduzido de acordo com as normas de auditoria aplicáveis no Brasil e compreendeu: (a) o planejamento dos trabalhos, considerando a relevância dos saldos, o volume das transações e os sistemas contábil e de controles internos da Companhia; (b) a constatação, com base em testes, das evidências e dos registros que suportam os valores e as informações contábeis divulgados; e (c) a avaliação das práticas e das estimativas contábeis mais representativas adotadas pela administração da Companhia para apresentação do balanço patrimonial e da demonstração de resultado.

Em nossa opinião as demonstrações financeiras acima referidas, representam, adequadamente, em todos os aspectos relevantes, a posição patrimonial e financeira da Companhia Siderúrgica Belgo-Mineira em 31 de maio de 2005 e o resultado de suas operações correspondente ao período de 1º de janeiro a 31 de maio de 2005, de acordo com as práticas contábeis adotadas no Brasil aplicadas consistentemente em relação ao último exercício social encerrado em 31 de dezembro de 2004.

Tendo em vista que o balanço patrimonial e a demonstração do resultado foram preparados e estão sendo apresentados com um objetivo específico, conforme mencionado no primeiro parágrafo, não estão sendo apresentadas demonstrações das mutações do patrimônio líquido e das origens e aplicações de recursos correspondentes ao período de 1º de janeiro a 31 de maio de 2005, bem como as notas explicativas às demonstrações contábeis, conforme requerido pela legislação societária brasileira. Consequentemente, o presente parecer é para ser utilizado pela Administração da Companhia Siderúrgica Belgo-Mineira, exclusivamente para o propósito descrito no primeiro parágrafo.

14 de julho de 2005

KPMG Auditores Independentes
CRC 2SP014428/O-6

Marco Túlio Fernandes Ferreira	Daniel Antônio Cabral de Vasconcelos
Contador CRC MG058176/O-0	Contador CRC MG059164/O-3

3

Companhia Siderúrgica Belgo -Mineira

Companhia aberta

Balanço patrimonial

em 31 de maio de 2005

(Em milhares de reais)

Ativo		Passivo e Patrimônio líquido

Circulante		Circulante
Caixa e depósitos bancários	240	Fornecedores	238
Aplicações financeiras	1.838	Salários e encargos sociais	8.742
Demais contas a receber	5	Empréstimos de partes relacionadas	23.501

	2.083	Impostos a pagar	817

		Dividendos e juros sobre o capital próprio	3.778
Realizável a longo prazo		Demais contas a pagar	1.846

Contas a receber de controladas e coligadas	103.533		38.922

Impostos e contribuições a compensar	18.681
Demais contas a receber	697	Patrimônio líquido

	122.911	Capital social	3.000.000

Permanente		Reservas de capital	193.221
		Reservas de lucros e lucros acumulados	1.243.929

Investimentos em empresas controladas	4.349.618		4.437.150

Diferido	1.460

	4.351.078

Total do Ativo	4.476.072	Total do Passivo e do Patrimônio líquido	4.476.072

4

Companhia Siderúrgica Belgo-Mineira

Companhia aberta

Demonstração de resultado

período de 1º de janeiro a 31 de maio de 2005

(Em milhares de reais)

Receita bruta das vendas de produtos e serviços
Mercado interno	477.296
Mercado externo	164.554

641.850
Deduções das vendas, principalmente impostos e frete	(172.761)

Receita operacional líquida	469.089
Custo dos produtos vendidos e serviços prestados	(251.803)

Lucro bruto	217.286

Receitas (despesas) operacionais
Com vendas	(12.189)
Gerais e administrativas	(23.477)
Participação em empresas controladas e coligadas:
. Equivalência patrimonial	970.100
. Amortização de ágio	(89.224)
Participações dos empregados	(190)
Despesas financeiras líquidas	(16.037)
Outras Receitas operacionais líquidas	68.392

897.375

Lucro operacional	1.114.661

Resultado não operacional	(14.759)

Lucro antes do imposto de renda, da contribuição social e das
atribuições estatutárias	1.099.902
Imposto de renda	(69.824)
Contribuição social	(16.710)

Lucro líquido do período	1.013.368

Lucro líquido do período por lote de mil ações em circulação
do capital social no fim do período - R$	144,44

Quantidade de ações em circulação no final do período (lotes de 1000 ações)	7.015.829

5

PARTICIPAÇÕES ACIONÁRIAS DA CIA. SIDERÚRGICA BELGO-MINEIRA 30/05/2005

		DATA	MOEDA		COMPOSIÇÃO E DISTRIBUIÇÃO DO CAPITAL SOCIAL						PARTICIPAÇÃO
		A.G.O.	DO	CAPITAL	(AÇÕES / QUOTAS)						BELGO-MINEIRA

Nº	SETOR / EMPRESAS	OU	CAPITAL	SOCIAL							INDIRETA	TOTAL

		A.G.E.	SOCIAL		ORD.	%	PREF.	%	TOTAL	%	%	%

	SIDERURGIA

1	BELGO-MINEIRA PARTIC. IND. COM. S/A.	03/05/2004	R$	45.136.161,00	12.896.046	100,00	0	0,00	12.896.046	100,00
	Belgo-Mineira				12.894.042	99,98		0,00	12.894.042	99,98		99,9998
	BME-Belgo-Mineira Eng. Ltda.				2.000	0,02		0,00	2.000	0,02	0,0198
	Carlo Panunzi				1	0,00		0,00	1	0,00
	Cláudio Horta Mendes				1	0,00		0,00	1	0,00
	Paulo Geraldo de Sousa				1	0,00		0,00	1	0,00
	Marcos Piana de Faria				1	0,00		0,00	1	0,00

2	ITAÚNA SIDERÚRGICA LTDA.	16/06/2003	R$	6.000.000,00	1.000	100,00	0	0,00	1.000	100,00
	Belgo Siderurgia S.A.				999	99,90		0,00	999	99,90	99,0109	99,1100
	CAF Santa Bárbara Ltda.				1	0,10		0,00	1	0,10	0,0991

3	ACINDAR-IND. ARGENTINA DE ACEROS S.A.	07/05/2004	ARS	613.277.597,00	613.277.597	100,00	0	0,00	613.277.597	100,00
	Belgo Siderurgia S.A.				445.700.255	72,68		0,00	445.700.255	72,68	72,0283	72,0283
	CFI				16.425.000	2,68		0,00	16.425.000	2,68
	Fundación Acindar				1.926.800	0,31		0,00	1.926.800	0,31
	Outros				149.225.542	24,33		0,00	149.225.542	24,33

4	BELGO-MINEIRA URUGUAY S.A.	12/01/2004	UYP	1.592.295.698,00	12.500.000	100,00	0	0,00	12.500.000	100,00
	Belgo Siderurgia S.A.				12.500.000	100,00		0,00	12.500.000	100,00	99,1100	99,1100

5	BELGOPAR LTDA.	28/09/2001	R$	500.000,00	500.000	100,00	0	0,00	500.000	100,00
	Belgo Siderurgia S.A.				499.999	100,00		0,00	499.999	100,00	99,1100	99,1100
	BME-Belgo-Mineira Eng. Ltda.				1	0,00		0,00	1	0,00	0,0000

6	BELGO SIDERURGIA S/A	31/03/2005	R$	3.066.241.510,94	2.011.181	100,00	705.724	100,00	2.716.905	100,00
	Belgo-Mineira				1.987.000	98,80	705.709	100,00	2.692.709	99,11		99,9798
	Belgo-Mineira Particip. Ind. e Com. S/A				23.665	1,18		0,00	23.665	0,87	0,8698
	Cláudio Horta Mendes				1	0,00		0,00	1	0,00
	Carlo Panunzi				1	0,00		0,00	1	0,00
	Marcus Vianna Botelho				1	0,00		0,00	1	0,00
	Fernando da Fonseca Matos				1	0,00		0,00	1	0,00
	Isabel Pereira de Souza				1	0,00		0,00	1	0,00
	Paulo Geraldo de Sousa				1	0,00		0,00	1	0,00
	Outros				510	0,03	15	0,00	525	0,02

PARTICIPAÇÕES ACIONÁRIAS DA CIA. SIDERÚRGICA BELGO-MINEIRA 30/05/2005

		DATA	MOEDA		COMPOSIÇÃO E DISTRIBUIÇÃO DO CAPITAL SOCIAL						PARTICIPAÇÃO
		A.G.O.	DO	CAPITAL	(AÇÕES / QUOTAS)						BELGO-MINEIRA

Nº	SETOR / EMPRESAS	OU	CAPITAL	SOCIAL							INDIRETA	TOTAL

		A.G.E.	SOCIAL		ORD.	%	PREF.	%	TOTAL	%	%	%

	TREFILARIAS E DERIVADOS

7	TREFILARBED ARKANSAS INC.		US$	68.989.800,00	16.200	100,00	0	0,00	16.200	100,00
	BEMEX International Ltd.				800	4,94		0,00	800	4,94	4,8960	4,8960
	TrefilARBED Bettembourg				9.200	56,79		0,00	9.200	56,79
	Arcelor International				200	1,23		0,00	200	1,23
	TREFILARBED kiswire, Limited				6.000	37,04		0,00	6.000	37,04
8	BELGO BEKAERT NORDESTE S.A.	04/06/2004	R$	30.289.344,74	1.362.509	100,00	151.348	100,00	1.513.857	100,00
	Belgo Bekaert Arames Ltda.				1.362.480	100,00	136.720	90,33	1.499.200	99,03	53,9817	53,9817
	Outros				29	0,00	14.628	9,67	14.657	0,97

9	CIMAF CABOS S.A.	17/12/1999	R$	24.086.356,00	24.086.356	100,00	0	0,00	24.086.356	100,00
	Belgo Bekaert Arames Ltda.				12.043.178	50,00		0,00	12.043.178	50,00	27,2553	27,2553
	Inds. Chilenas de Alambre-INCHALAM				12.043.178	50,00		0,00	12.043.178	50,00

10	WIRE ROPE INDUSTRIES	27/06/2001	CAD	14.500.000,00	14.500.000	100,00	0	0,00	14.500.000	100,00
	Belgo Bekaert Arames Ltda.				7.250.000	50,00		0,00	7.250.000	50,00	27,2553	27,2553
	Acma Inversiones S/A				7.250.000	50,00		0,00	7.250.000	50,00

11	PRODINSA	01/08/2000	CLP	4.510.443.159,00	54.058.654	100,00	0	0,00	54.058.654	100,00
	Belgo Bekaert Arames Ltda.				27.029.327	50,00		0,00	27.029.327	50,00	27,2553	27,2553
	Inds. Chilenas de Alambre-INCHALAM				27.029.327	50,00		0,00	27.029.327	50,00

12	PROCABLES	01/08/2000	PEN	9.748.817,00	8.517.932	100,00	1.230.885	100,00	9.748.817	100,00
	Belgo Bekaert Arames Ltda.				4.193.768	49,23	460.243	37,39	4.654.011	47,74	26,0233	26,0233
	ACMA - Inversiones				4.193.768	49,23	460.243	37,39	4.654.011	47,74
	Outros				130.396	1,53	310.399	25,22	440.795	4,52

13	BELGO BEKAERT ARAMES LTDA.	26/10/2004	R$	272.781.601,81	12.660	100,00	0	0,00	12.660	100,00
	Belgo Siderurgia S.A.				6.963	55,00		0,00	6.963	55,00	54,5105	54,5105
	Bekaert América Latina Partic. Ltda.				5.697	45,00		0,00	5.697	45,00
	Outros				0	0,00		0,00	0	0,00

14	BMB-BELGO-MINEIRA BEK. ART. AR. LTDA.	27/06/1995	R$	17.793.468,00	660.240	100,00	0	0,00	660.240	100,00
	Belgo Siderurgia S.A.				366.433	55,50		0,00	366.433	55,50	55,0061	55,0061
	Bekaert do Brasil Adm.e Partic.Ltda.				293.807	44,50		0,00	293.807	44,50

PARTICIPAÇÕES ACIONÁRIAS DA CIA. SIDERÚRGICA BELGO-MINEIRA 30/05/2005

		DATA	MOEDA		COMPOSIÇÃO E DISTRIBUIÇÃO DO CAPITAL SOCIAL						PARTICIPAÇÃO
		A.G.O.	DO	CAPITAL	(AÇÕES / QUOTAS)						BELGO-MINEIRA

Nº	SETOR / EMPRESAS	OU	CAPITAL	SOCIAL							INDIRETA	TOTAL

		A.G.E.	SOCIAL		ORD.	%	PREF.	%	TOTAL	%	%	%

	OUTROS

15	B.M.F.-BELGO-MINEIRA FOM. MERC. LTDA.	30/07/2002	R$	20.094.088,00	5.600	100,00	0	0,00	5.600	100,00
	Belgo Siderurgia S.A.				5.572	99,50		0,00	5.572	99,50	98,6145	99,1101
	CAF Santa Bárbara Ltda.				28	0,50		0,00	28	0,50	0,4956
16	PBM-PICCHIONI BELGO-MINEIRA DTVM S/A	30/04/2004	R$	415.231,14	6.964.585	100,00	6.964.585	100,00	13.929.170	100,00
	Bemex S/A				3.412.646	49,00	6.964.585	100,00	10.377.231	74,50	73,8370	73,8370
	H.H. Picchioni C.C.V.M.S/A				3.551.939	51,00		0,00	3.551.939	25,50
17	CONSIDAR DO BRASIL LTDA.(EX ARBED COM.)	20/02/1997	R$	3.212,55	5	100,00	0	0,00	5	100,00
	Belgo Siderurgia S.A.				1	20,00		0,00	1	20,00	19,8220	19,8220
	Considar Europe S/A				4	80,00		0,00	4	80,00
18	BELGO-MINEIRA COM.EXPORT. S/A-BEMEX	29/04/1996	R$	700.000,00	418.649	100,00	0	0,00	418.649	100,00
	Belgo Siderurgia S.A.				418.648	100,00		0,00	418.648	100,00	99,1100	99,1100
	CAF Santa Bárbara Ltda.				1	0,00		0,00	1	0,00	0,0000
19	BEMEX INTERNATIONAL LTD.	23/05/1996	US$	100.000,00	1.000	100,00	0	0,00	1.000	100,00
	Belgo Siderurgia S.A.				1.000	100,00		0,00	1.000	100,00	99,1100	99,1100
20	BMS - BELGO MINEIRA SISTEMAS S/A	18/12/2000	R$	21.584.719,00	1.879.308	100,00	30	100,00	1.879.338	100,00
	Belgo Siderurgia S.A.				1.879.308	100,00		0,00	1.879.308	100,00	99,1080	99,1080
	Terceiros						30	100,00	30	0,00
21	CAF SANTA BÁRBARA LTDA.	05/12/2003	R$	138.788.320,00	19.686.287	100,00	0	0,00	19.686.287	100,00
	Belgo Siderurgia S.A.				19.686.286	100,00		0,00	19.686.286	100,00	99,1100	99,1100
	BMS- Belgo-Mineira Sistemas S/A				1	0,00		0,00	1	0,00	0,0000
22	BME - BELGO-MINEIRA ENGENHARIA LTDA.	03/01/2001	R$	72.920,00	100	100,00	0	0,00	100	100,00
	Belgo-Mineira				99	99,00		0,00	99	99,00		99,9911
	BMS- Belgo-Mineira Sistemas S/A				1	1,00		0,00	1	1,00	0,9911
23	USINA HIDRELÉT. GUILMAN AMORIM S/A	28/12/1998	R$	37.450.000,00	1.000	100,00	0	0,00	1.000	100,00
	Belgo-Mineira				510	51,00		0,00	510	51,00		51,0000
	Samarco Mineração S/A				490	49,00		0,00	490	49,00
					0,00
24	SOL COQUERIA TUBARÃO S.A.	15/03/2005	R$	349.102.877,81	125.973.061	100,00	0	0,00	125.973.061	100,00
	Belgo Siderurgia S.A.				46.610.033	37,00		0,00	46.610.033	37,00	36,6707	36,6707
	CST- Cia. Siderúrgica Tubarão				78.103.298	62,00		0,00	78.103.298	62,00
	Sun Coke International, Inc				1.259.731	1,00		0,00	1.259.731	1,00

Companhia Siderúrgica de Tubarão – CST

Balanço Patrimonial e Respectiva
Demonstração do Resultado
para o Período de Cinco Meses
Findo em 31 de Maio de 2005

Deloitte Touche Tohmatsu Auditores Independentes

1

PARECER DOS AUDITORES INDEPENDENTES

Aos Administradores e Acionistas da
Companhia Siderúrgica de Tubarão – CST
Serra – ES

1. Examinamos o balanço patrimonial da Companhia Siderúrgica de Tubarão levantado em 31 de maio de 2005 e a respectiva demonstração do resultado para o período de cinco meses findo naquela data, elaborados sob a responsabilidade de sua Administração. Nossa responsabilidade é a de expressar uma opinião sobre esses demonstrativos contábeis.

2. Nosso exame foi conduzido de acordo com as normas brasileiras de auditoria e compreendeu (a) o planejamento dos trabalhos, considerando a relevância dos saldos, o volume de transações e os sistemas contábil e de controles internos da Companhia; (b) a constatação, com base em testes, das evidências e dos registros que suportam os valores e as informações contábeis divulgados; e (c) a avaliação das práticas e das estimativas contábeis mais representativas adotadas pela Administração da Companhia, bem como da apresentação desses demonstrativos contábeis.

3. A Companhia não apresentou demonstrativos contábeis comparativos aos demonstrativos sob exame, bem como não foram preparadas demonstrações das mutações do patrimônio líquido e das origens e aplicações de recursos correspondentes ao período de cinco meses findo em 31 de maio de 2005, e as respectivas notas explicativas, todos necessários a uma adequada apresentação da posição financeira e o resultado de suas operações.

4. Em nossa opinião, exceto pelo descrito no parágrafo anterior, os demonstrativos contábeis referidos no parágrafo 1 representam adequadamente, em todos os aspectos relevantes, a posição patrimonial e financeira da Companhia Siderúrgica de Tubarão em 31 de maio de 2005 e o resultado de suas operações, correspondentes ao período de cinco meses findo naquela data, de acordo com as práticas contábeis adotadas no Brasil, aplicadas de forma condizente com as normas expedidas pela Comissão de Valores Mobiliários.

5. Este parecer está sendo emitido exclusivamente para uso da Administração da Companhia Siderúrgica de Tubarão, não devendo ser utilizado para quaisquer outras finalidades que não o atendimento da Instrução CVM 319.

Rio de Janeiro, 23 de junho de 2005

DELOITTE TOUCHE TOHMATSU	José Carlos Monteiro
Auditores Independentes	Contador
CRC-SP-011609/O -S-ES	CRC SP-100597/O -S-ES

2

COMPANHIA SIDERÚRGICA DE TUBARÃO

BALANÇO PATRIMONIAL LEVANTADO EM 31 DE MAIO DE 2005
(Em milhares de reais)

31 de Maio
ATIVO	2005

CIRCULANTE
Disponibilidades	37.084
Contas a receber	586.029
Adiantamentos a fornecedores	17.153
Estoques	881.645
Imposto de renda e contribuição social diferidos	125.646
Outros impostos e contribuições a recuperar	60.905
Outros	18.308
1.726.770
REALIZÁVEL A LONGO PRAZO
Imposto de renda e contribuição social diferidos	272.707
Outros impostos e contribuições a recuperar	18.350
Depósitos judiciais	38.785
Outros	12.290
342.132
PERMANENTE
Investimentos	1.104.911
Imobilizado	7.965.829
Diferido	7.072
9.077.812

Total do ativo	11.146.714

(continua)

3

COMPANHIA SIDERÚRGICA DE TUBARÃO

BALANÇO PATRIMONIAL LEVANTADO EM 31 DE MAIO DE 2005
(Em milhares de reais)

31 de Maio
PASSIVO E PATRIMÔNIO LÍQUIDO	2005

CIRCULANTE
Financiamentos de curto prazo
Parcela circulante de financiamentos de longo prazo	289.408
Imposto de renda e contribuição social diferidos	107.245
Outros impostos e contribuições	104.136
Provisões e encargos trabalhistas	48.008
Adiantamentos de cliente - Controlada	316.218
Juros sobre o capital próprio e dividendos	426
Participações nos resultados	45.111
Outros	23.921
1.155.197
EXIGÍVEL A LONGO PRAZO
Financiamentos de longo prazo	1.059.891
Provisão para contingências	72.789
Imposto de renda e contribuição social diferidos	920.382
Outros	572
2.053.634
PATRIMÔNIO LÍQUIDO
Capital Social	2.782.106
Reservas de Capital	469.135
Reserva de reavaliação	1.880.135
Reservas de lucros	1.658.251
Lucros Acumulados	1148.256
7.937.883

Total do passivo e patrimônio líquido	11.146.714

4

COMPANHIA SIDERÚRGICA DE TUBARÃO

DEMONSTRAÇÃO DO RESULTADO PARA O PERÍODO
DE CINCO MESES FINDO EM 31 DE MAIO DE 2005
(Em milhares de reais)

31 de Maio
2005

RECEITA BRUTA DE VENDAS E SERVIÇOS
Venda de produtos
Mercado externo	1.394.477
Mercado interno	1.479.836
Serviços	7.461
2.881.774
DEDUÇÕES DA RECEITA BRUTA
Impostos e contribuições sobre vendas e serviços	(350.695)
Fretes, abatimentos e devoluções	(64.782)
(415.477)

RECEITA LÍQUIDA DE VENDAS E SERVIÇOS	2.466.297

Custo dos produtos vendidos e dos serviços prestados	(1.296.441)

LUCRO BRUTO	1.169.856

RECEITAS (DESPESAS) OPERACIONAIS
Com vendas	(40.501)
Administrativas e gerais	(62.618)
Remuneração dos administradores	(1.458)
Resultado financeiro	18.772
Participações em sociedades controladas e coligada	50.292
Outras, líquidas	(2.442)

LUCRO OPERACIONAL	1.131.901
Resultado não operacional	1.774
A transportar	1.133.675

LUCRO ANTES DO IMPOSTO DE RENDA, DA CONTRIBUIÇÃO SOCIAL
E DAS PARTICIPAÇÕES (DE TRANSPORTE)	1.133.675
Imposto de renda	(169.595)
Contribuição social	(57.616)
(227.211)

LUCRO ANTES DAS PARTICIPAÇÕES	906.464

PARTICIPAÇÕES NOS RESULTADOS	(42.451)

LUCRO LÍQUIDO DO EXERCÍCIO	864.013

LUCRO LÍQUIDO POR LOTE DE MIL AÇÕES EM CIRCULAÇÃO DO
CAPITAL SOCIAL I NTEGRALIZADO – R$	16,95

5

B A L A N C E T E M E N S A L

********* D E S C R I Ç Ã O D A C O N T A *********	********************* M O V I M E N T O D O M Ê S *********************
	SALDO ANTERIOR	A DÉBITO	ACRÉDITO	SD.PERÍODO	SALDO ATUAL
ATIVO
CIRCULANTE
DISPONIBILIDADES
CAIXA
1.1.1.01.0100 - 9 FUNDO FIXO	100,00				100,00
TOTAL CAIXA	100,00				100,00

TOTAL DISPONIBILIDADES	100,00				100,00

TOTAL CIRCULANTE	100,00				100,00

PERMANENTE
INVESTIMENTOS
CONTROLADAS E COLIGADAS
1.3.1.01.0001 - 7 VEGA DO SUL S.A.	514.127.806,58	10.961.837,92		10.961.837,92	525.089.644,50
1.3.1.01.0002 - 6 COMPANHIA SIDERURGICA DE TUBARAO	1.884.323.987,73	125.305.512,25		125.305.512,25	2.009.629.499,98
TOTAL CONTROLADAS E COLIGADAS	2.398.451.794,31	136.267.350,17		136.267.350,17	2.534.719.144,48

ÁGIO EM INVESTIMENTOS
1.3.1.02.0001 - 0 COMPANHIA SIDERURGICA DE TUBARAO	68.788.238,00				68.788.238,00
1.3.1.02.0002 - 9 AMORTIZACAO - CST	(2.751.529,52)		687.882,38	(687.882,38)	(3.439.411,90)
TOTAL ÁGIO EM INVESTIMENTOS	66.036.708,48		687.882,38	(687.882,38)	65.348.826,10

DESÁGIO EM INVESTIMENTOS
1.3.1.03.0001 - 3 COMPANHIA SIDERURGICA DE TUBARAO	(292.785.296,91)				(292.785.296,91)
1.3.1.03.0002 - 2 AMORTIZACAO - CST	233.534.405,13	2.962.544,60		2.962.544,60	236.496.949,73
1.3.1.03.0003 - 1 VEGA DO SUL S.A.	(2.261.187,97)				(2.261.187,97)
TOTAL DESÁGIO EM INVESTIMENTOS	(61.512.079,75)	2.962.544,60		2.962.544,60	(58.549.535,15)

TOTAL INVESTIMENTOS	2.402.976.423,04	139.229.894,77	687.882,38	138.542.012,39	2.541.518.435,43

TOTAL PERMANENTE	2.402.976.423,04	139.229.894,77	687.882,38	138.542.012,39	2.541.518.435,43

TOTAL ATIVO	2.402.976.523,04	139.229.894,77	687.882,38	138.542.012,39	2.541.518.535,43

PASSIVO
EXÍGIVEL A LONGO PRAZO
				Anexo 02-AAB.xls
VALORES A PAGAR A LONGO PRAZO					1

IMPOSTOS E CONTRIBUIÇÕES
2.2.1.06.0001 - 6 PROVISÃO PARA IMPOSTO DE RENDA DIFER	(57.695.719,02)	171.970,60	740.636,16	(568.665,56)	(58.264.384,58)
2.2.1.06.0006 - 1 PROVISÃO PARA CSSL DIFERIDA	(20.770.458,80)	61.909,42	266.629,02	(204.719,60)	(20.975.178,40)
TOTAL IMPOSTOS E CONTRIBUIÇÕES	(78.466.177,82)	233.880,02	1.007.265,18	(773.385,16)	(79.239.562,98)

TOTAL VALORES A PAGAR A LONGO PRAZO	(78.466.177,82)	233.880,02	1.007.265,18	(773.385,16)	(79.239.562,98)

ADIANT. PARA FUTURO AUMENTO DE CAPITAL
EM MOEDA NACIONAL
2.2.2.02.0001 - 3 ADIANTAMENTO P/FUTURO AUMENTO CAPITA	(0,07)				(0,07)
TOTAL EM MOEDA NACIONAL	(0,07)				(0,07)

TOTAL ADIANT. PARA FUTURO AUMENTO DE CAPITAL	(0,07)				(0,07)

TOTAL EXÍGIVEL A LONGO PRAZO	(78.466.177,89)	233.880,02	1.007.265,18	(773.385,16)	(79.239.563,05)

PATRIMôNIO LÍQUIDO
CAPITAL
SUBSCRITO
2.4.1.01.0001 - 7 ESTRANGEIRO	(2.122.516.599,00)				(2.122.516.599,00)
2.4.1.01.0002 - 6 NACIONAL	(100,00)				(100,00)
TOTAL SUBSCRITO	(2.122.516.699,00)				(2.122.516.699,00)

TOTAL CAPITAL	(2.122.516.699,00)				(2.122.516.699,00)

LUCROS OU PREJUÍZOS ACUMULADOS
EXERCÍCIO CORRENTE
2.4.5.02.0001 - 6 EXERCÍCIO CORRENTE	(136.390.881,29)				(136.390.881,29)
TOTAL EXERCÍCIO CORRENTE	(136.390.881,29)				(136.390.881,29)

TOTAL LUCROS OU PREJUÍZOS ACUMULADOS	(136.390.881,29)				(136.390.881,29)

TOTAL PATRIMôNIO LÍQUIDO	(2.258.907.580,29)				(2.258.907.580,29)

TOTAL PASSIVO	(2.337.373.758,18)	233.880,02	1.007.265,18	(773.385,16)	(2.338.147.143,34)

DESPESAS
NÃO OPERACIONAIS
REALIZAÇÃO DE ATIVOS
COLIGADAS E CONTROLADAS

4.2.1.03.0001 - 1 EQUIVALÊNCIA PATRIMONIAL POSITIVA	(64.101.487,90)		136.267.350,17	(136.267.350,17)	(200.368.838,07)
4.2.1.03.0005 - 7 AMORTIZAÇÃO DE ÁGIO	687.882,38	687.882,38		687.882,38	1.375.764,76
4.2.1.03.0006 - 6 AMORTIZACAO DE DESAGIO	(2.962.544,60)		2.962.544,60	(2.962.544,60)	(5.925.089,20)
TOTAL COLIGADAS E CONTROLADAS	(66.376.150,12)	687.882,38	139.229.894,77	(138.542.012,39)	(204.918.162,51)
TOTAL REALIZAÇÃO DE ATIVOS	(66.376.150,12)	687.882,38	139.229.894,77	(138.542.012,39)	(204.918.162,51)
TOTAL NÃO OPERACIONAIS	(66.376.150,12)	687.882,38	139.229.894,77	(138.542.012,39)	(204.918.162,51)
IMPOSTO DE RENDA E CONTRIBUIÇÃO SOCIAL
PROVISÃO PARA IRPJ E CSSL
PROVISÃO PARA IRPJ E CSSL
4.3.1.01.0003 - 6 IMPOSTO DE RENDA DIFERIDO	568.665,66	740.636,16	171.970,60	568.665,56	1.137.331,22
4.3.1.01.0004 - 5 CONTRIBUIÇÃO SOCIAL DIFERIDA	204.719,60	266.629,02	61.909,42	204.719,60	409.439,20
TOTAL PROVISÃO PARA IRPJ E CSSL	773.385,26	1.007.265,18	233.880,02	773.385,16	1.546.770,42
TOTAL PROVISÃO PARA IRPJ E CSSL	773.385,26	1.007.265,18	233.880,02	773.385,16	1.546.770,42
TOTAL IMPOSTO DE RENDA E CONTRIBUIÇÃO SOCIAL	773.385,26	1.007.265,18	233.880,02	773.385,16	1.546.770,42
TOTAL DESPESAS	(65.602.764,86)	1.695.147,56	139.463.774,79	(137.768.627,23)	(203.371.392,09)
ATIVO				2.541.518.535,43
DESPESAS				(203.371.392,09)
				2.338.147.143,34
PASSIVO				(2.338.147.143,34)
TOTAL A DEBITO: 141.158.922,35 A CREDITO: 141.158.922,35
APURACAO DO RESULTADO
RECEITAS
( - ) DESPESAS	(203.371.392,09)			(203.371.392,09)
RESULTADO LIQUIDO	203.371.392,09			203.371.392,09

B A L A N C E T E M E N S A L

********* D E S C R I Ç Ã O D A C O N T A *********	********************* M O V I M E N T O D O M Ê S *********************
	SALDO ANTERIOR	A DÉBITO	A CRÉDITO	SD.PERÍODO	SALDO ATUAL
ATIVO
CIRCULANTE
DISPONIBILIDADES
BANCOS CONTA MOVIMENTO
1.1.1.02.2750 - 7 REAL S.A	1.529,85				1.529,85
TOTAL BANCOS CONTA MOVIMENTO	1.529,85				1.529,85

TOTAL DISPONIBILIDADES	1.529,85				1.529,85

IMPOSTOS A COMPENSAR
IMPOSTO DE RENDA
1.1.7.01.0001 - 5 ANTECIPAÇÕES IR (SELIC)	220.838,28	3.138,69		3.138,69	223.976,97
1.1.7.01.0006 - 0 IRPJ ESTIMATIVA ANO ATUAL	532,72				532,72
TOTAL IMPOSTO DE RENDA	221.371,00	3.138,69		3.138,69	224.509,69

CONTRIBUIÇÃO SOCIAL
1.1.7.02.0002 - 7 CSLL ESTIMATIVA ANO ATUAL	319,63				319,63
TOTAL CONTRIBUIÇÃO SOCIAL	319,63				319,63

TOTAL IMPOSTOS A COMPENSAR	221.690,63	3.138,69		3.138,69	224.829,32

TOTAL CIRCULANTE	223.220,48	3.138,69		3.138,69	226.359,17

REALIZÁVEL A LONGO PRAZO
OUTROS CRÉDITOS
DEPÓSITOS RESTIT. E VALORES VINCULADOS
1.2.5.15.0001 - 9 PIS	161.247,26	2.291,75		2.291,75	163.539,01
1.2.5.15.0002 - 8 COFINS	742.714,67	10.555,92		10.555,92	753.270,59
TOTAL DEPÓSITOS RESTIT. E VALORES VINCULADOS	903.961,93	12.847,67		12.847,67	916.809,60

TOTAL OUTROS CRÉDITOS	903.961,93	12.847,67		12.847,67	916.809,60

TOTAL REALIZÁVEL A LONGO PRAZO	903.961,93	12.847,67		12.847,67	916.809,60

PERMANENTE
INVESTIMENTOS
CONTROLADAS E COLIGADAS

1.3.1.01.0001 - 7 COMPANHIA SIDERURGICA TUBARAO	293.540.716,51	19.520.140,96		19.520.140,96	313.060.857,47
TOTAL CONTROLADAS E COLIGADAS	293.540.716,51	19.520.140,96		19.520.140,96	313.060.857,47

DESÁGIO EM INVESTIMENTOS
1.3.1.03.0001 - 3 COMPANHIA SIDERURGICA TUBARAO	(46.129.271,42)				(46.129.271,42)
1.3.1.03.0002 - 2 AMORTIZACAO DO DESAGIO - CST	35.692.556,37	521.835,76		521.835,76	36.214.392,13
TOTAL DESÁGIO EM INVESTIMENTOS	(10.436.715,05)	521.835,76		521.835,76	(9.914.879,29)

TOTAL INVESTIMENTOS	283.104.001,46	20.041.976,72		20.041.976,72	303.145.978,18

TOTAL PERMANENTE	283.104.001,46	20.041.976,72		20.041.976,72	303.145.978,18

TOTAL ATIVO	284.231.183,87	20.057.963,08		20.057.963,08	304.289.146,95

PASSIVO
CIRCULANTE
OBRIGAÇÕES FISCAIS
PROVISÃO PARA IRPJ E CSSL
2.1.2.02.0002 - 9 CONTRIBUIÇÃO SOCIAL
TOTAL PROVISÃO PARA IRPJ E CSSL

TOTAL OBRIGAÇÕES FISCAIS

OUTRAS OBRIGAÇÕES
OUTRAS CONTAS A PAGAR
2.1.5.05.0001 - 6 CONTAS A PAGAR	(600,00)	600,00		600,00
TOTAL OUTRAS CONTAS A PAGAR	(600,00)	600,00		600,00

TOTAL OUTRAS OBRIGAÇÕES	(600,00)	600,00		600,00

TOTAL CIRCULANTE	(600,00)	600,00		600,00

EX¥GIVEL A LONGO PRAZO
VALORES A PAGAR A LONGO PRAZO
IMPOSTOS E CONTRIBUIÇÕES
2.2.1.06.0001 - 6 PROVISÃO PARA IMPOSTO DE RENDA DIFER	(8.923.139,14)		130.458,94	(130.458,94)	(9.053.598,08)
2.2.1.06.0004 - 3 PROV. PARA PIS CONTESTAÇÃO JUDICIAL	(161.247,26)		2.291,75	(2.291,75)	(163.539,01)
2.2.1.06.0005 - 2 PROV. PARA COFINS CONTESTAÇÃO JUDICI	(742.714,67)		10.555,92	(10.555,92)	(753.270,59)
2.2.1.06.0006 - 1 PROVISÃO PARA CSSL DIFERIDA	(3.212.330,04)		46.965,22	(46.965,22)	(3.259.295,26)
TOTAL IMPOSTOS E CONTRIBUIÇÕES	(13.039.431,11)		190.271,83	(190.271,83)	(13.229.702,94)

TOTAL VALORES A PAGAR A LONGO PRAZO	(13.039.431,11)		190.271,83	(190.271,83)	(13.229.702,94)

TOTAL EX¥GIVEL A LONGO PRAZO	(13.039.431,11)		190.271,83	(190.271,83)	(13.229.702,94)

PATRIMôNIO L¥QUIDO
CAPITAL
SUBSCRITO
2.4.1.01.0001 - 7 ESTRANGEIRO	(119.747.934,63)				(119.747.934,63)
TOTAL SUBSCRITO	(119.747.934,63)				(119.747.934,63)

TOTAL CAPITAL	(119.747.934,63)				(119.747.934,63)

RESERVAS DE LUCROS
RESERVA LEGAL
2.4.4.01.0001 - 4 RESERVA LEGAL	(11.632.903,75)				(11.632.903,75)
TOTAL RESERVA LEGAL	(11.632.903,75)				(11.632.903,75)

RESERVAS ESTATUTÁRIAS
2.4.4.02.0001 - 7 RESERVAS ESTATUTÁRIA	(93.570.348,78)				(93.570.348,78)
TOTAL RESERVAS ESTATUTÁRIAS	(93.570.348,78)				(93.570.348,78)

TOTAL RESERVAS DE LUCROS	(105.203.252,53)				(105.203.252,53)

TOTAL PATRIMôNIO L¥QUIDO	(224.951.187,16)				(224.951.187,16)

TOTAL PASSIVO	(237.991.218,27)	600,00	190.271,83	(189.671,83)	(238.180.890,10)

RECEITAS
OPERACIONAIS
OUTRAS RECEITAS OPERACIONAIS
RECEITAS FINANCEIRAS
3.1.4.01.0002 - 1 JUROS ATIVOS	(62.812,91)		15.986,36	(15.986,36)	(78.799,27)
TOTAL RECEITAS FINANCEIRAS	(62.812,91)		15.986,36	(15.986,36)	(78.799,27)

TOTAL OUTRAS RECEITAS OPERACIONAIS	(62.812,91)		15.986,36	(15.986,36)	(78.799,27)

TOTAL OPERACIONAIS	(62.812,91)		15.986,36	(15.986,36)	(78.799,27)

TOTAL RECEITAS	(62.812,91)		15.986,36	(15.986,36)	(78.799,27)

DESPESAS
OPERACIONAIS
DESPESAS GERAIS E ADMINISTRATIVAS
HONORÁRIOS PROFISSIONAIS
4.1.2.04.0006 - 5 CONSULTORIAS DIVERSAS	600,00		600,00	(600,00)
TOTAL HONORÁRIOS PROFISSIONAIS	600,00		600,00	(600,00)

ADMINISTRATIVAS
4.1.2.05.0010 - 7 MULTAS FISCAIS	1.572,43				1.572,43
TOTAL ADMINISTRATIVAS	1.572,43				1.572,43

TOTAL DESPESAS GERAIS E ADMINISTRATIVAS	2.172,43		600,00	(600,00)	1.572,43

OUTRAS DESPESAS OPERACIONAIS
DESPESAS TRIBUTÁRIAS
4.1.3.01.0009 - 2 CPMF	86.427,84				86.427,84
TOTAL DESPESAS TRIBUTÁRIAS	86.427,84				86.427,84

DESPESAS FINANCEIRAS
4.1.3.02.0002 - 2 JUROS PASSIVOS	49.209,75	12.847,67		12.847,67	62.057,42
TOTAL DESPESAS FINANCEIRAS	49.209,75	12.847,67		12.847,67	62.057,42

TOTAL OUTRAS DESPESAS OPERACIONAIS	135.637,59	12.847,67		12.847,67	148.485,26

TOTAL OPERACIONAIS	137.810,02	12.847,67	600,00	12.247,67	150.057,69

NÃO OPERACIONAIS
REALIZAÇÃO DE ATIVOS
COLIGADAS E CONTROLADAS
4.2.1.03.0001 - 1 EQUIVALÊNCIA PATRIMONIAL POSITIVA	(44.937.316,31)		19.520.140,96	(19.520.140,96)	(64.457.457,27)
4.2.1.03.0006 - 6 AMORTIZAÇÃO DE DESÁGIO	(2.087.343,04)		521.835,76	(521.835,76)	(2.609.178,80)
TOTAL COLIGADAS E CONTROLADAS	(47.024.659,35)		20.041.976,72	(20.041.976,72)	(67.066.636,07)

TOTAL REALIZAÇÃO DE ATIVOS	(47.024.659,35)		20.041.976,72	(20.041.976,72)	(67.066.636,07)
TOTAL NÃO OPERACIONAIS	(47.024.659,35)		20.041.976,72	(20.041.976,72)	(67.066.636,07)
IMPOSTO DE RENDA E CONTRIBUIÇÃO SOCIAL
PROVISÃO PARA IRPJ E CSSL
PROVISÃO PARA IRPJ E CSSL
4.3.1.01.0003 - 6 IMPOSTO DE RENDA DIFERIDO	521.835,76	130.458,94		130.458,94	652.294,70
4.3.1.01.0004 - 5 CONTRIBUIÇÃO SOCIAL DIFERIDA	187.860,88	46.965,22		46.965,22	234.826,10
TOTAL PROVISÃO PARA IRPJ E CSSL	709.696,64	177.424,16		177.424,16	887.120,80
TOTAL PROVISÃO PARA IRPJ E CSSL	709.696,64	177.424,16		177.424,16	887.120,80
TOTAL IMPOSTO DE RENDA E CONTRIBUIÇÃO SOCIAL	709.696,64	177.424,16		177.424,16	887.120,80
TOTAL DESPESAS	(46.177.152,69)	190.271,83	20.042.576,72	(19.852.304,89)	(66.029.457,58)
ATIVO				304.289.146,95
DESPESAS				(66.029.457,58)
				238.259.689,37
PASSIVO				(238.180.890,10)
RECEITAS				(78.799,27)
				(238.259.689,37)
TOTAL A DEBITO: 20.248.834,91 A CREDITO: 20.248.834,91
APURACAO DO RESULTADO
RECEITAS	(78.799,27)			(78.799,27)
( - ) DESPESAS	(66.029.457,58)			(66.029.457,58)
RESULTADO LIQUIDO	66.108.256,85			66.108.256,85

B A L A N C E T E  M E N S A L

********* D E S C R I Ç Ã O D A C O N T A *********	********************* M O V I M E N T O D O M Ê S ********************
	SALDO ANTERIOR	A DÉBITO	A CRÉDITO	SD.PER¥ODO	SALDO ATUAL
ATIVO
CIRCULANTE
DISPONIBILIDADES
BANCOS CONTA MOVIMENTO
1.1.1.02.2750 - 7 REAL S.A	1.529,85				1.529,85
1.1.1.02.5020 - 6 SANTANDER S.A	693,13		404.236,99	(404.236,99)	(403.543,86)
TOTAL BANCOS CONTA MOVIMENTO	2.222,98		404.236,99	(404.236,99)	(402.014,01)

APLICAÇÕES DE LIQUIDEZ
1.1.1.03.5021 - 8 SANTANDER S.A	1.520.412,17				1.520.412,17
TOTAL APLICAÇÕES DE LIQUIDEZ	1.520.412,17				1.520.412,17

TOTAL DISPONIBILIDADES	1.522.635,15		404.236,99	(404.236,99)	1.118.398,16

IMPOSTOS A COMPENSAR
IMPOSTO DE RENDA
1.1.7.01.0001 - 5 ANTECIPAÇÕES IR (SELIC)	226.069,43				226.069,43
1.1.7.01.0002 - 4 IRRF SOBRE APLICAÇÕES	96.590,78				96.590,78
1.1.7.01.0006 - 0 IRPJ ESTIMATIVA ANO ATUAL	532,72				532,72
TOTAL IMPOSTO DE RENDA	323.192,93				323.192,93

CONTRIBUIÇÃO SOCIAL
1.1.7.02.0002 - 7 CSLL ESTIMATIVA ANO ATUAL	319,63				319,63
TOTAL CONTRIBUIÇÃO SOCIAL	319,63				319,63

TOTAL IMPOSTOS A COMPENSAR	323.512,56				323.512,56

TOTAL CIRCULANTE	1.846.147,71		404.236,99	(404.236,99)	1.441.910,72

REALIZÁVEL A LONGO PRAZO
OUTROS CRÉDITOS
DEPÓSITOS RESTIT. E VALORES VINCULADOS
1.2.5.15.0001 - 9 PIS	165.066,84				165.066,84
1.2.5.15.0002 - 8 COFINS	760.307,87				760.307,87
TOTAL DEPÓSITOS RESTIT. E VALORES VINCULADOS	925.374,71				925.374,71

TOTAL OUTROS CRÉDITOS	925.374,71				925.374,71

TOTAL REALIZÁVEL A LONGO PRAZO	925.374,71				925.374,71

PERMANENTE
INVESTIMENTOS
CONTROLADAS E COLIGADAS
1.3.1.01.0001 - 7 COMPANHIA SIDERURGICA TUBARAO	664.609.167,64	453.234,03		453.234,03	665.062.401,67
TOTAL CONTROLADAS E COLIGADAS	664.609.167,64	453.234,03		453.234,03	665.062.401,67

DESÁGIO EM INVESTIMENTOS
1.3.1.03.0001 - 3 COMPANHIA SIDERURGICA TUBARAO	(122.418.895,54)		48.997,04	(48.997,04)	(122.467.892,58)
1.3.1.03.0002 - 2 AMORTIZACAO DO DESAGIO - CST	36.736.227,86				36.736.227,86
TOTAL DESÁGIO EM INVESTIMENTOS	(85.682.667,68)		48.997,04	(48.997,04)	(85.731.664,72)

TOTAL INVESTIMENTOS	578.926.499,96	453.234,03	48.997,04	404.236,99	579.330.736,95

TOTAL PERMANENTE	578.926.499,96	453.234,03	48.997,04	404.236,99	579.330.736,95

TOTAL ATIVO	581.698.022,38	453.234,03	453.234,03		581.698.022,38
PASSIVO
OBRIGAÇÕES FISCAIS
PROVISÃO PARA IRPJ E CSSL
2.1.2.02.0002 - 9 CONTRIBUIÇÃO SOCIAL
TOTAL PROVISÃO PARA IRPJ E CSSL
TOTAL OBRIGAÇÕES FISCAIS

TOTAL OUTRAS CONTAS A PAGAR

TOTAL OUTRAS OBRIGAÇÕES

EX¥GIVEL A LONGO PRAZO
VALORES A PAGAR A LONGO PRAZO
IMPOSTOS E CONTRIBUIÇÕES
2.2.1.06.0001 - 6 PROVISÃO PARA IMPOSTO DE RENDA DIFER	(9.184.057,02)				(9.184.057,02)
2.2.1.06.0004 - 3 PROV. PARA PIS CONTESTAÇÃO JUDICIAL	(165.066,84)				(165.066,84)
2.2.1.06.0005 - 2 PROV. PARA COFINS CONTESTAÇÃO JUDICI	(760.307,87)				(760.307,87)
2.2.1.06.0006 - 1 PROVISÃO PARA CSSL DIFERIDA	(3.306.260,50)				(3.306.260,50)
TOTAL IMPOSTOS E CONTRIBUIÇÕES	(13.415.692,23)				(13.415.692,23)

TOTAL VALORES A PAGAR A LONGO PRAZO	(13.415.692,23)				(13.415.692,23)

TOTAL EX¥GIVEL A LONGO PRAZO	(13.415.692,23)	(13.415.692,23)

PATRIMôNIO L¥QUIDO
CAPITAL
SUBSCRITO
2.4.1.01.0001 - 7 ESTRANGEIRO	(368.606.414,63)	(368.606.414,63)
TOTAL SUBSCRITO	(368.606.414,63)	(368.606.414,63)

TOTAL CAPITAL	(368.606.414,63)	(368.606.414,63)

RESERVAS DE LUCROS
RESERVA LEGAL
2.4.4.01.0001 - 4 RESERVA LEGAL	(11.632.903,75)	(11.632.903,75)
TOTAL RESERVA LEGAL	(11.632.903,75)	(11.632.903,75)

RESERVAS ESTATUTÁRIAS
2.4.4.02.0001 - 7 RESERVAS ESTATUTÁRIA	(93.570.348,78)	(93.570.348,78)
TOTAL RESERVAS ESTATUTÁRIAS	(93.570.348,78)	(93.570.348,78)

TOTAL RESERVAS DE LUCROS	(105.203.252,53)	(105.203.252,53)

TOTAL PATRIMôNIO L¥QUIDO	(473.809.667,16)	(473.809.667,16)

TOTAL PASSIVO	(487.225.359,39)	(487.225.359,39)

RECEITAS
OPERACIONAIS
OUTRAS RECEITAS OPERACIONAIS
RECEITAS FINANCEIRAS
3.1.4.01.0002 - 1 JUROS ATIVOS	(89.456,84)	(89.456,84)
3.1.4.01.0004 - 9 RESULTADO POSITIVO OPERAÇÕES DE SWAP	(429.292,38)	(429.292,38)
3.1.4.01.0006 - 7 OUTRAS RECEITAS FINANCEIRAS	(20.412,17)	(20.412,17)
TOTAL RECEITAS FINANCEIRAS	(539.161,39)	(539.161,39)

TOTAL OUTRAS RECEITAS OPERACIONAIS	(539.161,39)	(539.161,39)

TOTAL OPERACIONAIS	(539.161,39)	(539.161,39)

TOTAL RECEITAS	(539.161,39)	(539.161,39)

DESPESAS
OPERACIONAIS
DESPESAS GERAIS E ADMINISTRATIVAS

ADMINISTRATIVAS
4.1.2.05.0010 - 7 MULTAS FISCAIS	1.572,43	1.572,43
TOTAL ADMINISTRATIVAS	1.572,43	1.572,43

TOTAL DESPESAS GERAIS E ADMINISTRATIVAS	1.572,43	1.572,43

OUTRAS DESPESAS OPERACIONAIS
DESPESAS TRIBUTÁRIAS
4.1.3.01.0009 - 2 CPMF	1.033.322,46	1.033.322,46
TOTAL DESPESAS TRIBUTÁRIAS	1.033.322,46	1.033.322,46

DESPESAS FINANCEIRAS
4.1.3.02.0002 - 2 JUROS PASSIVOS	74.443,82	74.443,82
4.1.3.02.0003 - 1 DESPESAS BANCÁRIAS	44,54	44,54
TOTAL DESPESAS FINANCEIRAS	74.488,36	74.488,36

TOTAL OUTRAS DESPESAS OPERACIONAIS	1.107.810,82	1.107.810,82

TOTAL OPERACIONAIS	1.109.383,25	1.109.383,25

NÃO OPERACIONAIS
REALIZAÇÃO DE ATIVOS

COLIGADAS E CONTROLADAS
4.2.1.03.0001 - 1 EQUIVALÊNCIA PATRIMONIAL POSITIVA	(92.976.415,30)		(92.976.415,30)
4.2.1.03.0006 - 6 AMORTIZAÇÃO DE DESÁGIO	(3.131.014,53)		(3.131.014,53)
TOTAL COLIGADAS E CONTROLADAS	(96.107.429,83)		(96.107.429,83)
TOTAL REALIZAÇÃO DE ATIVOS	(96.107.429,83)		(96.107.429,83)
TOTAL NÃO OPERACIONAIS	(96.107.429,83)		(96.107.429,83)
IMPOSTO DE RENDA E CONTRIBUIÇÃO SOCIAL
PROVISÃO PARA IRPJ E CSSL
PROVISÃO PARA IRPJ E CSSL
4.3.1.01.0003 - 6 IMPOSTO DE RENDA DIFERIDO	782.753,64		782.753,64
4.3.1.01.0004 - 5 CONTRIBUIÇÃO SOCIAL DIFERIDA	281.791,34		281.791,34
TOTAL PROVISÃO PARA IRPJ E CSSL	1.064.544,98		1.064.544,98
TOTAL PROVISÃO PARA IRPJ E CSSL	1.064.544,98		1.064.544,98
TOTAL IMPOSTO DE RENDA E CONTRIBUIÇÃO SOCIAL	1.064.544,98		1.064.544,98
TOTAL DESPESAS	(93.933.501,60)		(93.933.501,60)
ATIVO		581.698.022,38
DESPESAS		(93.933.501,60)
		487.764.520,78

PASSIVO		(487.225.359,39)
RECEITAS		(539.161,39)
		(487.764.520,78)
TOTAL A DEBITO: 453.234,03 A CREDITO: 453.234,03
APURACAO DO RESULTADO
RECEITAS	(539.161,39)	(539.161,39)
( - ) DESPESAS	(93.933.501,60)	(93.933.501,60)
RESULTADO LIQUIDO	94.472.662,99	94.472.662,99

Vega do Sul S.A.

Balanços patrimoniais

em 31 de maio de 2005 e 31 de dezembro de 2004

(Em milhares de reais)

Ativo	2005	2004	Passivo	2005	2004

Circulante			Circulante
Caixa e bancos	15.758	43.906	Empréstimos e financiamentos	82.704	54.558
Aplicações financeiras	16.605	33.296	Fornecedores	16.629	49.031
Contas a receber de clientes	136.146	131.420	Partes relacionadas	101.509	63.396
Estoques	221.046	159.951	Provisões e encargos sociais	3.331	4.867
Outras contas a receber	397	336	Impostos a recolher	10.412	8.557
Impostos a recuperar	45.498	55.977	Provisão para meio ambiente e
Adiantamentos diversos	8.006	7.228	compromissos sociais	8.817	8.495
Despesas antecipadas	163	46	Outras contas a pagar	13.221	3.709

	443.618	432.160		236.623	192.613
Realizável a longo prazo
Impostos a recuperar	27.446	10.536	Exigível a longo prazo
Outras contas a receber	115	117	Empréstimos e financiamentos	565.254	625.824
Imposto de renda e contribuição			Adiantamento para futuro aumento
social diferidos	-	1.725	de capital		48.640

			Imposto de renda e contribuição
			social diferidos	5.731	-
			Outras contas a pagar	2.524	495

	27.561	12.378
Permanente				573.509	674.959
Imobilizado	811.335	806.873
Diferido	227.738	238.553	Patrimônio líquido

			Capital integralizado	671.934	625.326
	1.039.073	1.045.426	Reserva de capital	185	185
			Lucros (Prejuízos) acumulados	28.001	(3.119)

				700.120	622.392

Total do ativo	1.510.252	1.489.964	Total do passivo	1.510.252	1.489.964

As notas explicativas são parte integrante das demonstrações financeiras.

1

Vega do Sul S.A.

Demonstrações de resultados

Período de cinco meses findo em 31 de maio de 2005 e exercício findo em 31 de dezembro de 2004

(Em milhares de reais, exceto pelo lucro por lote de mil ações)

	2005	2004

Receita operacional bruta
Venda de produtos no mercado interno	644.920	951.318
Venda de produtos no mercado externo	16.639	63.314

Deduções
Impostos sobre as vendas	(161.084)	(241.132)
Devoluções e abatimentos	(11.158)	(9.660)

Receita operacional líquida	489.316	763.840

Custos dos produtos vendidos	(403.946)	(609.660)

Lucro bruto	85.371	154.180

(Despesas) receitas operacionais
Vendas	(23.435)	(38.969)
Administrativas e gerais	(11.406)	(34.904)
Despesas financeiras	(59.002)	(102.954)
Receitas financeiras	70.798	91.925
Amortização do diferido	(11.017)	(19.908)
Outras despesas operacionais	(2.391)	(6.454)

Lucro operacional	48.917	42.916
Resultado não operacional	(214)	194

Lucro antes do imposto de renda e
contribuição social	48.703	43.110
Imposto de renda e contribuição social	(10.126)	-
Imposto de renda e contribuição social diferidos	(7.457)	(14.922)

Lucro do período/exercício	31.120	28.188

Lucro por lote de mil ações - R$	116	116

Quantidade de ações ao final do período/exercício	267.954.195	244.000.000

As notas explicativas são parte integrante das demonstrações financeiras.

2

Vega do Sul S.A.

Demonstrações das mutações do patrimônio líquido

Período de cinco meses findo em 31 de maio de 2005 e exercício findo em 31 de dezembro de 2004

(Em milhares de reais)

	Capital	Capital a	Capital	Reserva	Lucro/(Prejuízo)
	Social	integralizar	integralizado	de capital	Acumulado	Total
Saldos em 31 de dezembro de 2003	611.689	(39.615)	572.074	185	(31.307)	540.952
Integralização de capital	13.637	39.615	53.252	-	-	53.252
Lucro do exercício	-	-	-		28.188	28.188

Saldos em 31 de dezembro de 2004	625.326	-	625.326	185	(3.119)	622.392
Integralização de capital	46.608		46.608	-	-	46.608
Lucro do período	-	-	-	-	31.120	31.120

Saldos em 31 de maio de 2005	671.934	-	671.934	185	28.001	700.120

As notas explicativas são parte integrante das demonstrações financeiras.

3

Vega do Sul S.A.

Demonstrações das origens e aplicações de recursos

Período de cinco meses findo em 31 de maio de 2005 e exercício findo em 31 de dezembro de 2004

(Em milhares de reais)

	2005	2004

Origens de recursos

Das Operações
Lucro líquido do período/exercício	31.120	28.188
Itens que não afetam o capital circulante
Depreciações e amortizações	31.848	60.548
Imposto de renda e contribuição social diferidos	1.725	14.922

Recursos originados das operações	64.694	103.658

Dos acionistas
Integralização de capital social	46.608	53.252
Adiantamento para futuro aumento de capital	(48.640)	48.640

De terceiros
Aumento do exigível a longo prazo	7.761	63.540
Diminuição do realizável a longo prazo
Impostos a recuperar	(16.910)	7.766
Outras contas a receber	3	12

Total das origens	53.515	276.868

Aplicações de recursos

Transferências para curto prazo de empréstimos e financiamentos	(60.571)	-
Adições ao ativo permanente
Imobilizado	(25.293)	69.320
Diferido	(202)	26.711

Total das aplicações	(86.065)	96.031

Aumento do capital circulante líquido	(32.551)	180.837

Demonstração da variação do capital circulante líquido
No início do exercício	239.546	58.710
No fim do exercício	206.995	239.547

Aumento do capital circulante líquido	(32.551)	180.837

As notas explicativas são parte integrante das demonstrações financeiras.
4

GLOSSARY

ASSETS APPROACH – valuation methodology in which all assets and liabilities (including unregistered ones) have their value adjusted according to their market values.

BETA – measurement of a stock systematic risk, price trend of a certain stock to be related to changes in a certain index.

BUSINESS RISK – uncertainty level for realizing future returns expected for the business, which do not result from financial leverage.

CAPITAL STRUCTURE – breakdown of the capital invested in a company, including own capital (equity) and third-parties capital (indebtedness).

CAPITALIZATION – conversion of a simple period of economic benefits into value.

CAPITALIZATION RATE – any divisor used for converting economic benefits into value in a simple period.

CAPM – Capital Asset Pricing Model - model in which the cost of capital for any stock or group of stocks is equivalent to the risk-free rate added to a risk premium, provided by the systematic risk of the stock or group of stocks under analysis.

CASH FLOW – cash generated by an asset, group of assets or company during a certain period of time. Usually, such term is complemented by a qualification, depending on the context (operating, non-operating, etc)

COMPANY – commercial, industrial, service or investment entity performing an economic entity.

CONSTRUCTION EQUIVALENT AREA – constructed area on which the corresponding construction unit cost equivalence is applied, as provided by the principles of NB-140 of ABNT (Brazilian Association of Technical Rules).

CONTROL – power to direct the company strategic, politic and administrative management.

CONTROLLING PREMIUM – value or percentage of a controlling stocks pro rata value over the non-controlling stocks pro rata value, which reflect the controlling power.

COST OF CAPITAL – expected return rate required by the market for attracting funds for a determined investment.

CURRENT VALUE – It is the value for replacing an existing asset for a new one, depreciated according its physical conditions.

DISCOUNT FOR LACK OF CONTROL – value or percentage deducted from the 100%-pro rata value of a company value, which reflects the lack of part or whole control.

DISCOUNT FOR LACK OF LIQUIDITY – value or percentage deducted from the 100% pro rata value of a company value, which reflects the lack of liquidity.

DISCOUNT RATE – any divisor used for converting a future economic benefit flow into present value.

EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization.

ECONOMIC BENEFIT – benefits such as revenues, net income, net cash flow, etc.

ELECTRIC DAMAGE VALUE – It is an estimation of the cost for repairing or replacing the parts of an asset in case of electric damage. Values are scheduled in percentages of the Replacing

1

Value and were calculated through equipment’s manual analysis and the repairing maintenance expertise of APSIS’ technicians.

FAIR MARKET VALUE – value for which a certain asset change its ownership between a potential seller and a potential buyer, when both parties are aware of relevant facts and none of them are under pressure to make the deal.

GOODWILL – intangible asset referring to name, reputation, client portfolio, loyalty, localization and other similar items that cannot be identified separately.

HOMOGENIZED AREA – usable, private or constructed area with mathematical treatments for valuation purposes, according to criteria set forth by APSIS, based on the real state market.

INCOME APPROACH – valuation methodology by converting to present value expected economic benefits.

INSURANCE MAXIMUM VALUE – It is the maximum value of an asset for which it is advisable to insure it. Such criterion establishes that the asset which depreciation is higher than 50%¨should have a Insurance Maximum Value equivalent to twice the Current Value; and, an asset which depreciation is lower than 50%, should have a Insurance Maximum Value equivalent to the Replacing Value.

INSURANCE VALUE – It is the value for which the Insurance Company assumes the risks, and it is not applied on land and foundations, expect in special cases.

INTANGIBLE ASSETS – non-physical assets such as brands, patents, rights, contracts, industrial secrets that provide the owner with rights and values.

INTERNAL RETURN RATE – discount rated in which the present value of the future cash flow is equivalent to the investment cost.

INVESTED CAPITAL – sum of own capital and third-parties capital invested in a company. Third-parties capital is usually related to debts with short and long term interests to be specified in the valuation context.

INVESTED CAPITAL CASH FLOW – cash flow generated by the company to be reverted to financers (interests and amortizations) and shareholders (dividends) after operating costs and expenses and capital expenditures.

INVESTMENT VALUE – value for a particular investor, based on particular interests for a certain asset such as synergy with other companies of a investor, different perceptions of risk and future performances, etc.

ISSUE DATE – date on which the valuation report is ended, when valuation conclusions are presented to the client.

LEVERAGED BETA – beta value reflecting the indebtedness in the capital structure.

LIQUIDATION VALUE – It is the value of a sale on sale in the market, out of its original productive process. In other words, it is the value that would be verified in case the asset was deactivated and put up for sale separately, considering costs of disassembly or demolition (in case of real estate), storage and transportation.

LIQUIDITY – capacity to rapidly convert a certain asset into cash or into a debt payment.

MARKET APPROACH – valuation methodology, which utilizes multiples that result from the sale price of similar assets.

MARKET NET EQUITY – see assets approach.

MULTIPLE – market value of a company, stock or invested capital, divided by a company’s measurement (revenues, income, client volume, etc.).

2

NON-OPERATING ASSETS – assets that are not directly related to the company operating activity (whether they generate revenue or not) and that may be sold without affecting its operation.

OPERATING ASSETS – assets that are necessary for the company operation.

PERPETUITY VALUE – value at the end of the projective period to be added to the cash flow.

PRESENT VALUE – value of a future economic benefit on a specific date, calculated by the application of a discount rate.

PRIVATE AREA – usable area including building elements (such as walls, columns, et c) and elevators hall (in some cases).

REFERENCE DATE – specific date (day, month and year) to apply the valuation.

RESIDUAL VALUE – It is the value of a new or old asset projected for a certain date, limited to the date on which such asset turns into scrap, considering that during such period of time, the asset will be operating.

REPLACING VALUE (FOR A NEW ASSET) – value based on the price (usually at market current prices) or replacing an asset for a new equal or similar one.

SCRAP VALUE – It is the asset value at the end of its useful life, considering its disassembly or demolition value (in case of real estate), storage and transportation.

SUPPORTING DOCUMENTATION – discount rate is a return rate used to convert into present value a payable or receivable amount.

TANGIBLE ASSETS – physical assets such as lands, constructions, machines and equipment, furniture and appliances, etc.

USEFUL AREA – usable area of a real estate, measures by the internal face of its walls.

USEFUL LIFE – period of time during which an asset may generate economic benefits

VALUATION – act or process through which the value of a company, stock interest or other asset is determined.

VALUATION METHODOLOGY – the approaches used for preparing valuing calculations in order to indicate the value of a company, stock interest or other asset.

VALUE – price denominated in monetary quantity.

WACC (Weighted Average Cost of Capital) – model in which the cost of capital is determined by the weighted average of the value.

3

Exhibit 3
BELGO and CST Economic and Financial Appraisal prepared by Deutsche Bank
Securities, Inc.

Companhia Siderúrgica Belgo Mineira

Valuation report

July 27, 2005

Important disclosure

This Valuation Report is being provided by Deutsche Bank Securities Inc. ("Deutsche Bank") to the Board of Directors of Companhia Siderúrgica Belgo Mineira (“Belgo”) in connection with the proposed merger into Belgo of the holding companies APSL ONPN Participações S.A. (“APSL”) and Arcelor Aços do Brasil Ltda. (“AAB”) (the “Holdings Merger”) and the merger of the shares of Companhia Siderúrgica de Tubarão (“CST”) by and into Belgo (the “Merger of Shares”). Each of Belgo, CST, APSL and AAB is a company organized and existing under the laws of the Federative Republic of Brazil.

The scope of Deutsche Bank’s valuation analysis was limited to the economic value of Belgo, CST, Vega do Sul S.A. (“Vega”), APSL and AAB and their respective subsidiaries, and did not distinguish between different classes of shares of Belgo and CST. This Valuation Report does not address (i) the incremental value to the companies which may arise from the consummation of the Merger of Shares or the Holdings Merger, if any, or of any other transaction and (ii) any adjustments to compensate for or which may reflect the specific rights associated with any specific class of shares of either CST, Vega or Belgo. This Valuation Report does not contain any views regarding the distribution of the economic value among the several classes of CST or Belgo shares, and Deutsche Bank does not express any opinion in that regard.

In connection with Deutsche Bank's role as financial advisor to Belgo and in arriving at its conclusion set forth in this Valuation Report, Deutsche Bank reviewed certain publicly available financial and other information concerning CST, Belgo, Vega, APSL, AAB and their respective subsidiaries, certain internal analyses and other information furnished to it by CST, Vega, Belgo, APSL and AAB, and the audited financial statements of Belgo, Vega, CST, APSL, AAB and their respective subsidiaries at and for the five months ended May 31, 2005. Deutsche Bank also held discussions with members of the senior managements of CST, Belgo, Vega and their respective subsidiaries regarding the businesses and prospects of their respective companies but did not give pro forma consideration to the Merger of Shares, the Holdings Merger or any other transaction. All such information was based on management’s analysis, as of the date such information was compiled, of the prevailing market conditions in the industry in which Belgo, CST and Vega operate and on the reasonable expectations and projections of management of each company for the business and prospects of the companies as of such dates. In addition to the foregoing, Deutsche Bank reviewed such financial and other information, financial studies and analyses, and took into account such other matters as it deemed necessary, including its assessment of general economic and market conditions both in Brazil and other markets.

Important disclosure (continued)

Deutsche Bank’s Valuation Report is necessarily based on information available to it and financial, stock market and other conditions and circumstances existing and disclosed to Deutsche Bank as of the date of this Valuation Report. Deutsche Bank has no obligation to update or otherwise revise this Valuation Report, including if future events or conditions affect the valuation analysis or conclusions. In addition, given the availability of ten-year management business plans for Belgo, CST, Vega and their respective subsidiaries, which were approved by the management of each of Belgo, CST and Vega, respectively (and the opportunity to review those plans with representatives of Belgo, CST and Vega), and given the limitations of the public market comparables and precedent transaction methodologies, Deutsche Bank selected a discounted cash flow analysis as the best methodology for the assessment of Belgo’s, CST’s, Vega’s, APSL’s and AAB’s economic values and that of their respective significant subsidiaries.

Because such analyses and values are based upon forecasts of future results, they are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Deutsche Bank, neither Deutsche Bank nor its affiliates assume responsibility if future results are materially different from those forecasted.

In preparing this Valuation Report, Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning, CST, Belgo, Vega, APSL, AAB or their respective subsidiaries, including, without limitation, any financial information, forecasts or projections, considered by Deutsche Bank in connection with the rendering of its services, nor did Deutsche Bank evaluate the solvency or fair value of Belgo, CST, Vega, APSL, AAB and their respective subsidiaries under any laws relating to bankruptcy, insolvency or similar matters. Accordingly, for purposes of its opinion, Deutsche Bank has assumed and relied upon the accuracy and completeness of all such information and Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of CST, Belgo, Vega, APSL, AAB or their respective subsidiaries. With respect to business plans, including financial forecasts and other information and data provided to or discussed or reviewed with Deutsche Bank, Deutsche Bank was advised and assumed that such information and data were reasonably prepared and reflected the best currently available estimates and judgments of Belgo’s, CST’s and Vega’s, APSL’s and AAB’s management as to the expected future financial performance of Belgo, CST, Vega, APSL, AAB and their respective subsidiaries, as the case may be, as to the matters covered thereby. In addition, Deutsche Bank obtained statements executed by officers of Belgo, CST, Vega dated as of July 27, 2005, whereby they reasserted the accuracy, legitimacy, and completeness of all such information, documents and reports which were supplied to Deutsche Bank on the dates when those were supplied to it, and

Important disclosure (continued)

whereby they confirmed that there had not been, since those dates, any material changes to the companies’ business, financial condition, assets, liabilities, business prospects or commercial transactions and any other significant fact which would have rendered any such information incorrect or misleading in any material aspect and which could have a material effect on the results of this Valuation Report. Notwithstanding the foregoing, neither Belgo, CST, Vega, APSL and AAB, nor their respective managers or controlling shareholders have directed, limited, made difficult or carried out any act, which has or may have impaired Deutsch Bank's access, use, or knowledge of the information, assets, documents or work methodologies that were relevant for the evaluation herein.

In rendering its opinion, Deutsche Bank expresses no views as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Deutsche Bank's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

Deutsche Bank has assumed that the conversion of Belgo preferred shares for Belgo common shares will be made on one-for-one basis. In addition, for purposes of this Valuation Report, Deutsche Bank assumed that the Merger of Shares and the Holdings Merger will be tax-free to each of Belgo, CST, Vega, APSL and AAB, and their respective shareholders and Deutsche Bank did not take into account tax-related effects that CST’s, Vega’s, APSL’s or AAB’s shareholders may experience in connection with the Merger of Shares or the Holdings Merger, as the case may be, or any fees and expenses that may be incurred in connection with the settlement of that transaction, including without limitation, those related to depositary services that may be incurred by holders of CST’s ADSs. In addition, with your consent, we have excluded the tax-related effects associated with the future utilization by Belgo of the unamortized goodwill that may result from the Merger of Shares and the Holdings Merger. Deutsche Bank does not express any opinion as to what the value of the shares of Belgo actually will be when issued pursuant to the Merger of Shares or the Holdings Merger, or the price at which the shares of Belgo will trade subsequent to the Merger of Shares or the Holdings Merger.

Deutsche Bank was not requested to, and did not participate in, the negotiation of the Merger of Shares or the Holdings Merger, nor was Deutsche Bank requested to, and this Valuation Report does not, address the relative merits of the Merger of Shares, Holdings Merger or the effect of any other transaction in which Belgo, CST, Vega, APSL or AAB might engage. Deutsche Bank was not requested to, and did not, solicit third-party indications of interest in the possible acquisition of all or part of Belgo, CST, Vega, APSL or AAB. Deutsche Bank, however, as financial advisor to Belgo, has participated in the structuring of the Merger of

Important disclosure (continued)

Shares and the Holdings Merger and has acted as financial advisor for Arcelor in the acquisition of the controlling stake in CST and has advised Arcelor in connection with other restructuring and capital markets transactions that were consummated prior to the Merger of shares and the Holdings Merger.

Deutsche Bank will be paid a fee for its services as financial advisor to Belgo in connection with the Merger of Shares and the Holdings Merger, a portion of which is contingent upon consummation of the Merger of Shares and the Holdings Merger. Belgo has also agreed to reimburse Deutsche Bank for its reasonable travel and other out-of -pocket expenses incurred in connection with its engagement, including the reasonable fees and expenses of its counsel, and to indemnify Deutsche Bank and its affiliates against specific liabilities and expenses arising out of its engagement. We are an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”). One or more members of the DB Group have, from time to time, provided investment banking and other financial services to Belgo, CST, Arcelor and/or their affiliates for which they have received compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Belgo, CST, Vega, Arcelor or their affiliates or subsidiaries for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations. The research department and other divisions within Deutsche Bank or its affiliates may from time to time perform and/or publish analyses regarding Belgo, CST, Vega, Arcelor or their respective subsidiaries, and they may base their analysis and publications on different market and operating assumptions and on different valuation methodologies when compared with Deutsche Bank’s Valuation Report and, accordingly, may arrive at conclusions which differ materially from those contained in Deutsche Bank’s Valuation Report. In addition, Deutsche Bank may perform certain administrative functions in connection with the Merger of Shares and the Holdings Merger.

This Valuation Report is provided exclusively for the use of the Board of Directors of Belgo, and Deutsche Bank understands that the shareholders of Belgo will have access to this Valuation Report. This Valuation Report is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote on any matters relating to the Merger of Shares or the Holdings Merger.

This document has been originally produced in English and is being provided in both English and Portuguese. The Portuguese version is solely a translation into Portuguese of the original document in English and is being provided solely for the convenience of the reader. The English version should therefore prevail for all purposes, and in no event, Deutsche Bank or any of its affiliates should be liable for different interpretations between the original English document and its Portuguese translation.

Contents

Section

1	Executive summary		1
2	Main valuation assumptions		7
	A	CST	16
	B	Vega do Sul	23
	C	Belgo	29
	D	Acindar	37
	E	APSL and AAB	45

Executive Sumary	Section 1

Section 1

Executive summary

1

Executive Sumary	Section 1

Introduction

•
Deutsche Bank is pleased to present to the Board of Directors of Companhia Siderúrgica Belgo Mineira (“Belgo”) its conclusions relative to the economic valuation of Belgo and the companies to be merged with and into it

•	At your request we have determined the range of economic values, according to generally accepted investment banking practices, of the following companies

– Belgo, including its fully owned long steel operations as well as its beneficial ownership of:

– Belgo Bekaert Arames Ltda. S.A. (“BBA”), Belgo Bekaert Nordeste S.A.(“BBN”) and BMB – Belgo Mineira Bekaert Artefatos de Arame Ltda. (“BMB”), and, together with BBA and BBN, the “Wire Drawing” division

– Hidreletrica Guilman Amorin S.A. (“Guilman”)

– Acindar S.A. (“Acindar”)

– Companhia Siderúrgica de Tubarao S.A. (“CST”)

– Vega do Sul S.A. (“Vega”)

– The holding companies Arcelor Aços do Brazil Ltda. (“AAB”) and APSL ONPN Participações S.A. (“APSL”), which hold controlling stakes in CST and Vega

•	We understand that the results presented in this valuation report may be used and serve as guidance to the Board of Directors of Belgo to choose the exchange ratios between:

– Belgo, AAB and APSL in connection with the merger of AAB and APSL into Belgo (the “Holdings Merger”)

– Belgo and CST in connection with the subsequent merger of CST with and into Belgo (the “Merger of Shares”)

2

Executive Sumary	Section 1

Methodology

•	Our prime methodology to assess the range of economic values of the companies was the Discounted Cash Flow (“DCF”) methodology

•	The framework of our DCF analysis for each company preliminary comprises:

– Assessment of future unlevered net cash flows from the company’s operations after capital expenditures, net investment in working capital, payment of taxes and other adjustments (“Free Cash Flows”). These expected F ree Cash Flows were derived from 10 year business plan projections provided to us by each company

– Assessment of the Total Enterprise Value (“TEV”) of the company through the discount to a net present value of its future Free Cash Flows plus its Terminal Value by a weighed average cost of capital (WACC). The WACC takes into account (i) the operating and financial risks of the company’s businesses and (ii) the inherent sovereign risk of the countries in which the company operates

•	In order to assess these future Free Cash Flows, we have:

– Assumed the prevailing corporate income tax legislation in Brazil and Argentina

– Included the net benefits of the Interest of Equity (“Juros sobre Capital” or “JSCP”) after payment of withholding taxes

– Factored in other tax related benefits such as past tax losses carried forward, governmental incentives and tax deductible amortization of existing goodwill

– Not assumed the benefits from any tax deductible amortization of new goodwill created in the context of the Holdings Merger or Merger of Shares

– Did not account for any potential future cost savings and other synergies among the companies after the completion of the Holdings Merger and Merger of Shares

– Our calculation of Terminal Value assumes the perpetuity formula with a certain growth rate and normalized cash flows after the 10 year forecast period

3

Executive Sumary	Section 1

Methodology (continued)

•	Furthermore, our valuation analysis takes into consideration only Free Cash Flows generated after May 31, 2005. Therefore, the value ranges for each company are referenced to this same date

•
Future annual Free Cash Flows and the Terminal Value were estimated in Reais (“R$”) and further converted into US Dollars (“US$”) assuming average expected exchange rates according to the Brazilian Central Bank consensus estimates as of July 8, 2005

– Therefore, the results of our valuation analysis are in US Dollars

– Results in Reais are provided solely for the mathematical convenience of the Board of Directors of Belgo assuming the R$2.3761 : 1US$ exchange ratio as published by the Brazilian Central Bank on July 22, 2005 under the “PTAX Venda” code

– The reader should not construe these translations of U.S. dollars into reais as representations by

Deutsche Bank that the U.S. dollar amounts actually represent these real amounts or could be converted into reais at the rate indicated

•	Finally, the ranges of values per share for each company were calculated assuming:

– No distinction between voting vs. non-voting or controlling vs. non-controlling shares

– Cancellation of all stock held in treasury

– Full conversion of convertible securities when applicable (fully diluted basis)

•	Although our valuation analysis is primarily based on the DCF methodology it was also tested against valuation by trading multiples of listed comparable companies for consistency purposes

4

Executive Sumary	Section 1

Principal valuation results – US$

Note: Market prices as of 7/22/05. For Belgo and CST market prices refer to non voting shares only. Assumes US$2.3761:US$ 1 exchange ratio. 30 day average reflects trading days
Source: FactSet, DB Estimates

5

Executive Sumary	Section 1

Principal valuation results – R$

Results in R$ assume R$2.3761:US$ 1 exchange ratio and are only for the convenience of the Board

Note: Market prices as of 7/22/05. For Belgo and CST market prices refer to non voting shares only. Assumes US$2.3761:US$ 1 exchange ratio. 30 day average reflects trading days
Source: FactSet, DB Estimates

6

Main valuation assumptions	Section 2

Section 2

Main valuation assumptions

7

Main valuation assumptions	Section 2

Macroeconomic assumptions

     The macroeconomic assumptions are primarily based on the Brazilian Central Bank consensus as of July 8, 2005

Key macroeconomic forecasts (% p.a.)

	2004	2005E	2006E	2007E	2008E	2009E	2010E	Perp.

Brazilian real GDP growth	5.3%	3.20%	3.46%	3.55%	3.67%	3.55%	3.50%	3.30%
Brazilian inflation (IGPM)	12.4%	4.63%	5.57%	5.12%	4.94%	5.00%	4.75%	4.50%
US inflation (CPI)	2.7%	2.80%	2.40%	1.70%	1.70%	1.70%	1.70%	1.70%
CDI (Brazil’s Overnight Int. Rate)	16.2%	19.10%	16.54%	14.66%	13.58%	12.99%	12.50%	11.10%
TJLP	9.8%	10.90%	9.46%	8.43%	7.96%	8.00%	8.00%	8.00%

Key exchange rate assumptions

	2004	2005E	2006E	2007E	2008E	2009E	2010E	Perp.

R$:US$ FX rate - end of period	2.65	2.58	2.81	2.96	3.07	3.17	3.27	N.M.
R$:US$ FX rate – avg. of period	2.93	2.56	2.91	3.03	3.10	3.22	2.75	N.M.

Nominal FX rate variation (% p.a.)	-8.1%	-2.8%	8.9%	5.3%	3.7%	3.3%	3.0%	2.8%
Real FX rate variation(1) (% p.a.)	19.1%	4.7%	-5.3%	-1.9%	-0.5%	PPP	PPP	PPP
(1) vis -à-vis the purchasing power parity
Source: Brazilian Central Bank consensus estimates (July 8, 2005), DB estimates

8

Main valuation assumptions	Section 2

Industry beta analysis

Steel industry betas(1) – US and Europe

     As steelmaking is a global industry, we felt it was appropriate to use betas of steel companies across the world

				2 yr weekly Beta		5 yr weekly Beta

	Market cap	Net debt (2)		Levered	Unlevered	Levered	Unlevered
	(US$ m)	(US$ m)	Tax rate	beta	beta	beta	beta	D/Cap %

Western Europe/ North America
European
Arcelor	12,371	3,996	34%	1.58	1.30	1.00	0.82	24%
Corus Group	3,498	3,571	34%	2.09	1.25	1.95	1.17	51%
Ispat	5,236	3,513	34%	0.80	0.55	0.34	0.24	40%
Rautaruukki	2,074	829	34%	0.97	0.77	0.67	0.53	29%
Salzgitter	1,850	1,951	34%	0.84	0.50	0.33	0.19	51%
SSAB	2,309	218	34%	0.90	0.85	0.54	0.51	9%
ThyssenKrupp	8,797	11,600	34%	1.38	0.74	1.06	0.57	57%
Voestalpine	2,821	903	34%	0.81	0.67	0.94	0.78	24%

Mean				1.17	0.83	0.85	0.60	36%

North American
AK Steel	741	4,406	35%	3.32	0.68	1.60	0.33	86%
Carpenter	1,367	315	35%	3.09	2.69	1.36	1.18	19%
Dofasco Inc	2,505	432	35%	1.16	1.04	0.60	0.54	15%
Nucor Corp	7,875	206	35%	2.06	2.03	1.31	1.29	3%
United States Steel	4,181	3,331	35%	2.80	1.84	1.42	0.94	44%
Allegheny	2,298	1,051	35%	3.02	2.33	1.67	1.29	31%

Mean				2.58	1.77	1.33	0.93	33%

(1)   Market prices as of July 10, 2005
(2)   Net debt position as per the most recently disclosed financials statements until July 10, 2005
Source: Bloomberg, DB Estimates, Company filings

9

Main valuation assumptions	Section 2

Industry beta analysis (continued)

Steel industry betas(1) – Latin America and Asia/Pacific

We have assumed the global unlevered beta of 0.65 for our analysis of all steel companies in the transaction

				2 yr weekly Beta		5 yr weekly Beta

	Market cap	Net debt (2)		Levered	Unlevered	Levered	Unlevered
	(US$ m)	(US$ m)	Tax rate	beta	beta	beta	beta	D/Cap %

Latin American Steel
Belgo Mineira	3,036	170	34%	0.92	0.89	0.48	0.46	5%
CSN	4,083	2,251	34%	1.18	0.87	0.81	0.59	36%
CST	2,248	508	34%	1.22	1.06	0.75	0.65	18%
Gerdau	3,823	4,912	34%	1.14	0.62	0.90	0.49	56%
Usiminas	3,381	1,249	34%	1.53	1.23	1.20	0.96	27%

Mean				1.20	0.93	0.83	0.63	29%

Asia/Pacific Steel
Baoshan	10,325	1,173	35%	0.76	0.71	0.73	0.68	10%
Blue Scope Steel	4,254	404	35%	1.38	1.30	1.02	0.96	9%
China Steel	9,857	-359	35%	0.58	0.59	0.38	0.39	(4%)
Daido Steel	1,882	1,368	35%	1.30	0.88	1.14	0.77	42%
Dongkuk	1,069	1,390	35%	0.99	0.54	0.80	0.43	57%
JFE Holdings	14,472	15,898	35%	1.34	0.78	1.09	0.64	52%
Posco	15,450	-1,018	35%	1.08	1.13	0.83	0.87	(7%)
Nippon Steel	15,896	14,638	35%	1.11	0.69	0.81	0.51	48%
One Steel	1,088	348	35%	1.45	1.20	0.72	0.60	24%
Severstal	4,376	311	35%	0.68	0.65	0.68	0.65	7%
Smorgon	791	373	35%	1.16	0.89	0.96	0.73	32%
Tata Iron & Steel	4,587	375	35%	1.43	1.36	1.09	1.03	8%

Mean				1.11	0.89	0.85	0.69	23%

Min				0.58	0.50	0.33	0.19	(7%)
Max				3.32	2.69	1.95	1.29	86%
Mean				1.42	1.05	0.94	0.70	29%
Median				1.18	0.88	0.90	0.65	27%

(1)    Market prices as of July 10, 2005
(2)    Net debt position as per the most recently disclosed financials statements until July 10, 2005
Source: Bloomberg, DB Estimates, Company filings

10

Main valuation assumptions	Section 2

Main WACC assumptions

Key WACC assumptions

US Risk free rate (a) (p.a.)	5.0%

Sovereign risk
spreads
- Brazil (bps)(b)	465 bps
- Argentina (bps)(c)	535 bps

Equity risk	7.2%

premium(d) (p.a.)

Source: DB Dataquant, US Federal Reserve, Ibbotson Associates
(a) Represents the average rate for the 10 year note since 1928 through 2004
(b) Represents the average spread of the BRAREP27, BRAREP30 and BRAREP40 over comparable UST over the 2 month period ending July 22, 2005
(c) Represents the average spread of the ARG PAR 38 and ARG Discount 33 over comparable UST over the 2 month period ending July 22, 2005
(d) Projected equity risk premium as provided by Ibbotson Associates

     The WACC calculation has to factor in the risks associated with an investment in Brazil or Argentina

We utilized the spread over treasuries of the most liquid long term sovereign debt instruments as a proxy of such risk

(a) Over US Treasuries of equivalent maturities
Source: DB Data Quant

11

Main valuation assumptions	Section 2

Calculating the WACC – “Belgo companies”

     As per management guidance, we assumed a target leverage of 25%

     Our base case WACC for Belgo’s long steel and wire drawing operations is approximately 13.3% p.a. in US$

     Due to the higher Argentine risk, Acindar is assigned a 13.9% WACC

     Guilman’s WACC assumed a higher target leverage and a beta of 0.68

	Long			Guilman
	Products	Wire drawing	Acindar	Amorin

Beta unlevered	0.65	0.65	0.65	0.68(1)
Long -term optimal debt/cap ratio	25%	25%	25%	50%
Long -term optimal equity/cap ratio	75%	75%	75%	50%
Marginal tax rate	34%	34%	35%	34%

Relevered equity beta	0.79	0.79	0.79	1.13

US risk free rate (% p.a.)	5.00%	5.00%	5.00%	5.00%
Country risk premium	465 bps	465 bps	535 bps	465 bps
Country long term risk free rate (% p.a.)	9.65%	9.65%	10.35%	9.65%
US equity risk premium (% p.a.)	7.20%	7.20%	7.20%	7.20%

Cost of equity (ke) (% p.a.)	15.36%	15.36%	16.04%	17.78%

Corporate spread (over sovereign)	100 bps	100 bps	100 bps	100 bps

Cost of debt (Kd) (% p.a.)	10.65%	10.65%	11.35%	10.65%
WACC (% p.a.)	13.28%	13.28%	13.88%	12.40%

(1)    Worldwide average beta of generation companies
Source: DB estimates, Bloomberg, US Federal Reserve, and Ibbotson Associates

12

Main valuation assumptions	Section 2

Calculating the WACC – CST and Vega

     We have taken into account CST’s lower cost of financing due to the ability to securitize export receivables

     Further, as per management guidance we have assumed the target leverage ratio of the flat steel companies at 30%

	CST	Vega

Beta unlevered	0.65	0.65
Long -term optimal debt/cap ratio	30%	30%
Long -term optimal equity/cap ratio	70%	70%
Marginal tax rate	34%	34%

Relevered equity beta	0.83	0.83

US risk free rate (% p.a.)	5.00%	5.00%
Country risk premium	465 bps	465 bps
Country long term risk free rate (% p.a.)	9.65%	9.65%
US equity risk premium (% p.a.)	7.20%	7.20%

Cost of equity (ke) (% p.a.)	15.65%	15.65%

Corporate spread (over sovereign)	100 bps	100 bps
% of Export related debt	50%	NA
Cost of export related debt (% p.a.)	7.5%	NA

Cost of debt (Kd) (% p.a.)	9.08% (1)	10.65%
WACC (% p.a.)	12.75%	13.07%

(1)    Blended average between cost of straight debt (10.65% p.a.) and cost of export related debt
Source: DB estimates, Bloomberg, US Federal Reserve, and Ibbotson Associates

13

Main valuation assumptions	Section 2

Trading comparable analysis

     Brazilian companies currently trade at an average of 3.0x the expected 2005E EBITDA

     Trading comparables are only for illustration purposes and for the convenience of the Board

Brazil

		TEV/EBITDA			P/E

Company	2004	2005E(a)	2006E(a)	2004	2005E(a)	2006E(a)
Gerdau	3.5x	3.3x	3.9x	4.7x	4.6x	5.3x
CST	3.5x	2.6x	3.5x	4.8x	4.1x	6.4x
Belgo-Mineira	4.0x	3.1x	3.8x	10.0x	5.6x	6.8x
CSN	4.4x	3.8x	4.5x	7.5x	5.2x	7.7x
Usiminas	2.5x	2.1x	3.1x	3.6x	2.8x	4.5x

Average	3.6x	3.0x	3.8x	6.1x	4.5x	6.1x

Europe

		TEV/EBITDA			P/E

Company	2004	2005E(a)	2006E(a)	2004	2005E(a)	2006E(a)
Arcelor	2.9x	3.2x	3.9x	4.3x	4.3x	5.8x
Corus Group	5.0x	3.7x	4.9x	5.8x	4.4x	6.7x
Rautaruukki	2.9x	3.8x	6.0x	4.1x	5.1x	8.9x
Salzgitter	2.8x	3.3x	4.4x	4.3x	4.2x	8.9x
SSAB	3.5x	2.9x	4.6x	6.4x	4.5x	8.5x
ThyssenKrupp	5.5x	4.3x	6.2x	9.4x	7.9x	9.6x
Voestalpine	4.0x	3.3x	3.4x	7.4x	5.4x	5.6x

Average	3.8x	3.5x	4.8x	6.0x	5.1x	7.7x

(a)    Assumes consensus research forec asts.
Source: FactSet, Bloomberg, Wall Street research

14

Main valuation assumptions	Section 2

Trading comparable analysis (continued)

USA

		TEV/EBITDA			P/E

Company	2004	2005E(a)	2006E(a)	2004	2005E(a)	2006E(a)
Dofasco	4.6x	4.4x	5.5x	8.8x	7.8x	11.3x
Nucor	4.5x	4.0x	6.2x	8.6x	7.7x	13.2x
US Steel	4.2x	3.3x	4.2x	6.5x	5.1x	7.9x

Average - USA	4.4x	3.9x	5.3x	7.9x	6.8x	10.8x

Asia/Pacific

		TEV/EBITDA			P/E

Company	2004	2005E(a)	2006E(a)	2004	2005E(a)	2006E(a)
Baoshan	4.0x	3.8x	3.9x	6.8x	5.8x	7.1x
JFE Holdings	6.0x	6.0x	7.2x	11.0x	7.0x	7.2x
Posco	2.5x	2.1x	2.5x	4.6x	3.6x	4.5x
Nippon Steel	5.0x	5.1x	5.9x	10.5x	8.1x	7.6x
Tata Iron & Steel	4.0x	3.3x	3.9x	6.8x	4.9x	5.3x

Average - Asia	4.3x	4.1x	4.7x	7.9x	5.9x	6.3x

Average - World	4.0x	3.6x	4.6x	6.8x	5.4x	7.4x

(a) Assumes consensus research forecasts.
Source: FactSet, Bloomberg, Wall Street research

15

Main valuation assumptions	Section 2

Tab A

CST

16

Main valuation assumptions	Section 2

CST valuation summary

     Our midpoint DCF valuation for CST is US$53.15/ 000 shares

     This compares to a market value of US$52.02/ 000 shares

Premium analysis

Midpoint DCF valuation	US$53.15

Premium over
Current	2.2%
1 month average	6.9%
3 month average	4.4%
6 month average	0.1%

(a) Non voting shares only . Averages refer to trading days

Source: FactSet (as of July 22, 2005)

(a) Stock price per 000 shares of US$52.02 as of July 22, 2005.
(b) Represents the high (CSN 3.8x EV/20005 EBITDA) and low (Usiminas 2.1x EV/20005 EBITDA) of trading multiples for Brazil steelmakers
Note: Analysis by trading multiples as well as 30 and 90 days trading ranges are for illustration purposes only. DB suggested value range based exclusively on DCF
Source: Deutsche Bank estimates, Bloomberg, FactSet, Wall Street estimates

17

Main valuation assumptions	Section 2

Main forecast assumptions

Volume assumptions

     CST should reach approximately 7.5 m tons after the conclusion of Blast-furnace III

Source: CST’s Business Plan

18

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Sales price assumptions

Price forecasts assume recent increase in raw materials (coking coal and iron ore) and a decrease after the recent peak in the steel cycle

(a) Includes extras
Source: CST’s Business Plan, CST financial statements and management

(a) Blended export and domestic HRC spread
Source: CST’s Business Plan, CST management

19

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Gross margin and capital expenditures

Gross cash margins to return to historical averages after the phase-out of the steel cycle

Capex forecasts include the finalization of Blast-furnace III and the construction of the coking plant

(a) Represent full year 2005 capital expenditures
Source: CST’s Business Plan

20

Main valuation assumptions	Section 2

CST’s DCF valuation summary

	7 months
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014

(US$m)
Net sales	1.402	2.409	2.687	2.460	2.757	2.757	2.757	2.757	2.757	2.757
EBITDA	549	766	949	803	789	789	789	789	789	789
EBITDA margin	39%	32%	35%	33%	29%	29%	29%	29%	29%	29%
(+/-) Working capital	(10)	(90)	(29)	11	(60)	(14)	(10)	(10)	(10)	(10)
(-) CapEx	(791)	(535)	(243)	(132)	(116)	(117)	(121)	(124)	(127)	(130)
(-) Employees' participation in profits	(15)	(29)	(25)	(26)	(24)	(23)	(23)	(23)	(23)	(23)
(-) Other with cash effect(a)	(2)	(2)	(2)	(2)	(2)	(1)	-	-	-	-
(+) Tax shield from JSCP	52	72	62	58	58	58	57	57	57	57
(-) Taxes (b)	(74)	(145)	(184)	(150)	(147)	(149)	(149)	(149)	(186)	(186)

Free cash flow (FCF)	(290)	37	528	562	499	543	542	539	499	496

(-) Witholding taxes on JSCP	(23)	(32)	(27)	(26)	(26)	(25)	(25)	(25)	(25)	(25)

FCF (After JSCP taxes)	(313)	5	501	536	473	518	516	514	474	471

(a) Includes changes associated to other long-term assets and liabilities.
(b) Includes impact of NOLs and other tax benefits

Source: CST’s Business Plan and DB estimates

(a) Represents the cash flows for the remaining 7 months of 2005

21

Main valuation assumptions	Section 2

CST’s DCF valuation summary (continued)

Calculating terminal value
(TV)

(US$m)
TV FCF (2015)	$451
LT perpetuity growth rate	1%
Terminal Value	$3,841

Valuation results (US$m)

		WACC

	12.00%	12.75%	13.50%

Enterprise value(a)	3,182	2,940	2,727
Net debt	(308)	(308)	(308)
Other adjustments (b)	86	77	69

Equity value	2,960	2,709	2,488

Price per 000 shares (US$)	58.08	53.15	48.80

(a) Terminal value calculation assumes 1% nominal growth (b) 25% stake in Vega according to our DCF analysis

Valuation multiples

WACC

	12.00%	12.75%	13.50%

TEV/2005E EBITDA	2.9x	2.7x	2.5x
TEV/2006E EBITDA	4.2x	3.8x	3.6x
TEV/LT EBITDA	4.0x	3.7x	3.5x
TEV/2005E Net revenues	1.3x	1.2x	1.1x
TEV/2006E Net revenues	1.3x	1.2x	1.1x

Sensitivities(a)

100% Equity value (US$m)

			WACC

	11.75%	12.25%	12.75%	13.25%	13.75%

0.0%	2,929	2,765	2,614	2,474	2,345
0.5%	2,988	2,817	2,660	2,515	2,381
Growth at perpetuity
1.0%	3,052	2,873	2,709	2,559	2,420
1.5%	3,122	2,935	2,763	2,606	2,462
2.0%	3,200	3,002	2,822	2,658	2,507

(a) Sensitivity analysis does not assume any growth at perpetuity for Vega

Value per thousand shares (US$)

			WACC

	11.75%	12.25%	12.75%	13.25%	13.75%

0.0%	57.45	54.24	51.28	48.54	46.00
0.5%	58.61	55.25	52.17	49.33	46.71
Growth at perpetuity
1.0%	59.87	56.36	53.15	50.19	47.47
1.5%	61.25	57.57	54.20	51.12	48.29
2.0%	62.78	58.89	55.36	52.14	49.19

(a) Sensitivity analysis does not assume any growth at perpetuity for Vega

22

Main valuation assumptions	Section 2

Tab B

Vega do Sul

23

Main valuation assumptions	Section 2

Main forecast assumptions

Volume assumptions

     Vega volume projections assume a gradual increase to 1.1 m tons per annum

Source: Vega’s Business Plan

24

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Sales price assumptions

(a) Average net prices per ton sold
Source: Vega’s management and Business Plan

25

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Gross margin and Capital expenditures

     Capex includes expansion to 1.1 m tons per annum

(a) Represent full year 2005 capital expenditures
Source: Vega’s management

26

Main valuation assumptions	Section 2

Vega’s DCF valuation summary

	7 months
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014

(US$m)
Net sales	325	564	660	686	683	673	656	639	623	608
EBITDA	61	117	124	133	129	129	128	127	125	124
EBITDA margin	19%	21%	19%	19%	19%	19%	20%	20%	20%	20%
(+/-) Working capital	(22)	(28)	(11)	3	(2)	(3)	(0)	1	0	0
(-) CapEx	(26)	(10)	(11)	(4)	(4)	(11)	(11)	(11)	(11)	(11)
(-) Other with cash effect(a)	0	(0)	(0)	(1)	(0)	0	0	0	0	0
(+) Tax shield from JSCP	5	8	7	6	6	6	6	5	5	5
(-) Taxes (b)	(13)	(30)	(33)	(36)	(36)	(36)	(36)	(35)	(35)	(34)

Free cash flow (FCF)	5	57	76	101	94	85	86	86	85	84

(-) Witholding taxes on JSCP	(2)	(4)	(3)	(3)	(3)	(3)	(2)	(2)	(2)	(2)

FCF (after JSCP taxes)	3	53	73	99	91	83	84	84	82	82

(a) Includes changes associated to other long-term assets and liabilities.
(b) Includes impact of NOLs

(a) Represents the cash flows for the remaining 7 months of 2005

27

Main valuation assumptions	Section 2

Vega’s DCF valuation summary

Calculating terminal value
(TV)

(US$m)
TV FCF (2015)	$79
LT perpetuity growth rate	0%
Terminal Value	$601

Valuation results (US$m)

		WACC

	12.32%	13.07%	13.82%

Enterprise value(a)	602	565	532
Net debt	(256)	(256)	(256)
Other adjustments	0	0	0

Equity value	346	309	276

Price per 000 shares (US$)	1,292	1,154	1,031

(a) Terminal value calculation assumes 0% nominal growth

Valuation multiples

WACC

	12.32%	13.07%	13.82%

TEV/2005E EBITDA	6.6x	6.2x	5.8x
TEV/2006E EBITDA	5.1x	4.8x	4.5x
TEV/LT EBITDA	4.9x	4.6x	4.3x

TEV/2005E Net revenues	1.2x	1.1x	1.0x

TEV/2006E Net revenues	1.1x	1.0x	0.9x

Sensitivities (US$m, except per share data)

	WACC

	12.07%	12.57%	13.07%	13.57%	14.07%
Equity Value	360	333	309	287	266
Value per 000 shares (US$)	1,342	1,245	1,154	1,070	993
TEV/2005E EBITDA	6.8 x	6.5 x	6.2 x	6.0 x	5.7 x
TEV/2006E EBITDA	5.3 x	5.0 x	4.8 x	4.6 x	4.5 x
TEV/LT EBITDA	5.0 x	4.8 x	4.6 x	4.4 x	4.2 x

Value of CST 25% stake	90	83	77	72	66

28

Main valuation assumptions	Section 2

Tab C

Belgo

29

Main valuation assumptions	Section 2

Belgo valuation summary

Our midpoint DCF valuation for Belgo is US$496.86/ 000 shares and is approximately inline with the market value

Premium analysis

Midpoint DCF valuation	US$496.86

Premium over
Current	(1.5% )
30 day average	7.2%
60 day average	9.1%
90 day average	6.2%

(a) Non voting shares only. Averages refer to trading days

Source: FactSet (as of July 22, 2005)

(a) Stock price per 000 shares of US$505 as of July 22, 2005.
(b) Represents the high (CSN 3.8x EV/20005 EBITDA) and low (Usiminas 2.1x EV/20005 EBITDA) of trading multiples for Brazil steelmakers
Note: Analysis by trading multiples as well as 30 and 90 days trading ranges are for illustration purposes only. DB suggested value range based exclusively on DCF
Source: Deutsche Bank estimates, Bloomberg, FactSet, Wall Street estimates

30

Main valuation assumptions	Section 2

Main forecast assumptions

Volume assumptions

Volume assumptions for long products assume the planned expansion of Belgo steelmaking by 2.8 m tons per year

Source: Belgo’s Business Plan

Source: Belgo’s Business Plan

31

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Sale price assumptions

(a) Average net prices per ton sold
Source: Belgo’s management and Business Plan

32

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Gross margin and capital expenditures

Gross margins assume a decrease to match normalized historical levels

Capital expenditures in the long division assume the planned expansion

(a) Represents the full year 2005 capital expenditures per ton
Source: Belgo’s Business Plan

33

Main valuation assumptions	Section 2

Belgo’s DCF valuation summary

Long steel division

	7 months
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014

(US$m)
Net sales	1.112	1.770	1.877	2.026	2.060	2.093	2.323	2.389	2.367	2.348
EBITDA	321	541	556	582	566	593	682	717	715	714
EBITDA margin	29%	31%	30%	29%	27%	28%	29%	30%	30%	30%
EBITDA per ton sold	187	149	135	123	114	116	117	119	118	118
(+/-) Working capital	2	49	(35)	(41)	(15)	(17)	(54)	(23)	(6)	(8)
(-) CapEx	(120)	(282)	(171)	(161)	(373)	(282)	(70)	(70)	(70)	(70)
(-) Employees' participation in profits	(8)	(21)	(24)	(25)	(26)	(27)	(29)	(30)	(30)	(29)
(-) Other with cash effect(a)	(1)	-	-	(0)	-	0	-	-	-	-
(+) Tax shield from JSCP	38	53	44	40	39	38	37	36	35	34
(-) Taxes (b)	(58)	(96)	(96)	(101)	(122)	(128)	(146)	(151)	(159)	(158)

Free cash flow (FCF)	174	243	274	293	69	177	420	478	486	483

(-) Witholding taxes on JSCP	(17)	(23)	(20)	(18)	(17)	(17)	(16)	(16)	(15)	(15)

FCF (After JSCP taxes)	157	220	254	276	52	160	404	462	470	468

(a) Includes changes associated to other long-term assets and liabilities.
(b) Includes impact of NOLs and goodwill amortization

Calculating terminal value
(TV)

(US$m)
TV FCF (2018)(a)	$411

LT perpetuity growth rate	1%

Terminal Value	$3,348

(a) Forecast period was extended to arrive to a normalize d FCF after all  tax carry forwards are utilized

Valuation results (US$m)

		WACC
	12.53%	13.28%	14.03%

Enterprise value	2,654	2,469	2,306
Net debt	(119)	(119)	(119)
Other adjustments	0	0	0

Equity value	2,535	2,350	2,187

(1) Terminal value calculation assumes 1.0% nominal growth

Valuation multiples

WACC
	12.53%	13.28%	14.03%

TEV/2005E EBITDA	4.7x	4.4x	4.1x
TEV/2006E EBITDA	4.9x	4.6x	4.3x
TEV/LT EBITDA	3.7x	3.5x	3.2x
TEV/2005E Net revenues	1.4x	1.3x	1.2x
TEV/2006E Net revenues	1.5x	1.4x	1.3x

34

Main valuation assumptions	Section 2

Belgo’s DCF valuation summary (continued)

Wire drawing division

	7 months
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014

(US$m)
Net sales	364	606	634	646	671	698	721	749	778	781
EBITDA	75	125	135	136	143	150	156	164	172	173
EBITDA margin	20%	21%	21%	21%	21%	21%	22%	22%	22%	22%
EBITDA per ton sold	197	169	174	168	170	172	173	174	176	177
(+/-) Working capital	80	(34)	(8)	(5)	(5)	(7)	(6)	(6)	(7)	(4)
(-) CapEx	(18)	(25)	(24)	(24)	(21)	(21)	(21)	(21)	(21)	(21)
(-) Employees' participation in profits	(2)	(6)	(5)	(5)	(4)	(4)	(4)	(4)	(4)	(4)
(-) Other with cash effect(a)	(1)	(2)	(2)	(2)	(2)	(1)	-	-	-	-
(+) Tax shield from JSCP	7	10	8	7	7	7	7	7	6	6
(-) Taxes (b)	(10)	(21)	(24)	(39)	(42)	(49)	(51)	(53)	(55)	(56)

Free cash flow (FCF)	129	47	80	68	76	76	82	86	91	95

(-) Witholding taxes on JSCP	(3)	(4)	(4)	(3)	(3)	(3)	(3)	(3)	(3)	(3)

FCF (After JSCP taxes)	126	42	76	65	73	73	79	83	88	92

(a) Includes changes associated to other long-term assets and liabilities.
(b) Includes impact of NOLs and goodwill amortization

Calculating terminal value
(TV)

(US$m)
TV FCF (2018)(a)	$92
LT perpetuity growth rate	1%
Terminal Value	$751

(a) To synchronize with Long steel model, f orecast period was extended to arrive to a normalize d FCF after all tax carry forwards are utilized in Long steel division

Valuation results (US$m)

		WACC
	12.53%	13.28%	14.03%

Enterprise value	715	673	635
Net debt	7	7	7
Other adjustments	0	0	0

Equity value	721	679	642

(1) Terminal value calculation assumes 1.0% nominal growth

Valuation multiples

WACC
	12.53%	13.28%	14.03%

TEV/2005E EBITDA	4.7x	4.5x	4.2x
TEV/2006E EBITDA	5.7x	5.4x	5.1x
TEV/LT EBITDA	4.2x	3.9x	3.7x
TEV/2005E Net revenues	1.1x	1.0x	0.9x
TEV/2006E Net revenues	1.2x	1.1x	1.0x

35

Main valuation assumptions	Section 2

Belgo’s DCF valuation summary (continued)

The valuation of Belgo is a sum of the parts analysis which includes the value of its 100%-owned Long steel division plus the economic value of the beneficial ownership of principally Acindar and the Wire Drawing division

(a) Represents 100% of midpoint valuation times Belgo’s beneficial ownership. Belgo’s beneficial ownership in Long Steel, Guilman Amorin, Wire Drawing and Andrade mine is 100%, 51%, 55% and 100%, respectively
(b) Represents 100% of midpoint valuation times Belgo’s fully diluted ownership (64%) after the conversion of the “Obligaciones Convertibles ”

Sensitivities

Equity value (US$m)(a)

		Change in WACC

		-75bps	-50bps	Base	+50bps	+75bps

	0.0%	3,652	3,569	3,413	3,268	3,200
Change in growth at perpetuity	0.5%	3,695	3,609	3,448	3,299	3,229

	1.0%	3,741	3,652	3,486	3,333	3,261

	1.5%	3,792	3,700	3,527	3,369	3,294
	2.0%	3,847	3,751	3,572	3,408	3,331

Value per thousand shares (US$)

		Change in WACC

		-75bps	-50bps	Base	+50bps	+75bps

	0.0%	520.50	508.68	486.42	465.85	456.15
Change in growth at perpetuity	0.5%	526.61	514.39	491.44	470.27	460.30

	1.0%	533.25	520.59	496.86	475.03	464.76

	1.5%	540.48	527.33	502.74	480.17	469.58
	2.0%	548.39	534.69	509.13	485.75	474.79

(a) WACC for the Andrade Mine, Long Steel and Wire Drawing divisions is 13.07% .
WAC C for Acindar and Guilman Amorin is 13.88% and 12.40%, respectively.

36

Main valuation assumptions	Section 2

Tab D

Acindar

37

Main valuation assumptions	Section 2

Acindar valuation summary

Our valuation assumes the conversion of all outstanding convertible indebtedness at Acindar

Premium analysis

Midpoint DCF valuation	US$1.21

Premium over
Current	(38.5%)
30 day average	(38.2%)
60 day average	(41.1%)
90 day average	(40.8%)

(a) Averages refer to trading days

Source: FactSet (as of July 22, 2005)

(a) Stock price of US$1.97 as of July 22, 2005.
(b) Represents the high (CSN 3.8x EV/20005 EBITDA) and low (Usiminas 2.1x EV/20005 EBITDA) of trading multiples for Brazil steelmakers
Note: Analysis by trading multiples as well as 30 and 90 days trading ranges are for illustration purposes only. DB suggested value range based exclusively on DCF
Source: Deutsche Bank estimates, Bloomberg

38

Main valuation assumptions	Section 2

Main forecast assumptions

Volume assumptions

Source: Acindar’s Business Plan

39

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Sales price assumptions

(a) Average prices per ton sold, net of taxes and freight costs
Source: Acindar’s management and Business Plan

40

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Gross margin and capital expenditures

     Gross margin decreases due to expectation of rising raw materials costs (i.e. energy costs)

(a) Represent full year 2005 capital expenditures
Source: Acindar’s Business Plan

41

Main valuation assumptions	Section 2

Acindar fully diluted valuation

On a fully diluted basis, Belgo owns 64.1% of Acindar

Amount of Obligaciones Convertibles (US$ 000)	82,423

Number of new shares issued, if converted	234,080,868

Initial number of Acindar shares	631,227,597

Fully dilluted number of Acindar shares	865,308,465

Belgo's initial number of shares in Acindar	458,776,217

Belgo's current ownership stake in Acindar	72.7%

Belgo's amount of convertible debt in Acindar (US$000)	33,813
Belgo's new number of shares in Acindar, if converted	554,804,067

Belgo's fully diluted ownership stake in Acindar	64.1%

42

Main valuation assumptions	Section 2

Acindar’s DCF valuation summary

	7 months
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014

(US$m)
Net sales	437	848	755	768	794	814	817	795	790	770
EBITDA	161	295	233	217	231	241	244	240	247	238
EBITDA margin	37%	35%	31%	28%	29%	30%	30%	30%	31%	31%
EBITDA per ton sold	131	213	169	142	141	140	138	135	140	135
(+/-) Working capital	8	(12)	17	(3)	(5)	(4)	(2)	1	(0)	0
(-) CapEx	(49)	(92)	(64)	(45)	(25)	(25)	(25)	(25)	(25)	(25)
(-) Other with cash effect(a)	(0)	(2)	(4)	(1)	0	0	0	(0)	0	(0)
(-) Taxes (b)	(51)	(93)	(70)	(64)	(68)	(71)	(73)	(71)	(74)	(71)

Free Cash Flow (FCF)	69	97	112	104	133	141	145	145	148	142

(a) Includes changes associated to other long-term assets and liabilities.
(b) Includes impact of NOLs

(a) Represents the cash flows for the remaining 7 months of 2005

43

Main valuation assumptions	Section 2

Acindar’s DCF valuation summary (continued)

Valuation results (US$ m, except per share data)

		WACC

	13.13%	13.88%	14.63%
Enterprise value(a)	1,006	945	891
Net debt	21	21	21
Other adjustments	82	82	82

Equity value	1,109	1,048	994

Price per share (US$)	1.28	1.21	1.15

(a) Terminal value calculation assumes 1% nominal growth

Valuation multiples

WACC

	13.13%	13.88%	14.63%
TEV/2005E EBITDA	3.2x	3.0x	2.9x
TEV/2006E EBITDA	3.4x	3.2x	3.0x
TEV/LT EBITDA	4.2x	4.0x	3.7x
TEV/2005E Net revenues	1.3x	1.2x	1.2x
TEV/2006E Net revenues	1.2x	1.1x	1.1x

Calculating terminal value
(TV)

(US$m)
TV FCF (2015)	$139
LT perpetuity growth rate	1%
Terminal Value	$1,080

Sensitivities

Equity value (US$m)

				WACC

		13.13%	13.38%	13.88%	14.38%	14.63%

	0.0%	1,082	1,063	1,026	992	975
	0.5%	1,095	1,075	1,037	1,001	985
Growth at
Perpetuity	1.0%	1,109	1,088	1,048	1,012	994
	1.5%	1,124	1,102	1,061	1,023	1,005
	2.0%	1,140	1,117	1,074	1,035	1,016

Value of Belgo’s stake (US$m)

				WACC

		13.13%	13.38%	13.88%	14.38%	14.63%

	0.0%	694	681	658	636	625
	0.5%	702	689	665	642	631
Growth at
Perpetuity	1.0%	711	697	672	649	638
	1.5%	721	707	680	656	644
	2.0%	731	716	689	663	651

44

Main valuation assumptions	Section 2

Tab E

APSL and AAB

45

Main valuation assumptions	Section 2

AAB and APSL valuation summary

     Our valuation of APSL incorporates the capital increase, which took place on June 3, 2005, for the acquisition of 2.8bn ordinary share of CST

APSL valuation results
(US$m, except per share data)

		WACC(1)

	-75 bps	Base%	+0.75bps
Value of 10.5% stake in CST	311,073	284,668	261,407
(5.4bn shares)

Other adjustments	-	-	-

Equity value	311,073	284,668	261,407

Number of shares (millions)	4,897	4,897	4,897
Value per 000 shares (US$)	63.52	58.13	53.38

(1) Base case WACC for CST is 12.75% p.a. and for Vega is 13.07% p.a.

AAB valuation results
(US$m, except per share/quota data)

		WACC(1)

	-75 bps	Base%	+0.75bps

Value of 33.2% stake in CST	982,118	898,753	825,311
(16.9bn shares)
Value of 75.0% stake in Vega	259,735	231,944	207,157
(268m shares)
Other adjustments	-	-	-

Equity value	1,241,853	1,130,697	1,032,468

Number of quotas (millions)	2,123	2,123	2,123
Value per 000 quotas (US$)	585.09	532.72	486.44

46

Exhibit 4
BELGO Economic and Financial Appraisal prepared by UBS

Companhia Siderúrgica Belgo-Mineira

Valuation Report

July 25, 2005

1

Important Notice

  Banco UBS S.A. (“UBS”) has been engaged by Companhia Siderúrgica de Tubarão S.A. (“CST”) to prepare for CST´s management a financial analysis of Companhia Siderúrgica Belgo Mineira (“Belgo” or the ‘Company”) based on its “economic value” in connection with the proposed merger (incorporação de ações) under Brazilian law of CST’s shares by and into Belgo (the “Merger of Shares”). The Merger of Shares contemplates the issuance of new Belgo shares in exchange for all outstanding shares of CST

  Belgo is a company formed pursuant to, and is governed by, Brazilian Laws

  This financial analysis does not address, and UBS has been directed not to address, (i) the treatment of the different classes of shares or other securities of Belgo, (ii) any transactions relating to the shares of Belgo, (iii) Belgo´s or CST’s underlying business decision to effect the Merger of Shares, (iv) the prices at which the securities of Belgo or CST may actually be sold, (v) any element of value that may arise from the accomplishment of the Merger of Shares, and (vi) any other transaction undertaken by Belgo or its subsidiaries or relating to their assets. This financial analysis does not constitute any recommendation to Belgo or CST, their respective management, or their respective shareholders regarding the Merger of Shares

  UBS has not conducted a physical inspection of the properties and facilities of Belgo, nor at CST’s direction made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Belgo, nor has UBS been furnished with such evaluation or appraisal

2

Important Notice

  Neither Belgo nor CST, nor its controlling shareholders or managers have directed, limited, made difficult or carried out any act, which has or may have impaired UBS’ access, use, or knowledge of the information, assets, documents or work methodologies that were relevant for the quality of the conclusion herein

  Belgo has furnished UBS with certain information relating to its operations and financial condition including financial and operational information and financial forecasts and projections of Belgo. UBS has not assumed any responsibility for independent verification of any of the information reviewed by it for the purpose of this financial analysis and, with Belgo’s consent, has relied on such information as being complete and accurate in all material respects

  This financial analysis with respect to the economic value of Belgo, as well as the range of values that have been derived therefrom have been prepared solely based upon the discounted cash flow methodology. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither UBS nor any other person assumes responsibility if future results are materially different from those forecasts, estimates or projections. There are no guarantees that any of the estimates or projections used herein will be realized. Future results or actual values may be significantly different from those presented in this financial analysis

  UBS has (i) reviewed certain publicly available business and historical information and stock market data relating to Belgo, (ii) reviewed certain financial information and other data relating to the business and financial prospects of Belgo, including estimates and financial forecasts prepared by Belgo, that were provided to UBS and are not publicly available, (iii) conducted discussions with members of senior management of Belgo concerning the business and financial prospects of Belgo, and (iv) conducted such other financial studies, analyses, and investigations, and considered such other information as UBS deemed necessary or appropriate

3

Important Notice

  This financial analysis does not constitute a recommendation as to how any shareholder of Belgo or CST should vote with respect to the Merger of Shares or with respect to the issuance of shares of Belgo

  This financial analysis is only valid as of the date hereof and is based on information as of the dates specified herein. We have assumed that, as of the date hereof, there have been no material changes, financial or otherwise, in the information provided to and relied upon by us for purposes of our analysis. Senior management of Belgo has represented to UBS, in a letter of representations delivered as of the date hereof, among other things, that the information provided to UBS by Belgo is true and correct as of the date the information was provided to UBS and that, since the date the information was provided to UBS, there has been no material change in respect of that information. In that regard, UBS has assumed that the projections and business plans and all other related data prepared by Belgo were based on market conditions prevailing in the industry in which Belgo operates as of the date such information was prepared and on reasonable projections of management of Belgo based on such conditions and on the prospects for the business and operations of Belgo. The actual value of an operating business, such as the value of Belgo, is subject to various factors, uncertainties and contingencies, many of which are beyond the control or knowledge of Belgo or UBS, and such value will fluctuate with changes in such factors. In addition, the market prices of the securities of Belgo will depend upon, among other things, conditions in the financial markets, prevailing interest rates, and other factors that generally influence the prices of securities. We assume no obligation to update, review, ratify or withdraw this analysis as a result of any subsequent development or otherwise

  This financial analysis is prepared for the exclusive use of CST’s board of directors, board of officers and shareholders in connection with the Merger of Shares, and as otherwise expressly required under applicable laws and regulations or pursuant to an order or determination from any authority, may be (i) delivered to CST shareholders, (ii) included, quoted or mentioned in any corporate document or announcement related to the Merger of Shares, (iii) posted on CST’s corporate webpage, or (iv) filed with (A) the Brazilian Comissão de Valores Mobiliários and the São Paulo Stock Exchange through the IPE electronic system or (B) with any other securities and exchange commission, as required by relevant regulations

4

Important Notice

  In the ordinary course of business, UBS, its successors and affiliates may trade Arcelor’s (“Arcelor”), Belgo and CST’s controlling shareholder, Belgo and CST securities for its own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. CST has agreed to pay a fee to UBS for delivery of this financial analysis and to indemnify it for certain potential liabilities arising from its engagement. UBS will also provide to CST a valuation report relating to the “economic value” of CST to be used as a basis for determining the value of CST´s shares held by dissenting shareholders for the purposes of calculating their appraisal rights. In the past, UBS and its affiliates have provided investment banking services to both Arcelor, CST and its affiliates. UBS Ltd., a subsidiary of UBS AG, is currently engaged by Arcelor to act as financial adviser in relation to the reorganization of Arcelor’s Brazilian subsidiaries. In addition, UBS anticipates that it will continue to provide other investment banking services in the future to both Arcelor, Belgo and CST and their respective affiliates, for which it would be compensated

  This document is being executed in both English and Portuguese languages. The Portuguese language version of this document shall prevail for all purposes

5

SECTION 1

Transaction Overview

Transaction Overview

The Transaction

•	Arcelor controls several assets in Brazil, including Belgo, CST, and Vega do Sul S.A. (“Vega”). Both CST and Belgo are listed on the Brazilian stock exchange

•	Arcelor is merging its wholly owned subsidiaries, APSL ONPN and AAB, into Belgo (the “Holdings Merger”)

•
Belgo is proposing the roll-up of CST’s shares into Belgo (“Merger of Shares”). In addition, Belgo is converting all of its preferred shares into common shares and plans to, after consummation of the Transaction, change its name to Arcelor Brasil S.A. In connection with the Merger of Shares:

	-	Belgo will issue new shares which will be given to CST shareholders in exchange for CST shares
	-	CST will become a wholly owned subsidiary of Belgo

•
Pursuant to Brazilian law and the companies’ by-law, minority shareholders at CST have appraisal rights at economic value (DCF) or at liquidation value, and Belgo minorities shareholders have appraisal rights at book value, to be paid in cash

•
UBS has been retained by CST to issue to its Board of Directors (i) a formal valuation report to estimate a range for the economic value of CST in connection with CST’s shareholders appraisal rights resulting from the Merger of Shares, and (ii) a valuation analysis to estimate a range for the economic value of Belgo

Note:
1 Including direct and indirect ownerships

7

SECTION 2

Belgo's Business Description

Belgo

Belgo is the second largest long-rolled steel producer and the largest wire steel producer in Latin America, both in terms of capacity and sales

•	Belgo was founded in 1921 and was kept under direct Arbed control until 2002, when Arcelor group was created, which now holds 68.7% of Belgo’s common shares and 58.5% of its total capital

•	Belgo currently operates through 3 different business units:
-
Siderurgia Brasil - producer of steel products for the civil construction and the industrial segments, including wire rods, beams, bars, profiles and wires. Formed by the Monlevade, Juiz de Fora, Itaúna, Piracicaba, Vitória and Sabará plants

-
Trefilaria Brasil - producer of steel cords, wires, bolts, nails and cables in Brazil, Canada, Chile and Peru. This subsidiary is a JV with Bekaert, a Belgium based company specialized in advanced wires manufacturing, where Belgo holds a 55.0% stake

	-	Acindar - largest producer of long steel products in Argentina for the civil construction and the industrial segments. Belgo holds a 63.7%[1] stake at Acindar

•	Belgo’s assets also include:
	-	Mina do Andrade, an iron ore mine currently operated by Cia. Vale do Rio Doce (“CVRD”), which fully supplies the Monlevade mill;
	-	a 51% stake on Guilman Amorim, a 140 MW hydro-power plant; and
	-	CAF Santa Bárbara, a charcoal producer that supplies independent pig iron producers

Note:
1 As of May 31st, 2005

Financial Highlights

(R$ million)	2002	2003	2004	LTM[1]

Sales Volume (kton)	2,784	2,764	3,856	3,856
Net Revenues	3,167	3,780	6,691	7,596
EBITDA	995	1,162	2,568	2,978
% EBITDA Margin	31%	31%	38%	39%
Net Income	317	682	1,040	1,747
% Net income Margin	10%	18%	16%	23%

Net Debt	675	398	69	(114)
Shareholders' Equity	2,276	3,367	4,325	5,194

Source: Company Reports
Note:
1 LTM, as of March 31st, 2005

9

Belgo - Management’s Primary Assumptions

Sales Volume

Siderurgia Brasil
•	Projected sales volume divided into civil construction, industry and others
•	Domestic and export sales volume maintained on average at 68% and 32%, respectively
•	Expansion in production capacity from current 3.2 million to reach 6.0 million tons/year by 2012
•	No stock build-up, i.e., production volume equals to sales volume
Trefilaria Brasil
•	Projected sales volume of wire products divided in domestic (90%) and international market (10%)
•	Total sales volume increasing from 715 thousand tons/year to approximately 1.0 million tons/year by 2013
•	No stock build-up, i.e., production volume equals to sales volume
Acindar
•	Projected sales volume divided in rolled, drawn products and tubes in the domestic and international market
•	Domestic and export sales volume maintained on average at 65% and 35%, respectively
•	Production expanding from 1.2 million to 1.8 million tons/year by 2009
•	No stock build-up, i.e., production volume equals to sales volume

Prices

Siderurgia Brasil / Trefilaria Brasil / Acindar
•	Average prices are expected to decrease from current levels to historical averages

10

Belgo - Management’s Primary Assumptions

Investments

Siderurgia Brasil
•	Implementation of SOL (a JV with CST and Sun Coal & Coke Company), to produce 1.5 million ton / year of coke, to start operations by
•	mid 2006, with total investments of US$225.5 million for Belgo (37% of the total project)
•	Expansion of production capacity from current 3.2 million to 6.0 million tons/year in Monlevade, Juiz de Fora and Vitória’s plants
Trefilaria Brasil
•	No expansion forecasted in the plants. Increase in production volume from current 0.7 million to 1.0 million tons/year as a result of
•	improvements in operating machinery and processes
Acindar
•	Expansion of production capacity from current 1.2 million to 1.8 million tons / year in 2009

Fiscal Assumptions

Siderurgia Brasil
•	Use of outstanding tax loss carry forwards resulted from the Mendes Junior acquisition

11

Belgo - Management’s Summary Operational Assumptions

Sales Volume

	2005E	2006E	2007E	2008E	2009E	2010E	2011E	2012E	2013E	2014E

Sales Volume ('000 tons)

Siderurgia & Trefilaria	3,967	4,377	4,887	5,520	5,801	5,994	6,712	6,980	7,018	7,020
Acindar	1,264	1,430	1,508	1,728	1,779	1,781	1,781	1,782	1,783	1,783
Total Sales Volume	5,231	5,807	6,395	7,248	7,580	7,775	8,493	8,762	8,801	8,803

Revenues

Net Revenues (RS million)

Siderurgia & Trefilaria	6,870	6,512	7,255	8,068	8,411	8,902	9,947	10,503	10,768	10,912
Net Revenues (R$/ton)	1,732	1,488	1,485	1,462	1,450	1,485	1,482	1,505	1,534	1,554
Acindar	1,970	2,267	2,390	2,768	2,849	2,894	2,929	2,965	3,069	3,107
Net Revenues (R$/ton)	1,558	1,585	1,585	1,602	1,601	1,625	1,644	1,664	1,721	1,743
Consolidated Net Revenues[1]	7,779	7,656	8,457	9,625	10,025	10,490	11,508	12,030	12,328	12,498

Expenses / Costs

Costs and Expenses (R$ million)

Cash COGS[2]
Siderurgia & Trefilaria	4,431	4,220	4,766	5,390	5,705	5,989	6,636	6,983	7,138	7,212
Cash COGS (R$/ton)	1,117	964	975	976	983	999	989	1,000	1,017	1,027
Acindar	1,125	1,416	1,574	1,894	1,928	1,945	1,957	1,972	2,006	2,042
Cash COGS (R$/ton)	890	990	1,044	1,096	1,084	1,092	1,099	1,107	1,125	1,145
Consolidated Cash COGS[1]	4,495	4,513	5,152	6,073	6,398	6,628	7,226	7,517	7,636	7,733
SG&A Expenes
Siderurgia & Trefilaria	586	568	601	629	655	674	703	727	750	763
SG&A Expenes (R$/ton)	148	130	123	114	113	112	105	104	107	109
Acindar	75	82	98	114	116	117	120	126	125	138
SG&A Expenes (R$/ton)	59	57	65	66	65	66	67	71	70	77
Consolidated SG&A Expenses	661	650	699	742	770	791	823	852	874	901

Note:
1 Consolidation eliminates intercompany transactions
2 Cash costs of goods sold calculated as industrial costs minus depreciation & amortization
3 Net revenues minus Cash COGS

12

Belgo - Management’s Summary Operational Assumptions

Profit Cash Gross

	2005E	2006E	2007E	2008E	2009E	2010E	2011E	2012E	2013E	2014E

Gross Cash Profit (R$ million)

Gross Cash Profit[1]
Siderurgia & Trefilaria	2,440	2,292	2,489	2,678	2,706	2,914	3,311	3,521	3,630	3,700
Gross Cash Profit (R$/ton)	615	524	509	485	466	486	493	504	517	527
Acindar	845	851	816	874	921	949	972	992	1,062	1,065
Gross Cash Profit (R$/ton)	668	595	541	506	518	533	546	557	596	597
Consolidated Gross Cash Profit	3,284	3,143	3,305	3,552	3,627	3,863	4,283	4,513	4,692	4,765

Gross Cash Margin
Siderurgia & Trefilaria	36%	35%	34%	33%	32%	33%	33%	34%	34%	34%
Acindar	43%	38%	34%	32%	32%	33%	33%	33%	35%	34%
Consolidated Gross Cash Margin	42%	41%	39%	37%	36%	37%	37%	38%	38%	38%

Capital Expenditures

Capex (R$ million)

Siderurgia Brasil[2]	700	1,023	538	540	1,304	1,054	277	291	306	321
Trefilaria Brasil	99	74	75	80	73	78	82	86	90	95
Acindar	219	267	201	152	87	93	98	103	108	113
Total Capital Expenditures	1,018	1,365	814	772	1,464	1,226	457	480	504	528

Note:
1 Assumes an increase in gross cash profit of US$5/ton for Siderurgia from 2006 onwards, in order to account for the supply of coke from the SOL project. Belgo accounts for 37% of the total SOL project investment
2 2005 figures exclude Belgo disbursements prior to May 31st, 2005

13

Belgo - Management’s Summary Operational Assumptions

R$ million	2004A	2005E	2006E	2007E	2008E	2009E	2010E	2011E	2012E	2013E	2014E

Siderurgia Brasil
Net Revenues	4,436	4,937	4,851	5,424	6,117	6,343	6,676	7,585	7,991	8,101	8,232
EBITDA	1,384	1,401	1,404	1,526	1,669	1,643	1,792	2,123	2,272	2,325	2,383
% EBITDA Margin	31%	28%	29%	28%	27%	26%	27%	28%	28%	29%	29%
Net Income	607	685	711	786	869	1,090	1,204	1,425	1,534	1,583	1,634
% Net Income Margin	14%	14%	15%	14%	14%	17%	18%	19%	19%	20%	20%

Trefilaria Brasil
Net Revenues	1,923	1,933	1,661	1,831	1,951	2,068	2,227	2,362	2,512	2,667	2,680
EBITDA	509	452	319	362	381	408	447	486	522	555	554
% EBITDA Margin	26%	23%	19%	20%	20%	20%	20%	21%	21%	21%	21%
Net Income	148	137	85	97	100	124	148	162	173	183	183
% Net Income Margin	8%	7%	5%	5%	5%	6%	7%	7%	7%	7%	7%

Acindar
Net Revenues	2,109	1,970	2,267	2,390	2,768	2,849	2,894	2,929	2,965	3,069	3,107
EBITDA	967	770	769	718	760	805	832	851	867	937	927
% EBITDA Margin	46%	39%	34%	30%	27%	28%	29%	29%	29%	31%	30%
Net Income	543	288	273	248	260	281	292	300	304	331	325
% Net Income Margin	26%	15%	12%	10%	9%	10%	10%	10%	10%	11%	10%

Belgo Consolidated[1]
Net Revenues	6,691	7,779	7,656	8,457	9,625	10,025	10,490	11,508	12,030	12,328	12,498
EBITDA	2,568	2,623	2,493	2,606	2,810	2,856	3,071	3,460	3,661	3,818	3,864
% EBITDA Margin	38%	34%	33%	31%	29%	28%	29%	30%	30%	31%	31%
Net Income	1,040	1,106	1,043	1,090	1,215	1,623	1,785	2,075	2,307	2,517	2,700
% Net Income Margin	16%	14%	14%	13%	13%	16%	17%	18%	19%	20%	22%

Note:
1 Consolidation eliminates intercompany transactions

14

Belgo - Unlevered Free Cash Flow[1]

(R$ million)	Jun-Dec	2006E	2007E	2008E	2009E	2010E	2011E	2012E	2013E	2014E
	2005E

SIDERURGIA BRASIL

EBIT	491	862	955	1,061	1,337	1,475	1,753	1,885	1,938	1,996

(-) Taxes	(17)	(118)	(149)	(178)	(238)	(264)	(323)	(348)	(353)	(359)
(+) D&A	233	542	571	607	306	318	370	387	387	387
(-) Capex	(602)	(1,023)	(538)	(540)	(1,304)	(1,054)	(277)	(291)	(306)	(321)
(-) Working capital variation	(46)	17	(111)	(135)	(44)	(65)	(176)	(79)	(21)	(25)

UFCF	59	280	728	816	57	409	1,345	1,554	1,646	1,678

TREFILARIA BRASIL

EBIT	209	222	256	264	328	392	429	461	486	485

(-) Taxes	(71)	(76)	(87)	(90)	(112)	(133)	(146)	(157)	(165)	(165)
(+) D&A	51	97	106	117	80	55	57	61	69	69
(-) Capex	(57)	(74)	(75)	(80)	(73)	(78)	(82)	(86)	(90)	(95)
(-) Working capital variation	17	47	(29)	(21)	(20)	(27)	(23)	(26)	(27)	(2)

UFCF	150	217	171	190	203	208	235	253	273	292

ACINDAR

EBIT	327	682	610	634	680	706	724	735	801	785

(-) Taxes	(114)	(239)	(213)	(222)	(238)	(247)	(254)	(257)	(280)	(275)
(+) D&A	55	87	108	126	125	126	127	132	137	142
(-) Capex	(185)	(267)	(201)	(152)	(87)	(93)	(98)	(103)	(108)	(113)
(-) Working capital variation	(61)	(61)	(25)	(77)	(17)	(9)	(7)	(7)	(21)	(8)

UFCF	22	202	278	309	463	482	493	500	528	531

Note:
1 Valuation contemplates a 10 year projection (from June 1st, 2005 until December 31st, 2014)

15

SECTION 3

Valuation Results

General Valuation Considerations

•
The valuation results are reflective of Belgo’s management’s expectation and are subject to review in the case of material changes in the macroeconomic environment, the competitive landscape of the markets where the Company is present and changes in the Company’s operating performance compared to the business plan developed by the management

•	Valuation of Belgo was prepared on a stand-alone basis with detailed financial projections provided by the Company to UBS for the period between June 1st, 2005 to December 31st, 2014

•	Where relevant, UBS has also used third party economic data and publicly available information on other listed companies we deem to be some extent comparable to the Company, on the steel sector

•
We have performed a valuation of the Company primarily on the basis of a discounted cash flow analysis. That analysis has been benchmarked against applicable comparable trading multiples for Brazilian and international companies and comparable precedent transaction multiples

•
Our analysis focused on the Company as stand-alone entities, and consequently does not incorporate any potential value which might be achieved through synergies or any other strategic benefit of an eventual combination of the Company

•
Projected Real / US Dollar foreign exchange rate (FX) and local inflation for the period 2005 - 2009 based on market consensus published by the Central Bank of Brazil, as of July 15th, 2005. From 2010 onwards, the inflation Brazilian rate has been kept constant and FX projections were based on the purchasing power parity methodology

•
The unlevered free cash flow projections and the terminal unlevered free cash flow are calculated in nominal terms in Reais, and converted to US Dollars at the projected FX rate and discounted at a nominal US Dollar weighted average cost of capital (WACC) rate

	-	valuation date as of May 31st, 2005

	-	mid-year discounting methodology

	-	terminal value calculation: based on perpetuity growth rates in nominal US Dollars between 0.5% and 1.5%

•
The equity value is calculated by subtracting from the enterprise value the net debt position in Reais as of May 31st, 2005, converted into US Dollar using May 31st, 2005 end of period exchange rate of R$2.4038

17

Siderurgia Brasil - DCF Valuation Summary

Based on management projections, we estimate Siderurgia Brasil’s Equity Value to be in the range of R$4.8 billion to R$5.6 billion

Summary Valuation (R$ million)[1]

WACC		12.2%			12.7%			13.2%

Perpetuity Growth Rate	0.5%	1.0%	1.5%	0.5%	1.0%	1.5%	0.5%	1.0%	1.5%

Present Value of FCF (Jun-Dec./05-Dec/14)	$3,004.0	$3,004.0	$3,004.0	$2,924.7	$2,924.7	$2,924.7	$2,848.2	$2,848.2	$2,848.2
Present Value of Terminal Value (2014)	2,640.5	2,767.0	2,905.2	2,433.0	2,544.7	2,666.3	2,246.3	2,345.4	2,452.8
100% Enterprise Value	5,644.6	5,771.0	5,909.3	5,357.7	5,469.4	5,591.0	5,094.5	5,193.6	5,301.0
(-) Net Debt[2]	306.8	306.8	306.8	306.8	306.8	306.8	306.8	306.8	306.8
(-) Minorities[2]	1.6	1.6	1.6	1.6	1.6	1.6	1.6	1.6	1.6
100% Equity Value	5,336.2	5,462.6	5,600.9	5,049.3	5,161.0	5,282.6	4,786.1	4,885.2	4,992.6
Contribution to Belgo Equity Value/Share (R$/'000 shares)	753.26	771.11	790.62	712.76	728.53	745.70	675.61	689.59	704.76
EV/EBITDA LTM	3.7x	3.8x	3.9x	3.5x	3.6x	3.7x	3.3x	3.4x	3.5x
EV/EBITDA 2005E	4.0x	4.1x	4.2x	3.8x	3.9x	4.0x	3.6x	3.7x	3.8x
EV/EBITDA 2006E	4.0x	4.1x	4.2x	3.8x	3.9x	4.0x	3.6x	3.7x	3.8x

Implied Exit Multiple	3.5x	3.5x	3.5x	3.3x	3.3x	3.3x	3.2x	3.2x	3.2x

Note:
1 R$/US$ FX of R$ 2.4038, as of May 31st, 2005
2 As of May 31st, 2005

18

Trefilaria Brasil - DCF Valuation Summary

Based on management projections, we estimate Trefilaria Brasil’s Equity Value to be in the range of R$1.1 billion to R$1.3 billion

Summary Valuation (R$ million)[1]

WACC		12.2%			12.7%			13.2%

Perpetuity Growth Rate	0.5%	1.0%	1.5%	0.5%	1.0%	1.5%	0.5%	1.0%	1.5%

Present Value of FCF (Jun-Dec./05-Dec/14)	$950.6	$950.6	$950.6	$931.8	$931.8	$931.8	$913.7	$913.7	$913.7
Present Value of Terminal Value (2014)	625.6	656.7	690.6	574.6	602.0	631.9	528.7	553.1	579.5
100% Enterprise Value	1,576.2	1,607.2	1,641.2	1,506.4	1,533.9	1,563.8	1,442.4	1,466.7	1,493.1
(-) Net Debt[2]	6.4	6.4	6.4	6.4	6.4	6.4	6.4	6.4	6.4
(-) Minorities[2]	369.8	369.8	369.8	369.8	369.8	369.8	369.8	369.8	369.8
100% Equity Value	1,200.0	1,231.1	1,265.0	1,130.3	1,157.7	1,187.6	1,066.2	1,090.6	1,117.0

55.0% Equity Value	660.0	677.1	695.8	621.6	636.7	653.2	586.4	599.8	614.3
Contribution to Belgo Equity Value/Share (R$/'000 shares)	93.17	95.58	98.21	87.75	89.88	92.20	82.78	84.67	86.72
EV/EBITDA LTM	2.9x	3.0x	3.0x	2.8x	2.8x	2.9x	2.7x	2.7x	2.8x
EV/EBITDA 2005E	3.5x	3.6x	3.6x	3.3x	3.4x	3.5x	3.2x	3.2x	3.3x
EV/EBITDA 2006E	4.9x	5.0x	5.1x	4.7x	4.8x	4.9x	4.5x	4.6x	4.7x

Implied Exit Multiple	3.5x	3.7x	3.8x	3.3x	3.5x	3.7x	3.2x	3.4x	3.5x

Note:
1 R$/US$ FX of R$ 2.4038, as of May 31st, 2005
2 As of May 31st, 2005

19

Acindar - DCF Valuation Summary

Based on management projections, we estimate Acindar’s Equity Value to be in the range of R$2.6 billion to R$3.1 billion

Summary Valuation (R$ million)[1]

WACC		12.3%			12.8%			13.3%

Perpetuity Growth Rate	0.5%	1.0%	1.5%	0.5%	1.0%	1.5%	0.5%	1.0%	1.5%

Present Value of FCF (Jun-Dec./05-Dec/14)	$1,449.2	$1,449.2	$1,449.2	$1,414.3	$1,414.3	$1,414.3	$1,380.7	$1,380.7	$1,380.7
Present Value of Terminal Value (2014)	1,409.2	1,478.8	1,554.8	1,294.7	1,356.2	1,423.1	1,191.7	1,246.3	1,305.4
Enterprise Value	2,858.4	2,928.0	3,004.0	2,709.1	2,770.6	2,837.5	2,572.4	2,627.0	2,686.1
(-) Net Debt[2]	(272.8)	(272.8)	(272.8)	(272.8)	(272.8)	(272.8)	(272.8)	(272.8)	(272.8)
(-) Minorities[2]	221.1	221.1	221.1	221.1	221.1	221.1	221.1	221.1	221.1
100% Equity Value	2,910.1	2,979.6	3,055.6	2,760.7	2,822.2	2,889.2	2,624.1	2,678.6	2,737.8

63.65%[2] Equity Value	1,852.3	1,896.5	1,944.9	1,757.2	1,796.4	1,838.9	1,670.2	1,704.9	1,742.6
Contribution to Belgo Equity Value/Share (R$/'000 shares)	261.47	267.72	274.54	248.05	253.57	259.59	235.77	240.67	245.98
EV/EBITDA LTM	2.8x	2.9x	2.9x	2.7x	2.7x	2.8x	2.5x	2.6x	2.6x
EV/EBITDA 2005E	3.7x	3.8x	3.9x	3.5x	3.6x	3.7x	3.3x	3.4x	3.5x
EV/EBITDA 2006E	3.7x	3.8x	3.9x	3.5x	3.6x	3.7x	3.3x	3.4x	3.5x

Implied Exit Multiple	4.7x	5.0x	5.2x	4.5x	4.7x	5.0x	4.4x	4.6x	4.8x

Note:
1 R$/US$ FX of R$ 2.4038, as of May 31st, 2005
2 As of May 31st, 2005

20

Guilman Amorim and Andrade Mine - Valuation Summary

We estimate Guilman Amorim’s contribution to Belgo’s Equity Value to be R$16.55 / ‘000 shares and Andrade Mine to be R$18.00 / ‘000 shares

Guilman Amorim

  Guilman Amorim’s valuation was based on its installed capacity of 170 MW and precedent transactions multiples involving the acquisition of hydroelectrically power plants in Brazil from 1997 to 2004

  Contribution to Belgo’s share price is equivalent to R$16.55/’000 shares

			EV	Capacity	EV / KW

Date	Acquiror	Target	(US$ mm)	(MW)	(US$ / KW)

Nov-04	Cemig	Rosal Energia	48.7	55.0	885.6
Jan-03	Gerdau	Dona Francisca	50.1	125.0	400.4
Oct-99	AES	Tietê	1,828.4	2,644.0	691.5
Jul-99	Duke Energy Co.	Paranapanema	2,375.7	2,307.0	1,029.8
Sep-98	Tractebel	Gerasul	3,084.9	4,476.0	689.2
Sep-97	Endesa	Cachoeira Dourada	967.7	658.0	1,470.6

				Average	861.2

Andrade Mine

•	Valuation was based on the net present value of the future royalties and gains to be paid by CVRD to Belgo in exchange for the supply of iron ore, for a 40 year period starting in 2008

•	According to the contract celebrated between the parties, CVRD’s gain per year are projected at US$5.5 million with a minimum royalty payment of US$9.9 million[1]

	-	34% tax rate applied to the annual cash flow

	-	Discount rate of 12.7%, equivalent to the WACC applied to Siderurgia Brasil’s and Trefilaria Brasil

•	Contribution to Belgo’s share price is equivalent to R$18.00/’000 shares

Note:
1 Royalty payment for 2008 equivalent to 50% of the minimum payment

21

Belgo - DCF Analysis

Equity Value of 100.0% ownership of Siderurgia Brasil per	Equity Value of - 55.0% ownership of Trefilaria Brasil per
equivalent Belgo Share (R$/ ’000 shares)[1,2]	equivalent Belgo Share (R$/ ’000 shares)[1,2]

				WACC							WACC

		12.2%	12.5%	12.7%	13.0%	13.2%			12.2%	12.5%	12.7%	13.0%	13.2%

	0.50%	753.3	732.6	712.8	693.8	675.6		0.50%	93.2	90.4	87.8	85.2	82.8
Growth	0.75%	762.0	740.8	720.5	701.1	682.5	Growth	0.75%	94.3	91.5	88.8	86.2	83.7
Perpetuity	1.00%	771.1	749.3	728.5	708.6	689.6	Perpetuity	1.00%	95.6	92.7	89.9	87.2	84.7
	1.25%	780.6	758.3	736.9	716.5	697.0		1.25%	96.9	93.9	91.0	88.3	85.7
	1.50%	790.6	767.6	745.7	724.8	704.8		1.50%	98.2	95.1	92.2	89.4	86.7

Equity Value of 63.7% ownership of Acindar per equivalent	Belgo - Total Equity Value per Share
Belgo Share (R$/ ’000 shares)[1,2]	(R$/ ’000 shares)[1,2,3]

				WACC

		12.3%	12.6%	12.8%	13.1%	13.3%					WACC

	0.50%	261.5	254.6	248.0	241.8	235.8		0.50%	1,142.4	1,112.1	1,083.1	1,055.3	1,028.7
Growth	0.75%	264.5	257.5	250.8	244.3	238.2	Growth	0.75%	1,155.4	1,124.3	1,094.6	1,066.1	1,038.9
Perpetuity	1.00%	267.7	260.5	253.6	247.0	240.7	Perpetuity	1.00%	1,169.0	1,137.0	1,106.5	1,077.4	1,049.5
	1.25%	271.1	263.6	256.5	249.7	243.3		1.25%	1,183.1	1,150.3	1,119.0	1,089.1	1,060.5
	1.50%	274.5	266.9	259.6	252.6	246.0		1.50%	1,197.9	1,164.2	1,132.0	1,101.3	1,072.0

Note:
1 R$/US$ FX of R$ 2.4038, as of May 31st, 2005
2 Belgo has 7,084,129,297 shares outstanding
3 Including 51% stake in Guilman Amorim and 100% stake in Andrade Mine

22

APPENDIX A

Trading Multiples and Precedent
Transactions Analysis

Selected Companies in the Steel Sector

Selected long steel producers

		Market Cap[1]	Enterpise Value	Total Debt /	Levered[2]	Tax	Unlevered	EV / EBITDA[3]		P/E3

Company	Country	Local	Local	Equity	Beta	Rate	Beta	2005E	2006E	2005E	2006E

Belgo	Brazil	8,494	9,304	13.5%	0.88	34.0%	0.80	2.8x	2.9x	4.5x	5.1x
Gerdau	Brazil	9,995	15,727	64.0%	0.92	34.0%	0.65	2.7x	2.7x	3.0x	3.0x
Industrias CH	Mexico	9,801	10,109	0.0%	0.79	28.0%	0.79	3.7x	3.8x	5.1x	5.9x
Mechel	Russia	3,784	3,223	6.9%	0.76	24.0%	0.72	2.5x	3.7x	4.3x	6.8x
High							0.80	3.7x	3.8x	5.1x	6.8x
Low							0.65	2.5x	2.7x	3.0x	3.0x
Average							0.74	2.9x	3.3x	4.2x	5.2x

Note:
1 Source: Bloomberg as of July 22, 2005
2 Source: Barra
3 Source: IBES projections
4 Brazilian companies are highlighted

24

Selected Precedent Transactions in the Steel Sector

			Enterprise Value	Enterprise Value / LTM

Date Announced	Target	Acquiror	(US$mm)	Sales	EBITDA

25-Jun-05	CST (JFE stake)	Arcelor	2,466	1.3x	2.9x
25-Jun-05	CST (CSI stake)	Arcelor	2,287	1.2x	2.7x
18-May-05	Hylsamex[1]	Grupo Techint[1]	3,240	1.3x	4.0x
18-Mar-05	Cosipa	Usiminas	2,976	1.7x	3.9x
10-Dec-04	CST (Funssest stake)	Arcelor	2,439	1.9x	3.8x
25-Oct-04	International Steel Group	Mittal	4,603	0.6x	6.2x
28-Jun-04	CST (CVRD stake)	Arcelor	2,175	1.6x	4.6x
05-Nov-03	Açominas	Banco Econômico	1,630	1.9x	5.2x
10-Feb-03	Açominas	Belgo Mineira	1,641	1.9x	5.2x
18-Oct-02	Açominas (Natsteel stake)	Gerdau	1,590	1.8x	5.1x
24-Aug-02	Iscor	LNM Holdings	1,466	1.1x	7.8x
17-Jul-02	CSN[2]	Corus Group PLC[2]	4,246	2.5x	6.2x
12-Jul-02	Açominas	Gerdau	1,704	2.0x	5.4x
13-Apr-01	NKK Corp	Kawasaki	12,943	0.9x	8.2x
19-Feb-01	Arbed	Usinor	7,469	0.6x	4.6x
19-Feb-01	Aceralia	Usinor	2,394	0.6x	4.6x
04-Aug-99	Ameristeel	Gerdau	541	0.8x	5.5x
07-Jun-99	Hoogovens	British Steel	3,823	0.7x	5.4x
21-May-99	Armco	AK Steel	1,128	0.7x	6.6x
17-Mar-98	Inland Steel	Ispat International	1,427	0.6x	5.1x
			Mean	1.3x	5.2x
			Median	1.3x	5.2x
			High	2.5x	8.2x
			Low	0.6x	2.7x

Notes:
1 Pending
2 Withdrawn

25

APPENDIX B

WACC Calculation

Siderurgia Brasil and Trefilaria Brasil - Discount Rate Methodology

Note:
1	Current yield to maturity of 10 year US Treasury bond, as of July 22, 2005
2	Spread of Brazil’s 2015 (10-year Treasury bond) denominated in US$ over the equivalent US Treasury bond, as of July 22, 2005
3	Based on the differences of historical arithmetic mean returns for 1926-2003 using the S&P 500 as the market benchmark. Source: Ibbotson Associates’ Stocks, Bonds, Bills and Inflation 2004 Yearbook
4	Based on the average unlevered betas (local Barra predicted) of global long steel producers (0.74) adjusted by Belgo’s target capital structure, as provided by Belgo
5	Based on CSN ‘15 bond, as of July 22, 2005, adjusted by 50 bps
6	Based on the weighted average effective tax rate for the 10-year projection
7	Provided by Belgo

27

Acindar - Discount Rate Methodology

Note:
1	Current yield to maturity of 10 year US Treasury bond, as of July 22, 2005
2	Spread of Boden 2013 over the equivalent US Treasury bond, as of July 22, 2005
3	Based on the differences of historical arithmetic mean returns for 1926-2003 using the S&P 500 as the market benchmark. Source: Ibbotson Associates’ Stocks, Bonds, Bills and Inflation 2004 Yearbook
4	Based on the average unlevered betas (local Barra predicted) of global long steel producers (0.74) adjusted by Belgo’s target capital structure, as provided by Belgo
5	Based on estimated cost of debt for Siderurgia Brasil and Trefilaria Brasil
6	Based on spread of Argentina’s Boden 2013 and the Brazil’s 2015
7	Based on the weighted average effective tax rate for the 10-year projection
8	Provided by Belgo

28

WACC Calculation

				Comments

Cost of Equity	Unlevered Beta	0.74	0.74	Based on average of selected comparables (Barra Beta)
	Target Debt / Equity	33.33%	33.33%	Based on target capital structure
	Target Debt / (Debt + Equity)	25.00%	25.00%	Based on target capital structure, as provided by Belgo
	Re-Levered Beta	0.93	0.90	Re-levered using the target capital structure (D/E)
	Risk Free Rate (%)	4.22%	4.22%	YTM of 10 year US Treasury Bond
	Country Risk Premium	3.74%	4.27%	Spot spread of Brazil 2015 (in USD) and Boden 2013 over 10-yr US Treasury bond
	Equity Risk Premium	7.20%	7.20%	Source: Ibbotson Associates
	Cost of Equity	14.64%	14.97%

Cost of Debt	Pretax Cost of Debt (%)	9.26%	9.78%	CSN '15 + issuer’s spread
	Tax Rate	23.95%	35.00%	Effective tax rate
	After-Tax Cost of Debt	7.04%	6.36%

	Target Debt / (Debt + Equity)	25.00%	25.00%	Estimated target capital structure, as provided by management

WACC		12.74%	12.82%

Note:
1 Siderurgia Brasil and Trefilaria Brasil

29

APPENDIX C

Macro Economic Assumptions

Selected Macro Economic Assumptions

	2005E	2006E	2007E	2008E	2009E	2010E	2011E	2012E	2013E	2014E

Inflation
US Inflation - CPI[1]	2.7%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%
Brazil Inflation - IGP-M	4.4%	5.6%	5.1%	4.9%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%
Foreign exchange rate
R$ / US$ - Average	2.54	2.74	2.89	3.02	3.08	3.19	3.26	3.34	3.42	3.51
R$ / US$ - End of Period	2.56	2.79	2.95	3.06	3.15	3.23	3.30	3.38	3.46	3.55
Interest rates
TJLP[2]	10.8%	8.6%	7.2%	6.3%	6.3%	6.3%	6.3%	6.3%	6.3%	6.3%
Libor[1]	4.3%	4.3%	4.3%	4.3%	4.3%	4.3%	4.3%	4.3%	4.3%	4.3%
Selic Rate - EOP - Nominal	17.9%	15.7%	14.0%	13.2%	12.7%	12.7%	12.7%	12.7%	12.7%	12.7%

Source: Brazilian Central Bank (except when footnoted), as of July 15th, 2005, until 2009. From 2010 onwards, the Brazilian inflation rate and interest rate have been kept constant and FX projections were based on the purchasing power parity methodology

Notes:
1 Source: UBS
2 Source: MCM Consultores

31

Exhibit 5
CST Economic and Financial Appraisal - UBS

July 25, 2005

1

Important Notice

  Banco UBS S.A. (“UBS”) has been engaged by Companhia Siderúrgica de Tubarão S.A. (“CST” or the “Company”) to prepare this valuation report (the “Report”) of CST based on its “economic value” in connection with the proposed merger (incorporação de ações) under Brazilian law (the “Merger of Shares”) pursuant to which the different classes of shares of CST will be exchanged for shares of common stock of Companhia Siderúrgica Belgo Mineira (“Belgo”).
  The Merger of Shares contemplates the issuance of new shares of Belgo in exchange for all outstanding shares of CST

  The objective of this Report is to set forth the results of the valuation based on the “economic value” of CST in order to comply with articles 252, § 2º and 45 of the Brazilian Corporate Law and article 29 of the By-laws of the Company. The Report can be used by the Company and its shareholders as a basis for determining the value of the Company’s shares held by dissenting shareholders and as reference in their own analysis of the Merger of Shares

  CST is a company formed pursuant to, and is governed by, Brazilian Laws

  This Report does not address, and UBS has been directed not to address, (i) the treatment of the different classes of securities of CST, (ii) any other transactions relating to the securities of CST, (iii) CST’s underlying business decision to effect the Merger of Shares, (iv) the prices at which the securities of CST may actually be sold, and (v) any element of value that may arise from the accomplishment of the Merger of Shares. This Report does not constitute any recommendation to CST, its management or its shareholders regarding the Merger of Shares

  UBS has not conducted a physical inspection of the properties and facilities of CST, nor at CST’s direction made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of CST, nor has UBS been furnished with such evaluation or appraisal

2

Important Notice

  CST, its controlling shareholder and the managers of CST have not directed, limited, made difficult or carried out any act, which has or may have impaired UBS’ access, use, or knowledge of the information, assets, documents or work methodologies that were relevant for the quality of the evaluation herein

  CST has furnished UBS with certain information relating to its operations and financial condition, including financial and operational information and financial forecasts and projections. UBS has not assumed any responsibility for independent verification of any of the information reviewed by it for the purpose of this Report and, with CST’s consent, has relied on such information as being complete and accurate in all material respects

  This Report with respect to the economic value of CST, as well as the range of values that have been derived therefrom have been prepared solely based upon the discounted cash flow methodology. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither UBS nor any other person assumes responsibility if future results are materially different from those forecasts, estimates or projections. There are no guarantees that any of the estimates or projections used herein will be realized. Future results or actual values may be significantly different from those presented in this Report

  UBS has (i) reviewed certain publicly available business and historical information and stock market data relating to CST, (ii) reviewed certain financial information and other data relating to the business and financial prospects of CST, including estimates and financial forecasts prepared by CST, that were provided to UBS and are not publicly available, (iii) conducted discussions with members of senior management of CST concerning the business and financial prospects of the Company, and (iv) conducted such other financial studies, analyses, and investigations, and considered such other information as UBS deemed necessary or appropriate

3

Important Notice

  This Report does not constitute a recommendation as to how any CST shareholder should vote with respect to the Merger of Shares

  This Report is only valid as of the date hereof and is based on information as of the dates specified herein. We have assumed that, as of the date hereof, there have been no material changes, financial or otherwise, in the information provided to and relied upon by us for purposes of our analysis. Senior management of CST has represented to UBS, in a letter of representations delivered as of the date hereof, among other things, that the information provided to UBS by CST is true and correct as of the date the Information was provided to UBS and that, since the date the information was provided to UBS, there has been no material change in respect of that information. In that regard, UBS has assumed that the projections and business plans and all other related data prepared by CST were based on market conditions prevailing in the industry in which CST operates as of the date such information was prepared and on reasonable projections of management of CST based on such conditions and on the prospects for the business and operations of CST. The actual value of an operating business, such as the value of CST, is subject to various factors, uncertainties and contingencies, many of which are beyond the control or knowledge of CST or UBS, and such value will fluctuate with changes in such factors. In addition, the market prices of the securities of CST will depend upon, among other things, conditions in the financial markets, prevailing interest rates, and other factors that generally influence the prices of securities. We assume no obligation to update, review, ratify or withdraw this analysis as a result of any subsequent development or otherwise

  This financial analysis is prepared for the exclusive use of CST’s board of directors, board of officers and shareholders in connection with the Merger of Shares, and as otherwise expressly required under applicable laws and regulations or pursuant to an order or determination from any authority, may be (i) delivered to CST shareholders, (ii) included, quoted or mentioned in any corporate document or announcement related to the Merger of Shares, (iii) posted on CST’s corporate webpage, (iv) filed with the Brazilian Comissão de Valores Mobiliários and the São Paulo Stock Exchange through the IPE electronic system and (v) filed with any other securities and exchange commission, as required by the relevant regulations

4

Important Notice

  In the ordinary course of business, UBS, its successors and affiliates may trade Arcelor’s (“Arcelor”), CST’s controlling shareholder, Belgo and CST securities for its own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. CST has agreed to pay a fee to UBS upon delivery of the Report and to indemnify it for certain potential liabilities arising from this engagement. UBS will also provide to CST a financial analysis of the “economic value” of Belgo for the exclusive use of CST’s board of directors, board of officers and shareholders. In the past, UBS and its affiliates have provided investment banking services to both Arcelor, CST and its affiliates. UBS Ltd., a subsidiary of UBS AG, is currently engaged by Arcelor to act as financial adviser in relation to the reorganization of Arcelor’s Brazilian subsidiaries. In addition, UBS anticipates that it will continue to provide other investment banking services in the future to Arcelor, Belgo and CST and their respective affiliates, for which it would be compensated

  This document is being executed in both English and Portuguese languages. The Portuguese language version of this document shall prevail for all purposes

5

SECTION 1

Transaction Overview

Transaction Overview

The Transaction

•	Arcelor controls several assets in Brazil, including Belgo, CST, and Vega do Sul S.A. (“Vega”). Both CST and Belgo are listed on the Brazilian stock exchange

•	Arcelor is merging its wholly owned subsidiaries, APSL ONPN and AAB, into Belgo (the “Holdings Merger”)

•
Belgo is proposing the roll-up of CST’s shares into Belgo (“Merger of Shares”). In addition, Belgo is converting all of its preferred shares into common shares and plans to, after consummation of the Transaction, change its name to Arcelor Brasil S.A. In connection with the Merger of Shares:

	•	Belgo will issue new shares which will be given to CST shareholders in exchange for CST shares

	•	CST will become a wholly owned subsidiary of Belgo

•
Pursuant to Brazilian law and the companies’ by-law, minority shareholders at CST have appraisal rights at economic value (DCF) or at liquidation value, and Belgo minorities shareholders have appraisal rights at book value, to be paid in cash

•
UBS has been retained by CST to issue to its Board of Directors (i) a formal valuation report to estimate a range for the economic value of CST in connection with CST’s shareholders appraisal rights resulting from the Merger of Shares, and (ii) a valuation analysis to estimate a range for the economic value of Belgo

7

SECTION 2

CST Business Description

CST Overview

CST is one of the global leading producers of steel slabs, with an estimated worldwide market share of 14% of steel slab sales in 2004 2004 Sales Breakdown by Region

•	CST produces flat-rolled finished and semi-finished, uncoated steel products and has two principal product lines: steel slabs and hot rolled coils (“HRC”)

•	CST has an annual capacity of 5.0 million tones and is starting an expansion project that is expected to bring total capacity to 7.5 million tones / year by the end of 2006

•	In 2004, CST produced 5.0 million tons of steel slabs, part of which is used to produce hot rolled coils (production of 1.9 million tons)
– Substantially all of CST’s steel slabs are exported. From 1984 to 2004, CST exported an average of 92% of its steel slab production to steel manufacturers around the world
– As for HRC, from September 2002 through December 2004, CST sold an average of 76% of its HRC production in the domestic market

•	CST owns 25% of the total shares of Vega do Sul (“Vega”), a galvanized steel producer

•	CST’s controlling shareholder is Arcelor. Arcelor owns 94.7% of CST’s common shares and 72.8% of its total capital

Financial Highlights

(R$ million)	2002	2003	2004	LTM[1]

Sales Volume (kton)	4,733	4,819	4,850	4,808
Net Revenues	2,841	3,729	5,096	5,676
EBITDA	1,064	1,375	2,452	2,892
% EBITDA Margin	37%	37%	48%	51%
Net Income	137	910	1,624	1,986
% Net income Margin	5%	24%	32%	35%

Net Debt	2,602	1,824	1,020	797
Shareholders' Equity	3,665	5,647	6,760	7,396

Source: Company Reports
Note:
1 LTM, as of March 31st, 2005

9

CST - Management’s Primary Assumptions

Sales Volume

• Projected sales volume divided into slabs, CST’s primary output, and hot rolled coils (HRC)

• CST expanding slab production capacity from current 5.0 million to 7.5 million tons/year

• Increasing HRC production capacity, with HRC mix in total sales volume increasing from 39% in 2004 to 53% in 2009

• No stock build-up, i.e., production volume equals to sales volume

• The slab production is expected to be impacted by the relining of CST’s blast furnace #1 scheduled for 2008, with production estimated to decline by approximately 1.0 million tons in that year

Gross Cash Profit[1]

• Slab cash profit per ton is expected to decrease from current levels to levels closer to historical averages (approximately US$91 / ton)

Capital Expenditures

• Expansion of slab production capacity from current 5.0 million to 7.5 million tons/year will entail a new blast furnace and a continuous caster with estimated capital expenditures of US$890 million during the 2005-2006 period
• HRC production capacity expansion by 2.0 million to 4.0 million tons/year, becoming fully operational by 2009
• Total investments amount US$90.3 million (US$8.3 million in 2005, US$16.4 million in 2006, US$49.2 in 2007 and US$16.4 million in 2008)
• Implementation of SOL (a JV with Belgo and Sun Coal & Coke Company), to produce 1.5 million ton / year of coke, to begin operations by mid 2006, with total investments of US$377.0 million for CST (62% of the total project)

Sales Volume

• Exports program
• Fiscal benefit of 33.5% over 10% of the financial volume of slabs exported (valid until 2011)
• Outstanding balance of tax loss carry forwards is used throughout 2006
• "Plano Verão” deferred tax credits amortized in 11 years

Note:
1   Net revenues minus Cash COGS (cash costs of goods sold calculated as industrial costs minus depreciation & amortization)

10

CST - Management’s Summary Operational Assumptions

	2005E	2006E	2007E	2008E	2009E	2010E	2011E	2012E	2013E	2014E

Sales Volume
Sales Volumes ('000 tons)	4,758	5,714	7,265	6,393	7,213	7,213	7,213	7,213	7,213	7,213

Slabs	2,433	3,242	4,789	3,473	3,252	3,252	3,252	3,252	3,252	3,252
HRC	2,325	2,472	2,476	2,920	3,961	3,961	3,961	3,961	3,961	3,961

Revenues
Net Revenues (RS million)	5,625	6,535	7,916	7,588	8,639	8,945	9,166	9,393	9,625	9,864

Slabs	41%	52%	58%	46%	39%	39%	39%	39%	39%	39%
Slabs - Net Revenues (R$/ton)	958	1,040	962	1,009	1,028	1,064	1,090	1,116	1,143	1,171
HRC	57%	47%	39%	49%	59%	59%	59%	59%	59%	59%
HRC - Net Revenues (R$/ton)	1,383	1,243	1,247	1,285	1,281	1,326	1,358	1,391	1,424	1,459
Other	1%	1%	3%	4%	3%	3%	3%	3%	3%	3%

Costs / Expenses
Costs and Expenses (R$ million)	3,071	4,486	4,964	4,982	6,031	6,259	6,429	6,600	6,777	6,953

Cash COGS[1]	91%	94%	94%	94%	95%	95%	95%	94%	94%	94%
Cash COGS (R$/ton)	587	742	645	735	795	823	843	863	884	904
SG&A Expenses	9%	6%	6%	6%	5%	5%	5%	6%	6%	6%
SG&A Expenses (R$/ton)	59	43	38	44	41	45	49	52	56	60

Gross Cash Profit
Gross Cash Profit (R$ million)[2]

Gross Cash Profit	2,833	2,297	3,230	2,890	2,905	3,010	3,088	3,168	3,250	3,342
Gross Cash Profit (R$/ton)[3]	595	402	445	452	403	417	428	439	451	463
Gross Cash Margin	50%	35%	41%	38%	34%	34%	34%	34%	34%	34%

Capex
Capex (R$ million)[4]	2,628	1,467	818	511	464	478	490	502	514	526

Note:
1 Cash costs of goods sold calculated as industrial costs minus depreciation & amortization
2 Net revenues minus Cash COGS
3 Assumes an increase in gross cash profit of US$9/ton from 2006 onwards, in order to account for the supply of coke from the SOL project. CST accounts for 62% of the total SOL project investment
4 2005 figures exclude CST disbursements prior to May 31st, 2005

11

CST - Management’s Summary Financial Projections

Financial Highlights

(R$ million)	2004A	2005E	2006E	2007E	2008E	2009E	2010E	2011E	2012E	2013E	2014E

Income Statement
Net Revenues	5,096	5,625	6,535	7,916	7,588	8,639	8,945	9,166	9,393	9,625	9,864
% Growth	37%	10%	16%	21%	(4)%	14%	4%	2%	2%	2%	2%
Gross Cash Profit	2,690	2,833	2,297	3,230	2,890	2,905	3,010	3,088	3,168	3,250	3,342
% Gross Cash Margin	53%	50%	35%	41%	38%	34%	34%	34%	34%	34%	34%
EBITDA	2,452	2,554	2,049	2,952	2,606	2,608	2,686	2,738	2,793	2,848	2,911
% EBITDA Margin	48%	45%	31%	37%	34%	30%	30%	30%	30%	30%	30%
EBIT	1,921	1,879	1,302	2,164	1,792	1,771	1,826	1,852	1,882	1,912	1,948
% EBIT Margin	38%	33%	20%	27%	24%	20%	20%	20%	20%	20%	20%
Net Income	1,624	1,637	825	1,660	1,408	1,480	1,627	1,767	1,904	2,050	2,211
% Net Income Margin	32%	29%	13%	21%	19%	17%	18%	19%	20%	21%	22%

Unlevered Free Cash flow[1]

	Jun-Dec
(R$ million)	2005E	2006E	2007E	2008E	2009E	2010E	2011E	2012E	2013E	2014E

EBIT	412	1,302	2,164	1,792	1,771	1,826	1,852	1,882	1,912	1,948

(-) Taxes	(42)	(195)	(468)	(375)	(358)	(356)	(344)	(453)	(442)	(432)
(+) D&A	437	747	788	814	837	861	885	910	936	962
(-) Capex	(2,175)	(1,467)	(818)	(511)	(464)	(478)	(490)	(502)	(514)	(526)
(-) Working capital variation	(407)	(410)	(293)	51	(351)	(80)	(56)	(60)	(60)	(60)

UFCF	(1,775)	(23)	1,374	1,769	1,435	1,772	1,848	1,778	1,833	1,893

Note:
1 Valuation contemplates a 10 year projection (from June 1st, 2005 until December 31st, 2014)

12

SECTION 3

Vega Business Description

Vega do Sul

Vega do Sul upplies steel coils to the automobile, household appliances, construction, pipe and tube ndustries

• Vega do Sul is a galvanized steel manufacturing company located in the southern port City of São Francisco do Sul, in the State of Santa Catarina
• Vega commenced operations in July 2003 and is currently in the ramp-up process to reach full production capacity
• – The plant is currently producing approximately 800 thousand tons of cold rolled and galvanized steel / year, and is expected to reach full capacity (1.2 million tons / year) by 2008
• CST owns 25% of the total shares of Vega do Sul, with the remaining 75% owned by Arcelor

Financial Highlights

(R$ million)	2004	1Q05

Net Revenues	764	302
EBITDA	114	71
% EBITDA Margin	15%	24%
Net Income	28	17
% Net income Margin	4%	5%

Net Debt	603	647
Shareholders' Equity	622	639

Source: Company Reports

14

Vega - Management’s Primary Assumptions

Sales Volume
• The ramp-up of Vega’s installed capacity will be completed by 2008 (total production of 1.2 million tons/year)
• Vega’s management projects a shift in the production mix with full hard rolled products increasing from 5% of volume in 2005 to 12% in 2007
• No stock build-up, i.e., production volume equals to sales volume
• Sales mainly targeted to the domestic market, with increasing volumes in exports from 2007 onwards, mainly from full hard rolled and hot dip galvanized (“HDG”) products
• Production volume equals total HRC volume purchased from CST, plus an additional of 6% volume in order to account for operational losses

Prices / Cost
• Prices are set in the international market
• Significant amount of cash COGS[1] are related to the purchase of HRC from CST

Capex
• Projected investments from 2005 to 2007 are related to production ramp-up period
• From 2008 onwards, management projects only maintenance capital expenditures of approximately US$4.0 million/year

Fiscal
• Outstanding balance of tax loss carry forwards is fully used throughout 2005

Note:
1 Cash costs of goods sold calculated as industrial costs minus depreciation & amortization

15

Vega - Management’s Summary Operational Assumptions

	2005E	2006E	2007E	2008E	2009E	2010E	2011E	2012E	2013E	2014E

Sales Volume
Sales Volumes ('000 tons)	719	907	1,075	1,124	1,125	1,127	1,127	1,127	1,127	1,127

HDG	434	498	560	552	557	557	557	557	557	557

CRC	213	393	362	402	400	400	400	400	400	400

Full Hard	35	0	138	140	138	140	140	140	140	140

Pickled Coil	36	15	15	30	30	30	30	30	30	30

Revenues
Net Revenues (R$ million)	1,302	1,546	1,909	2,070	2,103	2,142	2,129	2,117	2,106	2,094

HDG	830	908	1,086	1,115	1,134	1,151	1,140	1,129	1,118	1,107

HDG - Net Revenues (R$/ton)	1,913	1,822	1,941	2,019	2,038	2,067	2,047	2,028	2,008	1,990

CRC	357	615	602	697	709	719	712	705	699	692

CRC - Net Revenues (R$/ton)	1,673	1,565	1,663	1,736	1,770	1,796	1,779	1,762	1,745	1,729

Full Hard	56	0	196	208	209	219	224	228	233	237

Full Hard - Net Revenues (R$/ton)	1,611	na	1,422	1,486	1,515	1,565	1,597	1,629	1,662	1,696

Pickled Coil	59	22	24	50	51	53	54	55	56	57

Pickled Coil - Net Revenues (R$/ton)	1,621	1,475	1,604	1,676	1,709	1,766	1,802	1,838	1,875	1,913

Costs / Expenses
Costs and Expenses (R$ million)	1,071	1,225	1,607	1,669	1,705	1,730	1,714	1,698	1,682	1,666

Cash COGS[1]	93%	93%	92%	91%	91%	91%	91%	91%	91%	91%
Cash COGS (R$/ton)	1,392	1,252	1,373	1,355	1,380	1,398	1,385	1,372	1,359	1,347
SG&A Expenses	7%	7%	8%	9%	9%	9%	9%	9%	9%	9%

SG&A Expenses (R$/ton)	98	99	123	130	135	137	136	134	133	132

Gross Cash Profit
Gross Cash Profit (R$ million)[2]

Gross Cash Profit	302	411	433	548	550	566	568	571	574	576

Gross Cash Profit (R$/ton)	420	453	403	488	489	502	504	507	509	511

Gross Cash Margin	23%	27%	23%	26%	26%	26%	27%	27%	27%	28%

Capex
Capex (R$ million)	109	30	33	11	11	12	12	12	12	13

Note:
1 Cash costs of goods sold calculated as industrial costs minus depreciation & amortization
2 Net revenues minus Cash COGS

16

Vega - Management’s Summary Financial Projections

Financial Highlights

R$ million	2004A	2005E	2006E	2007E	2008E	2009E	2010E	2011E	2012E	2013E	2014E

Income Statement
Net Revenues	764	1,302	1,546	1,909	2,070	2,103	2,142	2,129	2,117	2,106	2,094
% Growth	906%	70%	19%	23%	8%	2%	2%	(1)%	(1)%	(1)%	(1)%
Cash Gross Profit	195	302	411	433	548	550	566	568	571	574	576
% Gross Cash Profit Margin	26%	23%	27%	23%	26%	26%	26%	27%	27%	27%	28%
EBITDA	114	232	321	301	402	398	412	416	420	424	428
% EBITDA Margin	15%	18%	21%	16%	19%	19%	19%	20%	20%	20%	20%
EBIT	54	169	257	236	336	332	345	349	352	355	359
% EBIT Margin	7%	13%	17%	12%	16%	16%	16%	16%	17%	17%	17%
Net Income	28	118	129	131	212	229	258	280	303	328	355
% Net Income Margin	4%	9%	8%	7%	10%	11%	12%	13%	14%	16%	17%

Unlevered Free Cash flow[1]

		Jun-Dec
R$ million		2005E	2006E	2007E	2008E	2009E	2010E	2011E	2012E	2013E	2014E

EBIT		121	257	236	336	332	345	349	352	355	359

(-) Taxes		(18)	(68)	(62)	(97)	(92)	(93)	(90)	(87)	(84)	(80)
(+) D&A		20	64	65	66	66	66	67	68	68	68
(-) Capex		(83)	(30)	(33)	(11)	(11)	(12)	(12)	(12)	(12)	(13)
(-) Working capital variation		4	(48)	(77)	(30)	(7)	(8)	3	3	3	3

UFCF		43	175	129	264	288	300	317	323	330	338

Note:
1 Valuation contemplates a 10 year projection (from June 1, 2005 until December 31s, 2014)

17

SECTION 4

Valuation Results

18

Vega - Management’s Primary Assumptions

General Valuation Considerations

The valuation results are reflective of management’s expectation for CST and Vega (together the “Companies”) and are subject to review in the case of material hanges in the macroeconomic environment, the competitive landscape of the markets where the Companies are present and changes in the Companies’ operating performance compared to the business plan developed by the management

Valuations of CST and Vega were prepared on a stand-alone basis with detailed financial projections provided by the Companies to UBS for the period between June 1st, 2005 to December 31st, 2014

Where relevant, UBS has also used third party economic data and publicly available information on other listed companies we deem to be some extent comparable to the Companies, on the steel sector

We have performed a valuation of the Companies primarily on the basis of a discounted cash flow analysis. That analysis has been benchmarked against applicable comparable trading multiples for Brazilian and international companies and comparable precedent transaction multiples

Our analysis focused on the Companies as stand-alone entities, and consequently does not incorporate any potential value which might be achieved through synergies or any other strategic benefit of an eventual combination of the Companies

Projected Real / US Dollar foreign exchange rate (FX) and local inflation for the period 2005 - 2009 based on market consensus published by the Central Bank of Brazil, as of July 15th, 2005. From 2010 onwards, the Brazilian inflation rate has been kept constant and FX projections were based on the purchasing power parity methodology

The unlevered free cash flow projections and the terminal unlevered free cash flow are calculated in nominal terms in Reais, and converted to US Dollars at the projected FX rate and discounted at a nominal US Dollar weighted average cost of capital (WACC) rate valuation date as of May 31st, 2005

mid-year discounting methodology

terminal value calculation: based on perpetuity growth rates in nominal US Dollars between 0.5% and 1.5%

The equity value is calculated by subtracting from the enterprise value the net debt position in Reais as of May 31st, 2005, converted into US Dollar using May, 2005 end of period exchange rate of R$2.4038

19

CST - DCF Valuation Summary

Based on management projections, we estimate CST’s Equity Value to be in the range of R$5.1 billion to R$6.1 billion

Summary Valuation (R$ million)[1]

WACC		12.2%			12.7%			13.2%
Perpetuity Growth Rate	0.5%	1.0%	1.5%	0.5%	1.0%	1.5%	0.5%	1.0%	1.5%

Present Value of FCF (Jun-Dec./05-Dec/14)	$3,525.7	$3,525.7	$3,525.7	$3,403.0	$3,403.0	$3,403.0	$3,284.6	$3,284.6	$3,284.6
Present Value of Terminal Value (2014)	2,998.5	3,147.5	3,310.5	2,753.9	2,885.6	3,028.9	2,534.0	2,650.8	2,777.4
Enterprise Value	6,524.1	6,673.2	6,836.1	6,156.9	6,288.6	6,432.0	5,818.6	5,935.3	6,062.0
(-) Net Debt[2]	739.3	739.3	739.3	739.3	739.3	739.3	739.3	739.3	739.3
Equity Value	5,784.8	5,933.9	6,096.8	5,417.6	5,549.3	5,692.6	5,079.3	5,196.0	5,322.6
Equity Value/Share (R$/'000 shares)	113.48	116.40	119.60	106.28	108.86	111.67	99.64	101.93	104.41
Equity Value/Share Including Vega (R$/'000 shares) [3]	117.26	120.18	123.38	110.05	112.64	115.45	103.42	105.71	108.19
EV/EBITDA LTM	2.3x	2.3x	2.4x	2.1x	2.2x	2.2x	2.0x	2.1x	2.1x
EV/EBITDA 2005E	2.6x	2.6x	2.7x	2.4x	2.5x	2.5x	2.3x	2.3x	2.4x
EV/EBITDA 2006E	3.2x	3.3x	3.3x	3.0x	3.1x	3.1x	2.8x	2.9x	3.0x

Implied Exit Multiple	3.2x	3.3x	3.5x	3.0x	3.2x	3.3x	2.9x	3.1x	3.2x

Note:
1 R$/US$ FX of R$ 2.4038, as of May 31th, 2005
2 As of May 31th, 2005
3 Assuming Vega contributes R$3.78/’000 equivalent CST shares

20

CST - DCF Analysis

Enterprise Value (R$ million)[1]							Equity Value per Share (R$/ ’000 shares)[1,2,3]

				WACC

											WACC

		12.2%	12.5%	12.7%	13.0%	13.2%

								0.50%	117.07	113.27	109.61	106.11	102.74
	0.50%	6,524.1	6,336.7	6,156.9	5,984.4	5,818.6
								0.75%	118.55	114.65	110.92	107.33	103.90
	0.75%	6,597.0	6,405.2	6,221.4	6,045.1	5,875.8
Perpetuity							Perpetuity	1.00%	120.09	116.10	112.27	108.61	105.10
	1.00%	6,673.2	6,476.7	6,288.6	6,108.3	5,935.3
								1.25%	121.69	117.60	113.69	109.94	106.35
growth	1.25%	6,752.8	6,551.4	6,358.7	6,174.2	5,997.3	growth

								1.50%	123.38	119.18	115.17	111.33	107.66
	1.50%	6,836.1	6,629.5	6,432.0	6,243.0	6,062.0

Terminal Value / EV (%)							Implied Exit Multiple - EV/EBITDA (x)

				WACC							WACC

		12.2%	12.5%	12.7%	13.0%	13.2%			12.2%	12.5%	12.7%	13.0%	13.2%

	0.50%	46.0%	45.3%	44.7%	44.1%	43.6%		0.50%	3.2x	3.1x	3.0x	3.0x	2.9x
	0.75%	46.6%	45.9%	45.3%	44.7%	44.1%		0.75%	3.3x	3.2x	3.1x	3.1x	3.0x
Perpetuity	1.00%	47.2%	46.5%	45.9%	45.3%	44.7%	Perpetuity	1.00%	3.3x	3.3x	3.2x	3.1x	3.1x

growth	1.25%	47.8%	47.1%	46.5%	45.9%	45.2%	growth	1.25%	3.4x	3.3x	3.3x	3.2x	3.1x
	1.50%	48.4%	47.8%	47.1%	46.4%	45.8%		1.50%	3.5x	3.4x	3.3x	3.3x	3.2x

Note:
1 R$/US$ FX of R$ 2.4038, as of May 31th, 2005
2 Including 25% stake in Vega
3 CST has 50,976,440,030 shares outstanding

21

Vega - DCF Valuation Summary

Based on management projections, we estimate Vega’s Equity Value to be in the range of R$632 million to R$770 million

Summary Valuation (R$ million) 1

WACC		12.4%			12.9%			13.4%
Perpetuity Growth Rate	0.5%	1.0%	1.5%	0.5%	1.0%	1.5%	0.5%	1.0%	1.5%

Present Value of FCF (Jun-Dec./05-Dec./14)	$984.0	$984.0	$984.0	$961.3	$961.3	$961.3	$939.4	$939.4	$939.4
Present Value of Terminal Value (2014)	364.4	382.3	401.9	334.8	350.7	367.9	308.3	322.3	337.6
Enterprise Value	1,348.4	1,366.3	1,385.9	1,296.2	1,312.0	1,329.2	1,247.6	1,261.7	1,276.9
(-) Net Debt[2]	615.6	615.6	615.6	615.6	615.6	615.6	615.6	615.6	615.6
Equity Value	732.8	750.7	770.3	680.6	696.4	713.6	632.0	646.1	661.3
25% Equity Value	183.2	187.7	192.6	170.1	174.1	178.4	158.0	161.5	165.3
Contribution to CST Equity Value/Share (R$/'000 shares)	3.59	3.68	3.78	3.34	3.42	3.50	3.10	3.17	3.24
EV/EBITDA 2005E	5.8x	5.9x	6.0x	5.6x	5.7x	5.7x	5.4x	5.4x	5.5x
EV/EBITDA 2006E	4.2x	4.3x	4.3x	4.0x	4.1x	4.1x	3.9x	3.9x	4.0x

Implied Exit Multiple	2.7x	2.8x	2.9x	2.5x	2.7x	2.8x	2.4x	2.6x	2.7x

Note:
1	R$/US$ FX of R$ 2.4038, as of May 31th, 2005
2	As of May 31th, 2005

22

Vega - DCF Analysis

Enterprise Value (R$ million)[1]								Equity Value (R$ million)[1]

				WACC							WACC

		12.4%	12.6%	12.9%	13.1%	13.4%			12.4%	12.6%	12.9%	13.1%	13.4%

	0.50%	1,348.4	1,321.8	1,296.2	1,271.5	1,247.6		0.50%	732.8	706.2	680.6	655.9	632.0
Perpetuity	0.75%	1,357.2	1,330.0	1,303.9	1,278.8	1,254.5	Perpetuity	0.75%	741.6	714.4	688.3	663.2	638.9
	1.00%	1,366.3	1,338.6	1,312.0	1,286.4	1,261.7		1.00%	750.7	723.0	696.4	670.8	646.1

	1.25%	1,375.9	1,347.6	1,320.4	1,294.3	1,269.2	growth	1.25%	760.3	732.0	704.8	678.7	653.6
	1.50%	1,385.9	1,357.0	1,329.2	1,302.6	1,276.9		1.50%	770.3	741.4	713.6	687.0	661.3

Terminal Value / EV (%)								Implied Exit Multiple - EV/EBITDA (x)

				WACC							WACC

		12.4%	12.6%	12.9%	13.1%	13.4%			12.4%	12.6%	12.9%	13.1%	13.4%

	0.50%	27.0%	26.4%	25.8%	25.3%	24.7%		0.50%	2.7x	2.6x	2.5x	2.5x	2.4x
	0.75%	27.5%	26.9%	26.3%	25.7%	25.1%	Perpetuity	0.75%	2.7x	2.7x	2.6x	2.6x	2.5x
Perpetuity	1.00%	28.0%	27.3%	26.7%	26.1%	25.5%		1.00%	2.8x	2.7x	2.7x	2.6x	2.6x

growth	1.25%	28.5%	27.8%	27.2%	26.6%	26.0%	growth	1.25%	2.9x	2.8x	2.7x	2.7x	2.6x
	1.50%	29.0%	28.3%	27.7%	27.0%	26.4%		1.50%	2.9x	2.9x	2.8x	2.7x	2.7x

Note:
1	R$/US$ FX of R$ 2.4038, as of May 31th, 2005

23

Vega Contribution to CST

Based on CST’s 25% ownership, Vega contributes R$3.78 / ‘000 shares to CST’s equity value per share at the top of the valuation range

Equity value of CST’s 25% ownership in R$ million[1]

				WACC

		12.4%	12.6%	12.9%	13.1%	13.4%

	0.50%	183.2	176.5	170.1	164.0	158.0
growth	0.75%	185.4	178.6	172.1	165.8	159.7
	1.00%	187.7	180.8	174.1	167.7	161.5

Perpetuity	1.25%	190.1	183.0	176.2	169.7	163.4
	1.50%	192.6	185.3	178.4	171.7	165.3

Note:

1 R$/US$ FX of R$ 2.4038, as of May 31th, 2005

Equity value of CST’s 25% ownership perequivalent CST share in R$ / ‘000 shares [1,2]

				WACC

		12.4%	12.6%	12.9%	13.1%	13.4%

	0.50%	3.59	3.46	3.34	3.22	3.10
growth	0.75%	3.64	3.50	3.38	3.25	3.13
	1.00%	3.68	3.55	3.42	3.29	3.17

Perpetuity	1.25%	3.73	3.59	3.46	3.33	3.21
	1.50%	3.78	3.64	3.50	3.37	3.24

Note:

1 R$/US$ FX of R$ 2.4038, as of May 31th, 2005

2 CST has 50,976,440,030 shares outstanding

24

APPENDIX A

Trading Multiples and Precedent
Transactions Analysis

Selected Companies in the Steel Sector

Selected flat steel producers

		Market Cap[1]	Enterpise Value	Total Debt /	Levered[2]	Tax	Unlevered	EV / EBITDA[3]		P/E3

Company	Country
		Local	Local	Equity	Beta	Rate	Beta	2005E	2006E	2005E	2006E

China Steel	China	329,350	354,483	7.5%	0.60	33.0%	0.57	5.0x	5.7x	6.3x	7.8x
CSN	Brazil	12,452	16,053	78.1%	1.17	34.0%	0.77	3.0x	3.2x	4.6x	5.0x
CST	Brazil	6,301	7,229	23.0%	0.97	34.0%	0.84	2.5x	2.8x	4.3x	4.9x
Eregli Demir	Turkey	3,147	3,053	17.9%	0.92	33.0%	0.82	3.6x	4.1x	7.7x	5.5x
Hylsamex	Mexico	23,633	33,079	31.7%	0.70	28.0%	0.57	4.6x	6.5x	7.0x	9.7x
Novolipetsk	Russia	6,712	5,345	0.0%	0.98	24.0%	0.98	2.7x	4.0x	4.6x	6.9x
POSCO	Korea	17,916,895	16,721,895	13.2%	0.80	29.7%	0.73	2.2x	2.5x	3.9x	4.5x
Severstal	Russia	4,580	4,385	0.0%	0.83	24.0%	0.83	2.6x	3.8x	5.0x	9.2x
Usiminas	Brazil	9,067	12,273	54.2%	1.02	34.0%	0.75	2.1x	2.5x	2.5x	2.8x
High							0.98	5.0x	6.5x	7.7x	9.7x
Low							0.57	2.1x	2.5x	2.5x	2.8x
Average							0.76	3.1x	3.9x	5.1x	6.2x
High (excluding Hylsamex)							0.98	5.0x	5.7x	7.7x	9.2x
Low (excluding Hylsamex)							0.57	2.1x	2.5x	2.5x	2.8x
Average (excluding Hylsamex)							0.79	3.0x	3.6x	4.9x	5.8x

Note:
1	Source: Bloomberg as of July 22, 2005
2	Source: Barra
3	Source: IBES projections
4	Brazilian companies are highlighted

26

Selected Precedent Transactions in the Steel Sector

			Enterprise Value	Enterprise Value / LTM

Date Announced	Target	Acquiror	(US$mm)	Sales	EBITDA

25-Jun-05	CST (JFE stake)	Arcelor	2,466	1.3x	2.9x
25-Jun-05	CST (CSI stake)	Arcelor	2,287	1.2x	2.7x
18-May-05	Hylsamex[1]	Grupo Techint[1]	3,240	1.3x	4.0x
18-Mar-05	Cosipa	Usiminas	2,976	1.7x	3.9x
10-Dec-04	CST (Funssest stake)	Arcelor	2,439	1.9x	3.8x
25-Oct-04	International Steel Group	Mittal	4,603	0.6x	6.2x
28-Jun-04	CST (CVRD stake)	Arcelor	2,175	1.6x	4.6x
05-Nov-03	Açominas	Banco Econômico	1,630	1.9x	5.2x
10-Feb-03	Açominas	Belgo Mineira	1,641	1.9x	5.2x
18-Oct-02	Açominas (Natsteel stake)	Gerdau	1,590	1.8x	5.1x
24-Aug-02	Iscor	LNM Holdings	1,466	1.1x	7.8x
17-Jul-02	CSN[2]	Corus Group PLC[2]	4,246	2.5x	6.2x
12-Jul-02	Açominas	Gerdau	1,704	2.0x	5.4x
13-Apr-01	NKK Corp	Kawasaki	12,943	0.9x	8.2x
19-Feb-01	Arbed	Usinor	7,469	0.6x	4.6x
19-Feb-01	Aceralia	Usinor	2,394	0.6x	4.6x
04-Aug-99	Ameristeel	Gerdau	541	0.8x	5.5x
07-Jun-99	Hoogovens	British Steel	3,823	0.7x	5.4x
21-May-99	Armco	AK Steel	1,128	0.7x	6.6x
17-Mar-98	Inland Steel	Ispat International	1,427	0.6x	5.1x
			Mean	1.3x	5.2x
			Median	1.3x	5.2x
			High	2.5x	8.2x
			Low	0.6x	2.7x

Notes:
1 Pending
2 Withdrawn

27

APPENDIX B

WACC Calculation

CST - Discount Rate Methodology

Note:
1	Current yield to maturity of 10 year US Treasury bond, as of July 22, 2005

2	Spread of Brazil’s 2015 (10-year Treasury bond) denominated in US$ over the equivalent US Treasury bond, as of July 22, 2005

3	Based on the differences of historical arithmetic mean returns for 1926-2003 using the S&P 500 as the market benchmark. Source: Ibbotson Associates’ Stocks, Bonds, Bills and Inflation 2004 Yearbook

4	Based on the average unlevered betas (local Barra predicted) of global flat steel producers (0.76) adjusted by CST’s target capital structure, as provided by CST

5	Based on CSN ‘15 bond, as of July 22, 2005

6	Based on the weighted average effective tax rate for the 10-year projection

7	Provided by CST

29

Vega - Discount Rate Methodology

Note:
1 Current yield to maturity of 10 year US Treasury bond, as of July 22, 2005
2 Spread of Brazil’s 2015 (10-year Treasury bond) denominated in US$ over the equivalent US Treasury bond, as of July 22, 2005
3 Based on the differences of historical arithmetic mean returns for 1926-2003 using the S&P 500 as the market benchmark. Source: Ibbotson Associates’ Stocks, Bonds, Bills and Inflation 2004 Yearbook
4 Based on the average unlevered betas (local Barra predicted) of global flat steel producers (0.76) adjusted by Vega’s target capital structure, as provided by CST
5 Based on CSN ‘15 bond, as of July 22, 2005, adjusted by 100 bps to reflect a higher credit risk
6 Based on the weighted average effective tax rate for the 10-year projection
7 Provided by CST

30

WACC Calculation

		CST	Vega	Comments

	Unlevered Beta	0.76	0.76	Based on average of selected comparables (Barra Beta)
	Target Debt / Equity	33.33%	33.33%	Based on target capital structure
	Target Debt / (Debt + Equity)	25.00%	25.00%	Based on target capital structure, as provided by CST
Cost of	Re-Levered Beta	0.95	0.95	Re-levered using the target capital structure (D/E)
Equity	Risk Free Rate (%)	4.22%	4.22%	YTM of 10 year US Treasury Bond
	Country Risk Premium	3.74%	3.74%	Spot spread of Brazil 2015 (in USD) over 10-yr US Treasury bond
	Equity Risk Premium	7.20%	7.20%	Source: Ibbotson Associates
	Cost of Equity	14.82%	14.80%

	Pretax Cost of Debt (%)	8.76%	9.76%	CSN '15 + issuer’s spread
Cost of	Tax Rate	26.23%	27.46%	Effective tax rate
Debt
	After-Tax Cost of Debt	6.46%	7.08%

	Target Debt / (Debt + Equity)	25.00%	25.00%	Estimated target capital structure, as provided by management

WACC		12.73%	12.87%

31

APPENDIX C

Macro Economic Assumptions

Selected Macro Economic Assumptions

	2005E	2006E	2007E	2008E	2009E	2010E	2011E	2012E	2013E	2014E

Inflation
US Inflation - CPI[1]	2.7%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%
Brazil Inflation - IGP-M	4.4%	5.6%	5.1%	4.9%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%
Foreign exchange rate
R$ / US$ - Average	2.54	2.74	2.89	3.02	3.08	3.19	3.26	3.34	3.42	3.51
R$ / US$ - End of Period	2.56	2.79	2.95	3.06	3.15	3.23	3.30	3.38	3.46	3.55
Interest rates
TJLP[2]	10.8%	8.6%	7.2%	6.3%	6.3%	6.3%	6.3%	6.3%	6.3%	6.3%
Libor[1]	4.3%	4.3%	4.3%	4.3%	4.3%	4.3%	4.3%	4.3%	4.3%	4.3%
Selic Rate - EOP - Nominal	17.9%	15.7%	14.0%	13.2%	12.7%	12.7%	12.7%	12.7%	12.7%	12.7%

Source: Brazilian Central Bank (except when footnoted), as of July 15, 2005, until 2009. From 2010 onwards, the Brazilian inflation rate and interest rate have been kept constant and FX projections were based on the purchasing power parity methodology

Notes:
1	Source: UBS
2	Source: MCM Consultores

33

Exhibit 2.2

Protocol and Justification to the Merger of Arcelor Aços do Brasil Ltda. and
APSL ONPN Participações S.A. by Companhia Siderúrgica Belgo-Mineira between

Arcelor Aços do Brasil Ltda.

APSL ONPN Participações S.A.

and

Companhia Siderúrgica Belgo-Mineira

________________________________

Dated of July 27, 2005

________________________________

Protocol and Justification to the Merger of Arcelor Aços do Brasil Ltda. and APSL ONPN Participações S.A. by Companhia Siderúrgica Belgo-Mineira

By this “Protocol and Justification to the Merger of Arcelor Aços do Brasil Ltda. and APSL ONPN Participações S.A. by Companhia Siderúrgica Belgo-Mineira” entered into on July 27, 2005 (“Protocol and Justification ”), the parties:

a.	Arcelor Aços do Brasil Ltda. , a limited liability company, with head office at Rua Funchal, 411, 12 th Floor, in the City of São Paulo, State of São Paulo, enrolled with the Corporate Taxpayer Registry (CNPJ/MF) under No. 07.157.304/0001-06 (“AAB”), herein represented pursuant of its Articles of association, in the capacity of the first acquired company;

b.	APSL ONPN Participações S.A. , a corporation, with head office at Rua Funchal, 411, 12 th Floor, in the City of São Paulo, State of São Paulo, enrolled with the Corporate Taxpayer Registry (CNPJ/MF) under No. 05.553.197/0001-00 (“APSL”), herein represented pursuant of its bylaws, in the capacity of the second acquired company;

c .	Companhia Siderúrgica Belgo-Mineira , a corporation with head office at Avenida Carandaí, 1.115, 20 th to 26 th Floor, in the City of Belo Horizonte, State of Minas Gerais, enrolled with the Corporate Taxpayer Registry (CNPJ/MF) under No. 24.315.012/0001-73 (“BELGO”), herein represented pursuant to its bylaws, in the capacity of acquiring company;

WHEREAS BELGO is a publicly-held company, which capital stock fully subscribed and paid up is R$ 3.000.000.000,00, divided as of this date into 3.905.001.336 common shares and 3.179.127.961 preferred shares, all registered and without par value;

WHEREAS AAB is a limited liability company, which capital stock fully subscribed and paid up is R$$ 2.122.516.699,00, divided as of this date into 2.122.516.699 quotas without par value;

WHEREAS APSL is a closely-held company, which capital stock fully subscribed and paid up is R$ 368.606.414,62, divided as of this date into 4.896.865.634 common shares, all registered and without par value;

WHEREAS APSL and AAB are holding companies of the investment of ARCELOR S.A. (“ARCELOR”) in Companhia Siderúrgica de Tubarão (“CST”) and Vega Sul S.A., whose respective shares are their sole relevant assets;

WHEREAS there is an interest, with the Restructuring (hereinafter defined) in consolidating in BELGO the investments in CST and Vega do Sul S.A. ;

WHEREAS such consolidation process comprises the following corporate acts: (a) the merger of AAB into BELGO; (b) the merger of APSL into BELGO (collectively, “AAB and APSL`s Mergers”); and (c) the merger of CST shares, by BELGO, with the purpose of converting CST into a wholly-owned subsidiary of BELGO (“Merger of CST`s Shares” and collectively with the AAB and APSL`s Mergers, “Restructuring”);

WHEREAS the basis date for AAB and APSL`s Mergers is May 31, 2005, and there has been an increase of APSL´s capital in the amount of R$248,858,480.00, made on June 3, 2005, resulting in the issuance of 2,262,349,818 new common shares of APSL for purposes of acquiring 2,721,968,485 common shares issued by CST

WHEREAS each of such corporate acts is an essential and indispensable element of the Restructuring, all of which intrinsically connected;

WHEREAS by means of this Protocol and Justification, the management of BELGO and AAB intend to set forth the terms and conditions of the proposal for the merger of AAB into BELGO and the management of BELGO and APSL intend to set forth the terms and conditions of the proposal for the merger of APSL into BELGO, assuming that the approval and consummation of the merger of AAB by BELGO will occur prior to the approval and consummation of the merger of APSL by BELGO; and

WHEREAS, in addition to the Restructuring, it is intended to convert, prior to the AAB and APSL`s Mergers, all preferred shares of BELGO into common shares, in the proportion of one common share per each preferred share (“Conversion”).

NOW, THEREFORE, the managers of BELGO, AAB and APSL, for the purposes of Articles 224 and 225 of Law 6,404, of December 15, 1976 (“Brazilian Corporate Law”), decide to enter into this Protocol and Justification in accordance with the following terms and conditions.

Section One
Number, Type and Class of Shares to be assigned

1.1. Number, Type and Class of Shares to be Assigned . As a result of the AAB and APSL`s Mergers, (i) 1 common share issued by BELGO will be assigned to 0,93057 quota issued by AAB; and (ii) 1 common share issued by BELGO will be assigned to

8,52042 common shares issued by APSL.

If the Conversion is not implemented before the AAB and APSL`s Mergers, then will be assigned (i) 0,55660 common share and 0,44340 preferred share issued by BELGO to each 0,93057 issued by AAB; and (ii) 0,55660 common share and 0.44340 preferred share issued by BELGO to 8,52042 common shares issued by APSL.

1.2. Criteria Used to Determine the Exchange Ratios . The exchange ratios were determined based on the criterion of future profitability prospects of AAB, APSL and BELGO, pursuant to Section 2.2 .

Section Two
AAB, APSL and BELGO Net Worth Appraisal Criteria

2.1. Accounting Appraisal . For the increase of the capital stock of BELGO resulting from the AAB and APSL`s Mergers, the net assets of AAB and APSL were appraised based on their book value according to the balance sheet dated May 31, 2005, audited by Deloitte Touche Tohmatsu Auditores Independentes. In accordance with Article 226 of the Brazilian Corporate Law, the specialized company Afas Adviser Consultores Associados Ltda., with head office at Rua Manoel da Nóbrega, 1280, 10 th floor, in the Capital of the State of São Paulo, enrolled with the Corporate Taxpayer Registry under No. 66.050.410/0001-55, and with the Regional Accountants Board under No. 2SP016333/0-0, represented by its partner Paulo Schiesari Filho, was chosen to carry out such appraisal. The choice of Afas Consultores Associados Ltda. must be confirmed by Belgo`s shareholders The appraisal basis date was May 31, 2005, pursuant to the report of Exhibit 2.1 (“Accounting Report”). The appraisal has been adjusted to reflect APSL's capital increase made on June 3, 2005, resulting in the issuance of new common stock of APSL, for purposes of the acquisition by PASL of 2,721,968,485 common shares issued by CST. The accoutning Report

R$/quota or R$/share

AAB
2.462.278.972,38
APSL	539.917.924,01

2.2. Appraisal Based on the Future Profitability Prospects . In order to determine the exchange ratio under Section 1 , Deutsche Bank Securities, Inc., a company with head office at 60 Wall Street, New York, NY, United States of America was retained to appraise AAB, APSL and BELGO based on their future profitability prospects, pursuant to the economic and financial report included in Exhibit 2.2 . The appraisal reports prepared by Deutsche Bank Securities, Inc. is dated May 31, 2005. The appraisal of APSL took into consideration APSL´s capital increase made on June 3, 2005, for purposes of the acquisition by APSL of 2,721,968.485 common shares issued by CST. Based on this appraisal reports, the managements of BELGO, AAB and APSL determined the exchange ratio to AAB`s quotas and APSL`s shares for BELGO`s shares set forth in Section 1 .

2.3. Net Equity Appraisal at Market Prices . Pursuant to Article 264 of the Brazilian Corporate Law, Apsis Consultoria Empresarial S/C Ltda., a specialized company with head office at Rua São José 90, grupo 1.802, in the Capital of the State of Rio de Janeiro, enrolled with the Corporate Taxpayer Registry under No. 27.281.922/0001-70, represented by its partner Ana Cristina França, was chosen to prepare the appraisal report on the net equity of AAB, APSL and BELGO at market prices. AAB, APSL and BELGO appraisals have been prepared pursuant to the same criteria and on the basis date of May 31 2005. APSL`s appraisal takes into consideration APSL´s capital increase made on June 3, 2005, for purposes of the acquisition by APSL of 2,721,968.485 common shares issued by CST., pursuant to the report of Exhibit 2.3 (“Net Equity at Market Prices Report”), which resulted, for purposes of the caput of Article 264 of the Brazilian Corporate Law, in the follo wing exchange ratios between the quotas issued by AAB and shares issued by APSL per common or preferred shares issued by BELGO.

	AAB	APSL	BELGO
Number of Quotas/Shares	0,812154	6,929735	1

2.4. Treatment of Future Equity Variations . The equity variations occurring after May 31, 2005, which is the basis date for AAB and APSL`s Mergers, and up to the date the AAB and APSL`s Mergers are approved will be absorbed by BELGO.

Section Three
Shares/Quotas of a Company Held by Other and Treasury Shares

3.1. Treatment of the Shares/Quotas of a Company Held by the Other . There are no quotas of AAB or shares of APSL held by BELGO or vice-versa.

3.2. Treatment of Treasury Shares . There are no treasury shares issued by the acquired companies. The 68.300.000 preferred treasury shares issued by Belgo have not been considered in the above-referred appraisal reports.

Section Four
Increase of the Capital Stock of BELGO

4.1. Increase of the Subscribed Capital Stock of BELGO due to the Merger of AAB . The capital stock of BELGO, in the amount of R$ 3.000.000.000,00 will be increased to

R$ 5.462.278.972,38, which increase will be in the amount of R$ 2.462.278.972,38, pursuant to the Accounting Report of AAB. BELGO will issue 2.280.878.063 new common shares (or 1.269.533.722 new common shares and 1.011.344.341 new preferred shares , if the Conversion has not been implemented) all registered and without par value. These shares will be paid up with the portion corresponding to AAB net equity and assigned to AAB partners in accordance with the exchange ratio mentioned in Section 1.

4.2. Increase of the Subscribed Capital Stock of BELGO due to the Merger of APSL . Upon merger of AAB, the capital stock of BELGO, then in the amount of R$ 5.462.278.972,38, will be increased to R$ 6.002.196.896,39, which increase will be in the amount of R$ 539.917.924,01, pursuant to the Accounting Report of APSL. BELGO will issue 574.721.156 new common shares (or 319.889.038 new common shares and 254.832.118 new preferred shares , if the Conversion has not been implemented), all registered and without face value. These shares will be paid up with the portion corresponding to APSL net equity and assigned to APSL shareholders in accordance with the exchange ratio mentioned in Section 1 .

Section Five
Project for the Amendment to the Bylaws of BELGO

5.1. Amendment to the Bylaws as a Result of the Merger of AAB . As a result of the merger of AAB, the Bylaws of BELGO shall be amended in order to reflect the increase of the subscribed capital stock and respective number of shares. Therefore, upon approval of the merger of AAB, the following proposal to amend the caput of Article 5 of the Bylaws will be submitted to BELGO shareholders:

“The fully subscribed and paid-up capital stock of the Company is R$ 5.462.278.972,38, (five billion, four hundred and sixty-two million, two hundred and seventy-eight thousand, nine hundred and seventy-two reais and thirty-eight centavos), divided into the total of 9.365.007.360 (nine billion, three hundred and sixty-five million, seven thousand, three hundred and sixty) shares, all of which common shares.”

If the Conversion is not implemented before the AAB and APSL`s Mergers, the proposal to amend the caput of the Bylaws will be the following:

“The fully subscribed and paid-up capital stock of the Company is R$ 5.462.278.972,38, (five billion, four hundred and sixty-two million, two hundred and seventy-eight thousand, nine hundred and seventy-two reais and thirty-eight centavos), divided into the total of 9.365.007.360 (nine billion, three hundred and sixty-five million, seven thousand, three hundred and sixty) shares, represented by 5.174.535.058 (five billion, one hundred and seventy-four million, five hundred and thirty-five thousand and fifty-eight ) common shares and 4.190.472.302 (four billion, one hundred and ninety million, four hundred and seventy-two thousand, three hundred and two) preferred shares.”

5.2. Amendment to the Bylaws as a Result of the Merger of APSL . Therefore, upon approval of the merger of APSL (assuming the merger of AAB), the following proposal to amend Article 5 of the Bylaws will be submitted to BELGO shareholders:

“The fully subscribed and paid-up capital stock of the Company is R$6.002.196.896,39 (six billion, two million, one hundred and ninety-six thousand, eight hundred and ninety-six reais and thirty-nine centavos), divided into the total of 9.939.728.516 (nine billion, nine hundred and thirty-nine million, seven hundred and twenty-eight thousand, five hundred and sixteen) shares, all of which common shares.”

If the Conversion is not implemented before the AAB and APSL`s Mergers, the proposal to amend the caput of the Bylaws will be the following:

“The fully subscribed and paid-up capital stock of the Company is R$6.002.196.896,39 (six billion, two million, one hundred and ninety-six thousand, eight hundred and ninety-six reais and thirty-nine centavos), divided into the total of 9.939.728.516 (nine billion, nine hundred and thirty-nine million, seven hundred and twenty-eight thousand, five hundred and sixteen) shares, represented by 5.494.424.096 (five billion, four hundred and ninety-four million, four hundred and twenty-four thousand and ninety-six) common shares and 4.445.304.420 (four billion, four hundred and forty-five million, three hundred and four thousand, four hundred and twenty) preferred shares.”

Section Six
Reasons for the AAB and APSL`s Mergers

6.1. Reasons for the AAB and APSL`s Mergers . The AAB and APSL`s Mergers are preliminary steps of the Restructuring, with which the following purposes are expected to be met:

a.	transformation of BELGO in ARCELOR's preferred platform for investments in South America and possibly in Central America : by combining its ownership of BELGO's and CST's operations, ARCELOR's flat and long steel carbon investment plans for South America and possibly for Central America will be primarily concentrated in and implemented through the new BELGO;

b.	alignment of shareholders' interest : because CST will be wholly owned by the BELGO, the Merger of CST`s Shares is expected to better align the interests of BELGO, CST and ARCELOR and that all of the shareholders gathered in BELGO will benefit as a result. This alignment is also expected to eliminate potential conflicts of interests and create greater flexibility in several areas, such as capital expenditures, cash management and funding;

c.	higher market capitalization and stock liquidity : immediately after the completion of the Merger of CST`s Shares, BELGO and CST expect BELGO to have the largest market capitalization among Latin American steel producers. In addition, the stock liquidity of the BELGO is expected to be larger than each of BELGO'S and CST's individually. BELGO and CST expect the shares of the combined entity to be included in the main Brazilian and Latin American stock indexes;

d.	better use of financial, operational and commercial synergies : the Merger of CST`s Shares should allow the combined entity to reduce financing, administrative, information technology and maintenance costs, as well as best practices and procedures among the companies, and the increase of BELGO negotiating power with materials and service providers. It is also expected that the combination of the entities will result in favorable tax synergies. BELGO and CST estimate that the total benefit resulting from these anticipated synergies and cost savings will average approximately R$165 million per year;

e.	more balanced Exposure to domestic and export markets : BELGO primarily serves the long-rolled steel and wire products markets in Brazil and Argentina , while CST's production is predominantly directed at other markets. As a consequence, BELGO, after the AAB and APSL's Mergers, the Conversion and the Merger of CST's Shares, will have a more balanced exposure between domestic and export markets; and

f.	BELGO`s corporate governance practices improvement : after the completion of the Merger of CST`s Shares, BELGO intends to adopt enhanced corporate governance practices, including compliance with BOVESPA's Level I pursuant to the Corporate Governance Rules of São Paulo Stock Exchange - Bovespa, and grant its shareholders the right for joint sale for a price equal to 100% of the sale price in case of alienation of control, pursuant to Article 254-A of the Brazilian Corporate Law. In addition, BELGO will have a single class of shares and will present Brazilian, U.S. and European GAAP financial statements (International Financial Reporting Standards – IFRS).

Section Seven
Type of Shares to be Delivered to Preferred Shareholders

7.1. Shares to be Delivered to Preferred Shareholders . AAB and APSL do no have preferred shareholders.

Section Eight
Composition of Belgo Capital Stock after the AAB and APSL`s Mergers

8.1. BELGO Capital Stock after the AAB and APSL`s Mergers . The capital stock of BELGO will be R$ 6.002.196.896,39, represented by 9.939.728.516 common shares (or 5.494.424.096 common shares and 4.445.304.420 preferred shares, if the Conversion has not been implemented), registered and without par value.

Section Nine
Appraisal right and Amount of the Refund of the Shares

9.1.  Appraisal Rights of BELGO Shareholders . BELGO shareholder will not be entitled to appraisal rights on account of the AAB and APSL`s Mergers.

9.2.  Appraisal Rights of AAB Partners and APSL Shareholders . AAB partners and APSL shareholders have already agreed with AAB and APSL`s Mergers and, therefore, they are not entitled to the appraisal rights.

Section Ten
Miscellaneous

10.1.  Succession . Subject to this instrument, upon the AAB and APSL`s Mergers, BELGO will be successor of AAB and APSL in of all their rights and obligations.

10.2. Documents Available to the Partners . All documents mentioned in this Protocol and Justification will be available to the partners of AAB, APSL and BELGO, as of the date hereof, and may be examined at the following addresses: AAB partners and APSL Avenida Carandaí, No. 1.115, 24 rd Floor, City of Belo Horizoshareholders, Rua Funchal, 411, 12 th Floor, in the City of São Paulo, State of São Paulo, and BELGO shareholders, nte, State of Minas Gerais.

10.3. Connected Transactions . Taking into account the purposes of the Restructuring, all resolutions to be made in the context of the AAB and APSL`s Mergers and the Merger of CST`s Shares are connected and are essential parts of the Restructuring. Therefore, in case the Merger of CST`s Shares is not approved or is reconsidered pursuant to Article 137, §3 rd of the Brazilian Corporate Law, all resolutions approved with respect to the Restructuring will be considered, for any purpose, ineffective.

10.4. Profit Sharing of Year 2005 . The shares to be issued by BELGO as result of the AAB and APSL`s Mergers will have full right to all dividends and interest on net equity to be declared by BELGO as of the date such shares are issued.

10.5. Amendments . This Protocol and Justification may not be amended unless in writing and signed and approved by the quotaholders or shareholders meetings of BELGO, AAB and APSL.

10.6. Survival of Valid Sections . In case any clause, provision, term or condition of this Protocol and Justification is considered invalid, the other clauses, provisions, terms and conditions not affected by such invalidity will not be affected.

10.7. Jurisdiction . The parties hereby elect the jurisdiction of the Capital of the State of Minas Gerais to settle any dispute eventually arisen out of this Protocol and Justification, and hereby waive any other court, the most privileged it may be.

IN WITNESS WHEREOF, the parties sign this Protocol and Justification in three (03) counterparts of identical tenor and form, in the presence of the two (2) undersigned witnesses.

Belo Horizonte , July 27, 2005

(Signature Page of the Protocol and Justification to the Merger of Arcelor Aços do Brasil Ltda. and APSL
ONPN Participações S.A. by Companhia Siderúrgica Belgo-Mineira dated of [ · ] [ · ] 2005)

Arcelor Aços do Brasil Ltda.

________________________________

Name:
Title:

APSL ONPN Participações S.A.

________________________________

Name:
Title:

Companhia Siderúrgica Belgo-Mineira

________________________________

Name:
Title:

________________________________

Name:
Title:

Witnesses:

________________________________	________________________________

Name:	Name:
Title:	Title:

Exhibit 2.1
AAB and APSL Accounting Report.

ARCELOR AÇOS DO BRASIL LTDA
CNPJ 07.157.304/0001-06

APPRAISAL REPORT OF SHAREHOLDER’S EQUITY AND BOOK VALUE OF SHARES

AFAS ADVISER CONSULTORES ASSOCIADOS LTDA ., enrolled with the Corporate Taxpayer Registry of the Ministry of Finance - CNPJ 66.050.410/0001 - 55, with head office at Rua Manoel da Nóbrega, 1280, 10º andar, herein represented by its partner Mr. PAULO SCHIESARI FILHO, with office at Rua Manoel da Nóbrega, 1280, 10 andar, São Paulo - Capital, enrolled with Regional Accountants’ Board of the State of São Paulo under No. CRC/SP 140.342/O-8 and with the Individual Taxpayer Registry of the Ministry of Finance - CPF/MF No 873.631.948/15, pursuant to article eight of law 6,404/76 (Corporation Law), a specialized firm appointed ad referendum to carry out the appraisal of the Shareholders’ Equity and Book Value of the Shares of ARCELOR AÇOS DO BRASIL LTDA., with head office at Rua Funchal, 411, 12º Andar, State of São Paulo, enrolled with the Corporate Taxpayer Registry of the Ministry of Finance - CNPJ 07.157.304/0001-06, which eq uity will be merged by COMPANHIA SIDERÚRGICA BELGO MINEIRA - CNPJ 24.315.012/0001-73.

OBJECT OF THE APPRAISAL

The abovementioned appraisal was prepared to comply with the requirements of Law 6,404/76, and to be a part of the merger by COMPANHIA SIDERÚRGICA BELGO MINEIRA of the shareholders’ equity of ARCELOR AÇOS DO BRASIL LTDA.

APPRAISAL CRITERIA

Our analysis was conducted using the appraisal criteria set forth in articles 183 and 184 of Law 6,404/76 to appraise the book value of the shares of the Capital Stock, Assets and Liabilities of the Interim Balance Sheet of ARCELOR AÇOS DO BRASIL LTDA. as of May 31, 2005.

1

APPRAISED ASSET

Based upon the analysis of the interim balance sheet of ARCELOR AÇOS DO BRASIL LTDA. as of May 31, 2005, a copy of which is a part hereto as Exhibit A, we concluded that the Shareholders’ Equity on May 31, 2005, is positive in the amount of R$2,462,278,972.38 (two billion, four hundred and sixty-two million, two hundred and seventy-eighty thousand and nine hundred and seventy-two reais and thirty-eight cents) and that the book value per share as of said date is positive in the amount of R$1,16007519448, as follows:

SHAREHOLDERS’ EQUITY	R$

Paid-in Capital Stock	2,122,516,699.00

Retained earnings	339,762,273.38

Total Shareholders’ Equity	2,462,278,972.38

BOOK VALUE OF SHARES

Amount of paid-up Shares of the Capital Stock	2,122,516,699

Net Equity per Share of the Capital Stock	R$ 1.16007519448

São Paulo , July 19, 2005

AFAS ADVISER CONSULTORES ASSOCIADOS S/C LTDA
Paulo Schiesari Filho
CPF/MF 873.631.948-15
CRC/SP 140.342/O - 8

2

Exhibit A

ARCELOR AÇOS DO BRASIL LTDA.
Interim Balance Sheet
As of May 31, 2005
(In Reais)

Assets

Current Assets:
Cash	100,00

Permanent:
Investments
Equity Investments	2.534.719.144,48
Goodwill	68.788.238,00
Goodwill Amortization	(3.439.411,90)
( - ) Badwill	(295.046.484,88)
Badwill Amortization	236.496.949,73

2.541.518.435,43

Total Assets	2.541.518.535,43

Liabilities

Long Term Liabilities:
Deferred IncomeTax	79.239.562,98

Advance to Future Capital Increase:	0,07

Shareholders’Equity

Capital	2.122.516.699,00
Accumulated Profit	339.762.273,38

2.462.278.972,38

Total Liabilities and Shareholders’ Equity	2.541.518.535,43

3

APSL ONPN PARTICIPAÇÕES S.A.
CNPJ 05.553.197/0001-00

APPRAISAL REPORT OF SHAREHOLDER'S EQUITY
AND BOOK VALUE OF SHARES

AFAS ADVISER CONSULTORES ASSOCIADOS LTDA ., enrolled with the Corporate Taxpayer Registry of the Ministry of Finance - CNPJ 66.050.410/0001 - 55, with head office at Rua Manoel da Nóbrega, 1280, 10º andar, herein represented by its partner Mr. PAULO SCHIESARI FILHO, Brazilian citizen, accountant, married, with office at Rua Manoel da Nóbrega, 1280, 10 andar, São Paulo - Capital, enrolled with Regional Accountants' Board of the State of São Paulo under No. CRC/SP 140.342/O-8 and with the Individual Taxpayer Registry of the Ministry of Finance - CPF/MF No 873.631.948/15, pursuant to article eight of law 6,404/76 (Corporation Law), a specialized firm appointed ad referendum to carry out the appraisal of the Shareholders' Equity and Book Value of the Shares of APSL ONPN PARTICIPAÇÕES S.A. , with head office at Rua Funchal, 411, 12º Andar, State of São Paulo, enrolled with the Corporate Taxpayer Registry of the Ministry of Finance - CNPJ 05.553.197/0001-00, which equity will be merged by COMPANHIA SIDERÚRGICA BELGO MINEIRA - CNPJ 24.315.012/0001-73.

OBJECT OF THE APPRAISAL

The abovementioned appraisal was prepared to comply with the requirements of Law 6,404/76, and to be a part of the merger of the shareholders' equity of APSL ONPN PARTICIPAÇÕES S.A. by COMPANHIA SIDERÚRGICA BELGO MINEIRA .

APPRAISAL CRITERIA

Our analysis was conducted using the appraisal criteria set forth in articles 183 and 184 of Law 6,404/76 to appraise the book value of the shares of the Capital Stock, Assets and Liabilities of the Interim Balance Sheet of APSL ONPN PARTICIPAÇÕES S.A. as of May 31, 2005.

1

APPRAISED ASSET

After the analysis based on the interim balance sheet of APSL ONPN PARTICIPAÇÕES S.A. as of May 31, 2005, a copy of which is a part hereto as Exhibit A, we concluded that the Net Equity on May 31, 2005 is positive in the amount of R$291,059,444.01 (two hundred and ninety-one million, fifty-nine thousand and four hundred and forty-four reais and one cent) and that the book value per share as of such date is positive in the amount of R$0.11047929271, as follows:

SHAREHOLDERS’ EQUITY	R$

Paid-in Capital Stock	119,747,934.63

Surplus reserve	105,203,252.53

Retained earnings	66,108,256.85

Total Shareholders' Equity	291,059,444.01

BOOK VALUE OF SHARES

Amount of paid-in Shares of the Capital Stock	2,634,515,816

Net Equity per Share of the Capital Stock	R$ 0.11047929271

SUBSEQUENT EVENTS

As part of Arcelor group´s corporate restructuring, on July 3 rd , 2005, Arcelor Spain Holding SL increased APSL´s capital in the amount of R$248,858,480.00 (two hundred and forty eight million, eight hundred and fifty eight thousand and four hundred and eighty reais ), through the subscription of 2,262,349,349,818 (two billion, two hundred and sixty two million, three hundred and forty nine thousand, eight hundred and eighteen) registered common shares. Thus, the new shareholders' equity and the book value of the shares after such subsequent event will be represented as follows:

2

SHAREHOLDERS’ EQUITY	R$

Paid-in Capital Stock	368,606,414.63

Surplus reserve	105,203,252.53

Retained earnings	66,108,256.85

Total Shareholders' Equity	539,917,924.01

BOOK VALUE OF SHARES

Amount of paid-in Shares of the Capital Stock	4,896,865,634

Net Equity per Share of the Capital Stock	R$ 0.11025785969

São Paulo , July 19, 2005

AFAS ADVISER CONSULTORES ASSOCIADOS S/C LTDA
Paulo Schiesari Filho
CPF/MF 873.631.948-15
CRC/SP 140.342/O – 8

3

Exhibit A

APSL ONPN PARTICIPAÇÕES S.A.
Interim Balance Sheet
As of May 31, 2005
(In Reais)

Assets

Current Assets:
Banks	1.529,85
Recoverable Taxes	224.829,32

226.359,17

Non Current Assets
Deposits for Legal Proceedings	916.809,60

Permanent:
Investments
Equity Investments	313.060.857,47
( - ) Badwill	(46.129.271,42)
Badwill Amortization	36.214.392,13

303.145.978,18

Total Assets	304.289.146,95

Liabilities

Long Term Liabilities:
Provision for Contingencies (PIS/COFINS)	916.809,60
Deferred Income Tax	12.312.893,34

13.229.702,94

Shareholders'Equity

Capital	119.747.934,63
Revenue Reserves	105.203.252,53
Accumulated Profits	66.108.256,85

291.059.444,01

Total Liabilities and Shareholders'Equity	304.289.146,95

4

Exhibit 2.2
AAB, APSL and BELGO Net Equity at Market Prices Report, prepared by
Deutsche Bank Securities, Inc.

Companhia Siderúrgica Belgo Mineira

Valuation report

July 27, 2005

Important disclosure

This Valuation Report is being provided by Deutsche Bank Securities Inc. ("Deutsche Bank") to the Board of Directors of Companhia Siderúrgica Belgo Mineira (“Belgo”) in connection with the proposed merger into Belgo of the holding companies APSL ONPN Participações S.A. (“APSL”) and Arcelor Aços do Brasil Ltda. (“AAB”) (the “Holdings Merger”) and the merger of the shares of Companhia Siderúrgica de Tubarão (“CST”) by and into Belgo (the “Merger of Shares”). Each of Belgo, CST, APSL and AAB is a company organized and existing under the laws of the Federative Republic of Brazil.

The scope of Deutsche Bank’s valuation analysis was limited to the economic value of Belgo, CST, Vega do Sul S.A. (“Vega”), APSL and AAB and their respective subsidiaries, and did not distinguish between different classes of shares of Belgo and CST. This Valuation Report does not address (i) the incremental value to the companies which may arise from the consummation of the Merger of Shares or the Holdings Merger, if any, or of any other transaction and (ii) any adjustments to compensate for or which may reflect the specific rights associated with any specific class of shares of either CST, Vega or Belgo. This Valuation Report does not contain any views regarding the distribution of the economic value among the several classes of CST or Belgo shares, and Deutsche Bank does not express any opinion in that regard.

In connection with Deutsche Bank's role as financial advisor to Belgo and in arriving at its conclusion set forth in this Valuation Report, Deutsche Bank reviewed certain publicly available financial and other information concerning CST, Belgo, Vega, APSL, AAB and their respective subsidiaries, certain internal analyses and other information furnished to it by CST, Vega, Belgo, APSL and AAB, and the audited financial statements of Belgo, Vega, CST, APSL, AAB and their respective subsidiaries at and for the five months ended May 31, 2005. Deutsche Bank also held discussions with members of the senior managements of CST, Belgo, Vega and their respective subsidiaries regarding the businesses and prospects of their respective companies but did not give pro forma consideration to the Merger of Shares, the Holdings Merger or any other transaction. All such information was based on management’s analysis, as of the date such information was compiled, of the prevailing market conditions in the industry in which Belgo, CST and Vega operate and on the reasonable expectations and projections of management of each company for the business and prospects of the companies as of such dates. In addition to the foregoing, Deutsche Bank reviewed such financial and other information, financial studies and analyses, and took into account such other matters as it deemed necessary, including its assessment of general economic and market conditions both in Brazil and other markets.

Important disclosure (continued)

Deutsche Bank’s Valuation Report is necessarily based on information available to it and financial, stock market and other conditions and circumstances existing and disclosed to Deutsche Bank as of the date of this Valuation Report. Deutsche Bank has no obligation to update or otherwise revise this Valuation Report, including if future events or conditions affect the valuation analysis or conclusions. In addition, given the availability of ten-year management business plans for Belgo, CST, Vega and their respective subsidiaries, which were approved by the management of each of Belgo, CST and Vega, respectively (and the opportunity to review those plans with representatives of Belgo, CST and Vega), and given the limitations of the public market comparables and precedent transaction methodologies, Deutsche Bank selected a discounted cash flow analysis as the best methodology for the assessment of Belgo’s, CST’s, Vega’s, APSL’s and AAB’s economic values and that of their respective significant subsidiaries.

Because such analyses and values are based upon forecasts of future results, they are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Deutsche Bank, neither Deutsche Bank nor its affiliates assume responsibility if future results are materially different from those forecasted.

In preparing this Valuation Report, Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning, CST, Belgo, Vega, APSL, AAB or their respective subsidiaries, including, without limitation, any financial information, forecasts or projections, considered by Deutsche Bank in connection with the rendering of its services, nor did Deutsche Bank evaluate the solvency or fair value of Belgo, CST, Vega, APSL, AAB and their respective subsidiaries under any laws relating to bankruptcy, insolvency or similar matters. Accordingly, for purposes of its opinion, Deutsche Bank has assumed and relied upon the accuracy and completeness of all such information and Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of CST, Belgo, Vega, APSL, AAB or their respective subsidiaries. With respect to business plans, including financial forecasts and other information and data provided to or discussed or reviewed with Deutsche Bank, Deutsche Bank was advised and assumed that such information and data were reasonably prepared and reflected the best currently available estimates and judgments of Belgo’s, CST’s and Vega’s, APSL’s and AAB’s management as to the expected future financial performance of Belgo, CST, Vega, APSL, AAB and their respective subsidiaries, as the case may be, as to the matters covered thereby. In addition, Deutsche Bank obtained statements executed by officers of Belgo, CST, Vega dated as of July 27, 2005, whereby they reasserted the accuracy, legitimacy, and completeness of all such information, documents and reports which were supplied to Deutsche Bank on the dates when those were supplied to it, and

Important disclosure (continued)

whereby they confirmed that there had not been, since those dates, any material changes to the companies’ business, financial condition, assets, liabilities, business prospects or commercial transactions and any other significant fact which would have rendered any such information incorrect or misleading in any material aspect and which could have a material effect on the results of this Valuation Report. Notwithstanding the foregoing, neither Belgo, CST, Vega, APSL and AAB, nor their respective managers or controlling shareholders have directed, limited, made difficult or carried out any act, which has or may have impaired Deutsch Bank's access, use, or knowledge of the information, assets, documents or work methodologies that were relevant for the evaluation herein.

In rendering its opinion, Deutsche Bank expresses no views as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Deutsche Bank's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

Deutsche Bank has assumed that the conversion of Belgo preferred shares for Belgo common shares will be made on one-for-one basis. In addition, for purposes of this Valuation Report, Deutsche Bank assumed that the Merger of Shares and the Holdings Merger will be tax-free to each of Belgo, CST, Vega, APSL and AAB, and their respective shareholders and Deutsche Bank did not take into account tax-related effects that CST’s, Vega’s, APSL’s or AAB’s shareholders may experience in connection with the Merger of Shares or the Holdings Merger, as the case may be, or any fees and expenses that may be incurred in connection with the settlement of that transaction, including without limitation, those related to depositary services that may be incurred by holders of CST’s ADSs. In addition, with your consent, we have excluded the tax-related effects associated with the future utilization by Belgo of the unamortized goodwill that may result from the Merger of Shares and the Holdings Merger. Deutsche Bank does not express any opinion as to what the value of the shares of Belgo actually will be when issued pursuant to the Merger of Shares or the Holdings Merger, or the price at which the shares of Belgo will trade subsequent to the Merger of Shares or the Holdings Merger.

Deutsche Bank was not requested to, and did not participate in, the negotiation of the Merger of Shares or the Holdings Merger, nor was Deutsche Bank requested to, and this Valuation Report does not, address the relative merits of the Merger of Shares, Holdings Merger or the effect of any other transaction in which Belgo, CST, Vega, APSL or AAB might engage. Deutsche Bank was not requested to, and did not, solicit third-party indications of interest in the possible acquisition of all or part of Belgo, CST, Vega, APSL or AAB. Deutsche Bank, however, as financial advisor to Belgo, has participated in the structuring of the Merger of

Important disclosure (continued)

Shares and the Holdings Merger and has acted as financial advisor for Arcelor in the acquisition of the controlling stake in CST and has advised Arcelor in connection with other restructuring and capital markets transactions that were consummated prior to the Merger of shares and the Holdings Merger.

Deutsche Bank will be paid a fee for its services as financial advisor to Belgo in connection with the Merger of Shares and the Holdings Merger, a portion of which is contingent upon consummation of the Merger of Shares and the Holdings Merger. Belgo has also agreed to reimburse Deutsche Bank for its reasonable travel and other out-of -pocket expenses incurred in connection with its engagement, including the reasonable fees and expenses of its counsel, and to indemnify Deutsche Bank and its affiliates against specific liabilities and expenses arising out of its engagement. We are an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”). One or more members of the DB Group have, from time to time, provided investment banking and other financial services to Belgo, CST, Arcelor and/or their affiliates for which they have received compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Belgo, CST, Vega, Arcelor or their affiliates or subsidiaries for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations. The research department and other divisions within Deutsche Bank or its affiliates may from time to time perform and/or publish analyses regarding Belgo, CST, Vega, Arcelor or their respective subsidiaries, and they may base their analysis and publications on different market and operating assumptions and on different valuation methodologies when compared with Deutsche Bank’s Valuation Report and, accordingly, may arrive at conclusions which differ materially from those contained in Deutsche Bank’s Valuation Report. In addition, Deutsche Bank may perform certain administrative functions in connection with the Merger of Shares and the Holdings Merger.

This Valuation Report is provided exclusively for the use of the Board of Directors of Belgo, and Deutsche Bank understands that the shareholders of Belgo will have access to this Valuation Report. This Valuation Report is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote on any matters relating to the Merger of Shares or the Holdings Merger.

This document has been originally produced in English and is being provided in both English and Portuguese. The Portuguese version is solely a translation into Portuguese of the original document in English and is being provided solely for the convenience of the reader. The English version should therefore prevail for all purposes, and in no event, Deutsche Bank or any of its affiliates should be liable for different interpretations between the original English document and its Portuguese translation.

Contents

Section

1	Executive summary		1
2	Main valuation assumptions		7
	A	CST	16
	B	Vega do Sul	23
	C	Belgo	29
	D	Acindar	37
	E	APSL and AAB	45

Executive Sumary	Section 1

Section 1

Executive summary

1

Executive Sumary	Section 1

Introduction

•
Deutsche Bank is pleased to present to the Board of Directors of Companhia Siderúrgica Belgo Mineira (“Belgo”) its conclusions relative to the economic valuation of Belgo and the companies to be merged with and into it

•	At your request we have determined the range of economic values, according to generally accepted investment banking practices, of the following companies

– Belgo, including its fully owned long steel operations as well as its beneficial ownership of:

– Belgo Bekaert Arames Ltda. S.A. (“BBA”), Belgo Bekaert Nordeste S.A.(“BBN”) and BMB – Belgo Mineira Bekaert Artefatos de Arame Ltda. (“BMB”), and, together with BBA and BBN, the “Wire Drawing” division

– Hidreletrica Guilman Amorin S.A. (“Guilman”)

– Acindar S.A. (“Acindar”)

– Companhia Siderúrgica de Tubarao S.A. (“CST”)

– Vega do Sul S.A. (“Vega”)

– The holding companies Arcelor Aços do Brazil Ltda. (“AAB”) and APSL ONPN Participações S.A. (“APSL”), which hold controlling stakes in CST and Vega

•	We understand that the results presented in this valuation report may be used and serve as guidance to the Board of Directors of Belgo to choose the exchange ratios between:

– Belgo, AAB and APSL in connection with the merger of AAB and APSL into Belgo (the “Holdings Merger”)

– Belgo and CST in connection with the subsequent merger of CST with and into Belgo (the “Merger of Shares”)

2

Executive Sumary	Section 1

Methodology

•	Our prime methodology to assess the range of economic values of the companies was the Discounted Cash Flow (“DCF”) methodology

•	The framework of our DCF analysis for each company preliminary comprises:

– Assessment of future unlevered net cash flows from the company’s operations after capital expenditures, net investment in working capital, payment of taxes and other adjustments (“Free Cash Flows”). These expected F ree Cash Flows were derived from 10 year business plan projections provided to us by each company

– Assessment of the Total Enterprise Value (“TEV”) of the company through the discount to a net present value of its future Free Cash Flows plus its Terminal Value by a weighed average cost of capital (WACC). The WACC takes into account (i) the operating and financial risks of the company’s businesses and (ii) the inherent sovereign risk of the countries in which the company operates

•	In order to assess these future Free Cash Flows, we have:

– Assumed the prevailing corporate income tax legislation in Brazil and Argentina

– Included the net benefits of the Interest of Equity (“Juros sobre Capital” or “JSCP”) after payment of withholding taxes

– Factored in other tax related benefits such as past tax losses carried forward, governmental incentives and tax deductible amortization of existing goodwill

– Not assumed the benefits from any tax deductible amortization of new goodwill created in the context of the Holdings Merger or Merger of Shares

– Did not account for any potential future cost savings and other synergies among the companies after the completion of the Holdings Merger and Merger of Shares

– Our calculation of Terminal Value assumes the perpetuity formula with a certain growth rate and normalized cash flows after the 10 year forecast period

3

Executive Sumary	Section 1

Methodology (continued)

•	Furthermore, our valuation analysis takes into consideration only Free Cash Flows generated after May 31, 2005. Therefore, the value ranges for each company are referenced to this same date

•
Future annual Free Cash Flows and the Terminal Value were estimated in Reais (“R$”) and further converted into US Dollars (“US$”) assuming average expected exchange rates according to the Brazilian Central Bank consensus estimates as of July 8, 2005

– Therefore, the results of our valuation analysis are in US Dollars

– Results in Reais are provided solely for the mathematical convenience of the Board of Directors of Belgo assuming the R$2.3761 : 1US$ exchange ratio as published by the Brazilian Central Bank on July 22, 2005 under the “PTAX Venda” code

– The reader should not construe these translations of U.S. dollars into reais as representations by

Deutsche Bank that the U.S. dollar amounts actually represent these real amounts or could be converted into reais at the rate indicated

•	Finally, the ranges of values per share for each company were calculated assuming:

– No distinction between voting vs. non-voting or controlling vs. non-controlling shares

– Cancellation of all stock held in treasury

– Full conversion of convertible securities when applicable (fully diluted basis)

•	Although our valuation analysis is primarily based on the DCF methodology it was also tested against valuation by trading multiples of listed comparable companies for consistency purposes

4

Executive Sumary	Section 1

Principal valuation results – US$

Note: Market prices as of 7/22/05. For Belgo and CST market prices refer to non voting shares only. Assumes US$2.3761:US$ 1 exchange ratio. 30 day average reflects trading days
Source: FactSet, DB Estimates

5

Executive Sumary	Section 1

Principal valuation results – R$

Results in R$ assume R$2.3761:US$ 1 exchange ratio and are only for the convenience of the Board

Note: Market prices as of 7/22/05. For Belgo and CST market prices refer to non voting shares only. Assumes US$2.3761:US$ 1 exchange ratio. 30 day average reflects trading days
Source: FactSet, DB Estimates

6

Main valuation assumptions	Section 2

Section 2

Main valuation assumptions

7

Main valuation assumptions	Section 2

Macroeconomic assumptions

     The macroeconomic assumptions are primarily based on the Brazilian Central Bank consensus as of July 8, 2005

Key macroeconomic forecasts (% p.a.)

	2004	2005E	2006E	2007E	2008E	2009E	2010E	Perp.

Brazilian real GDP growth	5.3%	3.20%	3.46%	3.55%	3.67%	3.55%	3.50%	3.30%
Brazilian inflation (IGPM)	12.4%	4.63%	5.57%	5.12%	4.94%	5.00%	4.75%	4.50%
US inflation (CPI)	2.7%	2.80%	2.40%	1.70%	1.70%	1.70%	1.70%	1.70%
CDI (Brazil’s Overnight Int. Rate)	16.2%	19.10%	16.54%	14.66%	13.58%	12.99%	12.50%	11.10%
TJLP	9.8%	10.90%	9.46%	8.43%	7.96%	8.00%	8.00%	8.00%

Key exchange rate assumptions

	2004	2005E	2006E	2007E	2008E	2009E	2010E	Perp.

R$:US$ FX rate - end of period	2.65	2.58	2.81	2.96	3.07	3.17	3.27	N.M.
R$:US$ FX rate – avg. of period	2.93	2.56	2.91	3.03	3.10	3.22	2.75	N.M.

Nominal FX rate variation (% p.a.)	-8.1%	-2.8%	8.9%	5.3%	3.7%	3.3%	3.0%	2.8%
Real FX rate variation(1) (% p.a.)	19.1%	4.7%	-5.3%	-1.9%	-0.5%	PPP	PPP	PPP
(1) vis -à-vis the purchasing power parity
Source: Brazilian Central Bank consensus estimates (July 8, 2005), DB estimates

8

Main valuation assumptions	Section 2

Industry beta analysis

Steel industry betas(1) – US and Europe

     As steelmaking is a global industry, we felt it was appropriate to use betas of steel companies across the world

				2 yr weekly Beta		5 yr weekly Beta

	Market cap	Net debt (2)		Levered	Unlevered	Levered	Unlevered
	(US$ m)	(US$ m)	Tax rate	beta	beta	beta	beta	D/Cap %

Western Europe/ North America
European
Arcelor	12,371	3,996	34%	1.58	1.30	1.00	0.82	24%
Corus Group	3,498	3,571	34%	2.09	1.25	1.95	1.17	51%
Ispat	5,236	3,513	34%	0.80	0.55	0.34	0.24	40%
Rautaruukki	2,074	829	34%	0.97	0.77	0.67	0.53	29%
Salzgitter	1,850	1,951	34%	0.84	0.50	0.33	0.19	51%
SSAB	2,309	218	34%	0.90	0.85	0.54	0.51	9%
ThyssenKrupp	8,797	11,600	34%	1.38	0.74	1.06	0.57	57%
Voestalpine	2,821	903	34%	0.81	0.67	0.94	0.78	24%

Mean				1.17	0.83	0.85	0.60	36%

North American
AK Steel	741	4,406	35%	3.32	0.68	1.60	0.33	86%
Carpenter	1,367	315	35%	3.09	2.69	1.36	1.18	19%
Dofasco Inc	2,505	432	35%	1.16	1.04	0.60	0.54	15%
Nucor Corp	7,875	206	35%	2.06	2.03	1.31	1.29	3%
United States Steel	4,181	3,331	35%	2.80	1.84	1.42	0.94	44%
Allegheny	2,298	1,051	35%	3.02	2.33	1.67	1.29	31%

Mean				2.58	1.77	1.33	0.93	33%

(1)   Market prices as of July 10, 2005
(2)   Net debt position as per the most recently disclosed financials statements until July 10, 2005
Source: Bloomberg, DB Estimates, Company filings

9

Main valuation assumptions	Section 2

Industry beta analysis (continued)

Steel industry betas(1) – Latin America and Asia/Pacific

We have assumed the global unlevered beta of 0.65 for our analysis of all steel companies in the transaction

				2 yr weekly Beta		5 yr weekly Beta

	Market cap	Net debt (2)		Levered	Unlevered	Levered	Unlevered
	(US$ m)	(US$ m)	Tax rate	beta	beta	beta	beta	D/Cap %

Latin American Steel
Belgo Mineira	3,036	170	34%	0.92	0.89	0.48	0.46	5%
CSN	4,083	2,251	34%	1.18	0.87	0.81	0.59	36%
CST	2,248	508	34%	1.22	1.06	0.75	0.65	18%
Gerdau	3,823	4,912	34%	1.14	0.62	0.90	0.49	56%
Usiminas	3,381	1,249	34%	1.53	1.23	1.20	0.96	27%

Mean				1.20	0.93	0.83	0.63	29%

Asia/Pacific Steel
Baoshan	10,325	1,173	35%	0.76	0.71	0.73	0.68	10%
Blue Scope Steel	4,254	404	35%	1.38	1.30	1.02	0.96	9%
China Steel	9,857	-359	35%	0.58	0.59	0.38	0.39	(4%)
Daido Steel	1,882	1,368	35%	1.30	0.88	1.14	0.77	42%
Dongkuk	1,069	1,390	35%	0.99	0.54	0.80	0.43	57%
JFE Holdings	14,472	15,898	35%	1.34	0.78	1.09	0.64	52%
Posco	15,450	-1,018	35%	1.08	1.13	0.83	0.87	(7%)
Nippon Steel	15,896	14,638	35%	1.11	0.69	0.81	0.51	48%
One Steel	1,088	348	35%	1.45	1.20	0.72	0.60	24%
Severstal	4,376	311	35%	0.68	0.65	0.68	0.65	7%
Smorgon	791	373	35%	1.16	0.89	0.96	0.73	32%
Tata Iron & Steel	4,587	375	35%	1.43	1.36	1.09	1.03	8%

Mean				1.11	0.89	0.85	0.69	23%

Min				0.58	0.50	0.33	0.19	(7%)
Max				3.32	2.69	1.95	1.29	86%
Mean				1.42	1.05	0.94	0.70	29%
Median				1.18	0.88	0.90	0.65	27%

(1)    Market prices as of July 10, 2005
(2)    Net debt position as per the most recently disclosed financials statements until July 10, 2005
Source: Bloomberg, DB Estimates, Company filings

10

Main valuation assumptions	Section 2

Main WACC assumptions

Key WACC assumptions

US Risk free rate (a) (p.a.)	5.0%

Sovereign risk
spreads
- Brazil (bps)(b)	465 bps
- Argentina (bps)(c)	535 bps

Equity risk	7.2%

premium(d) (p.a.)

Source: DB Dataquant, US Federal Reserve, Ibbotson Associates
(a) Represents the average rate for the 10 year note since 1928 through 2004
(b) Represents the average spread of the BRAREP27, BRAREP30 and BRAREP40 over comparable UST over the 2 month period ending July 22, 2005
(c) Represents the average spread of the ARG PAR 38 and ARG Discount 33 over comparable UST over the 2 month period ending July 22, 2005
(d) Projected equity risk premium as provided by Ibbotson Associates

     The WACC calculation has to factor in the risks associated with an investment in Brazil or Argentina

We utilized the spread over treasuries of the most liquid long term sovereign debt instruments as a proxy of such risk

(a) Over US Treasuries of equivalent maturities
Source: DB Data Quant

11

Main valuation assumptions	Section 2

Calculating the WACC – “Belgo companies”

     As per management guidance, we assumed a target leverage of 25%

     Our base case WACC for Belgo’s long steel and wire drawing operations is approximately 13.3% p.a. in US$

     Due to the higher Argentine risk, Acindar is assigned a 13.9% WACC

     Guilman’s WACC assumed a higher target leverage and a beta of 0.68

	Long			Guilman
	Products	Wire drawing	Acindar	Amorin

Beta unlevered	0.65	0.65	0.65	0.68(1)
Long -term optimal debt/cap ratio	25%	25%	25%	50%
Long -term optimal equity/cap ratio	75%	75%	75%	50%
Marginal tax rate	34%	34%	35%	34%

Relevered equity beta	0.79	0.79	0.79	1.13

US risk free rate (% p.a.)	5.00%	5.00%	5.00%	5.00%
Country risk premium	465 bps	465 bps	535 bps	465 bps
Country long term risk free rate (% p.a.)	9.65%	9.65%	10.35%	9.65%
US equity risk premium (% p.a.)	7.20%	7.20%	7.20%	7.20%

Cost of equity (ke) (% p.a.)	15.36%	15.36%	16.04%	17.78%

Corporate spread (over sovereign)	100 bps	100 bps	100 bps	100 bps

Cost of debt (Kd) (% p.a.)	10.65%	10.65%	11.35%	10.65%
WACC (% p.a.)	13.28%	13.28%	13.88%	12.40%

(1)    Worldwide average beta of generation companies
Source: DB estimates, Bloomberg, US Federal Reserve, and Ibbotson Associates

12

Main valuation assumptions	Section 2

Calculating the WACC – CST and Vega

     We have taken into account CST’s lower cost of financing due to the ability to securitize export receivables

     Further, as per management guidance we have assumed the target leverage ratio of the flat steel companies at 30%

	CST	Vega

Beta unlevered	0.65	0.65
Long -term optimal debt/cap ratio	30%	30%
Long -term optimal equity/cap ratio	70%	70%
Marginal tax rate	34%	34%

Relevered equity beta	0.83	0.83

US risk free rate (% p.a.)	5.00%	5.00%
Country risk premium	465 bps	465 bps
Country long term risk free rate (% p.a.)	9.65%	9.65%
US equity risk premium (% p.a.)	7.20%	7.20%

Cost of equity (ke) (% p.a.)	15.65%	15.65%

Corporate spread (over sovereign)	100 bps	100 bps
% of Export related debt	50%	NA
Cost of export related debt (% p.a.)	7.5%	NA

Cost of debt (Kd) (% p.a.)	9.08% (1)	10.65%
WACC (% p.a.)	12.75%	13.07%

(1)    Blended average between cost of straight debt (10.65% p.a.) and cost of export related debt
Source: DB estimates, Bloomberg, US Federal Reserve, and Ibbotson Associates

13

Main valuation assumptions	Section 2

Trading comparable analysis

     Brazilian companies currently trade at an average of 3.0x the expected 2005E EBITDA

     Trading comparables are only for illustration purposes and for the convenience of the Board

Brazil

		TEV/EBITDA			P/E

Company	2004	2005E(a)	2006E(a)	2004	2005E(a)	2006E(a)
Gerdau	3.5x	3.3x	3.9x	4.7x	4.6x	5.3x
CST	3.5x	2.6x	3.5x	4.8x	4.1x	6.4x
Belgo-Mineira	4.0x	3.1x	3.8x	10.0x	5.6x	6.8x
CSN	4.4x	3.8x	4.5x	7.5x	5.2x	7.7x
Usiminas	2.5x	2.1x	3.1x	3.6x	2.8x	4.5x

Average	3.6x	3.0x	3.8x	6.1x	4.5x	6.1x

Europe

		TEV/EBITDA			P/E

Company	2004	2005E(a)	2006E(a)	2004	2005E(a)	2006E(a)
Arcelor	2.9x	3.2x	3.9x	4.3x	4.3x	5.8x
Corus Group	5.0x	3.7x	4.9x	5.8x	4.4x	6.7x
Rautaruukki	2.9x	3.8x	6.0x	4.1x	5.1x	8.9x
Salzgitter	2.8x	3.3x	4.4x	4.3x	4.2x	8.9x
SSAB	3.5x	2.9x	4.6x	6.4x	4.5x	8.5x
ThyssenKrupp	5.5x	4.3x	6.2x	9.4x	7.9x	9.6x
Voestalpine	4.0x	3.3x	3.4x	7.4x	5.4x	5.6x

Average	3.8x	3.5x	4.8x	6.0x	5.1x	7.7x

(a)    Assumes consensus research forec asts.
Source: FactSet, Bloomberg, Wall Street research

14

Main valuation assumptions	Section 2

Trading comparable analysis (continued)

USA

		TEV/EBITDA			P/E

Company	2004	2005E(a)	2006E(a)	2004	2005E(a)	2006E(a)
Dofasco	4.6x	4.4x	5.5x	8.8x	7.8x	11.3x
Nucor	4.5x	4.0x	6.2x	8.6x	7.7x	13.2x
US Steel	4.2x	3.3x	4.2x	6.5x	5.1x	7.9x

Average - USA	4.4x	3.9x	5.3x	7.9x	6.8x	10.8x

Asia/Pacific

		TEV/EBITDA			P/E

Company	2004	2005E(a)	2006E(a)	2004	2005E(a)	2006E(a)
Baoshan	4.0x	3.8x	3.9x	6.8x	5.8x	7.1x
JFE Holdings	6.0x	6.0x	7.2x	11.0x	7.0x	7.2x
Posco	2.5x	2.1x	2.5x	4.6x	3.6x	4.5x
Nippon Steel	5.0x	5.1x	5.9x	10.5x	8.1x	7.6x
Tata Iron & Steel	4.0x	3.3x	3.9x	6.8x	4.9x	5.3x

Average - Asia	4.3x	4.1x	4.7x	7.9x	5.9x	6.3x

Average - World	4.0x	3.6x	4.6x	6.8x	5.4x	7.4x

(a) Assumes consensus research forecasts.
Source: FactSet, Bloomberg, Wall Street research

15

Main valuation assumptions	Section 2

Tab A

CST

16

Main valuation assumptions	Section 2

CST valuation summary

     Our midpoint DCF valuation for CST is US$53.15/ 000 shares

     This compares to a market value of US$52.02/ 000 shares

Premium analysis

Midpoint DCF valuation	US$53.15

Premium over
Current	2.2%
1 month average	6.9%
3 month average	4.4%
6 month average	0.1%

(a) Non voting shares only . Averages refer to trading days

Source: FactSet (as of July 22, 2005)

(a) Stock price per 000 shares of US$52.02 as of July 22, 2005.
(b) Represents the high (CSN 3.8x EV/20005 EBITDA) and low (Usiminas 2.1x EV/20005 EBITDA) of trading multiples for Brazil steelmakers
Note: Analysis by trading multiples as well as 30 and 90 days trading ranges are for illustration purposes only. DB suggested value range based exclusively on DCF
Source: Deutsche Bank estimates, Bloomberg, FactSet, Wall Street estimates

17

Main valuation assumptions	Section 2

Main forecast assumptions

Volume assumptions

     CST should reach approximately 7.5 m tons after the conclusion of Blast-furnace III

Source: CST’s Business Plan

18

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Sales price assumptions

Price forecasts assume recent increase in raw materials (coking coal and iron ore) and a decrease after the recent peak in the steel cycle

(a) Includes extras
Source: CST’s Business Plan, CST financial statements and management

(a) Blended export and domestic HRC spread
Source: CST’s Business Plan, CST management

19

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Gross margin and capital expenditures

Gross cash margins to return to historical averages after the phase-out of the steel cycle

Capex forecasts include the finalization of Blast-furnace III and the construction of the coking plant

(a) Represent full year 2005 capital expenditures
Source: CST’s Business Plan

20

Main valuation assumptions	Section 2

CST’s DCF valuation summary

	7 months
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014

(US$m)
Net sales	1.402	2.409	2.687	2.460	2.757	2.757	2.757	2.757	2.757	2.757
EBITDA	549	766	949	803	789	789	789	789	789	789
EBITDA margin	39%	32%	35%	33%	29%	29%	29%	29%	29%	29%
(+/-) Working capital	(10)	(90)	(29)	11	(60)	(14)	(10)	(10)	(10)	(10)
(-) CapEx	(791)	(535)	(243)	(132)	(116)	(117)	(121)	(124)	(127)	(130)
(-) Employees' participation in profits	(15)	(29)	(25)	(26)	(24)	(23)	(23)	(23)	(23)	(23)
(-) Other with cash effect(a)	(2)	(2)	(2)	(2)	(2)	(1)	-	-	-	-
(+) Tax shield from JSCP	52	72	62	58	58	58	57	57	57	57
(-) Taxes (b)	(74)	(145)	(184)	(150)	(147)	(149)	(149)	(149)	(186)	(186)

Free cash flow (FCF)	(290)	37	528	562	499	543	542	539	499	496

(-) Witholding taxes on JSCP	(23)	(32)	(27)	(26)	(26)	(25)	(25)	(25)	(25)	(25)

FCF (After JSCP taxes)	(313)	5	501	536	473	518	516	514	474	471

(a) Includes changes associated to other long-term assets and liabilities.
(b) Includes impact of NOLs and other tax benefits

Source: CST’s Business Plan and DB estimates

(a) Represents the cash flows for the remaining 7 months of 2005

21

Main valuation assumptions	Section 2

CST’s DCF valuation summary (continued)

Calculating terminal value
(TV)

(US$m)
TV FCF (2015)	$451
LT perpetuity growth rate	1%
Terminal Value	$3,841

Valuation results (US$m)

		WACC

	12.00%	12.75%	13.50%

Enterprise value(a)	3,182	2,940	2,727
Net debt	(308)	(308)	(308)
Other adjustments (b)	86	77	69

Equity value	2,960	2,709	2,488

Price per 000 shares (US$)	58.08	53.15	48.80

(a) Terminal value calculation assumes 1% nominal growth (b) 25% stake in Vega according to our DCF analysis

Valuation multiples

WACC

	12.00%	12.75%	13.50%

TEV/2005E EBITDA	2.9x	2.7x	2.5x
TEV/2006E EBITDA	4.2x	3.8x	3.6x
TEV/LT EBITDA	4.0x	3.7x	3.5x
TEV/2005E Net revenues	1.3x	1.2x	1.1x
TEV/2006E Net revenues	1.3x	1.2x	1.1x

Sensitivities(a)

100% Equity value (US$m)

			WACC

	11.75%	12.25%	12.75%	13.25%	13.75%

0.0%	2,929	2,765	2,614	2,474	2,345
0.5%	2,988	2,817	2,660	2,515	2,381
Growth at perpetuity
1.0%	3,052	2,873	2,709	2,559	2,420
1.5%	3,122	2,935	2,763	2,606	2,462
2.0%	3,200	3,002	2,822	2,658	2,507

(a) Sensitivity analysis does not assume any growth at perpetuity for Vega

Value per thousand shares (US$)

			WACC

	11.75%	12.25%	12.75%	13.25%	13.75%

0.0%	57.45	54.24	51.28	48.54	46.00
0.5%	58.61	55.25	52.17	49.33	46.71
Growth at perpetuity
1.0%	59.87	56.36	53.15	50.19	47.47
1.5%	61.25	57.57	54.20	51.12	48.29
2.0%	62.78	58.89	55.36	52.14	49.19

(a) Sensitivity analysis does not assume any growth at perpetuity for Vega

22

Main valuation assumptions	Section 2

Tab B

Vega do Sul

23

Main valuation assumptions	Section 2

Main forecast assumptions

Volume assumptions

     Vega volume projections assume a gradual increase to 1.1 m tons per annum

Source: Vega’s Business Plan

24

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Sales price assumptions

(a) Average net prices per ton sold
Source: Vega’s management and Business Plan

25

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Gross margin and Capital expenditures

     Capex includes expansion to 1.1 m tons per annum

(a) Represent full year 2005 capital expenditures
Source: Vega’s management

26

Main valuation assumptions	Section 2

Vega’s DCF valuation summary

	7 months
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014

(US$m)
Net sales	325	564	660	686	683	673	656	639	623	608
EBITDA	61	117	124	133	129	129	128	127	125	124
EBITDA margin	19%	21%	19%	19%	19%	19%	20%	20%	20%	20%
(+/-) Working capital	(22)	(28)	(11)	3	(2)	(3)	(0)	1	0	0
(-) CapEx	(26)	(10)	(11)	(4)	(4)	(11)	(11)	(11)	(11)	(11)
(-) Other with cash effect(a)	0	(0)	(0)	(1)	(0)	0	0	0	0	0
(+) Tax shield from JSCP	5	8	7	6	6	6	6	5	5	5
(-) Taxes (b)	(13)	(30)	(33)	(36)	(36)	(36)	(36)	(35)	(35)	(34)

Free cash flow (FCF)	5	57	76	101	94	85	86	86	85	84

(-) Witholding taxes on JSCP	(2)	(4)	(3)	(3)	(3)	(3)	(2)	(2)	(2)	(2)

FCF (after JSCP taxes)	3	53	73	99	91	83	84	84	82	82

(a) Includes changes associated to other long-term assets and liabilities.
(b) Includes impact of NOLs

(a) Represents the cash flows for the remaining 7 months of 2005

27

Main valuation assumptions	Section 2

Vega’s DCF valuation summary

Calculating terminal value
(TV)

(US$m)
TV FCF (2015)	$79
LT perpetuity growth rate	0%
Terminal Value	$601

Valuation results (US$m)

		WACC

	12.32%	13.07%	13.82%

Enterprise value(a)	602	565	532
Net debt	(256)	(256)	(256)
Other adjustments	0	0	0

Equity value	346	309	276

Price per 000 shares (US$)	1,292	1,154	1,031

(a) Terminal value calculation assumes 0% nominal growth

Valuation multiples

WACC

	12.32%	13.07%	13.82%

TEV/2005E EBITDA	6.6x	6.2x	5.8x
TEV/2006E EBITDA	5.1x	4.8x	4.5x
TEV/LT EBITDA	4.9x	4.6x	4.3x

TEV/2005E Net revenues	1.2x	1.1x	1.0x

TEV/2006E Net revenues	1.1x	1.0x	0.9x

Sensitivities (US$m, except per share data)

	WACC

	12.07%	12.57%	13.07%	13.57%	14.07%
Equity Value	360	333	309	287	266
Value per 000 shares (US$)	1,342	1,245	1,154	1,070	993
TEV/2005E EBITDA	6.8 x	6.5 x	6.2 x	6.0 x	5.7 x
TEV/2006E EBITDA	5.3 x	5.0 x	4.8 x	4.6 x	4.5 x
TEV/LT EBITDA	5.0 x	4.8 x	4.6 x	4.4 x	4.2 x

Value of CST 25% stake	90	83	77	72	66

28

Main valuation assumptions	Section 2

Tab C

Belgo

29

Main valuation assumptions	Section 2

Belgo valuation summary

Our midpoint DCF valuation for Belgo is US$496.86/ 000 shares and is approximately inline with the market value

Premium analysis

Midpoint DCF valuation	US$496.86

Premium over
Current	(1.5% )
30 day average	7.2%
60 day average	9.1%
90 day average	6.2%

(a) Non voting shares only. Averages refer to trading days

Source: FactSet (as of July 22, 2005)

(a) Stock price per 000 shares of US$505 as of July 22, 2005.
(b) Represents the high (CSN 3.8x EV/20005 EBITDA) and low (Usiminas 2.1x EV/20005 EBITDA) of trading multiples for Brazil steelmakers
Note: Analysis by trading multiples as well as 30 and 90 days trading ranges are for illustration purposes only. DB suggested value range based exclusively on DCF
Source: Deutsche Bank estimates, Bloomberg, FactSet, Wall Street estimates

30

Main valuation assumptions	Section 2

Main forecast assumptions

Volume assumptions

Volume assumptions for long products assume the planned expansion of Belgo steelmaking by 2.8 m tons per year

Source: Belgo’s Business Plan

Source: Belgo’s Business Plan

31

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Sale price assumptions

(a) Average net prices per ton sold
Source: Belgo’s management and Business Plan

32

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Gross margin and capital expenditures

Gross margins assume a decrease to match normalized historical levels

Capital expenditures in the long division assume the planned expansion

(a) Represents the full year 2005 capital expenditures per ton
Source: Belgo’s Business Plan

33

Main valuation assumptions	Section 2

Belgo’s DCF valuation summary

Long steel division

	7 months
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014

(US$m)
Net sales	1.112	1.770	1.877	2.026	2.060	2.093	2.323	2.389	2.367	2.348
EBITDA	321	541	556	582	566	593	682	717	715	714
EBITDA margin	29%	31%	30%	29%	27%	28%	29%	30%	30%	30%
EBITDA per ton sold	187	149	135	123	114	116	117	119	118	118
(+/-) Working capital	2	49	(35)	(41)	(15)	(17)	(54)	(23)	(6)	(8)
(-) CapEx	(120)	(282)	(171)	(161)	(373)	(282)	(70)	(70)	(70)	(70)
(-) Employees' participation in profits	(8)	(21)	(24)	(25)	(26)	(27)	(29)	(30)	(30)	(29)
(-) Other with cash effect(a)	(1)	-	-	(0)	-	0	-	-	-	-
(+) Tax shield from JSCP	38	53	44	40	39	38	37	36	35	34
(-) Taxes (b)	(58)	(96)	(96)	(101)	(122)	(128)	(146)	(151)	(159)	(158)

Free cash flow (FCF)	174	243	274	293	69	177	420	478	486	483

(-) Witholding taxes on JSCP	(17)	(23)	(20)	(18)	(17)	(17)	(16)	(16)	(15)	(15)

FCF (After JSCP taxes)	157	220	254	276	52	160	404	462	470	468

(a) Includes changes associated to other long-term assets and liabilities.
(b) Includes impact of NOLs and goodwill amortization

Calculating terminal value
(TV)

(US$m)
TV FCF (2018)(a)	$411

LT perpetuity growth rate	1%

Terminal Value	$3,348

(a) Forecast period was extended to arrive to a normalize d FCF after all  tax carry forwards are utilized

Valuation results (US$m)

		WACC
	12.53%	13.28%	14.03%

Enterprise value	2,654	2,469	2,306
Net debt	(119)	(119)	(119)
Other adjustments	0	0	0

Equity value	2,535	2,350	2,187

(1) Terminal value calculation assumes 1.0% nominal growth

Valuation multiples

WACC
	12.53%	13.28%	14.03%

TEV/2005E EBITDA	4.7x	4.4x	4.1x
TEV/2006E EBITDA	4.9x	4.6x	4.3x
TEV/LT EBITDA	3.7x	3.5x	3.2x
TEV/2005E Net revenues	1.4x	1.3x	1.2x
TEV/2006E Net revenues	1.5x	1.4x	1.3x

34

Main valuation assumptions	Section 2

Belgo’s DCF valuation summary (continued)

Wire drawing division

	7 months
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014

(US$m)
Net sales	364	606	634	646	671	698	721	749	778	781
EBITDA	75	125	135	136	143	150	156	164	172	173
EBITDA margin	20%	21%	21%	21%	21%	21%	22%	22%	22%	22%
EBITDA per ton sold	197	169	174	168	170	172	173	174	176	177
(+/-) Working capital	80	(34)	(8)	(5)	(5)	(7)	(6)	(6)	(7)	(4)
(-) CapEx	(18)	(25)	(24)	(24)	(21)	(21)	(21)	(21)	(21)	(21)
(-) Employees' participation in profits	(2)	(6)	(5)	(5)	(4)	(4)	(4)	(4)	(4)	(4)
(-) Other with cash effect(a)	(1)	(2)	(2)	(2)	(2)	(1)	-	-	-	-
(+) Tax shield from JSCP	7	10	8	7	7	7	7	7	6	6
(-) Taxes (b)	(10)	(21)	(24)	(39)	(42)	(49)	(51)	(53)	(55)	(56)

Free cash flow (FCF)	129	47	80	68	76	76	82	86	91	95

(-) Witholding taxes on JSCP	(3)	(4)	(4)	(3)	(3)	(3)	(3)	(3)	(3)	(3)

FCF (After JSCP taxes)	126	42	76	65	73	73	79	83	88	92

(a) Includes changes associated to other long-term assets and liabilities.
(b) Includes impact of NOLs and goodwill amortization

Calculating terminal value
(TV)

(US$m)
TV FCF (2018)(a)	$92
LT perpetuity growth rate	1%
Terminal Value	$751

(a) To synchronize with Long steel model, f orecast period was extended to arrive to a normalize d FCF after all tax carry forwards are utilized in Long steel division

Valuation results (US$m)

		WACC
	12.53%	13.28%	14.03%

Enterprise value	715	673	635
Net debt	7	7	7
Other adjustments	0	0	0

Equity value	721	679	642

(1) Terminal value calculation assumes 1.0% nominal growth

Valuation multiples

WACC
	12.53%	13.28%	14.03%

TEV/2005E EBITDA	4.7x	4.5x	4.2x
TEV/2006E EBITDA	5.7x	5.4x	5.1x
TEV/LT EBITDA	4.2x	3.9x	3.7x
TEV/2005E Net revenues	1.1x	1.0x	0.9x
TEV/2006E Net revenues	1.2x	1.1x	1.0x

35

Main valuation assumptions	Section 2

Belgo’s DCF valuation summary (continued)

The valuation of Belgo is a sum of the parts analysis which includes the value of its 100%-owned Long steel division plus the economic value of the beneficial ownership of principally Acindar and the Wire Drawing division

(a) Represents 100% of midpoint valuation times Belgo’s beneficial ownership. Belgo’s beneficial ownership in Long Steel, Guilman Amorin, Wire Drawing and Andrade mine is 100%, 51%, 55% and 100%, respectively
(b) Represents 100% of midpoint valuation times Belgo’s fully diluted ownership (64%) after the conversion of the “Obligaciones Convertibles ”

Sensitivities

Equity value (US$m)(a)

		Change in WACC

		-75bps	-50bps	Base	+50bps	+75bps

	0.0%	3,652	3,569	3,413	3,268	3,200
Change in growth at perpetuity	0.5%	3,695	3,609	3,448	3,299	3,229

	1.0%	3,741	3,652	3,486	3,333	3,261

	1.5%	3,792	3,700	3,527	3,369	3,294
	2.0%	3,847	3,751	3,572	3,408	3,331

Value per thousand shares (US$)

		Change in WACC

		-75bps	-50bps	Base	+50bps	+75bps

	0.0%	520.50	508.68	486.42	465.85	456.15
Change in growth at perpetuity	0.5%	526.61	514.39	491.44	470.27	460.30

	1.0%	533.25	520.59	496.86	475.03	464.76

	1.5%	540.48	527.33	502.74	480.17	469.58
	2.0%	548.39	534.69	509.13	485.75	474.79

(a) WACC for the Andrade Mine, Long Steel and Wire Drawing divisions is 13.07% .
WAC C for Acindar and Guilman Amorin is 13.88% and 12.40%, respectively.

36

Main valuation assumptions	Section 2

Tab D

Acindar

37

Main valuation assumptions	Section 2

Acindar valuation summary

Our valuation assumes the conversion of all outstanding convertible indebtedness at Acindar

Premium analysis

Midpoint DCF valuation	US$1.21

Premium over
Current	(38.5%)
30 day average	(38.2%)
60 day average	(41.1%)
90 day average	(40.8%)

(a) Averages refer to trading days

Source: FactSet (as of July 22, 2005)

(a) Stock price of US$1.97 as of July 22, 2005.
(b) Represents the high (CSN 3.8x EV/20005 EBITDA) and low (Usiminas 2.1x EV/20005 EBITDA) of trading multiples for Brazil steelmakers
Note: Analysis by trading multiples as well as 30 and 90 days trading ranges are for illustration purposes only. DB suggested value range based exclusively on DCF
Source: Deutsche Bank estimates, Bloomberg

38

Main valuation assumptions	Section 2

Main forecast assumptions

Volume assumptions

Source: Acindar’s Business Plan

39

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Sales price assumptions

(a) Average prices per ton sold, net of taxes and freight costs
Source: Acindar’s management and Business Plan

40

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Gross margin and capital expenditures

     Gross margin decreases due to expectation of rising raw materials costs (i.e. energy costs)

(a) Represent full year 2005 capital expenditures
Source: Acindar’s Business Plan

41

Main valuation assumptions	Section 2

Acindar fully diluted valuation

On a fully diluted basis, Belgo owns 64.1% of Acindar

Amount of Obligaciones Convertibles (US$ 000)	82,423

Number of new shares issued, if converted	234,080,868

Initial number of Acindar shares	631,227,597

Fully dilluted number of Acindar shares	865,308,465

Belgo's initial number of shares in Acindar	458,776,217

Belgo's current ownership stake in Acindar	72.7%

Belgo's amount of convertible debt in Acindar (US$000)	33,813
Belgo's new number of shares in Acindar, if converted	554,804,067

Belgo's fully diluted ownership stake in Acindar	64.1%

42

Main valuation assumptions	Section 2

Acindar’s DCF valuation summary

	7 months
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014

(US$m)
Net sales	437	848	755	768	794	814	817	795	790	770
EBITDA	161	295	233	217	231	241	244	240	247	238
EBITDA margin	37%	35%	31%	28%	29%	30%	30%	30%	31%	31%
EBITDA per ton sold	131	213	169	142	141	140	138	135	140	135
(+/-) Working capital	8	(12)	17	(3)	(5)	(4)	(2)	1	(0)	0
(-) CapEx	(49)	(92)	(64)	(45)	(25)	(25)	(25)	(25)	(25)	(25)
(-) Other with cash effect(a)	(0)	(2)	(4)	(1)	0	0	0	(0)	0	(0)
(-) Taxes (b)	(51)	(93)	(70)	(64)	(68)	(71)	(73)	(71)	(74)	(71)

Free Cash Flow (FCF)	69	97	112	104	133	141	145	145	148	142

(a) Includes changes associated to other long-term assets and liabilities.
(b) Includes impact of NOLs

(a) Represents the cash flows for the remaining 7 months of 2005

43

Main valuation assumptions	Section 2

Acindar’s DCF valuation summary (continued)

Valuation results (US$ m, except per share data)

		WACC

	13.13%	13.88%	14.63%
Enterprise value(a)	1,006	945	891
Net debt	21	21	21
Other adjustments	82	82	82

Equity value	1,109	1,048	994

Price per share (US$)	1.28	1.21	1.15

(a) Terminal value calculation assumes 1% nominal growth

Valuation multiples

WACC

	13.13%	13.88%	14.63%
TEV/2005E EBITDA	3.2x	3.0x	2.9x
TEV/2006E EBITDA	3.4x	3.2x	3.0x
TEV/LT EBITDA	4.2x	4.0x	3.7x
TEV/2005E Net revenues	1.3x	1.2x	1.2x
TEV/2006E Net revenues	1.2x	1.1x	1.1x

Calculating terminal value
(TV)

(US$m)
TV FCF (2015)	$139
LT perpetuity growth rate	1%
Terminal Value	$1,080

Sensitivities

Equity value (US$m)

				WACC

		13.13%	13.38%	13.88%	14.38%	14.63%

	0.0%	1,082	1,063	1,026	992	975
	0.5%	1,095	1,075	1,037	1,001	985
Growth at
Perpetuity	1.0%	1,109	1,088	1,048	1,012	994
	1.5%	1,124	1,102	1,061	1,023	1,005
	2.0%	1,140	1,117	1,074	1,035	1,016

Value of Belgo’s stake (US$m)

				WACC

		13.13%	13.38%	13.88%	14.38%	14.63%

	0.0%	694	681	658	636	625
	0.5%	702	689	665	642	631
Growth at
Perpetuity	1.0%	711	697	672	649	638
	1.5%	721	707	680	656	644
	2.0%	731	716	689	663	651

44

Main valuation assumptions	Section 2

Tab E

APSL and AAB

45

Main valuation assumptions	Section 2

AAB and APSL valuation summary

     Our valuation of APSL incorporates the capital increase, which took place on June 3, 2005, for the acquisition of 2.8bn ordinary share of CST

APSL valuation results
(US$m, except per share data)

		WACC(1)

	-75 bps	Base%	+0.75bps
Value of 10.5% stake in CST	311,073	284,668	261,407
(5.4bn shares)

Other adjustments	-	-	-

Equity value	311,073	284,668	261,407

Number of shares (millions)	4,897	4,897	4,897
Value per 000 shares (US$)	63.52	58.13	53.38

(1) Base case WACC for CST is 12.75% p.a. and for Vega is 13.07% p.a.

AAB valuation results
(US$m, except per share/quota data)

		WACC(1)

	-75 bps	Base%	+0.75bps

Value of 33.2% stake in CST	982,118	898,753	825,311
(16.9bn shares)
Value of 75.0% stake in Vega	259,735	231,944	207,157
(268m shares)
Other adjustments	-	-	-

Equity value	1,241,853	1,130,697	1,032,468

Number of quotas (millions)	2,123	2,123	2,123
Value per 000 quotas (US$)	585.09	532.72	486.44

46

Exhibit 2.3
Net Equity at Market Prices Report of AAB, APSL and Belgo prepared by Apsis Consultoria Empresrial S/C Ltda.

REPORT

RJ-057/05

APPLICANTS:	COMPANHIA SIDERÚRGICA BELGO MINEIRA (BELGO), headquartered at Avenida Carandaí, 1115 - 20º to 26º Andar, in the City of Belo Horizonte, State of Minas Gerais, Corporate Taxpayer’s ID (CNPJ) # 24.315.012/0001-73, COMPANHIA SIDERÚRGICA DE TUBARÃO (CST), headquartered at Av. Brigadeiro Eduardo Gomes, 930, in the City of Serra, State of Espírito Santo, Corporate Taxpayer’s ID (CNPJ) # 27.251.974/0001-02.

SUBJECT MATTER:	CST, BELGO, ARCELOR AÇOS DO BRASIL LTDA (AAB), headquartered at Rua Funchal, 411/12[o] andar, in the City of São Paulo, State of São Paulo, Corporate Taxpayer’s ID (CNPJ) # 07.157.304/0001-06, and APSL ON PN PARTICIPAÇÕES S.A. (APSL), Corporate Taxpayer’s ID (CNPJ) # 05.553.197/0001-00.

PURPOSES:	PHASE 1 – MERGER OF AAB AND APSL BY BELGO: Calculation of the swap ratios of AAB’s quotas and APSL’s shares for BELGO’s shares, with the appraisal of the equity of all companies under the same criteria and on the same dates, at market price for the purposes of Article 264 of Law 6.404, of December 15, 1976 (Stock Corporation Act).

PHASE 2 – MERGER OF CST SHARES FOR BELGO SHARES: calculation of the swap ratios of CST shares not owned by Belgo, for Belgo shares, with the appraisal of the equity of all companies under the same criteria and on the same dates, at market price, for the purposes of Article 264 of Law 6.404 of December 15, 1976 (Stock Corporation Act).

BASE DATE:	May 31, 2005: Taking into account the adjustments in Chapter 9.

1

EXECUTIVE SUMMARY

APSIS CONSULTORIA EMPRESARIAL S/C Ltda. (APSIS) was contracted by BELGO and CST to:

calculate the swap ratios of AAB quotas and APSL shares for BELGO’s shares, with the appraisal of the equity of all companies, under the same criteria and on the same dates, at market price for the purposes of Article 264 of Law 6.404, of December 15, 1976 (Stock Corporations Act); and

Calculate the swap ratios of CST shares not owned by Belgo, for Belgo shares, with the appraisal of the equity of all companies, under the same criteria and on the same dates at market price, for the purposes of Article 265 of Law 6.404, of December 15, 1976 (Stock Corporations Act).

The technical procedures employed in this report are compliant with the appraisal norms criteria, and the appraising calculations to determine the assets value were based on the income, assets and market approach.

This report shows the companies’ assets and liabilities at market values, as used to adjust the book Net Equity of AAB, APSL, CST and BELGO based on the assets approach.

EVENTS AND ADJUSTMENTS CONSIDERED IN THE APPRAISAL

For this appraisal, in Phase 1, which consists of the AAB and APSL merger by BELGO, we considered APSL’s capital increase by subscription performed on June 3, 2005, in the amount of R$ 248,852,480.00 with the issuance of 2,262,349,818 shares, and APSL’s acquisition of 2,721,968,485 shares in CST, made with funds from the capital increase. These events will be reflected in the adjusted balance sheet of APSL

In Phase 2, which refers to the merger of CST shares, we already considered the effects of the AAB and APSL merger by BELGO, assuming that this operation will be approved. Thus, we considered that BELGO owns 22,267,595,982 shares in CST and 200,965,646 shares in VEGA DO SUL S/A, and the new amount of BELGO shares, according to the Protocol of Merger (Phase 1) is equal to 9,871,421,612 shares.

2

3

4

5

6

7

SWAP RATIO CALCULATION

PHASE 1 (AAB and APSL MERGER)

NET EQUITY AT MARKET

	BELGO	AAB	APSL

NET EQUITY AT MARKET (R$ MILLIONS)	R$ 6,392	R$ 2,381	R$ 644
TOTAL SHARES / QUOTAS	7,015,829,297	2,122,516,699	4,896,865,634
R$ PER THOUSAND OF SHARES / QUOTAS	R$ 911.092123	R$ 1,121.822297	R$ 131.475762
SWAP RATIO	1.000000	0.812154	6.929735

Note: Amount of AAB or APSL quotas / shares for one BELGO share, considering the events and adjustments in Chapter 9

PHASE 2 (CST SHARES MERGER)

NET EQUITY AT MARKET

	BELGO	CST

NET EQUITY AT MARKET (R$ MILLIONS)	R$ 9,417	R$ 6,242
TOTAL SHARES / QUOTAS	9,871,421,612	50,976,440,030
R$ PER THOUSAND OF SHARES	R$ 953.963155	R$ 122.452683
SWAP RATIO	1.000000	7.790463

Note: Amount of CST shares for one BELGO share, considering the realizations in Phase 1

8

SUMMARY

1. INTRODUCTION	10

2. PRINCIPLES AND QUALIFICATIONS	11

3. LIMITATION OF LIABILITY	12

4. APPRAISAL METHODOLOGY	13

5. MARKET ANALYSIS	15

6. CHARACTERIZATION OF THE ARCELOR GROUP	17

7. CHARACTERIZATION OF AAB AND APSL	19

8. CHARACTERIZATION OF BELGO	28

9. THE OPERATION	56

10. GENERAL APPRAISAL CRITERIA	59

11. APPRAISAL OF THE CST NET EQUITY AT MARKET VALUE	65

12. APPRAISAL OF THE AAB NET EQUITY AT MARKET VALUE	68

13. APPRAISAL OF THE APSL NET EQUITY AT MARKET VALUE	70

14. APPRAISAL OF THE BELGO NET EQUITY AT MARKET VALUE	71

16. CONCLUSION	77

17. LIST OF ATTACHMENTS	78

9

1. INTRODUCTION

APSIS CONSULTORIA EMPRESARIAL S/C Ltda. (APSIS) was contracted by BELGO and CST to:

calculate the swap ratios of AAB quotas and APSL shares for BELGO shares, with the appraisal of the equity of all companies under the same criteria and on the same dates, at market price, for the purposes of Article 264 of Law # 6.404, of December 15, 1976 (Stock Corporations Act).

Calculate the swap ratios of CST shares not owned by BELGO for BELGO shares, with the appraisal of the equity of all companies under the same criteria and on the same dates, at market price, for the purposes of Article 264 of Law # 6.404, of December 15, 1976 (Stock Corporations Act).

To prepare this work, we used data and information provided by third parties, in the form of documents and verbal interviews with clients. The estimations used in this process are based on documents and information, including the following:

bylaws or charter of the companies;

accounting statements of the companies group;

organizational chart and list of shareholders;

list of the property, plant and equipment;

Annual Information (IAN) and Quarter Information (ITR) for the companies;

set of architecture plans;

list of areas; and

documents with general information on the industrial plant appraised, including productive capacity data.

The plants were inspected in March, April and May, 2005.

APSIS team responsible for coordinating and performing this work is composed of professionals:

ANA CRISTINA FRANÇA DE SOUZA
civil engineer
post-graduated in accounting sciences (CREA/RJ 91.1.03043 -4)

CARLO HEITOR MIRANDADE FARIA
civil engineer
master degree in production engineering (CREA/RJ 11.533 -D)

CESAR DE FREITAS SILVESTRE
accountant
(CRC/RJ 44779/O-3)

CLÁUDIO AZEVEDO
metallurgic engineer
(CREA/MG 27.805)

CLAUDIO MARÇAL DE FREITAS
accountant
(CRC/RJ 55029/O-1 )

  FRANCISCO JOSÉ DA ROCHA MAIOLINO
aeronautical engineer
post-graduated in finances (CREA/SP 92338)

LAURO JOSÉ DE SALES CHEVRAND
metallurgic engineer

   LUIZ FERNANDO SARCINELLI GARCIA
metallurgic engineer
(CREA/RJ 11.385 -D)

  LUIZ PAULO CESAR SILVEIRA
mechanic engineer
master degree in business administration (CREA/RJ 89.1.00165 -1)

MARCELO UNFER PARABONI
business administrator
post-graduated in financial administration (CRA/RJ 20-47.164 -6)

MARGARETH GUIZAN DA SILVA OLIVEIRA
civil engineer
(CREA/RJ 91.1.03035 -3 )

RICARDO DUARTE CARNEIRO MONTEIRO
civil engineer
post-graduated in economic engineering (CREA/RJ 30137-D)

SÉRGIO FREITAS DE SOUZA
economist
(CORECON/RJ 23521-0)

VERÔNICA ROCHA DE OLIVEIRA
accountant
(CRC/RJ 69548/O-9 )

10

2. PRINCIPLES AND QUALIFICATIONS

This report is strictly compliant with the basic principles described below.

The consultants and appraisers neither have any personal relation with the issue of this report nor will they obtain any advantage from it.

In no circumstance the APSIS professional fees are subject to the conclusion of this report.

This report was prepared by APSIS, and no one other than the consultants themselves prepared the analysis and respective conclusions.

In this report, the information received from third parties is assumed to be accurate, and their sources are included in the report.

To the extent of the consultants’ knowledge and belief, the analysis, opinions and conclusions expressed in this report are based on true and accurate data, activities, research and surveys.

APSIS assumes full responsibility for the Engineering and Appraisals issues, including the implicit ones, to perform its honorable functions essentially established in laws, codes or applicable regulations.

For the purposes of estimation, we started our work assuming that the asset subject matter of this work is free of any judicial or extrajudicial charge or encumbrance, except for those listed in this report.

This Report is compliant with the specifications and criteria of the Brazilian Association of Technical Standards (ABNT), the specifications and criteria of the Uniform Standards of Professional Appraisal Practice (USPAP), in addition to the requirements set by different bodies, such as the Ministry of Finance, the Brazilian Central Bank, Banco do Brasil, Brazilian Securities and Exchange Commission (CVM), Superintendence of Private Insurance (SUSEP), etc.

The report presents all limiting conditions provided for the methodologies adopted, which affect the analysis, opinions and conclusions contained on same.

APSIS declares that it has no direct or indirect interest in the companies that are subject matter of this report, or in their respective controlling companies, or the operation to which the “Plan and Justification” refers. And, further, that there is no material event that may characterize any current or potential conflict or pooling of interests for the issuance of this Appraisal Report.

In the course of our work, the controlling shareholders and managers of the companies subject matter of this report have not directed, limited, caused difficulties or performed any acts that had or may have affected the access, use or knowledge of the information, goods, documents or work methodologies important for the quality of our conclusions.

The Report was prepared in full compliance with the requirements of the Codes of Professional Ethics of the Federal Council of Engineering, Architecture and Agronomy (CONFEA) of the Institute of Legal Engineering.

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3. LIMITATION OF LIABILITY

To prepare this report, APSIS used non-audit historical information and data or those audited by third parties, and projected, non-audited data provided verbally or in writing by the company’s management, or obtained from the sources mentioned here. Accordingly, APSIS assumed that the data and information obtained for this report are true, and that APSIS has no liability in relation to its accurateness.

The scope of this work does not include auditing the financial statements or reviewing the services performed by their auditors.

Our work was developed exclusively for the use of the applicants, aiming the purpose previously stated. Therefore, this report may be disclosed as part of the documents of Belgo’s corporate restructuring (APSL and AAB merger and CST shares merger), and the reference to this document in the related publications is authorized. It also may be filed with the SEC and CVM (Brazilian and Exchange Commission) and made available to shareholders and third parties, including through the websites of the companies involved.

Please not that the comprehension of the conclusion of this report requires its integral reading, including its attachments. Therefore, one may not reach to conclusions from its partial reading.

We will not be liable for incidental losses of the applicant and its shareholders, officers, creditors or other parts, resulting from the use of the data and information provided by the company and included in this report.

The analysis and conclusions in this report are based on several assumptions, on this date, of future operational plans, such as: macroeconomic factors, values adopted by the market, exchange rate fluctuation, sales prices, volumes, market share, earnings, taxes, investments, operational margins, etc. Thus, the future results may be different from any forecast or estimate contained in this report.

This appraisal does not reflect events and their respective effects occurred after the issuance of this report.

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4. APPRAISAL METHODOLOGY

ASSETS APPROACH – NET EQUITY AT MARKET VALUE

This methodology derives from the generally accepted accounting principles (GAAP), where the financial statements are prepared based on the historical cost principle, i. e. the acquisition cost. Due to this and the basic accounting principles, the book value of a company’s assets minus the book value of its liabilities is equal to the book value of its net equity.

The methodology first considers the book value of the assets and liabilities, and requires adjustments to a few of these items, so as to reflect their likely realization values. The result of this method may give an initial base to estimate a company’s value, and a useful base to compare the results of other methodologies.

On the other hand, the basic principles of economics allow us to create the following appraisal technique: the assets defined value minus the liability defined value is equal to the defined value of a company’s net equity. Within an appraisal view, the relevant value definitions are those appropriate to the appraisal purposes.

Therefore, the asset approach aims to evaluate a company value by adjusting the book values (net balance) to their respective fair market values. The assets and liabilities deemed relevant are evaluated by the fair market value, with the comparison of this value and its book value (net balance).

The general appraisal criteria used to adjust the assets subject to appraisal at market price are detailed in chapter 10 of the report.

These adjustments, duly analyzed, are added to the book Net Equity value to determine a company’s market value by the assets approach. The fair market value of a company will be the Net Equity, with due regard for the adjustments found for the appraised assets and liabilities.

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Please note that our work did not include the identification and valuation of the Company’s property, plant and equipment, non-recorded in the accounting statements, nor the identification and quantification of assets non-recorded or non-disclosed by the Company’s management.

In this appraisal, the methodology and the scope adopted aimed to evaluate a company in going concern. Therefore, the costs incurred with the realization of assets or requirement of liabilities, as well as those related to the companies’ bankruptcy or liquidation processes, have not been included in the calculations.

MAIN PHASES OF THE APPRAISAL

Reading and analysis of the companies’ interim balance sheets.

Analysis of the assets and liabilities accounts recorded in the company balance sheet to identify the accounts subject to adjustments and to calculate its probable market values.

The company’s property, plant and equipment adjustments at their respective market values, based on the equity appraisals performed by APSIS.

Application of the equity adjustment method to the net equity at market values for the controlled and affiliate companies to calculate the amount of investments.

Calculation at market value of the net equity of the companies and their shares and/or quotas.

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5. MARKET ANALYSIS

Brazil is the largest steel and iron producer in Latin America. The table below shows the crude steel production per country for year 2004:

Gross Steel Production 10[3] t

COUNTRIES	2004

BRAZIL
32,913.1
MÉXICO
16,729.6
ARGENTINA
5,125.6
VENEZUELA
4,560.8
CHILE
1,579.1
TRINIDAD
ANDTOBAGO	814.9
COLÔMBIA
730.1
PERU
726.0
CUBA
192.0
PARAGUAY
107.2
ECUADOR
71.7
URUGUAY	57.7

TOTAL	59,580.6

Source: Iron and Steel Latin American Institute ( ILAFA)

In Brazil, the most produced category is the pig iron, followed by the crude steel.

The table below shows the iron and steel production in Brazil in 2004, according to several categories:

PRODUCTS	2004 10[3] t

CRUDE STEEL	32,913.1
ROLLED	23,365.6
FLAT	14,441.4
LONG	8,924.2
UNFINISHED PRODUCT FOR SALES	7,187.7
PLATES	4,737.4
INGOTS, BLOOMS AND BILLETS	2,450.3
PIG IRON	34,608.2
INTEGRATED PLANTS	24,950.8
INDEPENDENT PRODUCERS	9,657.4
SPONGE IRON	439.7

Source: Brazilian Institute of Steel Metallurgy (IBS)

The Brazilian steel metallurgy started developed when the Portuguese real family came to Brazil. The Ipanema plant, near the city of Sorocaba was inaugurated in 1815. Other plants were constructed in the cities of Congonhas do Campo, Caeté and São Miguel de Piracicaba, all in the State of Minas Gerais.

Propelled by the development in the period of 1917 to 1930, the Brazilian steel metallurgy developed mainly because of the creation of BELGO in the city of Sabará, State of Minas Gerais, which in 1922 associated with Belgian capitals and became Companhia Siderúrgica

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Belgo-Mineira, one of the largest propellers of the national metallurgy.

In the 30’s decade the metallurgy continued growing, propelled by Belgo-Mineira. With the efforts of Getúlio Vargas’ government in 1941, in the municipality of Volta Redonda (RJ), of Companhia Siderúrgica Nacional (CSN). Another important event in that period was the creation of Companhia Vale do Rio Doce (CVRD) in 1942, also resulting from an agreement with the United States, with the mission of enhancing and developing that Minas Gerais valley.

In the 90’s decade the metallurgical park already counted on 43 public and private companies, which summed together approximately 120 blast furnaces.

The installation of these producing units concentrated mainly in the State of Minas Gerais and the Rio-São-Paulo connection, due to the proximity of the regions rich in raw material employed to produce steel, or places with high consumption potential.

In 1991, the Brazilian metallurgy started being privatized, leading to a high production growth over the subsequent years.

Arcelor is the world’s largest steel producer. According to the Metal Bulletin data, Arcelor’s production in 2003 was the highest one, as shows the ranking of the world’s largest steel producers.

Company	Production 2003*

Arcelor	42.8
Nippon Stell	31.8
LNM Group	31.1
JFE Group	29.8
Posco	29.7
Shanghai Baosteel	19.9
Corus Group	18.9
US Steel	17.9
Thyssen Krupp Steel	17.0
Riva Group	15.7

Source: Metal Bulletin *in millions of tons

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6. CHARACTERIZATION OF THE ARCELOR GROUP

Arcelor is the world’s leader in the metallurgical industry. It originated from the merger of these steel companies: Aceralia (Spain); Arbed (Luxemburg) and Usinor (France), concluded in February 2002. The group develops activities in four segments: (i) production of flat carbon steel, (ii) production of long carbon steel, (iii) production of stainless steel, (iiii) distribution, transformation and commercialization of steel.

The company employs almost 100 thousand people in the world. It produces annually 44 millions of steel tons, having revenues of US$33 billion, and 80% of its sales are destined to Europe.

GEOGRAPHIC PERFORMANCE IN THE WORLD:

In 2004, the South America operations represent 7.1% of the sales of the company, which ended the year with a total production of 46.9 million of tons of crude steel and sales of 43.9 million of rolled products.

The European group has been made most of the acquisitions in Brazil, where the production costs are lower than those in Europe, and the demand is increasing faster. The company states that it intends to invest at least US$ 3.9 billions in the country by the end of this decade. Arcelor is still more interested in markets that are not yet mature, because they have more perspectives.

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7. CHARACTERIZATION OF AAB AND APSL

In Brazil, the Arcelor group operates in the flat steel industry through Arcelor Aços do Brasil Ltda. (AAB) and APSL ONPN Participações S.A. (APSL), which are holdings created to manage the share ownership in the Brazilian metallurgical companies.

AAB holds share ownership in CIA SIDERÚRGICA DE TUBARÃO (CST) and VEGA DO SUL (VEGA). APSL holds share ownership only in CST.

CORPORATE CAPITAL OF AAB AND APSL

On the base date, the corporate capital of AAB and APSL were composed as follows:

AAB

DISCRIMINATION	Quotas	%

USINOR - FRANCE	1,797,014,818	84.66%
ARCELOR SPAIN HOLDING SL	325,501,781	15.33%
OTHER	100	0.01%
GRAND TOTAL	2,122,516,699	100.00%

APSL

DISCRIMINATION	Shares	%

AAB	1	0.01%
ARCELOR SPAIN HOLDING SL	4.896,865,633	99.99%
GRAND TOTAL	4,896,865,634	100.00%

(*) Considering the subsequent events described in Chapter 9

NET EQUITY OF AAB AND APSL

On the base date, the Net Equity was the following:

AAB

ACCCOUNT	R$ million
REALIZED CAPITAL	2,123
CAPITAL RESERVES	0
PROFITS/ACCRUED LOSSES	339
NET EQUITY	2,462

APSL (considering the events and adjustments described in Chapter 9)

ACCOUNT	R$ million
REALIZED CAPITAL	369
PROFIT RESERVES	105
PROFITS/ACCRUED LOSSES	93
NET EQUITY	567

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LOCALIZATION MAPS (INDUSTRIAL PLANTS)

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CST

Companhia Siderúrgica de Tubarão (CST) was inaugurated in 1983. It is located in the municipality of Serra, State of Espírito Santo. It was created from the association of three important groups of the world’s metallurgical sector at that time: Siderurgia Brasileira S.A.- SIDERBRÁS (Brazil), whose minority partners are Kawasaki Steel Corporation - KSC (Japan) and Societá Finanziaria Siderúrgica Finsider (Italy).

CST is a coking metallurgical plant, with nominal capacity of 5,000,000 t/year of liquid steel, and 100% of its production is through continuous plate casting. Its main products are plates (67%) and coils (32%). It is one of the most important flat rolls companies of the internal market, and it has 27% hot coil market share.

The company exports great portion of its production. Over the past years, CST has sold over 91% of its production to the external market. In 2003, the company obtained the 8th position in the national ranking of exporting companies, and it was responsible for 1.12% of the Brazilian general exports, in US$ Fob.

The table below shows the list of shareholders of CST in May 31, 2005:

LIST OF SHAREHOLDERS

ACIONISTA	TOTAL	%
ARCELOR AÇOS DO BRASIL LTDA	16.911.194.998	33,1745
ARCELOR SPAIN HOLDING SL	10.796.121.514	21,1786
APSL ONPN PARTICIPAÇÕES S.A.	5.352.750.659	10,5004
VICTORIA BAY OVERSEAS S L	4.034.524.170	7,9145
Total ( 1+2+3+4)	37.094.591.341	72,7681
Empregados	335.300.651	0,6578
Acionistas c/ participação superior a 0,8%	3.758.245.266	7,3725
Demais	9.788.302.772	19,2016
TOTAL	50.976.440.030	100,0

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VEGA

The company started its activities in 2003. Its shareholders are AAB (75%) and CST (25%). It is focused on cold rolled and galvanized products through the processing of hot coils supplied exclusively by CST.

With a production capacity of 880 thousand of tons, it is the main consumer of the CST coils in the internal market, responsible for 28% of the total coil sales in 2004.

The company should operate with its full capacity until the end of 2005, consolidating itself in the galvanized steel category in Brazil. Approximately 70% of Vega do Sul’s sales are destined mainly to the automotive industry, where its estimated market share is 35%, and the production of vehicle bodies.

The table below shows the list of Vegas’ shareholders:

	Common
	Registered Shares
Shareholders	%	Total %

AAB	200,965,646	75
CST	66,988,549	25
Total	267,954,195	100

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8. CHARACTERIZATION OF BELGO

Since its foundation in 1921, BELGO belongs to the Arbed Group (Luxemburg). In 2002, the Arbed merged into other European metallurgical companies originating the Arcelor Group, the largest metallurgical group in the world. BELGO is now an industrial holding, since it does not have its own property, plant and equipment.

BELGO operates in the metallurgical industry through the companies Itaúna Siderúrgica Ltda., located in the city of Itaúna, State of Minas Gerais, and Belgo Siderurgia S.A., with industrial units in João Monlevade, Sabará and Juiz de Fora, in the State of Minas Gerais, and Piracicaba, in the State of São Paulo, and Vitória, State of Espírito Santo. Belgo Siderurgia is also the parent company of Acindar – Indústria Argentina de Aceros S.A., the largest long steel producer in Argentina.

It operates in the wire drawing sector through the companies BBA – Belgo Bekaert Arames S.A., with industrial units in Contagem and Sabará, State of Minas Gerais, in Osasco and Hortolândia, in the State of São Paulo; Jossan S.A., located in Feira de Santana, State of Bahia; BMB – Belgo-Mineira Bekaert Artefatos de Arame Ltda., with units in Vespasiano and Itaúna, in the State of Minas Gerais; and the BBA affiliate, Wire Rope Industries (WRI) Group, with plants in Canada, Peru, Chile and Brazil (in the city of Osasco, São Paulo).

CORPORATE CAPITAL

On the base date, the list of BELGO’s shareholders was the following:

DISCRIMINATION	COMMON	PREFERRED	TOTAL
	SHARES	SHARES	SHARES
	(THOUSAND)	(THOUSAND)	(THOUSAND)

ARCELOR Group	2,681,394	1,461,445	4,142,839
CENTRUS - Fund. Bco.
Central Prev. Priv.	367,680	0	367,680
PREVI - Cx. Prev. Func.
Banco Brasil	285,999	314,228	600,227
OTHER	569,928	1,335,155	1,905,083
TREASURY STOCK	0	68,300	68,300
TOTAL	3,905,001	3,179,128	7,084,129

For appraisal purposes, the treasury shares were excluded from the total outstanding shares.

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BELGO SIDERURGIA S/A

BELGO concentrates 99% of its investments in BELGO SIDERURGIA, which in turn directly operates the industrial units of Sabará, Monlevade, Juiz de Fora, Piracicaba and Vitória. It also operates as a holding of the wire drawing and services companies, and also of ACINDAR.

On the base date, the list of shareholders of BELGO SIDERURGIA was the following:

DISCRIMINATION	TOTAL SHARES

BELGO	2,692,709
OTHER	24,196
TOTAL	2,716,905

ACINDAR INDUSTRIA ARGENTINA DE ACEROS S/A

ACINDAR is an integrated steelworks that operates through a direct reduction unit that produces long products, including square iron bars, wire rod, slabs and shapes, hot stripes, wires and sewed tubs.

BELGO BEKAERT ARAMES S/A (BBA)

BBA is the main company in the wire drawing industry. It produces wire and cordages, and is the sole Brazilian producer of cordage thread for prestressed concrete. Its annual production capacity reaches 700,000 tons of wiredraws, and it has industrial units in Contagem and Sabará, State of Minas Gerais; Hortolândia and Osasco, in the State of São Paulo.

BELGO MINEIRA BEKAERT ART. DE ARAME LTDA (BMB)

It produces steel cord (steel cord for radial tire) and hose wire (wires to reinforce hoses), and it has plants in the cities of Vespasiano and Itaúna.

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BELGO BEKAERT NORDESTE S/A (BBN)

Trefilaria de Feira de Santana – BA. It produces nails and wire for agriculture.

CAF SANTA BÁRBARA LTDA.

CAF Santa Bárbara operates with reforestation and wood coal production. It produces timber for the furniture, agriculture and civil construction industries. In 2004, it produced around 933 thousand of cubic meters of wood coal.

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INDUSTRIAL PLANTS: LOCALIZATION MAPS AND OPERATIONS SUMMARIES

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40

41

42

43

44

45

46

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48

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OTHER COMPANIES OF THE BELGO GROUP

The companies below are service companies, small industries or only affiliates.

BELGO-MINEIRA PART. E IND. E COM. SA.

Belgo-Mineira Participação Indústria e Comércio S.A. (BMP) was created in 1995 especially to manage the leasing, with purchase option, of the facilities of Mendes Júnior Siderurgia S.A. (MJS), current industrial plant of Juiz de Fora. On the base date of this report, BMP had no operational activities.

BELGOPAR LTDA.

Dormant company without operational activities on the base date.

ITAÚNA SIDERURGIA LTDA.

Products for the metal working and metallic structures, furniture and metallurgical industries in general. It has a rolling mill with installed capacity of 100 thousand t/y.

SOL COQUERIA TUBARÃO

This company is still in the construction phase. It will be installed at the CST industrial park, in the municipality of Serra, State of Espírito Santo. As of 2006, SOL Coqueria Tubarão S.A. will produce 1.55 millions of tons of metallurgical coke to assist with the CST and other metallurgical plants expansion.

BMS – BELGO MINEIRA SISTEMAS S/A.

Established in January 1984, BMS - Belgo-Mineira Sistemas is engaged in the development of IT solutions and provision of services. BMS provides services to clients of most varied areas, such as metallurgy, industries, logistics, transports, health and financial areas in Brazil and abroad.

BELGO-MINEIRA ENGENHARIA LTDA.

This company provides engineering services to the group’s industrial units.

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BMF – BELGO-MINEIRA FOMENTO MERCANTIL LTDA.

This is a factoring company that works with the acquisition of assets. It also makes collections and provides technical-consulting support to the financial area.

BELGO-MINEIRA COMERCIAL EXPORTADORA SA.

This company provides foreign trade services to the other group companies.

USINA HIDRELÉTRICA GUILMAN-AMORIN SA

A power generation company, with capacity of 140 MW.

BEMEX INTERNACIONAL LTDA.

It provides foreign trade services to the other group companies.

BELGO-MINEIRA URUGUAY S.A.

It provides foreign trade services to the other group companies.

PBM - PICCHIONI BELGO-MINEIRA DTVM S.A.

It provides financing services to the other group companies.

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CIMAF CABOS S.A.

Company in which BBA holds 50% share ownership. It is controlled by Wire Rope Industries Group (WRI), Canada, and produces steel cables for the mechanical industry, for elevators, oil platforms and use in general. The company has operational unit in the city of Osasco, São Paulo.

PROCABLES S.A.

Company in which BBA holds 47.74% of the capital. It is controlled by Wire Rope Industries Group (WRI), of Canada. It produces steel cables for the mechanical industry, for elevators, oil platforms and use in general. The company has operational unit in Peru.

PRODUCTOS DE ACEROS S.A. – PRODINSA

Company in which BBA holds 50% of the capital. It is controlled by the WR Group. It produces steel cables for the mechanical industry, for elevators, oil platforms and for use in general. It has operational unit in Chile.

WIRE ROPE INDUSTRIES LIMITED

Company in which BBA holds 50% of the capital. It is controlled by the WRI Group. It produces steel cables for the mechanical industry, for elevators, oil platforms and use in general. It has operational unit in Canada.

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9. THE OPERATION

The Operation

PHASE 1: BELGO will merger AAB and APSL.

PHASE 2: BELGO will merger CST shares.

EVEN TS AND AJUSTMENTS CONSIDERED IN THE APPRAISAL

For this appraisal, in Phase 1, which consists of the AAB and APSL merger by BELGO, we considered APSL’s capital increase by subscription performed on June 3, 2005, in the amount of R$ 248,852,480.00 with the issuance of 2,262,349,818 shares, and APSL’s acquisition of 2,721,968,485 shares in CST, made with funds from the capital increase. These events will be reflected in the adjusted balance sheet of APSL

In Phase 2, which refers to the merger of CST shares, we already considered the effects of the AAB and APSL merger by BELGO, assuming that this operation will be approved. Thus, we considered that BELGO owns 22,267,595,982 shares in CST and 200,965,646 shares in VEGA DO SUL S/A, and the new amount of BELGO shares, according to the Protocol of Merger (Phase 1) is equal to 9,871,421,612 shares.

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10. GENERAL APPRAISAL CRITERIA

The table below shows the defined general criteria to evaluate each account and/or group of accounts of the companies involved in the operation:

GROUP OF ACCOUNTS	PREMISES	APPRAISAL CRITERION

GENERAL	Accounts amounting to less than R$100,000.00 have	Market value identical to the book value.
not been analyzed, and the book value was kept,
except for those consolidated in a specific group.

Cash, banks, financial	Highly- liquidity assets, with book values very similar or	Market value identical to the book value.
investments, accounts receivable	equal to the market value.
from clients, factoring and
dividends receivable from
controlled companies

Reserve for doubtful accounts	The criterion of reserving credit for the accounts	Market value identical to the book value.
pending payment for over 90 days was deemed
adequate. Despite this criterion is not uniform, it is
adopted by the most relevant companies.

Prepayment without supply	Accounts of advance to suppliers with high liquidity	Market value identical to the book value.
level.
Prepayment to suppliers

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GROUP OF ACCOUNTS	PREMISES	APPRAISAL CRITERION

Debit balance current accounts	The main account refers to advances for tax debts to	Market value identical to the book value
(CST)	the city government of Serra, to offset with payable
taxes.

Employees’ debts (CST)	Employees’ advances with market value preserved by	Market value identical to the book value
the offset with severance amounts.

Several realizable amounts (CST)	High-liquidity debit notes, mainly.	Market value identical to the book value

Loans to the group companies	High liquidity assets.	Market value identical to the book value.
(Belgo)

Early payments and other assets	Non-recoverable amounts advanced to forwarders and	Null market value
(Belgo)	insurers.

Short-term recoverable taxes	Tax credits whose amounts are very similar to the	Market value identical to the book value
short-term payable taxes.

Inventory	Inventory of finished products and production material	Market value identical to the book value
have been appraised at their book values, since the
appraisal at market value considers the continue use of
the assets and obsoleteness appraisals on a quarterly
basis.

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GROUP OF ACCOUNTS	PREMISES	APPRAISAL CRITERION

Long -term financial investments	High liquidity assets with book values very similar or	Market value identical to the book value
equal to the market values.

Long -term loans to controlled	High liquidity assets.	Market value identical to the book value
and affiliate companies

Bonds and court deposits	Assets guarantying processes, whose decisions will be	Market value identical to the book value
probably favorable.

Real properties for sale	Assets whose book value is very similar to the sales	Market value identical to the book value
value

Long -term recoverable taxes and	Tax credits accounted for at their current realization	Market value identical to the book value
contributions (Belgo)	values, as informed by Belgo’s Board of Executive
Committee.

Long -term recoverable taxes and	Tax credits whose realization is estimated by July	Market value identical to the book value
contributions (CST)	2005.

Long -term recoverable tax credit	Credits related to tax suit with favorable decision in	Amount with premium calculated at estimate
(CST)	the appeals court, deferred in 132 months	SELIC rate

Non-permanent share ownership	Main amounts related to low- liquidity shares of	Null market value
(CST)	telephone government companies.

FUNRES -FUNDO RECUP. ECON.	Short-term non recoverable advances.	Null market value
E.S (CST)

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GROUP OF ACCOUNTS	PREMISES	APPRAISAL CRITERION

AFECC-CONVÊNIO HOSP. S. RITA	Short-term non-recoverable advances.	Null market value
(CST)

Advanced expenses (Belgo)	Commission payments to IFC (Guilman).	Null market value (Guilman)

Other long -term receivable	The most relevant value refers to the BMP credits to	Market value identical to the book value
accounts	BS, offset with the Mendes Junior assumed debts, paid
by BMP.

Other investments (Belgo)	Non-reappraised minority share ownership.	Market value identical to the book value

Investment premium/discount	Amounts already included in each company’s Net	Null market value
Equity, at market value.

Land, buildings, machine,	Specific appraisal reports, whose summaries are shown	Market value
equipment, installments, vehicles	in Attachment 1.
and works in progress

Hardware and software,	Assets with depreciated book values similar to the	Market value identical to the book value
depreciation of hardware and	market value.
software

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GROUP OF ACCOUNTS	PREMISES	APPRAISAL CRITERION

Mining rights, depletion of mining	Mina do Andrade’s market value calculated under the	Market value
rights (Belgo)	Leasing Agreement (Attachment 1) information,
supplied by Belgo’s Board of Executive Committee.

Forest reserves (Belgo)	Appraised based on the market value (purchase and	Market value
sale) per solid m3 , including the last estimate
performed and the time of growth (Attachment 1).

Prepayment to suppliers –	Amounts that will be included in the property, plant	Market value identical to the book value
Property, plant and equipment	and equipment when the project is concluded.

Differed expenses	Expenses accounted for at their current realization	Market value identical to the book value
values, as informed by Belgo’s Board of Executive
Officers.

Suppliers, salaries payable	All obligations to suppliers were calculated at their	Market value identical to the book value
book values.

Debentures and financial costs	Current value calculated based on the interest rates	Market value
(Belgo)	showed in explanatory note 13 of the Financial
Statement.

Other accounts payable	BS’s balance related to the Mendes Junior assumed	Market value
debts, is zero after payment by BMP.

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GROUP OF ACCOUNTS	PREMISES	APPRAISAL CRITERION

Long and short-term loans and financings in	Amounts calculated by their face values	Market value identical to the book value
national and foreign currency

Long and short-term payable taxes,	Amounts subject to offset with tax credits,	Market value identical to the book value
contributions and social charges	and the balance payable calculated at their
face values.

Reserve for Income Tax (IR)and Social	Recalculated based on the assets appraisal.	Amount calculated with 34% on the
Contribution on Net Profits (CSLL) on		reappraisal gains.
surplus / re-appraisal of the property,
plant and equipment

Reserve for short-term financial charges	Unpaid amounts for immediate liquidation of	Null market value
(CST)	financings.

Current accounts with credit balance (CST)	Amounts early paid by creditors, affiliate	Market value identical to the book value
companies mainly.

Social contribution on profit – summer plan	Reserve for court suit, favorable decision	Null market value
(plano verão) (CST)	rendered in 2005.

Long -term debentures	Current value calculated based on the	Market value
interest rates mentioned in explanatory note
13 of the Financial Statements.

Reserve for contingencies	Reserve for court suits with probable	Market value identical to the book value
unfavorable decision

64

11. APPRAISAL OF THE CST NET EQUITY AT MARKET VALUE

In this appraisal, the assets approach was adopted to calculate the market value of the CST Net Equity. In this approach, we analyzed the relevant assets and liabilities so as to reflect their fair market value.

APPRAISAL OF THE PROPERTY, PLANT AND EQUIPMENT

The property, plant and equipment are the most important ones within CST. The appraisal of these assets is shown below:

FIXED ASSETS (R$ MILLIONS)	5.696,99
LAND	15,09
BUILDINGS/FACILITIES	989,92
MACHINES/EQUIP	4.691,98

APPRAISAL OF THE OTHER ASSETS AND LIABILITIES

The other assets were appraised under the criteria in chapter 10, as show the calculation charts in Attachment 1.

65

AMOUNT OF THE CST NET EQUITY AT MARKET VALUE

The table below shows the CST Net Equity at market price, including the respective adjustments of the main accounts:

RELEVANT		( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		11.146,71	8.667,88	-2.478,83

SHORT-TERM ASSETS		1.726,77	1.726,77	0,00
LONG-TERM ASSETS		342,13	193,80	-148,33
PERMANENT ASSETS		9.077,81	6.747,31	-2.330,50
INVESTMENTS		1.104,91	1.050,32	-54,59

CST Com. Ext.	100,00	1,22	1,22	0,00
CST Corp BV	100,00	702,74	702,74	0,00
SOL	62,00	216,78	216,44	-0,33
VEGA	25,00	184,10	129,83	-54,26
OUTROS		0,07	0,07	0,00
AGIOS/DESAGIOS		0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT		7.965,83	5.696,99	-2.268,84

DEFERRED ASSETS		7,07	0,00	-7,07
LIABILITIES		3.208,83	2.425,68	-783,15

SHORT-TERM LIABILITIES		1.155,20	1.056,02	-99,18
LONG-TERM LIABILITIESDEFERRED ASSETS		2.053,63	1.369,66	-683,98

NET EQUITY		7.937,88	6.242,20	-1.695,68

66

VALUE OF THE CST SHARES

50,976,440,030 shares	SHARE VALUE –
TRANCHES OF ONE
THOUSAND
book equity value	R$ 155.716703
adjustment per share	(R$ 33.264020)
equity amount adjusted at market value	R$ 122.452683

67

12. APPRAISAL OF THE AAB NET EQUITY AT MARKET VALUE

APPRAISAL OF THE INVESTMENT IN VEGA

VEGA is a steel transformation plant that employs the most modern processes for scouring, cold rolling and galvanization. It was officially inaugurated on April 27, 2004, but the galvanization operations started in July 2003, and the scouring and rolling operations started in September and October, respectively.

As this is a newly-inaugurated plant, we considered the property, plant and equipment book value equal to the market value.

For the other assets and liabilities, we adopted the criteria described in chapter 10, as shown in the calculation chart of Attachment 1.

NET EQUITY AT MARKET VALUE

The table below shows the AAB Net Equity at market price, including the respective adjustments of the main accounts:

RELEVANT		VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		2.541,52	2.460,33	-81,19

SHORT-TERM ASSETS		0,00	0,00	0,00
LONG-TERM ASSETS		0,00	0,00	0,00
PERMANENT ASSETS		2.541,52	2.460,33	-81,19
INVESTMENTS		2.541,52	2.460,33	-81,19

VEGA	75,00	525,09	389,50	-135,58
CST	33,17	2.009,63	2.070,82	61,19
OUTROS		0,00	0,00	0,00
AGIOS/DESAGIOS		6,80	0,00	-6,80
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00

OUTROS		0,00	0,00	0,00
DEFERRED ASSETS		0,00	0,00	0,00
LIABILITIES		79,24	79,24	0,00

SHORT-TERM LIABILITIES		0,00	0,00	0,00
LONG-TERM LIABILITIES		79,24	79,24	0,00

NET EQUITY		2.462,28	2.381,09	-81,19

68

ADJUSTMENT ORIGINS

The table below shows, in a summarized form, the origins of the adjustments of the AAB Net Equity:

R$ millions

TOTAL VARIATION	(R$ 81,19)
AGIOS/DESAGIOS	(R$ 6,80)
CST e VEGA FIXED ASSETS	(R$ 752,68)
DEFERRED	(R$ 147,95)
ACCONT INVEST.CST/AAB	R$ 623,73
PROV.IR/CS FIXED ASSET VALUATION	R$ 259,81
OTHERS	(R$ 57,30)

VALUE OF THE AAB QUOTAS

2,122,516,699 quotas	QUOTA VALUE- ONE
THOUSAND
book equity value	R$ 1,160.075194
adjustment per quota	(R$38.252897)
equity amount adjusted at market value	R$ 1,121.822297

69

13. APPRAISAL OF THE APSL NET EQUITY AT MARKET VALUE

The criteria described in chapter 10, as shown in the calculation charts in Attachment 1, were used to appraise the APSL assets and liabilities.

We considered the subsequent events and adjustments described in Chapter 9 (see adjusted balance sheet in Attachment 2) to calculate the APS Net Equity at market and the swap ratio.

NET EQUITY AT MARKET VALUE

The table below shows the APSL Net Equity at market value, including the respective adjustments of the main accounts:

RELEVANT		VALOR ( REAIS MILLION )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		580,47	657,05	76,57

SHORT-TERM ASSETS		0,23	0,23	0,00
LONG-TERM ASSETS		0,92	0,92	0,00
PERMANENT ASSETS		579,33	655,91	76,57
INVESTMENTS		579,33	655,91	76,57

CST	10,51	665,06	655,91	-9,16
AGIOS/DESAGIOS		-85,73	0,00	85,73
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00
DEFERRED ASSETS		0,00	0,00	0,00
LIABILITIES		13,23	13,23	0,00

SHORT-TERM LIABILITIES		0,00	0,00	0,00
LONG-TERM LIABILITIES		13,23	13,23	0,00

NET EQUITY		567,24	643,82	76,57

VALUE OF THE APSL SHARES

4,896,865 thousand shares	VALUE
(Tranches of one
thousand shares)

book equity value	R$ 115.838221

adjustment per share	R$ 15.637541

equity amount adjusted	R$ 131.475762
at market value

70

14. APPRAISAL OF THE BELGO NET EQUITY AT MARKET VALUE

We adopted the asset approach to appraise the BELGO Net Equity at market value. In this approach, we calculated the relevant assets and liabilities so as to reflect their fair market value.

INVESTIMENTS

To appraise the BELGO investments we adopted the criteria described in Chapter 10.

The next table shows the appraisal of the property, plant and equipment of the invested companies’ operational units.

APPRAISAL OF THE OTHER ASSETS AND LIABILITES

To appraise the other assets and liabilities, we adopted the criteria described in Chapter 10, as shown in calculation plans in Attachment 1.

COMPANY	PROPERTY, PLANT & EQUIPMENTTotal (R$ millions)

ACINDAR	LAND	11,86
	BUILDINGS/FACILITIES	118,92
	MACHINES/EQUIP	1.082,34
	OTHER	14,15

ACINDAR Total		1.227,27

BBA	LAND	39,74
	BUILDINGS/FACILITIES	157,91
	MACHINES/EQUIP	386,03
	OTHER	-

BBA Total		583,68

BELGO SIDERURGIA	LAND	149,39
	BUILDINGS/FACILITIES	547,05
	MACHINES/EQUIP	2.168,63
	OTHER	256,87

BELGO SIDERURGIA Total		3.121,94

BMB	LAND	0,84
	BUILDINGS/FACILITIES	22,37
	MACHINES/EQUIP	155,10
	OTHER	-

BMB Total		178,31

CAF	LAND	131,62
	BUILDINGS/FACILITIES	0,82
	MACHINES/EQUIP	5,64
	OTHER	293,36

CAF Total		431,44

Global Total		5.111,20

71

BELGO SIDERURGIA NET EQUITY AT MARKET VALUE

The table below shows the BELGO SIDERURGIA Net Equity at market value. This company holds the majority portion of Belgo’s assets:

RELEVANT		VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		6.545,23	8.405,19	1.859,96

SHORT-TERM ASSETS		1.735,73	1.731,93	-3,80
LONG-TERM ASSETS		661,14	654,34	-6,79
PERMANENT ASSETS		4.148,36	6.018,92	1.870,56
INVESTMENTS		1.815,91	2.456,49	640,57

BMU	100,00	229,45	229,45	0,00
BELGOPAR	100,00	1,86	1,86	0,00
ITAUNA	99,90	9,17	9,00	-0,17
ACINDAR	72,68	584,24	994,24	409,99
BBA	55,00	382,41	528,52	146,11
BMB	55,50	69,90	94,11	24,22
CAF	100,00	193,42	360,11	166,69
BMS	100,00	22,59	22,59	0,00
BEMEX	100,00	5,44	5,44	0,00
BMF	99,50	53,16	52,54	-0,62
BIL	100,00	18,82	18,03	-0,79
SOL	37,00	129,17	129,17	0,00
OUTROS		11,42	11,42	0,00
AGIOS/DESAGIOS		104,85	0,00	-104,85
PROPERTY, PLANT AND EQUIPMENT		1.891,96	3.121,94	1.229,98

DEFERRED ASSETS		440,49	440,49	0,00

LIABILITES		2.949,86	2.128,15	-821,72

SHORT-TERM LIABILITIES		2.262,23	1.024,84	-1.237,39
LONG-TERM LIABILITIES		687,63	1.103,31	415,67

NET EQUITY		3.595,37	6.277,05	2.681,68

72

BELGO NET EQUITY AT MARKET VALUE

The table below shows the BELGO Net Equity at market value, including the respective adjustment origins:

RELEVANT		VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		4.476,07	6.430,99	1.954,92

SHORT-TERM ASSETS		2,08	2,08	0,00
LONG-TERM ASSETS		122,91	122,91	0,00
PERMANENT ASSETS		4.351,08	6.305,99	1.954,92
INVESTMENTS		4.349,62	6.305,99	1.956,38

BS	99,11	3.538,52	6.221,15	2.682,62
BMP	99,98	38,45	68,19	29,73
* GUILMAN	51,00	17,10	16,17	-0,93
BME	99,00	0,50	0,50	0,00
OUTROS		0,00	0,00	0,00
AGIOS/DESAGIOS		755,05	0,00	-755,05
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00

DIFERIDO		1,46	0,00	-1,46
LIABILITIES DEFERRED ASSETS		38,92	38,92	0,00

SHORT-TERM LIABILITIES		38,92	38,92	0,00
LONG-TERM LIABILITIES		0,00	0,00	0,00

NET EQUITY		4.437,15	6.392,07	1.954,92

73

ADJUSTMENT ORIGINS

The table below shows, in a summarized form, the origins of the adjustments of the Belgo Net Equity: valores em R$ milions

TOTAL VARIATION	1.954,92

AGIOS/DESAGIOS	(859,04)

INVESTED FIXED ASSETS	2.345,08

LIABILITIES	1.226,37

IR/CS FIXED ASSETS VALUATION PROV	(804,33)

OTHERS	46,84

VALUE OF BELGO SHARES

7,015,829 thousand shares	VALUE (tranches of one
thousand shares)
book equity value	R$ 632.448398
adjustment per share	R$ 278.643725
Equity amount adjusted at market value	R$ 911.092123

(*) excluding the treasury shares

74

75

15. SWAP RATIO CALCULATION

PHASE 1 (AAB and APSL MERGER)

NET EQUITY AT MARKET

	BELGO	AAB	APSL

NET EQUITY AT MARKET (R$ MILLIONS)	R$ 6,392	R$ 2,381	R$ 644
TOTAL SHARES / QUOTAS	7,015,829,297	2,122,516,699	4,896,865,634
R$ PER THOUSAND OF SHARES / QUOTAS	R$ 911.092123	R$ 1,121.822297	R$ 131.475762
SWAP RATIO	1.000000	0.812154	6.929735

Note: Amount of AAB or APSL quotas / shares for one BELGO share, considering the events and adjustments in Chapter 9

PHASE 2 (CST SHARES MERGER)

NET EQUITY AT MARKET

	BELGO	CST

NET EQUITY AT MARKET (R$ MILLIONS)	R$ 9,417	R$ 6,242
TOTAL SHARES / QUOTAS	9,871,421,612	50,976,440,030
R$ PER THOUSAND OF SHARES	R$ 953.963155	R$ 122.452683
SWAP RATIO	1.000000	7.790463

Note: Amount of CST shares for one BELGO share, considering the realizations in Phase 1

76

16. CONCLUSION

Based on the analysis of the above-mentioned documentation and the APSIS studies, the experts concluded that the swap ratios of the BELGO shares for AAB shares and APSL shares, appraised according to the Net Equity at market value under the asset approach on May 31, 2005, are the following:

0.812154 AAB quotas for 1 BELGO share; and
6.929735 APSL shares for 1 BELGO share.

And the swap ratio of BELGO shares, (after the merger of AAB and APSL), for the CST shares is the following:

7.790463 CST shares for 1 BELGO share.

Report RJ-057/05 is concluded. It is composed of seventy-eight (78) pages typed on one side, and four (4) attachments, and it was prepared in two (02) original counterparts. APSIS Consultoria Empresarial S/C Ltda., CREA/RJ 82.2.00620 -1 and CORECON/RJ RF/2.052 -4, an asset appraisal specialized company, undersigned by its legally authorized officers, is available for any necessary clarification.

Rio de Janeiro. July 19, 2005.

ANA CRISTINA FRANÇA DE SOUZA	VERÔNICA ROCHA DE OLIVEIRA
Partner -officer	Accountant (CRC/RJ 69548/O-9)

LUIZ PAULO CESAR SILVEIRA	CLAUDIO MARÇAL DE FREITAS
Officer	Accountant (CRC/RJ 55029/O-1)

CESAR DE FREITAS SILVESTRE
Accountant (CRC/RJ 44779/O-3

77

17. LIST OF ATTACHMENTS

1. APPRAISALS

2. SUPPORTING DOCUMENTATION

3. GLOSSARY

4. APSIS PROFILE

78

SWAP RATIO EVALUATION

VALUE ( R$ MILLION )

RELEVANT ACCOUNTS	CONTÁBIL			PL MERCADO

	BELGO	AAB	APSL	BELGO	AAB	APSL

ASSETS	4.476,07	2.541,52	580,47	6.430,99	2.460,33	657,05

SHORT-TERM ASSETS	2,08	0,00	0,23	2,08	0,00	0,23
LONG-TERM ASSETS	122,91	0,00	0,92	122,91	0,00	0,92
PROPERTY, PLANT AND EQUIPMENT	4.351,08	2.541,52	579,33	6.305,99	2.460,33	655,91

LIABILITIES	38,92	79,24	13,23	38,92	79,24	13,23

SHORT-TERM LIABILITIES	38,92	0,00	0,00	38,92	0,00	0,00
LONG-TERM LIABILITIES	0,00	79,24	13,23	0,00	79,24	13,23

NET EQUITY	4.437,15	2.462,28	567,24	6.392,07	2.381,09	643,82

TOTAL SHARES / QUOTAS	7.015.829.297	2.122.516.699	4.896.865.634	7.015.829.297	2.122.516.699	4.896.865.634

R$ PER THOUSAND OF SHARES / QUOTAS	632,448398	1.160,075194	115,838221	911,092123	1.121,822297	131,475762

SWAP RATIO	1,000000	0,545179	5,459756	1,000000	0,812154	6,929735

Note: Amount of AAB or APSL shares / quotas for one Belgo share

SWAP RATIO - ECONOMIC CRITERION

	BELGO	AAB	APSL
ECONOMIC VALUE (R$ MILLION)	R$ 8.042,67	R$ 2.614,70	R$ 658,84
AMOUNT OF SHARES / QUOTASDEFERRED ASSETS	7.015.829.297	2.122.516.699	4.896.865.634
VALUE PER THOUSAND OF SHARES / QUOTAS	R$ 1.146,36	R$ 1.231,89	R$ 134,54
SWAP RATIO	1,000000	0,930572809	8,520420306

BELGO - AMOUNT OF SHARES TO ISSUE		2.280.871.179	574.721.136

COMPANY: COMPANHIA SIDERÚRGICA BELGO-MINEIRA (APÓS INCORPORAÇÃO AAB e APSL)

RELEVANT		VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		7.598,06	9.548,36	1.950,30

SHORT-TERM ASSETS		2,31	2,31	0,00
LONG-TERM ASSETS		123,83	123,83	0,00
PERMANENT ASSETS		7.471,93	9.422,23	1.950,30
INVESTMENTS		7.470,47	9.422,23	1.951,76

BS	99,11	3.538,52	6.221,15	2.682,62
CST	38,34	2.674,69	2.726,73	52,03
VEGA	75,00	525,09	389,50	-135,58
BMP	99,98	38,45	68,19	29,73
* GUILMAN	51,00	17,10	16,17	-0,93
BME	99,00	0,50	0,50	0,00
OUTROS		0,00	0,00	0,00
AGIOS/DESAGIOS		676,11	0,00	-676,11
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00

DEFERRED ASSETS		1,46	0,00	-1,46
LIABILITIES		131,39	131,39	0,00

SHORT-TERM LIABILITIES		38,92	38,92	0,00
LONG-TERM LIABILITIES		92,47	92,47	0,00

NET EQUITY		7.466,67	9.416,97	1.950,30

Note: * 100% Investment accounted for

Avaliação da Posição de Troca

VALUE ( REAIS MILLION )

RELEVANT	CONTÁBIL		PL MERCADO

ACCOUNTS	BELGO	CST	BELGO	CST

ASSETS	7.598,06	11.146,71	9.548,36	8.667,88

SHORT-TERM ASSETS	2,31	1.726,77	2,31	1.726,77
LONG-TERM ASSETS	123,83	342,13	123,83	193,80
PERMANENT ASSETS	7.471,93	9.077,81	9.422,23	6.747,31

LIABILITIES	131,39	3.208,83	131,39	2.425,68

SHORT-TERM LIABILITIES	38,92	1.155,20	38,92	1.056,02
LONG-TERM LIABILITIES	92,47	2.053,63	92,47	1.369,66

NET EQUITY	7.466,67	7.937,88	9.416,97	6.242,20

TOTAL SHARES	9.871.421.612	50.976.440.030	9.871.421.612	50.976.440.030

R$ PER THOUSAND OF SHARES	756,392895	155,716703	953,963155	122,452683

SWAP RATIO	1,000000	4,857494	1,000000	7,790463

Note: Amount of CST shares for one Belgo share

COMPANY: APSL ONPN PARTICIPACOES S.A.

RELEVANT	VALOR ( REAIS MILLION )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		580,47	657,05	76,57

SHORT-TERM ASSETS		0,23	0,23	0,00
LONG-TERM ASSETS		0,92	0,92	0,00
PERMANENT ASSETS		579,33	655,91	76,57
INVESTMENTS		579,33	655,91	76,57

CST	10,51	665,06	655,91	-9,16
AGIOS/DESAGIOS		-85,73	0,00	85,73
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00
DEFERRED ASSETS		0,00	0,00	0,00
LIABILITIES		13,23	13,23	0,00

SHORT-TERM LIABILITIES		0,00	0,00	0,00
LONG-TERM LIABILITIES		13,23	13,23	0,00

NET EQUITY		567,24	643,82	76,57

COMPANY: ARCELOR ACOS DO BRASIL LTDA

RELEVANT	VALOR ( REAIS MILHÕES)

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		2.541,52	2.460,33	-81,19

SHORT-TERM ASSETS		0,00	0,00	0,00
LONG-TERM ASSETS		0,00	0,00	0,00
PERMANENT ASSETS		2.541,52	2.460,33	-81,19
INVESTMENTS		2.541,52	2.460,33	-81,19

VEGA	75,00	525,09	389,50	-135,58
CST	33,17	2.009,63	2.070,82	61,19
OUTROS		0,00	0,00	0,00
AGIOS/DESAGIOS		6,80	0,00	-6,80
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00

OUTROS		0,00	0,00	0,00
DEFERRED ASSETS		0,00	0,00	0,00
LIABILITIES		79,24	79,24	0,00

SHORT-TERM LIABILITIES		0,00	0,00	0,00
LONG-TERM LIABILITIES		79,24	79,24	0,00

NET EQUITY		2.462,28	2.381,09	-81,19

DEFERRED ASSETS

R$ millions

TOTAL VARIATION	(R$ 81,19)
AGIOS/DESAGIOS	(R$ 6,80)
CST e VEGA FIXED ASSETS	(R$ 752,68)
DEFERRED	(R$ 147,95)
ACCONT INVEST.CST/AAB	R$ 623,73
PROV.IR/CS FIXED ASSET VALUATION	R$ 259,81
OTHERS	(R$ 57,30)

COMPANY: COMPANHIA SIDERURGICA TUBARÃO

RELEVANT		( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		11.146,71	8.667,88	-2.478,83

SHORT-TERM ASSETS		1.726,77	1.726,77	0,00
LONG-TERM ASSETS		342,13	193,80	-148,33
PERMANENT ASSETS		9.077,81	6.747,31	-2.330,50
INVESTMENTS		1.104,91	1.050,32	-54,59

CST Com. Ext.	100,00	1,22	1,22	0,00
CST Corp BV	100,00	702,74	702,74	0,00
SOL	62,00	216,78	216,44	-0,33
VEGA	25,00	184,10	129,83	-54,26
OUTROS		0,07	0,07	0,00
AGIOS/DESAGIOS		0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT		7.965,83	5.696,99	-2.268,84

DEFERRED ASSETS		7,07	0,00	-7,07
LIABILITIES		3.208,83	2.425,68	-783,15

SHORT-TERM LIABILITIES		1.155,20	1.056,02	-99,18
LONG-TERM LIABILITIESDEFERRED ASSETS		2.053,63	1.369,66	-683,98

NET EQUITY		7.937,88	6.242,20	-1.695,68

COMPANY VEGA

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	1.510,25	1.329,47	-180,78

SHORT-TERM ASSETS	443,62	437,65	-5,97
LONG-TERM ASSETS	27,56	27,56	0,00
PERMANENT ASSETS	1.039,07	864,26	-174,81
	0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT	774,21	774,21	0,00
DEFERRED ASSETS	264,86	90,05	-174,81
LIABILITIES	810,13	810,13	0,00

SHORT-TERM LIABILITIES	236,62	236,62	0,00
LONG-TERM LIABILITIES	573,51	573,51	0,00

NET EQUITY	700,12	519,34	-180,78

COMPANY: SOL COQUERIA TUBARÃO S.A.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	361,19	361,19	0,00

SHORT-TERM ASSETS	41,03	41,03	0,00
LONG-TERM ASSETS	0,00	0,00	0,00
PERMANENT ASSETS	320,16	320,16	0,00
	0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT	320,11	320,11	0,00

LAND	0,00	0,00	0,00
EDIFICIOS / INSTALAÇÕES	0,00	0,00	0,00
MAQUINAS / EQUIPAMENTOS	0,00	0,00	0,00
OUTROS	320,11	320,11	0,00
DEFERRED ASSETS	0,05	0,05	0,00
LIABILITIES	12,09	12,09	0,00

SHORT-TERM LIABILITIES	12,09	12,09	0,00
LONG-TERM LIABILITIES	0,00	0,00	0,00

NET EQUITY	349,10	349,10	0,00

COMPANY COMPANHIA SIDERÚRGICA BELGO-MINEIRA

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		4.476,07	6.430,99	1.954,92

SHORT-TERM ASSETS		2,08	2,08	0,00
LONG-TERM ASSETS		122,91	122,91	0,00
PERMANENT ASSETS		4.351,08	6.305,99	1.954,92
INVESTMENTS		4.349,62	6.305,99	1.956,38

BS	99,11	3.538,52	6.221,15	2.682,62
BMP	99,98	38,45	68,19	29,73
* GUILMAN	51,00	17,10	16,17	-0,93
BME	99,00	0,50	0,50	0,00
OUTROS		0,00	0,00	0,00
AGIOS/DESAGIOS		755,05	0,00	-755,05
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00

DIFERIDO		1,46	0,00	-1,46
LIABILITIES DEFERRED ASSETS		38,92	38,92	0,00

SHORT-TERM LIABILITIES		38,92	38,92	0,00
LONG-TERM LIABILITIES		0,00	0,00	0,00

NET EQUITY		4.437,15	6.392,07	1.954,92

Note: * 100% investments accounted for

valores em R$ milions

TOTAL VARIATION	1.954,92

AGIOS/DESAGIOS	(859,04)

INVESTED FIXED ASSETS	2.345,08

LIABILITIES	1.226,37

IR/CS FIXED ASSETS VALUATION PROV	(804,33)

OTHERS	46,84

COMPANY BELGO-MINEIRA PARTIC. IND. COM. S/A.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		164,48	187,77	23,30

SHORT-TERM ASSETS		1,97	1,97	0,00
LONG-TERM ASSETS		131,13	131,13	0,00
PERMANENT ASSETS		31,38	54,67	23,30
INVESTMENTS		31,38	54,67	23,30

BS	0,87	31,38	54,67	23,30
LIABILITIES		126,02	119,58	-6,44

SHORT-TERM LIABILITIES		53,06	52,75	-0,31
LONG-TER LIABILITIES		72,96	66,83	-6,13

NET EQUITY		38,46	68,20	29,74

COMPANY BELGOPAR LTDA.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	1,86	1,86	0,00

SHORT-TERM ASSETS	0,04	0,04	0,00
LONG-TERM ASSETS	1,83	1,83	0,00
PERMANENT ASSETS	0,00	0,00	0,00
LIABILITIES	0,00	0,00	0,00

SHORT-TERM LIABILITIES	0,00	0,00	0,00
LONG-TERM LIABILITIES	0,00	0,00	0,00

NET EQUITY	1,86	1,86	0,00

COMPANY ITAÚNA SIDERÚRGICA LTDA.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	12,73	12,56	-0,17

SHORT-TERM ASSETS	4,28	4,28	0,00
LONG-TERM ASSETS	0,31	0,31	0,00
ATIVO PERMANENTE	8,14	7,97	-0,17
	0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT	7,97	7,97	0,00

TERRENOS	0,00	0,00	0,00
EDIFICIOS / INSTALAÇÕES	0,46	0,46	0,00
MAQUINAS / EQUIPAMENTOS	6,98	6,98	0,00
OUTROS	0,53	0,53	0,00
DIFERIDO	0,17	0,00	-0,17
LIABILITIES	3,56	3,56	0,00

SHORT-TERM LIABILITIES	3,56	3,56	0,00
LONG-TERM LIABILITIES	0,00	0,00	0,00

NET EQUITY	9,18	9,01	-0,17

COMPANY BELGO-MINEIRA URUGUAY S.A.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	229,45	229,45	0,00

SHORT-TERM ASSETS	145,20	145,20	0,00
LONG-TERM ASSETS	84,25	84,25	0,00
PERMANENT ASSETS	0,00	0,00	0,00
LIABILITIES	0,00	0,00	0,00

SHORT-TERM LIABILITIES	0,00	0,00	0,00
LONG-TERM LIABILITIES	0,00	0,00	0,00

NET EQUITY	229,45	229,45	0,00

COMPANY BELGO SIDERURGIA S/A

RELEVANT		VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		6.545,23	8.405,19	1.859,96

SHORT-TERM ASSETS		1.735,73	1.731,93	-3,80
LONG-TERM ASSETS		661,14	654,34	-6,79
PERMANENT ASSETS		4.148,36	6.018,92	1.870,56
INVESTMENTS		1.815,91	2.456,49	640,57

BMU	100,00	229,45	229,45	0,00
BELGOPAR	100,00	1,86	1,86	0,00
ITAUNA	99,90	9,17	9,00	-0,17
ACINDAR	72,68	584,24	994,24	409,99
BBA	55,00	382,41	528,52	146,11
BMB	55,50	69,90	94,11	24,22
CAF	100,00	193,42	360,11	166,69
BMS	100,00	22,59	22,59	0,00
BEMEX	100,00	5,44	5,44	0,00
BMF	99,50	53,16	52,54	-0,62
BIL	100,00	18,82	18,03	-0,79
SOL	37,00	129,17	129,17	0,00
OUTROS		11,42	11,42	0,00
AGIOS/DESAGIOS		104,85	0,00	-104,85
DEFERRED ASSETS		1.891,96	3.121,94	1.229,98

DIFERIDO		440,49	440,49	0,00
LIABILITES		2.949,86	2.128,15	-821,72

SHORT-TERM LIABILITIES		2.262,23	1.024,84	-1.237,39
LONG-TERM LIABILITIES		687,63	1.103,31	415,67

NET EQUITY		3.595,37	6.277,05	2.681,68

COMPANY ACINDAR-IND. ARGENTINA DE ACEROS S.A.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	1.455,13	2.304,99	849,86

SHORT-TERM ASSETS	1.007,19	1.002,58	-4,61
LONG-TERM ASSETS	19,64	18,04	-1,60
PERMANENT ASSETS	428,31	1.284,37	856,07
INVESTMENTS	57,11	57,11	0,00

OUTROS	10,33	10,33	0,00
AGIOS/DESAGIOS	46,77	46,77	0,00
PROPERTY, PLANT AND EQUIPMENT	371,20	1.227,27	856,07

TERRENOS	11,86	11,86	0,00
EDIFICIOS / INSTALAÇÕES	61,94	118,92	56,98
MAQUINAS / EQUIPAMENTOS	246,74	1.082,34	835,59
OUTROS	50,65	14,15	-36,50
DIFERIDO	0,00	0,00	0,00
LIABILITIES	645,87	936,93	291,06

SHORT-TERM LIABILITIES	342,28	342,28	0,00
LONG-TERM LIABILITIES	303,59	594,65	291,06

NET EQUITY	809,26	1.368,06	558,79

COMPANY BELGO BEKAERT NORDESTE S.A.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	140,64	197,45	56,81

SHORT-TERM ASSETS	104,18	104,05	-0,13
LONG-TERM ASSETS	21,10	21,10	0,00
PERMANENT ASSETS	15,37	72,31	56,94
INVESTMENTS	0,05	0,05	0,00

OUTROS	0,05	0,05	0,00
PROPERTY, PLANT AND EQUIPMENT	15,28	72,26	56,98

TERRENOS	0,01	0,00	-0,01
EDIFICIOS / INSTALAÇÕES	1,72	38,96	37,24
MAQUINAS / EQUIPAMENTOS	6,88	33,30	26,42
OUTROS	6,67	0,00	-6,67
DIFERIDO	0,04	0,00	-0,04
LIABILITIES	53,67	73,04	19,37

SHORT-TERM LIABILITIES	39,33	39,33	0,00
LONG-TERM LIABILITIES	14,34	33,71	19,37

NET EQUITY	86,97	124,41	37,44

COMPANY BELGO BEKAERT ARAMES LTDA.

RELEVANT			VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		907,99	1.291,86	383,88

SHORT-TERM ASSETS		416,22	415,48	-0,74
LONG-TERM ASSETS		100,49	100,49	0,00
PERMANENT ASSETS		391,28	775,89	384,61
INVESTMENTS		155,27	192,21	36,94

BBN	99,03	86,13	123,21	37,08
OUTROS		69,01	69,01	0,00
AGIOS/DESAGIOS		0,13	0,00	-0,13
PROPERTY, PLANT AND EQUIPMENT		235,95	583,68	347,72

TERRENOS		39,74	39,74	0,00
EDIFICIOS / INSTALAÇÕES		22,21	157,91	135,70
MAQUINAS / EQUIPAMENTOS		130,32	386,03	255,71
OUTROS		43,69	0,00	-43,69
DIFERIDO		0,05	0,00	-0,05
LIABILITIES		212,69	330,92	118,23

SHORT-TERM LIABILITIES		208,54	208,54	0,00
LONG-TERM LIABILITIES		4,15	122,38	118,23

NET EQUITYDEFERRED ASSETS		695,30	960,95	265,65

COMPANY BMB-BELGO-MINEIRA BEK. ART. AR. LTDA

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	223,97	291,29	67,33

SHORT-TERM ASSETS	77,47	75,65	-1,82
LONG-TERM ASSETS	36,85	36,85	0,00
PERMANENT ASSETS	109,65	178,80	69,15
INVESTMENTS	0,49	0,49	0,00

OUTROS	0,49	0,49	0,00
AGIOS/DESAGIOS	0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT	108,63	178,31	69,68

TERRENOS	0,84	0,84	0,00
EDIFICIOS / INSTALAÇÕES	22,37	22,37	0,00
MAQUINAS / EQUIPAMENTOS	18,56	155,10	136,54
OUTROS	66,87	0,00	-66,87
DIFERIDO	0,53	0,00	-0,53
LIABILITIES	98,03	121,72	23,69

SHORT-TERM LIABILITIES	72,78	72,78	0,00
LONG-TERM LIABILITIES	25,25	48,94	23,69

NET EQUITY	125,94	169,58	43,64

COMPANY CAF SANTA BÁRBARA LTDA.

RELEVANT			VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		217,27	470,00	252,73

SHORT-TERM ASSETS		25,85	25,83	-0,02
LONG-TERM ASSETS		12,45	12,45	0,00
PERMANET ASSETS		178,97	431,72	252,75
INVESTMENTS		0,11	0,28	0,17

ITAUNA	0,10	0,00	0,01	0,01
BMF	0,50	0,10	0,26	0,16
OUTROS		0,01	0,01	0,00
AGIOS/DESAGIOS		0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT		178,38	431,44	253,06

TERRENOS		0,15	131,62	131,47
EDIFICIOS / INSTALAÇÕES		0,82	0,82	0,00
MAQUINAS / EQUIPAMENTOS		5,64	5,64	0,00
OUTROS		171,76	293,36	121,60
DIFERIDO		0,48	0,00	-0,48
LIABILITIES		23,85	109,89	86,04

SHORT-TERM LIABILITIES		12,93	12,93	0,00
LONG-TERM LIABILITIESDEFERRED ASSETS		10,92	96,96	86,04

NET EQUITY		193,42	360,11	166,69

COMPANY PICCHIONI BELGO-MINEIRA DTVM S/A

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	16,90	16,90	0,00

SHORT-TERM ASSETS	5,86	5,86	0,00
LONG-TERM ASSETS	10,77	10,77	0,00
PERMANENT ASSETS	0,28	0,28	0,00
INVESTMENTS	0,20	0,20	0,00

OUTROS	0,20	0,20	0,00
PROPERTY, PLANT AND EQUIPMENT	0,07	0,07	0,00

TERRENOS	0,00	0,00	0,00
EDIFICIOS / INSTALAÇÕES	0,00	0,00	0,00
MAQUINAS / EQUIPAMENTOS	0,00	0,00	0,00
OUTROS	0,07	0,07	0,00
DIFERIDO	0,00	0,00	0,00
LIABILITIES	13,43	13,43	0,00

SHORT-TERM LIABILITIES	2,66	2,66	0,00
LONG-TERM LIABILITIES	10,77	10,77	0,00

NET EQUITY	3,47	3,47	0,00

COMPANY BELGO MINEIRA SISTEMAS S/A

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	34,72	34,72	0,00

SHORT-TERM ASSETS	23,27	23,27	0,00
LONG-TERM ASSETS	4,39	4,39	0,00
PERMANENT ASSETS	7,06	7,06	0,00
	0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT	7,06	7,06	0,00

TERRENOS	0,00	0,00	0,00
EDIFICIOS / INSTALAÇÕES	0,02	0,02	0,00
MAQUINAS / EQUIPAMENTOS	0,64	0,64	0,00
OUTROS	6,40	6,40	0,00
DIFERIDO	0,00	0,00	0,00
LIABILITIES	12,13	12,13	0,00

SHORT-TERM LIABILITIES	7,94	7,94	0,00
LONG-TERM LIABILITIES	4,20	4,20	0,00

NET EQUITY	22,59	22,59	0,00

COMPANY BELGO-MINEIRA COM.EXPORT. S/A

RELEVANT		VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		5,63	5,63	0,00

SHORT-TERM ASSETS		0,08	0,08	0,00
LONG-TERM ASSETS		2,96	2,96	0,00
PERMANENT ASSETS		2,58	2,58	0,00
INVESTMENTS		2,58	2,58	0,00

PBM	74,50	2,58	2,58	0,00
OUTROS		0,00	0,00	0,00
AGIOS/DESAGIOS		0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00

TERRENOS		0,00	0,00	0,00
EDIFICIOS / INSTALAÇÕES		0,00	0,00	0,00
MAQUINAS / EQUIPAMENTOS		0,00	0,00	0,00
OUTROS		0,00	0,00	0,00
DIFERIDO		0,00	0,00	0,00
LIABILITIES		0,19	0,19	0,00

SHORT-TERM LIABILITIES		0,19	0,19	0,00
LONG-TERM LIABILITIES		0,00	0,00	0,00

NET EQUITYDEFERRED ASSETS		5,44	5,44	0,00

COMPANY BELGO-MINEIRA FOMENTO MERC. LTDA.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	73,47	72,85	-0,62

SHORT-TERM ASSETS	61,84	61,80	-0,04
LONG-TERM ASSETS	11,23	10,65	-0,58
PERMANENT ASSETS	0,40	0,40	0,00
	0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT	0,40	0,40	0,00

TERRENOS	0,00	0,00	0,00
EDIFICIOS / INSTALAÇÕES	0,00	0,00	0,00
MAQUINAS / EQUIPAMENTOS	0,00	0,00	0,00
OUTROS	0,40	0,40	0,00
DIFERIDO	0,00	0,00	0,00
LIABILITIES	20,04	20,04	0,00

SHORT-TERM LIABILITIES	20,04	20,04	0,00
LONG-TERM LIABILITIES	0,00	0,00	0,00

NET EQUITY	53,43	52,81	-0,62

COMPANIES USINA HIDRELÉTRICA GUILMAN AMORIM S/A

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	89,05	88,12	-0,93

SHORT-TERM ASSETS	18,68	18,52	-0,16
LONG-TERM ASSETS	5,12	4,77	-0,35
PERMANENT ASSETS	65,25	64,83	-0,43
	0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT	64,83	64,83	0,00

TERRENOS	2,34	2,34	0,00
EDIFICIOS / INSTALAÇÕES	39,84	39,84	0,00
MAQUINAS / EQUIPAMENTOS	22,58	22,58	0,00
OUTROS	0,08	0,08	0,00
DIFERIDO	0,43	0,00	-0,43
LIABILITIES	71,95	71,95	0,00

SHORT-TERM LIABILITIES	30,98	30,98	0,00
LONG-TERM LIABILITIES	40,97	40,97	0,00

NET EQUITY	17,10	16,17	-0,93

Note: Under the pro rata method, this balance sheet represents 51% of Guilman's total balance sheet, as Belgo explains DEFERRED. ASSETS

COMPANY BEMEX INTERNATIONAL LTD.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	61,08	61,07	-0,01

SHORT-TERM ASSETS	55,13	55,12	-0,01
LONG-TERM ASSETS	0,00	0,00	0,00
PERMANENT ASSETS	5,95	5,95	0,00
INVESTMENTS	5,95	5,95	0,00

OUTROS	5,95	5,95	0,00
PROPERTY, PLANT AND EQUIPMENT	0,00	0,00	0,00

TERRENOS	0,00	0,00	0,00
EDIFICIOS / INSTALAÇÕES	0,00	0,00	0,00
MAQUINAS / EQUIPAMENTOS	0,00	0,00	0,00
OUTROS	0,00	0,00	0,00
DIFERIDO	0,00	0,00	0,00
LIABILITIES	43,04	43,04	0,00

SHORT-TERM LIABILITIES	37,63	37,63	0,00
LONG-TERM LIABILITIES	5,40	5,40	0,00

NET EQUITY	18,04	18,03	-0,01

COMPANY BELGO-MINEIRA ENGENHARIA LTDA.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	0,99	0,99	0,00

SHORT-TERM ASSETS	0,06	0,06	0,00
LONG-TERM ASSETS	0,92	0,92	0,00
PERMANENT ASSETS	0,01	0,01	0,00
INVESTMENTS	0,01	0,01	0,00

OUTROS	0,01	0,01	0,00
PROPERTY, PLANT AND EQUIPMENT	0,00	0,00	0,00
DIFERIDO	0,00	0,00	0,00
LIABILITIES	0,49	0,49	0,00

SHORT-TERM LIABILITIES	0,49	0,49	0,00
LONG-TERM LIABILITIES	0,00	0,00	0,00

NET EQUITY	0,50	0,50	0,00

Companhia Siderúrgica Belgo-Mineira

Balanço patrimonial e
demonstração do resultado
em 31 de maio de 2005

Companhia Siderúrgica Belgo-Mineira

Balanço patrimonial e demonstração do resultado

em 31 de maio de 2005

Conteúdo
Parecer dos auditores independentes	3
Balanço patrimonial	4
Demonstração do resultado	5

2

Parecer dos auditores independentes

Ao
Conselho de administração e acionistas da
Companhia Siderúrgica Belgo-Mineira
Belo Horizonte - MG

Examinamos o balanço patrimonial da Companhia Siderúrgica Belgo-Mineira, levantado em 31 de maio de 2005 e a respectiva demonstração do resultado relativa ao período de 1º de janeiro a 31 de maio de 2005, elaborados sob a responsabilidade de sua administração, com o objetivo específico de servir de base para a incorporação pela Companhia Siderúrgica Belgo-Mineira das ações da Companhia Siderúrgica de Tubarão e em atendimento às normas da Comissão de Valores Mobiliários – CVM aplicáveis a processos de incorporação, fusão e cisão (Instrução CVM 319, de 03 de dezembro de 1999). Nossa responsabilidade é a de expressar uma opinião sobre essas demonstrações contábeis.

Nosso exame foi conduzido de acordo com as normas de auditoria aplicáveis no Brasil e compreendeu: (a) o planejamento dos trabalhos, considerando a relevância dos saldos, o volume das transações e os sistemas contábil e de controles internos da Companhia; (b) a constatação, com base em testes, das evidências e dos registros que suportam os valores e as informações contábeis divulgados; e (c) a avaliação das práticas e das estimativas contábeis mais representativas adotadas pela administração da Companhia para apresentação do balanço patrimonial e da demonstração de resultado.

Em nossa opinião as demonstrações financeiras acima referidas, representam, adequadamente, em todos os aspectos relevantes, a posição patrimonial e financeira da Companhia Siderúrgica Belgo-Mineira em 31 de maio de 2005 e o resultado de suas operações correspondente ao período de 1º de janeiro a 31 de maio de 2005, de acordo com as práticas contábeis adotadas no Brasil aplicadas consistentemente em relação ao último exercício social encerrado em 31 de dezembro de 2004.

Tendo em vista que o balanço patrimonial e a demonstração do resultado foram preparados e estão sendo apresentados com um objetivo específico, conforme mencionado no primeiro parágrafo, não estão sendo apresentadas demonstrações das mutações do patrimônio líquido e das origens e aplicações de recursos correspondentes ao período de 1º de janeiro a 31 de maio de 2005, bem como as notas explicativas às demonstrações contábeis, conforme requerido pela legislação societária brasileira. Consequentemente, o presente parecer é para ser utilizado pela Administração da Companhia Siderúrgica Belgo-Mineira, exclusivamente para o propósito descrito no primeiro parágrafo.

14 de julho de 2005

KPMG Auditores Independentes
CRC 2SP014428/O-6

Marco Túlio Fernandes Ferreira	Daniel Antônio Cabral de Vasconcelos
Contador CRC MG058176/O-0	Contador CRC MG059164/O-3

3

Companhia Siderúrgica Belgo -Mineira

Companhia aberta

Balanço patrimonial

em 31 de maio de 2005

(Em milhares de reais)

Ativo		Passivo e Patrimônio líquido

Circulante		Circulante
Caixa e depósitos bancários	240	Fornecedores	238
Aplicações financeiras	1.838	Salários e encargos sociais	8.742
Demais contas a receber	5	Empréstimos de partes relacionadas	23.501

	2.083	Impostos a pagar	817

		Dividendos e juros sobre o capital próprio	3.778
Realizável a longo prazo		Demais contas a pagar	1.846

Contas a receber de controladas e coligadas	103.533		38.922

Impostos e contribuições a compensar	18.681
Demais contas a receber	697	Patrimônio líquido

	122.911	Capital social	3.000.000

Permanente		Reservas de capital	193.221
		Reservas de lucros e lucros acumulados	1.243.929

Investimentos em empresas controladas	4.349.618		4.437.150

Diferido	1.460

	4.351.078

Total do Ativo	4.476.072	Total do Passivo e do Patrimônio líquido	4.476.072

4

Companhia Siderúrgica Belgo-Mineira

Companhia aberta

Demonstração de resultado

período de 1º de janeiro a 31 de maio de 2005

(Em milhares de reais)

Receita bruta das vendas de produtos e serviços
Mercado interno	477.296
Mercado externo	164.554

641.850
Deduções das vendas, principalmente impostos e frete	(172.761)

Receita operacional líquida	469.089
Custo dos produtos vendidos e serviços prestados	(251.803)

Lucro bruto	217.286

Receitas (despesas) operacionais
Com vendas	(12.189)
Gerais e administrativas	(23.477)
Participação em empresas controladas e coligadas:
. Equivalência patrimonial	970.100
. Amortização de ágio	(89.224)
Participações dos empregados	(190)
Despesas financeiras líquidas	(16.037)
Outras Receitas operacionais líquidas	68.392

897.375

Lucro operacional	1.114.661

Resultado não operacional	(14.759)

Lucro antes do imposto de renda, da contribuição social e das
atribuições estatutárias	1.099.902
Imposto de renda	(69.824)
Contribuição social	(16.710)

Lucro líquido do período	1.013.368

Lucro líquido do período por lote de mil ações em circulação
do capital social no fim do período - R$	144,44

Quantidade de ações em circulação no final do período (lotes de 1000 ações)	7.015.829

5

PARTICIPAÇÕES ACIONÁRIAS DA CIA. SIDERÚRGICA BELGO-MINEIRA 30/05/2005

		DATA	MOEDA		COMPOSIÇÃO E DISTRIBUIÇÃO DO CAPITAL SOCIAL						PARTICIPAÇÃO
		A.G.O.	DO	CAPITAL	(AÇÕES / QUOTAS)						BELGO-MINEIRA

Nº	SETOR / EMPRESAS	OU	CAPITAL	SOCIAL							INDIRETA	TOTAL

		A.G.E.	SOCIAL		ORD.	%	PREF.	%	TOTAL	%	%	%

	SIDERURGIA

1	BELGO-MINEIRA PARTIC. IND. COM. S/A.	03/05/2004	R$	45.136.161,00	12.896.046	100,00	0	0,00	12.896.046	100,00
	Belgo-Mineira				12.894.042	99,98		0,00	12.894.042	99,98		99,9998
	BME-Belgo-Mineira Eng. Ltda.				2.000	0,02		0,00	2.000	0,02	0,0198
	Carlo Panunzi				1	0,00		0,00	1	0,00
	Cláudio Horta Mendes				1	0,00		0,00	1	0,00
	Paulo Geraldo de Sousa				1	0,00		0,00	1	0,00
	Marcos Piana de Faria				1	0,00		0,00	1	0,00

2	ITAÚNA SIDERÚRGICA LTDA.	16/06/2003	R$	6.000.000,00	1.000	100,00	0	0,00	1.000	100,00
	Belgo Siderurgia S.A.				999	99,90		0,00	999	99,90	99,0109	99,1100
	CAF Santa Bárbara Ltda.				1	0,10		0,00	1	0,10	0,0991

3	ACINDAR-IND. ARGENTINA DE ACEROS S.A.	07/05/2004	ARS	613.277.597,00	613.277.597	100,00	0	0,00	613.277.597	100,00
	Belgo Siderurgia S.A.				445.700.255	72,68		0,00	445.700.255	72,68	72,0283	72,0283
	CFI				16.425.000	2,68		0,00	16.425.000	2,68
	Fundación Acindar				1.926.800	0,31		0,00	1.926.800	0,31
	Outros				149.225.542	24,33		0,00	149.225.542	24,33

4	BELGO-MINEIRA URUGUAY S.A.	12/01/2004	UYP	1.592.295.698,00	12.500.000	100,00	0	0,00	12.500.000	100,00
	Belgo Siderurgia S.A.				12.500.000	100,00		0,00	12.500.000	100,00	99,1100	99,1100

5	BELGOPAR LTDA.	28/09/2001	R$	500.000,00	500.000	100,00	0	0,00	500.000	100,00
	Belgo Siderurgia S.A.				499.999	100,00		0,00	499.999	100,00	99,1100	99,1100
	BME-Belgo-Mineira Eng. Ltda.				1	0,00		0,00	1	0,00	0,0000

6	BELGO SIDERURGIA S/A	31/03/2005	R$	3.066.241.510,94	2.011.181	100,00	705.724	100,00	2.716.905	100,00
	Belgo-Mineira				1.987.000	98,80	705.709	100,00	2.692.709	99,11		99,9798
	Belgo-Mineira Particip. Ind. e Com. S/A				23.665	1,18		0,00	23.665	0,87	0,8698
	Cláudio Horta Mendes				1	0,00		0,00	1	0,00
	Carlo Panunzi				1	0,00		0,00	1	0,00
	Marcus Vianna Botelho				1	0,00		0,00	1	0,00
	Fernando da Fonseca Matos				1	0,00		0,00	1	0,00
	Isabel Pereira de Souza				1	0,00		0,00	1	0,00
	Paulo Geraldo de Sousa				1	0,00		0,00	1	0,00
	Outros				510	0,03	15	0,00	525	0,02

PARTICIPAÇÕES ACIONÁRIAS DA CIA. SIDERÚRGICA BELGO-MINEIRA 30/05/2005

		DATA	MOEDA		COMPOSIÇÃO E DISTRIBUIÇÃO DO CAPITAL SOCIAL						PARTICIPAÇÃO
		A.G.O.	DO	CAPITAL	(AÇÕES / QUOTAS)						BELGO-MINEIRA

Nº	SETOR / EMPRESAS	OU	CAPITAL	SOCIAL							INDIRETA	TOTAL

		A.G.E.	SOCIAL		ORD.	%	PREF.	%	TOTAL	%	%	%

	TREFILARIAS E DERIVADOS

7	TREFILARBED ARKANSAS INC.		US$	68.989.800,00	16.200	100,00	0	0,00	16.200	100,00
	BEMEX International Ltd.				800	4,94		0,00	800	4,94	4,8960	4,8960
	TrefilARBED Bettembourg				9.200	56,79		0,00	9.200	56,79
	Arcelor International				200	1,23		0,00	200	1,23
	TREFILARBED kiswire, Limited				6.000	37,04		0,00	6.000	37,04
8	BELGO BEKAERT NORDESTE S.A.	04/06/2004	R$	30.289.344,74	1.362.509	100,00	151.348	100,00	1.513.857	100,00
	Belgo Bekaert Arames Ltda.				1.362.480	100,00	136.720	90,33	1.499.200	99,03	53,9817	53,9817
	Outros				29	0,00	14.628	9,67	14.657	0,97

9	CIMAF CABOS S.A.	17/12/1999	R$	24.086.356,00	24.086.356	100,00	0	0,00	24.086.356	100,00
	Belgo Bekaert Arames Ltda.				12.043.178	50,00		0,00	12.043.178	50,00	27,2553	27,2553
	Inds. Chilenas de Alambre-INCHALAM				12.043.178	50,00		0,00	12.043.178	50,00

10	WIRE ROPE INDUSTRIES	27/06/2001	CAD	14.500.000,00	14.500.000	100,00	0	0,00	14.500.000	100,00
	Belgo Bekaert Arames Ltda.				7.250.000	50,00		0,00	7.250.000	50,00	27,2553	27,2553
	Acma Inversiones S/A				7.250.000	50,00		0,00	7.250.000	50,00

11	PRODINSA	01/08/2000	CLP	4.510.443.159,00	54.058.654	100,00	0	0,00	54.058.654	100,00
	Belgo Bekaert Arames Ltda.				27.029.327	50,00		0,00	27.029.327	50,00	27,2553	27,2553
	Inds. Chilenas de Alambre-INCHALAM				27.029.327	50,00		0,00	27.029.327	50,00

12	PROCABLES	01/08/2000	PEN	9.748.817,00	8.517.932	100,00	1.230.885	100,00	9.748.817	100,00
	Belgo Bekaert Arames Ltda.				4.193.768	49,23	460.243	37,39	4.654.011	47,74	26,0233	26,0233
	ACMA - Inversiones				4.193.768	49,23	460.243	37,39	4.654.011	47,74
	Outros				130.396	1,53	310.399	25,22	440.795	4,52

13	BELGO BEKAERT ARAMES LTDA.	26/10/2004	R$	272.781.601,81	12.660	100,00	0	0,00	12.660	100,00
	Belgo Siderurgia S.A.				6.963	55,00		0,00	6.963	55,00	54,5105	54,5105
	Bekaert América Latina Partic. Ltda.				5.697	45,00		0,00	5.697	45,00
	Outros				0	0,00		0,00	0	0,00

14	BMB-BELGO-MINEIRA BEK. ART. AR. LTDA.	27/06/1995	R$	17.793.468,00	660.240	100,00	0	0,00	660.240	100,00
	Belgo Siderurgia S.A.				366.433	55,50		0,00	366.433	55,50	55,0061	55,0061
	Bekaert do Brasil Adm.e Partic.Ltda.				293.807	44,50		0,00	293.807	44,50

PARTICIPAÇÕES ACIONÁRIAS DA CIA. SIDERÚRGICA BELGO-MINEIRA 30/05/2005

		DATA	MOEDA		COMPOSIÇÃO E DISTRIBUIÇÃO DO CAPITAL SOCIAL						PARTICIPAÇÃO
		A.G.O.	DO	CAPITAL	(AÇÕES / QUOTAS)						BELGO-MINEIRA

Nº	SETOR / EMPRESAS	OU	CAPITAL	SOCIAL							INDIRETA	TOTAL

		A.G.E.	SOCIAL		ORD.	%	PREF.	%	TOTAL	%	%	%

	OUTROS

15	B.M.F.-BELGO-MINEIRA FOM. MERC. LTDA.	30/07/2002	R$	20.094.088,00	5.600	100,00	0	0,00	5.600	100,00
	Belgo Siderurgia S.A.				5.572	99,50		0,00	5.572	99,50	98,6145	99,1101
	CAF Santa Bárbara Ltda.				28	0,50		0,00	28	0,50	0,4956
16	PBM-PICCHIONI BELGO-MINEIRA DTVM S/A	30/04/2004	R$	415.231,14	6.964.585	100,00	6.964.585	100,00	13.929.170	100,00
	Bemex S/A				3.412.646	49,00	6.964.585	100,00	10.377.231	74,50	73,8370	73,8370
	H.H. Picchioni C.C.V.M.S/A				3.551.939	51,00		0,00	3.551.939	25,50
17	CONSIDAR DO BRASIL LTDA.(EX ARBED COM.)	20/02/1997	R$	3.212,55	5	100,00	0	0,00	5	100,00
	Belgo Siderurgia S.A.				1	20,00		0,00	1	20,00	19,8220	19,8220
	Considar Europe S/A				4	80,00		0,00	4	80,00
18	BELGO-MINEIRA COM.EXPORT. S/A-BEMEX	29/04/1996	R$	700.000,00	418.649	100,00	0	0,00	418.649	100,00
	Belgo Siderurgia S.A.				418.648	100,00		0,00	418.648	100,00	99,1100	99,1100
	CAF Santa Bárbara Ltda.				1	0,00		0,00	1	0,00	0,0000
19	BEMEX INTERNATIONAL LTD.	23/05/1996	US$	100.000,00	1.000	100,00	0	0,00	1.000	100,00
	Belgo Siderurgia S.A.				1.000	100,00		0,00	1.000	100,00	99,1100	99,1100
20	BMS - BELGO MINEIRA SISTEMAS S/A	18/12/2000	R$	21.584.719,00	1.879.308	100,00	30	100,00	1.879.338	100,00
	Belgo Siderurgia S.A.				1.879.308	100,00		0,00	1.879.308	100,00	99,1080	99,1080
	Terceiros						30	100,00	30	0,00
21	CAF SANTA BÁRBARA LTDA.	05/12/2003	R$	138.788.320,00	19.686.287	100,00	0	0,00	19.686.287	100,00
	Belgo Siderurgia S.A.				19.686.286	100,00		0,00	19.686.286	100,00	99,1100	99,1100
	BMS- Belgo-Mineira Sistemas S/A				1	0,00		0,00	1	0,00	0,0000
22	BME - BELGO-MINEIRA ENGENHARIA LTDA.	03/01/2001	R$	72.920,00	100	100,00	0	0,00	100	100,00
	Belgo-Mineira				99	99,00		0,00	99	99,00		99,9911
	BMS- Belgo-Mineira Sistemas S/A				1	1,00		0,00	1	1,00	0,9911
23	USINA HIDRELÉT. GUILMAN AMORIM S/A	28/12/1998	R$	37.450.000,00	1.000	100,00	0	0,00	1.000	100,00
	Belgo-Mineira				510	51,00		0,00	510	51,00		51,0000
	Samarco Mineração S/A				490	49,00		0,00	490	49,00
					0,00
24	SOL COQUERIA TUBARÃO S.A.	15/03/2005	R$	349.102.877,81	125.973.061	100,00	0	0,00	125.973.061	100,00
	Belgo Siderurgia S.A.				46.610.033	37,00		0,00	46.610.033	37,00	36,6707	36,6707
	CST- Cia. Siderúrgica Tubarão				78.103.298	62,00		0,00	78.103.298	62,00
	Sun Coke International, Inc				1.259.731	1,00		0,00	1.259.731	1,00

Companhia Siderúrgica de Tubarão – CST

Balanço Patrimonial e Respectiva
Demonstração do Resultado
para o Período de Cinco Meses
Findo em 31 de Maio de 2005

Deloitte Touche Tohmatsu Auditores Independentes

1

PARECER DOS AUDITORES INDEPENDENTES

Aos Administradores e Acionistas da
Companhia Siderúrgica de Tubarão – CST
Serra – ES

1. Examinamos o balanço patrimonial da Companhia Siderúrgica de Tubarão levantado em 31 de maio de 2005 e a respectiva demonstração do resultado para o período de cinco meses findo naquela data, elaborados sob a responsabilidade de sua Administração. Nossa responsabilidade é a de expressar uma opinião sobre esses demonstrativos contábeis.

2. Nosso exame foi conduzido de acordo com as normas brasileiras de auditoria e compreendeu (a) o planejamento dos trabalhos, considerando a relevância dos saldos, o volume de transações e os sistemas contábil e de controles internos da Companhia; (b) a constatação, com base em testes, das evidências e dos registros que suportam os valores e as informações contábeis divulgados; e (c) a avaliação das práticas e das estimativas contábeis mais representativas adotadas pela Administração da Companhia, bem como da apresentação desses demonstrativos contábeis.

3. A Companhia não apresentou demonstrativos contábeis comparativos aos demonstrativos sob exame, bem como não foram preparadas demonstrações das mutações do patrimônio líquido e das origens e aplicações de recursos correspondentes ao período de cinco meses findo em 31 de maio de 2005, e as respectivas notas explicativas, todos necessários a uma adequada apresentação da posição financeira e o resultado de suas operações.

4. Em nossa opinião, exceto pelo descrito no parágrafo anterior, os demonstrativos contábeis referidos no parágrafo 1 representam adequadamente, em todos os aspectos relevantes, a posição patrimonial e financeira da Companhia Siderúrgica de Tubarão em 31 de maio de 2005 e o resultado de suas operações, correspondentes ao período de cinco meses findo naquela data, de acordo com as práticas contábeis adotadas no Brasil, aplicadas de forma condizente com as normas expedidas pela Comissão de Valores Mobiliários.

5. Este parecer está sendo emitido exclusivamente para uso da Administração da Companhia Siderúrgica de Tubarão, não devendo ser utilizado para quaisquer outras finalidades que não o atendimento da Instrução CVM 319.

Rio de Janeiro, 23 de junho de 2005

DELOITTE TOUCHE TOHMATSU	José Carlos Monteiro
Auditores Independentes	Contador
CRC-SP-011609/O -S-ES	CRC SP-100597/O -S-ES

2

COMPANHIA SIDERÚRGICA DE TUBARÃO

BALANÇO PATRIMONIAL LEVANTADO EM 31 DE MAIO DE 2005
(Em milhares de reais)

31 de Maio
ATIVO	2005

CIRCULANTE
Disponibilidades	37.084
Contas a receber	586.029
Adiantamentos a fornecedores	17.153
Estoques	881.645
Imposto de renda e contribuição social diferidos	125.646
Outros impostos e contribuições a recuperar	60.905
Outros	18.308
1.726.770
REALIZÁVEL A LONGO PRAZO
Imposto de renda e contribuição social diferidos	272.707
Outros impostos e contribuições a recuperar	18.350
Depósitos judiciais	38.785
Outros	12.290
342.132
PERMANENTE
Investimentos	1.104.911
Imobilizado	7.965.829
Diferido	7.072
9.077.812

Total do ativo	11.146.714

(continua)

3

COMPANHIA SIDERÚRGICA DE TUBARÃO

BALANÇO PATRIMONIAL LEVANTADO EM 31 DE MAIO DE 2005
(Em milhares de reais)

31 de Maio
PASSIVO E PATRIMÔNIO LÍQUIDO	2005

CIRCULANTE
Financiamentos de curto prazo
Parcela circulante de financiamentos de longo prazo	289.408
Imposto de renda e contribuição social diferidos	107.245
Outros impostos e contribuições	104.136
Provisões e encargos trabalhistas	48.008
Adiantamentos de cliente - Controlada	316.218
Juros sobre o capital próprio e dividendos	426
Participações nos resultados	45.111
Outros	23.921
1.155.197
EXIGÍVEL A LONGO PRAZO
Financiamentos de longo prazo	1.059.891
Provisão para contingências	72.789
Imposto de renda e contribuição social diferidos	920.382
Outros	572
2.053.634
PATRIMÔNIO LÍQUIDO
Capital Social	2.782.106
Reservas de Capital	469.135
Reserva de reavaliação	1.880.135
Reservas de lucros	1.658.251
Lucros Acumulados	1148.256
7.937.883

Total do passivo e patrimônio líquido	11.146.714

4

COMPANHIA SIDERÚRGICA DE TUBARÃO

DEMONSTRAÇÃO DO RESULTADO PARA O PERÍODO
DE CINCO MESES FINDO EM 31 DE MAIO DE 2005
(Em milhares de reais)

31 de Maio
2005

RECEITA BRUTA DE VENDAS E SERVIÇOS
Venda de produtos
Mercado externo	1.394.477
Mercado interno	1.479.836
Serviços	7.461
2.881.774
DEDUÇÕES DA RECEITA BRUTA
Impostos e contribuições sobre vendas e serviços	(350.695)
Fretes, abatimentos e devoluções	(64.782)
(415.477)

RECEITA LÍQUIDA DE VENDAS E SERVIÇOS	2.466.297

Custo dos produtos vendidos e dos serviços prestados	(1.296.441)

LUCRO BRUTO	1.169.856

RECEITAS (DESPESAS) OPERACIONAIS
Com vendas	(40.501)
Administrativas e gerais	(62.618)
Remuneração dos administradores	(1.458)
Resultado financeiro	18.772
Participações em sociedades controladas e coligada	50.292
Outras, líquidas	(2.442)

LUCRO OPERACIONAL	1.131.901
Resultado não operacional	1.774
A transportar	1.133.675

LUCRO ANTES DO IMPOSTO DE RENDA, DA CONTRIBUIÇÃO SOCIAL
E DAS PARTICIPAÇÕES (DE TRANSPORTE)	1.133.675
Imposto de renda	(169.595)
Contribuição social	(57.616)
(227.211)

LUCRO ANTES DAS PARTICIPAÇÕES	906.464

PARTICIPAÇÕES NOS RESULTADOS	(42.451)

LUCRO LÍQUIDO DO EXERCÍCIO	864.013

LUCRO LÍQUIDO POR LOTE DE MIL AÇÕES EM CIRCULAÇÃO DO
CAPITAL SOCIAL I NTEGRALIZADO – R$	16,95

5

B A L A N C E T E M E N S A L

********* D E S C R I Ç Ã O D A C O N T A *********	********************* M O V I M E N T O D O M Ê S *********************
	SALDO ANTERIOR	A DÉBITO	ACRÉDITO	SD.PERÍODO	SALDO ATUAL
ATIVO
CIRCULANTE
DISPONIBILIDADES
CAIXA
1.1.1.01.0100 - 9 FUNDO FIXO	100,00				100,00
TOTAL CAIXA	100,00				100,00

TOTAL DISPONIBILIDADES	100,00				100,00

TOTAL CIRCULANTE	100,00				100,00

PERMANENTE
INVESTIMENTOS
CONTROLADAS E COLIGADAS
1.3.1.01.0001 - 7 VEGA DO SUL S.A.	514.127.806,58	10.961.837,92		10.961.837,92	525.089.644,50
1.3.1.01.0002 - 6 COMPANHIA SIDERURGICA DE TUBARAO	1.884.323.987,73	125.305.512,25		125.305.512,25	2.009.629.499,98
TOTAL CONTROLADAS E COLIGADAS	2.398.451.794,31	136.267.350,17		136.267.350,17	2.534.719.144,48

ÁGIO EM INVESTIMENTOS
1.3.1.02.0001 - 0 COMPANHIA SIDERURGICA DE TUBARAO	68.788.238,00				68.788.238,00
1.3.1.02.0002 - 9 AMORTIZACAO - CST	(2.751.529,52)		687.882,38	(687.882,38)	(3.439.411,90)
TOTAL ÁGIO EM INVESTIMENTOS	66.036.708,48		687.882,38	(687.882,38)	65.348.826,10

DESÁGIO EM INVESTIMENTOS
1.3.1.03.0001 - 3 COMPANHIA SIDERURGICA DE TUBARAO	(292.785.296,91)				(292.785.296,91)
1.3.1.03.0002 - 2 AMORTIZACAO - CST	233.534.405,13	2.962.544,60		2.962.544,60	236.496.949,73
1.3.1.03.0003 - 1 VEGA DO SUL S.A.	(2.261.187,97)				(2.261.187,97)
TOTAL DESÁGIO EM INVESTIMENTOS	(61.512.079,75)	2.962.544,60		2.962.544,60	(58.549.535,15)

TOTAL INVESTIMENTOS	2.402.976.423,04	139.229.894,77	687.882,38	138.542.012,39	2.541.518.435,43

TOTAL PERMANENTE	2.402.976.423,04	139.229.894,77	687.882,38	138.542.012,39	2.541.518.435,43

TOTAL ATIVO	2.402.976.523,04	139.229.894,77	687.882,38	138.542.012,39	2.541.518.535,43

PASSIVO
EXÍGIVEL A LONGO PRAZO
				Anexo 02-AAB.xls
VALORES A PAGAR A LONGO PRAZO					1

IMPOSTOS E CONTRIBUIÇÕES
2.2.1.06.0001 - 6 PROVISÃO PARA IMPOSTO DE RENDA DIFER	(57.695.719,02)	171.970,60	740.636,16	(568.665,56)	(58.264.384,58)
2.2.1.06.0006 - 1 PROVISÃO PARA CSSL DIFERIDA	(20.770.458,80)	61.909,42	266.629,02	(204.719,60)	(20.975.178,40)
TOTAL IMPOSTOS E CONTRIBUIÇÕES	(78.466.177,82)	233.880,02	1.007.265,18	(773.385,16)	(79.239.562,98)

TOTAL VALORES A PAGAR A LONGO PRAZO	(78.466.177,82)	233.880,02	1.007.265,18	(773.385,16)	(79.239.562,98)

ADIANT. PARA FUTURO AUMENTO DE CAPITAL
EM MOEDA NACIONAL
2.2.2.02.0001 - 3 ADIANTAMENTO P/FUTURO AUMENTO CAPITA	(0,07)				(0,07)
TOTAL EM MOEDA NACIONAL	(0,07)				(0,07)

TOTAL ADIANT. PARA FUTURO AUMENTO DE CAPITAL	(0,07)				(0,07)

TOTAL EXÍGIVEL A LONGO PRAZO	(78.466.177,89)	233.880,02	1.007.265,18	(773.385,16)	(79.239.563,05)

PATRIMôNIO LÍQUIDO
CAPITAL
SUBSCRITO
2.4.1.01.0001 - 7 ESTRANGEIRO	(2.122.516.599,00)				(2.122.516.599,00)
2.4.1.01.0002 - 6 NACIONAL	(100,00)				(100,00)
TOTAL SUBSCRITO	(2.122.516.699,00)				(2.122.516.699,00)

TOTAL CAPITAL	(2.122.516.699,00)				(2.122.516.699,00)

LUCROS OU PREJUÍZOS ACUMULADOS
EXERCÍCIO CORRENTE
2.4.5.02.0001 - 6 EXERCÍCIO CORRENTE	(136.390.881,29)				(136.390.881,29)
TOTAL EXERCÍCIO CORRENTE	(136.390.881,29)				(136.390.881,29)

TOTAL LUCROS OU PREJUÍZOS ACUMULADOS	(136.390.881,29)				(136.390.881,29)

TOTAL PATRIMôNIO LÍQUIDO	(2.258.907.580,29)				(2.258.907.580,29)

TOTAL PASSIVO	(2.337.373.758,18)	233.880,02	1.007.265,18	(773.385,16)	(2.338.147.143,34)

DESPESAS
NÃO OPERACIONAIS
REALIZAÇÃO DE ATIVOS
COLIGADAS E CONTROLADAS

4.2.1.03.0001 - 1 EQUIVALÊNCIA PATRIMONIAL POSITIVA	(64.101.487,90)		136.267.350,17	(136.267.350,17)	(200.368.838,07)
4.2.1.03.0005 - 7 AMORTIZAÇÃO DE ÁGIO	687.882,38	687.882,38		687.882,38	1.375.764,76
4.2.1.03.0006 - 6 AMORTIZACAO DE DESAGIO	(2.962.544,60)		2.962.544,60	(2.962.544,60)	(5.925.089,20)
TOTAL COLIGADAS E CONTROLADAS	(66.376.150,12)	687.882,38	139.229.894,77	(138.542.012,39)	(204.918.162,51)
TOTAL REALIZAÇÃO DE ATIVOS	(66.376.150,12)	687.882,38	139.229.894,77	(138.542.012,39)	(204.918.162,51)
TOTAL NÃO OPERACIONAIS	(66.376.150,12)	687.882,38	139.229.894,77	(138.542.012,39)	(204.918.162,51)
IMPOSTO DE RENDA E CONTRIBUIÇÃO SOCIAL
PROVISÃO PARA IRPJ E CSSL
PROVISÃO PARA IRPJ E CSSL
4.3.1.01.0003 - 6 IMPOSTO DE RENDA DIFERIDO	568.665,66	740.636,16	171.970,60	568.665,56	1.137.331,22
4.3.1.01.0004 - 5 CONTRIBUIÇÃO SOCIAL DIFERIDA	204.719,60	266.629,02	61.909,42	204.719,60	409.439,20
TOTAL PROVISÃO PARA IRPJ E CSSL	773.385,26	1.007.265,18	233.880,02	773.385,16	1.546.770,42
TOTAL PROVISÃO PARA IRPJ E CSSL	773.385,26	1.007.265,18	233.880,02	773.385,16	1.546.770,42
TOTAL IMPOSTO DE RENDA E CONTRIBUIÇÃO SOCIAL	773.385,26	1.007.265,18	233.880,02	773.385,16	1.546.770,42
TOTAL DESPESAS	(65.602.764,86)	1.695.147,56	139.463.774,79	(137.768.627,23)	(203.371.392,09)
ATIVO				2.541.518.535,43
DESPESAS				(203.371.392,09)
				2.338.147.143,34
PASSIVO				(2.338.147.143,34)
TOTAL A DEBITO: 141.158.922,35 A CREDITO: 141.158.922,35
APURACAO DO RESULTADO
RECEITAS
( - ) DESPESAS	(203.371.392,09)			(203.371.392,09)
RESULTADO LIQUIDO	203.371.392,09			203.371.392,09

B A L A N C E T E M E N S A L

********* D E S C R I Ç Ã O D A C O N T A *********	********************* M O V I M E N T O D O M Ê S *********************
	SALDO ANTERIOR	A DÉBITO	A CRÉDITO	SD.PERÍODO	SALDO ATUAL
ATIVO
CIRCULANTE
DISPONIBILIDADES
BANCOS CONTA MOVIMENTO
1.1.1.02.2750 - 7 REAL S.A	1.529,85				1.529,85
TOTAL BANCOS CONTA MOVIMENTO	1.529,85				1.529,85

TOTAL DISPONIBILIDADES	1.529,85				1.529,85

IMPOSTOS A COMPENSAR
IMPOSTO DE RENDA
1.1.7.01.0001 - 5 ANTECIPAÇÕES IR (SELIC)	220.838,28	3.138,69		3.138,69	223.976,97
1.1.7.01.0006 - 0 IRPJ ESTIMATIVA ANO ATUAL	532,72				532,72
TOTAL IMPOSTO DE RENDA	221.371,00	3.138,69		3.138,69	224.509,69

CONTRIBUIÇÃO SOCIAL
1.1.7.02.0002 - 7 CSLL ESTIMATIVA ANO ATUAL	319,63				319,63
TOTAL CONTRIBUIÇÃO SOCIAL	319,63				319,63

TOTAL IMPOSTOS A COMPENSAR	221.690,63	3.138,69		3.138,69	224.829,32

TOTAL CIRCULANTE	223.220,48	3.138,69		3.138,69	226.359,17

REALIZÁVEL A LONGO PRAZO
OUTROS CRÉDITOS
DEPÓSITOS RESTIT. E VALORES VINCULADOS
1.2.5.15.0001 - 9 PIS	161.247,26	2.291,75		2.291,75	163.539,01
1.2.5.15.0002 - 8 COFINS	742.714,67	10.555,92		10.555,92	753.270,59
TOTAL DEPÓSITOS RESTIT. E VALORES VINCULADOS	903.961,93	12.847,67		12.847,67	916.809,60

TOTAL OUTROS CRÉDITOS	903.961,93	12.847,67		12.847,67	916.809,60

TOTAL REALIZÁVEL A LONGO PRAZO	903.961,93	12.847,67		12.847,67	916.809,60

PERMANENTE
INVESTIMENTOS
CONTROLADAS E COLIGADAS

1.3.1.01.0001 - 7 COMPANHIA SIDERURGICA TUBARAO	293.540.716,51	19.520.140,96		19.520.140,96	313.060.857,47
TOTAL CONTROLADAS E COLIGADAS	293.540.716,51	19.520.140,96		19.520.140,96	313.060.857,47

DESÁGIO EM INVESTIMENTOS
1.3.1.03.0001 - 3 COMPANHIA SIDERURGICA TUBARAO	(46.129.271,42)				(46.129.271,42)
1.3.1.03.0002 - 2 AMORTIZACAO DO DESAGIO - CST	35.692.556,37	521.835,76		521.835,76	36.214.392,13
TOTAL DESÁGIO EM INVESTIMENTOS	(10.436.715,05)	521.835,76		521.835,76	(9.914.879,29)

TOTAL INVESTIMENTOS	283.104.001,46	20.041.976,72		20.041.976,72	303.145.978,18

TOTAL PERMANENTE	283.104.001,46	20.041.976,72		20.041.976,72	303.145.978,18

TOTAL ATIVO	284.231.183,87	20.057.963,08		20.057.963,08	304.289.146,95

PASSIVO
CIRCULANTE
OBRIGAÇÕES FISCAIS
PROVISÃO PARA IRPJ E CSSL
2.1.2.02.0002 - 9 CONTRIBUIÇÃO SOCIAL
TOTAL PROVISÃO PARA IRPJ E CSSL

TOTAL OBRIGAÇÕES FISCAIS

OUTRAS OBRIGAÇÕES
OUTRAS CONTAS A PAGAR
2.1.5.05.0001 - 6 CONTAS A PAGAR	(600,00)	600,00		600,00
TOTAL OUTRAS CONTAS A PAGAR	(600,00)	600,00		600,00

TOTAL OUTRAS OBRIGAÇÕES	(600,00)	600,00		600,00

TOTAL CIRCULANTE	(600,00)	600,00		600,00

EX¥GIVEL A LONGO PRAZO
VALORES A PAGAR A LONGO PRAZO
IMPOSTOS E CONTRIBUIÇÕES
2.2.1.06.0001 - 6 PROVISÃO PARA IMPOSTO DE RENDA DIFER	(8.923.139,14)		130.458,94	(130.458,94)	(9.053.598,08)
2.2.1.06.0004 - 3 PROV. PARA PIS CONTESTAÇÃO JUDICIAL	(161.247,26)		2.291,75	(2.291,75)	(163.539,01)
2.2.1.06.0005 - 2 PROV. PARA COFINS CONTESTAÇÃO JUDICI	(742.714,67)		10.555,92	(10.555,92)	(753.270,59)
2.2.1.06.0006 - 1 PROVISÃO PARA CSSL DIFERIDA	(3.212.330,04)		46.965,22	(46.965,22)	(3.259.295,26)
TOTAL IMPOSTOS E CONTRIBUIÇÕES	(13.039.431,11)		190.271,83	(190.271,83)	(13.229.702,94)

TOTAL VALORES A PAGAR A LONGO PRAZO	(13.039.431,11)		190.271,83	(190.271,83)	(13.229.702,94)

TOTAL EX¥GIVEL A LONGO PRAZO	(13.039.431,11)		190.271,83	(190.271,83)	(13.229.702,94)

PATRIMôNIO L¥QUIDO
CAPITAL
SUBSCRITO
2.4.1.01.0001 - 7 ESTRANGEIRO	(119.747.934,63)				(119.747.934,63)
TOTAL SUBSCRITO	(119.747.934,63)				(119.747.934,63)

TOTAL CAPITAL	(119.747.934,63)				(119.747.934,63)

RESERVAS DE LUCROS
RESERVA LEGAL
2.4.4.01.0001 - 4 RESERVA LEGAL	(11.632.903,75)				(11.632.903,75)
TOTAL RESERVA LEGAL	(11.632.903,75)				(11.632.903,75)

RESERVAS ESTATUTÁRIAS
2.4.4.02.0001 - 7 RESERVAS ESTATUTÁRIA	(93.570.348,78)				(93.570.348,78)
TOTAL RESERVAS ESTATUTÁRIAS	(93.570.348,78)				(93.570.348,78)

TOTAL RESERVAS DE LUCROS	(105.203.252,53)				(105.203.252,53)

TOTAL PATRIMôNIO L¥QUIDO	(224.951.187,16)				(224.951.187,16)

TOTAL PASSIVO	(237.991.218,27)	600,00	190.271,83	(189.671,83)	(238.180.890,10)

RECEITAS
OPERACIONAIS
OUTRAS RECEITAS OPERACIONAIS
RECEITAS FINANCEIRAS
3.1.4.01.0002 - 1 JUROS ATIVOS	(62.812,91)		15.986,36	(15.986,36)	(78.799,27)
TOTAL RECEITAS FINANCEIRAS	(62.812,91)		15.986,36	(15.986,36)	(78.799,27)

TOTAL OUTRAS RECEITAS OPERACIONAIS	(62.812,91)		15.986,36	(15.986,36)	(78.799,27)

TOTAL OPERACIONAIS	(62.812,91)		15.986,36	(15.986,36)	(78.799,27)

TOTAL RECEITAS	(62.812,91)		15.986,36	(15.986,36)	(78.799,27)

DESPESAS
OPERACIONAIS
DESPESAS GERAIS E ADMINISTRATIVAS
HONORÁRIOS PROFISSIONAIS
4.1.2.04.0006 - 5 CONSULTORIAS DIVERSAS	600,00		600,00	(600,00)
TOTAL HONORÁRIOS PROFISSIONAIS	600,00		600,00	(600,00)

ADMINISTRATIVAS
4.1.2.05.0010 - 7 MULTAS FISCAIS	1.572,43				1.572,43
TOTAL ADMINISTRATIVAS	1.572,43				1.572,43

TOTAL DESPESAS GERAIS E ADMINISTRATIVAS	2.172,43		600,00	(600,00)	1.572,43

OUTRAS DESPESAS OPERACIONAIS
DESPESAS TRIBUTÁRIAS
4.1.3.01.0009 - 2 CPMF	86.427,84				86.427,84
TOTAL DESPESAS TRIBUTÁRIAS	86.427,84				86.427,84

DESPESAS FINANCEIRAS
4.1.3.02.0002 - 2 JUROS PASSIVOS	49.209,75	12.847,67		12.847,67	62.057,42
TOTAL DESPESAS FINANCEIRAS	49.209,75	12.847,67		12.847,67	62.057,42

TOTAL OUTRAS DESPESAS OPERACIONAIS	135.637,59	12.847,67		12.847,67	148.485,26

TOTAL OPERACIONAIS	137.810,02	12.847,67	600,00	12.247,67	150.057,69

NÃO OPERACIONAIS
REALIZAÇÃO DE ATIVOS
COLIGADAS E CONTROLADAS
4.2.1.03.0001 - 1 EQUIVALÊNCIA PATRIMONIAL POSITIVA	(44.937.316,31)		19.520.140,96	(19.520.140,96)	(64.457.457,27)
4.2.1.03.0006 - 6 AMORTIZAÇÃO DE DESÁGIO	(2.087.343,04)		521.835,76	(521.835,76)	(2.609.178,80)
TOTAL COLIGADAS E CONTROLADAS	(47.024.659,35)		20.041.976,72	(20.041.976,72)	(67.066.636,07)

TOTAL REALIZAÇÃO DE ATIVOS	(47.024.659,35)		20.041.976,72	(20.041.976,72)	(67.066.636,07)
TOTAL NÃO OPERACIONAIS	(47.024.659,35)		20.041.976,72	(20.041.976,72)	(67.066.636,07)
IMPOSTO DE RENDA E CONTRIBUIÇÃO SOCIAL
PROVISÃO PARA IRPJ E CSSL
PROVISÃO PARA IRPJ E CSSL
4.3.1.01.0003 - 6 IMPOSTO DE RENDA DIFERIDO	521.835,76	130.458,94		130.458,94	652.294,70
4.3.1.01.0004 - 5 CONTRIBUIÇÃO SOCIAL DIFERIDA	187.860,88	46.965,22		46.965,22	234.826,10
TOTAL PROVISÃO PARA IRPJ E CSSL	709.696,64	177.424,16		177.424,16	887.120,80
TOTAL PROVISÃO PARA IRPJ E CSSL	709.696,64	177.424,16		177.424,16	887.120,80
TOTAL IMPOSTO DE RENDA E CONTRIBUIÇÃO SOCIAL	709.696,64	177.424,16		177.424,16	887.120,80
TOTAL DESPESAS	(46.177.152,69)	190.271,83	20.042.576,72	(19.852.304,89)	(66.029.457,58)
ATIVO				304.289.146,95
DESPESAS				(66.029.457,58)
				238.259.689,37
PASSIVO				(238.180.890,10)
RECEITAS				(78.799,27)
				(238.259.689,37)
TOTAL A DEBITO: 20.248.834,91 A CREDITO: 20.248.834,91
APURACAO DO RESULTADO
RECEITAS	(78.799,27)			(78.799,27)
( - ) DESPESAS	(66.029.457,58)			(66.029.457,58)
RESULTADO LIQUIDO	66.108.256,85			66.108.256,85

B A L A N C E T E  M E N S A L

********* D E S C R I Ç Ã O D A C O N T A *********	********************* M O V I M E N T O D O M Ê S ********************
	SALDO ANTERIOR	A DÉBITO	A CRÉDITO	SD.PER¥ODO	SALDO ATUAL
ATIVO
CIRCULANTE
DISPONIBILIDADES
BANCOS CONTA MOVIMENTO
1.1.1.02.2750 - 7 REAL S.A	1.529,85				1.529,85
1.1.1.02.5020 - 6 SANTANDER S.A	693,13		404.236,99	(404.236,99)	(403.543,86)
TOTAL BANCOS CONTA MOVIMENTO	2.222,98		404.236,99	(404.236,99)	(402.014,01)

APLICAÇÕES DE LIQUIDEZ
1.1.1.03.5021 - 8 SANTANDER S.A	1.520.412,17				1.520.412,17
TOTAL APLICAÇÕES DE LIQUIDEZ	1.520.412,17				1.520.412,17

TOTAL DISPONIBILIDADES	1.522.635,15		404.236,99	(404.236,99)	1.118.398,16

IMPOSTOS A COMPENSAR
IMPOSTO DE RENDA
1.1.7.01.0001 - 5 ANTECIPAÇÕES IR (SELIC)	226.069,43				226.069,43
1.1.7.01.0002 - 4 IRRF SOBRE APLICAÇÕES	96.590,78				96.590,78
1.1.7.01.0006 - 0 IRPJ ESTIMATIVA ANO ATUAL	532,72				532,72
TOTAL IMPOSTO DE RENDA	323.192,93				323.192,93

CONTRIBUIÇÃO SOCIAL
1.1.7.02.0002 - 7 CSLL ESTIMATIVA ANO ATUAL	319,63				319,63
TOTAL CONTRIBUIÇÃO SOCIAL	319,63				319,63

TOTAL IMPOSTOS A COMPENSAR	323.512,56				323.512,56

TOTAL CIRCULANTE	1.846.147,71		404.236,99	(404.236,99)	1.441.910,72

REALIZÁVEL A LONGO PRAZO
OUTROS CRÉDITOS
DEPÓSITOS RESTIT. E VALORES VINCULADOS
1.2.5.15.0001 - 9 PIS	165.066,84				165.066,84
1.2.5.15.0002 - 8 COFINS	760.307,87				760.307,87
TOTAL DEPÓSITOS RESTIT. E VALORES VINCULADOS	925.374,71				925.374,71

TOTAL OUTROS CRÉDITOS	925.374,71				925.374,71

TOTAL REALIZÁVEL A LONGO PRAZO	925.374,71				925.374,71

PERMANENTE
INVESTIMENTOS
CONTROLADAS E COLIGADAS
1.3.1.01.0001 - 7 COMPANHIA SIDERURGICA TUBARAO	664.609.167,64	453.234,03		453.234,03	665.062.401,67
TOTAL CONTROLADAS E COLIGADAS	664.609.167,64	453.234,03		453.234,03	665.062.401,67

DESÁGIO EM INVESTIMENTOS
1.3.1.03.0001 - 3 COMPANHIA SIDERURGICA TUBARAO	(122.418.895,54)		48.997,04	(48.997,04)	(122.467.892,58)
1.3.1.03.0002 - 2 AMORTIZACAO DO DESAGIO - CST	36.736.227,86				36.736.227,86
TOTAL DESÁGIO EM INVESTIMENTOS	(85.682.667,68)		48.997,04	(48.997,04)	(85.731.664,72)

TOTAL INVESTIMENTOS	578.926.499,96	453.234,03	48.997,04	404.236,99	579.330.736,95

TOTAL PERMANENTE	578.926.499,96	453.234,03	48.997,04	404.236,99	579.330.736,95

TOTAL ATIVO	581.698.022,38	453.234,03	453.234,03		581.698.022,38
PASSIVO
OBRIGAÇÕES FISCAIS
PROVISÃO PARA IRPJ E CSSL
2.1.2.02.0002 - 9 CONTRIBUIÇÃO SOCIAL
TOTAL PROVISÃO PARA IRPJ E CSSL
TOTAL OBRIGAÇÕES FISCAIS

TOTAL OUTRAS CONTAS A PAGAR

TOTAL OUTRAS OBRIGAÇÕES

EX¥GIVEL A LONGO PRAZO
VALORES A PAGAR A LONGO PRAZO
IMPOSTOS E CONTRIBUIÇÕES
2.2.1.06.0001 - 6 PROVISÃO PARA IMPOSTO DE RENDA DIFER	(9.184.057,02)				(9.184.057,02)
2.2.1.06.0004 - 3 PROV. PARA PIS CONTESTAÇÃO JUDICIAL	(165.066,84)				(165.066,84)
2.2.1.06.0005 - 2 PROV. PARA COFINS CONTESTAÇÃO JUDICI	(760.307,87)				(760.307,87)
2.2.1.06.0006 - 1 PROVISÃO PARA CSSL DIFERIDA	(3.306.260,50)				(3.306.260,50)
TOTAL IMPOSTOS E CONTRIBUIÇÕES	(13.415.692,23)				(13.415.692,23)

TOTAL VALORES A PAGAR A LONGO PRAZO	(13.415.692,23)				(13.415.692,23)

TOTAL EX¥GIVEL A LONGO PRAZO	(13.415.692,23)	(13.415.692,23)

PATRIMôNIO L¥QUIDO
CAPITAL
SUBSCRITO
2.4.1.01.0001 - 7 ESTRANGEIRO	(368.606.414,63)	(368.606.414,63)
TOTAL SUBSCRITO	(368.606.414,63)	(368.606.414,63)

TOTAL CAPITAL	(368.606.414,63)	(368.606.414,63)

RESERVAS DE LUCROS
RESERVA LEGAL
2.4.4.01.0001 - 4 RESERVA LEGAL	(11.632.903,75)	(11.632.903,75)
TOTAL RESERVA LEGAL	(11.632.903,75)	(11.632.903,75)

RESERVAS ESTATUTÁRIAS
2.4.4.02.0001 - 7 RESERVAS ESTATUTÁRIA	(93.570.348,78)	(93.570.348,78)
TOTAL RESERVAS ESTATUTÁRIAS	(93.570.348,78)	(93.570.348,78)

TOTAL RESERVAS DE LUCROS	(105.203.252,53)	(105.203.252,53)

TOTAL PATRIMôNIO L¥QUIDO	(473.809.667,16)	(473.809.667,16)

TOTAL PASSIVO	(487.225.359,39)	(487.225.359,39)

RECEITAS
OPERACIONAIS
OUTRAS RECEITAS OPERACIONAIS
RECEITAS FINANCEIRAS
3.1.4.01.0002 - 1 JUROS ATIVOS	(89.456,84)	(89.456,84)
3.1.4.01.0004 - 9 RESULTADO POSITIVO OPERAÇÕES DE SWAP	(429.292,38)	(429.292,38)
3.1.4.01.0006 - 7 OUTRAS RECEITAS FINANCEIRAS	(20.412,17)	(20.412,17)
TOTAL RECEITAS FINANCEIRAS	(539.161,39)	(539.161,39)

TOTAL OUTRAS RECEITAS OPERACIONAIS	(539.161,39)	(539.161,39)

TOTAL OPERACIONAIS	(539.161,39)	(539.161,39)

TOTAL RECEITAS	(539.161,39)	(539.161,39)

DESPESAS
OPERACIONAIS
DESPESAS GERAIS E ADMINISTRATIVAS

ADMINISTRATIVAS
4.1.2.05.0010 - 7 MULTAS FISCAIS	1.572,43	1.572,43
TOTAL ADMINISTRATIVAS	1.572,43	1.572,43

TOTAL DESPESAS GERAIS E ADMINISTRATIVAS	1.572,43	1.572,43

OUTRAS DESPESAS OPERACIONAIS
DESPESAS TRIBUTÁRIAS
4.1.3.01.0009 - 2 CPMF	1.033.322,46	1.033.322,46
TOTAL DESPESAS TRIBUTÁRIAS	1.033.322,46	1.033.322,46

DESPESAS FINANCEIRAS
4.1.3.02.0002 - 2 JUROS PASSIVOS	74.443,82	74.443,82
4.1.3.02.0003 - 1 DESPESAS BANCÁRIAS	44,54	44,54
TOTAL DESPESAS FINANCEIRAS	74.488,36	74.488,36

TOTAL OUTRAS DESPESAS OPERACIONAIS	1.107.810,82	1.107.810,82

TOTAL OPERACIONAIS	1.109.383,25	1.109.383,25

NÃO OPERACIONAIS
REALIZAÇÃO DE ATIVOS

COLIGADAS E CONTROLADAS
4.2.1.03.0001 - 1 EQUIVALÊNCIA PATRIMONIAL POSITIVA	(92.976.415,30)		(92.976.415,30)
4.2.1.03.0006 - 6 AMORTIZAÇÃO DE DESÁGIO	(3.131.014,53)		(3.131.014,53)
TOTAL COLIGADAS E CONTROLADAS	(96.107.429,83)		(96.107.429,83)
TOTAL REALIZAÇÃO DE ATIVOS	(96.107.429,83)		(96.107.429,83)
TOTAL NÃO OPERACIONAIS	(96.107.429,83)		(96.107.429,83)
IMPOSTO DE RENDA E CONTRIBUIÇÃO SOCIAL
PROVISÃO PARA IRPJ E CSSL
PROVISÃO PARA IRPJ E CSSL
4.3.1.01.0003 - 6 IMPOSTO DE RENDA DIFERIDO	782.753,64		782.753,64
4.3.1.01.0004 - 5 CONTRIBUIÇÃO SOCIAL DIFERIDA	281.791,34		281.791,34
TOTAL PROVISÃO PARA IRPJ E CSSL	1.064.544,98		1.064.544,98
TOTAL PROVISÃO PARA IRPJ E CSSL	1.064.544,98		1.064.544,98
TOTAL IMPOSTO DE RENDA E CONTRIBUIÇÃO SOCIAL	1.064.544,98		1.064.544,98
TOTAL DESPESAS	(93.933.501,60)		(93.933.501,60)
ATIVO		581.698.022,38
DESPESAS		(93.933.501,60)
		487.764.520,78

PASSIVO		(487.225.359,39)
RECEITAS		(539.161,39)
		(487.764.520,78)
TOTAL A DEBITO: 453.234,03 A CREDITO: 453.234,03
APURACAO DO RESULTADO
RECEITAS	(539.161,39)	(539.161,39)
( - ) DESPESAS	(93.933.501,60)	(93.933.501,60)
RESULTADO LIQUIDO	94.472.662,99	94.472.662,99

Vega do Sul S.A.

Balanços patrimoniais

em 31 de maio de 2005 e 31 de dezembro de 2004

(Em milhares de reais)

Ativo	2005	2004	Passivo	2005	2004

Circulante			Circulante
Caixa e bancos	15.758	43.906	Empréstimos e financiamentos	82.704	54.558
Aplicações financeiras	16.605	33.296	Fornecedores	16.629	49.031
Contas a receber de clientes	136.146	131.420	Partes relacionadas	101.509	63.396
Estoques	221.046	159.951	Provisões e encargos sociais	3.331	4.867
Outras contas a receber	397	336	Impostos a recolher	10.412	8.557
Impostos a recuperar	45.498	55.977	Provisão para meio ambiente e
Adiantamentos diversos	8.006	7.228	compromissos sociais	8.817	8.495
Despesas antecipadas	163	46	Outras contas a pagar	13.221	3.709

	443.618	432.160		236.623	192.613
Realizável a longo prazo
Impostos a recuperar	27.446	10.536	Exigível a longo prazo
Outras contas a receber	115	117	Empréstimos e financiamentos	565.254	625.824
Imposto de renda e contribuição			Adiantamento para futuro aumento
social diferidos	-	1.725	de capital		48.640

			Imposto de renda e contribuição
			social diferidos	5.731	-
			Outras contas a pagar	2.524	495

	27.561	12.378
Permanente				573.509	674.959
Imobilizado	811.335	806.873
Diferido	227.738	238.553	Patrimônio líquido

			Capital integralizado	671.934	625.326
	1.039.073	1.045.426	Reserva de capital	185	185
			Lucros (Prejuízos) acumulados	28.001	(3.119)

				700.120	622.392

Total do ativo	1.510.252	1.489.964	Total do passivo	1.510.252	1.489.964

As notas explicativas são parte integrante das demonstrações financeiras.

1

Vega do Sul S.A.

Demonstrações de resultados

Período de cinco meses findo em 31 de maio de 2005 e exercício findo em 31 de dezembro de 2004

(Em milhares de reais, exceto pelo lucro por lote de mil ações)

	2005	2004

Receita operacional bruta
Venda de produtos no mercado interno	644.920	951.318
Venda de produtos no mercado externo	16.639	63.314

Deduções
Impostos sobre as vendas	(161.084)	(241.132)
Devoluções e abatimentos	(11.158)	(9.660)

Receita operacional líquida	489.316	763.840

Custos dos produtos vendidos	(403.946)	(609.660)

Lucro bruto	85.371	154.180

(Despesas) receitas operacionais
Vendas	(23.435)	(38.969)
Administrativas e gerais	(11.406)	(34.904)
Despesas financeiras	(59.002)	(102.954)
Receitas financeiras	70.798	91.925
Amortização do diferido	(11.017)	(19.908)
Outras despesas operacionais	(2.391)	(6.454)

Lucro operacional	48.917	42.916
Resultado não operacional	(214)	194

Lucro antes do imposto de renda e
contribuição social	48.703	43.110
Imposto de renda e contribuição social	(10.126)	-
Imposto de renda e contribuição social diferidos	(7.457)	(14.922)

Lucro do período/exercício	31.120	28.188

Lucro por lote de mil ações - R$	116	116

Quantidade de ações ao final do período/exercício	267.954.195	244.000.000

As notas explicativas são parte integrante das demonstrações financeiras.

2

Vega do Sul S.A.

Demonstrações das mutações do patrimônio líquido

Período de cinco meses findo em 31 de maio de 2005 e exercício findo em 31 de dezembro de 2004

(Em milhares de reais)

	Capital	Capital a	Capital	Reserva	Lucro/(Prejuízo)
	Social	integralizar	integralizado	de capital	Acumulado	Total
Saldos em 31 de dezembro de 2003	611.689	(39.615)	572.074	185	(31.307)	540.952
Integralização de capital	13.637	39.615	53.252	-	-	53.252
Lucro do exercício	-	-	-		28.188	28.188

Saldos em 31 de dezembro de 2004	625.326	-	625.326	185	(3.119)	622.392
Integralização de capital	46.608		46.608	-	-	46.608
Lucro do período	-	-	-	-	31.120	31.120

Saldos em 31 de maio de 2005	671.934	-	671.934	185	28.001	700.120

As notas explicativas são parte integrante das demonstrações financeiras.

3

Vega do Sul S.A.

Demonstrações das origens e aplicações de recursos

Período de cinco meses findo em 31 de maio de 2005 e exercício findo em 31 de dezembro de 2004

(Em milhares de reais)

	2005	2004

Origens de recursos

Das Operações
Lucro líquido do período/exercício	31.120	28.188
Itens que não afetam o capital circulante
Depreciações e amortizações	31.848	60.548
Imposto de renda e contribuição social diferidos	1.725	14.922

Recursos originados das operações	64.694	103.658

Dos acionistas
Integralização de capital social	46.608	53.252
Adiantamento para futuro aumento de capital	(48.640)	48.640

De terceiros
Aumento do exigível a longo prazo	7.761	63.540
Diminuição do realizável a longo prazo
Impostos a recuperar	(16.910)	7.766
Outras contas a receber	3	12

Total das origens	53.515	276.868

Aplicações de recursos

Transferências para curto prazo de empréstimos e financiamentos	(60.571)	-
Adições ao ativo permanente
Imobilizado	(25.293)	69.320
Diferido	(202)	26.711

Total das aplicações	(86.065)	96.031

Aumento do capital circulante líquido	(32.551)	180.837

Demonstração da variação do capital circulante líquido
No início do exercício	239.546	58.710
No fim do exercício	206.995	239.547

Aumento do capital circulante líquido	(32.551)	180.837

As notas explicativas são parte integrante das demonstrações financeiras.
4

GLOSSARY

ASSETS APPROACH – valuation methodology in which all assets and liabilities (including unregistered ones) have their value adjusted according to their market values.

BETA – measurement of a stock systematic risk, price trend of a certain stock to be related to changes in a certain index.

BUSINESS RISK – uncertainty level for realizing future returns expected for the business, which do not result from financial leverage.

CAPITAL STRUCTURE – breakdown of the capital invested in a company, including own capital (equity) and third-parties capital (indebtedness).

CAPITALIZATION – conversion of a simple period of economic benefits into value.

CAPITALIZATION RATE – any divisor used for converting economic benefits into value in a simple period.

CAPM – Capital Asset Pricing Model - model in which the cost of capital for any stock or group of stocks is equivalent to the risk-free rate added to a risk premium, provided by the systematic risk of the stock or group of stocks under analysis.

CASH FLOW – cash generated by an asset, group of assets or company during a certain period of time. Usually, such term is complemented by a qualification, depending on the context (operating, non-operating, etc)

COMPANY – commercial, industrial, service or investment entity performing an economic entity.

CONSTRUCTION EQUIVALENT AREA – constructed area on which the corresponding construction unit cost equivalence is applied, as provided by the principles of NB-140 of ABNT (Brazilian Association of Technical Rules).

CONTROL – power to direct the company strategic, politic and administrative management.

CONTROLLING PREMIUM – value or percentage of a controlling stocks pro rata value over the non-controlling stocks pro rata value, which reflect the controlling power.

COST OF CAPITAL – expected return rate required by the market for attracting funds for a determined investment.

CURRENT VALUE – It is the value for replacing an existing asset for a new one, depreciated according its physical conditions.

DISCOUNT FOR LACK OF CONTROL – value or percentage deducted from the 100%-pro rata value of a company value, which reflects the lack of part or whole control.

DISCOUNT FOR LACK OF LIQUIDITY – value or percentage deducted from the 100% pro rata value of a company value, which reflects the lack of liquidity.

DISCOUNT RATE – any divisor used for converting a future economic benefit flow into present value.

EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization.

ECONOMIC BENEFIT – benefits such as revenues, net income, net cash flow, etc.

ELECTRIC DAMAGE VALUE – It is an estimation of the cost for repairing or replacing the parts of an asset in case of electric damage. Values are scheduled in percentages of the Replacing

1

Value and were calculated through equipment’s manual analysis and the repairing maintenance expertise of APSIS’ technicians.

FAIR MARKET VALUE – value for which a certain asset change its ownership between a potential seller and a potential buyer, when both parties are aware of relevant facts and none of them are under pressure to make the deal.

GOODWILL – intangible asset referring to name, reputation, client portfolio, loyalty, localization and other similar items that cannot be identified separately.

HOMOGENIZED AREA – usable, private or constructed area with mathematical treatments for valuation purposes, according to criteria set forth by APSIS, based on the real state market.

INCOME APPROACH – valuation methodology by converting to present value expected economic benefits.

INSURANCE MAXIMUM VALUE – It is the maximum value of an asset for which it is advisable to insure it. Such criterion establishes that the asset which depreciation is higher than 50%¨should have a Insurance Maximum Value equivalent to twice the Current Value; and, an asset which depreciation is lower than 50%, should have a Insurance Maximum Value equivalent to the Replacing Value.

INSURANCE VALUE – It is the value for which the Insurance Company assumes the risks, and it is not applied on land and foundations, expect in special cases.

INTANGIBLE ASSETS – non-physical assets such as brands, patents, rights, contracts, industrial secrets that provide the owner with rights and values.

INTERNAL RETURN RATE – discount rated in which the present value of the future cash flow is equivalent to the investment cost.

INVESTED CAPITAL – sum of own capital and third-parties capital invested in a company. Third-parties capital is usually related to debts with short and long term interests to be specified in the valuation context.

INVESTED CAPITAL CASH FLOW – cash flow generated by the company to be reverted to financers (interests and amortizations) and shareholders (dividends) after operating costs and expenses and capital expenditures.

INVESTMENT VALUE – value for a particular investor, based on particular interests for a certain asset such as synergy with other companies of a investor, different perceptions of risk and future performances, etc.

ISSUE DATE – date on which the valuation report is ended, when valuation conclusions are presented to the client.

LEVERAGED BETA – beta value reflecting the indebtedness in the capital structure.

LIQUIDATION VALUE – It is the value of a sale on sale in the market, out of its original productive process. In other words, it is the value that would be verified in case the asset was deactivated and put up for sale separately, considering costs of disassembly or demolition (in case of real estate), storage and transportation.

LIQUIDITY – capacity to rapidly convert a certain asset into cash or into a debt payment.

MARKET APPROACH – valuation methodology, which utilizes multiples that result from the sale price of similar assets.

MARKET NET EQUITY – see assets approach.

MULTIPLE – market value of a company, stock or invested capital, divided by a company’s measurement (revenues, income, client volume, etc.).

2

NON-OPERATING ASSETS – assets that are not directly related to the company operating activity (whether they generate revenue or not) and that may be sold without affecting its operation.

OPERATING ASSETS – assets that are necessary for the company operation.

PERPETUITY VALUE – value at the end of the projective period to be added to the cash flow.

PRESENT VALUE – value of a future economic benefit on a specific date, calculated by the application of a discount rate.

PRIVATE AREA – usable area including building elements (such as walls, columns, et c) and elevators hall (in some cases).

REFERENCE DATE – specific date (day, month and year) to apply the valuation.

RESIDUAL VALUE – It is the value of a new or old asset projected for a certain date, limited to the date on which such asset turns into scrap, considering that during such period of time, the asset will be operating.

REPLACING VALUE (FOR A NEW ASSET) – value based on the price (usually at market current prices) or replacing an asset for a new equal or similar one.

SCRAP VALUE – It is the asset value at the end of its useful life, considering its disassembly or demolition value (in case of real estate), storage and transportation.

SUPPORTING DOCUMENTATION – discount rate is a return rate used to convert into present value a payable or receivable amount.

TANGIBLE ASSETS – physical assets such as lands, constructions, machines and equipment, furniture and appliances, etc.

USEFUL AREA – usable area of a real estate, measures by the internal face of its walls.

USEFUL LIFE – period of time during which an asset may generate economic benefits

VALUATION – act or process through which the value of a company, stock interest or other asset is determined.

VALUATION METHODOLOGY – the approaches used for preparing valuing calculations in order to indicate the value of a company, stock interest or other asset.

VALUE – price denominated in monetary quantity.

WACC (Weighted Average Cost of Capital) – model in which the cost of capital is determined by the weighted average of the value.

3

Exhibit 3.1

By-laws approved by the Extraordinary General Meeting of the Shareholders of December 13th, 2002, with alterations in article 5 (capital stock) due to debentures conversions confirmed by the Meeting the Board of Directors of October 31th, 2003 and to the Extraordinary General Meetings of the Shareholders of April 23rd. 2004 and April 15th. 2005

Companhia Siderúrgica Belgo-Mineira
Consolidated Corporate Bylaws

Chapter I
Name – Head Office – Object and Duration

Article 1

Companhia Siderúrgica Belgo-Mineira is governed by these By-laws and legal provisions that apply to it.

Article 2

The Company has its main office and venue in Belo Horizonte, State of Minas Gerais, but may moved if the General Assembly so decides.

Sole Paragraph

When it deems it convenient the Board of Directors may set up agencies, offices or depots anywhere in this country, whether or not it has the authorization of the General Assembly.

Article 3

The Corporate purpose of the Company is to manufacture steel, rolled and wire drawn products, imports and exports of steel products and the raw materials thereof, and also to establish and run industry that may be either directly or indirectly connected with such objectives, in accordance current legislation.

Sole Paragraph

Should the Board of Directors so resolve, the Company may participate in undertakings either directly or indirectly connected with its objectives in this country or abroad.

Article 4

The duration of the Company is indefinite.

Chapter II
Capital Stock and Shares

Article 5

The capital stock of the Company, totally subscribed and paid is R$ 3.000.000.000,00 (three billion, Brazilian Reais), the equivalent of 7,084,129,297 shares, of which 3,905,001,336 are common stock and 3,179,127,961 preferred stock.

Paragraph 1

The shares of the Company will be book entry shares to be kept in a deposit account for titleholders, and no certificates will be issued therefor. Each share of common stock will be entitled one vote in the General Assembly resolutions. Preferred stock will not be entitled to any vote.

Paragraph 2

The preferred shares will have the right to a dividend per preferred share that is 10% (ten per cent) higher than that assigned to each common share, and will take priority for the reimbursement capital, with no premium.

Paragraph 3

The preferred shares with no voting rights will acquire this prerogative if the fixed or minimum dividends to which they have the right are not paid for three consecutive financial years, with such voting rights terminating on payment of the dividends to which they have the right.

Paragraph 4

Shares of common stock and preferred stock have no face value.

Paragraph 5

The Company may issue preferred shares with no voting rights in a new class up the limit corresponding to 6% of the total number of shares into which its capital is divided, with the same rights as the existing preferred shares to share in the profits, with priority for reimbursement of the respective capital with no premium, as stipulated in Paragraph One of this Article, and having being assured equal priority with the existing preferred shares.

Paragraph 6

The new class of shares in preferred stock referred to in the previous paragraph may be redeemed upon presentation to the Company by the respective titleholder, during the 12 (twelve) months following the end of the 12 (twelve) year term beginning on the respective subscription date, and redemption will proceed for the respective book value arrived at for the latest balance sheet or monthly trial balance prior to the date redemption begins. To this end, profit reserves and/or capital reserves will be used. At the end of the 12 (twelve) months referred to herein, should the preferred stock of such new class not have been presented for redemption, this right will lapse with no compensation or indemnity therefor, and the preferred stock of the said class not presented for redemption will remain outstanding and with identical peculiarities, but will no longer have any right to redemption.

Paragraph 7

The Company may increase the number of shares of preferred stock of existing classes or whose creation has been authorized herein up to the maximum provided for by law without keeping the same proportion as the other classes of preferred stock or common stock.

Paragraph 8

Irrespective of statutory amendment, increase in capital stock is hereby authorized up to the limit of 12,000,000,000 (twelve billion) shares. It will be the responsibility of the Board of Directors to resolve the issues and set the number, type and class of shares to be issued either of common or preferred stock, the latter to be from existing classes or from those authorized in these bylaws. Both applicable legal and statutory limits and the issue price and all other issuance conditions are to be respected.

Paragraph 9

Shares, convertible debentures and/or subscription bonds may be issued with no right of preference or with shorter periods for the subscription right of preference for the old shareholders, under the hypotheses accepted by Article 172 and the Sole Paragraph of Law N°6,404/76.

Chapter III
Company Management

Article 6

Company Management will be performed by the Board of Directors and the Executive Officers according to the law and these Bylaws.

Section I
Board of Directors

Article 7

The Board of Directors will be made up of up to nine Members, all stockholders and resident or not in this country, elected by the General Assembly and may be dismissed by it at any time. They will have a two-year term of office and all of them may be reelected.

Paragraph 1

Members and stockholders will cease to be eligible either for election or holding office on reaching seventy-two years of age.

Paragraph 2

At the end of the term of office, the members of the Board of Directors will remain in office until the elected officers are installed.

Article 8

The members of the Board of Directors are hereby released from pledging collateral as surety for their conduct. They will take office by means of a term of investiture entered in the Minutes Book for the Board of Directors’ Meetings at the latest 30 (thirty) days after they are elected.

Article 9

The Board of Directors will elect a Chairman from among its members who will preside over it and convene its meetings, a Vice-Chairman who will stand in for the Chairman whenever he is incapacitated or absent, and a Secretary.

Sole Paragraph

In addition to his regular vote, the Chairman of the Board of Directors will also have the casting vote if the ballot is tied, and it will also be his responsibility to distribute pay and profit sharing among the board and the corporate officers when they are set at an overall allowance by the General Assembly.

Article 10

The Board will meet on a regular basis once a quarter and on an extraordinary basis whenever necessary, when called to meet by the Chair or by a majority of the Board Members, attended by a majority of the Board Members in office, deeming Board Members to be in attendance when sending in a written vote, appointing a substitute, or participating in a tele- or video-conference.

Paragraph 1

Resolutions or deliberations will be recorded in minutes entered in summary form or in full, as may be appropriate, in the Book of Minutes of the Meetings of the Board of Directors. For the minutes to be valid it will be sufficient that as many members sign as are needed to form a quorum for deliberation.

Paragraph 2

The Board of Directors will decide by a majority of votes of the members present at the meeting.

Paragraph 3

In the event of absence or temporary incapacity, the place of Chairman of the Board will be taken by the Vice-Chairman. The other members of the Board may if they wish appoint in writing another Member to deputize for them. Each deputy is responsible for the vote of the person deputized for as well as his own.

Paragraph 4

The minutes of the Board of Directors’ meeting that shall elect, dismiss, appoint or set the assignments of the Directors shall be filed at the State Board of Trade and published in the local press in accordance with the law.

Article 11

Should a position of Member become vacant, it will be the responsibility of the Board of Directors to choose the replacement who will serve until the next General Assembly.

Article 12

In addition to other prerogatives that are vested therein by law either hereby or by a General Assembly, it will be the Board of Directors’ responsibility to:

I. - establish objectives, policy and general guidance as regards Company business;

II. - summon Regular General Assemblies and, when necessary, Special General Assemblies;

III. - elect and dismiss Company Executive Officers and set their job descriptions;

IV. - make a prior statement on the Management Report, the accounts of the Executive Committee, the financial statements for the period and examine monthly interim balances;

V. - establish guidelines to development of the organization;

VI. - approve the plan for the Company’s expansion and modernization;

VII. - approve the operating, investment and general budget of the Company besides authorizing the accomplishment of capital investments not provided for in the budget, when they are for an amount greater than 0.1% (zero point one percent) of subscribed capital, either separately or in a series of similar operations between the same parties and accomplished in any period of 12 (twelve) consecutive months;

VIII. - approve the organization charts of Senior Management;

IX- control the Executive Officers’ managerial performance;

X. - approve the nomination of titleholders for Senior Management positions;

XI. - approve the wage policy of the Company;

XII. - approve and modify Bylaws;

XIII. - examine Company acts, books, documents and contracts;

XIV. - propose alterations to capital stock;

XV. - submit the purpose to which net earnings for the period are to be applied to the General Assembly;

XVI. - authorize disposal of property from permanent assets, constitution of security interest and provision of collateral on third party liabilities whenever the transaction exceeds 1% (one percent) of capital stock subscribed at the time, either separately or in a series of similar transactions between the same parties, realized in any period of 12 (twelve) consecutive months;

XVII. - select and dismiss the independent auditors, in compliance with the provisions in Article 142, § 2, of Law N°6,404/76;

XVIII. - authorize acquisitions of shares issued by the Company to remain as treasury stock or for cancellation, and subsequent sale, subject to applicable legal provisions;

XIX. - decide on issue of Promissory Notes for public distribution;

XX. - resolve contingencies not covered by law;

XXI. - perform other legal prerogatives;

XXII. - deliberate on the issue of shares and subscription bonus, up to the limit of authorized capital, establishing conditions for the respective issue; and

XXIII. - decide on the acquisition, disposal, licensing or waiving of rights on patents, registered trademarks, techniques or manufacturing secrets.

XXIV. - To decide on the issue of non-stock-convertible debentures and with no collateral guarantee.

Section II
Executive Officers’ Committee

Article 13

There will be between two and ten executive officers, all of them resident in Brazil, who may or not be stockholders. They can be elected or dismissed by the Board of Directors at any time.

Paragraph 1

Each Executive Officer will have a two-year term of office, and may stand for a second term.

Paragraph 2

After their term of office is completed, the Executive Officers will continue to carry out their respective duties until new officers shall have been chosen.

Paragraph 3

No more than a third of the members of the Board of Directors may be elected to Executive positions.

Article 14

Executive Officers are hereby released from pledging collateral as surety for their conduct and will be installed in office by means of a statement of investiture entered in the Book of Minutes for the Meetings of the Executive Committee no later than 30 (thirty) days following their election.

Article 15

The Bylaws will rule on the attributions to be exercised by the Executive Committee as a whole.

Article 16

Should an Executive Committee position become vacant, or its holder be incapacitated, the Board of Directors will be responsible for electing a new Executive Officer or appoint a deputy, and will set the term of office in either case.

Article 17

It is the duty of the Executive Committee to exercise the prerogatives that the Law, these Bylaws and the Board of Directors have vested in them in order for them to perform all acts needed for the Company to function normally, and it is their responsibility to decide as a team:

I. with regard for the jurisdiction of the Board of Directors to authorize the disposal of property under permanent assets, constitute security interest and pledge surety for third party liabilities;

II. - to authorize any transaction to be closed in any shape or form that means an increase in indebtedness of the Company for an amount in excess of 1% (one percent) of subscribed capital stock either separately or in a series of similar operations between the same parties accomplished in any period of 12 (twelve) months;

III. - authorize representation of the company by a single Executive Officer in the instances it shall specify; and

IV. - distribute profit sharing that is to be allotted to Company employees.

Article 18

The Chief Executive Officer will be chosen by the Board of Directors, and it will be for him to exercise the following prerogatives among others:

I. - preside over and convene Executive Committee meetings;

II. - keep up permanent coordination between the Executive Committee and the Board of Directors;

III. - receive citations or judicial notifications

Sole Paragraph

Besides the regular vote, the Chief Executive Officer will have the casting vote in the event that the ballot is a tie.

Article 19

The Board of Directors will rule on the specific titles and prerogatives of each Executive Officer by means of job descriptions.

Article 20

The Executive Officers will have representation for the Company as debtor or creditor. It will be their charge to carry out and have carried out within their respective prerogatives, the resolutions made by the Executive Committee, the Board of Directors and the General Assembly, within the limits established hereby.

Article 21

The Company may only take on liabilities, waive rights, negotiate, give quittance, dispose of or encumber assets, as well as issue, guarantee or endorse checks or credit notes, if a document shall have been signed:

I. - By 2 (two) Executive Officers jointly,

II. - by 1 (one) Executive Officer singly, if so authorized by the Executive Committee;

III. - by 1 (one) Executive Officer and 1 (one) proxy;

IV. - by 2 (two) proxies or,

V. - by 1 (one) proxy, singly, if so expressly authorized in a specific proxy instrument.

Paragraph 1

The proxy instruments granted by the Company will always be signed by 2 (two) Executive Officers and must specify the powers granted, and will have a definite duration of no more than 2 (two) years except in the case of proxies granted to attorneys-at-law in order for them to sponsor the legal and administrative interests of the Company, and they may be for an indefinite period of time.

Paragraph 2

Exceptionally the Company may be represented in the acts referred to at the head of this article by the single signature of an Executive Officer, if in every specific case there is express authorization from the Executive Committee.

Paragraph 3

The Company may be represented by any Executive Officer on making any personal deposition.

Chapter IV
Statutory Audit Committee

Article 22

The Statutory Audit Committee of the Company whose functions are set out by law will be made up of no fewer than 3 (three) and no more than 5 (five) permanent members and the same number of deputies as elected by the General Assembly whether or not they are stockholders.

Paragraph 1

The Statutory Audit Committee will only function in the financial years in which its instatement is requested by stockholders representing no less than 10% (ten percent) of the shares with voting rights, or 5% (five percent) of the shares with no voting rights, and each period it functions will end at the next Regular General Assembly.

Paragraph 2

The fees of the members of the Statutory Audit Committee will be set by the General Assembly that shall elect them.

Paragraph 3

The deliberations of the Statutory Audit Committee will be taken by a voting majority and entered into the proper book.

Chapter V
General Assemblies

Article 23

The Regular General Assembly will meet annually in the first four months following the close of the financial year and the Special General Assembly whenever the Law and corporate interests require the stockholders to make a statement.

Article 24

Convocation notices will be published in the press as required by Law and will show the order of the day, the venue, the date and the time of the meeting of the General Assembly and, in the event the Bylaws are to be amended, this will be stated.

Article 25

The titleholders of book entry shares may take part in the General Assembly by proving the entry in the share deposit account opened for the stockholder in the books of the trustee institution up to three days before the date set for the General Assembly to be held.

Sole paragraph

Stockholders can be represented at the General Assembly by their proxies constituted at least 1 (one) year earlier, if the latter are stockholders, a Company officers, attorneys-at-law, financial institutions or investment fund managers representing the joint owners.

Article 26

Save the exceptions provided for by Law, the resolutions of the General Assembly will be made by an absolute majority of votes, not including abstentions.

Article 27

Before the Meeting shall be opened, each of the stockholders will sign the Register, giving their name, nationality, place of residence, and the number, type and class of shares they hold title to.

Article 28

The General Assembly will be opened by the Chairman of the Board of Directors, or, if he is incapacitated, by another Board member. The stockholders must choose the President and the Secretary of the Board to direct proceedings.

Article 29

The Fees of the Officers set by the General Assembly will not impair the wages or salaries earned by the top-level employees elected to Management positions in the Company and will be counted for the purposes of the Law and article 30, II of these Bylaws.

Chapter VI
The Financial Year

Article 30

The accounting period will end on December 31 of each year. At the close of the period, the financial statements required by law will be prepared, and the following rules will be abided by as regards distribution of the income arrived at:

I. - accrued losses and provision for income tax will be deducted from income of the period;

II. - the amount to be allocated to profit sharing among Officers will be calculated on the remaining profit, subject to legal limitations

III. - The net profit for the financial year will be allocated as follows:

a. - 5% (five percent) to set up the legal reserve until it reaches 20% (twenty percent) of capital stock;

b. - between 5% (five percent) and 75% (seventy five percent) to set up a Special Reserve, for the purpose of financing the Company’s business expansion, either directly or through subsidiary or affiliated companies, and such deduction is to cease when such reserve comes to 80% (eighty percent) of subscribed capital stock;

c. - for payment of the mandatory dividend to the shareholders, 25% (twenty five per cent) of the net profit, reduced or increased by (c.1) the amount allocated to setting up the Reserve Legal and (c.2) the amount allocated to setting up the Contingency Reserve and the reversion thereof established during earlier years, with the mandatory dividend being limited to the amount of the net profit for the financial year in which it was posted, recording the difference under the Future Profits Reserve

Paragraph 1

During a financial year when the amount of the mandatory dividend, calculated in compliance with the By-Laws, exceeds the realized portion of the net profits for the financial year, the General Meeting may, at the suggestion of the management, allocate the surplus amounts to establishing a Future Profits Reserve

Paragraph 2

On resolution by the Board of Directors, the Company may draw up balance sheets half yearly or in shorter periods and distribute interim dividends on account of the income arrived at in such balance sheets, subject to the limitations provided for by law.

Paragraph 3

The Board of Directors may also declare interim dividends on account of retained earnings or profit reserves in existence in the latest annual or semiannual balance sheet, and also on account of the Special Reserve letter (b) referred to at the heading of this article.

Paragraph 4

Also by resolution of the Board of Directors, dividends or interim dividends may be paid as interest on capital stock.

Paragraph 5

Interim dividends, including those paid as interest on capital stock, will always be considered as being prepayment of the compulsory dividend.

Article 31

Unless there is a resolution to the contrary at the General Assembly, the dividend shall be paid within 60 (sixty) days from the date on which it shall be declared and, in any case, within the accounting period.

Sole Paragraph

Dividends not received will lapse in the time prescribed by law.

Chapter VIII
Dissolution, Liquidation and Extinguishment

Article 32

The Company will go into dissolution, receivership and extinguishment in the instances provided for by Law.

Sole Paragraph: The Board of Directors will appoint the liquidator, the General Assembly will determine the manner in which liquidation will be carried out and will elect the Statutory Audit Committee that is to function during the period of liquidation.

Chapter IX
Attached Table

Article 33

These bylaws will contain a table attached of the General Assemblies that passed statutory amendments ever since the Company was founded.

Table Attached of the General Assemblies that Approved Amendments in the Bylaws

Assembly Dates	Minutes Published in the Minas Gerais Gazette on	Filed at the Board of trade under No.
01.21. 1917	01.22/23. 1917	3.687(*)
12.11. 1921	12.12/13. 1921	6.048(**)
12.28 .1924	01.07. 1925	8.594
07.30. 1932	08.12. 1932	13.751
07.31. 1936	08.15. 1936	15.846
11.16. 1937	01.25. 1938	16.904
01.12. 1938	25.01. 1938	16.904
07.26. 1938	08.05. 1938	17.381
06.30. 1939	07.07. 1939	18.149
05.29. 1941	06.28. 1941	20.219
04.25. 1942	05.09/10. 1942	21.435
04.28. 1943	05.05. 1943	22.709
09.16. 1943	09.21. 1943	23.259
02.09. 1945	02.21. 1945	26.054
06.10. 1949	06.14. 1949	38.047
04.10. 1954	05.01. 1954	65.860
10.04. 1955	10.14. 1955	73.209
26.10. 1956	11.08. 1956	79.507
10.25. 1957	11.23. 1957	85.781
11.17. 1959	12.04. 1959	100.428
04.25. 1960	05.15. 1960	104.138
02.27. 1961	04.27. 1961	112.165
07.25. 1962	08.22. 1962	126.518
04.29. 1963	05.30. 1963	134.747
08.09. 1963	08.21. 1963	136.910
12.17. 1963	01.16. 1964	140.816
06.26. 1964	08.07. 1964	147.193
09.24. 1964	10.02. 1964	149.243
10.15. 1964	10.31. 1964	150.497
03.11. 1966	04.26. 1966	172.125
04.28. 1967	06.03. 1967	187.338
04.29. 1969	05.27. 1969	217.205
11.28. 1969	01.03. 1970	229.348
07.31. 1970	08.22. 1970	242.823
07.31. 1970	09.25. 1970	243.728
04.07. 1971	04.15. 1971	254.465
04.28. 1972	05.27. 1972	276.192
04.12. 1973	05.11. 1973	297.788
04.16. 1975	05.07. 1975	350.245
04.28. 1976	05.15. 1976	381.029
04.25. 1977	05.13. 1977	413.170
17.04.1978	04.05.1978	447.290
24.04.1979	16.05.1979	473.940
17.04.1980	15.05.1980	501.388
15.12.1980	19.02.1981	525.505
15.04.1981	12.05.1981	530.809
27.04.1982	19.05.1982	562.571
06.05.1982	04.06.1982	564.058

Assembly Dates	Minutes Published in the Minas Gerais Gazette on	Filed at the Board of trade under No.
27.04.1983	17.05.1983	595.214
06.05.1983	26.05.1983	596.346
24.04.1984	18.05.1984	629.177
06.08.1984	10.08.1984	639.173
19.11.1984	06.12.1984	650.464
03.04.1985	25.04.1985	670.581
31.03.1986	16.04.1986	735.147
07.04.1986	18.04.1986	735.698
30.06.1986	27.08.1986	754.180
31.03.1987	25.04.1987	784.763
15.04.1987	13.05.1987	787.254
12.04.1988	21.04.1988	834.713
27.10.1988	04.11.1988	863.417
11.04.1989	27.04.1989	884.454
16.08.1989	25.08.1989	911.580
11.04.1990	08.05.1990	959.931
13.11.1990	28.11.1990	1.006.934
11.04.1991	24.04.1991	1.034.225
19.11.1991	18.12.1991	1.088.079
28.04.1992	19.05.1992	1.117.539
15.04.1993	11.05.1993	1.199.776
13.07.1993	06.08.1993	1.218.389
07.10.1993	25.10.1993	1.244.393
15.04.1994	14.05.1994	1.277.992
18.04.1995	17.05.1995	1.369.418
16.04.1996	10.05.1996	1.448.613
11.04.1997	08.05.1997	1.537.178
07.04.1999	04.05.1999	1.753.502
30.05.2000	11.07.2000	2.436.250
10.04.2001	04.05.2001	2.595.503
18.04.2002	07.05.2002	2.770.038
13.12.2002	28.01.2003	2.900.386
23.04.2004	06.05.2004	3.162.203
15.04.2005	28.04.2005	3.347.855

(*)	Foundation of Companhia Siderúrgica Mineira
(**)	Name changed to Companhia Siderúrgica Belgo-Mineira

BY-LAWS
CHAPTER I

Name, Object, Head Office and Duration

Article I - Companhia Siderurgica de Tubarao is a Corporation ruled over, administered and managed pursuant to the provisions of these By-Laws and of the applicable laws.

Article 2 - The object of the Company is the installation, operation and exploitation of an integrated steelworks, for the production and sale of steel and iron products and byproducts, being able to practice industrial and commercial activities of any nature, including import and export, as well as any other correlate activities which may be related, directly of indirectly, to its main objectives, and also be able to, in the interest of such objectives, organize controlled companies and participate in the capital of other compames.

Article 3 - The Company's head office shall be within the jurisdiction of the Municipality of Serra, State of Espirito Santo. The Company shall have the power to set up branches, representative offices and agencies in the country and abroad.

Article 4 - The Company's duration shalI be indeterminate.

CHAPTER II

Corporate Capital and Shares

Article 5 - The Company's corporate capital is of R$ 2.782.105.976,27 (two billion, seven hundred and eighty-two million, one hundred and five thousand, nine hundred and seventy-six reais and twenty-seven cents), represented by 50.976.440.030 (fifty bilJion, nine hundred and seventy-six million, four hundred and forty thousand and thirty) shares, all nominative and with no par value, consisting of 19.666.329.000 (nineteen billion, six hundred and sixty-six million, three hundred and twenty-nine thousand) common shares and 31.310.111.030 (thirty-one billion, three hundred and ten million, one hundred and eleven thousand and thirty) preferred shares.

1st Paragraph - Each common share shall entitle its holder to one vote in the resolutions of the General Meeting of Shareholders.

2

2nd Paragraph - Preferred shares shall not be redeemable, shall not be converted into common shares, shall not have any voting rights, shall enjoy priority in the reimbursement of capital in case of the Company's liquidation and shall be entitled to receive unitary dividends 10% (ten percent) higher than those attributed to common shares.

3rd Paragraph - The following provisions are applicable to all kinds of shares: (a) shares shall be certificateless and kept in a deposit account in the name of their holders, in a financial institution to be chosen by the Executive Directors; (b) within legal limits, the depository financial institution is authorized to charge shareholders the cost of services for transferring ownership of certificateless shares.

Article 6 - The Company is authorized to increase its corporate capital up to 39.332.658.000 (thirty-nine billion, three hundred and thirty-two million, six hundred and fifty-eight thousand) common shares and 62.620.222.060 (sixty-two billion, six hundred and twenty million, two hundred and twenty-two thousand and sixty) preferred shares.

1st Paragraph - The Company may, by decision of the Board of Directors, increase its corporate capital through the issuance of new shares, independently of amendment to these By-Laws. The Board of Directors shall establish the issuance conditions, including price and payment terms.

2nd Paragraph - The Board of Directors may approve the issuance of subscription bonds within the limit of the authorized corporate capital, preserving the existing proportion among the kinds shares.

3rd Paragraph - The Company may grant share purchasing options to its administrators and employees, or to natural persons rendering services to the Company, with no preference rights to the shareholders, within the limit of the authorized corporate capital, preserving the existing proportion among the kinds of shares and observing the plans approved by the General Meeting of Shareholders.

Article 7 - The dividend must be paid, unless otherwise decided by the General Meeting of Shareholders, within a period of 60 (sixty) days from the date on which it is stated and, in any case, within the same fiscal year. The distribution of shares corresponding to increases of capital through incorporation of reserves shall be made within the maximum period of 60 (sixty) days from the date of publication in the Official Gazette of the General Meeting's minutes which approves such distribution.

3

CHAPTER III

General Meeting of Shareholders

Article 8 - The General Meeting of Shareholders shall meet ordinarily within the first 4 (four) months of each year and extraordinarily whenever deemed necessary.

Article 9 - General Meetings of Shareholders, whether ordinary or extraordinary, shall be presided over by the President of the Board of Directors or, in his absence, by any other member of the Board present at the meeting. From amongst the shareholders present, the President shall invite one or more secretaries to join the meeting.

CHAPTER IV

Company's Management

Section I - General Provisions

Article 10 - The Company shall be managed by the Board of Directors and the Executive Directors.

Ist Paragraph - Investitures shall be made by means of a declaration recorded in the appropriate book signed by the invested administrator, no pledge being required.

2nd Paragraph - The administrators shall remain in their offices until the investiture of their substitutes.

Article II - The administrators' remuneration shall be fixed by the General Meeting of Shareholders.

Sole Paragraph - The General Meeting may establish an overall amount to be distributed amongst the administrators by the Board of Directors.

Article 12 - Both the Board of Directors and the Executive Directors shall legally deliberate by the majority of their members' votes. The presiding member, in addition to his personal vote, shall also have the casting vote.

4

Section II - The Board of Directors

Article 13 - The Board of Directors shall be composed of up to ten members, all shareholders, elected by the General Meeting of Shareholders, which may dismiss them at any time.

1st Paragraph - The members of the lliard of Directors shall have a 3 (three) year term of office.

2nd Paragraph - In the first meeting after its election, the Board of Directors shall choose its President.

3rd Paragraph - In case of vacancy of a position of member of the Board, the Board of Directors shall nominate a substitute who will perform the functions of the replaced member until the first subsequent General Meeting of Shareholders, at which time the definite substitute for the remaining term of office shall be elected.

4th Paragraph - Should the President not be a member of the Board of Directors, he shall participate in the Board's meetings with no voting rights.

Article 14 - The Board of Directors shall have the following powers and duties:

a) elect and dismiss the Executive Directors, and establish their duties;

b) fiscalize the Directors' activities and examine the Company's books and documents, at any time, requesting information concerning contracts and acts which involve or may come to involve the Company;

c) decide about summoning the General Meeting of Shareholders in compliance with the law;

d) express its opinion regarding the Annual Report and the Executive Directors' accounts;

e) establish the Company's general business and basic management guidelines, as well as those regarding technical aspects of production, sales, personnel administration, financial and expansion plans, verifying that such guidelines be strictly observed;

f) establish the standards to control the Company's business performance;

g) approve the annual and pluriannual budgets, the expansion projects and investment programs, as well as accompany their execution and performance;

5

h) approve the Company's administrative structure and, when it deems convenient, establish the duties of each department and/or of its respective manager, as well as its salary policy;

i) authorize the participation in other companies and decide about the Company's representation in their general meetings or shareholders meetings;

j) authorize the practice of any extraordinary management act not included by law or by these By-Laws in the powers of other corporate entities;

k) decide upon the rules regarding amounts involved, time of duration, extension of effects and others under which certain of the Company's acts, including pledges or transfer of ownership of its fixed assets, investments and financial operations or loans, may only be performed after its previous authorization;

1) authorize and define the respective conditions for the issuance of the Company's shares, within the limits established under Article 6;

m) authorize the Company to negotiate the shares it issues and the issuance, conversion, anticipated redemption and other conditions for convertible or non convertible debentures, commercial papers, bonds and other papers for primary or secondary distribution in investment markets;

n) ratify the internal auditing plan;

o) approve the prerequisites, as well as indicate or dismiss independent auditors;

p) establish the policies for destination of fiscal incentives;

q) authorize contributions by the Company to employees' associations, social welfare and sports institutions, and private social welfare funds;

r) authorize the opening, transfer or closing of offices, branches, agencies or other of the Company's establishments;

s) determine the execution of inspections, audits or checking of accounts in foundations in which the Company participates;

6

t) nominate and dismiss the Board's Secretary-General;

u) deliberate upon any matters of the Company's interest which are not included in the exclusive legal powers of the General Meeting of Shareholders nor those of the Executive Directors.

Article 15 - The Board of Directors shall meet ordinarily at least twice a year, in accordance with an approved calendar, and extraordinarily whenever deemed necessary or convenient, by summons of its President or the majority of its members.

1st Paragraph - Except in the case of unanimous presence of members of the Board of Directors, meetings shall be summoned with at least 8 (eight) days notice. The meeting's agenda and supporting documents for the decisions to be taken must be forwarded to the members of the Board within the same stated period. The members of the Board shall also receive copies of the minutes of the meetings of the Board's Supervisory Committee referred to in article 17, and those of the Executive Directors.

2nd Paragraph - During the Board of Directors' meetings, votes by delegation given to another member of the Board, as well as advance votes in writing shall be acceptable. Minutes of the meetings shall be drawn up to which the legal prescriptions regarding minutes of General Meetings of Shareholders shall apply.

Article 16 - The Board of Directors may establish committees to assist the Company's management, with restricted objectives and a limited term of duration, which may be renewed, composed by persons nominated by the Board of Directors.

Sole Paragraph - Should the General Meeting of Shareholders approve the Company's share purchasing option plan, as authorized in the third paragraph of Article 6, which requires the constitution of an appropriate entity for its management, the Board of Directors shall establish a Committee for this purpose, designating its members.

Article 17 - The Board of Directors may also establish a Supervisory Committee, composed of 3 (three) members of the Board who, in the intervals of the Board's ordinary meetings, may deliberate, by specific delegation, regarding all matters which are within the powers of the Board of Directors as determined by these ByLaws, ad referendum of the Board of Directors itself.

1st Paragraph - The authorization contained in this article does not include:

a) matters which are ascribed to the Board of Directors by law;

7

b) proposals to be submitted to the General Meetings of Shareholders;

c) authorization to practice acts of liquidation and dissolution or financial reorganization, including bankruptcy and legal composition with creditors;

d) approval of new investments and/or loans and/or pledges on fixed assets, in amounts in excess of the equivalent in reais to 2,5% of the Company's net equity;

e) authorization for the constitution or acquisition of participation in other compames;

f) approval of the Company's long-term strategic plans.

2nd Paragraph - The regulations foreseen in Article 12 and in the second paragraph of Article 15 apply likewise to the Board' Supervisory Committee. Any member of the Board may attend the Supervisory Committee's meetings as an observer. Regarding matters which are merely of statutory scope, references made in these By-Laws to powers or capacities of the Board of Directors shall apply likewise to the Supervisory Committee.

Section III - The Executive Directors

Article 18 - The Executive Directors shall be one President and 2 (two) to 5 (five) other Directors with no special denomination, being elected or dismissed by the Board of Directors for a term of office of 3 (three) years, with the possibility of being reelected.

1st Paragraph - In case of impediments or absences, the President shall be replaced by another Director who, in the case of vacancy, shall accumulate the two positions and exercise the Presidency until the first subsequent meeting of the Board of Directors which will designate a substitute for the remaining term of office.

2nd Paragraph - In case of temporary absence or impediment, the other Directors shall be replaced by another Director, by designation of the President. In the case of vacancy, the President shall choose a temporary substitute until the Board of Directors elects the definite substitute for the remaining term of office.

8

Article 19 - The Executive Directors shall have all the powers to practice the acts necessary to fulfill the Company's social objective and to represent the Company, as plaintiff or defendant, in Court or otherwise, observing legal or statutory provisions and the decisions taken by the General Meeting of Shareholders and by the Board of Directors.

Article 20 - The Executi ve Directors shall deliberate by majority vote, in meetings to be held with the required frequency and to which shall apply, mutatis mutandis, the provisions of the second paragraph of Article 15 above, having the following powers and duties:

a) maintain the general control of the execution of its decisions, as well as evaluate the results of the Company's activities;

b) prepare the annual and pluriannual budgets, the expansion and modernization projects, and the investment plans, for submission to the Board of Directors;

c) approve the employees' salaries and the Company's employment plan and staff;

d) prepare the Annual Report, the Financial Statements and other required documents to be presented to the Board of Directors for submission to the Ordinary General Meeting of Shareholders;

e) propose to the Board of Directors the opening, transfer or closing of offices, branches, agencies or other establishments in the country or abroad;

f) decide upon other matters which are not included within the exclusive powers of its members nor of the General Meeting of Shareholders nor of the Board of Directors, and which have not been raised by the Board of Directors.

Article 21 - The Executive Directors' meetings shall be presided over by the President. The President shall have tre following individual powers and duties:

a) represent the Company in acts of individual representation, in Court or outside it, being able to indicate another Director with no special denomination to fulfill such duties;

9

b) manage the areas ascribed to him by the Board of Directors;

c) control the execution of deliberations taken by the General Meeting of Shareholders, the Board of Directors and the Executive Directors;

d) submit to the Board of Directors' examination any subject he deems relevant or regarding which he understands it necessary or convenient to have the Board of Directors' prior approval.:

e) co~ordinate and guide the Directors' actions;

f) ascribe to any Director activities and tasks different from those within their ordinary line of duties.

1st Paragraph - Each Director shall be responsible for the management of the areas ascribed to him and for the tasks assigned to him by these ByLaws.

2nd Paragraph - To place the Company's shares on the open market, the Board of Directors shall necessarily ascribe to one of the Executive Directors the function of market relations' Director.

Article 22 - As a general rule and with the exception of the cases covered by the subsequent paragraphs, the Company shall be legally liable whenever represented by any 2 (two) Executive Directors, or by I (one) Executive Director and I (one) attorney, or by 2 (two) attorneys within the limits of their delegations.

1st Paragraph - The acts for which these By-Laws determine prior authorization from the Board of Directors may only be performed once such a condition has been fulfilled.

2nd Paragraph - For acts and instruments which involve responsibility in amounts equal or superior to 0,5% (five tenths percent) of the corporate capital, the signature of the President shall be mandatory, together with any other Director or attorney.

3rd Paragraph - The Company may be represented by only one Director or one attorney:

a) in the cases foreseen in Article 21, item (a) above;

10

b) provided that such an individual representation has been previously approved by the Board of Directors;

c) when receiving and accepting amounts owed the Company, issue and negotiate, including endorse and discount negotiable invoices for its sales, as well as in the case of correspondence which does not involve responsibility for the Company and the practice of a;::ts in the simple course of regular business, including those performed with governmental offices in general, autarchies, public companies, mixed economy companies, the Board of Trade, Labour Courts, Social Welfare Institute, FGTS (the Brazilian official r.ension fund) and its collecting banks and others of similar nature.

4th Paragraph - The Board of Directors may authorize the performance of other acts which bind the Company by only one Executive Director or one attorney, or also by the adoption of rules for limiting po wers and to restrict, in certain cases, the Company's representation to only one Director or to one attorney.

5th Paragraph - The following rules shall apply for the appointment of attorneys:

a) all powers of attorney must be previously approved by the Executive Directors or granted by the President with any other Director;

b) when the power of attorney covers acts which depend on previous authorization by the Board of Directors, the delegation of such powers shall be strictly conditioned that such an authorization be obtained, which shall be mentioned in its wording;

c) except in cases of judicial representation or likewise, in which it is essential that the powers be exercised until the conclusion of the case or lawsuit, all powers of attorney shall be for a pre-established term, not longer than one year and shall have limited powers.

6th Paragraph - Acts which are not in accordance to the rules established in the preceding paragraphs shall not be binding to the Company.

11

CHAPTER V

Auditing Council

Article 23 - The Auditing Council, with the powers ascribed to it by law, shall not function pennanently and shall be composed of 3 (three) to 5 (five) active members and 3 (three) to 5 (five) substitute members, being installed only when required under the conditions foreseen by law.

Article 24 - The General Meeting of Shareholders which elects the members of the Auditing Council shall establish their respective remuneration.

CHAPTER VI

Fiscal Year

Article 25 - The fiscal year starts on the I st. of January and ends on the 31 st. 0 f December of each year.

1st Paragraph - At the end of each fiscal year, the Executive Directors, observing the applicable legal requirements, shall have the following financial statements drawn up:

I. statement of assets and liabilities;
II. statement of changes in net equity;
III. statement of fiscal year's results; and
IV. statement of changes in financial position.

2nd Paragraph - Together with the fiscal year's financial statements, the Board of Directors shall submit to the Ordinary General Meeting of Shareholders a proposal regarding the destination to be given b the net profit, observing these By-Laws and the applicable law.

3rd Paragraph - The Board of Directors may propose and the General Meeting of Shareholders approve, that a portion of at least five percent be deducted from the fiscal year's net profit for the constitution of an Investment and Working Capital Reserve, according to the following principles:

a) the constitution of this reserve shall not negatively affect the shareholders right to receive payment of the compulsory dividend foreseen in the 4th. paragraph below;

12

b) its balance, together with the balance of other profit reserves, except those for contingencies and future profits, shall not exceed the corporate capital, under pain of capitalization or distribution in cash of the exceeding amount;

c) the reserve is intended to guarantee investments in fixed assets or increases in working capital, including payment of the Company's debts, independently from retention of profit connected with capital budget, and its balance may be used in the following situations:

i) for the absorption of1osses, when necessary;
ii) for distribution of dividends, at any time;
iii) for the redemption, reimbursement or purchase of shares, permitted by law;
iv) for incorporation to corporate capital, including through new shares dividends.

4th Paragraph - The shareholders shall have the right to receive, in each fiscal year, a percentage of the net profit in the form of dividends, observing the compulsory minimum of 25% (twenty-five percent) of such a net profit, with the following adjustments:

i) the addition of the following amounts:.

	•	resulting from the reversal in the fiscal year of reserves for previously established contingencies;
.	•	resulting from realization in the fiscal year of profits previously transferred to the future profits reserve;

ii) the decrease of amounts destined during the fiscal year to the constitution of legal reserve, contingencies reserves and future profits reserve.

5th Paragraph - The General Meeting of Shareholders may approve a participation in the profits for the Administrators, observing the applicable legal limits. A condition precedent for the payment of such a participation is that the compulsory dividend referred to in the 4th paragraph above be distributed to thc shareholders. Always that a half-yearly financial statement is drawn up and on the basis of which intermediary dividends are paid, in amounts at least equal to 25% (twenty-five percent) of the period's net profit, calculated under the terms of the referred to 4th. paragraph, the Board of Directors may approve the payment of a participation in the half-yearly profits to the Administrators, "ad referendum" of the General Meeting of Shareholders.

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6th Paragraph - The General Meeting of Shareholders may decide, at any time, to distribute dividends for the account of reserves for pre-existing profits or for accumulated profits from previous fiscal years, thus maintained by decision of the General Meeting, after attribution to shareholders in each fiscal year of the compulsory dividend referred to in the 4th. paragraph above.

7th Paragraph - The Company may draw up half-yearly or intermediary financial statements. The Board of Directors may decide on the distribution of dividends from the profits verified in those statements. The Board of Directors may still declare intermediary dividends from the existing profits in those statements or in the last annual statement.

8th Paragraph - The General Meeting of Shareholders may decide upon the capitalization of reserves established in half-yearly or intermediary financial statements.

9th Paragraph - Dividends not claimed within three years shall accrue to the Company.

Article 26 - The Board of Directors may approve plans for the participation of employees in the Company's results, taking into consideration the new wealth generated in each period and establishing correlation standards with dividends paid to shareholders.

CHAPTER VII

Liquidation

Article 27 - The Company shall enter into liquidation in the cases provided for by the law or by virtue of a decision passed by the General Meeting of Shareholders.

Sole Paragraph - The General Meeting of Shareholders shall have powers to establish the form of liquidation, to elect the liquidator and the Auditing Council which shall function during the period of liquidation, establishing their respective remunerations.

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CHAPTER VIII

General Provisions

Article 28 - One of the positions of member of the Board of Directors shall be fulfilled by a representative of the Company's employees and pensioners, indicated by the Clube de Investimentos dos Empregados da Companhia Siderurgica de Tubarao - CIEST (CST's employees investment club), even in the case that the referred to club does not hold sufficient share participation for such.

Article 29 - In the case of reimbursement, the value of shares shall be established based on the Company's economic value, to be verified in an evaluation to be made by a specialized company indicated and chosen in compliance to paragraphs 1, 3 and 4 of article 45 of Law 6.404, dated Dec. 15, 1976, with wording given by Law 9.457, dated May 5, 1997. The value of shares shall be the result of the Company's economic value divided by the number of shares existing prior to the approval of the subject by the General Meeting of Shareholders giving rise to the right of withdrawal.

CHAPTER IX

Transitory Provisions

Article 30 - After the actual conversion of preferred class "N' and "B" shares into sole class preferred shares, which will come into effect after dividends for the fiscal year of 1997 are declared, in compliance with the decision taken in the 66th Extraordinary General Meeting held on Nov. 28, 97. (Conversion already effected).

I hereby CERTIFY that the above is a true and accurate transcription of Companhia Siderurgica de Tubarao's By-Laws, as approved by the 39th. Extraordinary General Meeting of Shareholders held on December 30, 1987, with the alterations approved by the 41 st Extraordinary General Meeting of Shareholders held on May 17, 1988, by the 57th. Extraordinary General Meeting of Shareholders held on August 10, 1992, by the 59th. Extraordinary General Meeting of Shareholders held on April 29, 1994, by the 61s1. Extraordinary General Meeting of Shareholders held on August 31, 1995, by the 64th. Extraordinary General Meeting of Shareholders held on April 24, 1997, by the 65th. Extraordinary General Meeting of Shareholders held on November 24, 1997, by the 66th. Extraordinary General Meeting of Shareholders held on November 28, 1997, by the 26th Ordinary General Meeting of Shareholders/68th Extraordinary General Meeting of Shareholders held on March 21, 2000 and by the 69th Extraordinary General Meeting of Shareholders held on May 27, 2002.

Serra (ES), May 27, 2002

COMPANHIA SIDERÚRGICA DE TUBARÃO

ESTATUTO SOCIAL
CAPÍTULO I

Do Nome, Objeto, Sede e Duração

Artigo 1º - A Companhia Siderúrgica de Tubarão é uma Sociedade por Ações, que se regerá por este Estatuto e disposições legais aplicáveis.

Artigo 2º - A Companhia tem por objetivo a instalação, operação e exploração de uma usina integrada de aço para a produção e comercialização de produtos de ferro e aço e sub-produtos, podendo praticar atividades industriais e comerciais de qualquer natureza, incluindo importação e exportação, bem como quaisquer outras atividades correlatas que possam ser relacionadas, direta ou indiretamente, com seus objetivos principais, podendo também, no interesse desses objetivos, organizar companhias por ela controladas e participar do capital de outras empresas.

Artigo 3º - A Companhia tem sede e foro no Município da Serra, Estado do Espírito Santo, podendo estabelecer filiais, agências e escritórios de representação dentro ou fora do País.

Artigo 4º - O prazo de duração da Companhia é indeterminado.

CAPÍTULO II

Do Capital Social e Ações

Artigo 5º - O capital social é de R$ 2.782.105.976,27 (dois bilhões, setecentos e oitenta e dois milhões, cento e cinco mil, novecentos e setenta e seis reais e vinte e sete centavos), representado por 50.976.440.030 (cinqüenta bilhões, novecentos e setenta e seis milhões, quatrocentas e quarenta mil e trinta) ações, todas nominativas e sem valor nominal, sendo 19.666.329.000 (dezenove bilhões, seiscentos e sessenta e seis milhões, trezentas e vinte e nove mil) ações ordinárias e 31.310.111.030 (trinta e um bilhões, trezentos e dez milhões, cento e onze mil e trinta) ações preferenciais.

§ 1º - Cada ação ordinária dá direito a um voto nas deliberações da Assembléia Geral.

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§ 2º - As ações preferenciais são irresgatáveis, não podendo ser convertidas em ações ordinárias, não terão direito de voto, gozando de prioridade no reembolso do capital em caso de liquidação da Companhia e terão direito à percepção de dividendos unitários 10% (dez por cento) maiores do que os atribuídos às ações ordinárias.

§ 3º - Constituem disposições comuns a todas as espécies de ações: (a) as ações serão escriturais, mantidas em conta de depósito em nome de seus titulares, em instituição financeira designada pela Diretoria; (b) a instituição financeira depositária das ações fica autorizada a cobrar do acionista o custo do serviço de transferência da propriedade das ações escriturais, observados os limites legais.

Artigo 6º - A Companhia fica autorizada a aumentar o seu capital social até 39.332.658.000 (trinta e nove bilhões, trezentos e trinta e dois milhões, seiscentas e cinqüenta e oito mil) ações ordinárias e 62.620.222.060 (sessenta e dois bilhões, seiscentos e vinte milhões, duzentas e vinte e duas mil e sessenta) ações preferenciais.

§ 1º - Dentro do limite autorizado e respeitada a proporção existente entre as espécies de ações, poderá a Companhia, mediante deliberação do Conselho de Administração, aumentar o capital social independentemente de reforma estatutária, mediante a emissão de novas ações. O Conselho de Administração fixará as condições da emissão, inclusive preço e prazo de integralização.

§ 2º - Dentro do limite do capital autorizado e respeitada a proporção existente entre as espécies de ações, o Conselho de Administração poderá deliberar a emissão de bônus de subscrição.

§ 3º - Dentro do limite do capital autorizado, respeitada a proporção existente entre as espécies de ações e obedecidos os planos aprovados pela Assembléia Geral, a Companhia poderá outorgar opção de compra de ações a seus administradores e empregados, ou a pessoas naturais que prestem serviços à Companhia, sem direito de preferência para os acionistas.

Artigo 7º - O dividendo deverá ser pago, salvo deliberação em contrário da Assembléia Geral, nos prazo de 60 (sessenta) dias da data em que for declarado e, em qualquer caso, dentro do mesmo exercício social. A distribuição de ações correspondentes ao aumento de capital pela incorporação de reservas será feita dentro do prazo máximo de 60 (sessenta) dias, contados da data de publicação no Diário Oficial da ata da Assembléia Geral que o aprovar.

COMPANHIA SIDERÚRGICA DE TUBARÃO
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CAPÍTULO III

Da Assembléia Geral

Artigo 8º - A Assembléia Geral reunir-se-á ordinariamente, dentro dos quatro primeiros meses de cada ano, e, extraordinariamente, sempre que necessário.

Artigo 9º - A Assembléia Geral Ordinária ou Extraordinária será presidida pelo Presidente do Conselho de Administração ou, na sua ausência, por qualquer outro Conselheiro presente. O Presidente da mesa convidará, dentre os acionistas presentes ou seus representantes, um ou mais secretários.

CAPÍTULO IV

Da Administração

Seção I - Das Disposições Gerais

Artigo 10 - A Companhia será administrada pelo Conselho de Administração e pela Diretoria.

§ 1º - A investidura nos cargos far-se-á por termo lavrado em livro próprio, assinado pelo administrador empossado, dispensada qualquer garantia de gestão.

§ 2º - Os administradores permanecerão em seus cargos até a posse de seus substitutos.

Artigo 11 - A remuneração dos administradores será fixada pela Assembléia Geral.

Parágrafo Único - A Assembléia poderá fixar uma verba global para distribuição entre os administradores, caso em que caberá ao Conselho de Administração efetuar a distribuição.

Artigo 12 - Qualquer dos órgãos de administração delibera validamente pelo voto da maioria dos seus membros. Aquele que estiver na Presidência dos trabalhos terá, além do voto pessoal, o de desempate.

COMPANHIA SIDERÚRGICA DE TUBARÃO
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Seção II - Do Conselho de Administração

Artigo 13 - O Conselho de Administração compõe-se de até dez membros, todos acionistas, eleitos pela Assembléia Geral, que poderá destituí-los a qualquer momento.

§ 1º - O prazo de gestão dos membros do Conselho de Administração é de 3 (três) anos.

§ 2º - Na primeira reunião subseqüente à sua eleição, o Conselho de Administração escolherá seu Presidente.

§ 3º - Em caso de vacância do cargo de Conselheiro, o Conselho de Administração nomeará substituto, que assumirá as suas funções até a primeira Assembléia Geral subseqüente, a quem incumbirá dar-lhe substituto definitivo até o término de seu prazo de gestão.

§ 4º - O Diretor-Presidente, se não for membro do Conselho de Administração, participará de suas reuniões, sem direito de voto.

Artigo 14 - Compete ao Conselho de Administração:

a) eleger e destituir os membros da Diretoria e fixar-lhes as atribuições;

b) fiscalizar a gestão dos diretores, examinar, a qualquer tempo, os livros e papéis da Companhia, e solicitar informações sobre contratos e atos que envolvam ou possam vir a envolver a Companhia;

c) deliberar sobre a convocação da Assembléia Geral na forma da lei;

d) manifestar-se sobre o Relatório da Administração e as contas da Diretoria;

e) fixar a orientação geral dos negócios da Companhia, estabelecendo as diretrizes básicas da ação executiva, inclusive no tocante aos aspectos técnicos de produção, comercialização, gestão administrativa de pessoal e financeira, e de expansão, e zelar pelo estrito cumprimento das mesmas;

f) estabelecer os critérios para o controle do desempenho empresarial da Companhia;

g) aprovar os orçamentos anuais e plurianuais, os projetos de expansão e

COMPANHIA SIDERÚRGICA DE TUBARÃO

5

programas de investimento, bem assim acompanhar sua execução e desempenho;

h) aprovar a estrutura administrativa da Companhia, e, quando entender conveniente, as atribuições de cada órgão da estrutura e/ou de seu respectivo titular, e estabelecer sua política salarial;

i) autorizar a participação em outras sociedades e deliberar sobre a representação da Companhia em suas Assembléias ou reuniões de sócios;

j) autorizar a prática de qualquer ato de gestão extraordinária não compreendido, por lei ou por este Estatuto, na competência de outros órgãos societários;

k) fixar critérios de valor envolvido, tempo de duração, extensão de efeitos e outros, pelos quais determinados atos da Companhia, inclusive os de alienação ou oneração de bens de seu ativo permanente, investimentos e operações de financiamento ou empréstimo, só possam ser praticados após sua prévia autorização;

l) autorizar a emissão de ações da Companhia, nos limites autorizados no artigo 6º, fixando as respectivas condições;

m) autorizar a negociação, pela Companhia, de ações de sua própria emissão, e a emissão, conversão, resgate antecipado e demais condições de debêntures, conversíveis ou não, "commercial papers", bônus e demais títulos destinados a distribuição, primária ou secundária, em mercados de capitais;

n) homologar o plano de auditoria interna;

o) aprovar os pré-requisitos e a indicação e destituir os auditores independentes;

p) estabelecer a política de aplicação de incentivos fiscais;

q) autorizar contribuições da Companhia para associações de empregados, entidades assistenciais e recreativas e fundos de previdência privada;

r) autorizar a abertura, transferência ou encerramento de escritórios, filiais, dependências ou outros estabelecimentos da Companhia;

s) determinar a realização de inspeções, auditorias ou tomadas de contas em fundações de que a Companhia participe;

COMPANHIA SIDERÚRGICA DE TUBARÃO
6

t) nomear e destituir o Secretário-Geral do Conselho;

u) avocar qualquer matéria de interesse social que não se inclua nas competências legais privativas da Assembléia ou da Diretoria.

Artigo 15 - O Conselho de Administração reúne-se ordinariamente ao menos duas vezes por ano, conforme calendário que estabelecer, e extraordinariamente sempre que necessário ou conveniente, mediante convocação de seu Presidente ou da maioria de seus membros.

§ 1º - Salvo a hipótese de presença unânime dos Conselheiros, as reuniões serão convocadas com ao menos 8 (oito) dias de antecedência. No mesmo prazo deverão ser encaminhados aos Conselheiros a agenda da reunião e os documentos de suporte para as decisões a serem apreciadas. Os Conselheiros receberão ainda cópias das atas de reuniões do Comitê de Supervisão do Conselho, a que se refere o artigo 17, e da Diretoria Executiva.

§ 2º - Nas reuniões do Conselho, são admitidos o voto através de delegação feita em favor de outro Conselheiro e o voto escrito antecipado. Delas lavrar-se-ão atas, às quais se aplicarão as disposições legais relativas às atas de Assembléias Gerais.

Artigo 16 - O Conselho de Administração poderá criar comitês de assessoramento à administração da Companhia, com objetivos restritos e de prazo limitado de duração, renovável, integrado por pessoas por ele designadas.

Parágrafo Único - Na hipótese de aprovação pela Assembléia Geral, de plano de opção de compra de ações da Companhia, na forma autorizada no parágrafo terceiro do artigo 6º, que exija a constituição de órgão próprio para a sua administração, incumbe ao Conselho de Administração criar um Comitê para esse fim, integrado por pessoas por ele designadas.

Artigo 17 - O Conselho de Administração poderá ainda criar um Comitê de Supervisão composto de 3 (três) Conselheiros, que, no intervalo de suas reuniões ordinárias, poderá deliberar, por delegação expressa, sobre todas as matérias de sua competência estatutária, ad referendum do próprio Conselho de Administração.

§ 1º - A autorização contida neste artigo não abrange:

COMPANHIA SIDERÚRGICA DE TUBARÃO
7

a) matérias de competência legal do Conselho;

b) propostas a serem submetidas à Assembléia Geral de Acionistas;

c) a autorização para a prática de atos de liquidação e dissolução ou de reorganização financeira, inclusive auto-falência e concordata;

d) a aprovação de novos investimentos e/ou financiamentos e/ou alienações de bens, cujo valor exceda ao equivalente em reais a 2,5% do patrimônio líquido da Companhia;

e) a autorização para a constituição ou aquisição de participação em outras sociedades;

f) a aprovação de planos estratégicos de longo prazo da Companhia.

§ 2º - Aplicam-se às reuniões do Comitê de Supervisão do Conselho as normas do artigo 12 e do parágrafo 2º do artigo 15. É facultada a qualquer Conselheiro a presença nas reuniões do Comitê de Supervisão, como observador. No tocante às matérias de competência meramente estatutária, as referências feitas neste Estatuto a poderes ou faculdades do Conselho de Administração reputam-se igualmente feitas ao Comitê de Supervisão.

Seção III - Da Diretoria

Artigo 18 - A Diretoria, cujos membros serão eleitos e destituíveis, a qualquer tempo, pelo Conselho de Administração, será composta de um Diretor-Presidente e de mais 2 (dois) a 5 (cinco) Diretores sem designação especial, com prazo de gestão de 3 (três) anos, permitida a reeleição.

§ 1º - Nos seus impedimentos ou ausências, o Diretor-Presidente será substituído por um outro Diretor que, em caso de vacância, assumirá, cumulativamente, a Presidência até a primeira reunião subseqüente do Conselho de Administração, o qual lhe designará substituto pelo restante do prazo de gestão.

§ 2º - Os demais Diretores serão substituídos, em casos de ausência ou impedimento temporário, por outro Diretor, através de designação feita pelo Diretor-Presidente. Este lhes dará, em caso de vacância, substituto provisório, até que o Conselho de Administração eleja seu substituto definitivo pelo restante do

COMPANHIA SIDERÚRGICA DE TUBARÃO
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prazo de gestão.

Artigo 19 - A Diretoria tem todos os poderes para praticar os atos necessários à consecução do objeto social e representar a Companhia ativa e passivamente em juízo ou fora dele, observadas as disposições legais ou estatutárias pertinentes e as deliberações tomadas pela Assembléia Geral e pelo Conselho de Administração.

Artigo 20 - Compete à Diretoria, pelo voto da maioria de seus membros, em reuniões que se realizarão na freqüência conveniente e às quais se aplicarão, mutatis mutandis, as disposições do § 2º do artigo 15, supra:

a) manter o controle geral da execução de suas deliberações, bem como da avaliação dos resultados da atividade da Companhia;

b) elaborar, para submissão ao Conselho de Administração, os orçamentos anual e plurianual, os projetos de expansão e modernização e os planos de investimentos;

c) aprovar as tabelas de salários, os planos de cargos e o quadro de pessoal;

d) elaborar o Relatório Anual da Administração, as Demonstrações Financeiras e os demais documentos a apresentar ao Conselho de Administração, para submissão à Assembléia Geral Ordinária;

e) propor ao conselho de Administração a abertura, transferência, ou fechamento de escritórios, filiais, dependências ou outros estabelecimentos, no País ou no exterior;

f) deliberar sobre as demais matérias que não se incluam na competência privativa de seus membros, nem na da Assembléia Geral ou do Conselho de Administração, nem tenham por este sido avocadas.

Artigo 21 - O Diretor-Presidente presidirá as reuniões da Diretoria. A ele compete, singularmente:

a) representar a Companhia nos atos de representação singular, em juízo ou fora dele, podendo designar um Diretor sem designação especial para tal função;

b) dirigir as áreas que lhe forem atribuídas pelo Conselho de Administração;

c) zelar pela execução das deliberações da Assembléia Geral, do Conselho

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de Administração e da Diretoria;

d) remeter, para o exame do Conselho de Administração, qualquer matéria que repute relevante ou com relação à qual entenda necessária ou conveniente a prévia deliberação do Conselho de Administração;

e) Coordenar e orientar as atividades dos Diretores;

f) Atribuir, a qualquer dos Diretores, atividades e tarefas diversas daquelas que lhes couberem ordinariamente.

§ 3º - Compete a cada Diretor a direção das áreas de sua competência e das tarefas que, na forma deste Estatuto, lhe forem atribuídas.

§ 4º - Para a abertura da Companhia, o Conselho de Administração atribuirá necessariamente a um dos membros da Diretoria a função de diretor de relações com o mercado.

Artigo 22 - Como regra geral e ressalvados os casos objeto dos parágrafos subseqüentes, a Companhia se obriga validamente sempre que representada por 2 (dois) membros quaisquer da Diretoria, ou ai nda 1 (um) membro da Diretoria e 1 (um) procurador, ou 2 (dois) procuradores, no limite dos respectivos mandatos.

§ 1º - Os atos para os quais o presente Estatuto exija autorização prévia do Conselho de Administração só poderão ser praticados uma vez preenchida tal condição.

§ 2º - Nos atos e instrumentos que acarretem responsabilidade de valor igual ou superior a 0,5% (cinco décimos por cento) do capital social, será obrigatória a assinatura do Diretor-Presidente, em companhia de qualquer outro Diretor ou de um procurador.

§ 3º - A Companhia poderá ser representada por apenas um Diretor ou um procurador:

a) nos casos do artigo 21, alínea (a), supra;

b) desde que tal representação singular tenha sido previamente aprovada pelo Conselho de Administração;

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c) quando se tratar de receber e dar quitação de valores que sejam devidos à Companhia, emitir e negociar, inclusive endossar e descontar, duplicatas relativas às suas vendas, bem como nos casos de correspondência que não crie obrigações para a Companhia e da prática de atos de simples rotina administrativa, inclusive os praticados perante repartições públicas em geral, autarquias, empresas públicas, sociedades de economia mista, Junta Comercial, Justiça do Trabalho, IAPAS, FGTS e seus bancos arrecadadores e outros de idêntica natureza.

§ 4º - O Conselho de Administração poderá autorizar a prática de outros atos que vinculem a Companhia por apenas um dos membros da Diretoria ou um procurador, ou ainda, pela adoção de critérios de limitação de competência, restringir, em determinados casos, a representação da Companhia a apenas um Diretor ou um procurador.

§ 5º - Na constituição de procuradores, observar-se-ão as seguintes regras:

a) todas as procurações terão de ser previamente aprovadas pela Diretoria ou, então, outorgadas pelo Diretor-Presidente em conjunto com um outro Diretor qualquer;

b) quando o mandato tiver por objeto a prática de atos que dependam de prévia autorização do Conselho de Administração, a sua outorga ficará expressamente condicionada à obtenção dessa autorização, que será mencionada em seu texto;

c) exceto nos casos de representação judicial ou similar, em que seja da essência do mandato o seu exercício até o encerramento da questão ou do processo, todas as procurações serão por prazo certo, não superior a um ano, e terão poderes limitados.

§ 6º - Serão nulos e não gerarão responsabilidades para a Companhia os atos praticados em desconformidade às regras dos parágrafos precedentes.

COMPANHIA SIDERÚRGICA DE TUBARÃO
11

CAPÍTULO V

Do Conselho Fiscal

Artigo 23 - O Conselho Fiscal, com os poderes de lei e de funcionamento não permanente, será composto de 3 (três) a 5 (cinco) membros efetivos e de 3(três) a 5 (cinco) suplentes, e será instalado apenas nos exercícios em que seu funcionamento for solicitado na forma e condições previstas em lei.

Artigo 24 - A Assembléia que eleger os membros do Conselho Fiscal lhes atribuirá a remuneração respectiva.

CAPÍTULO VI

Do Exercício Social

Artigo 25 - O exercício social se inicia em 1º de janeiro e se encerra em 31 de dezembro de cada ano.

§ 1º - Ao fim de cada exercício social, a Diretoria fará elaborar, com observância dos preceitos legais pertinentes, as seguintes demonstrações financeiras:

I. balanço patrimonial;

II. demonstrações das mutações do patrimônio líquido;

III. demonstração dos resultado do exercício; e

IV. demonstração das origens e aplicações de recursos.

§ 2º - Juntamente com as demonstrações financeiras do exercício, o Conselho de Administração apresentará à Assembléia Geral Ordinária proposta sobre a destinação a ser dada ao lucro líquido, com observância do disposto neste Estatuto e na Lei.

§ 3º - O Conselho de Administração poderá propor, e a Assembléia deliberar, deduzir do lucro líquido do exercício uma parcela de ao menos cinco por cento para a constituição de uma Reserva para Investimentos e Capital de Giro, que obedecerá aos seguintes princípios:

COMPANHIA SIDERÚRGICA DE TUBARÃO
12

a) sua constituição não prejudicará o direito dos acionistas em receber o pagamento do dividendo obrigatório previsto no parágrafo 4º, infra;

b) seu saldo, em conjunto com o saldo das demais reservas de lucros, exceto as reservas para contingências e de lucros a realizar, não poderá ultrapassar o capital social, sob pena de capitalização ou distribuição em dinheiro do excesso;

c) a reserva tem por finalidade assegurar investimentos em bens do ativo permanente ou acréscimos do capital de giro, inclusive através de amortização das dívidas da Companhia, independentemente das retenções de lucro vinculadas ao orçamento de capital, e seu saldo poderá ser utilizado:

i) na absorção de prejuízos, sempre que necessário;

ii) na distribuição de dividendos, a qualquer momento;

iii) nas operações de resgate, reembolso ou compra de ações, autorizadas por Lei;

iv) na incorporação ao capital social, inclusive mediante bonificações em ações novas.

§ 4º - Os acionistas terão direito a receber, em cada exercício, a título de dividendos, um percentual do lucro líquido, obedecido o mínimo obrigatório de 25% (vinte e cinco por cento) sobre aquele lucro líquido, com os seguintes ajustes:

i) o acréscimo das seguintes importâncias:

i resultantes da reversão, no exercício, de reservas para contingências, anteriormente formadas; i resultantes da realização, no exercício, de lucros que tenham sido transferidos anteriormente para a reserva de lucros a realizar;

ii) o decréscimo das importâncias destinadas, no exercício, à constituição da reserva legal, de reservas para contingências e da reserva de lucros a realizar.

§ 5º - A Assembléia poderá atribuir aos Administradores uma participação nos lucros, observados os limites legais pertinentes. É condição para pagamento de tal participação a atribuição aos acionistas do dividendo obrigatório a que se refere o parágrafo 4º, supra. Sempre que for levantado balanço semestral e com base nele forem pagos dividendos intermediários em valor ao menos igual a 25% (vinte e cinco por cento) sobre o lucro líquido do período, calculado nos termos do referido parágrafo 4º, poderá ser paga por deliberação do Conselho de

COMPANHIA SIDERÚRGICA DE TUBARÃO
13

Administração, aos membros da Diretoria, uma participação no lucro semestral, "ad referendum" da Assembléia Geral.

§ 6º - A Assembléia pode deliberar, a qualquer momento, distribuir dividendos por conta de reservas de lucros pré-existentes ou de lucros acumulados de exercícios anteriores, assim mantidos por força de deliberação da Assembléia, depois de atribuído, em cada exercício, aos acionistas, o dividendo obrigatório a que se refere o parágrafo 4º, supr a.

§ 7º - A Companhia poderá levantar balanços semestrais ou intermediários. O Conselho de Administração poderá deliberar a distribuição de dividendos à conta de lucro apurado naqueles balanços. O Conselho de Administração poderá, ainda, declarar dividendos intermediários à conta de lucros existentes naqueles balanços ou no último balanço anual.

§ 8º - A Assembléia Geral poderá deliberar a capitalização de reservas instituídas em balanços semestrais ou intermediários.

§ 9º - Os dividendos não reclamados em três anos prescrevem em favor da Companhia.

Artigo 26 - O Conselho de Administração poderá aprovar planos para a participação dos empregados no resultado da Companhia, que levem em conta a riqueza nova gerada em cada período e estabeleçam critérios de correlação com os dividendos pagos aos acionistas.

CAPÍTULO VII

Da Liquidação

Artigo 27 - A Companhia entrará em liquidação nos casos previstos em lei ou em virtude de deliberação da Assembléia Geral.

Parágrafo Único - Compete à Assembléia Geral estabelecer a forma de liquidação, eleger o liquidante e o Conselho Fiscal que deverá funcionar no período da liquidação, fixando-lhes os respectivos honorários.

COMPANHIA SIDERÚRGICA DE TUBARÃO
14

CAPÍTULO VIII

Das Disposições Gerais

Artigo 28 - Uma das vagas de membro do Conselho de Administração será preenchida por representante dos empregados e aposentados da Companhia, indicado pelo Clube de Investimentos dos Empregados da Companhia Siderúrgica de Tubarão - CIEST, mesmo na hipótese de o referido clube não deter participação acionária suficiente para tal.

Artigo 29 - Para fins de reembolso, o valor da ação será estabelecido com base no valor econômico da Companhia, apurado em avaliação procedida por empresa especializada indicada e escolhida de conformidade com o disposto nos parágrafos 1º, 3º e 4º do artigo 45 da Lei 6.404, de 15.12.76, com a redação dada pela Lei 9.457, de 05.05.97. O valor da ação será o resultado da divisão do valor econômico da Companhia pelo número de ações existentes anteriormente à aprovação da matéria pela Assembléia Geral motivadora do direito de retirada.

CAPÍTULO IX

Das Disposições Transitórias

Artigo 30 - Após a efetiva conversão das ações preferenciais das classes "A" e "B" em ações preferenciais de classe única, que se efetivará após a declaração dos dividendos referentes ao exercício de 1997, conforme deliberação tomada na 66ª AGE de 28.11.97. (Conversão já efetivada).

Atesto que esta é uma transcrição fiel do Estatuto Social da Companhia Siderúrgica de Tubarão aprovado na 39ª Assembléia Geral Extraordinária de 30.12.87, com as alterações efetuadas na 41ª AGE de 17.05.88, 57ª AGE de 10.08.92, 59ª AGE de 29.04.94 (AGO/AGE), 61ª AGE de 31.08.95, 62ª AGE de 29.11.95, 64ª AGE de 24.04.97 (AGO/AGE), 65ª AGE de 24.11.97, 66ª AGE de 28.11.97, 26ª AGO/68ª AGE de 21.03.2000 e 69ª AGE de 27.05.2002.

Serra (ES), 27 de maio de 2002

Vitalino Flávio Abreu de Araújo
Secretário-Geral do Conselho de Administração

Exhibit 5.1

PAULO CEZAR ARAGÃO	HENRIQUE VARGAS BELOCH	PRISCILA JANE AUGUSTO DOS SANTOS	MARIANA ESTER TONELLI VENTURA
FRANCISCO ANTUNES MACIEL MÜSSNICH	ATADEMES BRANCO PEREIRA	FERNANDO DE ANDRADE MOTA	PAULA CRISTINA DE ALMEIDA LUCAS
PL¥NIO SIMÕES BARBOSA	DANIELLA M. NEVES REALI FRAGOSO	ALEXANDRE HILDEBRAND GARCIA	TRAJANO PONTES NETO
CHRISTIANE SCABELL HÖHN	ANDRESSA MOLINA DE PAULA MATOS	CAROLINA MALZONI DA MOTTA RABELLO	RENATA MAFFEI PAVIE
LUIZ FERNANDO FRAGA	ALEXANDRE COUTO SILVA	FABIANA VIDIGAL DINIZ DE FIGUEIREDO	MARIANA MARQUES DA CUNHA
LUIZ ANTONIO DE SAMPAIO CAMPOS	ÁLVARO A. DE F. C. PALMA DE JORGE	FABIANA GOUVEIA RIO C. DE ALMEIDA	LUCIANA MAGALHÃES COSTA
ELAINE DE PAULA PALMER	CAMILA GOLDBERG CAVALCANTI DE FREITAS	PAULA MENA BARRETO PINHEIRO	PEDRO OLIVEIRA DA COSTA
BRUNO CAMARA SOTER DA SILVEIRA	ANNA CEC¥LIA DUTRA	ANNA CAROLINA DE OLIVEIRA MALTA	ALEXANDRE RAMOS COELHO
LEANDRO LUIZ ZANCAN	LU¥S LORIA FLAKS	LUCIANA TERRINHA PALMA DE JORGE	ROBERTO DIAS CARNEIRO
MARCELO ANDRÉ LAJCHTER	CRISTIANA MOREIRA	LAURA MENDES BUMACHAR	FERNANDA LOMENSO
FABIANA PEIXOTO DE MELLO	RAFAEL PADILHA CALÁBRIA	FELIPE BERER	MARIA FERNANDA J. BARBOSA
SILVANIA CONCEIÇÃO TOGNETTI	RAFAEL MARADEI	S¥LVIA CÔRTES DE LACERDA RIBEIRO	PAULO CEPPAS FIGUEIREDO
LUCIANO PUCCINI MEDEIROS	ANDREIA ERTHAL LUZ	ALESSANDRA ORDUNHA ARARIPE	RENATA ANDRINO ANÇÃ
PEDRO LANNA RIBEIRO	XAVIER TORRES VOUGA	SOFIA LEMOS ANTUNES MACIEL	ISABELLA M. L. DE ALBUQUERQUE JORDAN
AMIR ACHCAR BOCAYUVA CUNHA	GISELA SAMPAIO DA CRUZ	THIAGO RODRIGUES MAIA	DANIELLA GESZIKTER VENTURA
GABRIEL LACERDA TROIANELLI	ROSINEI SILVESTRE LIBANO	CARLOS FREDERICO LUCCHETTI BINGEMER	RENATA FAGUNDES MANNARINO
	MONIQUE M. MAVIGNIER DE LIMA	HÉLIO ALVAREZ SALES DA CUNHA	VIVIAN CASANOVA DE CARVALHO
PEDRO A. BATISTA MARTINS	ELLEN JUSTE NUñEZ ROMAGUERA SANTOS	MARIANA MARQUES DA CRUZ R. GERK	PEDRO ROMANO FRAGOSO PIRES
LUIS FERNANDO SCHUARTZ	MARIA BEATRIZ LIRA GOMES	MARIA RITA DE CARVALHO DRUMMOND	OCTÁVIO FRAGATA MARTINS DE BARROS
	PATRICIA OLIVEIRA FERRARI SABINO	L¥DICE MARQUES DA SILVA XAVIER	CAROLINE WOLLMANN
EDUARDO OBINO CIRNE LIMA	PAULA TAVARES DE LIMA ELIA	MARIANA BARATA HUFFEL	ARIENE D'ARC DINIZ E AMARAL
ALINE RANDOLPHO PAIVA	FELIPE DE FREITAS RAMOS	LU¥S FELIPE AGUIAR DE ANDRADE	JOSE CARLOS DA MATTA BERARDO
MARIANA GOUTHIER SANTOS CABRAL	FLÁVIA DE OLIVEIRA SENNA	LUIZ FELIPE TENÓRIO DA VEIGA	ALEXANDRE DE LA REZA FELIX
MAURO TEIXEIRA SAMPAIO	ALEXANDRE TADEU SEGUIM	CRISTIANA REBELO	FÁBIO HENRIQUE PERES
ALEX SCHATKIN CUKIER	RODRIGO ZINGALES O. DO NASCIMENTO	MANUELA DOS SANTOS LEITÃO	FERNANDA PEREIRA CARNEIRO
DÉBORA BACELLAR DE ALMEIDA	ALAMY CANDIDO DE PAULA FILHO	LIGIA REGINI DA SILVEIRA	LET¥CIA TIEMI KYONO
MONICA JAÉN	LUCI MAGALHÃES ALVARES	IVO TEIXEIRA GICO JÚNIOR	HERNANI CARVALHO JUNIOR
PAULO RICARDO FERRARI SABINO	ANDREI FURTADO FERNANDES	TATIANA MALAMUD	RACHEL DE OLIVEIRA SAMPAIO DE ANDRADE
CARLOS AUGUSTO NUNES JR.	LUIS SÉRGIO SOARES MAMARI FILHO	ISABELLA VIEIRA MACHADO HENRIQUES	RODRIGO DE TEIVE E ARGOLLO MARIANI
NATASCHA A. O. JAVOSKI	ALINE PEREIRA DA SILVA BAUERMEISTER	FAB¥OLA A. DE O. BELLO CAVALCANTI	VITOR BUTRUCE
DANIELA DÜSENBERG JUNQUEIRA	BRUNA BARBOSA LUPPI	JOSÉ OTAVIO HADDAD FALOPPA	MILA MAIA GALHARDO
DANIELA VIANA DE O. H. SOARES	ELIAS MARQUES DE MEDEIROS NETO	APOENA JOELS	FELIPE PORTUGAL
FABIANA FAGUNDES	MAR¥LIA MORAIS SOARES	LUIZA FERREIRA SAMPAIO DE LACERDA	SILVIA SOARES AFONSO
SERGIO KEHDI FAGUNDES	DEMIAN GUEDES	MARIO FELIPPE DE LEMOS GELLI	NATHALIE DE ARRUDA BARDOT KOKIS
CHRISTINE FISCHER KRAUSS	CAROLINA SARDENBERG SUSSEKIND	JOÃO PEDRO BARROSO DO NASCIMENTO	RAFAEL DA ROCHA CASTILHO
CIBELLE LINERO GOLDFARB	JULIANA PAIVA GUIMARÃES	FELIPE BERLINER
CAMILA CHOUZAL	RENATA STREIT	TATIANE ALBUQUERQUE P. DO AMARAL
LUCIANA ERNANNY LEGEY	GABRIELA RIBEIRO NOLASCO	FABIO PERRELLI PEÇANHA
LIVINSTON M. BAUERMEISTER	MARCELO GANDELMAN	LEONARDO CAVALCANTE BARBOSA
DANIELLA RAIGORODSKY	JOSÉ LUIS PEREIRA ANDRADE	FELIPE EVARISTO DOS SANTOS GALEA	CONSULTORAS
GABRIELA RIBEIRO VIANNA	LAURA FRAGOMENI	ALEXANDRA R. C. BANDEIRA DE MELLO	DOMINIQUE BÉTOURNÉ WALTER
RENATA BERMAN ALVIM DE BARROS	BRUNO LEWICKI	FLÁVIO KODATO MELO	LESLIE ROSE

August 24, 2005

To

Companhia Siderúrgica Belgo-Mineira Av. Carandaí, 1.115, 26º andar Belo Horizonte – MG, Brasil

Ladies and Gentlemen,

We are acting as Brazilian Counsel to Companhia Siderúrgica Belgo-Mineira (“Belgo”) in connection with a proposed merger of 100% of the shares of Companhia Siderúrgica de Tubarão (“CST”) (“Merger of Shares”) and the related filing by Belgo with the US Securities and Exchange Commission (“SEC”) of a registration statement on Form F-4 with respect to the common stock of Belgo to be issued under the Merger of Shares (“Belgo Form F-4”).

We hereby confirm that it is our opinion that after the approval of the Merger of Shares by the shareholders’ meetings of Belgo and CST, the registration of the minutes of such meetings with the competent Brazilian board of trades and the publication of such minutes as required by Brazilian law, the shares to be issued by Belgo under the Merger of Shares will be validly issued, fully paid in and non-assessable.

We note that, according to article 230 combined with article 137, paragraph 3rd of the Brazilian Corporate Law, the Merger of Shares may be reconsidered by the shareholders of each Belgo and CST, if the exercise of appraisal rights as a result thereof may put at risk the financial stability of the respective companies, in which case the issuance of the shares in accordance with the Merger of Shares will be reversed.

RIO DE JANEIRO AV. ALMIRANTE BARROSO, 52 – 32º AND. CEP 20031-000 RIO DE JANEIRO - RJ TEL.: (+55) (21) 3824 5800 FAX.: (+55) (21) 2262 5536 e-mail: mailbox@bmalaw.com.br SÃO PAULO AV. PRES.JUSCELINO KUBITSCHEK, 50–4º AND. CEP 04543-000 SÃO PAULO-SP TEL.:(+55) (11) 3365 4600 FAX.:(+55) (11) 3365-4597 e-mail: mailbox.sp@bmalaw.com.br BRAS¥LIA SCS, QD.1 BL.F 30– 7º AND. - ED. CAM. CORREA CEP 70397-900 BRAS¥LIA-DF TEL.:(+55) (61) 32180300 FAX.:(+55) (61) 32180315 e-mail: mailbox.df@bmalaw.com.br

We hereby consent to the filing of this opinion with SEC as an exhibit to the Belgo Form F-4 and to any related supplemental registration statement filed pursuant to the rules applicable thereto and to the reference of our name under the caption “Legal Matters” of Belgo F-4.

Very truly yours,

/s/ Barbosa, Müssnich & Aragão Advogados

Barbosa, Müssnich & Aragão Advogados

Exhibit 5.2

Machado, Meyer, Sendacz e Opice
A D V O G A D O S

Rua da Consolação, 247, 4 º andar
01301-903 São Paulo, SP, Brasil
Tel. 55 11 3150-7000 · Fax 55 11 3150-7071
mmso@mmso.com.br
www.machadomeyer.com.br

BRASÍLIA · RIO DE JANEIRO · SALVADOR · PORTO ALEGRE· NOVA IORQUE · FORTALEZA

August 24, 2005

Companhia Siderúrgica de Tubarão
Avenida Brigadeiro Eduardo Gomes, 930
Serra, Espírito Santo - Brasil

Ladies and Gentlemen,

We have acted as Brazilian counsel to Companhia Siderúrgica de Tubarão (“ CST ”) in connection with a proposed merger of 100% of the shares of CST (“ Merger of Shares ”) and the related filing by Companhia Siderúrgica Belgo-Mineira of a registration statement on Form F-4 (“ Belgo Form F-4 ”) with the US Securities and Exchange Commission in connection with the issuance of shares by Belgo under the Merger of Shares.

We hereby confirm that it is our opinion that after the approval of the Merger of Shares by the shareholders' meetings of Belgo and CST, the registration of the minutes of such meetings with the competent Brazilian board of trades and the publication of such minutes as required by Brazilian law, the shares to be issued by Belgo under the Merger of Shares will be validly issued, fully paid in and non-assessable.

We note that, according to article 230 combined with article 137, paragraph 3 rd of the Brazilian Corporate Law, the Merger of Shares may be reconsidered by the shareholders of each Belgo and CST, if the exercise of appraisal rights as a result thereof may put at risk the financial stability of the respective companies, in which case the issuance of the shares in accordance with the Merger of Shares will be reversed.

We hereby consent to the filing of this opinion as an exhibit to the Belgo Form F-4 and to any related supplemental registration statement filed pursuant to the rules applicable thereto and to the reference to our name under the caption “Legal Matters” of the Belgo Form F-4.

Very truly yours,

/s/ Machado, Meyer, Sendacz e Opice Advogados

Machado, Meyer, Sendacz e Opice Advogados

Exhibit 8.1

SHEARMAN & STERLING LLP

FAX: 212 848-7179	599 LEXINGTON AVENUE	ABU DHABI
TELEX: 667290 WUI	NEW YORK, NY 10022-6069	BEIJING
www.shearman.com		BRUSSELS
	212 848-4000	DÜSSELDORF
FRANKFURT
W R I T E R ' S D I R E C T N U M B E R :		HONG KONG
LONDON
212-848-4376		MANNHEIM
MENLO PARK
MUNICH
NEW YORK
W R I T E R ' S E M A I L A D D R E S S :		PARIS
dlonczak@shearman.com		ROME
SAN FRANCISCO
SÃO PAULO
	August 24, 2005	SINGAPORE
TOKYO
TORONTO
WASHINGTON, D.C.

Belgo-Mineria Steel Company
Av. Carandai, 1,115, 26 andar
30130-915 – Belo Horizonte, MG, Brazil

Ladies and Gentlemen:

     We are acting as special U.S. federal income tax counsel to Belgo-Mineria Steel Company (“Belgo”), a corporation organized under the laws of Brazil, in connection with its proposed merger of shares (the “Merger of Shares”) with Companhia Siderurgica de Tubarao (“CST”), a corporation organized under the laws of Brazil. The Merger of Shares will be consummated under the laws of Brazil. Belgo is filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, a registration statement on Form F-4 (the “Registration Statement”) with respect to the common stock of Belgo to be issued to holders of common and preferred shares of CST and CST ADRs pursuant to the Merger of Shares.

     We hereby confirm that the discussion contained in the Registration Statement under the caption “Material Tax Considerations — Material United States Federal Income Tax Considerations” insofar as such discussion constitutes statements of U.S. federal income tax law or legal conclusions, subject to the assumptions, limitations and conditions set forth therein, constitutes our opinion as to the material U.S. federal income tax consequences to “U.S. Holders” (as defined in the Registration Statement) of the Merger of Shares and the ownership of the Belgo common shares received in the Merger of Shares. For purposes of this opinion, we have assumed that all of the factual information set forth in the Registration Statement is true, correct and complete. We also have relied upon representations as to certain factual matters made to us by your officers, employees or agents.

     No opinion is expressed as to any matter not specifically addressed above, including the tax consequences of the Merger of Shares under state, local or non-United States laws and the reasonableness of the assumptions and accuracy of the representations relied upon by us. Furthermore, our opinion has been based upon current U.S. federal income tax law and administrative practice, and we do not undertake to advise you as to any changes in such law or practice unless we are specifically retained to do so. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the captions “Material Tax Considerations — Material United States Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement; however, in giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP
Shearman & Sterling LLP

Exhibit 8.2

BARBOSA, MÜSSNICH & ARAGÃO
ADVOGADOS

PAULO CEZAR ARAGÃO	HENRIQUE VARGAS BELOCH	FERNANDO DE ANDRADE MOTA	PAULA CRISTINA DE ALMEIDA LUCAS
FRANCISCO ANTUNES MACIEL MÜSSNICH	ATADEMES BRANCO PEREIRA	ALEXANDRE HILDEBRAND GARCIA	TRAJANO PONTES NETO
PL¥NIO SIMÕES BARBOSA	DANIELLA M. NEVES REALI FRAGOSO	CAROLINA MALZONI DA MOTTA RABELLO	RENATA MAFFEI PAVIE
CHRISTIANE SCABELL HÖHN	ANDRESSA MOLINA DE PAULA MATOS	FABIANA VIDIGAL DINIZ DE FIGUEIREDO	MARIANA MARQUES DA CUNHA
LUIZ FERNANDO FRAGA	ALEXANDRE COUTO SILVA	FABIANA GOUVEIA RIO C. DE ALMEIDA	LUCIANA MAGALHÃES COSTA
LUIZ ANTONIO DE SAMPAIO CAMPOS	ÁLVARO A. DE F. C. PALMA DE JORGE	PAULA MENA BARRETO PINHEIRO	PEDRO OLIVEIRA DA COSTA
ELAINE DE PAULA PALMER	CAMILA GOLDBERG CAVALCANTI DE FREITAS	ANNA CAROLINA DE OLIVEIRA MALTA	ALEXANDRE RAMOS COELHO
BRUNO CAMARA SOTER DA SILVEIRA	ANNA CEC¥LIA DUTRA	LUCIANA TERRINHA PALMA DE JORGE	ROBERTO DIAS CARNEIRO
LEANDRO LUIZ ZANCAN	LU¥S LORIA FLAKS	LAURA MENDES BUMACHAR	FERNANDA LOMENSO
MARCELO ANDRÉ LAJCHTER	CRISTIANA MOREIRA	FELIPE BERER	MARIA FERNANDA J. BARBOSA
FABIANA PEIXOTO DE MELLO	RAFAEL PADILHA CALÁBRIA	S¥LVIA CÔRTES DE LACERDA RIBEIRO	PAULO CEPPAS FIGUEIREDO
SILVANIA CONCEIÇÃO TOGNETTI	RAFAEL MARADEI	ALESSANDRA ORDUNHA ARARIPE	RENATA ANDRINO ANÇÃ
LUCIANO PUCCINI MEDEIROS	ANDREIA ERTHAL LUZ	SOFIA LEMOS ANTUNES MACIEL	ISABELLA M. L. DE ALBUQUERQUE JORDAN
PEDRO LANNA RIBEIRO	XAVIER TORRES VOUGA	THIAGO RODRIGUES MAIA	DANIELLA GESZIKTER VENTURA
AMIR ACHCAR BOCAYUVA CUNHA	GISELA SAMPAIO DA CRUZ	CARLOS FREDERICO LUCCHETTI BINGEMER	RENATA FAGUNDES MANNARINO
GABRIEL LACERDA TROIANELLI	ROSINEI SILVESTRE LIBANO	HÉLIO ALVAREZ SALES DA CUNHA	VIVIAN CASANOVA DE CARVALHO
	MONIQUE M. MAVIGNIER DE LIMA	MARIANA MARQUES DA CRUZ R. GERK	PEDRO ROMANO FRAGOSO PIRES
PEDRO A. BATISTA MARTINS	ELLEN JUSTE NUñEZ ROMAGUERA SANTOS	MARIA RITA DE CARVALHO DRUMMOND	OCTÁVIO FRAGATA MARTINS DE BARROS
LUIS FERNANDO SCHUARTZ	MARIA BEATRIZ LIRA GOMES	L¥DICE MARQUES DA SILVA XAVIER	CAROLINE WOLLMANN
	PATRICIA OLIVEIRA FERRARI SABINO	MARIANA BARATA HUFFEL	ARIENE D'ARC DINIZ E AMARAL
EDUARDO OBINO CIRNE LIMA	PAULA TAVARES DE LIMA ELIA	LU¥S FELIPE AGUIAR DE ANDRADE	JOSE CARLOS DA MATTA BERARDO
ALINE RANDOLPHO PAIVA	FELIPE DE FREITAS RAMOS	LUIZ FELIPE TENÓRIO DA VEIGA	ALEXANDRE DE LA REZA FELIX
MARIANA GOUTHIER SANTOS CABRAL	FLÁVIA DE OLIVEIRA SENNA	CRISTIANA REBELO	FÁBIO HENRIQUE PERES
MAURO TEIXEIRA SAMPAIO	ALEXANDRE TADEU SEGUIM	MANUELA DOS SANTOS LEITÃO	FERNANDA PEREIRA CARNEIRO
ALEX SCHATKIN CUKIER	RODRIGO ZINGALES O. DO NASCIMENTO	LIGIA REGINI DA SILVEIRA	LET¥CIA TIEMI KYONO
DÉBORA BACELLAR DE ALMEIDA	ALAMY CANDIDO DE PAULA FILHO	IVO TEIXEIRA GICO JÚNIOR	HERNANI CARVALHO JUNIOR
MONICA JAÉN	LUCI MAGALHÃES ALVARES	TATIANA MALAMUD	RACHEL DE OLIVEIRA SAMPAIO DE ANDRADE
PAULO RICARDO FERRARI SABINO	ANDREI FURTADO FERNANDES	ISABELLA VIEIRA MACHADO HENRIQUES	RODRIGO DE TEIVE E ARGOLLO MARIANI
CARLOS AUGUSTO NUNES JR.	LUIS SÉRGIO SOARES MAMARI FILHO	FAB¥OLA A. DE O. BELLO CAVALCANTI	VITOR BUTRUCE
NATASCHA A. O. JAVOSKI	ALINE PEREIRA DA SILVA BAUERMEISTER	JOSÉ OTAVIO HADDAD FALOPPA	MILA MAIA GALHARDO
DANIELA DÜSENBERG JUNQUEIRA	BRUNA BARBOSA LUPPI	APOENA JOELS	FELIPE PORTUGAL
DANIELA VIANA DE O. H. SOARES	ELIAS MARQUES DE MEDEIROS NETO	LUIZA FERREIRA SAMPAIO DE LACERDA	SILVIA SOARES AFONSO
FABIANA FAGUNDES	DEMIAN GUEDES	MARIO FELIPPE DE LEMOS GELLI	NATHALIE DE ARRUDA BARDOT KOKIS
SERGIO KEHDI FAGUNDES	CAROLINA SARDENBERG SUSSEKIND	JOÃO PEDRO BARROSO DO NASCIMENTO	RAFAEL DA ROCHA CASTILHO
CHRISTINE FISCHER KRAUSS	JULIANA PAIVA GUIMARÃES	FELIPE BERLINER	PATRICIA JUNQUEIRA ESMERALDO
CIBELLE LINERO GOLDFARB	RENATA STREIT	TATIANE ALBUQUERQUE P. DO AMARAL
CAMILA CHOUZAL	GABRIELA RIBEIRO NOLASCO	FABIO PERRELLI PEÇANHA
LUCIANA ERNANNY LEGEY	MARCELO GANDELMAN	LEONARDO CAVALCANTE BARBOSA
LIVINSTON M. BAUERMEISTER	JOSÉ LUIS PEREIRA ANDRADE	FELIPE EVARISTO DOS SANTOS GALEA
DANIELLA RAIGORODSKY	LAURA FRAGOMENI	ALEXANDRA R. C. BANDEIRA DE MELLO	CONSULTORAS
GABRIELA RIBEIRO VIANNA	BRUNO LEWICKI	FLÁVIO KODATO MELO	DOMINIQUE BÉTOURNÉ WALTER
RENATA BERMAN ALVIM DE BARROS	PRISCILA JANE AUGUSTO DOS SANTOS	MARIANA ESTER TONELLI VENTURA	LESLIE ROSE

August 24,2005

Companhia Siderúrgica Belgo-Mineira
Av. Carandaí, 1.115,26º andar
Belo Horizonte-MG,Brazil

Ladies and Gentlemen,

We are acting as Brazilian Counsel to Companhia Siderúrgica Belgo-Mineira (“Belgo”)in connection with a proposed merger of 100% of the shares of Companhia Siderúrgica de Tubarão (“CST”) (“Merger of Shares”) and the related filing by Belgo with the US Securities and Exchange Commission (“SEC”) of a registration statement on Form F-4 with respect to the common stock of Belgo to be issued under the Merger of Shares (“Belgo Form F-4”).

We hereby confirm that the discussion set forth in the Belgo Form F-4 and the related prospectus under the caption “Material Tax Considerations – Brazilian Tax Considerations – The Merger of Shares”,insofar as such discussion constitutes summaries of Brazilian law, is our opinion on the matters refered to therein based on what is expressed in Brazilian law currently in force.

We hereby consent to the filing of this opinion with SEC as an exhibit to the Belgo Form F-4 and to any related supplemental registration statement filed pursuant to the rules applicable thereto and to the reference of our name under the caption “Legal Matters” of the Belgo F-4.

Very truly yours,

/s/ Barbosa, Müssnich & Aragão Advogados

Barbosa, Müssnich & Aragão Advogados

RIO DE JANEIRO AV. ALMIRANTE BARROSO, 52 – 32º AND. CEP 20031-000 RIO DE JANEIRO - RJ TEL.: (+55) (21) 3824 5800 FAX.: (+55) (21) 2262 5536 e-mail: mailbox@bmalaw.com.br
SÃO PAULO AV. PRES.JUSCELINO KUBITSCHEK, 50–4º AND. CEP 04543-000 SÃO PAULO-SP TEL.:(+55) (11) 3365 4600 FAX.:(+55) (11) 3365-4597 e-mail: mailbox.sp@bmalaw.com.br
BRAS¥LIA SCS, QD.1 BL.F 30– 7º AND. - ED. CAM. CORREA CEP 70397-900 BRAS¥LIA-DF TEL.:(+55) (61) 32180300 FAX.:(+55) (61) 32180315 e-mail: mailbox.df@bmalaw.com.br

Exhibit 8.3

ESCRITÓRIO CENTRAL - SÃO PAULO
Rua da Consolação, 247, 4 º andar
01301-903 São Paulo, SP, Brasil
Tel. 55 11 3150-7000 · Fax 55 11 3150-7071
mmso@mmso.com.br
www.machadomeyer.com.br

 BRASÍLIA · RIO DE JANEIRO · SALVADOR · PORTO ALEGRE · BELO HORIZONTE · NITERÓI · FORTALEZA · NOVA IORQUE

August 24, 2005

To:

Companhia Siderúrgica de Tubarão
Av. Brigadeiro Eduardo Gomes, 930
Serra, Espírito Santo - ES

Ladies and Gentlemen,

We have acted as Brazilian counsel to Companhia Siderúrgica de Tubarão ("CST") with regard to a proposed merger of 100% of its shares by Companhia Siderúrgica Belgo-Mineira ("Belgo") ("Merger of Shares") and the related filing on August 24, 2005 of a Registration Statement on Form F-4 ("CST Form F-4") with the US Securities and Exchange Commission in connection with the issuance of shares by Belgo under the Merger of Shares.

We hereby confirm that the discussion set forth in the CST Form F-4 under the caption "Material Tax Considerations - Brazilian Tax Considerations", insofar constitute a summary of Brazilian law, fairly summarize the matters referred to therein based on what is expressed in Brazilian law in force as of the date of this letter.

We hereby consent to the filing of this opinion as an exhibit to the CST Form F-4 and to the reference to our name under the above-mentioned captions of the CST Form F-4.

Very truly yours,

/s/ Machado, Meyer, Sendacz e Opice Advogados
Machado, Meyer, Sendacz e Opice Advogados

21.1

List of Subsidiaries of Companhia Siderúrgica Belgo-Mineira

Acindar – Industria Argentina de Aceros S.A.

Belgo Bekaert Arames Ltda. – BBA

Belgo Bekaert Nordeste Ltda. – BBN

Belgo Siderurgia S.A.

Belgo-Mineira Comercial Exportadora S.A. – BEMEX

Belgo-Mineira Engenharia Ltda.

Belgo-Mineira Participação, Indústria e Comércio S.A.

BelgoPar Ltda.

BEMEX International Ltd.

BMB – Belgo-Mineira Bekaert Artefatos de Arame Ltda.

BMF – Belgo-Mineira Fomento Mercantil Ltda.

BMS- Belgo Mineira Sistemas S.A. BMU – Belgo-Mineira Uruguay S.A. CAF Santa Bárbara Ltda.

Itaúna Siderúrgica Ltda.

PBM – Picchioni Belgo-Mineira DTVM S.A.

Sibral Ltda.

Sol Coqueria Tubarão S.A.

Usina Hidrelétrica Guilman-Amorim S.A.

23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Companhia Siderúrgica Belgo-Mineira

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Auditores Independentes

Belo Horizonte, Brazil
August 23, 2005

Consent of Independent Auditors

The Board of Directors of Acindar Industria Argentina de Aceros Sociedad Anónima:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus. Our audit report dated March 28, 2005 is qualified for the following departures from generally accepted accounting principles in the city of Buenos Aires, Argentina (“Argentine GAAP”) applicable to consolidated financial statements, indicated in Note 4.1 to the consolidated financial statements:

  The Company is required to comply with the regulations of the Argentine Securities Commission, which differ from Argentine GAAP in certain respects. The effects of these departures from Argentine GAAP have been quantified by the Company in Note 4.1. to the consolidated financial statements.

  Argentine GAAP requires prior year comparative financial statements to be presented. Such prior year comparative financial statements have not been presented in the accompanying consolidated financial statements, as these consolidated financial statements have been prepared to comply with Rule 3-05 of Regulation S-X of the SEC.

Our audit report also contains an explanatory paragraph that states that several new accounting pronouncements became effective in the city of Buenos Aires, Argentina on January 1, 2003, which required the restatement of certain opening balances to reflect the cumulative effect of these accounting changes.

Buenos Aires, Argentina

August 23, 2005

Finsterbusch Pickenhayn Sibille

Member firm of KPMG International

/s/ Graciela C. Laso,
Partner

Consent of Independent Auditor

To the Board of Directors
Vega do Sul S.A.

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Auditores Independentes

Curitiba, Brazil
August 23, 2005

23.2

Deloitte Touche Tohmatsu
Av. Presidente Wilson, 231
22º e 25º andares
20030-905 Rio de Janeiro – RJ
Brasil

Tel: + 55 (21) 3981-0500
Fax:+ 55 (21) 3981-0600
www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Companhia Siderúrgica Belgo-Mineira on Form F-4 of our report dated June 23, 2005 (except for the matter discussed in Note 20, as to which the date is July 28, 2005) relating to the consolidated financial statements of Companhia Siderúrgica de Tubarão and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Yours truly,
/s/DELOITTE TOUCHE TOHMATSU
Auditores Independentes

Rio de Janeiro, Brazil
August 23, 2005

23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of our report dated February 13, 2004, relating to the consolidated financial statements of Companhia Siderúrgica de Tubarão as of December 31, 2003 and for the years ended December 31, 2003 and 2002, which appear in such Registration Statement. We also consent to the references to us under the headings “Valuation Report of UBS and Deutsche Bank” and "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers
Auditores Independentes

Vitória, Brazil
August 23, 2005

23.6

CONSENT OF BANCO UBS S.A.

We hereby consent to the use of our name and to the inclusion of our valuation report relating to the economic value of Companhia Siderúrgica de Tubarão, dated May 31, 2005, as part of Exhibit 2.1 to the Registration Statement on Form F-4 (the “Registration Statement”) of Companhia Siderúrgica Belgo-Mineira (the "Company") and the reference thereto under the captions “Questions & Answers about the Merger of Shares,” "Summary – Valuation Reports," "The Merger of Shares – Merger of Shares – Appraisal Rights," "The Merger of Shares – Merger of Shares – Merger of Shares Agreement" and “Valuation Reports of UBS, Deutsche Bank and Apsis,” and the summary of our valuation report under the captions "Summary – Valuation Reports" and "Valuation Reports of UBS, Deutsche Bank and Apsis" in the Prospectus of the Company that is part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “Experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder

BANCO UBS S.A.

/s/ Hans Lin
Hans Lin
Executive Director >

New York, New York
August 24, 2005 >

CONSENT OF BANCO UBS S.A.

We hereby consent to the use of our name and to the inclusion of our valuation report relating to the economic value of Companhia Siderúrgica Belgo-Mineira (the "Company"), dated May 31, 2005, as part of Exhibit 2.1 to the Registration Statement on Form F-4 (the “Registration Statement”) of the Company, and the reference thereto under the captions “Questions & Answers about the Merger of Shares,” "Summary – Valuation Reports," "The Merger of Shares – Merger of Shares – Merger of Shares Agreement," and "Valuation Reports of UBS, Deutsche Bank and Apsis," and the summary of our valuation report under the captions "Summary – Valuation Reports" and "Valuation Reports of UBS, Deutsche Bank and Apsis" in the Prospectus of the Company that is part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “Experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

BANCO UBS S.A.

/s/ Hans Lin
Hans Lin
Executive Director

New York, New York
August 24, 2005

23.7

CONSENT OF DEUTSCHE BANK SECURITIES INC.

We hereby consent to the use of our name and to the inclusion of our valuation report, dated May 31, 2005, as part of Exhibit 2.1 to the Registration Statement on Form F-4 (the “Registration Statement”) of Companhia Siderúrgica Belgo-Mineira (the "Company"), and the reference thereto under the captions “Questions & Answers about the Merger of Shares,” "Summary – Valuation Reports," “The Merger of Shares – Holdings Merger – General,” “The Merger of Shares – Holdings Merger – Holdings Merger Agreement,” "The Merger of Shares – Merger of Shares – Merger of Shares Agreement," and "Valuation Reports of UBS, Deutsche Bank and Apsis," and the summary of our valuation report under the captions "Summary – Valuation Reports" and "Valuation Reports of UBS, Deutsche Bank and Apsis" in the Prospectus of the Company that is part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Deutsche Bank Securities Inc.
Deutsche Bank Securities Inc.

New York, New York
August 24th, 2005